UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________________

SCHEDULE 14A

________________________________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

________________________________________

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CHARDAN HEALTHCARE ACQUISITION CORP.
(Name of Registrant as Specified In Its Charter)

____________________________________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
Common stock, par value $.0001 per share (“Common Stock”)
	(2)	Aggregate number of securities to which transaction applies:
15,027,781 shares of Common Stock and 1,597,219 shares of Common Stock underlying vested options and warrants
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The proposed maximum aggregate value of the transaction was calculated based on $9.80 per shares (the average of the high and low prices reported on the NYSE American on July 1, 2019 (the most recent trade date as of July 12, 2019).

	(4)	Proposed maximum aggregate value of transaction:
$162,925,000
	(5)	Total fee paid:
$19,746.51
☒	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS
OF CHARDAN HEALTHCARE ACQUISITION CORP.

Proxy Statement dated September 23, 2019
and first mailed to stockholders on or about September 23, 2019

Dear Stockholders:

You are cordially invited to attend the special meeting of the stockholders of Chardan Healthcare Acquisition Corp. (“CHAC”). CHAC is a Delaware corporation incorporated as a blank check company for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities, which we refer to as a “target business.”

Holders of the common stock of CHAC will be asked to approve the Merger Agreement, dated as of July 16, 2019 (the “Merger Agreement”) by and among CHAC, BiomX Ltd., an Israeli company (“BiomX”) and CHAC Merger Sub Ltd., an Israeli company and wholly-owned subsidiary of CHAC (the “Merger Sub”), and the other related proposals, pursuant to which Merger Sub will merge (the “Business Combination”) with and into BiomX, with BiomX surviving as a wholly-owned subsidiary of CHAC.

As a result of the Business Combination, an aggregate of 16,625,000 shares of CHAC common stock will be issued (or reserved for issuance) in respect of shares of BiomX capital stock, and vested options and vested warrants to purchase shares of BiomX capital stock, issued and outstanding immediately prior to the effective time of the Business Combination. Additional shares of CHAC common stock will be reserved for issuance in respect of options or warrants to purchase shares of BiomX capital stock that are issued, outstanding and unvested as of immediately prior to the effective time of the Business Combination. The issuance of CHAC securities to the securityholders of BiomX is being consummated on a private placement basis, pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

As of June 30, 2019, there was $70,881,151 in CHAC’s trust account. On September 17, 2019, the record date for the special meeting of stockholders, the last sale price of CHAC’s common stock was $10.14.

Each stockholder’s vote is very important. Whether or not you plan to attend the CHAC special meeting in person, please submit your proxy card without delay. Stockholders may revoke proxies at any time before they are voted at the meeting. Voting by proxy will not prevent a stockholder from voting in person at the special meeting if such stockholder subsequently chooses to attend the CHAC special meeting.

We encourage you to read this proxy statement carefully. In particular, you should review the matters discussed under the caption “Risk Factors” beginning on page 17.

CHAC’s Board of Directors unanimously recommends that CHAC stockholders vote “FOR” approval of each of the proposals.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the Business Combination or otherwise, or passed upon the adequacy or accuracy of this proxy statement. Any representation to the contrary is a criminal offense.

/s/ Jonas Grossman
Jonas Grossman
Chief Executive Officer
Chardan Healthcare Acquisition Corp.

September 23, 2019

HOW TO OBTAIN ADDITIONAL INFORMATION

This proxy statement incorporates important business and financial information about CHAC that is not included or delivered herewith. If you would like to receive additional information or if you want additional copies of this document, agreements contained in the appendices or any other documents filed by CHAC with the Securities and Exchange Commission, such information is available without charge upon written or oral request. Please contact the following:

Chardan Healthcare Acquisition Corp.
17 State St., Floor 21
New York, NY 10004
Attn: Jonas Grossman
Telephone: (646) 465-9000

If you would like to request documents, please do so no later than October 21, 2019 to receive them before CHAC’s special meeting. Please be sure to include your complete name and address in your request. Please see “Where You Can Find Additional Information” to find out where you can find more information about CHAC and BiomX. You should rely only on the information contained in this proxy statement in deciding how to vote on the Business Combination. Neither CHAC, BiomX nor the Merger Sub has authorized anyone to give any information or to make any representations other than those contained in this proxy statement. Do not rely upon any information or representations made outside of this proxy statement. The information contained in this proxy statement may change after the date of this proxy statement. Do not assume after the date of this proxy statement that the information contained in this proxy statement is still correct.

USE OF CERTAIN TERMS

Unless otherwise stated in this proxy statement, or the context otherwise requires:

•        References to “CHAC,” “we,” “us” or “our company” refer to Chardan Healthcare Acquisition Corp., a Delaware corporation.

•        References to “Merger Sub” in this proxy statement refer to CHAC Merger Sub Ltd., an Israeli company and wholly-owned subsidiary of CHAC.

•        References to “BiomX” refer to BiomX Ltd., an Israeli company.

•        References to “U.S. Dollars” and “$” refer to the legal currency of the United States.

CHARDAN HEALTHCARE ACQUISITION CORP.

17 State St, 21st Floor
New York, NY 10004
Telephone: (646) 465-9000

NOTICE OF SPECIAL MEETING OF
CHARDAN HEALTHCARE ACQUISITION CORP. STOCKHOLDERS
To Be Held on October 23, 2019

To Chardan Healthcare Acquisition Corp. (“CHAC”) Stockholders:

A special meeting of stockholders of CHAC will be held at the office of Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154, on October 23, 2019, at 10:00 a.m., for the following purposes:

•        To approve the Merger Agreement, dated as of July 16, 2019 (the “Merger Agreement”) by and among CHAC, BiomX Ltd. (“BiomX”) and CHAC Merger Sub Ltd. (the “Merger Sub”), and the transactions contemplated thereby, (collectively referred to as the “Business Combination”). This proposal is referred to as the “Business Combination Proposal” or “Proposal No. 1.”

•        To approve the amendment of the Amended and Restated Certificate of Incorporation of CHAC to increase the number of authorized shares of common stock from 30,000,000 to 60,000,000. This proposal is referred to as the “Share Increase Proposal” or “Proposal No. 2.”

•        To approve the amendment of the Amended and Restated Certificate of Incorporation of CHAC to classify the Board of Directors into three classes. This proposal is referred to as the “Classified Board Proposal” or “Proposal No. 3,” and together with the Share Increase Proposal, they are referred to as the “Amendment Proposals.”

•        To approve the Chardan Healthcare Acquisition Corp. 2019 Omnibus Long-Term Incentive Plan. This proposal is referred to as the “Equity Plan Adoption Proposal” or “Proposal No. 4.”

•        To approve the issuance of more than 20% of the issued and outstanding common stock of CHAC pursuant to the terms of the Merger Agreement, as required by NYSE American Listed Company Guide Sections 712 and 713. This proposal is referred to as the “NYSE Proposal” or “Proposal No. 5.”

•        To approve the adjournment of the special meeting, if necessary or advisable, in the event CHAC does not receive the requisite stockholder vote to approve the Business Combination. This proposal is called the “Business Combination Adjournment Proposal” or “Proposal No. 6.”

Proposals 1 through 6 are sometimes collectively referred to herein as the “Proposals.”

As of September 17, 2019, there were 8,750,000 shares of common stock of CHAC issued and outstanding and entitled to vote. Only CHAC stockholders who hold common stock of record as of the close of business on September 17, 2019 are entitled to vote at the special meeting or any adjournment of the special meeting. This proxy statement is first being mailed to stockholders on or about September 23, 2019. Approval of the Business Combination Proposal, the Equity Plan Adoption Proposal, the NYSE Proposal and the Business Combination Adjournment Proposal will each require the affirmative vote of the holders of a majority of the issued and outstanding common stock present and entitled to vote at the special meeting or any adjournment thereof. Approval of each of the Amendment Proposals will require the affirmative vote of a majority of the issued and outstanding common stock entitled to vote at the special meeting. Attending the special meeting either in person or by proxy and abstaining from voting will have the same effect as voting against all the proposals and, assuming a quorum is present, broker non-votes will have no effect on any of the Proposals, except that a broker non-vote will have the same effect as voting against each of the Amendment Proposals.

CHAC currently has authorized share capital of 31,000,000 shares consisting of 30,000,000 shares of common stock with a par value of $0.0001 per share and 1,000,000 shares of preferred stock with a par value of $0.0001 per share.

Holders of CHAC’s common stock will not be entitled to appraisal rights under Delaware law in connection with the Business Combination.

Whether or not you plan to attend the special meeting in person, please submit your proxy card without delay. Voting by proxy will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting. If you fail to return your proxy card and do not attend the meeting in person, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting. You may revoke a proxy at any time before it is voted at the special meeting by executing and returning a proxy card dated later than the previous one, by attending the special meeting in person and casting your vote by ballot or by submitting a written revocation that is received by us before we take the vote at the special meeting to Chardan Healthcare Acquisition Corp., 17 State St, 21st Floor, New York, NY 10004; telephone: (646) 465-9000. If you hold your shares through a bank, broker or other nominee, you should follow the instructions of your bank, broker or other nominee regarding revocation of proxies.

CHAC’s Board of Directors unanimously recommends that CHAC stockholders vote “FOR” approval of each of the Proposals.

By order of the Board of Directors,

/s/ Jonas Grossman
Jonas Grossman
Chief Executive Officer of
Chardan Healthcare Acquisition Corp.

September 23, 2019

i

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR CHAC stockholders

Q:     What is the purpose of this document?

A:     Chardan Healthcare Acquisition Corp., a Delaware corporation (“CHAC”), BiomX Ltd., an Israeli company (“BiomX”), and CHAC Merger Sub Ltd., an Israeli company and wholly-owned subsidiary of CHAC (the “Merger Sub”), have agreed to a Business Combination under the terms of a Merger Agreement, dated as of July 16, 2019, by and among CHAC, the Merger Sub and BiomX. The consummation of the transactions contemplated by the Merger Agreement are referred to collectively as the Business Combination and the proposal to approve the Business Combination is referred to as the Business Combination Proposal. The Merger Agreement is attached to this proxy statement as Annex A, and is incorporated into this proxy statement by reference. You are encouraged to read this proxy statement, including “Risk Factors” and all the annexes hereto.

CHAC stockholders are being asked to consider and vote upon a proposal to adopt the Merger Agreement, pursuant to which CHAC will acquire all of the issued and outstanding shares and other equity interests of BiomX, which will merge with (and survive following its merger with), the Merger Sub, and related Proposals.

The units (the “CHAC Units”) that were issued in CHAC’s initial public offering (“Initial Public Offering”) each consist of one share of common stock of CHAC, par value $0.0001 per share (the “CHAC Shares”), and one redeemable warrant to purchase one-half of a CHAC Share, with every two redeemable warrants entitling the holder thereof to purchase one CHAC Share for $11.50 per full share (the “CHAC Warrants”). Simultaneously with the consummation of the Initial Public Offering, we consummated the private placement of an aggregate of 2,900,000 warrants, each exercisable to purchase one CHAC Share for $11.50 per share (the “ Private CHAC Warrants”). CHAC stockholders (except for Chardan Investments, LLC, CHAC’s Initial Public Offering sponsor (the “Sponsor”) and CHAC’s officers and directors) will be entitled to redeem their CHAC Shares for a pro rata share of the trust account (currently anticipated to be no less than approximately $10.16 per share for stockholders) net of taxes payable.

The CHAC Units, CHAC Shares, and CHAC Warrants are currently listed on the NYSE American Stock Exchange.

This proxy statement contains important information about the proposed Business Combination and the other matters to be acted upon at the special meeting of CHAC stockholders. You should read it carefully.

Q:     What is being voted on?

A:     Below are the proposals on which CHAC stockholders are being asked to vote:

•        To approve the Merger Agreement, dated as of July 16, 2019 (the “Merger Agreement”) by and among CHAC, BiomX Ltd. (“BiomX”) and CHAC Merger Sub Ltd. (the “Merger Sub”), and the transactions contemplated thereby, (collectively referred to as the “Business Combination”). This proposal is referred to as the “Business Combination Proposal” or “Proposal No. 1.”

•        To approve the amendment of the Amended and Restated Certificate of Incorporation of CHAC to increase the number of authorized shares of common stock from 30,000,000 to 60,000,000. This proposal is referred to as the “Share Increase Proposal” or “Proposal No. 2.”

•        To approve the amendment of the Amended and Restated Certificate of Incorporation of CHAC to classify the Board of Directors into three classes. This proposal is referred to as the “Classified Board Proposal” or “Proposal No. 3,” and together with the Share Increase Proposal, they are referred to as the “Amendment Proposals.”

•        To approve the Chardan Healthcare Acquisition Corp. 2019 Omnibus Long-Term Incentive Plan. This proposal is referred to as the “Equity Plan Adoption Proposal” or “Proposal No. 4.”

•        To approve the issuance of more than 20% of the issued and outstanding common stock of CHAC pursuant to the terms of the Merger Agreement, as required by NYSE American Listed Company Guide Sections 712 and 713. This proposal is referred to as the “NYSE Proposal” or “Proposal No. 5.”

•        To approve the adjournment of the special meeting, if necessary or advisable, in the event CHAC does not receive the requisite stockholder vote to approve the Business Combination. This proposal is called the “Business Combination Adjournment Proposal” or “Proposal No. 6.”

Q:     What is the consideration being paid to BiomX securityholders?

A:     The securityholders of BiomX that hold shares of BiomX or vested options or warrants exercisable for shares of BiomX will receive an aggregate of 16,625,000 CHAC Shares or options or warrants to purchase CHAC Shares, respectively, subject to reduction for indemnification claims as described in the section entitled “The Merger Agreement.”

In addition, CHAC and certain current CHAC public stockholders entered into agreements with certain of BiomX’s current shareholders pursuant to which, among other things, CHAC also agreed to issue such BiomX shareholders the following number of additional shares in the aggregate subject to the achievement of the conditions specified below:

a.       Following the Closing, if the daily volume weighted average price of a share of CHAC common stock in any 20 trading days within a 30 trading day period prior to January 1, 2022 is greater than or equal to $16.50 per share, then CHAC shall issue 2,000,000 CHAC Shares.

b.       Following the Closing, if the daily volume weighted average price of a share of CHAC common stock in any 20 trading days within a 30 trading day period prior to January 1, 2024 is greater than or equal to $22.75 per share, then CHAC shall issue 2,000,000 CHAC Shares.

c.       Following the Closing, if the daily volume weighted average price of a share of CHAC common stock in any 20 trading days within a 30 trading day period prior to January 1, 2026 is greater than or equal to $29.00 per share, then CHAC shall issue 2,000,000 CHAC Shares.

Q:     Following the closing of the Business Combination, what percentage of the combined company will the former CHAC public stockholders own?

A:     Assuming there are no redemptions of our public shares, and giving effect to the purchase and sale agreements referred to above, it is anticipated that upon completion of the Business Combination, the ownership of the outstanding shares of the post-combination company will be as follows:

•        CHAC public stockholders will own approximately 20%, excluding shares beneficially owned by our Sponsor,

•        Our Sponsor will own approximately 7%, and

•        BiomX shareholders will own approximately 73%.

The ownership percentages with respect to the post-combination company following the Business Combination set forth above do not take into account (a) warrants to purchase CHAC Shares that will remain outstanding immediately following the Business Combination; (b) stock options that will be issued to holders of BiomX stock options and warrants, outstanding and unexercised as of immediately prior to the effective time of the Business Combination; or (c) the issuance of any shares upon completion of the Business Combination, but does include an aggregate of 1,437,500 shares of common stock to the Sponsor (“Founder Shares”), which will be converted into shares of common stock at the Closing on a one-for-one basis. If the actual facts are different than these assumptions, the percentage ownership retained by our public stockholders following the Business Combination will be different. The CHAC public warrants and private placement warrants will become exercisable 30 days after the completion of the Business Combination and will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation.

Assuming no redemptions, the combined company would have a pro forma valuation of approximately $254 million at a price of $10.00 per share and the securities issued to the BiomX shareholders would have a value of $166.25 million at an assumed price of $10.00 per share.

For more information, please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

Q:     Do any of CHAC’s directors or officers have interests that may conflict with my interests with respect to the Business Combination?

A:      CHAC’s directors and officers have interests in the Business Combination that are different from your interests as a stockholder. You should keep in mind the following interests of CHAC’s directors and officers:

In March 2018, CHAC issued the Founder Shares for an aggregate purchase price of $25,000, an aggregate of 37,500 of which were subsequently sold to our independent directors for the same amount that our Sponsor paid for them. On September 14, 2018, CHAC effectuated a 1.4-for-1 stock dividend resulting in an aggregate of 2,012,500 Founder Shares outstanding. The Founder Shares included an aggregate of up to 262,500 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the Sponsor would own 20% of the CHAC’s issued and outstanding shares after the Initial Public Offering (assuming the Sponsor did not purchase any Public Shares in the Initial Public Offering). The underwriters’ over-allotment option expired unexercised on February 4, 2019. As such, 262,500 Founder Shares were forfeited resulting in 1,750,000 Founder Shares being issued and outstanding. In addition, in conjunction with the closing of the Initial Public Offering, an affiliate of the Sponsor purchased 2,900,000 warrants, each warrant to purchase one CHAC Share, at a price of $0.40 per warrant. Each of our officers has a pecuniary interest in the shares held by the Sponsor. Therefore, in light of the amount of consideration paid for the foregoing securities, CHAC’s directors and officers will likely benefit from the completion of the Business Combination even if the Business Combination causes the market price of CHAC’s securities to significantly decrease. The likely benefit to CHAC’s directors and officers may influence their motivation for promoting the Business Combination and/or soliciting proxies for the approval of the Business Combination Proposal. See “Risk Factors — Risks Related to CHAC’s Business — CHAC’s directors and officers may have certain conflicts in determining to recommend the Business Combination with BiomX, since certain of their interests, and certain interests of their affiliates and associates, are different from, or in addition to, your interests as a stockholder.”

If CHAC does not consummate the Business Combination by the date that is 24 months from the closing of the Initial Public Offering, or December 18, 2020, CHAC will be required to dissolve and liquidate and the securities held by CHAC’s insiders will be worthless because such holders have agreed to waive their rights to any liquidation distributions.

In addition, the exercise of CHAC’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes or waivers are appropriate and in CHAC stockholders’ best interests. See “Risk Factors — Risks Related to CHAC’s Business — Because CHAC’s Sponsor and all of CHAC’s officers and directors own CHAC Shares and CHAC Warrants which will not participate in liquidation distributions and, therefore, they may have a conflict of interest in determining whether the Business Combination is appropriate.”

Q:     When and where is the special meeting of CHAC’s stockholders?

A:      The special meeting of CHAC stockholders will take place at the office of Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154 on October 23, 2019, at 10:00 a.m.

Q:     Who may vote at the special meeting of stockholders?

A:      Only holders of record of CHAC Shares as of the close of business on September 17, 2019 (the “Record Date”) may vote at the special meeting of stockholders. As of September 17, 2019, there were 8,750,000 shares of CHAC Shares outstanding and entitled to vote. Assuming that all of CHAC’s outstanding shares are present and entitled to vote at the meeting, 4,375,001 shares would be required to be voted in favor of each Proposal in order approve such Proposal.

Public stockholders owning 3,032,773 shares have entered into agreements pursuant to which they have agreed to vote in favor of the Proposals. In addition, CHAC’s initial stockholders own 1,750,000 shares. Together with the 3,032,773 shares that have agreed to vote in favor of the transaction, a majority of CHAC’s outstanding shares have agreed to vote in favor of the Proposals, meaning that no additional shares would be required to be voted in favor of the Proposals in order for the Proposals to be approved at the meeting.

Please see “Special Meeting of CHAC Stockholders — Record Date; Who is Entitled to Vote” for further information.

Q:     What is the quorum requirement for the special meeting of stockholders?

A:      Stockholders representing a majority of the common stock issued and outstanding as of the Record Date and entitled to vote at the special meeting must be present in person or represented by proxy in order to hold the special meeting and conduct business. This is called a quorum. CHAC Shares will be counted for purposes of determining whether there is a quorum if the stockholder (i) is present and entitled to vote at the meeting, or (ii) has properly submitted a proxy card. In the absence of a quorum, stockholders representing a majority of the votes present in person or represented by proxy at such meeting, may adjourn the meeting until a quorum is present.

Q:     What vote is required to approve the Proposals?

A:      Approval of the Business Combination Proposal, the Equity Plan Adoption Proposal, the NYSE Proposal, and the Business Combination Adjournment Proposal will each require the affirmative vote of the holders of a majority of the issued and outstanding common stock of CHAC present and entitled to vote at the special meeting. Approval of each of the Amendment Proposals will require the approval of the holders of a majority of the CHAC Shares entitled to vote at the special meeting. Attending the special meeting either in person or by proxy and abstaining from voting will have the same effect as voting against all the proposals and, assuming a quorum is present, broker non-votes will have no effect on the Proposals, except that a broker non-vote will have the same effect as voting against each of the Amendment Proposals.

Q:     How will the initial stockholders vote?

A:      CHAC’s Sponsor and other initial stockholders, who as of the Record Date owned 1,750,000 Founder Shares, or approximately 20% of the outstanding CHAC Shares, have agreed to vote their respective shares of common stock acquired by them prior to the Initial Public Offering in favor of each of the Proposals, including the Business Combination Proposal. CHAC’s Sponsor and other initial stockholders have also agreed that they will vote any shares they purchase or have purchased in the open market in or after the Initial Public Offering in favor of each of the Proposals.

Q:     Am I required to vote against the Business Combination Proposal in order to have my common stock redeemed?

A:      No. You are not required to vote against the Business Combination Proposal in order to have the right to demand that CHAC redeem your common stock for cash equal to your pro rata share of the aggregate amount then on deposit in the trust account (before payment of deferred underwriting commissions and including interest earned on their pro rata portion of the trust account, net of taxes payable). These rights to demand redemption of CHAC Shares for cash are sometimes referred to herein as redemption rights. If the Business Combination is not completed, then holders of CHAC Shares electing to exercise their redemption rights will not be entitled to receive such payments.

Q:     Do I have redemption rights?

A:      Yes. However, a redemption payment will only be made in the event that the proposed Business Combination is consummated. If the proposed Business Combination is not completed for any reason, then public stockholders who exercised their redemption rights would not be entitled to receive the redemption payment. You may not elect to redeem your shares prior to the completion of the Business Combination.

The units (the “CHAC Units”) that were issued in CHAC’s Initial Public Offering, each consist of one share of common stock of CHAC, par value $0.0001 per share (the “CHAC Shares”), and one redeemable warrant to purchase one-half of a CHAC Share, with every two redeemable warrants entitling the holder thereof to purchase one CHAC Share for $11.50 per full share (the “CHAC Warrants”). Assuming the Proposed Business Combination closes, CHAC stockholders (except for the Sponsor or CHAC’s officers and directors) will be entitled to redeem their CHAC Shares for a pro rata share of the trust account (currently anticipated to be no less than approximately $10.16 per share for stockholders) net of taxes payable.

Q:     How do I exercise my redemption rights?

A:      If you are a public stockholder and you seek to have your shares redeemed, you must (i) demand, no later than 5:00 p.m., Eastern time on October 21, 2019 (two (2) business days before the special meeting), that CHAC redeem your shares into cash; and (ii) submit your request in writing to CHAC’s transfer agent, at the address listed at the end of this section and deliver your shares to CHAC’s transfer agent physically or electronically using The Depository Trust Company’s (“DTC”) DWAC (Deposit/Withdrawal at Custodian) System at least two (2) business days before the special meeting.

Any corrected or changed written demand of redemption rights must be received by CHAC’s transfer agent two (2) business days before the special meeting. No demand for redemption will be honored unless the holder’s shares have been delivered (either physically or electronically) to the transfer agent at least two (2) business days before the special meeting.

Public stockholders may seek to have their shares redeemed regardless of whether they vote for or against the Business Combination and whether or not they are holders of CHAC Shares as of the Record Date. Any public stockholder who holds shares of CHAC Shares on or before October 21, 2019 (two (2) business days before the special meeting) will have the right to demand that his, her or its shares be redeemed for a pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid, at the consummation of the Business Combination).

Any request for redemption, once made, may be withdrawn at any time up to the date of the special meeting of CHAC stockholders. The actual per share redemption price will be equal to the aggregate amount then on deposit in the trust account (before payment of deferred underwriting commissions and including interest earned on their pro rata portion of the trust account, net of taxes payable), divided by the number of shares of common stock sold in the Initial Public Offering. Please see the section entitled “Special Meeting of CHAC Stockholders — Redemption Rights” for more information on the procedures to be followed if you wish to redeem your CHAC Shares for cash.

Q:     How can I vote?

A:      If you were a holder of record CHAC Shares on the Record Date for the special meeting of CHAC stockholders, you may vote with respect to the applicable Proposals in person at the special meeting of CHAC stockholders, or by submitting a proxy by mail so that it is received prior to 9:00 a.m. on October 23, 2019, in accordance with the instructions provided to you under “Special Meeting of CHAC Stockholders.” If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, your broker or bank or other nominee may provide voting instructions (including any telephone or Internet voting instructions). You should contact your bank, broker or other nominee in advance of the special meeting to ensure that votes related to the shares you beneficially own will be properly counted. In this regard, you must provide your bank, broker or other nominee with instructions on how to vote your shares or, if you wish to attend the special meeting of CHAC stockholders and vote in person, obtain a proxy from your bank, broker or other nominee.

Q:     If my shares are held in “street name” by my bank, broker or other nominee, will they automatically vote my shares for me?

A:      No. Under the rules of various national securities exchanges, your bank, broker or other nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your bank, broker or other nominee. CHAC believes the Proposals other than the adjournment proposal are non-discretionary and, therefore, your bank, broker or other nominee cannot vote your shares without your instruction. If you do not provide instructions with your proxy, your bank, broker or other nominee may submit a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank, broker or other nominee is not voting your shares is referred to as a “broker non-vote.” Broker non-votes will not be considered present for the purposes of establishing a quorum and will have no effect on the Proposals, except that a broker non-vote will have the same effect as voting against each of the Amendment Proposals. You should instruct your broker to vote your CHAC Shares in accordance with directions you provide.

Q:     What if I abstain from voting or fail to instruct my bank, broker or other nominee on how to vote my shares?

A:      CHAC will count a properly executed proxy marked “ABSTAIN” with respect to a particular Proposal as present for the purposes of determining whether a quorum is present at the special meeting of CHAC stockholders. For purposes of approval, an abstention on any Proposals will have the same effect as a vote “AGAINST” such Proposal. Additionally, failure to elect to exercise your redemption rights will preclude you from having your common stock redeemed for cash. In order to exercise your redemption rights, you must make an election on the applicable proxy card to redeem such CHAC Shares or submit a request in writing to CHAC’s transfer agent at the address listed on page 210, and deliver your shares to CHAC’s transfer agent physically or electronically through DTC prior to the special meeting of CHAC stockholders.

Q:     Can I change my vote after I have mailed my proxy card?

A:      Yes. You may change your vote at any time before your proxy is voted at the special meeting. You may revoke your proxy by executing and returning a proxy card dated later than the previous one, or by attending the special meeting in person and casting your vote by ballot or by submitting a written revocation stating that you would like to revoke your proxy that we receive prior to the special meeting. If you hold your shares through a bank, broker or other nominee, you should follow the instructions of your bank, broker or other nominee regarding the revocation of proxies. If you are a record holder, you should send any notice of revocation or your completed new proxy card, as the case may be, to:

Chardan Healthcare Acquisition Corp.
17 State St., Floor 21
New York, NY 10004
Attn: Jonas Grossman
Telephone: (646) 465-9000

Q:     Should I send in my share certificates now?

A:      CHAC stockholders who intend to have their common stock redeemed should send their certificates to CHAC’s transfer agent two (2) business days before the special meeting. Please see “Special Meeting of CHAC Stockholders — Redemption Rights” for the procedures to be followed if you wish to redeem your common stock for cash.

Q:     When is the Business Combination expected to occur?

A:      Assuming the requisite stockholder approvals are received and all other conditions to closing satisfied, CHAC expects that the Business Combination will occur no later than October 31, 2019.

Q:     May I seek statutory appraisal rights or dissenter rights with respect to my shares?

A:      No. Appraisal rights are not available to holders of CHAC Shares in connection with the proposed Business Combination. For additional information, see the sections entitled “Special Meeting of CHAC Stockholders — Appraisal Rights.”

Q:     What happens if the Business Combination is not consummated?

A:      If CHAC does not consummate a business combination by the date that is 24 months from the closing of the Initial Public Offering, or December 18, 2020, then pursuant to Article Sixth of its Amended and Restated Certificate of Incorporation, CHAC’s officers must take all actions necessary in accordance with the Delaware General Corporation Law (referred to herein as the “DGCL”) to dissolve and liquidate CHAC as soon as reasonably practicable. Following dissolution, CHAC will no longer exist as a company. In any liquidation, the funds held in the trust account, plus any interest earned thereon (net of taxes payable), together with any remaining out-of-trust net assets will be distributed pro-rata to holders of CHAC Shares who acquired such common stock in CHAC’s Initial Public Offering or in the aftermarket. The estimated consideration that each

CHAC share would be paid at liquidation would be approximately $10.16 per share for stockholders based on amounts on deposit in the trust account as of September 17, 2019. The closing price of CHAC’s common stock on the NYSE American Stock Exchange as of September 17, 2019 was $10.14. CHAC’s Sponsor and other initial stockholders waived the right to any liquidation distribution with respect to any CHAC Shares held by them.

Q:     What happens to the funds deposited in the trust account following the Business Combination?

A:      Following the closing of the Business Combination, funds in the trust account will be released to CHAC. Holders of CHAC Shares exercising redemption rights will receive their per share redemption price. The balance of the funds will be utilized to fund the Business Combination. As of June 30, 2019, there was $70,881,151 in CHAC’s trust account. Approximately $10.16 per outstanding share issued in CHAC’s Initial Public Offering will be paid to the public investors. Any funds remaining in the trust account after such uses will be used for future working capital and other corporate purposes of the combined entity.

Q:     Who will solicit the proxies and pay the cost of soliciting proxies for the Special Meeting?

A:      CHAC will pay the cost of soliciting proxies for the Special Meeting. CHAC has engaged Morrow Sodali to assist in the solicitation of proxies for the Special Meeting. CHAC has agreed to pay Morrow Sodali a fee of $20,000, plus disbursements, and will reimburse Morrow Sodali for its reasonable out-of-pocket expenses and indemnify Morrow Sodali and its affiliates against certain claims, liabilities, losses, damages and expenses. CHAC will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of CHAC Shares for their expenses in forwarding soliciting materials to beneficial owners of the CHAC Shares and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

DELIVERY OF DOCUMENTS TO CHAC’s stockholders

Pursuant to the rules of the Securities and Exchange Commission (“SEC”), CHAC and services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of the proxy statement, unless CHAC has received contrary instructions from one or more of such stockholders. Upon written or oral request, CHAC will deliver a separate copy of the proxy statement to any stockholder at a shared address to which a single copy of the proxy statement was delivered and who wishes to receive separate copies in the future. Stockholders receiving multiple copies of the proxy statement may likewise request that CHAC deliver single copies of the proxy statement in the future. Stockholders may notify CHAC of their requests by contacting CHAC as follows:

Chardan Healthcare Acquisition Corp.
17 State St., Floor 21
New York, NY 10004
Attn: Jonas Grossman
Telephone: (646) 465-9000

SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information from this proxy statement but may not contain all of the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, including the Merger Agreement attached as Annex A. Please read these documents carefully as they are the legal documents that govern the Business Combination and your rights in the Business Combination.

Unless otherwise specified, all share calculations assume no exercise of the redemption rights by CHAC’s stockholders.

The Parties to the Business Combination

Chardan Healthcare Acquisition Corp.

CHAC was incorporated as a blank check company on November 1, 2017, under the laws of the State of Delaware, for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities, which we refer to as a “target business.” CHAC’s efforts to identify a prospective target business were not limited to any particular industry or geographic location. CHAC’s mailing address is 17 State Street, 21st Floor, New York, New York, 10004.

On December 18, 2018, CHAC consummated its Initial Public Offering of 7,000,000 CHAC Units. The CHAC Units sold in the Initial Public Offering were sold at an offering price of $10.00 per CHAC Unit, generating total gross proceeds of $70,000,000. The CHAC Units each consist of one CHAC Share and one redeemable warrant to purchase one-half of a CHAC Share, with every two redeemable warrants entitling the holder to purchase one CHAC Share for $11.50 per full share. We granted the underwriters a 45-day option to purchase up to 1,050,000 additional CHAC Units to cover over-allotments at the Initial Public Offering price, less the underwriting discounts and commissions. The overallotment option expired unexercised on February 4, 2019.

Simultaneous with the consummation of the Initial Public Offering, we consummated the private placement of an aggregate of 2,900,000 Private CHAC Warrants, each exercisable to purchase one CHAC Share for $11.50 per share, to Mountain Wood, LLC, an affiliate of the Sponsor, at a price of $0.40 per Private CHAC Warrant, generating total proceeds of $1,160,000. The issuance was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. These Private CHAC Warrants are identical to the warrants underlying the CHAC Units sold in the Initial Public Offering, except that the Private CHAC Warrants are not transferable, assignable or salable until after the completion of a business combination, subject to certain limited exceptions. Additionally, the Private CHAC Warrants are exercisable on a cashless basis and are non-redeemable so long as they are held by the initial purchasers or their permitted transferees.

After deducting the underwriting discounts, offering expenses, and commissions from the Initial Public Offering and the sale of the Private CHAC Warrants, a total of $70,000,000 was deposited into a trust account established for the benefit of CHAC’s public stockholders, and the remaining proceeds became available to be used to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses.

As of June 30, 2019, we have approximately $696,830 of unused net proceeds that were not deposited into the trust fund to pay future general and administrative expenses. The net proceeds deposited into the trust fund remain on deposit in the trust fund earning interest. As of June 30, 2019 there was $70,881,151 held in the trust fund (including $881,150 of accrued interest which we can withdraw to pay taxes).

Our Sponsor paid a total of $500,000 in underwriting discounts and commissions and received a non-interest bearing promissory note in exchange for the payment of such amount, which was payable at the closing of a Business Combination. The promissory note was repaid in July 2019 from the unused net proceeds that were not deposited into the trust fund.

In August 2019, the Sponsor committed to provide us an aggregate of $500,000 in loans to finance transaction costs in connection with a Business Combination. To the extent advanced, the loans will be evidenced by a promissory note, will be non-interest bearing, unsecured and will only be repaid upon the completion of a Business Combination.

The CHAC Units, CHAC Shares and CHAC Warrants are each quoted on the NYSE American Stock Exchange, under the symbols “CHACU,” “CHAC” and “CHACW” respectively. Each of CHAC Units consists of one CHAC Share and one CHAC Warrant to purchase one half of a CHAC Share. CHAC Units commenced trading on the NYSE American Stock Exchange on December 14, 2018. CHAC Shares and CHAC Warrants commenced trading on the NYSE American Stock Exchange on March 13, 2019.

Merger Sub

CHAC Merger Sub Ltd. is an Israeli company and wholly owned subsidiary of CHAC, registered by CHAC on July 1, 2019 to consummate the Business Combination. The Merger Sub will merge with and into BiomX with BiomX continuing as the surviving entity.

BiomX Ltd.

BiomX Ltd. (“BiomX”) is an Israeli company formed on March 3, 2015. BiomX is a preclinical stage microbiome product discovery company developing products using both natural and engineered phage technologies designed to target and destroy bacteria that affect the appearance of skin, as well as harmful bacteria in chronic diseases, such as inflammatory bowel disease, liver disease and cancer. Bacteriophage or phage are viruses that target bacteria and are considered inert to mammalian cells. By developing proprietary combinations of naturally occurring phage and by creating novel phage using synthetic biology, BiomX develops phage-based therapies intended to address large-market and orphan diseases. For more information on BiomX, please see the sections entitled “BiomX Ltd.’s Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of BiomX Ltd.,” “Directors, Executive Officers, Executive Compensation and Corporate Governance — Directors and Executive Officers After the Business Combination,” and “Directors, Executive Officers, Executive Compensation and Corporate Governance — Compensation of Officers and Directors of BiomX.”

BiomX’s mailing address is 7 Pinhas Sapir St., Floor 2, Ness Ziona 7414002, Israel.

The Merger Agreement

On July 16, 2019, CHAC, Merger Sub, and BiomX entered into the Merger Agreement pursuant to which, subject to the satisfaction or waiver of certain conditions set forth therein, Merger Sub will merge with and into BiomX, with BiomX surviving the merger in accordance with the Israeli Companies Law, 5759-1999 (the “Israeli Companies Law”) as a wholly owned direct subsidiary of CHAC. For more information about the Business Combination, please see the section entitled “The Business Combination Proposal.” A copy of the Merger Agreement is attached to this proxy statement as Annex A.

Consideration to BiomX Security Holders

Upon the closing of the transactions contemplated in the Merger Agreement (the “Closing”), Merger Sub will merge with and into BiomX, resulting in BiomX becoming a wholly owned subsidiary of CHAC. The securityholders of BiomX that hold shares of BiomX or vested options or warrants exercisable for shares of BiomX will receive an aggregate of 16,625,000 CHAC Shares or vested options or warrants to purchase CHAC Shares, respectively, subject to reduction for indemnification claims as described in the section entitled “The Merger Agreement.” Additional CHAC Shares will be reserved for issuance in respect of options to purchase shares of BiomX that are issued, outstanding and unvested as of immediately prior to the Closing.

For more information about the consideration to the BiomX securityholders, please see the section entitled “The Business Combination Proposal.”

Management and Board of Directors Following the Business Combination

Effective as of the closing date, the Board of Directors of CHAC will consist of seven members, two of which will be designated by the Sponsor and five of which will be designated by BiomX. The members designated by BiomX will include Jonathan Solomon, Yaron Breski, Erez Chimovitz, Robbie Woodman and an additional director, whose identity is yet to be determined, and the members designated by CHAC will include Gbola Amusa and Jonas Grossman. Jonathan Solomon will be the Chief Executive Officer of CHAC after the consummation of the Business Combination. See “Directors and Executive Officers after the Business Combination” for additional information.

Other Agreements Relating to the Business Combination

Registration Rights Agreement

At the closing of the Business Combination, CHAC will enter into a Registration Rights Agreement with the BiomX security holders, substantially in the form attached as Annex B to this proxy statement, which provides certain demand and piggy-back registration rights to the BiomX security holders. The demand registration rights may not be exercised until six months after the closing of the Business Combination. Subject to certain exceptions, the Company will bear all Registration Expenses (as defined in the Registration Rights Agreement).

Voting Agreement

At the closing of the Business Combination, CHAC will enter into a Voting Agreement with certain of the CHAC founders and BiomX security holders, substantially in the form attached as Annex C to this proxy statement, which provides that the parties to the agreement agree to vote:

•        in favor of two members of the CHAC Board of Directors to be selected by the Sponsor;

•        in favor of five members of the CHAC Board of Directors to be selected by Shareholder’s Representative Services LLC, the representative of the BiomX shareholders; and

•        in favor of maintaining the size of the CHAC Board of Directors at seven.

Shareholder Agreements

In addition:

1.       The Sponsor, entered into an agreement with BiomX pursuant to which if the Aggregate Investment Amount (as defined in the Merger Agreement), is less than $70,000,000, the Sponsor has agreed to forfeit a number of whole CHAC Shares equal to: (a) 500,000 CHAC Shares; multiplied by (b) the quotient of: (i) the absolute value of the difference between $70,000,000 minus the Aggregate Investment Amount; divided by (ii) $20,000,000, rounded to the nearest whole share; provided, however, that in no event will the Sponsor be required to forfeit more than 500,000 CHAC Shares.

2.       Chardan Securities, LLC entered into an agreement with BiomX pursuant to which it agreed to purchase up to $2.5 million of CHAC Shares, either directly from CHAC (at a price of $10.00 per share) or from public stockholders (at prices no greater than the redemption amount per share) at the closing of the Business Combination in the event that the Aggregate Investment Amount would be less than $50 million but greater than $47,499,999.

3.       CHAC entered into voting agreements with holders of 1,000,000 CHAC Shares pursuant to which such stockholders agreed to vote in favor of the transactions contemplated by the Merger Agreement and to not redeem or sell their shares.

4.       CHAC and certain current CHAC public stockholders entered into agreements with certain of BiomX’s current shareholders pursuant to which such BiomX shareholders agreed to purchase an aggregate of 1,879,075 shares of CHAC’s common stock at Closing from such CHAC public stockholders at a price of $10.00 per share. In addition, CHAC agreed to pay such selling CHAC public stockholders an amount equal to the difference between the redemption price per share at the Closing minus $10.00 per share. In addition, CHAC also agreed to issue such BiomX shareholders the following number of additional shares in the aggregate subject to the achievement of the conditions specified below:

a.       Following the Closing, if the daily volume weighted average price of a CHAC Share in any 20 trading days within a 30 trading day period prior to January 1, 2022 is greater than or equal to $16.50 per share, then CHAC shall issue 2,000,000 CHAC Shares.

b.       Following the Closing, if the daily volume weighted average price of a CHAC Share in any 20 trading days within a 30 trading day period prior to January 1, 2024 is greater than or equal to $22.75 per share, then CHAC shall issue 2,000,000 CHAC Shares.

 c.      Following the Closing, if the daily volume weighted average price of a CHAC Share in any 20 trading days within a 30 trading day period prior to January 1, 2026 is greater than or equal to $29.00 per share, then CHAC shall issue 2,000,000 CHAC Shares.

5.       CHAC entered into a letter agreement with certain BiomX shareholders to sell additional CHAC Shares to them in the event that certain events occur.

6.       CHAC entered into agreements with investors that agreed to purchase up to 810,000 CHAC Shares at CHAC’s request and not to redeem such CHAC Shares in connection with the Closing.

7.       Certain third parties entered into agreements to purchase 1,234,908 CHAC Shares from certain of its current public stockholders at the Closing. The existing stockholders agreed to vote in favor of the transactions contemplated by the Merger Agreement and not to redeem or sell their CHAC Shares.

8.       BiomX shareholders owning 86% of the voting power in BiomX entered into support agreements with CHAC pursuant to which such shareholders agreed to vote in favor of the transactions contemplated by the Merger Agreement at each meeting of the BiomX shareholders.

Except as described above, no additional consideration was paid by CHAC in connection with the agreements described above.

Impact of the Business Combination on the Company’s Public Float

Assuming there are no redemptions of our public shares, and giving effect to the purchase and sale agreements referred to above, it is anticipated that upon completion of the Business Combination, the ownership of the outstanding shares of the post-combination company will be as follows:

•        CHAC public stockholders will own approximately 20%, excluding shares beneficially owned by our Sponsor,

•        Our Sponsor will own approximately 7%, and

•        BiomX shareholders will own approximately 73%.

The ownership percentages with respect to the post-Business Combination company set forth above do not take into account (a) CHAC Warrants and warrants underlying CHAC Units that will remain outstanding immediately following the Business Combination; (b) stock options and warrants that will be issued to holders of BiomX stock options and warrants, outstanding and unexercised as of immediately prior to the effective time of the Business Combination; or (c) the issuance of any shares upon completion of the Business Combination, but does include Founder Shares, which will be converted into CHAC Shares at the Closing on a one-for-one basis. If the actual facts are different than these assumptions, the percentage ownership retained by our public stockholders following the Business Combination will be different. The CHAC Warrants and warrants underlying CHAC Units will become exercisable 30 days after the completion of the Business Combination and will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation.

For more information, please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

The Proposals

At the special meeting, stockholders of the Company will be asked to vote:

•        To approve the Merger Agreement, dated as of July 16, 2019 (the “Merger Agreement”) by and among CHAC, BiomX Ltd. (“BiomX”) and CHAC Merger Sub Ltd. (the “Merger Sub”), and the transactions contemplated thereby (collectively referred to as the “Business Combination”). This proposal is referred to as the “Business Combination Proposal” or “Proposal No. 1.”

•        To approve the amendment of the Amended and Restated Certificate of Incorporation of CHAC to increase the number of authorized shares of common stock from 30,000,000 to 60,000,000. This proposal is referred to as the “Share Increase Proposal” or “Proposal No. 2.”

•        To approve the amendment of the Amended and Restated Certificate of Incorporation of CHAC to classify the Board of Directors into three classes. This proposal is referred to as the “Classified Board Proposal” or “Proposal No. 3,” and together with the Share Increase Proposal, they are referred to as the “Amendment Proposals.”

•        To approve the Chardan Healthcare Acquisition Corp. 2019 Omnibus Long-Term Incentive Plan. This proposal is referred to as the “Equity Plan Adoption Proposal” or “Proposal No. 4.”

•        To approve the issuance of more than 20% of the issued and outstanding common stock of CHAC pursuant to the terms of the Merger Agreement, as required by NYSE American Listed Company Guide Sections 712 and 713. This proposal is referred to as the “NYSE Proposal” or “Proposal No. 5.”

•        To approve the adjournment of the special meeting, if necessary or advisable, in the event CHAC does not receive the requisite stockholder vote to approve the Business Combination. This proposal is called the “Business Combination Adjournment Proposal” or “Proposal No. 6.”

Please see the sections entitled “The Business Combination Proposal,” “The Share Increase Proposal,” “The Classified Board Proposal,” “The Equity Plan Adoption Proposal,” “The NYSE Proposal” and “The Business Combination Adjournment Proposal”. for more information on Proposals 1 through 6.

Voting Securities, Record Date

As of September 17, 2019, there were 8,750,000 shares of common stock of CHAC issued and outstanding. Only CHAC stockholders who hold common stock of record as of the close of business on September 17, 2019 are entitled to vote at the special meeting of stockholders or any adjournment of the special meeting. Approval of the Business Combination Proposal, the Equity Plan Adoption Proposal, the NYSE Proposal, and the Business Combination Adjournment Proposal will each require the affirmative vote of the holders of a majority of the issued and outstanding common stock of CHAC present and entitled to vote at the special meeting. Approval of each of the Amendment Proposals will require the approval of the holders of a majority of the CHAC Shares entitled to vote at the special meeting. Attending the special meeting either in person or by proxy and abstaining from voting will have the same effect as voting against all the proposals and, assuming a quorum is present, broker non-votes will have no effect on the Proposals, except that a broker non-vote will have the same effect as voting against each of the Amendment Proposals.

As of September 17, 2019, CHAC’s Sponsor and other initial stockholders owned, either directly or beneficially, and were entitled to vote 1,750,000 CHAC Shares, or approximately 20% of CHAC’s outstanding common stock. With respect to the Business Combination, CHAC’s Sponsor and other initial stockholders have agreed to vote their respective CHAC Shares in favor of the Business Combination Proposal and related Proposals.

Anticipated Accounting Treatment

The Business Combination will be treated by CHAC as a “reverse merger” in accordance with accounting principles generally accepted in the United States of America (“GAAP”). For accounting purposes, BiomX is considered to be acquiring CHAC in this transaction. Therefore, for accounting purposes, the Business Combination will be treated as the equivalent of a capital transaction in which BiomX is issuing stock for the net assets of CHAC. The net assets of CHAC will be stated at historical cost, with no goodwill or other intangible assets recorded. The post-acquisition financial statements of CHAC will show the consolidated balances and transactions of CHAC and BiomX as well as comparative financial information of BiomX (the acquirer for accounting purposes).

Regulatory Approvals

The Business Combination and the other transactions contemplated by the Merger Agreement are not subject to any additional federal or state regulatory requirements or approvals, including the Hart-Scott Rodino Antitrust Improvements Act of 1976, except for a filing with the Israeli Registrar of Companies necessary to effectuate the transactions contemplated by the Merger Agreement.

Appraisal Rights

Holders of CHAC Shares are not entitled to appraisal rights under Delaware law.

Stockholder Interests of Certain Persons in the Business Combination

When you consider the recommendation of CHAC’s Board of Directors in favor of adoption of the Business Combination Proposal and other Proposals, you should keep in mind that CHAC’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a stockholder, including:

•        If the proposed Business Combination is not completed by the date that is 24 months from the closing of the Initial Public Offering, or December 18, 2020, CHAC will be required to liquidate. In such event, the 1,750,000 Founder Shares held by CHAC’s Sponsor and other initial stockholders, which were acquired prior to the Initial Public Offering for an aggregate purchase price of $25,000 will be worthless. Such common stock had an aggregate market value of approximately $17,745,000 based on the closing price of CHAC’s common stock of $10.14 on the NYSE American Stock Exchange as of September 17, 2019.

•        If the proposed Business Combination is not completed by the date that is 24 months from the closing of the Initial Public Offering, or December 18, 2020, the 2,900,000 Private CHAC Warrants purchased by Mountain Wood, LLC, an affiliate of our Sponsor, for a total purchase price of $1,160,000, will be worthless. Such Private CHAC Warrants had an aggregate market value of approximately $2,407,000 based on the closing price of CHAC’s warrants of $0.83 on the NYSE American Stock Exchange as of September 17, 2019.

•        The exercise of CHAC’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate and in CHAC stockholders’ best interest.

•        If the Business Combination is completed, CHAC will designate two members to the Board of Directors of the Merger Sub, who are both current officers and directors of CHAC.

Recommendations of the Boards of Directors to Stockholders

After careful consideration of the terms and conditions of the Merger Agreement, the Board of Directors of CHAC has determined that the Business Combination and the transactions contemplated thereby are fair to and in the best interests of CHAC and its stockholders. In reaching its decision with respect to the Business Combination and the transactions contemplated thereby, the CHAC Board of Directors reviewed various industry and financial data and the due diligence and evaluation materials provided by BiomX including forward looking summarized expense projections as well as estimates of disease prevalence. CHAC’s assumptions for forward-looking revenue were derived from internal research and proprietary modeling. The CHAC Board of Directors did not obtain a fairness opinion on which to base its assessment. CHAC’s Board of Directors recommends that CHAC stockholders vote:

•        FOR the Business Combination Proposal;

•        FOR the Share Increase Proposal;

•        FOR the Classified Board Proposal;

•        FOR the Equity Plan Adoption Proposal;

•        FOR the NYSE Proposal; and

•        FOR the Business Combination Adjournment Proposal.

Risk Factors

In evaluating the Business Combination and the Proposals to be considered and voted on at the special meeting, you should carefully review and consider the risk factors set forth under the section entitled “Risk Factors” beginning on page 17 of this proxy statement. The occurrence of one or more of the events or circumstances described in that section, alone or in combination with other events or circumstances, may have a material adverse effect on (i) the ability of CHAC and BiomX to complete the Business Combination, and (ii) the business, cash flows, financial condition and results of operations of the company following consummation of the Business Combination.

BIOMX LTD. SUMMARY FINANCIAL INFORMATION

The data below as of December 31, 2018, and 2017 and for the three years in the period ended December 31, 2018 has been derived from BiomX’s audited consolidated financial statements for such years, which are included in this proxy statement. The data below as of June 30, 2019 and for the three and six months ended June 30, 2019 and 2018, has been derived from BiomX’s unaudited interim consolidated financial statements for such periods, which are included in this proxy statement. BiomX has prepared the unaudited interim consolidated financial statements on the same basis as the audited consolidated financial statements and has included, in its opinion, all adjustments, consisting only of normal recurring adjustments considered necessary for a fair presentation of the financial informationin accordance with GAAP, set forth in those statements. Historical results are not necessarily indicative of the results to be expected for future periods.

The information presented below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of BiomX Ltd.” and BiomX’s audited and unaudited financial statements and notes thereto included elsewhere in this proxy statement.

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Research and development (“R&D”) expenses, net	2,864	1,655	5,600	3,643
General and administrative expenses	1,203	788	2,190	1,435
	4,067	2,443	7, 790	5,078
Operating Loss
Financial expenses (income), net	(289)	229	(787)	300
Net Loss	3,778	2,672	7,003	5,378
Basic and diluted loss per Ordinary Shares and Ordinary A Shares	6.00	3.90	11.32	7.72
Weighted average number of Ordinary Shares and Ordinary A Shares outstanding, basic and diluted	829,361	829,361	829,361	827,228
	Year ended December 31,
	2018	2017	2016
	USD In thousands
Research and development expenses, net	9,135	4,176	1,149
General and administrative expenses	3,360	2,536	620
Operating Loss	12,495	6,712	1,769
Revaluation of convertible note	—	—	133
Financial expenses, net	225	(279)	(2)
Net Loss	12,720	6,433	1,900
Basic and diluted loss per Ordinary Shares and Ordinary A Shares(1)	18.41	9.08	2.43
Weighted average number of Ordinary Shares and Ordinary A Shares outstanding, basic and diluted	828,295	813,902	812,000

____________

(1)      See Note 14 to BiomX’s audited consolidated financial statements appearing at the end of this proxy statement for further details on the calculation of basic and diluted net loss per share.

Consolidated Balance Sheet Data, USD In thousands:

	As of June 30, 2019	As of December 31,
		2018	2017
Cash and cash equivalents	16,145	8,604	6,898
Short term deposits	18,617	31,055	1,154
Working capital(1)	32,923	38,249	7,015
Total assets	41,730	45,331	13,990
Current liabilities	2,204	1,639	1,459
Accumulated deficit	(28,612)	(21,609)	(8,889)
Total Shareholders’ equity	38,231	42,803	11,530

____________

(1)      Working capital is defined as current assets less current liabilities.

TRADING MARKET AND DIVIDENDS

The CHAC Units, CHAC Shares and CHAC Warrants are each quoted on the NYSE American Stock Exchange, under the symbols “CHACU,” “CHAC” and “CHACW,” respectively. Each of the CHAC Units consists of one CHAC Share and CHAC Warrant to purchase one-half of a CHAC Share. The CHAC Units commenced trading on December 14, 2018. The CHAC Shares and CHAC Warrants commenced trading on March 13, 2019.

CHAC has not paid any cash dividends on its CHAC Shares to date and does not intend to pay cash dividends prior to the completion of a Business Combination. The payment of cash dividends in the future will depend upon CHAC’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the Business Combination. The payment of any dividends subsequent to the Business Combination will be within the discretion of its then Board of Directors. It is the present intention of CHAC’s Board of Directors to retain all earnings, if any, for use in its business operations and, accordingly, CHAC’s Board of Directors does not anticipate declaring any dividends in the foreseeable future.

BiomX’s securities are not publicly traded.

RISK FACTORS

You should consider carefully the following risk factors, as well as the other information set forth in this proxy statement, before making a decision on the Business Combination.

Risks Related to BiomX’s Business, Technology and Industry

BiomX is a development-stage company with limited operating history and has incurred losses since its inception. BiomX anticipates that it will continue to incur increasing and significant losses for the foreseeable future.

BiomX is a development-stage biopharmaceutical company with limited operating history. BiomX has incurred losses in each year since its inception in 2015. As of June 30, 2019, BiomX’s accumulated deficit was $28.6 million, and BiomX expects to incur increasingly significant losses for the foreseeable future. Preclinical development and clinical trials and activities are costly. BiomX has devoted, and will continue to devote for the foreseeable future, substantially all of its resources to research and development and clinical trials for its product candidates. BiomX does not expect to generate any revenue from the commercial sales of its product candidates in the near term. For the six months ended June 30, 2019 and 2018, BiomX had losses from operations of $7.8 million and $5.1 million, respectively. For the years ended December 31, 2018 and 2017, BiomX had losses from operations of $12.5 million and $6.7 million, respectively. BiomX anticipates that its expenses will increase substantially if and as it:

•        continues to develop and conduct clinical trials with respect to its lead product candidate, BX001, and other product candidates in its pipeline;

•        initiates and continues research, preclinical and clinical development efforts for any future product candidates;

•        seeks to discover and develop additional product candidates and further expand its clinical product pipeline;

•        seeks marketing and regulatory approvals for any product candidates that successfully complete clinical trials;

•        requires the manufacture of larger quantities of product candidates for clinical development and, potentially, commercialization;

•        maintains, expands and protects its intellectual property portfolio;

•        expands its research and development infrastructure, including hiring and retaining additional personnel, such as clinical, quality control and scientific personnel;

•        establishes sales, marketing, distribution and other commercial infrastructure in the future to commercialize products for which it obtains marketing approval, if any; and

•        adds operational, financial and management information systems and personnel, including personnel to support its product development and commercialization and help it comply with its obligations as a subsidiary of a public company.

BiomX will need to raise additional capital to support its operations.

At June 30, 2019, BiomX had cash, cash equivalents and short-term deposits of $34.9 million, and it has had recurring losses from operations and negative operating cash flows since inception in 2015. BiomX may need to raise additional capital to support its operations and product development activities. In the near term, BiomX expects to continue to fund its operations and other development activities relating to additional product candidates from the cash held by CHAC, governmental grants and through future equity and debt financings. BiomX may also seek funds through arrangements with collaborators or others that may require it to relinquish rights to the product candidates that it might otherwise seek to develop or commercialize independently. If BiomX enters into a collaboration for one or more of its current or future product candidates at an earlier development stage, the terms of such a collaboration will likely be less favorable than if BiomX were to enter the collaboration in later stages or if BiomX commercialized the product independently. If BiomX raises additional funds through equity offerings, the terms of these securities may include liquidation or other preferences that adversely affect its stockholders’ rights, or cause significant dilution to BiomX’s stockholders. If BiomX raises additional capital through debt financing, it would be subject to fixed payment obligations and may be subject to covenants limiting or restricting its ability to take specific actions, such as incurring additional debt, making capital expenditures, declaring dividends or acquiring or licensing intellectual property rights.

If additional capital is not available to BiomX when needed or on acceptable terms, BiomX may not be able to continue to operate its business pursuant to its business plan and may be required to delay its clinical development. While BiomX believes that its existing cash and cash equivalents, together with CHAC’s existing resources will be sufficient to fund its planned operations for at least the next 24 months, BiomX cannot provide assurances that its estimates are accurate, that its plans will not change or that changed circumstances will not result in the depletion of BiomX’s capital resources more rapidly than it currently anticipates.

Developing drugs and conducting clinical trials is expensive. BiomX’s future funding requirements will depend on many factors, including:

•        the costs, timing and progress of BiomX’s research and development and clinical activities;

•        manufacturing costs associated with BiomX’s targeted bacteriophage, or phage, therapies strategy and other research and development activities;

•        the terms and timing of any collaborative, licensing, acquisition or other arrangements that BiomX may establish;

•        employee-related expenses, as well as external costs such as fees paid to outside consultants;

•        the costs and timing of seeking regulatory approvals and related to compliance with regulatory requirements; and

•        the costs of filing, prosecuting, defending and enforcing any patent applications, claims, patents and other intellectual property rights;

There can be no assurance that sufficient funds will be available to BiomX when required or on acceptable terms, if at all. BiomX’s inability to obtain additional funds could have a material adverse effect on its business, financial condition and results of operations. Moreover, if BiomX is unable to obtain additional funds on a timely basis, there will be substantial doubt about BiomX’s ability to continue as a going concern and increased risk of insolvency and up to a total loss of investment by BiomX’s shareholders.

BiomX’s limited operating history may make it difficult to evaluate the success of its business to date and to assess its future viability.

Since inception in 2015, BiomX has devoted substantially all of its resources to developing product candidates with phage technology through its preclinical programs, building its intellectual property portfolio, developing its supply chain, planning its business, raising capital and providing general and administrative support for these operations. BiomX has not yet demonstrated its ability to successfully complete any clinical study or other pivotal clinical trials, obtain regulatory approvals, manufacture a commercial-scale product, or arrange for a third-party to do so on BiomX’s behalf, or conduct sales and marketing activities necessary for successful product commercialization. Additionally, BiomX expects its financial condition and operating results to fluctuate significantly from quarter to quarter and year to year due to a variety of factors, many of which are beyond BiomX’s control. Consequently, any predictions made about BiomX’s future success or viability may not be as accurate as they could be if BiomX had a longer operating history.

In addition, as an early-stage company, BiomX may encounter unforeseen expenses, difficulties, complications, delays and other known and unknown circumstances. As BiomX advances its product candidates, it will need to transition from a company with a research focus to a company capable of supporting clinical development and if successful, commercial activities. BiomX may not be successful in such a transition.

BiomX has never generated any revenue from product sales and may never be profitable or, if achieved, may not sustain profitability.

BiomX’s ability to generate meaningful revenue and achieve profitability depends on its ability, and the ability of any third party with which BiomX may partner, to successfully complete the development of, and meet regulatory requirements, including (but not limited to) obtaining any necessary regulatory approvals, to commercialize BiomX’s product candidates. BiomX does not currently meet regulatory requirements or have the required approvals to market its product candidates and may never meet or receive them. BiomX does not anticipate generating revenue from product sales for the foreseeable future, if ever. If any of BiomX’s product candidates fail in clinical trials or if any of BiomX’s product candidates do not meet regulatory requirements, including gaining regulatory approval when needed, or if any of BiomX’s product candidates, if marketed, fail to achieve market acceptance, BiomX may never become profitable. Even if BiomX achieves profitability in the future, it may not be able to sustain profitability in subsequent periods. BiomX’s ability to generate future revenue from product sales depends heavily on its success in:

•        completing research and preclinical and clinical development of its product candidates;

•        seeking and obtaining regulatory and marketing approvals for product candidates for which it completes clinical trials;

•        meeting regulatory requirements for marketing the products;

•        developing a sustainable, scalable, reproducible, and transferable manufacturing process for its product candidates;

•        launching and commercializing product candidates for which it obtains regulatory and marketing approval or is otherwise permitted to market, either by establishing a sales force, marketing and distribution infrastructure or by collaborating with a partner;

•        obtaining market acceptance of any approved products;

•        addressing any competing technological and market developments;

•        implementing additional internal systems and infrastructure, as needed;

•        identifying and validating new product candidates;

•        negotiating favorable terms in any collaboration, licensing or other arrangements into which it may enter;

•        maintaining, protecting and expanding its portfolio of intellectual property rights, including patents, trade secrets and know-how; and

•        attracting, hiring and retaining qualified personnel.

Even if one or more of the product candidates that BiomX develops is approved for commercial sale or otherwise permitted for marketing, BiomX anticipates incurring significant costs associated with commercializing any approved product. BiomX’s expenses could increase beyond expectations if it is required by the U.S. Food and Drug Administration (“FDA”), the European Medicines Agency (“EMA”) or other equivalent foreign regulatory agencies to perform clinical trials and other studies in addition to those that it currently anticipates. Even if BiomX is able to generate revenue from the sale of any approved products, BiomX may not become profitable and may need to obtain additional funding to continue operations. If BiomX fails to become profitable, or if BiomX is unable to fund its continuing losses, its business, financial condition and results of operations may be materially adversely impacted.

BiomX is seeking to develop product candidates using phage technology, an approach for which is difficult to predict the time and cost of development. To BiomX’s knowledge, no bacteriophage has thus far been sold as a cosmetic or approved as a drug in the United States or in the European Union.

BiomX is developing its product candidates with phage technology. BiomX has not, nor to BiomX’s knowledge has any other company, sold its product candidates as cosmetics or received regulatory approval from the FDA or equivalent foreign regulatory agencies for a product based on this approach. While in vitro and in vivo studies have characterized the behavior of phage in cell cultures and animal models and there exists a body of literature regarding the use of phage therapy in humans, the safety and efficacy of phage therapy in humans has not been extensively studied in well-controlled modern clinical trials. Most of the prior research on phage-based therapy was conducted in the former Soviet Union prior to and immediately after World War II and lacked appropriate control group design or lacked control groups at all. Furthermore, the standard of care has changed substantially during the ensuing decades since those studies were performed, diminishing the relevance of prior claims of improved cure rates. Any product candidates that BiomX develops may not demonstrate in patients the therapeutic properties ascribed to them in laboratory and other preclinical studies, and they may interact with human biological systems in unforeseen, ineffective or even harmful ways. BiomX cannot be certain that its approach will lead to the development of approvable or marketable products. Furthermore, the bacterial targets of phage may develop resistance to BiomX’s product candidates over time, which BiomX may or may not be able to overcome with the development of new phage cocktails or BiomX may not be able to construct a cocktail with sufficient coverage of its target pathogen universe.

If BiomX’s product candidates receive regulatory approval but do not achieve an adequate level of acceptance by physicians, healthcare payors and patients, BiomX may not generate product revenue sufficient to attain profitability. BiomX’s success will depend upon physicians who specialize in the treatment of diseases targeted by the BiomX’s product candidates that it pursues as drugs, prescribing potential treatments that involve the use of BiomX’s product candidates in lieu of, or in addition to, existing treatments with which they are more familiar and for which greater clinical data may be available. BiomX’s success will also depend on consumer acceptance and adoption of its products that it commercializes. Adverse events in preclinical studies and clinical trials of BiomX’s product candidates or in clinical trials of others developing similar products and the resulting publicity, as well as any other adverse events in the field of phage therapeutics, could result in a decrease in demand for any product that BiomX may develop. The degree of market acceptance of any approved products will depend on a number of factors, including:

•        the effectiveness of the product;

•        the prevalence and severity of any side effects;

•        potential advantages or disadvantages over alternative treatments;

•        relative convenience and ease of administration;

•        the strength of marketing and distribution support;

•        the price of the product, both in absolute terms and relative to alternative treatments; and

•        sufficient third-party coverage or reimbursement.

Developing BiomX’s product candidates on a commercial scale will require substantial technical, financial and human resources. BiomX and its third-party collaborators may experience delays in developing manufacturing capabilities for BiomX’s product candidates, and may not be able to do so at the scale required to efficiently conduct the clinical trials required to obtain regulatory approval of those of BiomX’s product candidates that require it, or to manufacture commercial quantities of BiomX’s products, if approved or otherwise permitted to be marketed.

BiomX is considering marketing its lead candidate product — BX001 — as a cosmetic, although this positioning also presents some challenges, as explained in the risk factors below.

Depending in part on how BX001 is marketed, it may be classified as a cosmetic or a drug or as something else by the FDA and equivalent foreign regulatory agencies. There are fewer requirements to market cosmetics in the United States; however, if BiomX attempts to market as a cosmetic and the FDA disagrees with its classification, BiomX may be required to stop marketing the product to pursue approval as a drug and not market the product again until BiomX receives such approval, which it may not receive.

The FDA and equivalent foreign regulatory agencies regulate products largely by their intended uses, but may also consider the ingredients of the product. At the current time, such agencies have not approved a new drug application (“NDA”) or a Biologics License Application (“BLA”) for a phage product. Products intended to beautify, moisturize, cleanse, or change one’s appearance may be regulated as cosmetics. Products intended to diagnose, prevent, cure or mitigate a disease or condition are regulated as drugs (or in some cases, as medical devices).

A premarket approval process is not required for cosmetic products. Manufacturers of cosmetics must test for and assure that finished products and all ingredients are safe prior to marketing them in the United States or the European Union, and claims may not be made that the product prevents, mitigates or cures a condition or disease. Products that claim to treat acne are generally regulated as drugs in the United States and the European Union. In the United States, drug products must either be approved through one of several FDA drug approval pathways or, in the case of some over-the-counter (“OTC”) drugs, meet the monograph criteria established by U.S. regulation. Similarly, in the European Union, drugs must be approved by the national regulatory authority or the European Commission before being placed on the national or European market.

If BiomX markets BX001 as a cosmetic, BiomX will not be able to promote the product for the treatment of acne, and its main claims would be limited to those that are consistent with permitted cosmetic claims, to beautify, moisturize, cleanse or change the appearance of the skin such as “for beautiful, bright skin” and similar claims. If BiomX markets the product as a cosmetic, it is possible that the FDA or equivalent foreign regulatory agencies will disagree with BiomX and find that the product should be marketed as a drug. Although the FDA or equivalent foreign regulatory agencies have not affirmatively decided the regulatory status of phages, given that their function is antibacterial, it is possible that the such agencies will decide that products containing phages are drugs regardless of the claims presented on the product or any other considerations. If the FDA evaluates BX001 and determines that the product is a drug and marketing it as a cosmetic is a prohibited act under the Food, Drug, and Cosmetic Act, it may issue a Warning Letter and demand that BiomX stop marketing the product unless and until the product is approved as a drug. If the FDA issues a Warning Letter, it will be made available on the FDA’s website, and BiomX may suffer reputational damage. The same applies to the national competent authorities in the European Union. There is the risk that if BiomX goes to market with BX001 as a cosmetic, potential competitors will bring the FDA’s or equivalent foreign regulatory authorities’ attention to the marketing of BX001 as a cosmetic to encourage the FDA or equivalent foreign regulatory authorities to take this very type of enforcement action against BiomX.

It is possible that the regulatory requirements or framework will change by the time BiomX is ready to market its product and these changes may eliminate the possibility of marketing BX001 as a cosmetic. For example, the FDA could affirmatively determine that phages are to be regulated as drugs and are not permitted in cosmetic products. If this were to occur, then BX001 would need to be approved as a drug in order to be marketed in the United States and would need to be approved as an OTC drug rather than a prescription drug in order to be sold in products that are also cosmetics. The same applies in the European Union.

Depending on the regulatory environment and requirements at the time BX001 is ready for market, BiomX may decide that pursuing a drug approval (either prescription or OTC) is the better pathway to market, in which case, it will take longer to bring BX001 to market in the United States and in other countries. And in this case, all other risks generally related to approval pathways would also be applicable to BX001.

Finally, even if BiomX is permitted to market BX001 as a cosmetic in one country, this does not guarantee that BiomX will be permitted to market BX001 as a cosmetic in other countries. Each country has its own distinct requirements for marketing products as cosmetics and BX001 would need to independently meet each jurisdiction’s requirements.

Regulatory requirements for development of BiomX’s lead product candidate, BX001, are uncertain and evolving. Changes in these laws or the current interpretation or application of these laws would have a significant adverse impact on BiomX’s ability to develop and commercialize BX001.

BiomX intends to develop its lead product candidate, BX001 initially as a cosmetic gel designed to improve the appearance of acne-prone skin. BX001 contains known cosmetic ingredients combined with phages that are designed to help control the growth of P. acnes, and thereby help improve the appearance of acne-prone skin.

In the European Union, a product candidate is considered to be a cosmetic if it is intended to and presented as protecting the skin, maintaining the skin in good condition or improving the appearance of the skin, provided that it is not a medicinal product due to its composition. With regard to the ingredients, in the European Union, the composition of a cosmetic may not be such that it has a significant effect on the body through a pharmacological, immunological or metabolic mode of action. No test has been determined yet for the significance of the effect. By contrast, a product candidate is a drug if it is intended to or presented as treating or preventing a disease or restoring, correcting or modifying significantly physiological functions by a pharmacological, immunological or metabolic action. However, in the European Union, medical or biocidal (i.e. antibacterial) claims may be made for cosmetics, provided that they are ancillary to the cosmetic claims. As a result, BiomX believes that it may develop BX001 as a cosmetic, including conducting non-investigational new drug (“IND”) human clinical studies in order to evaluate safety, tolerability and biomarkers for non-drug applications.

Some countries also regulate other categories of products that could be relevant such as biocides in the European Union.

Unlike medicinal products, cosmetic products are generally not subject to premarket approval by regulatory agencies. They however must not contain certain ingredients or concentrations of ingredients and must be safe and properly labeled in relation to their cosmetic purpose. It remains unclear whether phages are authorized for use in cosmetic products, in the United States, the European Union and other countries.

Moreover, the FDA or equivalent foreign regulatory agencies may determine that BX001 is not governed by cosmetics regulations but by pharmaceutical regulations and, therefore may classify BX001 as being ineligible for use in clinical studies without a regulatory approval. A determination that BX001 does not meet the regulatory cosmetic requirements of the FDA or equivalent foreign regulatory agencies could cause a delay in the commercialization of BX001, which may lead to reduced acceptance by the public or others. Any such determination could prevent BiomX’s reliance on existing regulatory frameworks to conduct non-IND human clinical studies for BX001 and could significantly increase the cost of and delay the commercialization of BX001.

Should BiomX choose to develop and commercialize BX001 as a cosmetic and if the FDA or equivalent foreign regulatory agencies determine BX001 falls outside the cosmetics regulations, the agency could ask BiomX to withdraw BX001 from the market. In addition, if new safety issues are raised by cosmetic clinical studies for BX001, then BiomX’s ability to seek an IND to conduct clinical trials intended to lead toward approval of the product as a drug, if pursued, could be adversely affected, for example the FDA or equivalent foreign regulatory agencies could ask BiomX to modify approved labeling for or withdraw BX001 from the market.

BiomX is seeking to develop product candidates to improve the appearance of acne-prone skin and treat medical conditions related to the presence of certain bacteria. BiomX’s success is largely dependent on a broad degree of market acceptance, and in the case of drug products, physician adoption and use, which are necessary for commercial success.

Even if Biomx obtains FDA or foreign regulatory approvals for its drug product candidates, or BX001 is permitted to be marketed as a cosmetic, the commercial success of BiomX’s product candidates will depend on consumer acceptance and adoption of products that BiomX commercializes. Adverse events in preclinical studies and clinical trials of BiomX’s product candidates or in clinical trials of others developing similar products and the resulting publicity could result in a decrease in demand for any product that BiomX may develop.

In addition, the commercial success of BiomX’s drug product candidates will depend significantly on their broad adoption and use by dermatologists, pediatricians and other physicians for approved therapeutic indications, as well as any other indications for which BiomX may seek approval. Biomx cannot be certain that its approach will lead to the development of approvable or marketable products.

Obtaining high titers for specific phage cocktails necessary for BiomX’s preclinical and clinical testing may be difficult and time-consuming.

BiomX’s product candidates are phage cocktails that it has designed to meet specific characteristics. BiomX and BiomX’s contract manufacturers produce a cocktail of multiple phage and it may be difficult or time-consuming to achieve high titers, or levels, of phage sufficient for BiomX’s preclinical and clinical testing. In some cases, it may require multiple product runs in order for BiomX to obtain the amounts necessary for its clinical testing. This may result in delays in BiomX’s clinical trial timelines, and it may increase production costs and associated expenses. Also, it may be difficult to reproduce the manufacturing process to the extent that more significant quantities are required as BiomX’s product candidates advance through the clinical development process.

BiomX’s product candidates must undergo clinical testing which may fail to demonstrate the requisite safety and tolerability for cosmetics, safety and efficacy for drug products, or safety, purity, and potency for biologics, and any of BiomX’s product candidates could cause adverse effects, which would substantially delay or prevent regulatory approval and/or commercialization.

Before BiomX can obtain regulatory approval for a product candidate or otherwise obtain evidence allowing BiomX to market the product, it must undertake extensive preclinical and clinical testing in humans to demonstrate safety and efficacy to the satisfaction of the FDA or other regulatory agencies. Clinical trials of product candidates sufficient to obtain regulatory marketing approval or otherwise demonstrate safety prior to marketing, are expensive and take years to complete, especially for the BiomX product candidate designed to treat colorectal cancer as the phage will be genetically modified, which could make the conduct of clinical trials more complex. Furthermore, results from these clinical trials may not show safety or efficacy of BiomX’s product candidates sufficient to lead to approval, or to warrant further development. For example, BiomX’s approach is intended to design phage combinations, or cocktails, to target specific strains of pathogenic bacteria in order to alter microbiome composition and confer potential therapeutic or cosmetic benefit to patients. However, there can be no assurance that the eradication of the selected targets will result in a clinically meaningful effect on the underlying disease, such as in cases where the pathology of the disease is not well-defined. In addition, the bacteria that BiomX targets may be associated with the disease, but may not be causative or contributive to the pathology of the disease, or there may be other bacteria that BiomX’s product candidates do not target that are more meaningful drivers of the underlying disease. In addition, BiomX’s product candidates require the use of effective delivery vehicles to reach the target organ or tissue, and there can be no assurance that BiomX’s intended delivery systems will allow it product candidates to reach the desired locations in a patient. Safety must first be established through preclinical testing and early clinical trials, before efficacy can be evaluated and established and thereby lead to FDA or other regulatory agencies marketing approval. BiomX’s clinical trials may produce undesirable side effects or negative or inconclusive results, and BiomX may decide, or regulators may require it, to conduct additional clinical and/or preclinical testing or to abandon programs.

If BiomX is not able to obtain, or if there are delays in obtaining, required regulatory approvals for its product candidates for therapeutic indications, BiomX will not be able to commercialize, or will be delayed in commercializing, its product candidates, and its future ability to generate revenue will be materially impaired.

BiomX’s product candidates and the activities associated with their development and commercialization for therapeutic indications, including their design, testing, manufacture, safety, efficacy, recordkeeping, labeling, storage, approval, advertising, promotion, sale, distribution, import and export are subject to regulation by the FDA and other regulatory agencies in the United States and by equivalent foreign regulatory authorities. Before BiomX can commercialize any of its product candidates for therapeutic indications, BiomX must obtain marketing approval. BiomX has not received approval to market any of its product candidates from regulatory authorities in any jurisdiction, and it is possible that none of BiomX’s product candidates or any product candidates it may seek to develop in the future will ever obtain regulatory approval.

The process of obtaining regulatory approvals for therapeutic indications, both in the United States and in other countries, is expensive, may take many years if additional clinical trials are required, and can vary substantially based upon a variety of factors, including the type, complexity and novelty of the product candidates involved. Changes in marketing approval policies during the development period, changes in or the enactment of additional statutes or regulations, or changes in regulatory review for each submitted IND, NDA or equivalent application types, may cause delays in the approval or rejection of an application. The FDA and equivalent foreign regulatory authorities have substantial discretion in the approval process and may refuse to accept any application or may decide that BiomX’s data is insufficient for approval and require additional preclinical, clinical or other studies. BiomX’s product candidates could be delayed in receiving, or fail to receive, regulatory approval for many reasons, including the following:

•        the FDA or equivalent foreign regulatory authorities may disagree with the design, including study population, dose level, dose regimen, and bioanalytical assay methods, or implementation of BiomX’s clinical trials;

•        BiomX may be unable to demonstrate to the satisfaction of the FDA or equivalent foreign regulatory authorities that a drug candidate is safe and effective for its proposed indication or a related companion diagnostic is suitable to identify appropriate patient populations;

•        the results of clinical trials may not meet the level of statistical significance required by the FDA or equivalent foreign regulatory authorities for approval;

•        BiomX may be unable to demonstrate that a drug product candidate’s clinical and other benefits outweigh its safety risks;

•        the FDA or equivalent foreign regulatory authorities may disagree with BiomX’s interpretation of data from preclinical studies, non-IND human clinical studies or clinical trials;

•        the data collected from clinical trials of BiomX’s product candidates may not be sufficient to support the submission of an NDA or other submission or to obtain regulatory approval in the United States or elsewhere;

•        the FDA or equivalent foreign regulatory authorities may fail to approve the manufacturing processes or facilities of third-party manufacturers with which BiomX contracts for clinical and commercial supplies; and

•        the approval policies or regulations of the FDA or equivalent foreign regulatory authorities may significantly change in a manner rendering BiomX’s clinical data insufficient for approval.

Of the large number of drugs in development, only a small percentage successfully complete the FDA or equivalent foreign regulatory approval processes and are commercialized. The lengthy approval process as well as the unpredictability of future clinical trial results may result in BiomX failing to obtain regulatory approval to market its product candidates, which would significantly harm BiomX’s business, results of operations and prospects.

The FDA may also require a panel of experts, referred to as an Advisory Committee, to deliberate on the adequacy of the safety and efficacy data to support approval for therapeutic indications. The opinion of the Advisory Committee, although not binding, may have a significant impact on our ability to obtain approval of any product candidates that we develop based on the completed clinical trials. In the European Union, the safety and efficacy data of BiomX’s product candidate for treatment of colorectal cancer will be reviewed by the EMA’s Committee for Advanced Therapies (“CAT”), a group of experts in advanced therapy medicinal products. BiomX’s other product candidates would be reviewed by CAT as well if the EMA were to consider that they also qualify as advanced therapy medicinal products.

Moreover, under the Pediatric Research Equity Act (“PREA”), in the United States, and the Paediatric Regulation, in the European Union, the FDA or equivalent foreign regulatory authority could require mandatory testing in the pediatric population. Applications for approval in the United States or in the European Union must contain data to assess the safety and efficacy of the biologic for the claimed indications in all relevant pediatric subpopulations and to support dosing and administration for each pediatric subpopulation for which the product is safe and effective. The FDA or equivalent foreign regulatory authority may, in its discretion, grant full or partial waivers, or deferrals, for submission of data in pediatric subjects. If the FDA requires data in pediatric patients, significantly more capital will have to be invested in order to conduct the mandatory pediatric clinical trials and studies, but the approval of the medicinal products for the adult population should normally not be affected. If the results of such pediatric studies are not positive, BiomX’s product candidates will not be approved for children.

In addition, even if BiomX were to obtain approval, regulatory authorities may approve any of its product candidates for fewer or more limited therapeutic indications than BiomX requests, may include limitations for use or contraindications that limit the suitable patient population, may not approve the price BiomX intends to charge for its products, may grant approval contingent on the performance of costly post-marketing clinical trials or may approve a product candidate with a label that does not include the labeling claims necessary or desirable for the successful commercialization of that product candidate. Any of the foregoing scenarios could materially harm the commercial prospects for BiomX’s product candidates.

If BiomX experiences delays in obtaining approval or if it fails to obtain approval of its product candidates, the commercial prospects for its product candidates may be harmed and its future ability to generate revenues will be materially impaired.

Results from preclinical studies of BiomX’s product candidates BX001 and BX002 may not be predictive of the results of clinical trials or later stage clinical development.

Preclinical studies of BiomX’s product candidates BX001 and BX002, including studies in animal disease models in the case of BX002 may not accurately predict the safety of the product candidate such that further human clinical trials would be allowed to proceed. In particular, promising preclinical testing suggesting the potential efficacy of prototype phage products may not predict the ability of these products to address conditions in the human clinical settings. For example, while BiomX has studied phage activity in vitro and in vivo, in the case of BX002, these results may not be replicated when BiomX’s phage cocktails are administered to human subjects. Despite promising data in any preclinical studies, BiomX’s phage technology may be found not to be efficacious when studied in clinical trials.

To satisfy FDA or equivalent foreign regulatory approval standards, BiomX must demonstrate safety for any cosmetic product, and it must demonstrate in adequate and well controlled clinical trials that its drug product candidates are safe and effective for their intended use. Success in preclinical testing and early-stage clinical trials does not ensure that later clinical trials will be successful. BiomX’s initial results from preclinical testing also may not be confirmed by later analysis or subsequent larger clinical trials. A number of companies in the pharmaceutical industry have suffered significant setbacks in advanced clinical trials, even after obtaining promising results in earlier clinical trials, and most product candidates that commence clinical trials are never approved for commercial sale.

For products that require regulatory approvals, BiomX is subject to significant regulatory approval requirements, which could delay, prevent or limit BiomX’s ability to market its product candidates.

BiomX’s research and development activities, preclinical studies, clinical trials and the anticipated manufacturing and marketing of its drug product candidates are subject to extensive regulation by the FDA and other regulatory agencies in the United States and by comparable authorities in Europe and elsewhere. To satisfy FDA or equivalent foreign regulatory approval standards, BiomX must demonstrate in adequate and well controlled clinical trials that its drug product candidates are safe and effective for their intended use. The regulatory approval process is expensive and time-consuming, and the timing of receipt of regulatory approval is difficult to predict. Given the uncertainties around phage therapy, BiomX’s product candidates could require a significantly longer time to gain regulatory approval than expected, or may never gain approval. This is especially so for the product candidate designed to treat colorectal cancer as the phage will be genetically modified, which adds potential complexity to the process, particularly in the European Union. BiomX cannot be certain that, even after expending substantial time and financial resources, it will obtain regulatory approval for any of its product candidates. A delay or denial of regulatory approval could delay or prevent BiomX’s ability to generate product revenue and to achieve profitability.

The legal and regulatory status of phage therapy remains unclear in many countries, including the European Union. Changes in regulatory approval policies during the development period of any of BiomX’s product candidates, changes in, or the enactment of, additional regulations or statutes, or changes in regulatory review practices for a submitted product application may cause a delay in obtaining approval or result in the rejection of an application for regulatory approval.

Regulatory approval, if obtained, may be made subject to limitations on the indicated uses for which BiomX may market a product, as well as the approved labeling for the product. These limitations could adversely affect BiomX’s potential product revenue. Regulatory approval may also be conditioned on costly post-marketing follow-up studies. In addition, the labeling, packaging, adverse event reporting, storage, advertising, promotion and recordkeeping related to the product will be subject to extensive ongoing regulatory requirements. Furthermore, for any marketed product, its manufacturer and its manufacturing facilities will be subject to registration and listing requirements and continual review and periodic inspections by the FDA or other regulatory authorities. Failure to comply with applicable regulatory requirements may, among other things, result in fines, suspensions of regulatory approvals, product recalls, product seizures, operating restrictions and criminal prosecution.

If BiomX encounters difficulties enrolling patients in its clinical trials, BiomX’s clinical development activities could be delayed or otherwise adversely affected.

Completion of clinical trials depends, among other things, on BiomX’s ability to enroll a sufficient number of patients, which is a function of many factors, including:

•        the therapeutic endpoints chosen for evaluation;

•        the eligibility criteria defined in the protocol;

•        the perceived benefit of the product candidate under study;

•        the size of the patient population required for analysis of the clinical trial’s therapeutic endpoints;

•        BiomX’s ability to recruit clinical trial investigators and sites with the appropriate competencies and experience;

•        BiomX’s ability to obtain and maintain patient consents; and

•        competition for patients from clinical trials for other treatments.

BiomX may experience difficulties in enrolling patients in its clinical trials, which could increase the costs or affect the timing or outcome of these clinical trials. This is particularly true with respect to diseases with relatively small patient populations. In addition, potential patients for BiomX’s trials may not be adequately diagnosed or identified with the diseases that BiomX is targeting or may not meet the entry criteria for BiomX’s studies.

BiomX may not be able to initiate or continue clinical trials if it is unable to locate a sufficient number of eligible patients to participate in the clinical trials required by the FDA or equivalent foreign regulatory agencies. In addition, the process of finding and diagnosing patients may prove costly. BiomX’s inability to enroll a sufficient number of patients for any of its clinical trials would result in significant delays or may require BiomX to abandon one or more clinical trials.

Delays in BiomX’s clinical trials could result in BiomX not achieving anticipated developmental milestones when expected, increased costs and delays in BiomX’s ability to obtain regulatory approval for and commercialization of BiomX’s product candidates.

Delays in BiomX’s ability to commence its clinical trials could result in BiomX not meeting anticipated clinical milestones and could materially impact BiomX’s product development costs and delay regulatory approval of BiomX’s product candidates. For example, BiomX plans to initiate Phase 1 clinical trials to explore the safety and tolerability of BX002 in 2020. However, planned clinical trials may not be commenced or completed on schedule, or at all.

Clinical trials can be delayed for a variety of reasons, including:

•        delays in the development of manufacturing capabilities for BiomX’s product candidates to enable their consistent production at clinical trial scale;

•        failures in BiomX’s internal manufacturing operations that result in BiomX’s inability to consistently and timely produce bacteriophages in sufficient quantities to support BiomX’s clinical trials;

•        the availability of financial resources to commence and complete BiomX’s planned clinical trials;

•        delays in reaching a consensus with clinical investigators on study design;

•        delays in reaching a consensus with regulatory agencies on trial design or in obtaining regulatory approval to commence a trial;

•        delays in obtaining clinical materials;

•        slower than expected patient recruitment for participation in clinical trials;

•        regulatory constraints or injunctions (for example, from supervisory authorities in case of non-compliance with cybersecurity and data privacy laws);

•        failure by clinical trial sites, other third parties or BiomX to adhere to clinical trial agreements;

•        delays in reaching agreement on acceptable clinical trial agreement terms with prospective sites or obtaining institutional review board approval; and

•        adverse safety events experienced during BiomX’s clinical trials.

If BiomX does not successfully commence or complete its clinical trials on schedule, the price of BiomX’s common stock may decline. Significant preclinical or clinical trial delays could shorten any periods during which BiomX may have the exclusive right to commercialize BiomX’s product candidates or allow BiomX’s competitors to bring products to market before it does, potentially impairing BiomX’s ability to successfully commercialize its product candidates and harming its business and results of operations.

BiomX’s current or future product candidates may cause adverse effects that could halt their clinical development, prevent their approval or marketing, limit their commercial potential or result in significant negative consequences.

Adverse effects could occur and cause BiomX or regulatory authorities to interrupt, delay or halt clinical trials and could result in a more restrictive label or the delay or denial of marketing approval by the FDA or equivalent foreign regulatory agencies. Similarly, such adverse effects would prevent marketing BX001 as a cosmetic. Results of BiomX’s trials could reveal a high and unacceptable severity and prevalence of side effects or unexpected characteristics.

If adverse effects arise in the development of BiomX’s product candidates, BiomX, the FDA or equivalent foreign regulatory agencies, the Institutional Review Boards (“IRBs”) or independent ethics committees at the institutions in which BiomX’s studies are conducted, or the Data Safety Monitoring Board (“DSMB”) could suspend or terminate BiomX’s clinical trials or the FDA or equivalent foreign regulatory agencies could deny approval of BiomX’s product candidates for any or all targeted indications. Adverse events in studies with BX001 as a cosmetic may lead BiomX to stop its marketing.

BiomX intends to evaluate its product candidates for safety and tolerability in the form of Phase 1 clinical trials. None of BiomX’s product candidates have completed this testing to date, and BiomX intends to initiate the first human studies of BX001 in 2019. While BiomX’s current and future product candidates will undergo safety testing to the extent possible and, where applicable, under such conditions discussed with regulatory authorities, not all adverse effects of drugs can be predicted or anticipated. Unforeseen adverse effects could arise either during clinical development or, if such adverse effects are more rare, after BiomX’s products have been approved by regulatory authorities and the approved product has been marketed, resulting in the exposure of additional patients. For example, while BiomX screens its phages in attempts to minimize safety issues, there can be no assurance that BiomX will eliminate the risk of the appearance of virulence genes, antibiotic resistance genes, lysogenic genes, integrase genes, or other toxic genes in BiomX’s phages, or of adverse reactions to BiomX’s phages in a patient’s immune system. So far, BiomX has not demonstrated, and BiomX cannot predict, if ongoing or future clinical trials will demonstrate that any of its product candidates are safe in humans. Moreover, clinical trials of BiomX’s product candidates are conducted in carefully defined sets of patients who have agreed to enter into clinical trials. Consequently, it is possible that BiomX’s clinical trials may indicate an apparent positive effect of a product candidate that is greater than the actual positive effect, if any, or alternatively fail to identify undesirable adverse effects.

Ultimately, some or all of BiomX’s product candidates may prove to be unsafe for human use. Moreover, BiomX could be subject to significant liability if any volunteer or patient suffers, or appears to suffer, adverse health effects as a result of participating in its clinical trials. Any of these events could prevent BiomX from achieving or maintaining market acceptance of its product candidates and could substantially increase commercialization costs.

BiomX has not completed composition development of its product candidates.

The development of BiomX’s product candidates requires that BiomX isolate, select, optimize and combine a number of phages that target the desired bacteria for that product candidate. The selection of phages for any of BiomX’s product candidates is based on a variety of factors, including, without limitation, the ability of the selected phages, in combination, to successfully kill the targeted bacteria, the degree of cross-reactivity of the individual phages with the same part of the bacterial targets, the ability of the combined phages to satisfy regulatory requirements, BiomX’s ability to manufacture sufficient quantities of the phages, intellectual property rights of third parties, and other factors. While BiomX has selected initial formulations of BX001 and BX002, there can be no assurance that these initial formulations will be the final formulations of these product candidates for commercialization if approved. If BiomX is unable to complete formulation development of its product candidates in the time frame that it has anticipated, then BiomX’s product development time lines, and the regulatory approval of BiomX’s product candidates, could be delayed.

BiomX must continue to develop manufacturing processes for its product candidates, and any delay in doing so, or BiomX’s inability to do so, would result in delays in BiomX’s clinical trials.

The manufacturing processes for BiomX’s product candidates, and the scale-up of such processes for clinical trials, may present challenges, and there can be no assurance that BiomX will be able to complete this work in a timely manner, if at all. Any delay in the development or scale-up of these manufacturing processes could delay the start of clinical trials and harm BiomX’s business. In order to scale-up BiomX’s manufacturing capacity, BiomX needs to either build additional internal manufacturing capacity, contract with one or more partners, or both. BiomX’s technology and the production process for BiomX’s equipment and tools are complex and BiomX may encounter unexpected difficulties in manufacturing its product candidates. For example, the manufacturing hosts that BiomX use to produce BiomX’s phages may contain one or more integrated phages in their genomes that, if BiomX are unable to remove, can present challenges in manufacturing of the produced phages. There is no assurance that BiomX will be able to continue to build manufacturing capacity internally or find one or more suitable partners, or both, to meet the necessary volume and quality requirements. Manufacturing and product quality issues may arise as BiomX increases the scale of its production. Any delay or inability in establishing or expanding BiomX’s manufacturing capacity could diminish BiomX’s ability to develop its product candidates.

In the third quarter of 2019, BiomX opened its own current Good Manufacturing Process (“cGMP”) manufacturing facility at its headquarters in Ness Ziona, Israel. BiomX’s facility must undergo ongoing inspections for compliance with cGMP regulations before the respective product candidates can be approved for use in clinical trials or commercialization. In the event this facility does not receive a satisfactory cGMP inspection for the manufacture of BiomX’s product candidates, BiomX may need to fund additional modifications to its manufacturing process, conduct additional validation studies or find alternative manufacturing facilities, any of which would result in significant cost to BiomX as well as a delay of up to several years in obtaining approval for such product candidate.

The manufacturing facility will be subject to ongoing periodic inspection for compliance with European, FDA and cGMP regulations. Compliance with these regulations and standards is complex and costly, and there can be no assurance that BiomX will be able to comply. Any failure to comply with applicable regulations could result in sanctions being imposed (including fines, injunctions and civil penalties), failure of regulatory authorities to grant marketing approval of BiomX’s product candidates, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of product candidates or products, operating restrictions and criminal prosecution.

If BiomX’s competitors are able to develop and market products that are more effective, safer or more affordable than BiomX’s, or obtain marketing approval before BiomX does, BiomX’s commercial opportunities may be limited.

Competition in the biotechnology and pharmaceutical industries is intense and continues to increase. Some companies that are larger and have significantly more resources than BiomX are aggressively pursuing development programs for indications that BiomX is pursuing, including traditional therapies and therapies with novel mechanisms of action. In addition, other companies are developing phage-based products for therapeutic and non-therapeutic uses, and may elect to use their expertise in phage development and manufacturing to try to develop products that would compete with BiomX’s products.

BiomX also faces potential competition from academic institutions, government agencies and private and public research institutions engaged in the discovery and development of drugs and therapies. Many of BiomX’s competitors have significantly greater financial resources and expertise in research and development, preclinical testing, conducting clinical trials, obtaining regulatory approvals, manufacturing, sales and marketing than BiomX does. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established pharmaceutical companies.

In the European Union, potential competition also comes from medicinal preparations made by hospitals or pharmacists and administered without marketing authorizations, generally referred to as “compounding.” In some member states, national authorities generally promote compounding in order to reduce healthcare expenses.

BiomX’s competitors may succeed in developing products that are more effective, have fewer side effects and are safer or more affordable than BiomX’s product candidates, which would render BiomX’s product candidates less competitive or noncompetitive and would prevent the granting or maintenance of an orphan designation. These competitors also compete with BiomX to recruit and retain qualified scientific and management personnel, establish clinical trial sites and patient registration for clinical trials, as well as to acquire technology and technology licenses complementary to BiomX’s programs or advantageous to BiomX’s business. Moreover, competitors that are able to achieve patent protection, obtain regulatory approvals and commence commercial sales of their products before BiomX does, and competitors that have already done so may enjoy a significant competitive advantage.

BX001 faces significant competition in the market.

The facial aesthetic market is highly competitive and dynamic, and is characterized by rapid and substantial technological development and product innovations. If BX001 can be marketed as a cosmetic, it may face significant competition from other facial aesthetic products. Due to less stringent regulatory requirements, there are many more possibilities for marketing cosmetics in international markets than there are in the United States. There are also fewer limitations on the claims that BiomX’s competitors in international markets can make about the effectiveness of their products and the manner in which they can market them. As a result, if BiomX partners with other companies in these markets and launches its products, it may face more competition in these markets than in the United States.

Legal requirements as well as ethical and social concerns about synthetic biology and genetic engineering could limit or prevent the use of BiomX’s technologies and limit BiomX’s revenues.

BiomX’s technology may include the use of synthetic biology and genetic engineering. In some countries, drugs made using genetically modified organisms may be subject to a more stringent legal regime, which could prove to be complex and very challenging, especially for a small life sciences company. For example, in the European Union, the rules on genetically modified organisms would apply in addition to the general rules on medicinal products or cosmetic products. The rules on advanced therapy medicinal products may also apply.

Additionally, public perception about the safety and environmental hazards of, and ethical concerns over, synthetic biology and genetic engineering could influence public acceptance of BiomX’s technologies, product candidates and processes. If BiomX and its collaborators are not able to overcome the legal challenges as well as the ethical and social concerns relating to synthetic biology and genetic engineering, BiomX’s technologies, product candidates and processes may not be accepted. These challenges and concerns could result in increased expenses, regulatory scrutiny and increased regulation, trade restrictions on imports of BiomX’s product candidates, delays or other impediments to BiomX’s programs or the public acceptance and commercialization of BiomX’s products. BiomX designs and produces product candidates with characteristics comparable or superior to those found in naturally occurring organisms or enzymes in a controlled laboratory; however, the release of such organisms into uncontrolled environments could have unintended consequences. Any adverse effect resulting from such a release could have a material adverse effect on BiomX’s business, financial condition or results of operations, and BiomX may have exposure to liability for any resulting harm.

BiomX may not be successful in its efforts to identify or discover additional product candidates.

Although BiomX intends to utilize its technology to evaluate other therapeutic opportunities in addition to the product candidates that BiomX is currently developing, BiomX may fail to identify other product candidates for clinical development for a number of reasons. For example, BiomX’s research methodology may not be successful in identifying potential product candidates, or those BiomX identify may be shown to have harmful side effects or other characteristics that make them unmarketable or unlikely to receive regulatory approval. In addition, BiomX may not be able to identify phages that eradicate the target bacteria, including due to sourcing difficulties such as lack of diversity, inability to obtain samples in a timely manner or at all, or contamination in the samples. BiomX may also encounter difficulties in designing phage cocktails that meet the requirements of an investigational therapy, including due to the build-up of resistances in bacteria to BiomX’s phages, the range of host bacteria that are affected by BiomX’s phages, the variety of activity on different bacteria growth states, issues with toxicity in BiomX’s phages, and the stability, robustness and ease of manufacturing of BiomX’s product candidates. In addition, the designing of synthetically engineered phages may fail to result in the development of phages with the desired characteristics or behaviors that are suitable for use as viable therapies, or may result in phages that contain undesired features such as immunogenicity, toxicity and other safety concerns.

A key part of BiomX’s strategy is to utilize its screening technology to identify product candidates to pursue in clinical development. If BiomX fails to identify and develop additional potential product candidates, BiomX may be unable to grow its business and its results of operations could be materially harmed. Such product candidates will require additional, time-consuming development efforts prior to commercial sale, including preclinical studies, clinical trials and approval by the FDA and/or applicable foreign regulatory agencies. All product candidates are prone to the risks of failure that are inherent in pharmaceutical product development.

BiomX may expend its limited resources to pursue a particular product candidate or indication and fail to capitalize on product candidates or indications that may be more profitable or for which there is a greater likelihood of success.

Because BiomX has limited financial and managerial resources, BiomX intends to focus on developing product candidates for specific indications that BiomX identifies as most likely to succeed, in terms of both their potential for marketing approval and commercialization. As a result, BiomX may forego or delay pursuit of opportunities with other product candidates or for other indications that may prove to have greater commercial potential.

BiomX’s resource allocation decisions may cause it to fail to capitalize on viable commercial products or profitable market opportunities. BiomX’s spending on current and future research and development programs and product candidates for specific indications may not yield any commercially viable product candidates. If BiomX does not accurately evaluate the commercial potential or target market for a particular product candidate, BiomX may relinquish valuable rights to that product candidate through collaboration, licensing or other royalty arrangements in cases in which it would have been more advantageous for BiomX to retain sole development and commercialization rights to the product candidate.

BiomX’s success depends, in part, on its ability to retain key executives and to attract, retain and motivate qualified personnel.

BiomX is highly dependent on Jonathan Solomon, its CEO, as well as the other principal members of BiomX’s management, scientific and clinical team. Although BiomX has entered into employment agreements with its executive officers, each of them may terminate their employment with BiomX at any time. BiomX does not maintain “key person” insurance for any of its executives or other employees. The loss of the services of any of BiomX’s executive officers, other key employees, and other scientific and medical advisors, and BiomX’s inability to find suitable replacements could result in delays in product development and harm BiomX’s business.

BiomX’s continued ability to attract, retain and motivate highly qualified management, clinical and scientific personnel and BiomX’s ability to develop and maintain important relationships with leading academic institutions, clinicians and scientists is critical to BiomX’s success. Competition for qualified personnel in the biotechnology field is intense, particularly in Israel where BiomX’s headquarters are located. BiomX faces competition for personnel from other biotechnology and pharmaceutical companies, universities, public and private research institutions and other organizations. BiomX also faces competition from other more well-funded and well-established businesses and BiomX may also be viewed as a riskier choice from a job stability perspective due to BiomX’s relatively newer status than longer existing biotech and pharmaceutical companies. BiomX may not be able to attract and retain qualified personnel on acceptable terms given the competition for such personnel. If BiomX is unsuccessful in BiomX’s retention, motivation and recruitment efforts, BiomX may be unable to execute its business strategy.

There is a substantial risk of product liability claims in BiomX’s business. If BiomX does not obtain sufficient liability insurance, a product liability claim could result in substantial liabilities to it.

BiomX’s business exposes it to significant potential product liability risks that are inherent in the development, manufacturing and marketing of human therapeutic products. Regardless of merit or eventual outcome, product liability claims may result in:

•        delay or failure to complete BiomX’s clinical trials;

•        withdrawal of clinical trial participants;

•        decreased demand for BiomX’s product candidates;

•        injury to BiomX’s reputation;

•        litigation costs;

•        substantial monetary awards against BiomX; and

•        diversion of management or other resources from key aspects of BiomX’s operations.

If BiomX succeeds in marketing products, product liability claims could result in an FDA or equivalent foreign regulatory agency investigation of the safety or efficacy of BiomX’s products, its manufacturing processes and facilities or its marketing programs. Such investigation could also potentially lead to a recall of BiomX’s products or more serious enforcement actions, or limitations on the indications, for which they may be used, or suspension or withdrawal of approval.

BiomX has clinical trial insurance that covers its clinical trial for up to a $3.0 million annual per claim and aggregate limit. BiomX intends to expand its insurance coverage to include the sale of commercial products if marketing approval is obtained for BiomX’s product candidates or any other compound that BiomX may develop. However, insurance coverage is expensive and BiomX may not be able to maintain insurance coverage at a reasonable cost or at all, and the insurance coverage that BiomX obtain may not be adequate to cover potential claims or losses.

Failure to comply with health and data protection laws and regulations could lead to claims, government enforcement actions (which could include civil or criminal penalties), regulatory actions, private litigation and/or adverse publicity and could negatively affect BiomX’s operating results and business.

BiomX may be subject to federal, state and foreign data protection laws and regulations (i.e., laws and regulations that address privacy and security). In the United States, numerous federal and state laws and regulations, including federal health information privacy laws, state consumer privacy laws, state data breach notification laws, state health information privacy laws and federal and state consumer protection laws (e.g., Section 5 of the Federal Trade Commission Act), that govern the collection, use, disclosure and protection of health-related and other personal information could apply to BiomX’s operations or the operations of BiomX’s collaborators. In addition, BiomX may obtain health information from third parties (including research institutions from which BiomX obtains clinical trial data) that are subject to privacy and security requirements under the HIPAA (as defined below), as amended by HITECH (as defined below). Depending on the facts and circumstances, BiomX could be subject to criminal penalties if BiomX knowingly obtains, uses, or discloses individually identifiable health information maintained by a HIPAA-covered entity in a manner that is not authorized or permitted by HIPAA.

Additional requirements may also be imposed by international data protection laws. In this context, Regulation 2016/679, the General Data Protection Regulation (the “GDPR”) (in addition to many other international data protection laws) may have an impact on BiomX’s operations when it collects and/or process personal data of individuals located in the European Union. The GDPR has applied since May 25, 2018 (replacing previously applicable data protection frameworks) and has an extraterritorial reach. The GDPR allows members states to introduce specific requirements in relation to certain areas, including processing of special categories of data, and BiomX may face further restrictions and non-compliance risks under such national frameworks. BiomX has not yet assessed whether its activities might be caught by the GDPR.

Because of the types of data BiomX collects and processes, which may involve health, biometric and genetic data, BiomX may face high risks for non-compliance with the GDPR rules (or local declinations of GDPR-rules across the different European Union Member States), as these types of data are considered as special categories of data and are granted higher protection. The risks are further increased considering the diverging approach in the European Union as to the rules, requirements and frameworks in relation to the processing of personal data in clinical trials (in matters such as the choice of the legal basis for the processing of data, the possible uses of the personal data collected, etc.) and the interplay with other relevant frameworks. The GDPR introduced stringent data protection requirements in the European Union, as well as potential fines for non-compliant companies of up to the greater of €20 million or 4% of annual worldwide turnover. Supervisory authorities also have the ability to restrict BiomX’s processing activities if those are deemed not to be in compliance with the GDPR (or local declinations); this may significantly impact the way BiomX conducts its activities. The GDPR imposes numerous requirements for the collection, use and disclosure of personal data, including high standards for consent to be valid, and specific information to be provided to individuals about how their personal data is used, the obligation to notify regulators and (in some cases) to communicate to affected individuals of personal data breaches, extensive new internal privacy governance requirements and obligations to allow individuals to exercise their strengthened privacy rights (e.g., the right to access, correct and delete their personal data, to withdraw their consent, etc.), and obligations when contracting with third parties such as service provides, CROs, etc. In addition, the GDPR includes restrictions on data transfers outside the European Economic Area (“EEA”). The actual mechanisms made available under GDPR to transfer such personal data have recently received heightened regulatory and judicial scrutiny. If BiomX cannot rely on existing mechanisms for transferring personal data from the EEA, the United Kingdom, or other jurisdictions, BiomX may be unable to transfer personal data in those regions. Further, the United Kingdom’s vote in favor of exiting the European Union, often referred to as “Brexit,” has created uncertainty as to whether or not the United Kingdom data protection legislation will depart from the GDPR and how data transfers to and from the United Kingdom will be regulated.

Compliance with U.S. and international data protection laws and regulations could require BiomX to take on more onerous obligations in BiomX’s contracts, restrict BiomX’s ability to collect, use and disclose data, or in some cases, impact BiomX’s ability to operate in certain jurisdictions. Such laws and regulations could limit BiomX’s ability to use and share personal or other data, thereby increasing BiomX’s costs and harming BiomX’s business and financial condition. Failure to comply with U.S. and international data protection laws and regulations could result in claims, government enforcement actions (which could include civil or criminal penalties), regulatory actions, private litigation and/or adverse publicity and could negatively affect BiomX’s operating results and business. Moreover, clinical trial subjects about whom BiomX or BiomX’s potential collaborators obtain information, as well as the providers who share this information with us, may contractually limit BiomX’s ability to use and disclose the information. Claims that BiomX has violated individuals’ privacy rights, failed to comply with data protection laws, or breached BiomX’s contractual obligations, even if it is not found liable, could be expensive and time consuming to defend and could result in adverse publicity that could harm BiomX’s business. Finally, BiomX may be required to disclose personal data pursuant to demands from government agencies, from law enforcement agencies, and from intelligence agencies. This disclosure may result in a failure or perceived failure by BiomX to comply with data privacy laws, rules, and regulations and could result in proceedings or actions against BiomX in the same or other jurisdictions, and could have an adverse impact on BiomX’s reputation and brand.

BiomX’s business and operations might be adversely affected by security breaches, including any cybersecurity incidents.

BiomX depends on the efficient and uninterrupted operation of its computer and communications systems, and those of its consultants, contractors and vendors, which BiomX uses for, among other things, sensitive company data, including its intellectual property, financial data and other proprietary business information.

While certain of BiomX’s operations have business continuity and disaster recovery plans and other security measures intended to prevent and minimize the impact of IT-related interruptions, BiomX’s IT infrastructure and the IT infrastructure of its consultants, contractors and vendors are vulnerable to damage from cyberattacks, computer viruses, unauthorized access, electrical failures and natural disasters or other catastrophic events. BiomX could experience failures in its information systems and computer servers, which could result in an interruption of its normal business operations and require substantial expenditure of financial and administrative resources to remedy. System failures, accidents or security breaches can cause interruptions in BiomX’s operations and can result in a material disruption of its targeted phage therapies, product candidates and other business operations. The loss of data from completed or future studies or clinical trials could result in delays in BiomX’s research, development or regulatory approval efforts and significantly increase BiomX’s costs to recover or reproduce the data. To the extent that any disruption or security breach were to result in a loss of, or damage to, BiomX’s data or applications, or inappropriate disclosure of confidential or proprietary information, BiomX could incur regulatory investigations and redresses, penalties and liabilities and the development of its product candidates could be delayed or otherwise adversely affected.

Even though BiomX believes it carries commercially reasonable business interruption and liability insurance, BiomX might suffer losses as a result of business interruptions that exceed the coverage available under BiomX’s insurance policies or for which BiomX does not have coverage. For example, BiomX is not insured against terrorist attacks or cyberattacks. Any natural disaster or catastrophic event could have a significant negative impact on BiomX’s operations and financial results. Moreover, any such event could delay the development of BiomX’s product candidates.

BiomX’s employees, independent contractors, consultants, commercial partners and vendors may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements.

BiomX is exposed to the risk of employee fraud or other illegal activity by its employees, independent contractors, consultants, commercial partners and vendors. Misconduct by these parties could include intentional, reckless and/or negligent conduct that fails to comply with the laws of the FDA and other similar foreign regulatory bodies, provide true, complete and accurate information to the FDA and other similar foreign regulatory bodies, comply with manufacturing standards BiomX has established, comply with healthcare fraud and abuse laws in the United States and similar foreign fraudulent misconduct laws or report financial information or data accurately or to disclose unauthorized activities to BiomX. If BiomX obtains FDA approval of any of its product candidates and begins commercializing those products in the United States, BiomX’s potential exposure under such laws will increase significantly, and BiomX’s costs associated with compliance with such laws are also likely to increase. These laws may impact, among other things, BiomX’s current activities with principal investigators and research patients, as well as proposed and future sales, marketing and education programs.

BiomX’s relationships with healthcare providers, physicians and third-party payors will be subject to applicable anti-kickback, fraud and abuse and other healthcare laws and regulations, which could expose BiomX to criminal sanctions, civil penalties, contractual damages, reputational harm and diminished profits and future earnings.

Healthcare providers, physicians and third-party payors in the United States and elsewhere play a primary role in the recommendation and prescription of pharmaceutical products. Arrangements with third-party payors and customers can expose pharmaceutical manufacturers to broadly applicable fraud and abuse and other healthcare laws and regulations, including, without limitation, the federal Anti-Kickback Statute and the federal False Claims Act (“FCA”) and foreign equivalent legislation, which may constrain the business or financial arrangements and relationships through which such companies sell, market and distribute pharmaceutical products. In particular, the promotion, sales and marketing of healthcare items and services, as well as certain business arrangements in the healthcare industry, are subject to extensive laws designed to prevent fraud, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, structuring and commissions, certain customer incentive programs and other business arrangements generally. Activities subject to these laws also involve the improper use of information obtained in the course of patient recruitment for clinical trials. The applicable federal, state and foreign healthcare laws and regulations laws that may affect BiomX’s ability to operate include, but are not limited to:

•        the federal Anti-Kickback Statute, which prohibits, among other things, knowingly and willfully soliciting, receiving, offering or paying any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind, to induce, or in return for, either the referral of an individual, or the purchase, lease, order or recommendation of any good, facility, item or service for which payment may be made, in whole or in part, under a federal healthcare program, such as the Medicare and Medicaid programs. A person or entity can be found guilty of violating the statute without actual knowledge of the statute or specific intent to violate it. In addition, a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the FCA. The Anti-Kickback Statute has been interpreted to apply to arrangements between pharmaceutical manufacturers on the one hand and prescribers, purchasers and formulary managers on the other hand. There are a number of statutory exceptions and regulatory safe harbors protecting some common activities from prosecution;

•        federal civil and criminal false claims laws and civil monetary penalty laws, including the FCA, which prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, false or fraudulent claims for payment to, or approval by Medicare, Medicaid or other federal healthcare programs, knowingly making, using or causing to be made or used a false record or statement material to a false or fraudulent claim or an obligation to pay or transmit money to the federal government, or knowingly concealing or knowingly and improperly avoiding or decreasing or concealing an obligation to pay money to the federal government. Manufacturers can be held liable under the FCA even when they do not submit claims directly to government payors if they are deemed to “cause” the submission of false or fraudulent claims. The FCA also permits a private individual acting as a “whistleblower” to bring actions on behalf of the federal government alleging violations of the FCA and to share in any monetary recovery;

•        HIPAA, which created new federal criminal statutes that prohibit knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program or obtain, by means of false or fraudulent pretenses, representations, or promises, any of the money or property owned by, or under the custody or control of, any healthcare benefit program, regardless of the payor (e.g., public or private) and knowingly and willfully falsifying, concealing or covering up by any trick or device a material fact or making any materially false statements in connection with the delivery of, or payment for, healthcare benefits, items or services relating to healthcare matters. Similar to the federal Anti-Kickback Statute, a person or entity can be found guilty of violating HIPAA without actual knowledge of the statute or specific intent to violate it;

•        HIPAA, as amended by HITECH and their respective implementing regulations, which impose, among other things, requirements on certain covered healthcare providers, health plans and healthcare clearinghouses, as well as their respective business associates that perform services for them that involve the use, or disclosure of, individually identifiable health information relating to the privacy, security and transmission of individually identifiable health information without appropriate authorization. HITECH also created new tiers of civil monetary penalties, amended HIPAA to make civil and criminal penalties directly applicable to business associates and gave state attorneys general new authority to file civil actions for damages or injunctions in federal courts to enforce the federal HIPAA laws and seek attorneys’ fees and costs associated with pursuing federal civil actions;

•        the federal Physician Payment Sunshine Act, created under the Patient Protection and Affordable Care Act and its implementing regulations, which require manufacturers of drugs, devices, biologicals and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program (with certain exceptions) to report annually to the United States Department of Health and Human Services information related to payments or other transfers of value made to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors) and teaching hospitals, as well as ownership and investment interests held by physicians and their immediate family members;

•        federal consumer protection and unfair competition laws, which broadly regulate marketplace activities and activities that potentially harm consumers;

•        analogous state and foreign laws and regulations, such as state anti-kickback and false claims laws, which may apply to sales or marketing arrangements and claims involving healthcare items or services reimbursed by nongovernmental third-party payors, including private insurers, and may be broader in scope than their federal equivalents; state and foreign laws that require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government or otherwise restrict payments that may be made to healthcare providers; state and foreign laws that require drug manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers or marketing expenditures; and state and foreign laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts; and

•        European Union and other foreign provisions.

The distribution of pharmaceutical products is subject to additional requirements and regulations, including extensive recordkeeping, licensing, storage, security requirements intended to prevent the unauthorized sale of pharmaceutical products and, in some foreign countries, including the European Union countries, mandatory anti-counterfeit features.

The scope and enforcement of each of these laws is uncertain and subject to rapid change in the current environment of healthcare reform, especially in light of the lack of applicable precedent and regulations. Federal and state enforcement bodies have recently increased their scrutiny of interactions between healthcare companies and healthcare providers, which has led to a number of investigations, prosecutions, convictions and settlements in the healthcare industry. Ensuring business arrangements comply with applicable healthcare laws, as well as responding to possible investigations by government authorities, can be time- and resource-consuming and can divert a company’s attention from the business.

The failure to comply with any of these laws or regulatory requirements could subject BiomX to possible legal or regulatory action. Depending on the circumstances, failure to meet applicable regulatory requirements can result in civil, criminal and administrative penalties, damages, fines, disgorgement, individual imprisonment, possible exclusion from participation in federal and state funded healthcare programs, contractual damages and the curtailment or restricting of BiomX’s operations, as well as additional reporting obligations and oversight if BiomX becomes subject to a corporate integrity agreement or other agreement to resolve allegations of noncompliance with these laws. Any action for violation of these laws, even if successfully defended, could cause a pharmaceutical manufacturer to incur significant legal expenses and divert management’s attention from the operation of the business. Prohibitions or restrictions on sales or withdrawal of future marketed products could materially affect business in an adverse way.

The combined company will be subject to a code of business conduct and ethics, but it is not always possible to identify and deter employee misconduct, and the precautions the combined company takes to detect and prevent inappropriate conduct may not be effective in controlling unknown or unmanaged risks or losses or in protecting it from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. Efforts to ensure that the combined company’s business arrangements will comply with applicable healthcare laws may involve substantial costs. It is possible that governmental and enforcement authorities will conclude that the combined company’s business practices may not comply with current or future statutes, regulations or case law interpreting applicable fraud and abuse or other healthcare laws and regulations. If any such actions are instituted against the combined company, and the combined company is not successful in defending itself or asserting its rights, those actions could have a significant impact on its’s business, including the imposition of civil, criminal and administrative penalties, damages, disgorgement, monetary fines, possible exclusion from participation in Medicare, Medicaid and other federal healthcare programs, contractual damages, reputational harm, diminished profits and future earnings, and curtailment of the combined company’s operations, any of which could adversely affect its’s ability to operate its business and its results of operations. In addition, the approval and commercialization of any of the combined company’s product candidates outside the United States will also likely subject the combined company to foreign equivalents of the healthcare laws mentioned above, among other foreign laws.

The FDA and other equivalent foreign regulatory agencies may implement additional regulations or restrictions on the development and commercialization of products which act on the microbiome, which may be difficult to predict.

The FDA and equivalent foreign regulatory agencies in other countries have each expressed interest in further regulating biotechnology products and product candidates, such as those that act on the human microbiome. Agencies at both the federal and state level in the United States, as well as the U.S. congressional committees and other governments or governing agencies, have also expressed interest in further regulating the biotechnology industry. Such action may delay or prevent commercialization of some or all of BiomX’s product candidates. Adverse developments in non-IND human clinical studies or clinical trials of microbiome products conducted by others may cause the FDA or other oversight bodies to change the requirements for approval of any of BiomX’s product candidates. These regulatory review agencies and committees and the new requirements or guidelines they promulgate may lengthen the regulatory review process, require BiomX to perform additional studies or trials, increase BiomX’s development costs, lead to changes in regulatory positions and interpretations, delay or prevent approval and commercialization of BiomX’s product candidates or lead to significant post-approval limitations or restrictions. As BiomX advances its product candidates, BiomX will be required to consult with these regulatory agencies and comply with applicable requirements and guidelines. If BiomX fails to do so, it may be required to delay or discontinue development of such product candidates. These additional processes may result in a review and approval process that is longer than BiomX otherwise would have expected. Delays as a result of an increased or lengthier regulatory approval process or further restrictions on the development of BiomX’s product candidates can be costly and could negatively impact BiomX’s ability to complete clinical trials and commercialize BiomX’s current and future product candidates in a timely manner if at all.

Exchange rate fluctuations between the U.S. Dollar, the New Israeli Shekel, the Euro and other foreign currencies, may negatively affect BiomX’s future revenues.

BiomX’s proceeds from sales of its securities are generally received in U.S. Dollars. BiomX’s headquarters are located in Israel, where the majority of BiomX’s general and administrative expenses and research and development costs are incurred in the New Israeli Shekel (the “NIS”). Future expenses may be incurred in foreign currencies such as the Euro or British Pound. As a result, BiomX’s financial results may be affected by fluctuations in the exchange rates of currencies in the countries. For example, during 2017, BiomX witnessed a strengthening of the average exchange rate of the NIS against the U.S. Dollar, which increased the U.S. Dollar value of Israeli expenses. If the NIS strengthens against the U.S. Dollar, as it did in 2017, the U.S. Dollar value of BiomX’s Israeli expenses, mainly personnel and facility-related, will increase. To date, BiomX has not entered into any foreign currency hedging contracts to mitigate its exposure to foreign currency exchange risk. Although exposure to currency fluctuations to date has not had a material adverse effect on BiomX’s business, there can be no assurance that fluctuations in the future will not have a material adverse effect on BiomX’s operating results and financial condition.

If BiomX engages in future acquisitions or strategic partnerships, this may increase its capital requirements, dilute its stockholders, cause it to incur debt or assume contingent liabilities, and subject it to other risks.

BiomX may evaluate various acquisition opportunities and strategic partnerships, including licensing or acquiring complementary products, intellectual property rights, technologies or businesses. Any potential acquisition or strategic partnership may entail numerous risks, including:

•        increased operating expenses and cash requirements;

•        the assumption of additional indebtedness or contingent liabilities;

•        the issuance of BiomX’s equity securities;

•        assimilation of operations, intellectual property and products of an acquired company, including difficulties associated with integrating new personnel;

•        the diversion of BiomX’s management’s attention from BiomX’s existing product programs and initiatives in pursuing such a strategic merger or acquisition;

•        retention of key employees, the loss of key personnel and uncertainties in BiomX’s ability to maintain key business relationships;

•        risks and uncertainties associated with the other party to such a transaction, including the prospects of that party and their existing products or product candidates and marketing approvals; and

•        BiomX’s inability to generate revenue from acquired technology and/or products sufficient to meet its objectives in undertaking the acquisition or even to offset the associated acquisition and maintenance costs.

Risks Related to Government Regulation

Breakthrough Therapy Designation or Fast Track Designation by the FDA, even if granted for any of BiomX’s product candidates developed for therapeutic indications, may not lead to a faster development, regulatory review or approval process, and it does not increase the likelihood that any of BiomX’s product candidates will receive marketing approval in the United States.

In the United States, BiomX may seek a Breakthrough Therapy Designation for some of its product candidates, including BX002 and/or BX003. A breakthrough therapy is defined as a therapy that is intended, alone or in combination with one or more other therapies, to treat a serious or life-threatening disease or condition, and preliminary clinical evidence indicates that the therapy may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. For therapies that have been designated as breakthrough therapies, interaction and communication between the FDA and the sponsor of the trial can help to identify the most efficient path for clinical development while minimizing the number of patients placed in ineffective control regimens. Therapies designated as breakthrough therapies by the FDA may also be eligible for priority review and accelerated approval. Designation as a breakthrough therapy is within the discretion of the FDA.

In the European Union, the PRIME (PRIority MEdicines) status is similar to the Breakthrough Therapy Designation. The EMA has implemented the PRIME status to support the development and accelerate the approval of complex, innovative medicinal products addressing an unmet medical need. The PRIME status enables early dialogue with the relevant EMA scientific committees and, possibly, some payors and thus reinforces the EMA’s scientific and regulatory support. The PRIME status, which is granted at the EMA’s discretion, focuses on medicinal products the marketing authorization of which qualifies for accelerated assessment (medicinal products of major interest from a public health perspective, in particular from a therapeutic innovation perspective).

Accordingly, even if BiomX believes one of its product candidates meets the criteria for designation as a breakthrough therapy or for PRIME status, the FDA or EMA, respectively, may disagree and instead determine not to make such designation. In any event, the receipt of a Breakthrough Therapy Designation or PRIME status for a product candidate may not actually result in a faster development process, review or approval compared to therapies considered for approval under conventional procedures and does not assure ultimate approval. In addition, even if one or more of BiomX’s product candidates qualify as breakthrough therapies or is granted PRIME status, the FDA or EMA, respectively, may later decide that such product candidates no longer meet the conditions for qualification or decide that the time period for review or approval will not be shortened.

In the United States, BiomX may seek Fast Track Designation for some of its product candidates for therapeutic indications. If a therapy is intended for the treatment of a serious or life-threatening condition and the therapy demonstrates the potential to address unmet medical needs for this condition, the therapy sponsor may apply for Fast Track Designation. The FDA has broad discretion whether or not to grant this designation, so even if BiomX believes a particular product candidate is eligible for this designation; BiomX cannot assure you that the FDA would decide to grant it. Even if BiomX does receive Fast Track Designation, BiomX may not experience a faster development process, review or approval compared to conventional FDA procedures. The FDA may withdraw Fast Track Designation if it believes that the designation is no longer supported by data from BiomX’s clinical development program. Fast Track Designation alone does not guarantee qualification for the FDA’s priority review procedures.

Other countries may have adopted schemes designed to ensure an accelerated approval of drugs that are especially important for patients. For example, in the European Union, the EMA may agree to an accelerated assessment (150 days instead of 210 days) for medicinal products of major interest from a public health perspective, in particular from a therapeutic innovation perspective). Furthermore, competent regulatory authorities may grant market authorizations “under exceptional circumstances,” in cases where all the required safety and efficacy data have not been and will not be collected, to medicinal products designed for unmet needs or orphan medicinal products. Although a marketing authorization under exceptional circumstances is definitive, the risk-benefit balance of the medicinal product must be reviewed annually and the marketing authorization is withdrawn if it becomes negative. Moreover, under the centralized procedure, the European Commission may grant “conditional marketing authorizations” in cases where all the required safety and efficacy data are not yet available. The conditional marketing authorization is subject to conditions to be fulfilled for generating the missing data or ensuring increased safety measures. It is valid for one year and has to be renewed annually until fulfillment of all the conditions. If the conditions are not fulfilled within the timeframe set by the EMA, the marketing authorization ceases to be renewed. As with Fast Track Designation, the competent regulatory authorities in the European Union have broad discretion whether or not to grant such an accelerated assessment or approval and, even if such assessment or approval is granted, BiomX may not experience a faster development process, review or approval compared to conventional procedures.

BiomX may seek a priority review designation for one or more of its other product candidates for therapeutic indications, but BiomX might not receive such designation, and even if it does, such designation may not lead to a faster development or regulatory review or approval process.

If the FDA determines that a product candidate offers a treatment for a serious condition and, if approved, the product would provide a significant improvement in safety or effectiveness, the FDA may designate the product candidate for priority review. A priority review designation means that the goal for the FDA to review an application is six months, rather than the standard review period of ten months. BiomX may request priority review for BiomX’s product candidates. The FDA has broad discretion with respect to whether or not to grant priority review status to a product candidate, so even if BiomX believe a particular product candidate is eligible for such designation or status, the FDA may decide not to grant it. Moreover, a priority review designation does not necessarily result in an expedited regulatory review or approval process or necessarily confer any advantage with respect to approval compared to conventional FDA procedures. Receiving priority review from the FDA does not guarantee approval within the six-month review cycle or at all.

BiomX may fail to obtain and maintain orphan drug designations from the FDA or equivalent foreign regulatory agencies for BiomX’s current and future therapeutic product candidates, as applicable.

BiomX’s strategy may include filing for the orphan drug designation where available for BiomX’s product candidates for therapeutic indications. BiomX currently believes that BX003 may qualify for such a designation in the United States, the European Union, and the other countries supporting the development and marketing of drugs for rare diseases.

In the United States, under the Orphan Drug Act, the FDA may grant orphan drug designation to a drug or biologic intended to treat a rare disease or condition, which is defined as one occurring in a patient population of fewer than 200,000 in the United States, or a patient population greater than 200,000 in the United States where there is no reasonable expectation that the cost of developing the drug or biologic will be recovered from sales in the United States. In the United States, the orphan drug designation entitles a party to financial incentives, such as opportunities for grant funding toward clinical trial costs, tax advantages and user-fee waivers. In addition, if a product that has the orphan drug designation subsequently receives the first FDA approval for the disease for which it has such designation, the product is entitled to orphan drug exclusivity, which means that the FDA may not approve any other applications, including an NDA, to market the same drug or biologic for the same indication for seven years, except in limited circumstances, such as a showing of clinical superiority to the product with orphan drug exclusivity or where the original manufacturer is unable to assure sufficient product quantity.

In addition, exclusive marketing rights in the United States may be limited if BiomX seeks approval for an indication broader than the orphan-designated indication or may be lost if the FDA later determines that the request for designation was materially defective, or if BiomX is unable to assure sufficient quantities of the product to meet the needs of patients with the orphan-designated disease or condition. Further, even if BiomX obtains orphan drug exclusivity for a product, that exclusivity may not effectively protect the product from competition because different drugs with different active moieties may receive and be approved for the same condition, and only the first applicant to receive approval will receive the benefits of marketing exclusivity. Even after an orphan-designated product is approved, the FDA can subsequently approve a later drug with the same active moiety for the same condition if the FDA concludes that the later drug is clinically superior if it is shown to be safer, more effective or makes a major contribution to patient care. Orphan drug designation neither shortens the development time or regulatory review time of a drug nor gives the drug any advantage in the regulatory review or approval process. In addition, while BiomX may seek the orphan drug designation for its product candidates, BiomX may never receive such designation.

An orphan drug legal regime also exists in the European Union. The EMA’s Committee for Orphan Medicinal Products (“COMP”) gives opinions, and the European Commission takes decisions, on the granting of the orphan drug designation to the development of products that are intended for the diagnosis, prevention or treatment of (i) a life-threatening or chronically debilitating condition affecting not more than five in 10,000 persons in the European Economic Area (European Union plus Iceland, Liechtenstein and Norway); or (ii) a life-threatening, seriously debilitating or serious and chronic condition when, without incentives, it is unlikely that sales of the drug in the European Economic Area would be sufficient to justify the necessary investment in developing the drug or biological product. The granting of the orphan designation requires that there is no satisfactory method of diagnosis, prevention or treatment, or, if such a method exists, that the future medicine is to be of significant benefit to those affected by the condition. The test for that later condition is stringent, because the future product must be compared with all existing therapies for the rare condition, including surgical operations, already authorized medicinal products and compounded preparations (subject to certain conditions). At the time of marketing authorization, the orphan designation is reviewed again by the COMP in view of the maintenance of the orphan status. If the designation criteria are no longer met, the European Commission withdraws the orphan designation. Maintenance of the orphan designation at the time of marketing authorization means that all the drugs/biologicals authorized since the granting of the designation become relevant for determining the lack of satisfactory therapy or the significant benefit.

The orphan drug designation entitles the company to financial incentives, such as reductions of fees or fee waivers and 10 years of market exclusivity. Market exclusivity precludes the EMA or the national competent authorities from validating a marketing authorization application (“MAA”), and the European Commission or a national competent authority from granting a marketing authorization, for a same or similar drug/biological and the same therapeutic indication. The 10-year period may be reduced to six years if the orphan designation criteria are no longer met, including where it is shown that the product is not sufficiently profitable to justify maintenance of market exclusivity. The orphan exclusivity may also be lost vis-à-vis another drug/biological in cases where the manufacturer is unable to assure sufficient quantity of the drug to meet patient needs or if that other product is proved to be clinically superior to the approved orphan product. A drug/biological is clinically superior if it is safer, more effective or makes a major contribution to patient care.

Even if BiomX receives regulatory approval of any product candidates for therapeutic indications, BiomX will be subject to ongoing regulatory compliance obligations and continued regulatory review, which may result in significant additional expense. Additionally, any of BiomX’s product candidates, if approved, could be subject to labeling and other restrictions and market withdrawal, and BiomX may be subject to penalties if BiomX fails to comply with regulatory requirements or experience unanticipated problems with its product candidates.

If any of BiomX’s product candidates is approved for therapeutic indications, it will be subject to ongoing regulatory requirements for manufacturing, labeling, packaging, storage, distribution, advertising, promotion, sampling, recordkeeping, export, import, conduct of post-marketing studies and submission of safety, efficacy and other post-market information, including both federal and state requirements in the United States and requirements of equivalent foreign regulatory agencies. In addition, BiomX will be subject to continued compliance with cGMP and GCP requirements for any clinical trials that BiomX conducts post-approval.

Manufacturers and manufacturers’ facilities are required to comply with extensive FDA and equivalent foreign regulatory agency requirements, including ensuring that quality control and manufacturing procedures conform to cGMP regulations. As such, BiomX and its contract manufacturers will be subject to continual review and inspections to assess compliance with cGMP and adherence to commitments made in any NDA, other marketing applications and previous responses to inspection observations. Accordingly, BiomX and others with whom BiomX work must continue to expend time, money, and effort in all areas of regulatory compliance, including manufacturing, production and quality control.

The FDA or equivalent foreign regulatory agencies have significant post-marketing authority, including, for example, the authority to require labeling changes based on new safety information and to require post-marketing studies or clinical trials to evaluate serious safety risks related to the use of a drug. Any regulatory approvals that BiomX receives for its product candidates may be subject to limitations on the approved indicated uses for which the product may be marketed or to the conditions of approval, or contain requirements for potentially costly post-marketing testing, including Phase 4 clinical trials and surveillance to monitor the safety and efficacy of the product candidate. The FDA or equivalent foreign regulatory agencies may also require a REMS program as a condition of approval of BiomX’s product candidates, which could entail requirements for long-term patient follow-up, a medication guide, physician communication plans or additional elements to ensure safe use, such as restricted distribution methods, patient registries and other risk minimization tools. In addition, if the FDA or an equivalent foreign regulatory agency approves BiomX’s product candidates, BiomX will have to comply with requirements, including submissions of safety and other post-marketing information and reports and registration.

The FDA or equivalent foreign regulatory agencies may impose consent decrees or withdraw approval if compliance with regulatory requirements and standards is not maintained or if problems occur after the product reaches the market. Later discovery of previously unknown problems with BiomX’s product candidates, including adverse events of unanticipated severity or frequency, or with BiomX’s third-party manufacturers or manufacturing processes, or failure to comply with regulatory requirements may result in revisions to the approved labeling to add new safety information, the imposition of post-market studies or clinical trials to assess new safety risks, or the imposition of distribution restrictions or other restrictions under a REMS program. Other potential consequences include, among other things:

•        restrictions on the marketing or manufacturing of BiomX’s products, withdrawal of products from the market, or voluntary or mandatory product recalls;

•        fines, warning or untitled enforcement letters, or holds on clinical trials;

•        refusal by the FDA or equivalent foreign regulatory agencies to approve pending applications or supplements to approved applications filed by BiomX or the suspension or revocation of license approvals;

•        product seizure or detention or refusal to permit the import or export of BiomX’s product candidates; and

•        injunctions or the imposition of civil or criminal penalties.

The FDA or equivalent foreign regulatory agencies strictly regulate the marketing, labeling, advertising and promotion of drug products that are placed on the market. Products may be promoted only for the approved indications and in accordance with the provisions of the approved label or other regulatory marketing pathway. The FDA and equivalent foreign regulatory agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses, and a company that is found to have improperly promoted off-label uses may be subject to significant liability. The policies of the FDA or equivalent foreign regulatory agencies may change, and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of BiomX’s product candidates. If BiomX is slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if BiomX are not able to maintain regulatory compliance, BiomX may lose any marketing approval that BiomX may have obtained, which would adversely affect BiomX’s business, prospects and the ability to achieve or sustain profitability.

The policies of the FDA or equivalent foreign regulatory agencies may change, and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of BiomX’s product candidates. BiomX also cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative or executive action, either in the United States or abroad. For example, certain policies of the current administration may impact BiomX’s business and industry. Namely, the current administration has taken several executive actions, including the issuance of a number of executive orders, that could impose significant burdens on, or otherwise materially delay, the FDA’s ability to engage in routine regulatory and oversight activities, such as implementing statutes through rulemaking, the issuance of guidance, and the review and approval of marketing applications. It is difficult to predict how these executive actions, including any executive orders, will be implemented and the extent to which they will impact the FDA’s ability to exercise its regulatory authority. If these executive actions impose constraints on the FDA’s ability to engage in oversight and implementation activities in the normal course, BiomX’s business may be negatively impacted. In addition, if BiomX is slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if BiomX are not able to maintain regulatory compliance, BiomX may lose any marketing approval that BiomX may have obtained, and BiomX may not achieve or sustain profitability.

Noncompliance by BiomX or any future collaborator with regulatory requirements, including safety monitoring or pharmacovigilance requirements, can also result in significant financial penalties.

BiomX may conduct clinical trials for its product candidates outside the United States, and the FDA may not accept data from such trials.

Although the FDA may accept data from clinical trials conducted outside the United States, acceptance of such study data by the FDA is subject to certain conditions. For example, the study must be well designed and conducted and performed by qualified investigators in accordance with ethical principles. The study population must also adequately represent the United States population, and the data must be applicable to the United States population and United States medical practice in ways that the FDA deems clinically meaningful. Generally, the patient population for any clinical studies conducted outside of the United States must be representative of the population for whom BiomX intends to label the product in the United States. In addition, such studies would be subject to the applicable local laws, and FDA acceptance of the data would be dependent upon its determination that the studies also complied with all applicable United States laws and regulations. There can be no assurance the FDA will accept data from trials conducted outside of the United States. If the FDA does not accept any such data, it would likely result in the need for additional trials, which would be costly and time-consuming and may delay aspects of BiomX’s business plan.

Any products that BiomX may develop may become subject to unfavorable pricing regulations, third-party reimbursement practices or health care reform initiatives, which could make it difficult for BiomX to sell any product candidates or therapies profitably.

The regulations that govern pricing for new medical products vary widely from country to country. As a result, BiomX might obtain regulatory approval for a product in a particular country but then be subject to pricing regulations in that country that delay the commercial launch of the product and negatively impact the revenue

BiomX is able to generate from the sale of the product in that country. In addition, BiomX’s ability to commercialize any approved products successfully will depend in part on the extent to which reimbursement for these products will be available from government health administration authorities, private health insurers and other organizations. Even if BiomX succeeds in bringing one or more therapeutic products to market, these products may not be considered cost-effective, and the amount reimbursed for any products may be insufficient to allow BiomX to sell them on a competitive basis. If the price BiomX is able to charge for therapeutic products is inadequate in light of BiomX’s development and other costs, BiomX’s future profitability could be adversely affected.

Ongoing health care legislative and regulatory reform measures may have a material adverse effect on BiomX’s business and results of operations.

Changes in regulations, statutes or the interpretation of existing regulations could impact BiomX’s business in the future by requiring, for example, (i) changes to BiomX’s manufacturing arrangements, (ii) additions or modifications to product labeling, (iii) the recall or discontinuation of BiomX’s products, or (iv) additional record-keeping requirements. If any such changes were to be imposed, they could adversely affect the operation of BiomX’s business.

In the United States, there have been and continue to be a number of legislative initiatives to contain health care costs. For example, in March 2010, the Patient Protection and Affordable Care Act (the “ACA”), was passed, which substantially changed the way health care is financed by both governmental and private insurers and significantly impacted the United States pharmaceutical industry. The ACA, among other things, subjects biological products to potential competition by lower-cost biosimilars; addresses a new methodology by which rebates owed by manufacturers under the Medicaid Drug Rebate Program are calculated for drugs that are inhaled, infused, instilled, implanted or injected; increases the minimum Medicaid rebates owed by manufacturers under the Medicaid Drug Rebate Program; and extends the rebate program to individuals enrolled in Medicaid managed care organizations. It also establishes annual fees and taxes on manufacturers of certain branded prescription drugs and creates a new Medicare Part D coverage gap discount program in which manufacturers must agree to offer 50% point of sale discounts off negotiated prices of applicable brand drugs to eligible beneficiaries during their coverage gap period as a condition for the manufacturer’s outpatient drugs to be covered under Medicare Part D.

Some of the provisions of the ACA have yet to be fully implemented, while certain provisions have been subject to judicial and Congressional challenges, as well as efforts by the current administration to repeal or replace certain aspects of the ACA.

These laws and future state and federal health care reform measures may be adopted in the future, any of which may result in additional reductions in Medicare and other health care funding and otherwise affect the prices BiomX may obtain for any of its product candidates for which it may obtain regulatory approval or the frequency with which any such product candidate is prescribed or used.

A similar movement is observed in the European Union countries. Criteria for pricing and reimbursement, which vary from country to country, are regularly amended and tightened in order to reduce the draw on the budget allocated to national health insurance systems. Moreover, the system of reference pricing (the price in a country calculated on the basis of prices in other countries with typically lower prices) leads to price reductions in countries that traditionally granted high prices.

BiomX is subject to certain U.S. and foreign anticorruption, anti-money laundering, export control, sanctions and other trade laws and regulations. BiomX can face serious consequences for violations.

Among other matters, U.S. and foreign anticorruption, anti-money laundering, export control, sanctions and other trade laws and regulations, which are collectively referred to as Trade Laws, prohibit companies and their employees, agents, clinical research organizations, legal counsel, accountants, consultants, contractors and other partners from authorizing, promising, offering, providing, soliciting or receiving, directly or indirectly, corrupt or improper payments or anything else of value to or from recipients in the public or private sector. Violations of Trade Laws can result in substantial criminal fines and civil penalties, imprisonment, the loss of trade privileges, debarment, tax reassessments, breach of contract and fraud litigation, reputational harm, and other consequences. BiomX has direct or indirect interactions with officials and employees of government agencies or government-affiliated hospitals, universities and other organizations. BiomX also expects its non-U.S. activities to increase over time. BiomX plans to engage third parties for clinical trials and/or to obtain necessary permits, licenses, patent registrations and other regulatory approvals, and BiomX can be held liable for the corrupt or other illegal activities of BiomX’s personnel, agents or partners, even if BiomX does not explicitly authorize or have prior knowledge of such activities.

Risks Related to BiomX’s Licensed and Co-Owned Intellectual Property

The license agreements BiomX maintains, including the Research and License Agreement (the “License Agreement”) dated as of June 22, 2015 with Yeda Research and Development Company Limited (“Yeda”), are important to BiomX’s business. If BiomX or the other parties to its license agreements fail to adequately perform under the license agreements, or if BiomX or they terminate the license agreements, the development, testing, manufacture, production and sale of BiomX’s microbiome-based therapeutic product candidates would be delayed or terminated, and BiomX’s business would be adversely affected.

Yeda undertakes to procure certain research and development activities under the License Agreement, including the proof-of-concept studies testing in vivo phage eradication against a model bacteria in germ-free mice, development of an IBD model in animals under germ-free conditions and establishing in vivo method for measuring immune induction capability (Th1) of bacteria, followed by testing several candidate IBD-inducing bacterial strains, during the research period, subject to the terms and conditions specified in the License Agreement. The License Agreement with Yeda provides for an exclusive worldwide license to certain know-how and research information related to the development, testing, manufacture, production and sale of microbiome-based therapeutic product candidates, including candidates specified in the agreement, which are used in BiomX’s phage discovery platform, as well as patents, research and other rights to phage product candidates resulting from the work of the consultants identified in the agreement and further research that BiomX funded. The License Agreement terminates upon the later of the expiration of the last of the patents covered under the License Agreement and the expiry of a continuous 15-year period during which there has not been a first commercial sale of any product in any country. Yeda may also terminate the agreement if BiomX fails to observe certain diligence and development requirements and milestones as described in the License Agreement. BiomX or Yeda may terminate the agreement for the material uncured breach of the other party after a notice period or the other party’s winding up, bankruptcy, insolvency, dissolution or other similar discontinuation of business. Upon termination of the agreement, other than due to the passage of time, BiomX is required to grant to Yeda a nonexclusive, irrevocable, perpetual, fully paid-up, sublicensable, worldwide license in respect of BiomX’s rights in know-how and research results as described in the License Agreement, provided that, if Yeda subsequently grants a license to a third party that utilizes BiomX’s rights, BiomX is entitled to share in the net proceeds actually received by Yeda arising out of that license, subject to a cap based on the development expenses that BiomX incur in connection with the License Agreement.

BiomX also maintains additional license agreements:

•        with the Massachusetts Institute of Technology (“MIT”), pursuant to which BiomX received an exclusive, royalty-bearing license to certain patents held by MIT covering methods to synthetically engineer phages in the field of treating, preventing or diagnosing inflammatory bowel disease, cancer in humans, or certain other specified indications or specific bacterial targets to utilize patents held by MIT;

•        with Keio University (“Keio”) and JSR Corporation (“JSR”), pursuant to which BiomX was granted an exclusive, royalty-bearing, worldwide, perpetual sublicense by JSR to certain patent rights related to BiomX’s inflammatory bowel disease program. Specifically, these patent rights relate to bacterial targets that have been observed to be related to inflammatory bowel disease and the phages that were observed to eradicate these bacterial targets; and

•        with Keio and JSR, pursuant to which BiomX was granted an exclusive, royalty-bearing, worldwide, perpetual sublicense by JSR to certain patent rights related to BiomX’s primary sclerosing cholangitis (“PSC”) program. Specifically, these patent rights relate to bacterial targets that have been observed to be related to PSC and the phages that were observed to eradicate these bacterial targets.

Termination of the license agreements could cause significant delays in BiomX’s product and commercialization efforts that could prevent BiomX from commercializing its product candidates, including its microbiome-based therapeutic product candidates, without first expanding its internal capabilities or entering into other agreements with third parties. Any alternative collaboration or license could also be on less favorable terms to BiomX.

BiomX is highly dependent on intellectual property licensed from third parties, and termination or limitation of any of these licenses could result in the loss of significant rights and materially harm BiomX’s business.

BiomX currently relies on licenses from third-party collaborators for certain aspects of BiomX’s technology and for certain of BiomX’s existing programs. In particular, BiomX received exclusive, royalty-bearing licenses to certain patents held by third parties, including Yeda, MIT, Keio and JSR. BiomX’s license agreement with Yeda provides license to certain know-how and research information related to the development, testing, manufacture, production and sale of microbiome-based therapeutic product candidates that are used in BiomX’s phage discovery platform, as well as patents, research and other rights to phage product candidates resulting from the work of the consultants identified in the agreement and further research that BiomX funded. BiomX’s license agreements with MIT, Keio and JSR provide licenses to patents related to, among other things, synthetic biology and BiomX’s inflammatory bowel disease, primary sclerosing cholangitis and PSC programs. Pursuant to these license agreements, BiomX is required to pay annual license fees, as well as a contingent consideration comprised of milestone and royalty payments, which depend on the achievement of future milestones and potential revenue from products. More information on BiomX’s license agreements, see “BiomX Ltd.’s Business — Material Agreements.”

If BiomX fails to comply with its obligations under its license agreements, including payment terms, BiomX’s licensors may have the right to terminate BiomX’s license agreements, in which event BiomX may not be able to develop, manufacture, market or sell the products covered by those license agreements. BiomX may also face other penalties under its license agreements if it does not meet its contractual obligations. Such an occurrence could materially adversely affect the value of the BiomX products being developed under any such license agreements. Termination of one or more of BiomX’s license agreements, or reduction or elimination of BiomX’s rights under these license agreements, may result in BiomX having to negotiate new or reinstated license agreements, which may not be available to BiomX on equally favorable terms, or at all, which may mean BiomX is unable to commercialize the affected product candidates.

In the future, BiomX may rely upon additional licenses to certain patent rights and proprietary technology from third parties that are important or necessary to the development of BiomX’s product candidates and proprietary product platform. Patent rights that BiomX in-licenses in the future may be subject to a reservation of rights by one or more third parties. As a result, any such third party may have certain rights to such intellectual property.

In addition, subject to the terms of any such license agreements, BiomX may not have the right to control the preparation, filing, prosecution and maintenance, and BiomX may not have the right to control the enforcement and defense, of patents and patent applications covering the technology that BiomX license from third parties. BiomX cannot be certain that its in-licensed patent applications (and any patents issuing therefrom) that are controlled by its licensors will be prepared, filed, prosecuted, maintained, enforced and defended in a manner consistent with the best interests of its business. If BiomX’s licensors fail to prosecute, maintain, enforce and defend such patents rights, or lose rights to those patent applications (or any patents issuing therefrom), the rights BiomX has licensed may be reduced or eliminated, BiomX’s right to develop and commercialize any of its product candidates and proprietary product platform technology that are subject of such licensed rights could be adversely affected, and BiomX may not be able to prevent competitors from making, using and selling competing products. Moreover, BiomX cannot be certain that such activities by its potential future licensors will be conducted in compliance with applicable laws and regulations or will result in valid and enforceable patents or other intellectual property rights. In addition, even where BiomX may have the right to control the prosecution of patents and patent applications that BiomX may license to and from third parties, BiomX may still be adversely affected or prejudiced by actions or inactions of BiomX’s potential future licensees, licensors and their counsel that took place prior to the date of assumption of control over patent prosecution.

The patent position of biopharmaceutical companies, including BiomX and its licensors, is generally uncertain and involves complex legal and factual considerations and, therefore, validity and enforceability cannot be predicted with certainty. BiomX’s licensed and co-owned intellectual property may be challenged, deemed unenforceable, invalidated or circumvented. BiomX and its licensors will be able to protect their intellectual property rights from unauthorized use by third parties only to the extent that these rights (and the products and services they cover) are protected by valid and enforceable patents, copyrights or trademarks, or are effectively maintained as trade secrets.

Any patents obtained by BiomX’s licensors or BiomX, may be challenged by re-examination or otherwise invalidated or eventually found unenforceable. Both the patent application process and the process of managing patent disputes can be time consuming and expensive. If BiomX or one of its licensors was to initiate legal proceedings against a third party to enforce a patent relating to one of its products, the defendant in such litigation could counterclaim that the asserted patents are invalid and/or unenforceable. In patent litigation in the U.S., defendant counterclaims alleging invalidity or unenforceability are common, as are validity challenges by the defendant against the subject patent or related patents before the United States Patent and Trademark Office (“USPTO”). Grounds for a validity challenge could be an alleged failure to meet any of several statutory patentability requirements, including lack of novelty, obviousness, non-enablement, failure to meet the written description requirement, indefiniteness, and/or failure to claim patentable subject matter. Grounds for an unenforceability assertion could be an allegation that someone connected to prosecution of the patent/s at issue intentionally withheld material information from the USPTO or made a misleading statement during prosecution. Additional grounds for an unenforceability assertion include an allegation of misuse or anticompetitive use of patent rights, and an allegation of incorrect inventorship with deceptive intent. Third parties may also raise similar claims before the USPTO, even outside the context of litigation. The outcome of any assertion of invalidty and/or unenforceability is unpredictable. If a defendant or third party were to prevail on a legal assertion of invalidity and/or unenforceability, BiomX and its licensors would lose at least part, and perhaps all, of the claims of the challenged patent/s. Such a loss of patent protection could have a material adverse impact on BiomX’s business.

BiomX is dependent on patents and proprietary technology. If BiomX fails to adequately protect this intellectual property or if BiomX otherwise does not have exclusivity for the marketing of its products, BiomX’s ability to commercialize products could suffer.

BiomX’s commercial success will depend in part on BiomX’s ability to obtain and maintain patent protection sufficient to prevent others from marketing BiomX’s product candidates, as well as to defend and enforce these patents against infringement and to operate without infringing the proprietary rights of others. Protection of BiomX’s product candidates from unauthorized use by third parties will depend on having valid and enforceable patents that cover BiomX’s product candidates or their manufacture or use or on having effective trade secret protection. If BiomX’s patent applications do not result in issued patents or if BiomX’s patents are found to be invalid, BiomX will lose the ability to exclude others from making, using or selling the inventions claimed therein. BiomX has a limited number of patents and pending patent applications.

The patent positions of biotechnology companies can be uncertain and involve complex legal and factual questions. This is due to inconsistent application of policies and changes in policy relating to the examination and enforcement of biotechnology patents to date on a global scale. The laws of some countries may not protect intellectual property rights to the same extent as the laws of countries having well-established patent systems, and those countries may lack adequate rules and procedures for defending BiomX’s intellectual property rights. Also, changes in either patent laws or in the interpretations of patent laws may diminish the value of BiomX’s intellectual property. BiomX is not able to guarantee that all of its patent applications will result in the issuance of patents, and BiomX cannot predict the breadth of claims that may be allowed in BiomX’s patent applications or in the patent applications BiomX may license from others.

Central provisions of The Leahy-Smith America Invents Act, or the America Invents Act, went into effect on September 16, 2012 and on March 16, 2013. The America Invents Act includes a number of significant changes to U.S. patent law. These changes include provisions that affect the way patent applications are being filed, prosecuted and litigated. For example, the America Invents Act enacted proceedings involving post-issuance patent review procedures, such as inter partes review, or IPR, and post-grant review, that allow third parties to challenge the validity of an issued patent in front of the USPTO Patent Trial and Appeal Board. Each proceeding has different eligibility criteria and different patentability challenges that can be raised. IPRs permit any person (except a party who has been litigating the patent for more than a year) to challenge the validity of the patent on the grounds that it was anticipated or made obvious by prior art. Patents covering pharmaceutical products have been subject to attack in IPRs from generic drug companies and from hedge funds. If it is within nine months of the issuance of the challenged patent, a third party can petition the USPTO for post-grant review, which can be based on any invalidity grounds and is not limited to prior art patents or printed publications.

In post-issuance proceedings, USPTO rules and regulations generally tend to favor patent challengers over patent owners. For example, unlike in district court litigation, claims challenged in post-issuance proceedings are given their broadest reasonable meaning, which increases the chance a claim might be invalidated by prior art or lack support in the patent specification. As another example, unlike in district court litigation, there is no presumption of validity for an issued patent, and thus a challenger’s burden to prove invalidity is by a preponderance of the evidence, as opposed to the heightened clear and convincing evidence standard. As a result of these rules and others, statistics released by the USPTO show a high percentage of claims being invalidated in post-issuance proceedings. Moreover, with few exceptions, there is no standing requirement to petition the USPTO for inter partes review or post-grant review. In other words, companies that have not been charged with infringement or that lack commercial interest in the patented subject matter can still petition the USPTO for review of an issued patent. Thus, even where BiomX has issued patents, BiomX’s rights under those patents may be challenged and ultimately not provide BiomX with sufficient protection against competitive products or processes.

The degree of future protection for BiomX’s proprietary rights is uncertain, because legal means afford only limited protection and may not adequately protect BiomX’s rights or permit BiomX to gain or keep its competitive advantage. For example:

•        BiomX might not be the first to file patent applications for its inventions;

•        others may independently develop similar or alternative product candidates to any of BiomX’s product candidates that fall outside the scope of BiomX’s patents;

•        BiomX’s pending patent applications may not result in issued patents;

•        BiomX’s issued patents may not provide a basis for commercially viable products or may not provide it with any competitive advantages or may be challenged by third parties;

•        others may design around BiomX’s patent claims to produce competitive products that fall outside the scope of its patents;

•        BiomX may not develop additional patentable proprietary technology related to its product candidates; and

•        BiomX is dependent upon the diligence of its appointed agents in national jurisdictions, acting for and on BiomX’s behalf, which control the prosecution of pending domestic and foreign patent applications and maintain granted domestic and foreign patents.

An issued patent does not guarantee BiomX the right to practice the patented technology or commercialize the patented product. Third parties may have blocking patents that could be used to prevent BiomX from commercializing its patented products and practicing BiomX’s patented technology. BiomX’s issued patents and those that may be issued in the future may be challenged, invalidated or circumvented, which could limit BiomX’s ability to prevent competitors from marketing the same or related product candidates or could limit the length of the term of patent protection of BiomX’s product candidates. Moreover, because of the extensive time required for development, testing and regulatory review of a potential product, it is possible that, before any of BiomX’s product candidates can be commercialized, any related patent may expire or remain in force for only a short period following commercialization, thereby reducing any advantage of the patent. Patent term extensions may not be available for these patents.

BiomX’s rights to develop and commercialize its product candidates and proprietary product platform may be subject, in part, to the terms and conditions of current and future licenses granted to BiomX by others.

Some of BiomX’s licensed rights could provide BiomX with freedom to operate for aspects of BiomX’s products and services. BiomX may need to obtain additional licenses from others to advance its research, development and commercialization activities.

Disputes may arise between BiomX and its licensors regarding intellectual property subject to a license agreement, including:

•        the scope of rights granted under the license agreement and other interpretation-related issues;

•        whether, and the extent to which, BiomX’s products, services, technology and processes infringe on the intellectual property of the licensor that is not subject to the license agreement;

•        BiomX’s right to sublicense patent and other rights to third parties under collaborative development relationships;

•        BiomX’s diligence obligations under the license agreement and what activities satisfy those diligence obligations;

•        the inventorship and ownership of inventions and know-how resulting from the joint creation or use of intellectual property by BiomX’s licensors and BiomX and its collaborators; and

•        the priority of invention of patented technology.

If BiomX does not prevail in such disputes, BiomX may lose any or all of its rights under such license agreements.

In addition, the agreements under which BiomX currently licenses intellectual property or technology from third parties are complex, and certain provisions in such agreements may be susceptible to multiple interpretations. The resolution of any contract interpretation disagreement that may arise could narrow what BiomX believes to be the scope of its rights to the relevant intellectual property or technology or could increase what BiomX believes to be its financial or other obligations under the relevant agreement, either of which could have a material adverse effect on BiomX’s business, financial condition, results of operations and prospects. Moreover, if disputes over intellectual property that BiomX has licensed prevent or impair BiomX’s ability to maintain its current licensing arrangements on commercially acceptable terms, BiomX may be unable to successfully develop and commercialize any affected products or services, which could have a material adverse effect on BiomX’s business, financial conditions, results of operations and prospects.

Absent the license agreements, BiomX may infringe patents subject to those agreements, and, if the license agreements are terminated, BiomX may be subject to litigation by the licensor. Litigation could result in substantial costs to BiomX and distract BiomX’s management. If BiomX does not prevail, it may be required to pay damages, including treble damages, attorneys’ fees, costs and expenses, and royalties. BiomX may also be enjoined from selling its products or services, which could adversely affect its ability to offer products or services, its ability to continue operations, and its financial condition.

If BiomX infringes the rights of third parties, it could be prevented from selling products, forced to pay damages and/or royalties, and forced to defend against litigation.

BiomX does not believe that the products it is currently developing infringe upon the rights of any third parties or are infringed upon by third parties. However, there can be no assurance that our technology will not be found in the future to infringe upon the rights of others or be infringed upon by others. Moreover, patent applications are in some cases maintained in secrecy until patents are issued. The publication of discoveries in the scientific or patent literature frequently occurs much later than the date on which the underlying discoveries were made and patent applications were filed. Because patents can take many years to issue, there may be currently pending applications of which BiomX is unaware that may later result in issued patents that BiomX products or product candidates infringe. For example, pending patent applications may exist that provide support or can be amended to provide support for a claim that results in an issued patent that is infringed by one or more BiomX products. In such a case, others may assert infringement claims against BiomX, and should BiomX be found to infringe these patents or impermissibly use their intellectual property, BiomX might be forced to pay damages, potentially including treble damages, if BiomX is found to have willfully infringed on such third parties’ patent rights.

In addition to any damages BiomX might have to pay, BiomX may also be required to obtain licenses from the holders of this intellectual property, enter into royalty agreements, or redesign its products so as not to use this intellectual property. Each of these penalties may prove to be uneconomical or otherwise impossible. BiomX may fail to obtain any such licenses or intellectual property rights on commercially reasonable terms. Even if BiomX is able to obtain a license, it may be non-exclusive, thereby giving BiomX’s competitors access to the same licensed technologies. In that event, BiomX may be required to spend significant time and resources to develop or license replacement technologies. If BiomX is unable to do so, BiomX may be unable to develop or commercialize the affected products, which could materially harm our business. Conversely, BiomX may not be able to pursue claims against third parties that infringe on BiomX’s licensed or co-owned technology. Thus, BiomX’s licensed and co-owned technology may not provide adequate protection against competitors.

The pharmaceutical industry is characterized by extensive litigation regarding patents and other intellectual property rights. Moreover, the cost to BiomX of any litigation or other proceeding relating to its licensed and/or co-owned intellectual property rights, even if resolved in BiomX’s favor, could be substantial. Any such litigation would divert BiomX’s management efforts, and BiomX may not have sufficient resources to bring any such action to a successful conclusion. Uncertainties resulting from the initiation and continuation of any litigation could limit BiomX’s ability to continue operations.

Additionally, because BiomX’s pipeline may involve additional development candidates that could require the use of proprietary rights held by third parties, the growth of BiomX’s business could depend in part on BiomX’s ability to acquire, in-license or use these proprietary rights. In addition, BiomX’s development candidates may require specific formulations to work effectively and efficiently and these rights may be held by others. BiomX may be unable to acquire or in-license any compositions, methods of use, processes or other third-party intellectual property rights from third parties that BiomX identifies. The licensing and acquisition of third-party intellectual property rights is a competitive area, and a number of more established companies are also pursuing strategies to license or acquire third-party intellectual property rights that BiomX may consider attractive. These established companies may have a competitive advantage over BiomX due to their size, cash resources, and greater clinical development and commercialization capabilities.

For example, BiomX sometimes collaborates with U.S. and foreign academic institutions to accelerate its preclinical research or development under written agreements with these institutions. Typically, these institutions provide BiomX with an option to negotiate a license to any of the institution’s rights in technology resulting from the collaboration. Regardless of such right of first negotiation for intellectual property, BiomX may be unable to negotiate a license within the specified time frame or under terms that are acceptable to it. If BiomX is unable to do so, the institution may offer the intellectual property rights to other parties, potentially blocking BiomX’s ability to pursue its program.

In addition, companies that perceive BiomX to be a competitor may be unwilling to assign or license rights to BiomX. BiomX also may be unable to license or acquire third-party intellectual property rights on terms that would allow BiomX to make an appropriate return on its investment. If BiomX is unable to successfully obtain rights to required third-party intellectual property rights, BiomX’s business, financial condition and prospects for growth could suffer.

BiomX may not be successful in obtaining, through acquisitions, in-licenses or otherwise, necessary rights to its product candidates, proprietary product platform technologies or other technologies.

BiomX currently has rights to certain intellectual property, through licenses from third parties, to develop BiomX’s product candidates and proprietary product platform technologies. Some health care companies and academic institutions are competing with BiomX in the field of microbiome therapies and may have patents and/or have filed and are likely filing patent applications potentially relevant to BiomX’s business. In order to avoid infringing these third-party patents, BiomX may find it necessary or prudent to obtain licenses to such patents from such third-party intellectual property holders. BiomX may also require licenses from third parties for certain technologies that BiomX may be evaluating for use with BiomX’s current or future product candidates. However, BiomX may be unable to secure such licenses or otherwise acquire or in-license any compositions, methods of use, processes or other intellectual property rights from third parties that BiomX identifies as necessary for BiomX’s current or future product candidates and BiomX’s proprietary product platform at a reasonable cost or on reasonable terms, if at all. The licensing or acquisition of third-party intellectual property rights is a competitive area, and several more established companies may pursue strategies to license or acquire third-party intellectual property rights that BiomX may consider attractive or necessary. These established companies may have a competitive advantage over BiomX due to their size, capital resources and greater clinical development and commercialization capabilities. In addition, companies that perceive BiomX to be a competitor may be unwilling to assign or license rights to it. BiomX also may be unable to license or acquire third-party intellectual property rights on terms that would allow BiomX to make an appropriate return on BiomX’s investment or at all.

In the event that BiomX tries to obtain rights to required third-party intellectual property rights and is ultimately unsuccessful, BiomX may be required to expend significant time and resources to redesign BiomX’s technology, product candidates or the methods for manufacturing them or to develop or license replacement technology, all of which may not be feasible on a technical or commercial basis. If BiomX is unable to do so, BiomX may be unable to develop or commercialize the affected product candidates or continue to utilize its existing proprietary product platform technology, which could harm its business, financial condition, results of operations and prospects significantly.

BiomX relies on its proprietary product platform to identify microbiome therapies. BiomX’s competitive position could be materially harmed if BiomX’s competitors develop a similar platform and develop rival product candidates.

BiomX relies on know-how, inventions and other proprietary information to strengthen its competitive position. BiomX considers know-how to be its primary intellectual property with respect to its proprietary product platform. Its clinical trials allow it to collect clinical data, which it uses as a feedback loop to make improvements to its proprietary product platform. In particular, BiomX anticipates that, with respect to this proprietary product platform, this data may over time be disseminated within the industry through independent development, the publication of journal articles describing the method and the movement of skilled personnel.

BiomX cannot rule out that its competitors may have or obtain the knowledge necessary to analyze and characterize similar data to its known data for the purpose of identifying and developing products that could compete with any of its product candidates. BiomX’s competitors may also have significantly greater financial, product development, technical, and human resources access to date. Further, BiomX’s competitors may have significantly greater experience in using translational science methods to identify and develop product candidates.

BiomX may not be able to prohibit its competitors from using technology or methods that are the same as or similar to its proprietary product platform to develop their own product candidates. If BiomX’s competitors develop associated therapies, BiomX’s ability to develop and market a promising product or product candidate may diminish substantially, which could have a material adverse effect on its business, financial condition, prospects and results of operations.

BiomX relies on trade secrets and other forms of non-patent intellectual property protection. If BiomX is unable to protect its trade secrets, other companies may be able to compete more effectively against BiomX.

BiomX relies on trade secrets to protect certain aspects of its technology, including its proprietary processes for manufacturing and purifying bacteriophages. Trade secrets are difficult to protect, especially in the pharmaceutical industry, where much of the information about a product must be made public during the regulatory approval process. Although BiomX uses reasonable efforts to protect its trade secrets, its employees, consultants, contractors, outside scientific collaborators and other advisors may unintentionally or willfully disclose its information to competitors. Enforcing a claim that a third party illegally obtained and is using its trade secret information is expensive and time-consuming, and the outcome is unpredictable. In addition, courts outside the United States may be less willing to or may not protect trade secrets. Moreover, BiomX’s competitors may independently develop equivalent knowledge, methods and know-how.

If BiomX is sued for infringing intellectual property rights of third parties or if BiomX is forced to engage in an interference proceeding, it will be costly and time-consuming, and an unfavorable outcome in that litigation or interference would have a material adverse effect on BiomX’s business.

BiomX’s ability to commercialize its product candidates depends on BiomX’s ability to develop, manufacture, market and sell BiomX’s product candidates without infringing the proprietary rights of third parties. Numerous U.S. and foreign patents and patent applications, which are owned by third parties, exist in the general field of anti-infective products or in fields that otherwise may relate to BiomX’s product candidates. If BiomX is shown to infringe, BiomX could be enjoined from the use or sale of the claimed invention if it is unable to prove that the patent is invalid. In addition, because patent applications can take many years to issue, there may be currently pending patent applications, unknown to us, that may later result in issued patents that BiomX’s product candidates may infringe or that may trigger an interference proceeding regarding one of BiomX’s owned or licensed patents or applications. There could also be existing patents of which BiomX are not aware that its product candidates may inadvertently infringe or that may become involved in an interference proceeding.

The biotechnology and pharmaceutical industries are characterized by the existence of a large number of patents and frequent litigation based on allegations of patent infringement. For so long as BiomX’s product candidates are in clinical trials, BiomX believes its clinical activities fall within the scope of the exemptions provided by 35 U.S.C. Section 271(e) in the United States, which exempts from patent infringement liability activities reasonably related to the development and submission of information to the FDA. As BiomX’s clinical investigational drug product candidates progress toward commercialization, the possibility of a patent infringement claim against BiomX increases. While BiomX attempts to ensure that its active clinical investigational drugs and the methods it employs to manufacture them, as well as the methods for their use it intends to promote, do not infringe other parties’ patents and other proprietary rights, BiomX cannot be certain they do not, and competitors or other parties may assert that BiomX infringe their proprietary rights in any event.

BiomX may be exposed to future litigation based on claims that BiomX’s product candidates, the methods BiomX employs to manufacture them or the uses for which BiomX intends to promote them infringe the intellectual property rights of others. BiomX’s ability to manufacture and commercialize its product candidates may depend on BiomX’s ability to demonstrate that the manufacturing processes it employs and the use of its product candidates do not infringe third-party patents. If third-party patents were found to cover BiomX’s product candidates or their use or manufacture, BiomX could be required to pay damages or be enjoined and therefore unable to commercialize its product candidates, unless BiomX obtained a license. A license may not be available to BiomX on acceptable terms, if at all.

BiomX may become subject to claims for remuneration or royalties for assigned service invention rights by BiomX’s employees, which could result in litigation and adversely affect BiomX’s business.

A significant portion of BiomX’s intellectual property has been developed by BiomX’s employees in the course of their employment for it. Under the Israeli Patent Law, 5727-1967 (the “Patent Law”) inventions conceived by an employee during the term and as part of the scope of his or her employment with a company are regarded as “service inventions,” which belong to the employer, absent a specific agreement between the employee and employer giving the employee service invention rights. The Patent Law also provides that, if there is no such agreement between an employer and an employee, the Israeli Compensation and Royalties Committee, or the Committee, a body constituted under the Patent Law, shall determine whether the employee is entitled to remuneration for his or her inventions. BiomX generally enters into assignment of invention agreements with its employees pursuant to which such individuals assign to BiomX all rights to any inventions created in the scope of their employment or engagement with it. Although BiomX’s employees have agreed to assign to it service invention rights, BiomX may face claims demanding remuneration in consideration for assigned inventions. As a consequence of such claims, BiomX could be required to pay additional remuneration or royalties to its current or former employees or be forced to litigate such claims, which could negatively affect BiomX’s business.

Risks Related to BiomX’s Reliance on Third Parties

BiomX relies, and expect to continue to rely, on third parties to conduct its clinical trials, and those third parties may not perform satisfactorily, including failing to meet deadlines for the completion of such trials.

BiomX expects to continue to rely on third parties, such as contract research organizations (“CROs”), and clinical investigators, to conduct and manage BiomX’s clinical trials.

BiomX’s reliance on these third parties for research and development activities will reduce BiomX’s control over these activities but does not relieve BiomX of its responsibilities. For example, BiomX remains responsible for ensuring that each of its clinical trials is conducted in accordance with the general investigational plan and protocols for the trial. Moreover, the FDA requires BiomX to comply with regulatory standards, commonly referred to as good clinical practices, for conducting, recording and reporting the results of clinical trials to assure that data and reported results are credible and accurate and that the rights, safety and welfare of trial participants are protected. Other countries’ regulatory agencies also have requirements for clinical trials with which BiomX must comply. BiomX also is required to register ongoing clinical trials and post the results of completed clinical trials in a government-sponsored database, clinicaltrials.gov, within specified time frames. Failure to do so can result in fines, adverse publicity, and civil and criminal sanctions.

Furthermore, these third parties may also have relationships with other entities, some of which may be BiomX’s competitors. If these third parties do not successfully carry out their contractual duties, do not meet expected deadlines, experience work stoppages, terminate their agreements with BiomX or need to be replaced, or do not conduct BiomX’s clinical trials in accordance with regulatory requirements or BiomX’s stated protocols, BiomX may need to enter into new arrangements with alternative third parties, which could be difficult, costly or impossible, and BiomX’s clinical trials may be extended, delayed, terminated or need to be repeated. If any of the foregoing occurs, BiomX may not be able to obtain, or may be delayed in obtaining, marketing approvals for its product candidates and may not be able to, or may be delayed in its efforts to, successfully commercialize its product candidates.

BiomX also expects to rely on other third parties to store and distribute drug supplies for its clinical trials. Any performance failure on the part of BiomX’s distributors could delay clinical development or marketing approval of BiomX’s product candidates or commercialization of BiomX’s products, producing additional losses and depriving BiomX of potential product revenue.

Third-party relationships are important to BiomX’s business. If BiomX is unable to maintain its collaborations or enter into new relationships, or if these relationships are not successful, BiomX’s business could be adversely affected.

BiomX has limited capabilities for product development and does not yet have any capability for sales, marketing or distribution. Accordingly, BiomX enters into relationships with other companies and academic institutions to provide BiomX with important technology, and BiomX may receive additional technology and funding under these and other collaborations in the future. The relationships BiomX enters into may pose a number of risks, including the following:

•        third parties have, and future third-party collaborators may have, significant discretion in determining the efforts and resources that they will apply;

•        current and future third parties may not perform their obligations as expected;

•        current and future third parties may not pursue development and commercialization of any product candidates that achieve regulatory approval or may elect not to continue or renew development or commercialization programs based on clinical trial results, changes in the third parties’ strategic focus or available funding, or external factors, such as a strategic transaction that may divert resources or create competing priorities;

•        third parties may delay clinical trials, provide insufficient funding for a clinical trial program, stop a clinical trial or abandon a product candidate, repeat or conduct new clinical trials or require a new formulation of a product candidate for clinical testing;

•        current and future third parties could independently develop, or develop with third parties, products that compete directly or indirectly with BiomX’s products and product candidates if the third parties believe that the competitive products are more likely to be successfully developed or can be commercialized under terms that are more economically attractive than BiomX’s;

•        product candidates discovered in collaboration with BiomX may be viewed by BiomX’s current or future third parties as competitive with their own product candidates or products, which may cause such third parties to cease to devote resources to the commercialization of BiomX’s product candidates;

•        current and future third parties may fail to comply with applicable regulatory requirements regarding the development, manufacture, distribution or marketing of a product candidate or product;

•        current and future third parties with marketing and distribution rights to one or more of BiomX’s product candidates that achieve regulatory approval may not commit sufficient resources to the marketing and distribution of such product or products;

•        disagreements with current or future third parties, including disagreements over proprietary rights, contract interpretation or the preferred course of development, might cause delays or terminations of the research, development or commercialization of product candidates, might lead to additional responsibilities for BiomX with respect to product candidates, or might result in litigation or arbitration, any of which would be time-consuming and expensive;

•        current and future third parties may not properly maintain or defend BiomX’s intellectual property rights or may use BiomX’s proprietary information in such a way as to invite litigation that could jeopardize or invalidate BiomX’s intellectual property or proprietary information or expose BiomX to potential litigation;

•        current and future third parties may infringe the intellectual property rights of others, which may expose BiomX to litigation and potential liability;

•        current and future third parties may infringe regulatory frameworks (such as but not limited to cybersecurity and/or privacy frameworks), which may expose BiomX to litigation and potential liability or require or lead BiomX to terminate relationships with them;

•        if a current or future third party of BiomX is involved in a business combination, the collaborator might deemphasize or terminate the development or commercialization of any product candidate licensed to it by BiomX; and

•        current and future relationships may be terminated by the collaborator, and, if terminated, BiomX could be required to raise additional capital to pursue further development or commercialization of the applicable product candidates.

If BiomX’s relationships do not result in the successful discovery, development and commercialization of products or if one of BiomX’s third-party collaborators terminates its agreement with it, BiomX may not receive any future research funding or milestone or royalty payments under the collaboration. If BiomX does not receive the funding it expects under these agreements, BiomX’s development of its technology and product candidates could be delayed, and BiomX may need additional resources to develop product candidates and its technology. Additionally, if any of BiomX’s current or future third-party collaborators terminates its agreement with it, BiomX may find it more difficult to attract new collaborators, and BiomX’s reputation in the business and financial communities could be adversely affected.

Relationships are complex and time-consuming to negotiate and document. In addition, there have been a significant number of recent business combinations among large pharmaceutical companies that have resulted in a reduced number of potential future collaborators. BiomX faces significant competition in seeking appropriate collaborators. BiomX’s ability to reach a definitive agreement for a collaboration will depend, among other things, upon BiomX’s assessment of a collaborator’s resources and expertise, the terms and conditions of a proposed collaboration and a proposed collaborator’s evaluation of a number of factors

BiomX may not be successful in maintaining or establishing collaborations, which could adversely affect BiomX’s ability to develop and, if required regulatory approvals are obtained, commercialize BiomX’s product candidates.

In the future, in order to advance BiomX’s clinical development, or in connection with any potential out-licensing of product candidates or technologies, BiomX may seek to enter into collaboration agreements. In addition, BiomX may consider entering into collaboration arrangements with medical technology, pharmaceutical or biotechnology companies and/or seek to establish strategic relationships with marketing partners for the development, sale, marketing and/or distribution of BiomX’s product candidates within or outside of the United States. If BiomX is unable to reach agreements with potential collaborators, then BiomX may fail to meet its business objectives for the affected product candidates or programs. Collaboration arrangements are complex and time-consuming to negotiate, document and implement, and BiomX may not be successful in its efforts, if any, to establish and implement collaborations or other alternative arrangements. The terms of any collaboration or other arrangements that BiomX establish may not be favorable to it, and the success of any such collaboration will depend heavily on the efforts and activities of BiomX’s collaborators. Moreover, BiomX’s collaboration agreement could be terminated or not renewed by a third party at a time that is costly or damaging to BiomX. Any failure to engage successful collaborators could cause delays in BiomX’s product development and/or commercialization efforts, which could harm BiomX’s financial condition and operational results.

Risks Related to BiomX’s Operations in Israel

BiomX has received, and may continue to receive Israeli governmental grants to assist in the funding of its research and development activities. If BiomX loses its funding from these research and development grants, BiomX may encounter difficulties in the funding of future research and development projects and implementing technological improvements, which would harm BiomX’s operating results.

Through June 30, 2019, BiomX had received an aggregate of $2.1 million in the form of grants from the Israeli Innovation Authority (“IIA”). BiomX was formed as an incubator company as part of the FutuRx incubator, and, until 2017, the majority of BiomX’s funding was from IIA grants and funding by the incubator, which is supported by the IIA. BiomX continued to apply for and receive IIA grants after BiomX left the incubator. The requirements and restrictions for such grants are found in the Israel Encouragement of Research and Development in

Industries (the “Research Law”). Under the Research Law, royalties of 3% to 3.5% on the revenue derived from sales of products or services developed in whole or in part using these IIA grants are payable to the Israeli government. BiomX developed both of its platform technologies, at least in part, with funds from these grants, and, accordingly, BiomX would be obligated to pay these royalties on sales of any of its product candidates that achieve regulatory approval. As long as the manufacturing of BiomX’s product candidates takes place in Israel and no technology funded with IIA grants is sold or out licensed to a non-Israeli entity, the maximum aggregate royalties paid generally would not exceed 100% of the grants made to us, plus annual interest equal to the 12-month LIBOR rate applicable to dollar deposits, as published on the first business day of each calendar year. As of June 30, 2019, the balance of the principal and interest in respect of BiomX’s commitments for future payments to the IIA totaled approximately $2.2 million. As part of funding BiomX’s current and planned product development activities, BiomX has submitted follow-up grant applications for new grants.

These grants have funded some of BiomX’s personnel, development activities with subcontractors, and other research and development costs and expenses. However, if these awards are not funded in their entirety or if new grants are not awarded in the future, due to, for example, IIA budget constraints or governmental policy decisions, BiomX’s ability to fund future research and development and implement technological improvements would be impaired, which would negatively impact BiomX’s ability to develop its product candidates.

The Israeli government grants BiomX has received for research and development expenditures restrict BiomX’s ability to manufacture products and transfer technology outside of Israel and requires BiomX to satisfy specified conditions. If BiomX fails to satisfy these conditions, BiomX may be required to refund grants previously received, together with interest and penalties.

BiomX’s research and development efforts have been financed, in part, through the grants that BiomX have received from the IIA. BiomX, therefore, must comply with the requirements of the Research Law. For the six months ended June 30, 2019 and 2018, BiomX recorded grants totaling $0.3 million and $0.6 million, from the IIA, respectively. The grants represented 5.1% and 15.4% of BiomX’s gross research and development expenditures for the six months ended June 30, 2019 and 2018, respectively. For the years ended December 31, 2018, 2017 and 2016, BiomX recorded grants totaling $0.6 million, $0.7 million and $0.3 million, from the IIA, respectively. The grants represented 6.6%, 13.6% and 20.8% of BiomX’s gross research and development expenditures for the years ended December 31, 2018, 2017 and 2016, respectively.

Under the Research Law, BiomX is required to manufacture the major portion of each of its products developed using these grants in the State of Israel or otherwise ask for special approvals. BiomX may not receive the required approvals for any proposed transfer of manufacturing activities. Even if BiomX does receive approval to manufacture products developed with government grants outside of Israel, the royalty rate may be increased, and BiomX may be required to pay up to 300% of the grant amounts, plus interest, depending on the manufacturing volume that is performed outside of Israel. This restriction may impair BiomX’s ability to outsource manufacturing or engage in BiomX’s own manufacturing operations for those products or technology.

Additionally, under the Research Law, BiomX is prohibited from transferring, including by way of license, the IIA-financed technology and related intellectual property rights and know-how outside of the State of Israel, except under limited circumstances and only with the approval of the IIA Research Committee. BiomX may not receive the required approvals for any proposed transfer, and, even if received, BiomX may be required to pay the IIA a portion, to be set by the IIA, in its discretion and taking into account the circumstances, upon its approval of such transaction, of the consideration or milestone and royalty payments that BiomX receives upon any sale or out-licensing of such technology to a non-Israeli entity, up to 600% of the grant amounts plus interest.

These restrictions may impair BiomX’s ability to sell its technology assets or to perform or outsource manufacturing outside of Israel or otherwise transfer its know-how outside of Israel and may require it to obtain the approval of the IIA for certain actions and transactions and pay additional royalties and other amounts to the IIA. In addition, any change of control and any change of ownership of BiomX’s shares of common stock that would make a non-Israeli citizen or resident an “interested party,” as defined in the Research Law, requires prior written notice to the IIA, and BiomX’s failure to comply with this requirement could, under certain circumstances, result in criminal liability.

These restrictions will continue to apply even after BiomX has repaid the full amount of royalties on the grants.

Potential political, economic and military instability in the State of Israel, where the majority of BiomX’s senior management and BiomX’s research and development facilities are located, may adversely affect BiomX’s results of operations.

BiomX’s headquarters and principal offices and most of BiomX’s operations are located in the State of Israel. In addition, all but one of BiomX’s key employees and officers and the majority of BiomX’s directors are residents of Israel. Accordingly, political, economic and military conditions in Israel directly affect BiomX’s business. Since the State of Israel was established in 1948, a number of armed conflicts have occurred between Israel and its neighboring countries.

Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its present trading partners, or a significant downturn in the economic or financial condition of Israel, could affect adversely BiomX’s operations. Ongoing and revived hostilities or other Israeli political or economic factors could harm BiomX’s operations, product development and results of operations.

Although Israel has entered into various agreements with Egypt, Jordan and the Palestinian Authority, there has been an increase in unrest and terrorist activity, which began in October 2000 and has continued with varying levels of severity. For instance, beginning in July 2014, for approximately seven weeks, Israel experienced an armed conflict between Israel and Hamas, which included rocket strikes against civilian targets in various parts of Israel and disrupted day-to-day civilian activity in southern and central Israel. If renewed, such hostilities may negatively affect business conditions in Israel. In addition, Israel faces threats from more distant neighbors, in particular, Iran. BiomX’s insurance policies do not cover it for the damages incurred in connection with these conflicts or for any resulting disruption in its operations. The Israeli government, as a matter of law, provides coverage for the reinstatement value of direct damages that are caused by terrorist attacks or acts of war; however, the government may cease providing such coverage or the coverage might not be enough to cover potential damages. In the event that hostilities disrupt the ongoing operation of BiomX’s facilities or the airports and seaports on which BiomX depend to import and export its supplies and products, BiomX’s operations may be materially adversely affected.

In addition, since the end of 2010, numerous acts of protest and civil unrest have taken place in several countries in the Middle East and North Africa, many of which involved significant violence. The civil unrest in Egypt, which borders Israel, resulted in the resignation of its president, Hosni Mubarak, and significant changes to the country’s government. In Syria, also bordering Israel, a civil war continues to take place. The ultimate effect of these developments on the political and security situation in the Middle East and on Israel’s position within the region is not clear at this time. Such instability may lead to deterioration in the political and trade relationships that exist between the State of Israel and certain other countries.

Several countries, principally in the Middle East, still restrict doing business with Israel and Israeli companies, and additional countries may impose restrictions on doing business with Israel and Israeli companies, whether as a result of hostilities in the region or otherwise. In addition, there have been increased efforts by activists to cause companies, research institutions and consumers to boycott Israeli goods and cooperation with Israeli-related entities based on Israeli government policies. Such actions, particularly if they become more widespread, may adversely impact BiomX’s ability to cooperate with research institutions and collaborate with other third parties. Any hostilities involving Israel, any interruption or curtailment of trade or scientific cooperation between Israel and its present partners, or a significant downturn in the economic or financial condition of Israel could adversely affect BiomX’s business, financial condition and results of operations. BiomX may also be targeted by cyber terrorists specifically because BiomX is an Israeli-related company.

Under applicable employment laws, BiomX may not be able to enforce covenants not to compete.

BiomX generally enters into noncompetition agreements with BiomX’s employees. These agreements prohibit BiomX’s employees, if they cease working for it, from competing directly with BiomX or working for BiomX’s competitors or clients for a limited period. BiomX may be unable to enforce these agreements under the laws of the jurisdictions in which BiomX’s employees work, and it may be difficult for BiomX to restrict its competitors from benefitting from the expertise BiomX’s former employees or consultants developed while working for it. For example, Israeli labor courts have required employers seeking to enforce noncompete undertakings of a former employee to demonstrate that the competitive activities of the former employee will harm one of a limited number of material interests of the employer that have been recognized by the courts, such as the protection of a company’s trade secrets or other intellectual property.

BiomX’s operations may be disrupted by the obligations of personnel to perform military service.

Some of BiomX’s employees based in Israel may be called upon to perform annual military reserve duty and, in emergency circumstances, could be called to immediate and unlimited active duty. BiomX’s operations could be disrupted by the absence of a significant number of BiomX’s employees related to military service or the absence for extended periods of one or more of BiomX’s executive officers or other key employees. Such disruption could materially adversely affect BiomX’s business and results of operations.

The tax benefits that are available to BiomX if and when BiomX generates taxable income requires BiomX to meet various conditions and may be prevented or reduced in the future, which could increase BiomX’s costs and taxes.

If and when BiomX generates taxable income, BiomX would be eligible for certain tax benefits provided to “Technologic Preferred Enterprise” and/or “Preferred Enterprise” as defined under the Encouragement of Capital Investment Law -1959 (the “Law”) and its regulations, as amended and, accordingly, could be subject to a reduced corporate tax rate on its income that will meet the provisions of the Law (ranging between 7.5%-16%). To the extent that BiomX is not be eligible to obtain such statuses, BiomX’s Israeli taxable income would be subject to regular Israeli corporate tax rates. The standard corporate tax rate for Israeli companies is 23%. The benefits available to BiomX in accordance to the Law and its regulations are subject to the fulfillment of conditions stipulated in the Law and the regulations. Further, in the future, these tax benefits may be reduced or discontinued.

It may be difficult to enforce a U.S. judgment against BiomX or BiomX’s officers and directors named in this proxy statement in Israel or the United States or to assert U.S. securities laws claims in Israel or serve process on BiomX’s officers and directors.

Not all of BiomX’s directors or officers are residents of the United States, and most of their and BiomX’s assets are located outside the United States. Service of process upon BiomX or BiomX’s non-U.S. resident directors and officers may be difficult to obtain within the United States. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws against BiomX or BiomX’s non-U.S. officers and directors, because Israel may not be the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law, and not U.S. law, is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel addressing the matters described above. Additionally, Israeli courts might not enforce judgments obtained in the United States against BiomX or BiomX’s non-U.S. directors and executive officers, which may make it difficult to collect on judgments rendered against BiomX or BiomX’s non-U.S. officers and directors.

Moreover, an Israeli court will not enforce a non-Israeli judgment if it was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases), if its enforcement is likely to prejudice the sovereignty or security of the State of Israel, if it was obtained by fraud or in the absence of due process, if it is at variance with another valid judgment that was given in the same matter between the same parties, or if a suit in the same matter between the same parties was pending before a court or tribunal in Israel at the time the foreign action was brought.

Risks Related to Manufacturing and Supply

BiomX expects to rely on third parties to manufacture its clinical supply of product candidates, and BiomX intends to rely on third parties to produce and process its products, if approved.

BiomX currently relies on outside vendors to supply raw materials and other important components, such as lab equipment. BiomX has not yet caused any product candidates to be manufactured or processed on a commercial scale and may not be able to do so for any of its product candidates. BiomX will make changes as it works to optimize the manufacturing process for its product candidates, and BiomX cannot be sure that even minor changes in the process will result in therapies that are safe and effective.

The facilities used to manufacture BiomX’s product candidates must be approved by the FDA or equivalent foreign regulatory agencies pursuant to inspections that will be conducted after BiomX submits a marketing application to the FDA or equivalent foreign regulatory agency. Additionally, any facilities used for the manufacture of product candidates commercialized for non-therapeutic uses will be subject to inspection by the FDA and foreign regulatory agencies. BiomX does not currently control all aspects of the manufacturing process of, and are currently largely dependent on, BiomX’s contract manufacturing partners for compliance with regulatory requirements, known as cGMP requirements, for manufacture of its product candidates. If and when BiomX’s manufacturing facility becomes operational, BiomX will be responsible for compliance with cGMP requirements. If BiomX or BiomX’s contract manufacturers cannot successfully manufacture in conformance with BiomX’s specifications and the strict regulatory requirements of the FDA or other regulatory authorities, BiomX and they will not be able to secure and/or maintain regulatory approval for their manufacturing facilities with respect to the manufacture of BiomX’s product candidates. In addition, BiomX has no control over the ability of its contract manufacturers to maintain adequate quality control, quality assurance and qualified personnel. If the FDA or an equivalent foreign regulatory agency does not approve these facilities for the manufacture of BiomX’s product candidates or if it withdraws any such approval in the future, BiomX may need to find alternative manufacturing facilities, which would significantly impact its ability to develop, obtain regulatory approval for or market its product candidates, if approved.

BiomX has limited experience manufacturing its product candidates for purposes of clinical trials for therapeutic indications or for non-therapeutic clinical studies or trials. BiomX opened its own manufacturing facility at its headquarters in Ness Ziona, Israel in the third quarter of 2019. BiomX cannot assure you that it can manufacture its product candidates in compliance with regulations at a cost or in quantities necessary to make them commercially viable.

BiomX’s product candidates rely on the availability of specialty raw materials, which may not be available to BiomX on acceptable terms or at all.

BiomX’s product candidates require certain specialty raw materials, some of which BiomX obtains from small companies with limited resources and experience to support a commercial product. These third-party suppliers may be ill-equipped to support BiomX’s needs, especially in non-routine circumstances like an FDA inspection or medical crisis, such as widespread contamination. BiomX does not currently have contracts in place with all of the suppliers that BiomX may need at any point in time and, if needed, may not be able to contract with them on acceptable terms or at all. Accordingly, BiomX may experience delays in receiving key raw materials to support clinical or commercial manufacturing.

Risks Related to the Business Combination

The combined company expects to incur significant costs as a result of operating as a public company.

As a public company, the combined company will incur significant legal, accounting and other expenses. The combined company will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which require, among other things, that it file with the SEC annual, quarterly and current reports with respect to its business and financial condition. In addition, the Sarbanes-Oxley Act, as well as rules subsequently adopted by the SEC and the NYSE American Stock Exchange to implement provisions of the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the Public Company Accounting Oversight Board impose significant requirements on public companies, including requiring the establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. These expenses will likely increase in the future, particularly after the combined company ceases to be an “emerging growth company” if it is also no longer a “smaller reporting company” as a result of additional corporate governance and disclosure requirements under the Sarbanes-Oxley Act, the Dodd-Frank Act, and SEC rules and regulations.

The combined company expects the rules and regulations applicable to public companies to result in it continuing to incur substantial legal and financial compliance costs. These costs will increase its net loss or decrease any net income and may require the combined company to reduce costs in other areas of its business.

BiomX’s management will be required to devote substantial time to maintaining and improving its internal controls over financial reporting and the requirements of being a public company which may, among other things, strain its resources, divert management’s attention and affect its ability to accurately report its financial results and prevent fraud.

Historically, BiomX has operated as a private company. Following the Business Combination, the combined company will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act and the rules of the NYSE American Stock Exchange. The Sarbanes-Oxley Act requires, among other things, that a company maintain effective disclosure controls and procedures (“DCP”) and internal controls over financial reporting (“ICFR”). BiomX’s management and other personnel have limited experience operating as a public company, which may result in operational inefficiencies or errors, or a failure to improve or maintain effective ICFR and DCP necessary to ensure timely and accurate reporting of operational and financial results. BiomX’s existing management team will need to devote a substantial amount of time to these compliance initiatives, and may need to add personnel in areas such as accounting, financial reporting, investor relations and legal in connection with operations as a public company. Ensuring that the combined company has adequate internal financial and accounting controls and procedures in place is a costly and time-consuming effort that needs to be re-evaluated frequently. The combined company’s compliance with existing and evolving regulatory requirements will result in increased administrative expenses and a diversion of management’s time and attention.

Pursuant to Sections 302 and 404 of the Sarbanes-Oxley Act (“Section 404”), the combined company will be required to furnish certain certifications and reports by its management on its ICFR, which, after it is no longer an emerging growth company and if it becomes an accelerated or large accelerated filer under SEC rules, must be accompanied by an attestation report on ICFR issued by its independent registered public accounting firm. To achieve compliance with Section 404 within the prescribed period, the combined company will document and evaluate its ICFR, which is both costly and challenging. Implementing any appropriate changes to its internal controls may require specific compliance training for the combined company’s directors, officers and employees, entail substantial costs to modify its existing accounting systems, and take a significant period of time to complete. Such changes may not, however, be effective in maintaining the adequacy of its ICFR, and any failure to maintain that adequacy, or consequent inability to produce accurate financial statements on a timely basis, could increase its operating costs and could materially impair its ability to operate its business. Moreover, effective internal controls are necessary for the combined company to produce reliable and timely financial reports and are important to help prevent fraud. Any failure by the combined company to file its periodic reports in a timely manner may cause investors to lose confidence in its reported financial information and may lead to a decline in the price of our common stock.

In accordance with NYSE American Stock Exchange rules, the combined company will be required to maintain a majority independent Board of Directors. The various rules and regulations applicable to public companies make it more difficult and more expensive to maintain directors’ and officers’ liability insurance, and the combined company may be required to accept reduced coverage or incur substantially higher costs to maintain coverage. If the combined company is unable to maintain adequate directors’ and officers’ insurance, its ability to recruit and retain qualified officers and directors will be significantly curtailed.

BiomX will need to grow the size of its organization, and may experience difficulties in managing this growth.

As BiomX’s research, development, manufacturing and commercialization plans and strategies develop, and as it transitions into operating as a public company, BiomX expects to need additional managerial, operational, sales, marketing, financial and other personnel. Future growth would impose significant added responsibilities on members of management, including:

•        identifying, recruiting, compensating, integrating, maintaining and motivating additional employees;

•        managing BiomX’s internal research and development efforts effectively, including identification of clinical candidates, scaling its manufacturing process and navigating the clinical and FDA review process for its product candidates; and

•        improving BiomX’s operational, financial and management controls, reporting systems and procedures.

BiomX’s future financial performance and our ability to commercialize BiomX’s product candidates will depend, in part, on its ability to effectively manage any future growth, and BiomX’s management may also have to divert a disproportionate amount of its attention away from day-to-day activities in order to devote a substantial amount of time to managing these growth activities.

If BiomX is not able to effectively expand its organization by hiring new employees and expanding its groups of consultants and contractors, BiomX may not be able to successfully implement the tasks necessary to further develop and commercialize its product candidates and, accordingly, may not achieve its research, development and commercialization goals.

The unaudited pro forma financial information included in this proxy statement may not be representative of the combined company’s results following the Business Combination.

The unaudited pro forma financial information included in this proxy statement has been presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that actually would have occurred had the Business Combination been completed as of the date indicated, nor is it indicative of the combined company’s future operating results or financial position. The pro forma financial statements have been derived from the historical financial statements of CHAC and BiomX and adjustments and assumptions have been made regarding the combined company after giving effect to the Business Combination. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with accuracy. Moreover, the pro forma financial statements do not reflect all costs that are expected to be incurred by the combined company in connection with the Business Combination. As a result, the actual financial condition of the combined company following the Business Combination may not be consistent with, or evident from, these pro forma financial statements. The assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect the combined company’s financial condition following the Business Combination.

We are an “emerging growth company,” and we cannot be certain that the reduced disclosure requirements applicable to “emerging growth companies” will not make our common stock less attractive to investors.

We are an “emerging growth company,” as defined under the JOBS Act. For so long as we are an emerging growth company, we intend to take advantage of certain exemptions from reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We could be an emerging growth company for up to five years from the end of our most recently completed fiscal year, although we may lose such status earlier, depending on the occurrence of certain events, including when we have generated total annual gross revenue of at least $1.07 billion or when we are deemed to be a “large accelerated filer” under the Exchange Act, which means that the market value of our common stock that is held by non-affiliates exceeds $700 million as of June 30 of the prior year, or when we have issued more than $1.0 billion in nonconvertible debt securities during the prior three-year period.

We cannot predict if investors will not find our common stock less attractive or our company less comparable to certain other public companies because we rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock, and our stock price may be more volatile.

Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

As a “smaller reporting company” we are permitted to provide less disclosure than larger public companies which may make our common stock less attractive to investors.

We are currently a “smaller reporting company,” as defined by Rule 12b-2 of the Exchange Act. As a smaller reporting company, we are eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies. Consequently, it may be more challenging for investors to analyze our results of operations and financial prospects which may result in less investor confidence. Investors may find our common stock less attractive as a result of our smaller reporting company status. If some investors find our common stock less attractive, there may be a less active trading market for our common stock and our stock price may be more volatile.

CHAC and BiomX have incurred and expect to incur significant costs associated with the Business Combination. Whether or not the Business Combination is completed, the incurrence of these costs will reduce the amount of cash available to be used for other corporate purposes by CHAC whether or not the Business Combination is completed.

CHAC and BiomX expect to incur significant costs associated with the Business Combination. Whether or not the Business Combination is completed, CHAC expects to incur approximately $1,300,000 in expenses, including a fee of $20,000 to be paid to Morrow Sodali, plus disbursements and reimbursement for out-of-pocket expenses, in connection with the proxy solicitation for the special meeting. These expenses will reduce the amount of cash available to be used for other corporate purposes by CHAC whether or not the Business Combination is completed.

In the event that a significant number of CHAC Shares are redeemed, its stock may become less liquid following the Business Combination.

If a significant number of CHAC Shares are redeemed, CHAC may be left with a significantly smaller number of stockholders. As a result, trading in the shares of the surviving company following the Business Combination may be limited and your ability to sell your shares in the market could be adversely affected. The NYSE American Stock Exchange may not list the CHAC Shares on its exchange, which could limit investors’ ability to make transactions in CHAC’s securities and subject CHAC to additional trading restrictions.

CHAC will be required to meet the initial listing requirements to be listed on the NYSE American Stock Exchange following the Business Combination. CHAC may not be able to meet those initial listing requirements. Even if CHAC’s securities are so listed, CHAC may be unable to maintain the listing of its securities in the future.

If CHAC fails to meet the initial listing requirements and the NYSE American Stock Exchange does not list its securities on its exchange, the Business Combination will not close. However even if CHAC meets the initial listing requirements, if CHAC is subsequently delisted, CHAC could face significant material adverse consequences, including:

•        a limited availability of market quotations for our securities;

•        reduced liquidity with respect to our securities;

•        a determination that our shares are a “penny stock,” which will require brokers trading in our securities to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our securities;

•        a limited amount of news and analyst coverage for the post-transaction company; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

CHAC may waive one or more of the conditions to the Business Combination without resoliciting stockholder approval for the Business Combination.

CHAC may agree to waive, in whole or in part, some of the conditions to its obligations to complete the Business Combination, to the extent permitted by applicable laws. The Board of Directors of CHAC will evaluate the materiality of any waiver to determine whether amendment of this proxy statement and resolicitation of proxies is warranted. In some instances, if the Board of Directors of CHAC determines that a waiver is not sufficiently material to warrant resolicitation of stockholders, CHAC has the discretion to complete the Business Combination without seeking further stockholder approval. For example, it is a condition to CHAC’s obligations to close the Business Combination that there be no restraining order, injunction or other order restricting BiomX’s conduct of its business, however, if the Board of Directors of CHAC determines that any such order or injunction is not material to the business of BiomX, then the Board of Directors may elect to waive that condition and close the Business Combination.

CHAC’s stockholders will experience immediate dilution as a consequence of the issuance of CHAC Shares as consideration in the Business Combination. Having a minority share position may reduce the influence that CHAC’ current stockholders have on the management of CHAC.

After the Business Combination, assuming no redemptions of CHAC Shares for cash and giving effect to the purchase and sale agreements described above, CHAC’s current public stockholders will own approximately 20% of the outstanding CHAC Shares, CHAC’s current directors, officers and affiliates will own approximately

7% of the outstanding CHAC Shares, and the former stockholders of BiomX will own approximately 73% of the outstanding CHAC Shares. Assuming redemption by holders of 2,062,157 outstanding CHAC Shares, CHAC public stockholders will own approximately 13% of the outstanding CHAC Shares, CHAC’s Sponsor and current directors, officers and affiliates will own approximately 5% of the outstanding CHAC Shares, and the former stockholders of BiomX will own approximately 82% of the outstanding CHAC Shares. The minority position of the former CHAC stockholders will give them limited influence over the management and operations of the combined company.

Risks Related to CHAC’s Business

CHAC will be forced to liquidate the trust account if it cannot consummate a business combination by the date that is 24 months from the closing of the Initial Public Offering, or December 18, 2020. In the event of a liquidation, CHAC’s public stockholders will receive $10.00 per share and the CHAC Warrants will expire worthless.

If CHAC is unable to complete a business combination by the date that is 24 months from the closing of the Initial Public Offering, or December 18, 2020, and is forced to liquidate, the per-share liquidation distribution will be $10.00, plus interest earned on amounts held in trust that have not been used to pay for taxes. Furthermore, there will be no distribution with respect to the CHAC Warrants, which will expire worthless as a result of CHAC’s failure to complete a business combination.

You must tender your CHAC Shares in order to validly seek redemption at the special meeting of stockholders.

In connection with tendering your shares for redemption, you must elect either to physically tender your share certificates to CHAC’s transfer agent or to deliver your common stock to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, in each case by two (2) business days prior to the date of the special meeting. The requirement for physical or electronic delivery ensures that a redeeming holder’s election to redeem is irrevocable once the Business Combination is consummated. Any failure to observe these procedures will result in your loss of redemption rights in connection with the vote on the Business Combination.

If you or a “group” of stockholders are deemed to hold in excess of 20% of CHAC’s shares of common stock, you will lose the ability to redeem all such shares in excess of 20% of CHAC’s shares of common stock.

CHAC’s Amended and Restated Certificate of Incorporation provides that a public stockholder, individually or together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 20% of the shares sold in this offering. Your inability to redeem more than an aggregate of 20% of the shares sold in this offering will reduce your influence over CHAC’s ability to consummate its initial business combination and you could suffer a material loss on your investment in CHAC if you sell such excess shares in open market transactions. As a result, you will continue to hold that number of shares exceeding 20% and, in order to dispose of such shares, you would be required to sell your shares in open market transaction, potentially at a loss.

If third parties bring claims against CHAC, the proceeds held in trust could be reduced and the per-share liquidation price received by CHAC’s stockholders may be less than $10.00.

CHAC’s placing of funds in trust may not protect those funds from third party claims against CHAC. Although CHAC has received from many of the vendors, service providers (other than its independent accountants) and prospective target businesses with which it does business executed agreements waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of CHAC’s public stockholders, they may still seek recourse against the trust account. Additionally, a court may not uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of CHAC’s public stockholders. If CHAC liquidates the trust account before the completion of a business combination and distributes the proceeds held therein to its public stockholders, our Sponsor has contractually agreed that it will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but only if such a vendor or prospective target business does not execute such a waiver. However, CHAC cannot assure you that they will be able to meet such obligation. Therefore, the per-share distribution from the trust account for our stockholders may be less than $10.00 due to such claims.

Additionally, if CHAC is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in CHAC’s bankruptcy estate and subject to the claims of third parties with priority over the claims of its stockholders. To the extent any bankruptcy claims deplete the trust account, CHAC may not be able to return $10.00 to our public stockholders.

CHAC’s stockholders may be held liable for claims by third parties against CHAC to the extent of distributions received by them.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of the trust account distributed to our public stockholders upon the redemption of 100% of our public shares in the event we do not consummate an initial business combination by December 18, 2020 may be considered a liquidation distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, we intend to redeem our public shares as soon as reasonably possible following December 18, 2020 in the event we do not consummate an initial business combination and, therefore, we do not intend to comply with those procedures.

Because we will not be complying with Section 280 of the DGCL, Section 281(b) of the DGCL requires the Company to adopt a plan, based on facts known to us at such time that will provide for the payment of all existing and pending claims or claims that may be potentially brought against the Company within the 10 years following dissolution. However, because we are a blank check company, rather than an operating company, and our operations have been limited to searching for prospective target businesses, the only likely claims to arise would be from vendors (such as lawyers, investment bankers, and consultants) or prospective target businesses. If the Company’s plan of distribution complies with Section 281(b) of the DGCL, any liability of our stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution. There can be no assurance that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of its stockholders may extend beyond the third anniversary of such date. Furthermore, if the pro rata portion of the trust account distributed to our public stockholders upon the redemption of 100% of our public shares in the event we do not consummate an initial business combination within the required timeframe is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after December 18, 2020 in the event we do not consummate an initial business combination, this may be viewed or interpreted as giving preference to our stockholders over any potential creditors with respect to access to or distributions from the Company’s assets. Furthermore, our board of directors may be viewed as having breached its fiduciary duties to the Company’s creditors and/or may have acted in bad faith, thereby exposing itself and the Company to claims of punitive damages, by paying our stockholders from the trust account prior to addressing the claims of creditors. There can be no assurance that claims will not be brought against the Company for these reasons.

If CHAC’s due diligence investigation of BiomX was inadequate, then stockholders of CHAC following the Business Combination could lose some or all of their investment.

Even though CHAC conducted a due diligence investigation of BiomX, it cannot be sure that this diligence uncovered all material issues that may be present inside BiomX or its business, or that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of BiomX and its business and outside of its control will not later arise.

Because CHAC’s Sponsor and all of CHAC’s officers and directors own CHAC Shares and CHAC Warrants which will not participate in liquidation distributions and, therefore, they will lose their entire investment in us and face other financial consequences if the Business Combination is not completed, they may have a conflict of interest in determining whether the Business Combination is appropriate.

CHAC’s Sponsor and all of CHAC’s officers and directors own an aggregate of 1,750,000 shares and warrants to purchase 2,900,000 shares of common stock of CHAC. Such individuals have waived their right to redeem these shares, or to receive distributions with respect to these shares upon the liquidation of the trust account if CHAC is unable to consummate a business combination. Accordingly, the CHAC Shares, as well as the Private CHAC Warrants purchased by an affiliate of our Sponsor, will be worthless if CHAC does not consummate a business combination. Based on a market price of $10.14 per share of common stock of CHAC on September 17, 2019 and $0.83 per warrant on September 17, 2019, the value of these shares and warrants was approximately $20,152,000. The CHAC Shares acquired prior to the Initial Public Offering, as well as the Private CHAC Warrants will be worthless if CHAC does not consummate a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting BiomX as a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of the Business Combination are appropriate and are fair to, and in the best interests of, CHAC and its stockholders.

In addition, at the closing of the Business Combination, our Sponsor, executive officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred in connection with activities on our behalf. These financial interests of our Sponsor, executive officers and directors may have influenced their motivation in identifying and selecting BiomX for the Business Combination.

CHAC is requiring stockholders who wish to redeem their common stock in connection with the Business Combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.

CHAC is requiring stockholders who wish to redeem their common stock to either tender their certificates to our transfer agent or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s, or DTC, DWAC (Deposit/Withdrawal At Custodian) System by no later than two (2) business days prior to the Special Meeting. In order to obtain a physical certificate, a stockholder’s broker and/or clearing broker, DTC and CHAC’s transfer agent will need to act to facilitate this request. It is CHAC’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent.

However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. While we have been advised that it takes a short time to deliver shares through the DWAC System, we cannot assure you of this fact. Accordingly, if it takes longer than CHAC anticipates for stockholders to deliver their common stock, stockholders who wish to redeem may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their common stock.

CHAC will require its stockholders who wish to redeem their common stock in connection with the Business Combination to comply with specific requirements for redemption described above, and such redeeming stockholders may be unable to sell their securities when they wish to in the event that the Business Combination is not consummated.

CHAC is requiring that public stockholders who wish to redeem their common stock in connection with the proposed Business Combination to comply with specific requirements for redemption as described above. If the Business Combination is not consummated, investors who attempted to redeem their common stock will be unable to sell their securities after the failed Business Combination until CHAC has returned their securities to them. The market price for CHAC’s common stock may decline during this time and you may not be able to sell your securities when you wish to, even while other stockholders that did not seek redemption may be able to sell their securities.

CHAC’s Sponsor and other initial stockholders, which include its officers and directors, control a substantial interest in CHAC and thus may influence certain actions requiring a stockholder vote.

CHAC’s initial stockholders, including all of its officers and directors, collectively own approximately 20% of CHAC’s issued and outstanding common stock. CHAC’s Sponsor and other initial stockholders have agreed to vote any shares they own in favor of the Business Combination. Therefore, we would need only 437,501 of our public shares (or approximately 6.3% of our public shares) to be voted in favor of the transaction in order to have such transaction approved (assuming that only a quorum was present at the meeting).

If CHAC’s security holders exercise their registration rights with respect to their securities, it may have an adverse effect on the market price of CHAC’s securities.

CHAC’s Sponsor and other initial stockholders are entitled to make a demand that it register the resale of their insider shares at any time commencing three months prior to the date on which their shares may be released from escrow. Additionally, the purchasers of the private placement Private CHAC Warrants and our initial stockholders, officers and directors are entitled to demand that we register the resale of the shares underlying the Private CHAC Warrants and any securities our initial stockholders, officers, directors or their affiliates may be issued in payment of working capital loans made to us at any time after we consummate a business combination. If such persons exercise their registration rights with respect to all of their securities, then there will be an additional 4,650,000 CHAC Shares eligible for trading in the public market. The presence of these additional common stock trading in the public market may have an adverse effect on the market price of CHAC’s securities.

CHAC will not obtain an opinion from an unaffiliated third party as to the fairness of the Business Combination to its stockholders.

CHAC is not required to obtain an opinion from an unaffiliated third party that the price it is paying is fair to its public stockholders from a financial point of view. CHAC’s public stockholders therefore, must rely solely on the judgment of CHAC’s Board of Directors, and our Board of Directors may not have properly valued such business. The lack of a third-party valuation or fairness opinion may also lead an increased number of stockholders to vote against the Business Combination or demand redemption of their shares into cash, which could potentially impact our ability to consummate the Business Combination.

CHAC’s directors and officers may have certain conflicts in determining to recommend the acquisition of BiomX, since certain of their interests, and certain interests of their affiliates and associates, are different from, or in addition to, your interests as a stockholder.

CHAC’s management and directors have interests in and arising from the Business Combination that are different from, or in addition to, your interests as a stockholder, which could result in a real or perceived conflict of interest. These interests include the fact that the CHAC Shares and CHAC Warrants owned by CHAC’s management and directors, or their affiliates and associates, would become worthless if the Business Combination Proposal is not approved and CHAC otherwise fails to consummate a business combination prior to its liquidation date.

Risks Related to the Financial Projections

You should be aware that uncertainties are inherent in prospective financial projections of any kind, and such uncertainties increase with the passage of time. None of CHAC or BiomX or any of their respective affiliates, advisors, officers, directors, or representatives has made or makes any representation or can give any assurance to any CHAC stockholders, or any other person, regarding the ultimate performance of BiomX compared to the information set forth under “The Business Combination Proposal — Summary of CHAC Financial Analysis” or that any such results will be achieved.

The inclusion of CHAC’s projections relating to BiomX’s business in this proxy statement should not be regarded as an indication that CHAC, BiomX or their respective advisors or other representatives considered or consider the projections to be necessarily predictive of actual future performance or events, and the projections set forth under “The Business Combination Proposal — Summary of CHAC Financial Analysis” should not be relied upon as such.

The projections were prepared by management of CHAC based, in part, on certain information furnished by BiomX. The prospective financial information was not prepared with a view toward public disclosure nor was it prepared with a view toward compliance with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, or GAAP. Neither the independent registered public accounting firm of CHAC or BiomX nor any other independent accounts has audited, reviewed, compiled, examined or performed any procedures with respect to the accompanying unaudited prospective financial information for the purpose of its inclusion herein, and accordingly, neither the independent registered public accounting firm of CHAC or BiomX, nor any other independent accountant expresses an opinion or provides any form of assurance with respect thereto for the purpose of this proxy statement. Due to inherent uncertainties in financial projections of any kind, stockholders are cautioned not to place undue reliance, if any, on the projections.

The projections are subjective in nature and may not be realized.

CHAC’s projections are inherently subjective in nature and susceptible to interpretation and, accordingly, such projections may not be achieved. The projections also reflect numerous assumptions made by CHAC management, including material assumptions regarding, among other things, timing of clinical trials, patient enrollment, timing of receipt of regulatory approvals that may be needed, characterization of the product candidates, the timing of, and amounts of, any royalty payments, milestone payments or other payments due to third parties by BiomX, the entry by BiomX into license or collaboration agreements, market size, commercial efforts, industry performance, general business and economic conditions and numerous other matters that may not be realized and are subject to significant uncertainties and contingencies, all of which are difficult to predict and many of which are beyond the control of the preparing party. Accordingly, there can be no assurance that the assumptions made in preparing the projections will be realized. There may be differences between actual and projected results, and the differences may be material. The risk that these uncertainties and contingencies could cause the assumptions to fail to be reflective of actual results is further increased by the length of time over which these assumptions apply. The failure to achieve assumptions and projections in early periods could have a compounding effect on the projections shown for the later periods. Thus, any such failure of an assumption or projection to be reflective of actual results in an early period could have a greater effect on the projected results failing to be reflective of actual events in later periods. BiomX is a preclinical stage company, without any product that has received regulatory or marketing approval, and as discussed in this proxy statement, its business is subject to numerous risks. Moreover, 12-year projections in the context of a preclinical stage company are inherently unrealizable given the many variables, especially in later years, that may affect results.

All of these assumptions involve variables making them difficult to predict, and some are beyond the control of BiomX and CHAC. Although BiomX’s and CHAC’s management believes that there was a reasonable basis for the projections and underlying assumptions, any assumptions for near-term projected cases remain uncertain, and such uncertainty increases with the length of the projected period. The projections are forward-looking statements and are subject to risks and uncertainties. See the section titled “Special Note Regarding Forward-Looking Statements” on page 67. For a discussion of the CHAC projections, please see the section titled “The Business Combination Proposal — Summary of CHAC Financial Analysis” beginning on page 86.

In developing the CHAC projections provided to the CHAC Board of Directors, CHAC management made numerous material estimates with respect to BiomX for the years ending December 31, 2019 through 2030.

The projections prepared by CHAC management were based on estimates from both discussions with, and materials provided, by BiomX for the years from 2019 to 2022, which themselves were based on numerous assumptions. Additionally, such estimates were then used by CHAC to extrapolate certain prospective financial results based on CHAC management’s assessment of comparable companies and industry metrics. The selected summary of the adjusted and unadjusted CHAC projections that were made available to the CHAC Board of Directors and which CHAC management’s estimates were based upon can be found in the section titled “The Business Combination Proposal — Summary of CHAC Financial Analysis” beginning on page 86. CHAC management did not consider ranges for various financial measures but rather considered in deriving these measures, peak sales amounts, which may reduce the utility in later years of the prospective financial results.

Risks Related to Our Common Stock

The price of our common stock likely will be volatile like the stocks of other biotechnology companies.

The stock markets in general and the markets for biotechnology stocks have experienced extreme volatility. The market for the common stock of smaller companies such as ours is characterized by significant price volatility when compared to the shares of larger, more established companies that trade on a national securities exchange and have large public floats, and we expect that our share price will be more volatile than the shares of such larger, more established companies for the indefinite future.

In addition to the factors discussed in this “Risk Factors” section, price declines in our common stock could also result from general market and economic conditions and a variety of other factors, including:

•        adverse results or delays in our clinical trials;

•        adverse actions taken by regulatory agencies with respect to our product candidates, clinical trials or the manufacturing processes of our product candidates;

•        announcements of technological innovations, patents or new products by our competitors;

•        regulatory developments in the United States and foreign countries;

•        any lawsuit involving us or our product candidates;

•        announcements concerning our competitors, or the biotechnology or pharmaceutical industries in general;

•        developments concerning any strategic alliances or acquisitions we may enter into;

•        actual or anticipated variations in our operating results;

•        changes in recommendations by securities analysts or lack of analyst coverage;

•        deviations in our operating results from the estimates of analysts;

•        our inability, or the perception by investors that we will be unable, to continue to meet all applicable requirements for continued listing of our common stock on the NYSE American Stock Exchange, and the possible delisting of our common stock;

•        sales of our common stock by our executive officers, directors and principal stockholders or sales of substantial amounts of common stock; and

•        loss of any of our key scientific or management personnel.

In the past, following periods of volatility in the market price of a particular company’s securities, litigation has often been brought against that company. Any such lawsuit could consume resources and management time and attention, which could adversely affect our business.

If the Business Combination’s benefits do not meet the expectations of investors or securities analysts, the market price of our securities may decline.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of our securities may decline. The market values of our securities at the time of the Business Combination may vary significantly from their prices on the date the Merger Agreement was executed, the date of this proxy statement, or the date on which our stockholders vote on the Business Combination.

In addition, following the Business Combination, fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Prior to the Business Combination, there has not been a public market for BiomX’s securities. Accordingly, the valuation ascribed to BiomX’s ordinary shares in the Business Combination may not be indicative of the actual price that will prevail in the trading market following the Business Combination. If an active market for our securities develops and continues, the trading price of our securities following the Business Combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline, which could have a material adverse effect on your investment in our securities.

If securities or industry analysts do not publish research or publish unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us, our business, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on the company. Because the Business Combination will result in BiomX merging with a special purpose acquisition company (“SPAC”), research coverage from industry analysts may be limited. If no securities or industry analysts commence coverage of our company, our stock price and trading volume could be negatively impacted. If any of the analysts who may cover the company change their recommendation regarding our stock adversely, provide more favorable relative recommendations about our competitors or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If any analyst who may cover us ceases coverage of us or fails to publish reports on us regularly, demand for our stock could decrease, which could cause our stock price and trading volume to decline.

We may fail to realize any or all of the anticipated benefits of the Business Combination.

The success of the Business Combination will depend, in part, on our ability to successfully manage and deploy the cash received upon the consummation of the Business Combination. Although we intend to use the cash received upon the consummation of the Business Combination for the continued development of our product candidates, there can be no assurance that we will be able to achieve our intended objectives.

We have broad discretion in the use of our existing cash, cash equivalents and the net proceeds from the Business Combination and may not use them effectively.

Our management will have broad discretion in the application of our existing cash, cash equivalents and the net proceeds from the Business Combination, and you will not have the opportunity as part of your investment decision to assess whether such proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of our existing cash, cash equivalents and the net proceeds from the Business Combination, their ultimate use may vary substantially from their currently intended use. Our management might not apply our cash resources in ways that ultimately increase the value of your investment. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest our cash resources in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

The price of our common stock may be subject to increased volatility and the Rule 144 resale exemption will be unavailable for our securities because the Business Combination will result in a merger with a SPAC.

The Business Combination will result in us merging with a SPAC, which can cause additional volatility in the price of our common stock. We expect that the price of our common stock and of that of SPACs in general may be more volatile compared to the stock price of an operating company.

Rule 144 of the Securities Act provides a safe harbor under which holders of restricted securities and affiliates of an issuer may resell their securities into the public market. However, Rule 144 is unavailable for securities of former SPACs until, among other things, twelve months have elapsed since the former SPAC has filed “Form 10 information” with the SEC. After the completion of the Business Combination, our stockholders may not rely on Rule 144 for resales of their common stock for a minimum of one year, which can impair the ability to resell our common stock at a favorable return.

The current unavailability and potential future unavailability of the Rule 144 resale exemption for our common stock could have an adverse effect on the market price of our common stock.

A significant number of shares of our common stock are subject to issuance upon exercise of outstanding warrants and options, which upon such exercise may result in dilution to our security holders.

Outstanding public warrants to purchase an aggregate of 3,500,000 shares of our common stock will become exercisable on December 13, 2019, at a price of $11.50 per whole share, subject to adjustment. Warrants may be exercised only for a whole number of shares of CHAC’s common stock. To the extent such warrants are exercised, additional shares of our common stock will be issued, which will result in dilution to the then existing holders of common stock of CHAC and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our common stock.

In addition, as of the date of this proxy statement, BiomX had outstanding vested and unvested options to purchase 1,260,154 BiomX shares and vested and unvested warrants to purchase 248,998 BiomX shares. The BiomX vested and unvested options and warrants outstanding immediately prior to the closing of the Business Combination will be converted into options and warrants, respectively, to purchase CHAC Shares upon the closing of the Business Combination. To the extent any of these options or warrants are exercised, additional CHAC Shares will be issued that will generally be eligible for resale in the public market (subject to limitations under Rule 144 under the Securities Act with respect to shares held by our affiliates), which will result in dilution to our security holders. The issuance of additional securities could also have an adverse effect on the market price of our common stock.

We have never paid dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

We have never declared or paid cash dividends on our common stock. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. As a result, capital appreciation, if any, of our common stock will be our stockholders’ sole source of gain for the foreseeable future.

Sales of a substantial number of shares of our common stock in the public market by our existing stockholders could cause our stock price to decline.

Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “will” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements in this proxy statement include, but are not limited to, statements regarding our disclosure concerning BiomX’s operations, cash flows and financial position.

Forward-looking statements appear in a number of places in this proxy statement including, without limitation, in the sections entitled “Management’s Discussion and Analysis of Financial Conditions and Results of Operations of BiomX Ltd.,” and “BiomX Ltd.’s Business.” The risks and uncertainties include, but are not limited to:

•        BiomX’s limited operating history;

•        the ability to generate revenues, and raise sufficient financing to meet working capital requirements;

•        the unpredictable timing and cost associated with BiomX’s approach to developing product candidates using phage technology;

•        the FDA’s classification of BiomX’s BX001 product candidate as a drug or cosmetic and the impact of changing regulatory requirements on BiomX’s ability to develop and commercialize BX001;

•        obtaining FDA acceptance of any non-U.S. clinical trials of product candidates;

•        the ability to pursue and effectively develop new product opportunities and acquisitions and to obtain value from such product opportunities and acquisitions;

•        penalties and market withdrawal associated with any unanticipated problems with product candidates and failure to comply with labeling and other restrictions;

•        expenses associated with BiomX’s compliance with ongoing regulatory obligations and successful continuing regulatory review;

•        market acceptance of BiomX’s product candidates and ability to identify or discover additional product candidates;

•        BiomX’s ability to obtain high titers for specific phage cocktails necessary for preclinical and clinical testing;

•        the availability of specialty raw materials;

•        the ability of BiomX’s product candidates to demonstrate requisite safety and tolerability for cosmetics, safety and efficacy for drug products, or safety, purity and potency for biologics without causing adverse effects;

•        the success of expected future advanced clinical trials of BiomX’s product candidates;

•        the ability to obtain required regulatory approvals;

•        the ability to enroll patients in clinical trials and achieve anticipated development milestones when expected;

•        delays in developing manufacturing processes for BiomX’s product candidates;

•        competition from similar technologies, products that are more effective, safer or more affordable than BiomX’s product candidates or products that obtain marketing approval before BiomX’s product candidates;

•        the impact of unfavorable pricing regulations, third-party reimbursement practices or health care reform initiatives on BiomX’s ability to sell product candidates or therapies profitably;

•        protection of BiomX’s intellectual property rights and compliance with the terms and conditions of current and future licenses with third parties;

•        infringement on the intellectual property rights of third parties and claims for remuneration or royalties for assigned service invention rights;

•        the ability to acquire, in-license or use proprietary rights held by third parties necessary to BiomX’s product candidates or future development candidates;

•        ethical, legal and social concerns about synthetic biology and genetic engineering that may adversely affect market acceptance of BiomX’s product candidates;

•        reliance on third-party collaborators;

•        the ability to manage the growth of the business;

•        the ability to attract and retain key employees or to enforce the terms of noncompetition agreements with employees;

•        the failure to comply with applicable laws and regulations;

•        potential security breaches, including cybersecurity incidents;

•        political, economic and military instability in the State of Israel;

•        costs associated with being a public company; and

•        other factors discussed in the section of this proxy statement entitled “Risk Factors” beginning on page 17.

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in “Risk Factors” in this proxy statement. Accordingly, you should not rely on these forward-looking statements, which speak only as of the date of this proxy statement. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this proxy statement or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this proxy statement.

Special meeting OF CHAC STOCKHOLDERS

General

We are furnishing this proxy statement to the CHAC stockholders as part of the solicitation of proxies by our Board of Directors for use at the special meeting of CHAC stockholders to be held on October 23, 2019 and at any adjournment or postponement thereof. This proxy statement is first being furnished to our stockholders on or about September 23, 2019 in connection with the vote on the Business Combination Proposal, the two Amendment Proposals, the NYSE Proposal and the Business Combination Adjournment Proposal. This document provides you with the information you need to know to be able to vote or instruct your vote to be cast at the special meeting.

Date, Time and Place

The special meeting of stockholders will be held on October 23, 2019 at 10:00 a.m., at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154, or such other date, time and place to which such meeting may be adjourned or postponed.

Purpose of the Special Meeting of CHAC Stockholders

At the special meeting of stockholders, we are asking holders of CHAC Shares to approve the following proposals:

•        To approve the Merger Agreement, dated as of July 16, 2019 (the “Merger Agreement”) by and among CHAC, BiomX Ltd. (“BiomX”) and CHAC Merger Sub Ltd. (the “Merger Sub”), and the transactions contemplated thereby, (collectively referred to as the “Business Combination”). This proposal is referred to as the “Business Combination Proposal” or “Proposal No. 1.”

•        To approve the amendment of the Amended and Restated Certificate of Incorporation of CHAC to increase the number of authorized shares of common stock from 30,000,000 to 60,000,000. This proposal is referred to as the “Share Increase Proposal” or “Proposal No. 2.”

•        To approve the amendment of the Amended and Restated Certificate of Incorporation of CHAC to classify the Board of Directors into three classes. This proposal is referred to as the “Classified Board Proposal” or “Proposal No. 3,” and together with the Share Increase Proposal, they are referred to as the “Amendment Proposals.”

•        To approve the Chardan Healthcare Acquisition Corp. 2019 Omnibus Long-Term Incentive Plan. This proposal is referred to as the “Equity Plan Adoption Proposal” or “Proposal No. 4.”

•        To approve the issuance of more than 20% of the issued and outstanding common stock of CHAC pursuant to the terms of the Merger Agreement, as required by NYSE American Listed Company Guide Sections 712 and 713. This proposal is referred to as the “NYSE Proposal” or “Proposal No. 5.”

•        To approve the adjournment of the special meeting, if necessary or advisable, in the event CHAC does not receive the requisite stockholder vote to approve the Business Combination. This proposal is called the “Business Combination Adjournment Proposal” or “Proposal No. 6.”

Recommendation of the CHAC Board of Directors to Stockholders

After careful consideration of the terms and conditions of the Merger Agreement, the Board of Directors of CHAC has determined that the Business Combination and the transactions contemplated thereby are fair to and in the best interests of CHAC and its stockholders. In reaching its decision with respect to the Business Combination and the transactions contemplated thereby, the Board of Directors of CHAC reviewed various industry and financial data and the due diligence and evaluation materials provided by BiomX. The Board of Directors did not obtain a fairness opinion on which to base its assessment. CHAC’s Board of Directors recommends that CHAC stockholders vote:

•        FOR the Business Combination Proposal;

•        FOR the Share Increase Proposal;

•        FOR the Classified Board Proposal;

•        FOR the Equity Plan Adoption Proposal;

•        FOR the NYSE Proposal; and

•        FOR the Business Combination Adjournment Proposal.

CHAC’s Board of Directors have interests that may be different from or in addition to your interests as a stockholder. See “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” in this proxy statement for further information.

Record Date; Who Is Entitled to Vote

We have fixed the close of business on September 17, 2019, as the “record date” for determining those CHAC stockholders entitled to notice of and to vote at the special meeting. As of the close of business on September 17, 2019, there were 8,750,000 shares of common stock of CHAC outstanding and entitled to vote. Each holder of CHAC Shares is entitled to one vote per share on each of the Business Combination Proposal, the two Amendment Proposals, the NYSE Proposal and the Business Combination Adjournment Proposal.

As of September 17, 2019, CHAC’s Sponsor and other initial stockholders, either directly or beneficially, owned and were entitled to vote 1,750,000 shares of common stock, or approximately 20% of CHAC’s outstanding common stock. With respect to the Business Combination, CHAC’s Sponsor and other initial stockholders have agreed to vote their respective shares of common stock acquired by them in favor of the Business Combination Proposal and related Proposals.

Quorum and Required Vote for Stockholder Proposals

A quorum of CHAC stockholders is necessary to hold a valid meeting. A quorum will be present at the special meeting of CHAC stockholders if a majority of the CHAC Shares issued and outstanding and entitled to vote at the special meeting is represented in person or by proxy. Abstentions present in person and by proxy will count as present for the purposes of establishing a quorum but broker non-votes will not.

Approval of the Business Combination Proposal, the Equity Plan Adoption Proposal, the NYSE Proposal, and the Business Combination Adjournment Proposal will require the affirmative vote of the holders of a majority of the issued and outstanding common stock of CHAC present and entitled to vote at the special meeting. Approval of each of the Amendment Proposals will require the approval of the holders of a majority of the CHAC Shares entitled to vote at the special meeting. Attending the special meeting either in person or by proxy and abstaining from voting will have the same effect as voting against all the proposals and, assuming a quorum is present, broker non-votes will have no effect on the Proposals, except that a broker non-vote will have the same effect as voting against each of the Amendment Proposals.

Voting Your Shares

Each CHAC share of common stock that you own in your name entitles you to one vote for each proposal on which such shares are entitled to vote at the special meeting. Your proxy card shows the number of common stock that you own.

There are two ways to ensure that your CHAC Shares are voted at the special meeting:

•        You can cause your shares to be voted by signing and returning the enclosed proxy card. If you submit your proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted, as recommended by our Board of Directors, “FOR” the Business Combination Proposal, each of the two Amendment Proposals, the NYSE Proposal and the Business Combination Adjournment Proposal. Votes received after a matter has been voted upon at the special meeting will not be counted.

•        You can attend the special meeting and vote in person. We will give you a ballot when you arrive. However, if your shares are held in the name of your bank, broker or other nominee, you must get a proxy from the bank, broker or other nominee. That is the only way we can be sure that the bank, broker or other nominee has not already voted your shares.

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF THE BUSINESS COMBINATION PROPOSAL (AS WELL AS THE OTHER PROPOSALS). IN ORDER TO REDEEM YOUR SHARES, YOU MUST CONTINUE TO HOLD YOUR SHARES THROUGH THE CLOSING DATE OF THE BUSINESS COMBINATION AND TENDER YOUR PHYSICAL STOCK CERTIFICATE TO OUR TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE DATE OF THE SPECIAL MEETING. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO ELECTRONICALLY TRANSFER YOUR SHARES TO THE DTC ACCOUNT OF CONTINENTAL STOCK TRANSFER & TRUST COMPANY, OUR TRANSFER AGENT, AT LEAST TWO DAYS PRIOR TO THE DATE OF THE SPECIAL MEETING.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•        you may send another proxy card with a later date;

•        if you are a record holder, you may notify our corporate secretary in writing before the special meeting that you have revoked your proxy at Chardan Healthcare Acquisition Corp., 17 State St., Floor 21, New York, NY 10004, Attn: Corporate Secrtary; or

•        you may attend the special meeting, revoke your proxy, and vote in person, as indicated above.

Who Can Answer Your Questions About Voting Your Shares

If you have any questions about how to vote or direct a vote in respect of your common stock, you may call Morrow Sodali, our proxy solicitor, at (800) 662-5200, or CHAC at 646-465-9000.

No Additional Matters May Be Presented at the Special meeting

This special meeting has been called only to consider the approval of the Business Combination. Under CHAC’s Amended and Restated Certificate of Incorporation, other than procedural matters incident to the conduct of the special meeting, no other matters may be considered at the special meeting if they are not included in the notice of the special meeting.

Redemption Rights

Pursuant to CHAC’s Amended and Restated Certificate of Incorporation, a holder of CHAC Shares may demand that CHAC redeem such common stock for cash in connection with a business combination. You may not elect to redeem your shares prior to the completion of a business combination.

If you are a public stockholder and you seek to have your shares redeemed, you must (i) demand, no later than 5:00 p.m., Eastern time on October 21, 2019 (two (2) business days before the special meeting), that CHAC redeem your shares into cash; and (ii) submit your request in writing to CHAC’s transfer agent, at the address listed at the end of this section and delivering your shares to CHAC’s transfer agent physically or electronically using the DWAC system at least two (2) business days prior to the vote at the meeting. In order to validly request redemption, you must either make a request for redemption on the proxy card or separately send a request in writing to CHAC’s transfer agent. The proxy card or separate request must be signed by the applicable stockholder in order to validly request redemption. A stockholder is not required to submit a proxy card or vote in order to validly exercise redemption rights.

You may tender the CHAC Shares for which you are electing redemption by two (2) business days before the special meeting by either:

•        Delivering certificates representing CHAC’s Shares to CHAC’s transfer agent, or

•        Delivering the CHAC Shares electronically through the DWAC system.

CHAC stockholders will be entitled to redeem their CHAC Shares for a full pro rata share of the trust account (currently anticipated to be no less than approximately $10.16 per share) net of taxes payable.

Any corrected or changed written demand of redemption rights must be received by CHAC’s transfer agent two (2) business days prior to the special meeting. No demand for redemption will be honored unless the holder’s shares have been delivered (either physically or electronically) to the transfer agent at least two (2) business days prior to the vote at the meeting.

Public stockholders may seek to have their shares redeemed regardless of whether they vote for or against the Business Combination and whether or not they are holders of CHAC shares as of the Record Date. Any public stockholder who holds shares of CHAC on or before October 21, 2019 (two (2) business days before the special meeting) will have the right to demand that his, her or its shares be redeemed for a pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid, at the consummation of the Business Combination.

In connection with tendering your shares for redemption, you must elect either to physically tender your share certificates to CHAC’s transfer agent or deliver your shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, in each case, by the business day prior to the special meeting.

Through the DWAC system, this electronic delivery process can be accomplished by contacting your broker and requesting delivery of your shares through the DWAC system. Delivering shares physically may take significantly longer. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC, and CHAC’s transfer agent will need to act together to facilitate this request. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $45 and the broker would determine whether or not to pass this cost on to the redeeming holder. It is CHAC’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. CHAC does not have any control over this process or over the brokers or DTC, and it may take longer than two weeks to obtain a physical stock certificate. Stockholders who request physical stock certificates and wish to redeem may be unable to meet the deadline for tendering their CHAC Shares before exercising their redemption rights and thus will be unable to redeem their CHAC Shares.

In the event that a stockholder tenders its CHAC Shares and decides prior to the consummation of the Business Combination that it does not want to redeem its CHAC Shares, the stockholder may withdraw the tender. In the event that a stockholder tenders CHAC Shares and the business combination is not completed, these CHAC Shares will not be redeemed for cash and the physical certificates representing these CHAC Shares will be returned to the stockholder promptly following the determination that the Business Combination will not be consummated. CHAC anticipates that a stockholder who tenders CHAC Shares for redemption in connection with the vote to approve the Business Combination would receive payment of the redemption price for such CHAC Shares soon after the completion of the Business Combination.

If properly demanded by CHAC’s public stockholders, CHAC will redeem each share into a pro rata portion of the funds available in the Trust Account, calculated as of two business days prior to the anticipated consummation of the Business Combination. As of the record date, this would amount to approximately $10.14 per share. If you exercise your redemption rights, you will be exchanging your CHAC Shares for cash and will no longer own the CHAC Shares.

Notwithstanding the foregoing, a holder of the public shares, together with any affiliate of his or her or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13(d)-(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) will be restricted from seeking redemption rights with respect to more than 20% of the CHAC Shares.

If too many public stockholders exercise their redemption rights, we may not be able to meet certain condition, and as a result, would not be able to proceed with the Business Combination.

Tendering Common Stock Share Certificates in connection with Redemption Rights

CHAC is requiring the CHAC public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to CHAC’s transfer agent, or to deliver their shares to the transfer agent electronically using Depository Trust Company’s

DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option at least two (2) business days prior to the special meeting. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $45.00 and it would be up to the broker whether to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether CHAC requires holders seeking to exercise redemption rights to tender their CHAC Shares. The need to deliver CHAC Shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

Any request for redemption, once made, may be withdrawn at any time up to the business day immediately preceding the consummation of the proposed Business Combination. Furthermore, if a stockholder delivered his certificate for redemption and subsequently decided prior to the date immediately preceding the consummation of the proposed Business Combination not to elect redemption, he may simply request that the transfer agent return the certificate (physically or electronically).

A redemption payment will only be made in the event that the proposed Business Combination is consummated. If the proposed Business Combination is not completed for any reason, then public stockholders who exercised their redemption rights would not be entitled to receive the redemption payment. In such case, CHAC will promptly return the share certificates to the public stockholder.

United States Federal Income Taxation Relating to Redeeming Stockholders

General

This section is a general summary of the material U.S. federal income tax provisions relating to the redemption of CHAC’s common stock in connection with a business combination. This section does not address any aspect of U.S. federal gift or estate tax, or the state, local or non-U.S. tax consequences of an investment in our securities, nor does it provide any actual representations as to any tax consequences of the acquisition, ownership or disposition of our securities.

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of our securities that is for U.S. federal income tax purposes:

•        an individual citizen or resident of the United States;

•        a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia

•        an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source, or

•        a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances. In particular, this discussion considers only the redemption of our shares of common stock holders who own and hold our securities as capital assets within the meaning of Section 1221 of the Code, and does not address the potential application of the alternative minimum tax. In addition, this discussion does not address the U.S. federal income tax consequences to holders that are subject to special rules, including:

•        financial institutions or financial services entities;

•        broker-dealers;

•        taxpayers that are subject to the mark-to-market accounting rules under Section 475 of the Code;

•        tax-exempt entities;

•        governments or agencies or instrumentalities thereof;

•        insurance companies;

•        regulated investment companies;

•        regulated investment companies;

•        expatriates or former long-term residents of the United States;

•        persons that actually or constructively own 5 percent or more of our voting shares;

•        persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•        persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated transaction;

•        persons whose functional currency is not the U.S. dollar;

•        controlled foreign corporations; or

•        passive foreign investment companies.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a holder of our securities. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership.

We have not sought, and will not seek, a ruling from the IRS or an opinion of counsel as to any U.S. federal income tax consequence described herein. The IRS may disagree with the descriptions herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

THIS DISCUSSION IS ONLY A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REDEMPTION OF OUR SECURITIES IN CONNECTION WITH THE BUSINESS COMBINATION. IT DOES NOT PROVIDE ANY ACTUAL REPRESENTATIONS AS TO ANY TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES AND WE HAVE NOT OBTAINED ANY OPINION OF COUNSEL WITH RESPECT TO SUCH TAX CONSEQUENCES. AS A RESULT, EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

Redemption Of Common Stock

If a U.S. Holder redeemd common stock into the right to receive cash pursuant to the exercise of a shareholder redemption right, for U.S. federal income tax purposes, such conversion or sale generally will be treated as a redemption and will be subject to the following rules. If the redemption qualifies as a sale of the common stock under Section 302 of the Code:

•        a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the securities.

•        The regular U.S. federal income tax rate on capital gains recognized by U.S. Holders generally is the same as the regular U.S. federal income tax rate on ordinary income, except that under tax law currently in effect long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at reduced rates. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the securities exceeds one year. The deductibility of capital losses is subject to various limitations. U.S. Holders who recognize losses with respect to a disposition of our securities should consult their own tax advisors regarding the tax treatment of such losses.

Whether redemption of our shares qualifies for sale treatment will depend largely on the total number of shares of CHAC common stock treated as held by such U.S. Holder. The redemption of common stock generally will be treated as a sale or exchange of common stock (rather than as a distribution) if the receipt of cash upon the redemption (i) is “substantially disproportionate” with respect to a U.S. Holder, (ii) results in a “complete termination” of such holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to such holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder must take into account not only the CHAC common stock actually owned by such holder, but also our the CHAC common stock that is constructively owned by such holder. A U.S. Holder may constructively own, in addition to our common stock owned directly, common stocl owned by related individuals and entities in which such holder has an interest or that have an interest in such holder, as well as any common stocl such holder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of warrants. In order to meet the substantially disproportionate test, the percentage of our issued and outstanding voting shares actually and constructively owned by a U.S. Holder immediately following the redemption of our common stock must, among other requirements, be less than 80% of the percentage of our issued and outstanding voting and common stock actually and constructively owned by such holder immediately before the redemption. There will be a complete termination of a U.S. Holder’s interest if either (i) all of our common stock is actually and constructively owned by such U.S. Holder are redeemed or (ii) all of our common stock actually owned by such U.S. Holder is redeemed and such holder is eligible to waive, and effectively waives, in accordance with specific rules, the attribution of shares owned by family members and such holder does not constructively own any other shares. The redemption of the common stock will not be essentially equivalent to a dividend if such redemption results in a “meaningful reduction” of a U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” U.S. Holders should consult with their own tax advisors as to the tax consequences of any such redemption.

If none of the foregoing tests are satisfied, then the redemption may be treated as a distribution a U.S. Holder generally will be required to include in gross income as dividends the amount received. Such amount will be taxable to a corporate U.S. holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its common stock (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such common stock. With respect to non-corporate U.S. Holders, dividends may be subject to the lower applicable long-term capital gains tax rate (see above) if our common stock is readily tradeable on an established securities market in the United States and certain other requirements are met. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any cash dividends paid with respect to our common stock. After the application of those rules, any remaining tax basis a U.S. Holder has in the redeemed common stock will be added to the adjusted tax basis in such holder’s remaining common stock. If there are no remaining common stock, a U.S. Holder should consult its own tax advisors as to the allocation of any remaining basis.

Certain U.S. Holders may be subject to special reporting requirements with respect to a redemption of common stock, and such holders should consult with their own tax advisors with respect to their reporting requirements.

Appraisal Rights

Appraisal rights are not available to holders of CHAC Shares in connection with the proposed Business Combination.

Proxies and Proxy Solicitation Costs

We are soliciting proxies on behalf of our Board of Directors. This solicitation is being made by mail but also may be made by telephone or in person. CHAC and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. CHAC has engaged Morrow Sodali to assist in the solicitation of proxies for the Special Meeting. Any solicitation made and information provided in such a solicitation will be consistent with the written proxy statement and proxy card.

CHAC will bear the entire cost of the proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. CHAC will pay Morrow Sodali a fee of $20,000, plus disbursements, reimburse Morrow Sodali for its reasonable out-of-pocket expenses and indemnify Morrow Sodali and its affiliates against certain claims, liabilities, losses, damages and expenses for their services as our proxy solicitor. CHAC will ask banks, brokers and other nominees to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. CHAC will reimburse them for their reasonable expenses.

If you send in your completed proxy card, you may still vote your shares in person if you revoke your proxy before it is exercised at the special meeting.

CHAC Initial Stockholders

In March 2018, CHAC issued an aggregate of 1,437,500 CHAC Shares for an aggregate purchase price of $25,000. On September 14, 2018, the Company effectuated a 1.4-for-1 stock dividend resulting in an aggregate of 2,012,500 Founder Shares outstanding. The Founder Shares included an aggregate of up to 262,500 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the Sponsor would own 20% of CHAC’s issued and outstanding shares after the Initial Public Offering (assuming the Sponsor did not purchase any Public Shares in the Initial Public Offering). The underwriters’ over-allotment option expired unexercised on February 4, 2019. As such, 262,500 CHAC Shares were forfeited resulting in 1,750,000 Founder Shares issued and outstanding. In addition, in conjunction with the closing of the Initial Public Offering, an affiliate of the Sponsor purchased 2,900,000 warrants, each warrant to purchase one CHAC Share, at a price of $0.40 per warrant. Each of our officers has a pecuniary interest in the shares held by the Sponsor.

Pursuant to a registration rights agreement between us and our initial stockholders, those stockholders are entitled to certain registration rights with respect to the CHAC Shares and CHAC Warrants held by them, as well as the underlying securities. The holders of these securities are entitled to make up to two demands that CHAC register the sale of such securities. The holders of the initial shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a business combination. CHAC will bear the expenses incurred in connection with the filing of any such registration statements.

THE BUSINESS COMBINATION PROPOSAL

The discussion in this proxy statement of the Business Combination and the principal terms of the Merger Agreement, is subject to, and is qualified in its entirety by reference to, the Merger Agreement. The full text of the Merger Agreement is attached hereto as Annex A, which is incorporated by reference herein.

General Description of the Business Combination

Business Combination with BiomX; Business Combination Consideration

On the closing date of the transactions contemplated by the Merger Agreement, the Merger Sub will merge with and into BiomX, with BiomX surviving the merger as a wholly-owned subsidiary of CHAC. All of the issued and outstanding shares and other equity interests in and of BiomX immediately prior to the merger will be canceled, and, in consideration therefor, CHAC will issue (or reserve for issuance) 16,625,000 CHAC Shares or options or warrants to purchase CHAC Shares to BiomX security holders. Additional CHAC Shares will be reserved for issuance in respect of options to purchase shares of BiomX capital stock that are issued, outstanding and unvested as of immediately prior to the effective time of the Business Combination. The issuance of CHAC securities to the securityholders of BiomX is being consummated on a private placement basis, pursuant to Section 4(a)(2) of the Securities Act. As a result of the Business Combination, an aggregate of 16,625,000 shares of CHAC common stock will be issued (or reserved for issuance) in respect of shares of BiomX capital stock, and vested options and vested warrants to purchase shares of BiomX capital stock, issued and outstanding immediately prior to the effective time of the Business Combination. Additional shares of CHAC common stock will be reserved for issuance in respect of options or warrants to purchase shares of BiomX capital stock that are issued, outstanding and unvested as of immediately prior to the effective time of the Business Combination.

CHAC currently has authorized share capital of 31,000,000 shares consisting of 30,000,000 shares of common stock with a par value of $0.0001 per share and 1,000,000 shares of preferred stock with a par value of $0.0001 per share.

After the Business Combination, assuming no redemptions of common stock for cash, CHAC’s current public stockholders will own approximately 20% of the outstanding CHAC Shares, CHAC’s current directors, officers and affiliates will own approximately 7% of the outstanding CHAC Shares, and the former stockholders of BiomX will own approximately 73% of the outstanding CHAC Shares. Assuming redemption by holders of 2,062,157 shares of CHAC’s common stock, CHAC public stockholders will own approximately 13% of the outstanding CHAC Shares, CHAC’s Sponsor and current directors, officers and affiliates will own approximately 5% of the outstanding CHAC Shares, and the former shareholders of BiomX will own approximately 82% of the outstanding CHAC Shares. Upon consummation of the Business Combination, BiomX will be a wholly-owned subsidiary of CHAC.

Assuming the Business Combination Proposal is approved, the parties to the transaction expect to close the Business Combination in October 2019.

Background of the Business Combination

CHAC was incorporated as a blank check company on November 1, 2017, under the laws of the state of Delaware, for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities, which we refer to as a “target business.” CHAC’s efforts to identify a prospective target business were not limited to any particular industry or geographic location.

On December 18, 2018, CHAC consummated the Initial Public Offering of 7,000,000 Units. The Units sold in the Initial Public Offering were sold at an offering price of $10.00 per Unit, generating total gross proceeds of $70,000,000. Chardan Capital Markets LLC. acted as sole book-running manager of the Initial Public Offering. The securities in the offering were registered under the Securities Act on a registration statement on Form S-1 (No. 333-228533). The SEC declared the registration statement effective on December 13, 2018. CHAC granted the underwriters a 45-day option to purchase up to 1,050,000 additional Units to cover over-allotments at the Initial Public Offering price, less the underwriting discounts and commissions. The over-allotment option expired unexercised on February 4, 2019.

Simultaneous with the consummation of the Initial Public Offering, we consummated the private placement of an aggregate of 2,900,000 Private CHAC Warrants, each exercisable to purchase one CHAC Share for $11.50 per share, to Mountain Wood, LLC, an affiliate of the Sponsor at a price of $0.40 per Private CHAC Warrant, generating total proceeds of $1,160,000. The issuance was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. These Private CHAC Warrants are identical to the warrants underlying the Units sold in the Initial Public Offering, except that these warrants are not transferable, assignable or salable until after the completion of a business combination, subject to certain limited exceptions. Additionally, these warrants are exercisable on a cashless basis and are non-redeemable so long as they are held by the initial purchasers or their permitted transferees.

After deducting the underwriting discounts, offering expenses, and commissions from the Initial Public Offering and the sale of the private placement Private CHAC Warrants, a total of $70,000,000 was deposited into a trust account established for the benefit of CHAC’s public stockholders, and the remaining proceeds became available to be used to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses.

Of the gross proceeds received from the Initial Public Offering and the Private Placement Warrants, $70,000,000 was placed in a trust account. CHAC paid a total of $500,000 in underwriting discounts and commissions and $283,566 for other costs and expenses related to the Initial Public Offering.

In accordance with CHAC’s Amended and Restated Certificate of Incorporation, the amounts held in the trust account may only be used by CHAC upon the consummation of a business combination, except that there can be released to CHAC, from time to time, any interest earned on the funds in the trust account that it may need to pay its tax obligations. The remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of a business combination and CHAC’s liquidation. CHAC executed a definitive agreement on December 13, 2018 and it must liquidate unless a business combination is consummated by the date that is 24 months from the closing of the Initial Public Offering, or December 18, 2020.

Immediately after closing the Initial Public Offering on December 18, 2018, the officers and directors of CHAC began to contact potential candidates for a business combination. In addition, we were contacted by a number of individuals and entities with respect to business combination opportunities.

CHAC evaluated each opportunity in the context of the screening criteria established by its management, which included:

•        Venture-backed healthcare company in the biopharma or digital health sector;

•        Public-ready management team;

•        Actively considering a public listing;

•        $200 million to $500 million initial public valuation; and

•        Upcoming catalysts to drive valuation post-business combination.

We believe our management team has a unique combination of experience as an underwriter, sponsor and advisor to SPACs and a wide and active network of relationships and experiences as an investment bank to emerging growth healthcare companies with particular focus on the biotechnology sector. Because of this combination of strengths, we were able rapidly and efficiently to evaluate a wide range of potential business combination candidates, to determine which ones met our transaction criteria, and then quickly to submit to proposals for a business combination to each of those finalist candidates.

Between December 20, 2018 and May 31, 2019, CHAC reviewed 69 potential business combination candidates and submitted nine preliminary proposals to certain of these potential targets, including its initial proposal to BiomX. The CHAC management team held frequent discussion regarding the various targets during this period both internally and with a wide range of management teams at potential targets.

With regard to those eight targets with which CHAC did not pursue a business combination:

Candidate One:    On December 21, 2018, Mr. Grossman was introduced to the chief business officer of Candidate One by a third party. Candidate One focuses on innovative treatments for liver and metabolic diseases with its lead asset at the Phase IIb level of development. On December 26, 2018, the companies held a conference call which was followed by a series of emails and telephone calls and a meeting at Candidate One’s headquarters involving Messrs. Grossman, Amusa, Kaufman and the senior management team of Candidate One. An initial proposal was presented to Candidate One’s management during the meeting at Candidate One’s offices on January 3, 2019. The proposal valued Candidate One at pre-transaction valuation of $217 million and proposed a structure that would have issued 20 million new CHAC shares to Candidate One’s shareholders and resulted in Candidate One’s shareholders owning approximately 70% of the outstanding shares in the company post-transaction assuming no redemptions. The proposal included an earnout based on the combined company’s valuation during the year of closing. Discussions with Candidate One continued during the next week. However, Candidate One informed CHAC on January 11, 2019 that it had decided to pursue a traditional initial public offering, ending discussions between the companies regarding a business combination.

Candidate Two:    On January 7, 2019, CHAC was introduced to Candidate Two by a third party. Candidate Two is focused on gene-based therapies for certain rare diseases with its lead asset at the Phase I-II level of development. Subsequently, the companies held a series of calls, emails and a meeting at Candidate Two’s headquarters and manufacturing facilities. On January 22, 2019, CHAC submitted an initial proposal to Candidate Two. The proposal valued Candidate Two at pre-transaction range of $268 million to $318 million and proposed a structure that would have issued 25 million-to-30 million new CHAC shares to Candidate Two’s shareholders and resulted in Candidate Two’s shareholders owning approximately 61%-to-66% of the outstanding shares in the company post-transaction assuming no redemptions. The proposal included an earnout based on stock price performance during the six years post-closing. The proposal included the assumption that CHAC would raise up to $70 million of additional capital in a PIPE transaction prior to closing. This initial proposal transaction was followed by a series of conference calls to discuss the structure and valuation of that proposal and its advantages relative to other alternative under consideration by Candidate Two. Discussion with Candidate Two came to an end on February 26, 2019 when the company’s CEO informed CHAC management that Candidate Two would pursue alternative funding plans.

Candidate Three:    On January 17, 2019, Mr. Grossman was introduced to the CEO of Candidate Three via email by a third party. Candidate Three is a biopharmaceutical company focused on treatments for diseases of the kidney and gastrointestinal tract with a lead asset at the Phase III level of development. Between January 18, 2019 and February 10, 2019, CHAC and Candidate Three held a series of conversations regarding the scientific, clinical, and commercial status of Candidate Three’s business. On February 11, 2019, CHAC submitted an initial proposal to Candidate Three. The proposal valued Candidate Three at a pre-transaction value of $367 million and proposed a structure that would have issued 35 million ordinary shares of CHAC and resulted in Candidate Three’s shareholders owning approximately 69% of the outstanding shares in the company post-transaction assuming no redemptions. The proposal included an earnout based on stock price performance during the two years post-closing. The proposal included the assumption that CHAC would raise up to $70 million of additional capital in a PIPE transaction prior to closing. On February 21, 2019, Messrs. Grossman and Amusa held a conference call with a leading shareholder of Candidate Three. A draft proposal was sent to the CEO of Candidate Three on March 6, 2019. Subsequently, the CEO of Candidate Three reported to Mr. Grossman that the company would be pursuing alternative funding strategies and withdrew Candidate Three from discussion.

Candidate Four:    On February 21, 2019, Mr. Jonas Grossman was introduced by a third party to the Chairman of the Board of Candidate Four via email. Candidate Four is engaged in the development of gene-based therapies focused on the oncology market with a lead asset at the Phase Ib level of development. CHAC and Candidate Four entered into a nondisclosure agreement enabling CHAC to evaluate certain proprietary clinical and commercial information regarding Candidate Four. Between March 13, 2019 and early April 2019, Messrs. Grossman and Amusa held a series of telephone conversations with the CEO and research leadership of Candidate 4 and with certain institutional investors of that company. During April 2019, as discussions with BiomX advanced, the frequency of interaction with Candidate Four decreased and no further interaction regarding the proposal took place. The initial proposal sent to Candidate Four valued Candidate Four at a pre-transaction value of $350 million and proposed a structure that would have issued 33.25 million ordinary shares of CHAC and resulted in Candidate Four’s shareholders owning approximately 79% of the outstanding shares in the company post-transaction assuming no redemption from CHAC’s trust. The proposal included multiple earnouts based on stock price performance during the three years post-closing. As discussions advanced throughout the month of March, a revised proposal was sent out to Candidate Four. The revised proposal valued Candidate Four at a pre-transaction value of $300 million and proposed a structure that would have issued 28.25 million ordinary shares of CHAC and resulted in Candidate Four’s shareholders owning approximately 67% of the outstanding shares in the company post-transaction assuming no redemptions. The revised proposal included multiple earnouts based on stock price performance during the three years post-closing.

Candidate Five:    Because of CHAC’s investment banking and research coverage of genetic medicine companies, Candidate Five was known to the principals of CHAC as a leading private gene therapy company. Candidate Five is focused on gene-based therapies for bleeding disorders and other chronic conditions with lead asset at the Phase I/II stage of development. Subsequent to CHAC’s Initial Public Offering, Candidate 5 emerged as a priority target for a potential business combination. No discussions regarding a potential business combination with Candidate 5 or any other candidate were held prior to CHAC’s Initial Public Offering. On March 1, 2019, Mr. Grossman discussed a potential transaction with the CEO of Candidate Five. Mr. Amusa had a follow-up call with Candidate Five’s CEO and CFO and other members of the management team on March 5,, 2019. CHAC submitted an initial proposal to Candidate Five on March 28, 2019. The proposal valued Candidate Five at a pre-transaction valuation of $600 million and a proposed structure that would have issued 58.25 million ordinary shares of CHAC and resulted in Candidate Five’s shareholders owning approximately 79% of the outstanding shares in the company post-transaction assuming no redemptions. The proposal included multiple earnouts based on stock price performance during the two years post-closing. The proposal included the assumption that CHAC would raise up to $70 million of additional capital in a PIPE transaction prior to closing. CHAC did not receive any substantive response and, as discussions with BiomX advanced, CHAC did not pursue this opportunity further.

Candidate Six:    On March 10, 2019, CHAC was introduced to the CEO of Candidate Six by a third party. Candidate Six is a company engaged in the development of gene-based therapies focused on the oncology market with lead asset at the Phase I stage of development. During the two weeks following the initial introduction, discussions continued between CHAC and Candidate Six through conference calls between Messrs. Grossman and Amusa and the CEO and CFO of Candidate Six. On these calls, CHAC and Candidate Six discussed general terms of a potential transaction and the resulting ranges of ownership based on a range of potential valuations. Based on this dialogue, an initial presentation containing an overview of SPACs and background on CHAC was sent to Candidate Six on March 25, 2019. No substantive response was received, and as discussion with BiomX advanced, CHAC ended substantive discussions with Candidate Six.

Candidate Seven:    Messrs. Grossman and Amusa met initially with Candidate Seven at an industry conference during early April 2019. Candidate Seven is focused on immune system-based therapies for a variety of diseases with lead asset at the Phase I stage of development. Subsequent to this meeting, CHAC held a series of conference calls and meetings with the senior leadership of Candidate Seven. As a result of these interactions, an initial presentation containing an overview of SPACs and some brief background on CHAC was sent to Candidate Seven. During subsequent teleconferences, CHAC and Candidate Seven discussed general terms of a potential transaction and the resulting ranges of ownership based on a range of potential valuations. Because discussions with BiomX accelerated and CHAC did not receive a reply from Candidate Seven, CHAC ended substantive discussions with Candidate Seven.

Candidate Eight:    CHAC was introduced to Candidate Eight in early April 2019 via email by a third party. Candidate Eight focuses on immune system-based therapies for infectious diseases and cancer with lead asset at the Phase III stage of development. Based on subsequent discussions and meetings between Messrs. Grossman and Amusa and Candidate Eight’s leadership team, an initial presentation containing an overview of SPACs and background on CHAC was sent to Candidate Eight. However, discussions with BiomX accelerated at this time. As a result, CHAC ended substantive discussions with Candidate Eight.

The background of CHAC’s interaction with BiomX is as follows:

On January 15, 2019, CHAC management held an internal meeting to discuss the microbiome sector as a focus for the search for a suitable target company. The current clinical programs and prospects for growth were discussed for several companies, including BiomX. Management commenced outreach both directly and to third parties regarding certain of these potential candidates, including BiomX.

On January 21, 2019, Mr. George Kaufman, CFO of CHAC, was introduced via email by a current investor in BiomX to Mr. Assaf Oron, the Chief Business Officer of BiomX. This investor was aware of BiomX’s capital-raising plans and also of CHAC’s Initial Public Offering and strategic goal to enter into a business combination with an innovative biotechnology company.

–       On January 22, 2019 CHAC and BiomX entered into a nondisclosure agreement that allowed CHAC to be able to evaluate detailed financial and clinical information concerning BiomX.

–       Between January 23, 2019 and March 5, 2019, a series of email and conference calls took place between Messrs. Amusa, Grossman, and Kaufman and BiomX management, including Jonathan Solomon, BiomX’s CEO, Mr. Oron, and Sigal Fattal, BiomX’s CFO, to discuss BiomX’s technical, strategic, commercial and capital-raising plans and the prospects for a business combination with CHAC. Messrs. Grossman and Amusa also had calls with certain of BiomX’s investors, including certain biotechnology-oriented funds and family offices to discuss a range of strategic factors that could affect a business combination between CHAC and BiomX, including the background for those investors’ interest and valuations, their willingness to roll their equity forward or to increase their investments in a possible business combination.

–       On March 4, 2019 Messrs. Grossman and Kaufman sent an initial proposal to BiomX management. The proposal valued BiomX at a pre-transaction valuation of $153 million and proposed a structure that would have issued 15.25 million new CHAC shares to BiomX’s shareholders and resulted in BiomX’s shareholders owning approximately 64% of the outstanding shares in the company post-transaction assuming no redemptions from CHAC’s trust. The proposal included two earnouts based on share price during the two years following closing. The earnout stated BiomX would receive 3 million shares if the share price reached $19.30 in 2020 and an additional 3 million shares if the share price reached $29.09. Discussions with BiomX continued during the next week.

–       On March 6, 2019, CHAC sent to BiomX a letter of intent (“LOI”) regarding a potential business combination.

–       On March 7, 2019, Messrs. Solomon and Oron presented at Chardan’s Microbiome Summit in New York. During the conference, Messrs. Grossman and Amusa and Messrs. Solomon and Oron met with several biotechnology sector investors in attendance at the conference to introduce BiomX, discuss the company’s commercial and scientific strategies, and establish dialogues with those investors about their potential interest in BiomX.

–       On March 14, 2019, BiomX responded via email to the initial LOI with questions regarding certain terms of the proposal, including the valuation range, post-transaction corporate governance, and timing and the organization schedule and related tasks necessary to complete due diligence.

–       On March 20, 2019, George Kaufman and Jonas Grossman had a conference call with Mr. Solomon and Mr. Oron to discuss the proposed LOI, including valuation ranges and the treatment of various tiers of the BiomX capital structure.

–       On March 24, 2019, Messrs. Grossman and Kaufman traveled to Israel for meetings at BiomX’s offices. The CHAC management team met with the BiomX management team and researchers. CHAC managers visited BiomX’s facilities. The respective teams reviewed the status of the proposed LOI as well as BiomX scientific, operational, and commercial strategies and the company’s readiness for a business combination with CHAC. The BiomX and CHAC management teams negotiated certain of the terms in the initial proposal including valuation and revisions of the earnout milestones. Certain additional terms were discussed including the participation of current BiomX investors in the transaction and the introduction of a minimum cash condition to closing.

–       Between March 25, 2019 and April 4, 2019, the parties held a series of conference calls and meetings regarding both BiomX technology and the terms of a proposed business combination. Negotiations regarding the terms of the LOI took place between the CHAC’s management, CHAC’s counsel at Loeb & Loeb LLP, BiomX, and BiomX’s counsel Goodwin Proctor LLP.

–       On April 4, Messrs. Grossman and Kaufman sent BiomX a revised proposal. The proposal valued BiomX at a pre-transaction range of $153 million to $180 million and proposed a structure that would have issued 15.25 million-to-18 million new CHAC shares to BiomX’s shareholders and resulted in BiomX’s shareholders owning approximately 64%-to-73% of the outstanding shares in the company post-transaction assuming no redemptions. The proposal included three earnouts based on share price during the six years following closing. The earnout stated BiomX would receive 2 million shares if the share price reached $16.50 in 2021, an additional 2 million shares if the share price reached $22.75 in 2023 and another 2 million shares if the share price reached $29.00 in 2025.

–       On April 5, 2019, CHAC and BiomX executed the LOI.

–       Between April 8, 2019 and June 14, 2019, Messrs. Solomon and Oron and other members of the BiomX management and scientific advisory teams, along with Messrs. Grossman, Amusa, and Kaufman met in various combinations and confidentially in the United States and Europe with fund managers, including certain stockholders of CHAC, to discuss BiomX and the proposed business combination with CHAC to determine the potential level of market interest in a transaction between BiomX and CHAC. Negotiations continued in several areas including setting an initial minimum cash condition of between $50 million and $70 million. Discussions regarding the valuation range also continued. Feedback from the meetings with certain stockholders of CHAC and BiomX resulted in refinement of certain terms regarding the participation of current shareholders and the minimum cash condition.

–       On May 9, 2019, during a Board of Directors conference call meeting to review CHAC’s quarterly financial disclosure and Form 10-Q filing, CHAC management briefed the CHAC Board of Directors on the progress of a search for a business combination target and provided an update on the status of talks with BiomX.

–       On May 21, 2019, a conference call took place to discuss timing and plans for continuing due diligence between BiomX and CHAC. The conference call was attended by Messrs. Grossman, Kaufman, Amusa, and support staff from Chardan; Messrs. Solomon, Oron, Fattal and support staff from BiomX; Loeb & Loeb LLP; and Goodwin Proctor LLP. Later on that same date, a conference call was held between Loeb & Loeb LLP, Goodwin Proctor LLP, and partners from Marcum LLP and Brightman Almagor Zohar & Co. (the Israel member firm of Deloitte Touche Tohmatsu Limited, “Deloitte Israel”), CHAC’s and BiomX’s auditors, respectively, to discuss required review, audit, disclosure, ongoing diligence procedures, and timing of tasks to be undertaken by all parties.

–       On May 23, 2019, CHAC provided an initial draft merger agreement to BiomX. Negotiations of transaction terms continued. The parties also discussed the participation of certain BiomX stock option holders and warrant holders in the transaction.

–       Between May 22, 2019 and July 16, 2019, CHAC continued its review of due diligence materials.

–       On June 20, 2019, Mr. Amusa held a telephone call with one of BiomX’s commercial partners to discuss the status and progress of BiomX’s cooperation with that partner and to review the prospects for continued clinical cooperation in the future.

–       In May and June 2019, the various deal teams negotiated the terms of a definitive agreement between CHAC and BiomX. During those negotiations the parties narrowed the valuation range being discussed, finalized the post-closing composition of the new Board of Directors, discussed a minimum cash condition for closing, and reviewed a range of potential structures for the transaction, among other deal terms. With regard to the transaction structure, the parties analyzed and discussed the legal, financial, operational, tax, and strategic impact of different structures on the investors of both BiomX and CHAC before agreeing on final terms.

–       On June 24, 2019, Mr. Grossman traveled to Israel to conduct negotiations on remaining business terms for a business combination between CHAC and BiomX. He returned to New York on June 25, 2019.

–       On June 26, 2019, CHAC held a special meeting of its Board of Directors. Attending the meeting were Messrs. Grossman, Amusa, and Kaufman along with independent directors Messrs. Rossen, Kusseluk, Rice, Gnedy, and Giroux. Also attending the meeting was Loeb & Loeb LLP. Mr. Grossman presented a review of the overall search process and a summary of the status of negotiations with BiomX including the remaining business issues that had yet to be resolved. He informed the Board of Directors that the talks were either going to conclude shortly and that the Board of Directors would be called on to review a proposed merger agreement and related document or that CHAC would move on to consideration a new round of potential merger candidates that had been identified but with whom discussion had been discontinued pending resolution of negotiations with BiomX.

–       On June 27, 2019, Mr. Grossman and Messrs. Solomon and Oron held a conference call and discussed certain negotiation points, including CHAC’s willingness to forego certain amounts of Founder Shares in the event minimum levels of cash did not remain in CHAC’s trust account at the time of the potential business combination, and BiomX’s willingness to exclude certain vested or unvested employee warrants and options from inclusion in merger consideration at the time of the potential business combination. The parties agreed to certain final business terms and informed their respective counsels that an agreement in principal had been reached, pending final documentation and respective Board of Directors’ approvals.

–       Later in the day on June 27, 2019, a conference call was held attended by the respective working group members including Mr. Grossman from CHAC, Messrs. Solomon and Oron and Ms. Fattal from BiomX, Loeb & Loeb LLP and Goodwin Proctor LLP, Deloitte Israel, and certain other advisors to both CHAC and BiomX. The group reviewed the general agreement in principal on certain terms including final valuation, treatment of BiomX option holders and warrant holders, and the minimum cash condition.    The working group discussed plans to finalize transaction documents, including the merger agreement and ancillary required documents and regulatory filings, and the timeline for all parties to complete their work prior to a public announcement and subsequent schedule of events prior to a proposed closing of the business combination.

–       On July 10, 2019 the CHAC Board of Directors held a special meeting to review the transaction with BiomX. At this meeting, CHAC’s Board of Directors approved the transaction and authorized CHAC to enter into the definitive agreement with BiomX to effect the business combination between BiomX and CHAC subject to there being no material changes in the business terms of the Merger Agreement between that date and the approval of the transaction by the BiomX Board of Directors.

–       On July 15, 2019 the BiomX Board of Directors approved the Merger Agreement and related agreements to effect the business combination between BiomX and CHAC.

–       On July 16, 2019, the signing of the Merger Agreement by CHAC and BiomX was announced to the public.

–       On July 17, 2019, CHAC filed a Current Report on Form 8-K including a press release, a copy of the Merger Agreement, and a presentation for investors.

CHAC’s Board of Directors’ Reasons for the Approval of the Business Combination

CHAC’s Board of Directors considered a number of factors pertaining to the Business Combination as generally supporting its decision to enter into the Merger Agreement and the Business Combination, including but not limited to, the following material factors:

•        Phage represents a potentially disruptive and emerging technology.    BiomX is a preclinical stage microbiome product discovery company developing customized, precision phage products and therapies to improve the appearance of acne-prone skin and treat medical conditions related to the presence of specific strains of harmful bacteria that emerging science suggests may be causative agents in acne-prone skin and chronic diseases such as inflammatory bowel disease (IBD), primary sclerosing cholangitis (PSC), and colorectal cancer. BiomX discovers and validates proprietary bacterial targets and customizes natural and engineered phage cocktails against these specific targets, to overcome the limitations of antibiotic therapies, such as drug resistance and the lack of precision in antibiotic antibacterial activity which may lead to dysbiosis. Emerging preclinical science is showing harmful bacterial may play a role in acne (P. acnes), IBD (K. pneumoniae), PSC (K. pneumoniae), and/or colorectal cancer (F. nucleatum); and, phage technology may be a precision tool to reduce or eliminate specific strains of harmful bacteria without exposing patients to risks of eliminating beneficial bacteria through the use of antibiotics.

•        The safety of phage therapies has been discussed by the U.S. FDA.    Human exposure to phages occurs every day. Certain bacteriophage cocktails are generally recognized as safe (GRAS) under U.S. food laws and have been approved as food additives. During a July 10, 2017 session at the FDA (“Bateriophage Therapy: Scientific and Regulatory Issues Public Workshop”), Doran Fink, MD, PhD, of the Center for Biologics Evaluation and Research at the FDA stated that phage target specific bacteria and are presumed not to affect human cells and tissue. Indeed, as discussed in the same workshop, the FDA has not had requirements for general GLP toxicology studies for phage therapies. Although it is not established that the use of phage cocktails in food additives indicates that any future phage products developed by BiomX will be safe (particularly if higher doses will be required to have a clinically-meaningful impact), it is our opinion that existing FDA precedents on food additives, the FDA’s 2017 Workshop comments on phage safety, and the associated historical evidence of phage safety increase the probability BiomX’s products will be deemed safe if the FDA ultimately deems BiomX’s products effective to treat specific medical indications. Potentially disruptive biotechnologies associated with safety have increased likelihood to meet unmet medical needs in large chronic disease markets given desires for wide safety margins.

•        BiomX targets large market opportunities with potentially safe phage cocktails.    Due to the safety of phage technologies so far, BiomX is applying its technologies in larger, more attractive chronic disease markets. EvaluatePharma estimates the global IBD and colorectal cancer markets, respectively, generated $17.7 billion and over $8.4 billion in prescription sales in 2018. We estimate that the prevalence of PSC in the United States is approximately 30,000 patients. For example, a rare disease drug price for PSC of $125,000 or more annually would provide for a total addressable U.S. PSC market opportunity of over $3.5 billion in sales. BiomX is also targeting the potentially lower-risk cosmetic market for the product candidate that may improve the appearance of acne-prone skin. Due to the potential safety of phage, commercialization of a cosmetic product to improve the appearance of acne-prone skin with BiomX’s global partner may occur without the need for FDA approval. WiseGuy Reports estimates the market for cosmetic treatments for acne-prone skin in developed markets during 2018 to exceed approximately $4 billion.

•        Multiple clinical readouts could create value inflection points in the years ahead.    BiomX targets to generate proof-of-concept results in its first clinical trial in acne-prone skin by the first quarter of 2020, with results from the second clinical trial by the end of 2020. BiomX targets generating Phase 1 data in IBD by the end of 2020. PSC Phase 1/2 data are targeted by the end of 2021. If one or more of the clinical datasets results in positive results, the potential for BiomX to see future commercial successes may be enhanced.

•        BiomX has diversified paths to future revenues and profits.    BiomX’s therapeutic programs target a diversified set of markets cited above, enabling potential future commercial successes to not be entirely dependent on the success of a single product candidate or on the patient populations, reimbursement policies, or competing therapeutic agents associated with a particular commercial market. Given BiomX’s platform technologies, the possibility of expanding the uses of BiomX’s technologies into new indications may create strategic options that further diversify potential future revenue and profit streams.

•        High scientific barriers to entry exist to replicate BiomX’s capabilities.    BiomX’s technologies are notable for microbiome (bacterial) biology, phage (viral) biology, computational biology (through the

December acquisition of RondinX), and synthetic biology capabilities generated in house and from the research of pre-eminent thought leaders at the Weizmann Institute and MIT. Replicating competencies in microbiome biology, phage biology, computational biology, and synthetic biology is a significant barrier, which potentially attracted the interest of BiomX’s large cap strategic investors.

•        Support exists from preeminent scientific sponsors and founders.    BiomX’s technology is based on the research and continuing work of Profs. Rotem Sorek, Ph.D., Eran Elinav, M.D., Ph.D., and Eran Segal, Ph.D., of The Weizmann Institute; and Professor Timothy K. Lu, M.D., Ph.D., of MIT. The scientific founders lead microbiome, phage, and synthetic biology research that has seen widespread publication in respected peer-reviewed articles. The quality and credibility of BiomX’s sponsors is a meaningful differentiator and a competitive advantage as BiomX develops its therapeutic portfolio. For example, due to the relationships of the scientific founders, BiomX has been able to obtain access to a potentially pathological strain of Klebsiella pneumoniae for the IBD program.

•        BiomX has intellectual property that is intended to generate important barriers to entry.    BiomX seeks to protect its programs with intellectual property related to: phage combinations and cocktails that create new therapeutic functionality, engineering to create synthetic phage cocktails, bacterial targets for eradication and therapies targeting such bacteria, proprietary target discovery tools including the use of data analytic techniques, new formulations including novel topical gels, and innovative manufacturing techniques. BiomX’s intellectual property may represent a strategic advantage in general but particularly at the early phases of microbiome-targeted medicines where BiomX’s technology may serve as a valuable foundation for broader use in an emerging industry where BiomX may capture economic benefits.

•        BiomX has an experienced and proven management team.    The BiomX management team has a successful track record managing emerging growth biotechnology companies from early stages through commercialization. Prior to joining BiomX, CEO Jonathan Solomon was co-founder, president, and CEO of ProClara (formerly NeuroPhage) where the company raised more than $100 million and launched clinical trials during his tenure. Chief Business Officer Assaf Oron held various positions including executive vice president of corporate development and executive vice president of strategy at Evogene, an agricultural biotechnology company, and served as CEO of ChondroSite, a biotechnology company. Chief Medical Officer Dr. Sailaja Puttagunta was most recently Vice President, Development at Iterum Therapeutics, a clinical-stage pharmaceutical company developing antibiotics against multi-drug resistant pathogens. Prior to Iterum, Dr. Puttagunta served as VP, Medical Affairs for Anti-infectives at Allergan from early 2015 and was the VP of Development and Medical Affairs at Durata Therapeutics, Inc. prior to its acquisition by Actavis plc. Prior to Durata, Dr. Puttagunta led teams within clinical development and medical affairs on various antibiotic compounds at Pfizer Inc.

•        BiomX has support and validation from leading global commercial partners.    BiomX is working with a leading multinational cosmetic company on studies of its acne-prone skin product candidate. The Company is working with Janssen, a unit of Johnson & Johnson, on biomarker discovery for its IBD treatment. The interest and support of these commercial partners enhances BiomX’s research and commercialization potential.

•        Continued participation by leading biotech private investors.    BiomX shareholders include OrbiMed Healthcare Fund Management, Johnson & Johnson, Takeda Pharmaceuticals, Seventure, and 8VC. No current investors are selling shares during the Business Combination and all have agreed to vote in favor of the transaction. We believe the research and due diligence done by these investors represents a validation of BiomX’s technology, strategies, and management.

•        Industry Trends and the Business and Financial Condition and Prospects of BiomX.    The board is knowledgeable about the biotechnology industry and considered BiomX’s business, financial condition, results of operations (including BiomX’s favorable cash burn profile) and future growth prospects. The Board discussed BiomX’s current prospects for growth in executing upon and achieving BiomX’s business plans. The Board considered these potential prospects as they might have an impact on the future per share valuation of BiomX relative to the $10.00 per share valuation at which the Merger Agreement was negotiated.

•        Other Alternatives.    The Board’s belief is that the proposed Business Combination represents the best potential business combination for the Company based upon the process utilized to evaluate and assess other potential acquisition targets, and the Board’s and management’s belief that such processes had not presented a better alternative.

•        Terms of the Merger Agreement.    The Board considered the terms and conditions of the Merger Agreement and the transactions contemplated thereby including the negotiated valuation of $10.00 per share relative to the results of the Company’s financial analysis of BiomX’s potential future valuation.

CHAC’s Board of Directors also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination, including, but not limited to, the following:

•        Benefits Not Achieved.    The risk that the potential benefits of the Business Combination may not be fully achieved, or may not be achieved within the expected timeframe.

•        Liquidation of CHAC.    The risks and costs to CHAC if the Business Combination is not completed, including the risk of diverting management focus and resources from other businesses combination opportunities, which could result in CHAC being unable to effect a business combination by December 2020 and force CHAC to liquidate and the warrants to expire worthless.

•        Stockholder Vote.    The risk that CHAC’s stockholders may fail to provide the votes necessary to effect the Business Combination.

•        Closing Conditions.    The fact that completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within the Company’s control.

•        Litigation.    The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination.

•        Fees and Expenses.    The fees and expenses associated with completing the Business Combination.

•        Other Risks.    Various other risks associated with the Business Combination, the business of the Company and the business of BiomX described under the section entitled “Risk Factors.”

In addition to considering the factors described above, the Board of Directors also considered that:

•        Interests of Certain Persons.    Some officers and directors of the Company may have interests in the Business Combination as individuals that are in addition to, and that may be different from, the interests of the Company’s stockholders (see The Business Combination Proposal — Interests of Certain Persons in the Business Combination”). Our independent directors reviewed and considered these interests during the negotiation of the Business Combination and in evaluating and unanimously approving, as members of the Board, the Merger Agreement and the Business Combination.

The Board of Directors concluded that the potential benefits that it expected CHAC and its stockholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. Accordingly, the Board of Directors unanimously determined that the Merger Agreement and the Business Combination were advisable, fair to, and in the best interests of, CHAC and its stockholders.

Summary of CHAC Financial Analysis

The following is a summary of the material financial analyses prepared and reviewed by CHAC in connection with the valuation of BiomX. The summary set forth below does not purport to be a complete description of the financial analyses performed or factors considered by us nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by the Board of Directors. We may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analyses summarized below should not be taken to be our view of the actual value of BiomX. Some of the summaries of the financial analyses set forth below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses performed by us. Considering the data in the tables below without considering all financial analyses or factors or the full narrative description of such analyses or factors, including the methodologies and assumptions underlying such analyses or factors, could create a misleading or incomplete view of the processes underlying our financial analyses and our Board of Directors’ recommendation.

In performing our analyses, we made numerous material assumptions with respect to, among other things, timing of clinical trials, patient enrollment, timing of receipt of regulatory approvals that may be needed, characterization of the product candidates, the timing of, and amounts of, any royalty payments, milestone payments or other payments due to third parties by BiomX, the entry by BiomX into license or collaboration agreements, market size, commercial efforts, industry performance, general business and economic conditions and numerous other matters, many of which are beyond the control of CHAC, BiomX or any other parties to the Business Combination. None of BiomX, CHAC, or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of BiomX do not purport to be appraisals or reflect the prices at which BiomX shares may actually be valued. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before July 15, 2019 (the last trading day before the public announcement of the Business Combination) and is not necessarily indicative of current market conditions.

For purposes of evaluating BiomX’s financial condition and in connection with CHAC’s preparation of projections, CHAC management was provided with documents from BiomX including forward-looking top-line cash expense projections and market sizing based on disease prevalence. Based on CHAC’s experience and professional judgment, CHAC applied certain adjustments to those cash expense estimates for modeling purposes. CHAC’s assumptions used in connection with its valuation analysis were based in part on BiomX’s projected expenses, but forward looking revenues were derived by CHAC from internal research and proprietary modeling, without BiomX’s participation or review. See “Certain CHAC Forecasts.”

Selected Initial Public Offering Market Analysis

CHAC reviewed certain financial information of BiomX and the structure of the proposed Business Combination and compared it to corresponding financial information of certain recent initial public offerings (in this section) and certain publicly-traded companies (in the next section) that CHAC selected based on CHAC’s experience and professional judgment. Although none of the selected companies is directly comparable to BiomX, the companies listed below were chosen by CHAC, among other reasons, because they successfully completed initial public offerings and they were microbiome and related companies with what we consider comparable assets comparable clinical stage assets and with certain operational, business and/or financial characteristics that, for purposes of CHAC’s analysis, may be considered similar to those of BiomX. Since BiomX intends to initiate first human studies of BX001 in 2019, CHAC considers the relevant comparable companies to be clinical-stage companies. (We additionally note the absence of publicly-traded, U.S.-listed pre-clinical microbiome companies.)

However, because none of the selected companies is exactly the same as BiomX, CHAC believed that it was inappropriate to, and therefore did not rely solely on the quantitative results of the selected initial public offering analysis. Accordingly, CHAC also made qualitative judgments, based on its experience and professional judgment, concerning differences between the operational, business and/or financial characteristics of BiomX and the selected companies to provide a context in which to consider the results of the quantitative analysis.

CHAC reviewed and compared pre-money and post-money equity values for the initial public offerings of selected companies based on information obtained from public filings, publicly available information, and available research. Based on this analysis of microbiome initial public offerings, which CHAC deemed relevant based on its professional judgment and expertise, CHAC applied a band of plus or minus 25% to the mean post-money valuation of these transactions.

The selected companies’ Initial Public Offering Market Analysis is set forth below:

Date	Issuer	Lead Asset Stage at Initial Public Offering	Size ($MM)	Pre-Money ($MM)	Post-Money ($MM)
02/28/19	Kaleido BioSciences	Pre-Phase 2	$75	$369	$444
05/08/18	Evelo Biosciences	Phase 1	$85	$425	$510
06/25/15	Seres Therapeutics	Phase 2	$134	$547	$681
Mean			$98	$447	$545
	BiomX	Late Pre-clinical	$70	$166	$254

CHAC divided the post-money equity value for each comparable initial public offering by the number of pro forma company shares outstanding, assuming no redemptions from trust. CHAC then took the average of this calculation across the three transactions, which equaled $21.48 per share. We then derived a range around that average by adding or subtracting 25% of that average. This analysis resulted in the following implied per share equity value ranges for the BiomX shares:

Scenario	Implied Per Share Equity Value Range
Mean minus 25%	$16.11
Mean	$21.48
Mean plus 25%	$26.85

CHAC compared these ranges to the $10.00 valuation per CHAC Share proposed to be paid to the holders of the BiomX shares in the form of newly issued CHAC Shares pursuant to the Merger Agreement.

Selected Microbiome Public Comparable Company Analysis

CHAC reviewed certain financial information of BiomX and compared it to certain publicly traded companies, selected based on CHAC’s experience and professional judgment.

Because none of the selected companies is exactly the same as BiomX, CHAC believed that it was inappropriate to, and therefore did not rely solely on the quantitative results of the selected public company analysis. Accordingly, CHAC also made qualitative judgments, based on its experience and professional judgment, concerning differences between the operational, business and/or financial characteristics of BiomX and the selected companies to provide a context in which to consider the results of the quantitative analysis.

CHAC considered certain financial and operating data for publicly traded microbiome and related genetic medicine-oriented companies that CHAC deemed relevant for analysis. The selected companies were:

•        Kaleido Biosciences, Inc.

•        Evelo Biosciences, Inc.

•        Seres Therapeutics, Inc.

None of the selected companies have characteristics identical to BiomX. These companies have greater resources than does BiomX and their product candidates may be more advanced than those of BiomX. However, CHAC selected these companies based on its experience and professional judgment. An analysis of selected publicly traded companies is not purely quantitative; rather it involves complex consideration and judgements concerning differences in financial and operating characteristics of the selected companies and other factors that could affect the public trading values of the companies reviewed. CHAC believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected public company analysis. Accordingly, CHAC also made qualitative judgments, based on its experience and professional judgment, concerning differences between the operational, business and/or financial characteristics of BiomX and the selected companies to provide a context in which to consider the results of the quantitative analysis.

Because BiomX’s projected revenues would be expected to become material after 2025, CHAC calculated the long-term forward revenue multiples for the selected companies based on information it obtained from public filings and from Chardan Equity Research.

	2028	2029	2030
Company, Category	EV/Revenue Multiple	EV/Revenue Multiple	EV/Revenue Multiple
Seres Therapeutics, Inc.	0.2x	0.1x	0.1x
Evelo Biosciences, Inc.	0.2x	0.1x	0.1x
Kaleido BioSciences, Inc.	0.6x	0.5x	0.4x
Low Multiple Applied	0.5x	0.4x	0.3x
High Multiple Applied	0.6x	0.5x	0.4x

Based on experience and professional judgment, CHAC applied a range of forward multiples to BiomX’s long-term revenues in each of the three forecast scenarios to derive enterprise value. CHAC then calculated an average enterprise value across the multi-year forecast period. CHAC then derived equity value by adding the forecast net cash balance to each enterprise value, and then divided the aggregate equity values by shares outstanding to obtain an estimated equity value per share.

The selected company analysis indicated an implied per share reference ranges shown in the table below for each of the Case A, Case B, and Case C Forecasts as set forth in the section entitled “Certain Forecasts” below.

Scenario	Low end	High End
Case A	$10.52	$12.30
Case B	$14.64	$17.55
Case C	$21.49	$26.24

CHAC compared these ranges to the $10.00 valuation per CHAC Share proposed to be paid to the holders of the BiomX shares in the form of newly issued CHAC Shares pursuant to the Merger Agreement.

Discounted Cash Flow Analysis

CHAC performed discounted cash flow analyses of BiomX based on Case A Forecasts, Case B Forecasts and Case C Forecasts as set forth below, all of which forecasts were produced by CHAC based on information provided by BiomX. A discounted cash flow analysis is an established valuation method used to estimate the “present value” of future cash inflows of an asset or investment in order to estimate the attractiveness of the investment opportunity. The “present value” can be calculated by discounting the future cash flows at a discount rate (weighted average cost of capital, or “WACC”) that considers opportunity costs of capital, the return that investors expect, and the investment’s exposure to macroeconomic or systemic risks, and other appropriate factors. A discounted cash flow analysis can also be adapted to fit the specifics of a certain sector like the microbiome sector. However, it should be understood that the microbiome sector is still a new area of focus, the regulatory approval pathway for novel and engineered phage is uncertain, and it is inherently unreliable to predict the cash flows for a preclinical stage company. Moreover, the analysis assumes that BiomX will be treated as a cosmetic product and there can be no assurance, as discussed in “Risk Factors” that regulators will not object to this approach.

In conducting discounted cash flow analyses across the cases presented, CHAC calculated ranges of BiomX equity per share values by calculating, using the mid-year convention, present values as of June 30, 2019 using WACCs ranging from 13.4% to 15.4%. CHAC additionally considered or generated (a) risk-adjusted sales estimates for BiomX’s products in acne-prone skin, IBD, PSC, and colorectal cancer, (b) a full income statement, a full cash flow statement, and a full balance sheet, (c) BiomX’s estimated net cash balance as of June 30, 2019 of approximately $40 million, based on the internal data provided by BiomX management, (c) an assumed $70 million equity financing in 2019 at $10 per share net proceeds to support the development of products in acne-prone skin, IBD, PSC, and colorectal cancer. CHAC divided the BiomX enterprise value by the pro forma fully diluted BiomX shares as at the estimated close of the Business Combination to derive equity value per share ranges listed below.

This analysis resulted in the following implied per share equity value ranges for the BiomX shares:

Case	Implied Per BiomX Share Equity Value Range
Case A Forecasts	$16.81 – $22.99
Case B Forecasts	$27.55 – $37.81
Case C Forecasts	$45.38 – $62.37

CHAC compared these ranges to the $10.00 valuation per CHAC Share proposed to be paid to the holders of the BiomX shares in the form of newly issued CHAC Shares pursuant to the Merger Agreement.

General

In arriving at BiomX valuations under various scenarios and cases, CHAC made assumptions and determinations on the basis of its professional judgment and experiences, independently of BiomX, after reviewing the results of various financial analyses and other diligence. The financial analyses above and other diligence should not be considered determinative as to perspectives or views of the BiomX management or Board, as relates to whether the current or a different consideration is fair. The ultimate consideration for the Business Combination was established through arm’s-length negotiations between BiomX and CHAC prior to approval by the BiomX and CHAC boards.

Certain CHAC Forecasts

BiomX is a preclinical stage microbiome company expecting to start a first clinical trial by the end of 2019, and as such does not yet have any revenue-generating products, and thus does not make public its long-term financial forecasts driven by the potential of its phage products. In connection with BiomX’s Board of Directors’ evaluation of the Business Combination, BiomX’s management did not prepare long-range, risk-adjusted revenue projections but did provide expense estimates for the years 2019 through 2022, which were based on numerous assumptions and qualifications believed by BiomX to be reasonable. The expense forecasts were provided to the BiomX Board of Directors and to CHAC. CHAC conducted additional analyses, independently of BiomX, to assess the risk-adjusted revenue prospects of acne (assuming the product candidate will be marketed as a cosmetic), IBD, PSC, and colorectal cancer products by relying on assumptions, none of which were approved by BiomX, about the robustness of BiomX’s technologies, the likelihood of the emergence of phage as a therapeutic platform, regulatory postures around phage technology, and individual product probabilities of success, launch timing, pricing, pricing growth, market growth, phage market penetration, BiomX product candidates’ market share, effects from competition and certain other factors affecting the commercial prospects of BiomX’s product candidates. Factors considered and assumptions made by CHAC are extremely uncertain and difficult to predict, with many being beyond the control of BiomX or its competitors as discussed in the section titled “Risk Factors.” CHAC thought it appropriate to prepare forecasts representing three cases (A, B, and C) reflecting a range of risk-adjusted commercial outcomes on BiomX’s portfolio of product candidates, none of which has received any regulatory or marketing approvals. As such, there can be no certainty that the forecasts presented will be realized or that BiomX will ever receive regulatory approval required in connection with any product candidate or achieve profitability.

CHAC’s management has prepared the prospective financial information set forth below to present three cases (A, B, and C) reflecting a range of risk-adjusted commercial outcomes on BiomX’s portfolio of product candidates, none of which has received any regulatory or marketing approvals. The three cases represent three potential outcomes with revenue variations over the three cases (A, B, and C) driven only by differences in various assumptions relating to product launch probabilities. These assumptions are based on the industry-based expertise of CHAC’s management as well as an assessment undertaken by CHAC of BiomX’s internal scientific data.

Assumption	Case A: Lower product launch probabilities	Case B Moderate product launch probabilities	Case C Higher product launch probabilities
Probability of Launch for BX001	40%	60%	100%
Probability of Launch for BX002	15%	25%	40%
Probability of Launch for BX003	10%	15%	25%
Probability of Launch for Colorectal Cancer Product	<2.5%	<5%	<7.5%
Probability of Launch for Other Long-term Pipeline Products	<1%	<2%	<3%

For all three cases, projected cash expenses for fiscal years 2019 through 2022 were based on financial estimates provided by BiomX management, deemed to be reasonable by CHAC (shown below). Based on CHAC’s experience and professional judgment, CHAC applied certain adjustments to those cash expense estimates for modeling purposes. Projected costs beyond fiscal year 2022 were sales volume dependent and derived solely from CHAC modeling. The projected expenses provided by BiomX are cash expense projections only and were based on a number of assumptions considered to be reasonable by BiomX under the circumstances. BiomX does not intend to update the cash expense data furnished to CHAC nor does it intend to make public such expense projections in the future.

	2018	2019	2020	2021	2022
Pipeline Total Costs	$7,250	$12,230	$14,000	$17,000	$22,000
Other Costs
R&D Platform	$1,510	$2,010	$2,040	$2,500	$2,500
Equipment and Fixed Assets	140	2,070	500	500	500
Corporate & Other(1)	2,995	4,070	3,500	4,000	4,000
(Grant Support)	(595)	(1,045)	(1,000)	(1,000)	(1,000)
Total Costs(2)	$11,300	$19,335	$19,040	$23,000	$28,000

____________

(1)      Does not include transaction expenses.

(2)      Projected costs are estimates, which include projected cash flows.

The accompanying prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the SEC, nor for GAAP or other foreign or international accounting standards respect to prospective financial information, but, in the view of CHAC’s management, was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and presents, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of the Company. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement are cautioned not to place undue reliance on the prospective financial information.

Neither CHAC’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.

The combined company does not intend to update or otherwise revise the prospective financial information to reflect circumstances existing since its preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error. Furthermore, the combined company does not intend to update or revise the prospective financial information to reflect changes in general economic or industry conditions.

Case A Forecasts (15.4% WACC)

		Fiscal years ended December 31 ($ in millions)
		2019E	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E
Total Revenues(1)		0	0	0	0	5	12	23	52	114	245	468	646
BX001 (cosmetic product, 40% probability of launch) (royalties)		0	0	0	0	5	12	23	33	42	48	52	54
BX002 (Rx product, 15% probability of launch)		0	0	0	0	0	0	0	5	27	95	202	299
BX003 (Rx product, 10% probability of launch)		0	0	0	0	0	0	0	13	45	87	161	216
Colorectal/other cancer (Rx product, <2.5% probability of launch)		0	0	0	0	0	0	0	0	1	13	34	49
Other long-term pipeline (<1% probability of launch)		0	0	0	0	0	0	0	0	0	1	18	28
Gross Profit(2)		0	0	0	0	5	12	23	41	90	194	371	514
Operating Income(3)		(19)	(21)	(25)	(30)	(29)	(27)	(24)	(15)	23	72	179	305
Unlevered Free Cash Flow(4)		(10)	(21)	(26)	(31)	(35)	(28)	(25)	(22)	19	53	131	239
Present Value of Unlevered Free Cash Flow (WACC = 15.4%)		(10)	(18)	(19)	(20)	(20)	(14)	(10)	(8)	6	15	31	49
Sum of PV of Forecasted Unlevered Free Cash Flow	(17)
Terminal Value (2.0% perpetuity growth rate, WACC = 15.4%)													1829
Present Value of Terminal Value (WACC = 15.4%)	378
Enterprise Value	361
Equity Value	473
Equity Value per Diluted Share	16.81

Case A Forecasts (13.4% WACC)

		Fiscal years ended December 31 ($ in millions)
		2019E	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E
Total Revenues(1)		0	0	0	0	5	12	23	52	114	245	468	646
BX001 (cosmetic product, 40% probability of launch) (royalties)		0	0	0	0	5	12	23	33	42	48	52	54
BX002 (Rx product, 15% probability of launch)		0	0	0	0	0	0	0	5	27	95	202	299
BX003 (Rx product, 10% probability of launch)		0	0	0	0	0	0	0	13	45	87	161	216
Colorectal/other cancer (Rx product, <2.5% probability of launch)		0	0	0	0	0	0	0	0	1	13	34	49
Other long-term pipeline (<1% probability of launch)		0	0	0	0	0	0	0	0	0	1	18	28
Gross Profit(2)		0	0	0	0	5	12	23	41	90	194	371	514
Operating Income(3)		(19)	(21)	(25)	(30)	(29)	(27)	(24)	(15)	23	72	179	305
Unlevered Free Cash Flow(4)		(10)	(21)	(26)	(31)	(35)	(28)	(25)	(22)	19	53	131	239
Present Value of Unlevered Free Cash Flow (WACC = 13.4%)		(10)	(18)	(20)	(21)	(21)	(15)	(12)	(9)	7	17	37	60
Sum of PV of Forecasted Unlevered Free Cash Flow	(5)
Terminal Value (2.0% perpetuity growth rate, WACC = 13.4%)													2150
Present Value of Terminal Value (WACC = 13.4%)	539
Enterprise Value	535
Equity Value	646
Equity Value per Diluted Share	22.99

____________

(1)      Total Revenues, as presented herein, reflects company revenues, inclusive of royalty revenues.

(2)      Gross Profit, as presented herein, reflects Total Revenues, less product cost of goods sold, less royalty payments, and less milestone payments.

(3)      Operating Income, as presented herein, reflects Gross Profit, less research and development expenses, less sales and marketing expenses, less general and administrative expenses, and less other operating income and expenses.

(4)      Unlevered Free Cash Flow, as presented herein, reflects Operating Income, less tax expenses, plus depreciation and amortization, less capital expenditures, less changes in working capital, plus deferred taxes, and plus other non-cash items. Unlevered free cash flow is a non-GAAP financial measure. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP. Additionally, non-GAAP financial measures as presented in this document may not be comparable to similarly titled measures reported by other companies.

Case B Forecasts (15.4% WACC)

		Fiscal years ended December 31 ($ in millions)
		2019E	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E
Total Revenues(1)		0	0	0	0	7	18	34	78	177	391	762	1058
BX001 (cosmetic product, 60% probability of launch) (royalties)		0	0	0	0	7	18	34	50	63	72	77	82
BX002 (Rx product, 25% probability of launch)		0	0	0	0	0	0	0	8	45	159	337	499
BX003 (Rx product, 15% probability of launch)		0	0	0	0	0	0	0	20	67	131	242	324
Colorectal/other cancer (Rx product, <5% probability of launch)		0	0	0	0	0	0	0	0	2	27	69	98
Other long-term pipeline (<2% probability of launch)		0	0	0	0	0	0	0	0	0	3	36	55
Gross Profit(2)		0	0	0	0	7	18	34	62	139	310	604	841
Operating Income(3)		(19)	(21)	(25)	(30)	(30)	(28)	(26)	(17)	36	115	291	499
Unlevered Free Cash Flow(4)		(10)	(21)	(26)	(31)	(36)	(29)	(27)	(28)	30	84	214	392
Present Value of Unlevered Free Cash Flow (WACC = 15.4%)		(10)	(18)	(19)	(20)	(20)	(14)	(11)	(10)	9	23	51	81
Sum of PV of Forecasted Unlevered Free Cash Flow	42
Terminal Value (2.0% perpetuity growth rate, WACC = 15.4%)													3002
Present Value of Terminal Value (WACC = 15.4%)	621
Enterprise Value	663
Equity Value	774
Equity Value per Diluted Share	27.55

Case B Forecasts (13.4% WACC)

		Fiscal years ended December 31 ($ in millions)
		2019E	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E
Total Revenues(1)		0	0	0	0	7	18	34	78	177	391	762	1058
BX001 (cosmetic product, 60% probability of launch) (royalties)		0	0	0	0	7	18	34	50	63	72	77	82
BX002 (Rx product, 25% probability of launch)		0	0	0	0	0	0	0	8	45	159	337	499
BX003 (Rx product, 15% probability of launch)		0	0	0	0	0	0	0	20	67	131	242	324
Colorectal/other cancer (Rx product, <5% probability of launch)		0	0	0	0	0	0	0	0	2	27	69	98
Other long-term pipeline (<2% probability of launch)		0	0	0	0	0	0	0	0	0	3	36	55
Gross Profit(2)		0	0	0	0	7	18	34	62	139	310	604	841
Operating Income(3)		(19)	(21)	(25)	(30)	(30)	(28)	(26)	(17)	36	115	291	499
Unlevered Free Cash Flow(4)		(10)	(21)	(26)	(31)	(36)	(29)	(27)	(28)	30	84	214	392
Present Value of Unlevered Free Cash Flow (WACC = 13.4%)		(10)	(18)	(20)	(21)	(22)	(15)	(13)	(12)	11	27	61	98
Sum of PV of Forecasted Unlevered Free Cash Flow	66
Terminal Value (2.0% perpetuity growth rate, WACC = 13.4%)													3529
Present Value of Terminal Value (WACC = 13.4%)	885
Enterprise Value	951
Equity Value	1063
Equity Value per Diluted Share	37.81

____________

(1)      Total Revenues, as presented herein, reflects company revenues, inclusive of royalty revenues.

(2)      Gross Profit, as presented herein, reflects Total Revenues, less product cost of goods sold, less royalty payments, and less milestone payments.

(3)      Operating Income, as presented herein, reflects Gross Profit, less research and development expenses, less sales and marketing expenses, less general and administrative expenses, and less other operating income and expenses.

(4)      Unlevered Free Cash Flow, as presented herein, reflects Operating Income, less tax expenses, plus depreciation and amortization, less capital expenditures, less changes in working capital, plus deferred taxes, and plus other non-cash items. Unlevered free cash flow is a non-GAAP financial measure. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP. Additionally, non-GAAP financial measures as presented in this document may not be comparable to similarly titled measures reported by other companies.

Case C Forecasts (15.4% WACC)

		Fiscal years ended December 31 ($ in millions)
		2019E	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E
Total Revenues(1)		0	0	0	0	12	31	57	130	291	642	1247	1730
BX001 (cosmetic product, 100% probability of launch) (royalties)		0	0	0	0	12	31	57	84	105	120	129	136
BX002 (Rx product, 40% probability of launch)		0	0	0	0	0	0	0	13	72	255	540	798
BX003 (Rx product, 25% probability of launch)		0	0	0	0	0	0	0	33	112	218	404	540
Colorectal/other cancer (Rx product, <7.5% probability of launch)		0	0	0	0	0	0	0	0	3	44	115	164
Other long-term pipeline (<3% probability of launch)		0	0	0	0	0	0	0	0	0	5	60	92
Gross Profit(2)		0	0	0	0	12	31	57	102	230	508	989	1375
Operating Income(3)		(19)	(21)	(25)	(30)	(29)	(27)	(25)	(14)	59	188	477	817
Unlevered Free Cash Flow(4)		(10)	(21)	(26)	(31)	(35)	(27)	(25)	(35)	51	136	353	642
Present Value of Unlevered Free Cash Flow (WACC = 15.4%)		(10)	(18)	(19)	(20)	(20)	(13)	(11)	(13)	16	38	84	133
Sum of PV of Forecasted Unlevered Free Cash Flow	147
Terminal Value (2.0% perpetuity growth rate, WACC = 15.4%)													4915
Present Value of Terminal Value (WACC = 15.4%)	1017
Enterprise Value	1164
Equity Value	1276
Equity Value per Diluted Share	45.38

Case C Forecasts (13.4% WACC)

		Fiscal years ended December 31 ($ in millions)
		2019E	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E
Total Revenues(1)		0	0	0	0	12	31	57	130	291	642	1247	1730
BX001 (cosmetic product, 100% probability of launch) (royalties)		0	0	0	0	12	31	57	84	105	120	129	136
BX002 (Rx product, 40% probability of launch)		0	0	0	0	0	0	0	13	72	255	540	798
BX003 (Rx product, 25% probability of launch)		0	0	0	0	0	0	0	33	112	218	404	540
Colorectal/other cancer (Rx product, <7.5% probability of launch)		0	0	0	0	0	0	0	0	3	44	115	164
Other long-term pipeline (<3% probability of launch)		0	0	0	0	0	0	0	0	0	5	60	92
Gross Profit(2)		0	0	0	0	12	31	57	102	230	508	989	1375
Operating Income(3)		(19)	(21)	(25)	(30)	(29)	(27)	(25)	(14)	59	188	477	817
Unlevered Free Cash Flow(4)		(10)	(21)	(26)	(31)	(35)	(27)	(25)	(35)	51	136	353	642
Present Value of Unlevered Free Cash Flow (WACC = 13.4%)		(10)	(18)	(20)	(21)	(21)	(14)	(12)	(14)	19	44	100	161
Sum of PV of Forecasted Unlevered Free Cash Flow	193
Terminal Value (2.0% perpetuity growth rate, WACC = 13.4%)													5777
Present Value of Terminal Value (WACC = 13.4%)	1449
Enterprise Value	1641
Equity Value	1753
Equity Value per Diluted Share	62.37

____________

(1)      Total Revenues, as presented herein, reflects company revenues, inclusive of royalty revenues.

(2)      Gross Profit, as presented herein, reflects Total Revenues, less product cost of goods sold, less royalty payments, and less milestone payments.

(3)      Operating Income, as presented herein, reflects Gross Profit, less research and development expenses, less sales and marketing expenses, less general and administrative expenses, and less other operating income and expenses.

(4)      Unlevered Free Cash Flow, as presented herein, reflects Operating Income, less tax expenses, plus depreciation and amortization, less capital expenditures, less changes in working capital, plus deferred taxes, and plus other non-cash items. Unlevered free cash flow is a non-GAAP financial measure. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP. Additionally, non-GAAP financial measures as presented in this document may not be comparable to similarly titled measures reported by other companies.

Cautionary Statement Regarding the CHAC Forecasts

The inclusion in this proxy statement of the CHAC forecasts and of certain analyses referencing such forecasts should not be seen as an indication that BiomX, CHAC or their respective boards of directors, management, affiliates, advisors, or any other related parties consider the forecasts predictive of actual future financial performance or events, and such forecasts should not be relied upon as such. All such parties cannot provide any assurance whatsoever that actual results will be consistent or even partially consistent with the forecasts provided. Indeed, actual results may differ profoundly from projections due to various uncertainties, and none of aforementioned parties undertakes any obligation to update, revise, reconcile, or confirm or disconfirm any forecasts based on circumstances arising after the date at which listed forecasts were generated, based on future events or any other factors. None of BiomX or CHAC or any of their respective affiliated parties intends to make publicly available any updates to the forecasts in this document, except as required by law.

The financial forecasts prepared by management of CHAC were not prepared with a view toward public disclosure nor prepared with a view toward compliance with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, or in accordance with GAAP. Neither the independent registered public accounting firm of BiomX nor of CHAC nor any other independent accountant has audited, reviewed, compiled, examined or performed any procedures with respect to the unaudited prospective financial information for the purpose of its inclusion in this proxy statement, and accordingly, neither independent registered public accounting firm nor any other independent accountant expresses an opinion or provides any form of assurance with respect thereto. Due to inherent uncertainties in financial projections of any kind, stockholders are cautioned not to place undue reliance, if any, on the forecasts. Forecasts are subjective in nature and may not be realized, and reflect numerous assumptions made by management, including material assumptions regarding, among other things, timing of clinical trials, patient enrollment, timing of receipt of regulatory approvals that may be needed, characterization of the product candidates, the timing of, and amounts of, any royalty payments, milestone payments or other payments due to third parties by BiomX, the entry by BiomX into license or collaboration agreements, market size, commercial efforts, industry performance, general business and economic conditions and numerous other matters that may not be realized and are subject to significant uncertainties and contingencies, all of which are difficult to predict and many of which are beyond the control of the preparing party.

There may be differences between actual and projected results, and the differences may be material. The risk that these uncertainties and contingencies could cause the assumptions to fail to be reflective of actual results is further increased by the length of time over which these assumptions apply. The failure to achieve assumptions and projections in early periods could have a compounding effect on the projections shown for the later periods. Thus, any such failure of an assumption or projection to be reflective of actual results in an early period could have a greater effect on the projected results failing to be reflective of actual events in later periods. BiomX is a preclinical stage company, without a regulatorily-approved product, and as discussed elsewhere in this proxy statement, its business is subject to numerous risks. In the context of a preclinical stage company projections are inherently unreliable given the many variables, especially in later years, that may affect results.

All financial forecasts are “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. See “Special Note Regarding Forward-Looking Statements.”

In light of the foregoing factors and the uncertainties inherent in these projections, stockholders are cautioned not to place undue, if any, reliance on these projections.

Other CHAC Considerations

The Board of Directors focused its analysis on whether the Business Combination is likely to generate a return for CHAC’s stockholders that is greater than if the trust were to be liquidated. Our Board of Directors unanimously concluded that the Merger Agreement with BiomX is fair to and in the best interests of the CHAC stockholders. The Board of Directors did not obtain a fairness opinion on which to base its assessment. Because of the financial skills and background of its members, the Board of Directors believes it was qualified to perform the analysis discussed in this section.

Recommendation of CHAC’s Board of Directors

After careful consideration, CHAC’s Board of Directors determined that the Business Combination with BiomX is fair to, and in the best interests of, CHAC and its stockholders. On the basis of the foregoing, CHAC’s Board of Directors has approved and declared advisable the Business Combination and recommends that you vote or give instructions to vote “FOR” each of the Business Combination Proposal and the other proposals.

CHAC’s Board of Directors have interests that may be different from, or in addition to your interests as a stockholder. See “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for further information.

Interests of Certain Persons in the Business Combination

When you consider the recommendation of CHAC’s Board of Directors in favor of adoption of the Business Combination Proposal and other proposals, you should keep in mind that CHAC’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a stockholder, including:

•        If the proposed Business Combination is not completed by the date that is 24 months from the closing of the Initial Public Offering, or December 18, 2020, the 1,750,000 Founder Shares held by CHAC’s Sponsor and other initial stockholders, which were acquired prior to the Initial Public Offering for an aggregate purchase price of $25,000, will be worthless. Such CHAC Shares had an aggregate market value of approximately $17,745,000 based on the closing price of CHAC Shares of $10.14 on the NYSE American Stock Exchange as of September 17, 2019.

•        If the proposed Business Combination is not completed by the date that is 24 months from the closing of the Initial Public Offering, or December 18, 2020, the 2,900,000 Private CHAC Warrants purchased by Mountain Wood, LLC, an affiliate of our Sponsor, for a total purchase price of $1,160,000, will be worthless. Such Private CHAC Warrants had an aggregate market value of approximately $2,407,000 based on the closing price of CHAC’s warrants of $0.83 on the NYSE American Stock Exchange as of September 17, 2019.

•        The exercise of CHAC’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate and in our stockholders’ best interest.

•        If the Business Combination with BiomX is completed, CHAC will designate two members to the Board of Directors of the Merger Sub, both of whom are current officers and directors of CHAC.

Anticipated Accounting Treatment

The Business Combination will be treated by CHAC as a “reverse merger” in accordance with GAAP. For accounting purposes, BiomX is considered to be acquiring CHAC in this transaction. Therefore, for accounting purposes, the Business Combination will be treated as the equivalent of a capital transaction in which BiomX is issuing stock for the net assets of CHAC. The net assets of CHAC will be stated at historical cost, with no goodwill or other intangible assets recorded. The post-acquisition financial statements of CHAC will show the consolidated balances and transactions of CHAC and BiomX as well as comparative financial information of BiomX (the acquirer for accounting purposes).

Regulatory Approvals

The Business Combination and the other transactions contemplated by the Merger Agreement are not subject to any additional federal or state regulatory requirements or approvals, including the Hart-Scott Rodino Antitrust Improvements Act of 1976, except for a filing with the Israeli Registrar of Companies necessary to effectuate the transactions contemplated by the Merger Agreement.

THE MERGER AGREEMENT

The following is a summary of the material provisions of the Merger Agreement, a copy of which is attached as Annex A to this proxy statement. You are encouraged to read the Merger Agreement in its entirety for a more complete description of the terms and conditions of the Business Combination.

Acquisition of BiomX; Consideration

Upon the closing of the transactions contemplated in the Merger Agreement (the “Closing”), Merger Sub will merge (the “Merger”) with and into BiomX, resulting in BiomX becoming a wholly owned subsidiary of CHAC.

As a result of the Business Combination, subject to reduction for indemnification claims as described below, an aggregate of 16,625,000 shares of CHAC common stock will be issued (or reserved for issuance pursuant to currently exercisable options or warrants) in respect of shares of BiomX capital stock, and vested options and vested warrants to purchase shares of BiomX capital stock, in each case, issued and outstanding immediately prior to the Closing. Additional shares of CHAC common stock will be reserved for issuance in respect of options or warrants to purchase shares of BiomX capital stock that are issued, outstanding and unvested as of immediately prior to the Closing.

The parties agreed that immediately following the closing of the Business Combination, CHAC’s board of directors will consist of no more than seven directors, two of which will be designated by the Sponsor and five of which will be designated by BiomX.

Stockholder Approval

Prior to the consummation of the Business Combination, the holders of a majority of CHAC’s common stock attending a stockholder’s meeting (at which there is a quorum) must approve the transactions contemplated by the Merger Agreement (the “Stockholder Approval”). In connection with obtaining the Stockholder Approval, CHAC must call a special meeting of its common stockholders and must prepare and file with the SEC a Proxy Statement on Schedule 14A, which will be mailed to all stockholders entitled to vote at the meeting.

Representations and Warranties

In the Merger Agreement, BiomX makes certain representations and warranties (with certain exceptions set forth in the disclosure schedule to the Merger Agreement) relating to, among other things: (a) proper corporate organization of BiomX and its subsidiaries and similar corporate matters; (b) authorization, execution, delivery and enforceability of the Merger Agreement and other transaction documents; (c) absence of conflicts; (d) capital structure; (e) accuracy of charter and governing documents; (f) affiliate transactions; (g) required consents and approvals; (h) financial information; (i) absence of certain changes or events; (j) title to assets and properties; (k) material contracts; (l) insurance; (m) licenses and permits; (n) compliance with laws, including those relating to foreign corrupt practices and money laundering; (o) ownership of intellectual property; (p) employment and labor matters; (q) taxes and audits; (r) environmental matters; (s) brokers and finders; and (t) other customary representations and warranties.

In the Merger Agreement, CHAC makes certain representations and warranties relating to, among other things: (a) proper corporate organization and similar corporate matters; (b) authorization, execution, delivery and enforceability of the Merger Agreement and other transaction documents; (c) brokers and finders; (d) capital structure; (e) validity of share issuance; (f) minimum trust fund amount; (g) Nasdaq listing; and (h) SEC filing requirements.

Conduct Prior to Closing; Covenants

The Merger Agreement contains certain customary covenants of CHAC and BiomX, including, among others, the following:

•        BiomX has agreed to operate its business in the ordinary course prior to the closing of the Business Combination (with certain exceptions) and not to take certain specified actions without the prior written consent of CHAC.

•        CHAC has agreed to operate its business in the ordinary course prior to the closing of the Business Combination (with certain exceptions) and not to take certain specified actions without the prior written consent of BiomX.

In addition, the parties agreed to take the following actions, among others, before the completion of the Business Combination:

•        CHAC and BiomX shall use their commercially reasonable efforts to cause:

•        the immediately available funds contained in CHAC’s trust account (net of any redemption amounts) available for release to CHAC immediately following the closing of the Business Combination (but prior to the payment of any expenses of CHAC), plus the immediately available funds deposited by third party investors into an escrow account established for the purposes of holding the cash proceeds paid by such third party investors to purchase CHAC Shares from current CHAC public stockholders to equal or exceed $30,000,000; and

•        the immediately available funds deposited by certain BiomX shareholders into an escrow account established for the purposes of holding the cash proceeds paid by such BiomX shareholders to purchase CHAC Shares from current CHAC public stockholders, to equal or exceed $20,000,000.

•        Prior to the Closing, BiomX will amend its existing equity incentive plan (or adopt a new equity incentive plan having the same effect that will be assumed by CHAC as of the Closing), to include: (a) an “evergreen” provision that will provide for an automatic increase on an annual basis in the number of shares available for issuance under BiomX’s existing equity incentive plan (or such new equity incentive plan) equal to an amount as determined by the compensation committee, not to exceed on an annual basis four percent (4%) of the total number of shares of CHAC common stock then-issued and outstanding; and (b) such other terms as are customary for a company whose securities are traded on the NYSE American Stock Exchange or any similar exchange in the United States of America.

Conditions to Closing

General Conditions

The obligation of CHAC and BiomX to consummate the Business Combination is conditioned on, among other things, (a) the absence of any order, stay, judgment or decree by any government agency restraining or prohibiting or imposing any condition on the closing of the Business Combination; (b) at least 50 days shall have elapsed after the filing of a merger proposal with the Registrar of Companies of the State of Israel (the “Registrar of Companies”), and at least 30 days shall have elapsed after the approval of the Business Combination by the shareholders of each of BiomX and Merger Sub, and the certificate of merger shall have been received from the Registrar of Companies; (c) all necessary governmental approvals having been obtained; (d) the absence of any litigation brought by a governmental agency seeking to enjoin or otherwise restrict the consummation of the Business Combination; (e) CHAC’s initial listing application with the NYSE American Stock Exchange in connection with the transactions contemplated by the Merger Agreement shall have been approved, immediately following the Closing CHAC shall satisfy any applicable initial and continuing listing requirements of the NYSE American Stock Exchange and CHAC shall not have received any notice of non-compliance therewith, and the CHAC common stock shall have been approved for listing on the NYSE American Stock Exchange, subject to completion of the Business Combination; and (f) each of CHAC and BiomX shall have obtained the approval of its stockholders. The BiomX shareholders approved the Business Combination at an extraordinary general meeting held on August 19, 2019.

BiomX’s Conditions to Closing

The obligations of BiomX to consummate the transactions contemplated by the Merger Agreement, in addition to the conditions described above, are conditioned upon, among other things, each of the following:

•        CHAC complying in all material respects with all of its obligations required to be performed pursuant to the covenants in the Merger Agreement.

•        The Aggregate Investment Amount shall equal or exceed $50,000,000.

•        The aggregate amount of indebtedness, expenses and other liabilities of CHAC that remain unpaid as of immediately prior to the Closing is less than $1,000,000.

•        The daily volume weighted average price of a share of CHAC common Stock for the 10 trading days immediately preceding the Closing date shall equal at least $9.50.

•        The immediately available funds deposited by certain BiomX shareholders into an escrow account established for the purposes of holding the cash proceeds paid by such BiomX shareholders to purchase CHAC Shares from current CHAC public stockholders, shall equal or exceed $20,000,000.

CHAC’s Conditions to Closing

The obligations of CHAC to consummate the transactions contemplated by the Merger Agreement, in addition to the conditions described above in the first paragraph of this section, are conditioned upon, among other things, each of the following:

•        There shall have been no continuing event, change or occurrence which individually or together with any other event, change or occurrence, would reasonably be expected to have a material adverse effect on BiomX.

•        The immediately available funds deposited by certain BiomX shareholders into an escrow account established for the purposes of holding the cash proceeds paid by such BiomX shareholders to purchase CHAC Shares from current CHAC public stockholders, shall equal or exceed $20,000,000.

Indemnification

From and after the Closing, holders of shares of BiomX capital stock and vested warrants to purchase shares of BiomX capital stock (collectively, the “Escrow Participants”) have agreed to indemnify and hold harmless CHAC against and in respect of specified actual and direct out-of-pocket losses incurred or sustained by CHAC as a result of: (a) any breach or inaccuracy of any of the representations, warranties set forth in Article V of the Merger Agreement (as modified by the schedules of the Merger Agreement) or in a specified certificate delivered by BiomX to CHAC at closing, in each case as of the Closing Date, and (b) any breach or nonfulfillment of any covenants of BiomX contained in the Merger Agreement to be performed prior to the Closing Date.

Ten percent of the CHAC Shares issuable to (or reserved for issuance for) the Escrow Participants at the Closing shall be deposited into a third party escrow account (the “Escrow Shares”) to serve as CHAC’s sole and exclusive security for the Escrow Participant’s obligation to indemnify CHAC under the Merger Agreement.

Notwithstanding anything in the Merger Agreement to the contrary:

•        CHAC’s sole and exclusive remedy for all indemnifiable losses under the Merger Agreement shall be the recovery of a number of CHAC Shares from the Escrow Shares having a value equal to the losses that have been finally determined to be owing to CHAC in accordance with the Merger Agreement (at an assumed value equal to the greater of: (i) $10.00 per share; or (ii) the total amount payable to the stockholders of CHAC holding units or common stock of CHAC who shall have validly redeemed such units or common stock upon acceptance by CHAC of such units or common stock (the “Escrow Share Value”)), in each case, subject to the Indemnifiable Loss Limit (as defined below).

•        The maximum liability of the Escrow Participants under the Merger Agreement or otherwise in connection with the transactions contemplated by the Merger Agreement shall in no event exceed an amount equal to: (i) the Escrow Share Value, multiplied by (ii) the Escrow Shares (the “Indemnifiable Loss Limit”).

•        CHAC shall not be entitled to indemnification pursuant to Section 11.1 of the Merger Agreement unless and until the aggregate amount of losses to CHAC equals at least $1,246,875 (the “Basket”), at which time, subject to the other limitations set forth in the Merger Agreement, CHAC shall be entitled to indemnification for any losses above the Basket, less $124,687.50 per loss.

•        The Escrow Participants shall have no liability or obligation to indemnify CHAC under the Merger Agreement with respect to the breach or inaccuracy of any representation, warranty, covenant or agreement based on any matter, fact or circumstance known to CHAC or any of its representatives or disclosed in the information set out in any schedule to the Merger Agreement.

•        Nothing in the Merger Agreement (i) limits the parties’ rights to seek injunctive relief or other equitable remedies, (ii) would prevent CHAC from bringing an action for fraud (with scienter) against the Person who committed such fraud (with scienter) or (iv) limit the right of any person or entity to pursue remedies under any other agreement entered into in connection with the transactions contemplated by the Merger Agreement against the parties thereto.

The indemnification to which CHAC is entitled from the Escrow Participants pursuant to Section 11.1 of the Merger Agreement for losses shall be effective so long as it is asserted prior to the expiration of the six (6) month anniversary of the Closing date (the “Survival Period”); provided, that in the event that any indemnification notice shall have been given by CHAC in accordance with the provisions of the Merger Agreement (each, an “Indemnification Notice”) prior to the expiration of the Survival Period and such claim has not been finally resolved by the expiration of the Survival Period, the representations, warranties, covenants, agreements or obligations that are the subject of such Indemnification Notice shall survive solely for purposes of resolving such claim until such matters are finally resolved.

Termination

The Merger Agreement may be terminated and/or abandoned at any time prior to the closing by:

•        the mutual written agreement of BiomX and CHAC;

•        CHAC or BiomX, in the event a governmental authority shall have issued an order, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order is final and non-appealable.

•        CHAC, if the closing has not occurred on or prior to October 31, 2019 (the “Outside Closing Date”); provided, that if the SEC has not declared CHAC’s proxy statement effective on or prior to September 30, 2019, the Outside Closing Date shall be automatically extended to November 30, 2019; provided, further, that CHAC is not in material breach of any of its obligations under the Merger Agreement; or

•        BiomX, if the closing has not occurred on or prior to the Outside Closing Date; provided, further, that BiomX is not in material breach of any of its obligations under the Merger Agreement.

•        CHAC, if: (i) BiomX shall have breached any representation, warranty, agreement or covenant contained in the Merger Agreement to be performed on or prior to the Closing Date, which has rendered the satisfaction of any of the conditions set forth in Section 10.2 of the Merger Agreement impossible; and (ii) such breach shall not be cured by the earlier of the Outside Closing Date and thirty (30) days following receipt by BiomX of a written notice from CHAC describing in reasonable detail the nature of such breach.

•        BiomX, if: (i) CHAC shall have breached any of its covenants, agreements, representations, and warranties contained herein to be performed on or prior to the Closing Date, which has rendered the satisfaction of any of the conditions set forth in Section 10.3 of the Merger Agreement impossible; and (ii) such breach shall not be cured by the earlier of the Outside Closing Date and thirty (30) days following receipt by CHAC of a written notice from BiomX describing in reasonable detail the nature of such breach.

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the actual Merger Agreement, which is filed as Annex A hereto, and which is incorporated by reference in this report. Terms used herein as defined terms and not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

Additional Agreements

In addition to the Merger Agreement:

1.      The Sponsor, entered into an agreement with BiomX pursuant to which if the Aggregate Investment Amount (as defined in the Merger Agreement), is less than $70,000,000, the Sponsor has agreed to forfeit a number of whole CHAC Shares equal to: (a) 500,000 CHAC Shares; multiplied by (b) the quotient of: (i) the absolute value of the difference between $70,000,000 minus the Aggregate Investment Amount; divided by (ii) $20,000,000, rounded to the nearest whole share; provided, however, that in no event will the Sponsor be required to forfeit more than 500,000 CHAC Shares.

2.      Chardan Securities, LLC entered into an agreement with BiomX pursuant to which it agreed to purchase up to $2.5 million of shares of CHAC’s common stock (either directly from CHAC (at a price of $10.00 per share) or from public stockholders (at prices no greater than the redemption amount per share) at the closing of the Business Combination in the event that the Aggregate Investment Amount would be less than $50 million but greater than $47,499,999.

3.      CHAC entered into voting agreements with holders of 1,000,000 shares of its common stock pursuant to which such stockholders agreed to vote in favor of the transactions contemplated by the Merger Agreement and to not redeem or sell their shares.

4.      CHAC and certain current CHAC public stockholders entered into agreements with certain of BiomX’s current shareholders pursuant to which such BiomX shareholders agreed to purchase an aggregate of 1,879,075 shares of CHAC’s common stock at Closing from such CHAC public stockholders at a price of $10.00 per share. In addition, CHAC agreed to pay such selling CHAC public stockholders an amount equal to the difference between the redemption price per share at the Closing minus $10.00 per share. The selling CHAC public stockholders agreed to vote in favor of the transactions contemplated by the Merger Agreement and not to redeem or sell to third parties such shares of CHAC common stock. In addition, CHAC also agreed to issue such BiomX shareholders the following number of additional shares in the aggregate subject to the achievement of the conditions specified below:

a.      Following the Closing, if the daily volume weighted average price of a CHAC Share in any 20 trading days within a 30 trading day period prior to January 1, 2022 is greater than or equal to $16.50 per share, then CHAC shall issue 2,000,000 CHAC Shares.

b.      Following the Closing, if the daily volume weighted average price of a CHAC Share in any 20 trading days within a 30 trading day period prior to January 1, 2024 is greater than or equal to $22.75 per share, then CHAC shall issue 2,000,000 CHAC Shares.

c.      Following the Closing, if the daily volume weighted average price of a CHAC Share in any 20 trading days within a 30 trading day period prior to January 1, 2026 is greater than or equal to $29.00 per share, then CHAC shall issue 2,000,000 CHAC Shares.

5.      CHAC entered into a letter agreement with certain BiomX shareholders to sell additional CHAC Shares to them in the event that certain events occur.

6.      CHAC entered into agreements with investors that agreed to purchase up to 810,000 CHAC Shares at CHAC’s request and not to redeem such CHAC Shares in connection with the Closing.

7.      Certain third parties entered into agreements to purchase 1,234,908 shares of CHAC’s common stock from certain of its current public stockholders at the Closing. The selling CHAC stockholders agreed to vote in favor of the transactions contemplated by the Merger Agreement and not to redeem or sell to third parties such CHAC Shares.

8.      BiomX shareholders owning 86% of the voting power in BiomX entered into support agreements with CHAC pursuant to which such shareholders agreed to vote in favor of the transactions contemplated by the Merger Agreement at each meeting of the shareholders of BiomX.

Except as described above, no consideration was paid by CHAC in connection with the agreements described above.

THE SHARE INCREASE PROPOSAL

Purpose of the Share Increase Proposal

In connection with the transactions contemplated by the Merger Agreement, CHAC is amending its Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 30,000,000 to 60,000,000.

Without amending its Amended and Restated Certificate of Incorporation, CHAC would not have sufficient shares authorized to consummate the Business Combination and still have sufficient shares available for potential exercise of the CHAC Warrants (up to 3,500,000 shares) and Private CHAC Warrants (up to 2,900,000 shares), for the issuance of shares pursuant to agreements with certain stockholders of BiomX (6,000,000 shares), outstanding options under existing BiomX equity incentive plans (up to approximately 3,836,000), and shares issuable under the 2019 Omnibus Long-Term Incentive Plan which is being presented to stockholders for approval at the Special Meeting (up to an estimated 2,981,000 shares over the course of three years pursuant to the terms of the plan). While CHAC may not be required to issue all of the shares outlined above, if all of such shares were required to be issued, the total number of outstanding shares would be approximately 43,000,000, well in excess of the 30,000,000 currently authorized. The additional amount above 43,000,000, or 17,000,000 shares, would be available for future issuance by the combined company from time to time, as determined by the board of directors. Such additional shares could be issued by the combined company as consideration to acquire other companies or to raise additional funds for working capital or other purposes without having to obtain stockholder approval.

Except as described in this proxy statement, there are no present plans or arrangements for the issuance of any additional shares of common stock.

Required Vote

Approval of the Share Increase Proposal will require the affirmative vote of a majority of the issued and outstanding common stock entitled to vote at the special meeting.

Board of Director’s Recommendation

The Board of Directors recommends a vote “FOR” adoption of the Share Increase Proposal.

THE CLASSIFIED BOARD PROPOSAL

On September 17, 2019, the CHAC Board of Directors unanimously approved and recommended that the CHAC stockholders approve an amendment to CHAC’s Amended and Restated Certificate of Incorporation to classify the Board of Directors into three classes effective on consummation of the Merger. The following discussion is qualified by the text of the amendment, which is set forth in Annex E attached to this proxy statement.

If the amendment is approved at the special meeting, then it will become effective upon filing of the amended Amended and Restated Certificate of Incorporation (the “Amended Certificate”) with the Secretary of State of the State of Delaware, which filing is expected to occur promptly following the special meeting.

Purpose and Effect of the Classification of the Board

We are proposing to amend our Amended and Restated Certificate of Incorporation to classify the Board of Directors into three classes with staggered terms. Currently, the Board of Directors consists of a single class of directors, all of whom are elected at each annual meeting of stockholders. The Classified Board Amendment would classify the Board of Directors into three separate classes, Class I, Class II and Class III, each in as nearly equal in number as possible, with one class being elected each year to serve a staggered three-year term.

The directors initially appointed to Class I would serve until the 2020 annual meeting and the election and qualification of his or her successors. The directors initially appointed to Class II would serve until the 2021 annual meeting and the election and qualification of his or her successors. The directors initially appointed to Class III would serve until the 2022 annual meeting and the election and qualification of his or her successors. Beginning with the election of directors to be held at the 2020 annual meeting, and going forward, the class of directors elected in each year would be elected for a three-year term, so that the term of office of one class of directors would expire in each year.

To preserve the classified board structure, the Classified Board Amendment also provides that a director appointed by the Board of Directors to fill a vacancy holds office until the next election of the class for which such director has been chosen, and until that director’s successor has been elected and qualified or until his or her earlier death, resignation or removal.

If we adopt a classified board, then, pursuant to Delaware law and our Amended Certificate, our stockholders will be able to remove a director during the director’s term only for cause.

The Board of Directors believes that a staggered board will provide important benefits to our company and its stockholders. A staggered board will help to ensure the continuity and stability of the combined company’s business strategies and management because a significant number of the members of the Board of Directors at any given time will have prior experience as directors of our company and will be familiar with our long-term strategy and goals. This knowledge will assist the directors in fulfilling their duties to our stockholders, providing for greater effectiveness, which ultimately creates value for our stockholders. Electing directors to three-year terms will not reduce their accountability to our stockholders. Regardless of their term, all directors will have the same duties and responsibilities to our stockholders. Additionally, the Board of Directors believes that a staggered board will assist the Board of Directors in protecting the interests of our stockholders against potentially coercive takeover tactics where a party might attempt to acquire control of our company on terms that do not offer the greatest value to all stockholders. The proposed Classified Board Amendment will significantly extend the time required to effect a change in control of the Board of Directors and may discourage hostile takeover bids for our company.

Required Vote

Approval of the Classified Board Proposal will require the affirmative vote of a majority of the issued and outstanding common stock entitled to vote at the special meeting.

Board of Director’s Recommendation

The Board of Directors recommends a vote “FOR” adoption of the Classified Board Proposal.

THE EQUITY PLAN ADOPTION PROPOSAL

The Board of Directors is asking stockholders to approve the proposed Chardan Healthcare Acquisition Corp. 2019 Omnibus Long-Term Incentive Plan and its Israeli Appendix (“Omnibus Plan”). The following summary of the Omnibus Plan is qualified in its entirety by the complete text of the Omnibus Plan contained in Annex D.

Explanation

On September 17, 2019, the Board of Directors approved the Omnibus Plan for submission to the stockholders at the special meeting, to be effective upon consummation of the Business Combination, provided that it is approved by CHAC stockholders at the special meeting. The Board of Directors is seeking to reserve 1,000 CHAC Shares for issuance pursuant to the Omnibus Plan. Equity compensation is an important component of our future executive, employee and director compensation programs. We believe it aligns employee and director compensation with stockholder interests and motivates participants to achieve long-range goals. Stockholder approval of the Omnibus Plan would permit CHAC Shares to be awarded as employee incentive compensation, allowing the Board of Directors to attract and retain key employees, provide them competitive compensation, adapt to evolving compensation practices and account for CHAC’s growth. Upon stockholder approval, awards to participants will be made pursuant to the Omnibus Plan. We are seeking stockholder approval to make CHAC Shares available for future grants under the Omnibus Plan as described below.

Purpose of the Omnibus Plan

As described more generally above, the purpose of the Omnibus Plan is to:

•        attract and retain persons eligible to participate in the Omnibus Plan;

•        motivate eligible individuals to whom awards under the Omnibus Plan will be granted, who we refer to as the “Participants,” by means of appropriate incentives, to achieve long-range goals;

•        provide incentive compensation opportunities that are competitive with those of other similar companies; and

•        further align Participants’ interests with those of our other stockholders through compensation that is based on CHAC Shares.

The Omnibus Plan promotes the long-term financial interest of our company and its subsidiaries, including the growth in value of our company’s equity and enhancement of long-term stockholder return.

We use equity-based compensation granted under our long-term incentive plans as a key element of our executives’ compensation packages, and each year we disclose the prior year grants to and other compensation of our named executive officers in our proxy statement. We believe the Omnibus Plan assists with linking executives’ overall compensation opportunities to the enhancement of long-term stockholder return.

The Omnibus Plan provides for the grant of non-qualified and incentive stock options, full value awards, and cash incentive awards. The flexibility inherent in the plan permits the Board of Directors to change the type, terms and conditions of awards as circumstances may change. We believe that this flexibility and the resulting ability to more affirmatively adjust the nature and amounts of executive compensation are particularly important for our industry and to a global company such as ours, given the volatility of the public markets and reactions to economic and world events. Equity compensation, which aligns the interests of executives and our stockholders, is an important tool for the Board of Directors.

General Terms of the Omnibus Plan

The Omnibus Plan will be administered by the Compensation Committee of the Board of Directors (the “Committee”), unless otherwise provided by the Board of Directors. The Committee selects the Participants, the time or times of receipt of awards, the types of awards to be granted and the applicable terms, conditions, performance targets, restrictions and other provisions of such awards, to cancel or suspend awards, and to accelerate the exercisability or vesting of any award under circumstances designated by it. The Committee may delegate all or any portion of its responsibilities or powers under the Omnibus Plan to persons selected by it. If the Committee does not exist or for any other reason determined by the Board of Directors, and to the extent not prohibited by applicable law or the applicable rules of any stock exchange, the Board of Directors may take any action under the Omnibus Plan that would otherwise be the responsibility of the Committee.

If the Omnibus Plan is approved by stockholders, the maximum number of shares that may be delivered to Participants and their beneficiaries under the Omnibus Plan will be 1,000 CHAC Shares. The Omnibus Plan contains an “evergreen” provision, which allows for an automatic annual increase in the number of CHAC Shares available under the Omnibus Plan on the first day of each fiscal year, in an amount equal to 4% of the then-outstanding CHAC Shares, provided that the Committee may take action prior to the first day of the fiscal year to lower the amount of such increase (the “Annual Increase”).

If an award of common stock is settled in cash, the total number of shares with respect to which such payment is made shall not be considered to have been delivered. However, (i) if shares covered by an award are used to satisfy the applicable tax withholding obligation, the number of shares held back by CHAC to satisfy such withholding obligation shall be considered to have been delivered; (ii) if the exercise price of any option granted under the Omnibus Plan is satisfied by tendering CHAC Shares to us (including CHAC Shares that would otherwise be distributable upon the exercise of the option), the number of CHAC Shares tendered to satisfy such exercise price shall be considered to have been delivered; and (iii) if we repurchase CHAC Shares with proceeds received from the exercise of an option issued under the Omnibus Plan, the total number of shares repurchased shall be deemed delivered.

Notwithstanding the minimum vesting limitations described below with respect to options and full value awards, the Committee may grant a options and full value awards that are not subject to such minimum vesting provisions. The total aggregate number of CHAC Shares subject to options and full value awards granted pursuant to the Omnibus Plan that are not subject to such minimum vesting limitations may not exceed five percent of the limit of the total number of CHAC Shares that may be delivered under the Omnibus Plan.

If the Omnibus Plan is approved by stockholders, the following additional limits apply to awards under the Omnibus Plan:

•        the maximum number of CHAC Shares that may be delivered to Participants with respect to incentive stock options shall be 1,000 CHAC Shares, subject to the Annual Increase;

•        the maximum annual total compensation, including the value of any Awards made pursuant to this Plan (determined as of the date of grant) that may be paid or granted to a Participant who is a member of the Board of Directors but who is not an employee during any one- year period for service on the Board of Directors shall be $500,000 dollars; provided that such limit shall be $750,000 during the first year of service for a member of the Board of Directors who is not an employee;

The CHAC Shares with respect to which awards may be made under the Omnibus Plan shall be:

•        shares currently authorized but unissued;

•        to the extent permitted by applicable law, currently held or acquired by CHAC as treasury shares, including shares purchased in the open market or in private transactions; or

•        shares purchased in the open market by a direct or indirect wholly-owned subsidiary of CHAC, and we may contribute to the subsidiary an amount sufficient to accomplish the purchase of the shares to be so acquired.

At the discretion of the Committee, an award under the Omnibus Plan may be settled in cash, CHAC Shares, the granting of replacement awards, or a combination thereof; provided, however, that if a cash incentive award is settled in CHAC Shares, it must satisfy the minimum vesting requirements related to full value awards.

The Committee may use CHAC Shares available under the Omnibus Plan as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of our company or a subsidiary, including the plans and arrangements of our company or a subsidiary assumed in business combinations.

In the event of a corporate transaction involving CHAC (including, without limitation, any share dividend, share split, extraordinary cash dividend, recapitalization, reorganization, merger, amalgamation, consolidation, share exchange, split-up, spin-off, sale of assets or subsidiaries, combination or exchange of shares), the Committee shall adjust outstanding awards to preserve the benefits or potential benefits of the awards. Action by the Committee may include:

•        adjustment of the number and kind of shares which may be delivered under the Omnibus Plan;

•        adjustment of the number and kind of shares subject to outstanding awards;

•        adjustment of the exercise price of outstanding options; and

•        any other adjustments that the Committee determines to be equitable, which may include, without limitation:

•        replacement of awards with other awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction; and

•        cancellation of the award in return for cash payment of the current value of the award, determined as though the award is fully vested at the time of payment, provided that in the case of an option, the amount of such payment will be the excess of value of the CHAC Shares subject to the option at the time of the transaction over the exercise price.

Except as otherwise provided by the Committee, awards under the Omnibus Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

Eligibility

All employees and directors of, and consultants and other persons providing services to, CHAC or any of its subsidiaries (or any parent or other related company, as determined by the Committee) are eligible to become Participants in the Omnibus Plan, except that non-employees may not be granted incentive stock options.

Options

The Committee may grant an incentive stock option or non-qualified stock option to purchase CHAC Shares at an exercise price determined by the Committee. Each option shall be designated as an incentive stock option, a tax-qualified option or non-qualified stock option when granted. An incentive stock option is a stock option intended to satisfy additional requirements required by federal tax rules in the United States as specified in the Omnibus Plan (and any incentive stock option granted that does not satisfy such requirements shall be treated as a non-qualified stock option).

Except as described below, the exercise price for an option shall not be less than the fair market value of a CHAC Share at the time the option is granted; provided, that the exercise price of an incentive stock option granted to any employee who owns more than 10 percent of the voting power of all classes of stock in our company or a subsidiary shall not be less than 110 percent of the fair market value of a CHAC Share at the time of grant. The exercise price of an option may not be decreased after the date of grant nor may an option be surrendered to CHAC as consideration for the grant of a replacement option with a lower exercise price, except as approved by our stockholders or as adjusted for corporate transactions described above.

No option shall be surrendered to CHAC in consideration for a cash payment or grant of any other award if at the time of such surrender the exercise price of such option is greater than the then current fair market value of a share of Common Stock, except as approved by our stockholders. In addition, the Committee may grant options with an exercise price less than the fair market value of the CHAC Shares at the time of grant in replacement for awards under other plans assumed in connection with business combinations if the Committee determines that doing so is appropriate to preserve the benefit of the awards being replaced. No dividend equivalents may be granted under the Omnibus Plan with respect to any option.

The option shall be exercisable in accordance with the terms established by the Committee, but in no event shall an option become exercisable or vested prior to the earlier of (i) the first anniversary of the date of grant or (ii) the date on which the Participant’s termination occurs by reason of death or disability. In the event of the

Participant’s termination occurs for any reason other than death, disability, retirement, or involuntary termination without cause, any unvested options will be forfeited. In the event the Participant’s termination occurs due to death, disability, retirement or involuntary termination without cause, any unvested options shall be exercisable only as determined by the Committee in its sole discretion.

The full purchase price of each CHAC Share purchased upon the exercise of any option shall be paid at the time of exercise of an option. Except as otherwise determined by the Committee, the purchase price of an option shall be payable in cash, by promissory note, or by CHAC Shares (valued at fair market value as of the day of exercise), including shares of stock otherwise distributable on the exercise of the option, or a combination thereof. If the shares remain publicly traded, the Committee may permit a Participant to pay the exercise price by irrevocably authorizing a third party to sell CHAC Shares (or a sufficient portion of the CHAC Shares) acquired upon exercise of the option and remit to CHAC a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise. The Committee, in its discretion, may impose such conditions, restrictions, and contingencies on CHAC Shares acquired pursuant to the exercise of an option as the Committee determines to be desirable. In no event will an option expire more than ten years after the grant date; provided, that an incentive stock option granted to any employee who owns more than 10 percent of the voting power of all classes of stock in CHAC or a subsidiary shall not be more than 5 years.

The option will expire on the earliest to occur of (i) the last day of the term of the option as described in the award agreement; (ii) if the Participant’s termination occurs by reason of death, disability, retirement or an involuntary termination without cause, the one-year anniversary of such termination date; or (iii) if the Participant’s termination occurs for any reason other than those listed in clause (ii), the Participant’s termination date.

Full Value Awards

The following types of “full value awards” may be granted, as determined by the Committee:

•        the Committee may grant awards in return for previously performed services or in return for the Participant surrendering other compensation that may be due;

•        the Committee may grant awards that are contingent on the achievement of performance or other objectives during a specified period; and

•        the Committee may grant awards subject to a risk of forfeiture or other restrictions that lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives.

Any such awards shall be subject to such conditions, restrictions and contingencies as the Committee determines. If the right to become vested in a full value award is conditioned on the completion of a specified period of service with CHAC or its subsidiaries, without achievement of performance targets or other performance objectives being required as a condition of vesting, and without it being granted in lieu of other compensation, then the required period of service shall not end prior to the first anniversary of the date of grant. If the right to become vested in a full value award is conditioned on the achievement of performance targets or performance objectives, and without it being granted in lieu of other compensation, then the required performance period shall not end prior to the first anniversary of the date of grant. In the event the Participant’s termination occurs due to death, disability or involuntary termination without cause, any unvested full value awards shall become vested only as determined by the Committee in its sole discretion.

Dividends or dividend equivalents settled in cash or CHAC Shares may be granted to a Participant in relation to a full value award with payments made either currently or credited to an account. No dividend or dividend equivalents granted in relation to a full value award that is subject to vesting shall be settled prior to the date such full value award (or applicable portion thereof) becomes vested and is settled.

Change in Control

A Change in Control shall have such effect on an award as is provided in the applicable award agreement, or, to the extent not prohibited by the Omnibus Plan or the applicable award agreement, as provided by the Committee. In the event of a Change in Control, the Committee may cancel any outstanding awards in return for cash payment of the current value of the award, determined with the award fully vested at the time of payment, provided that in the case of an option, the amount of such payment will be the excess of value of the CHAC Shares subject to the option at the time of the transaction over the exercise price (and the option will be cancelled with no payment if the value of the shares at the time of the transaction are equal to or less than the exercise price).

For the purposes of the Omnibus Plan, a “change in control” is generally deemed to occur when:

•        any person becomes the beneficial owner of 50 percent or more of CHAC’s voting stock;

•        the consummation of a reorganization, merger, consolidation, acquisition, share exchange or other corporate transaction involving our company where, immediately after the transaction, the CHAC stockholders immediately prior to the combination hold, directly or indirectly, 50 percent or less of the voting stock of the combined company;

•        the consummation of any plan of liquidation or dissolution providing for the distribution of all or substantially all of the assets of CHAC and its subsidiaries or the consummation of a sale of substantially all of the assets of CHAC and its subsidiaries; or

•        at any time during any period of two consecutive years, individuals who at the beginning of such period were members of the Board of Directors, who we refer to as Incumbent Directors, cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by CHAC’s stockholders, of each new director was approved by a vote of at least two-thirds of the Incumbent Directors.

Amendment and Termination

The Board of Directors may amend or terminate the Omnibus Plan at any time, and the Board of Directors or the Committee may amend any award granted under the Omnibus Plan, but no amendment or termination may adversely affect the rights of any Participant without the Participant’s written consent. The Board of Directors may not amend the provision of the Omnibus Plan related to re-pricing without approval of stockholders or make any material amendments to the Omnibus Plan without stockholder approval. The Omnibus Plan will remain in effect as long as any awards under the Omnibus Plan remain outstanding, but no new awards may be granted after the tenth anniversary of the date on which the stockholders approve the Omnibus Plan.

United States Income Tax Considerations

The following is a brief description of the U.S. federal income tax treatment that will generally apply to awards under the Omnibus Plan based on current U.S. income taxation with respect to Participants who are subject to U.S. income tax. Participants subject to taxation in other countries should consult their tax advisor (including Participants in Israel).

Non-Qualified Options.    The grant of a non-qualified option will not result in taxable income to the Participant. Except as described below, the Participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the CHAC Shares acquired over the exercise price for those shares. Gains or losses realized by the Participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such CHAC Shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options.    The grant of an incentive stock option will not result in taxable income to the Participant. The exercise of an incentive stock option will not result in taxable income to the Participant provided that the Participant was, without a break in service, an employee of CHAC or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the Participant is “disabled,” as that term is defined in the Internal Revenue Code).

The excess of the fair market value of the CHAC Shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the Participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the Participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the Participant will have a basis in those shares equal to the fair market value of the CHAC Shares at the time of exercise.

If the Participant does not sell or otherwise dispose of the CHAC Shares within two years from the date of the grant of the incentive stock option or within one year after the transfer of such CHAC Shares to the Participant, then, upon disposition of such CHAC Shares, any amount realized in excess of the exercise price will be taxed to the Participant as capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

If the above holding period requirements are not met, the Participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the CHAC Shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the Participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Full Value Awards.    A Participant who has been granted a full value award will not realize taxable income at the time of grant, provided that the CHAC Shares subject to the award are not delivered at the time of grant, or if the CHAC Shares are delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for U.S. income tax purposes. Upon the later of delivery or vesting of CHAC Shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares. Gains or losses realized by the Participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the Participant.

Withholding of Taxes.    CHAC may withhold amounts from Participants to satisfy withholding tax requirements. Except as otherwise provided by the Committee, Participants may satisfy withholding requirements through cash payment, by having CHAC Shares withheld from awards or by tendering previously owned CHAC Shares to CHAC to satisfy tax withholding requirements. The CHAC Shares withheld from awards may be used to satisfy not more than the maximum individual tax rate for the Participant in the applicable jurisdiction for such Participant (based on the applicable rates of the relevant tax authorities, including the Participant’s share of payroll or similar taxes, as provided in tax law, regulations, or the authority’s administrative practices, not to exceed the highest statutory rate in that jurisdiction, even if that rate exceeds the highest rate that may be applicable to the specific Participant).

Change In Control.    Any acceleration of the vesting or payment of awards under the Omnibus Plan in the event of a change in control in CHAC may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Internal Revenue Code, which may subject the Participant to a 20 percent excise tax and preclude deduction by a subsidiary.

ERISA.    The Omnibus Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended and is not intended to be qualified under Section 401 of the Internal Revenue Code.

Tax Advice

The preceding discussion is based on U.S. tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. income tax aspects of the Omnibus Plan. A Participant may also be subject to state and local taxes in connection with the grant of awards under the Omnibus Plan. In addition, a number of Participants reside outside the U.S. and are subject to taxation in other countries. The actual tax implications for any Participant will depend on the legislation in the relevant tax jurisdiction for that Participant and their personal circumstances.

What Happens If Stockholders Do Not Approve This Proposal?

In the event this proposal is not approved by stockholders, CHAC will not have the ability to grant equity compensation as a component of our executive, employee and director compensation programs.

Required Vote

Approval of the Equity Plan Adoption Proposal requires the affirmative vote of the holders of a majority of CHAC Shares represented in person or by proxy at the special meeting of CHAC stockholders and entitled to vote thereon.

New Plan Benefits

Because benefits under the Omnibus Plan will depend on the Committee’s actions and the fair market value of CHAC Shares on future dates, it is not possible to determine the benefits that will be received by directors, executive officers and other employees if the Omnibus Plan is approved by CHAC stockholders.

Board of Directors’ Recommendation

The Board of Directors recommends a vote “FOR” adoption of the Equity Plan Adoption Proposal.

THE NYSE PROPOSAL

Background and Overview

Under the terms of the Merger Agreement, CHAC is required to issue more than 20% of its issued and outstanding common stock to the shareholders of BiomX in a private placement transaction. Because of the issuance of in excess of 20% of the outstanding common stock of CHAC, we are required to obtain stockholder approval in order to comply with NYSE American Listed Company Guide Sections 712 and 713.

Under NYSE American Listed Company Guide Section 712, stockholder approval is required prior to the issuance of securities as sole or partial consideration for an acquisition of the stock or assets of another company where the present or potential issuance of common stock, or securities convertible into common stock, could result in an increase in outstanding common shares of 20% or more.

Under NYSE American Listed Company Guide Section 713, stockholder approval is required prior to the issuance of securities if such securities are not issued in a public offering and (a) the sale, issuance, or potential issuance by the issuer of common stock (or securities convertible into common stock) is equal to 20% or more of presently outstanding stock for less than market value of the stock, and (b) the issuance or potential issuance of additional shares will result in a change of control of the issuer, including, but not limited to, those issuances that constitute a reverse merger.

Effect of Proposal on Current Stockholders

If the NYSE Proposal is adopted, CHAC would issue shares representing more than 20% of its outstanding common stock in connection with the Business Combination. The issuance of such shares would result in significant dilution to the CHAC stockholders and would afford such stockholders a smaller percentage interest in the voting power, liquidation value and aggregate book value of CHAC.

If the NYSE Proposal is not approved and we consummate the Business Combination on its current terms, CHAC would be in violation of NYSE American Listed Company Guide Sections 712 and 713, which could result in the delisting of our securities from the NYSE American Stock Exchange. If the NYSE American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•        a limited availability of market quotations for our securities;

•        reduced liquidity with respect to our securities;

•        a determination that our shares are a “penny stock,” which will require brokers trading in our securities to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our securities;

•        a limited amount of news and research analyst coverage for the post-transaction company; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

It is a condition to the obligations of the Merger Sub and BiomX to close the Business Combination that CHAC’s common stock remain listed on the NYSE American Stock Exchange. As a result, if the NYSE Proposal is not adopted, the Business Combination may not be completed.

Required Vote

Approval of the NYSE Proposal requires the affirmative vote of the holders of a majority of CHAC Shares represented in person or by proxy at the special meeting of CHAC stockholders and entitled to vote thereon.

Board of Directors’ Recommendation

The Board of Directors recommends a vote “FOR” adoption of the NYSE Proposal.

THE BUSINESS COMBINATION ADJOURNMENT PROPOSAL

Purpose of the Business Combination Adjournment Proposal

In the event there are not sufficient votes for, or otherwise in connection with, the adoption of the Merger Agreement and the transactions contemplated thereby, the CHAC Board of Directors may adjourn the special meeting to a later date, or dates, if necessary, to permit further solicitation of proxies. In no event will CHAC seek adjournment which would result in soliciting of proxies, having a stockholder vote, or otherwise consummating a business combination after the date that is 24 months from the closing of the Initial Public Offering, or December 18, 2020.

Required Vote

Approval of the Business Combination Adjournment Proposal requires the affirmative vote of the holders of a majority of the CHAC Shares as of the record date represented in person or by proxy at the special meeting of CHAC stockholders and entitled to vote thereon. Adoption of the Business Combination Adjournment Proposal is not conditioned upon the adoption of any of the other proposals.

Board of Directors’ Recommendation

The Board of Directors recommends a vote “FOR” adoption of the Business Combination Adjournment Proposal.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND
OPERATING DATA OF BIOMX LTD.

The following tables set forth selected historical financial information derived from BiomX’s audited consolidated financial statements as of December 31, 2018 and 2017 and for the three years in the period ended December 31, 2018, which are included elsewhere in this proxy statement. The data below as of June 30, 2019 and 2018 and for the six months ended June 30, 2019 and 2018, has been derived from BiomX’s unaudited consolidated financial statements for such periods, which are included in this proxy statement. BiomX has prepared the unaudited consolidated financial statements on the same basis as the audited consolidated financial statements and has included, in its opinion, all adjustments, consisting only of normal recurring adjustments considered necessary for a fair presentation of the financial information set forth in those statements. Historical results are not necessarily indicative of the results to be expected for future periods.

The information is only a summary and should be read in conjunction with BiomX’s consolidated financial statements and related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of BiomX Ltd.” contained elsewhere herein. The historical results included below and elsewhere in this proxy statement are not indicative of the future performance of BiomX.

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
	USD In thousands
Research and development (“R&D”) expenses, net	2,864	1,655	5,600	3,643
Operating Loss	4,067	2,443	7, 790	5,078
Net Loss	3,778	2,672	7,003	5,378
	Year ended December 31,
	2018	2017	2016
	USD In thousands
Research and development expenses, net	9,135	4,176	1,149
Operating Loss	12,495	6,712	1,769
Net Loss	12,720	6,433	1,900

Consolidated Balance Sheet Data, USD In thousands:

	As of June 30, 2019	As of December 31,
		2018	2017
	USD In thousands
Cash and cash equivalents	16,145	8,604	6,898
Total assets	41,730	45,331	13,990
Total current liabilities	2,204	1,639	1,459
Total non-current liabilities	1,295	889	1,001
Total liabilities	3,499	2,528	2,460
Total Shareholders’ equity	38,231	42,803	11,530

COMPARATIVE SHARE INFORMATION

The following table sets forth the historical comparative share information for BiomX and CHAC on a stand-alone basis and the unaudited pro forma combined per share information after giving effect to the Business Combination, (1) assuming no CHAC stockholders exercise redemption rights with respect to their common stock upon the consummation of the Business Combination; and (2) assuming that CHAC stockholders exercise their redemption rights with respect to a maximum of 2,062,157 shares of common stock upon consummation of the Business Combination.

The historical information should be read in conjunction with the information in the sections entitled “Selected Historical Financial Information of CHAC” and “Selected Historical Consolidated Financial and Other Data of BiomX” and the historical financial statements of CHAC and BiomX incorporated by reference in or included elsewhere in this proxy statement. The unaudited pro forma condensed combined per share information is derived from, and should be read in conjunction with, the information contained in the section of this proxy statement entitled “Unaudited Pro Forma Combined Financial Information.”

The unaudited pro forma combined share information below does not purport to represent what the actual results of operations or the earnings per share would been had the companies been combined during the periods presented, nor to project the Company’s results of operations or earnings per share for any future date or period. The unaudited pro forma combined stockholders’ equity per share information below does not purport to represent what the value of CHAC and BiomX would have been had the companies been combined during the periods presented.

(in thousands, except share and per share data)

	BiomX	CHAC	Pro Forma Combined Assuming No Redemptions into Cash	Pro Forma Combined Assuming Maximum Redemptions into Cash
Six Months Ended June 30, 2019
Net (loss) income	$(7,003)	$337	$(6,908)	$(6,908)
Stockholders’ equity	38,231	5,000	107,901	87,020
Weighted average shares outstanding – basic and diluted		1,996,149	25,375,000	22,812,843
Basic and diluted net loss per share		(0.15)	(0.27)	(0.30)
Stockholders’ equity per share – basic and diluted		2.50	4.25	3.81
Year Ended December 31, 2018 (BiomX) and Twelve Months Ended December 31, 2018 (CHAC)
Net (loss) income	$(12,720)	$9	$(12,737)	$(12,737)
Weighted average shares outstanding – basic and diluted		1,782,502	25,375,000	22,812,843
Basic and diluted net loss per share		(0.01)	(0.50)	(0.56)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF BIOMX LTD.

You should read the following discussion and analysis of BiomX’s financial condition and results of operations together with its consolidated financial statements and the related notes. Some of the information contained in this discussion and analysis or set forth elsewhere, including information with respect to its plans and strategy for its business and related financing, includes forward-looking statements that involve risks, uncertainties and assumptions. You should read the “Special Note Regarding Forward-Looking Statements” and “Risk Factors” for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

BiomX is a preclinical stage microbiome product discovery company developing products using both natural and engineered phage technologies designed to target and destroy bacteria that affect the appearance of skin, as well as harmful bacteria in chronic diseases, such as inflammatory bowel disease (“IBD”), liver disease and cancer. Bacteriophage or phage are viruses that target bacteria and are considered inert to mammalian cells. By developing proprietary combinations of naturally occurring phage and by creating novel phage using synthetic biology, BiomX develops phage-based therapies intended to address large-market and orphan diseases.

Since inception in 2015, BiomX has devoted substantially all its resources to organizing and staffing its company, raising capital, acquiring rights to or discovering product candidates, developing its technology platforms, securing related intellectual property rights, and conducting discovery, research and development activities for its product candidates. It does not have any products approved for sale, its products are still in the preclinical development stage, and it has not generated any revenue from product sales. As BiomX moves from its product candidates from preclinical to clinical stage, it expects its expenses to increase. To date, it has funded its operations with proceeds from sales of common and preferred shares. Through June 30, 2019, BiomX had received gross proceeds of approximately $60.1 million from sales of its common and preferred shares. In addition, BiomX received approximately $108 thousand from its collaboration agreements during 2018 and recorded a reduction from research and development expenses of $95 thousand during the six months ended June 30, 2019.

Since inception, BiomX has incurred significant operating losses. BiomX’s ability to generate product revenue sufficient to achieve profitability will depend on the successful development of, the receipt of regulatory approval for, and eventual commercialization of one or more of BiomX’s product candidates. BiomX’s net losses were approximately $12.7 million, $6.4 million and $1.9 million for the years ended December 31, 2018, 2017 and 2016, respectively. BiomX’s net losses were approximately $7.0 million and $5.4 million for the six months ended June 30, 2019 and 2018, respectively. As of June 30, 2019, BiomX had an accumulated deficit of $28.6 million and expects that for the foreseeable future it will continue to incur significant expenses as BiomX advances its product candidates from discovery through preclinical development and clinical trials and seeks regulatory approval of its product candidates. In addition, if BiomX obtains regulatory approval for any of its product candidates, it would expect to incur significant commercialization expenses related to product manufacturing, marketing, sales and distribution.

BiomX may also incur expenses in connection with in-licensing or acquiring additional product candidates. In November 2017, BiomX entered into a share purchase agreement to acquire all of the outstanding share capital of RondinX Ltd., a company organized under the laws of Israel. BiomX may incur expenses in the future in connection with similar acquisitions.

As a result, BiomX will need substantial additional funding to support its continuing operations and pursue the clinical development process. Until such time as it can generate revenue from product sales, if ever, BiomX expects to finance its operations with proceeds from outside sources, including sales of its securities, milestone payments from collaboration and licensing deals it may enter into and other outside funding sources. It may be unable to raise additional funds or enter into such other agreements or arrangements when needed on favorable terms, or at all. If it fails to raise capital or enter into such agreements as, and when, needed, BiomX may have to significantly delay, scale back or discontinue the clinical development of one or more of its product candidates.

Because of the numerous risks and uncertainties associated with product development, BiomX is unable to predict the timing or amount of increased expenses or when or if it will be able to achieve or maintain profitability. BiomX anticipates that its general and administrative expenses will increase following the completion of the Business Combination because of the increased costs associated with being a public company, including significant legal, accounting, investor relations and other expenses that it did not incur as a private company. Even if it is able to generate product sales, it may not become profitable. If it fails to become profitable or is unable to sustain profitability on a continuing basis, BiomX may be unable to continue its operations at planned levels and be forced to reduce or terminate its operations.

At June 30, 2019, it had cash and cash equivalents and short-term deposits of $34.9 million. BiomX believes that its existing cash and cash equivalents and short-term deposits, together with those from CHAC, will enable it to fund its operating expenses and capital expenditure requirements for at least the next 24 months, as discussed further below under “ — Liquidity and Capital Resources.”

Components of BiomX’s Consolidated Results of Operations

Revenue

To date, BiomX has not generated any revenue from product sales and does not expect to generate any revenue from product sales in the near future. If development efforts for BiomX’s product candidates are successful and result in any necessary regulatory approvals or otherwise lead to any commercialized products or additional license agreements with third parties, it may generate revenue in the future from product sales.

Operating Expenses

Research and Development Expenses, net

Research and development expenses consist primarily of costs incurred in connection with the discovery and development of BiomX’s product candidates. It expenses research and development costs as incurred, offset by IIA grants. These expenses include:

•        license maintenance fees and milestone fees incurred in connection with various license agreements;

•        expenses incurred under agreements with CROs, CMOs, as well as investigative sites and consultants that conduct BiomX’s clinical trials, preclinical studies and other scientific development services;

•        manufacturing scale-up expenses and the cost of acquiring and manufacturing preclinical and clinical trial materials;

•        employee-related expenses, including salaries, related benefits, travel and share-based compensation expenses for employees engaged in research and development functions, as well as external costs, such as fees paid to outside consultants engaged in such activities;

•        costs related to compliance with regulatory requirements; and

•        depreciation and other expenses.

BiomX recognizes external development costs based on an evaluation of the progress to completion of specific tasks using information provided to it by its service providers.

BiomX does not allocate employee costs or facility expenses, including depreciation or other indirect costs, to specific programs because these costs are deployed across multiple programs and, as such, are not separately classified. It uses internal resources primarily to oversee the research and discovery as well as for managing BiomX’s preclinical development, process development, manufacturing and clinical development activities. These employees work across multiple programs and, therefore, it does not track their costs by program.

The table below summarizes BiomX’s research and development expenses incurred by program:

	Six Months Ended June 30,		Year Ended December 31,
	2019	2018	2018	2017	2016
	(in thousands)
BX001	$741	$674	$1,708	$821	$745
BX002	661	707	1,430	480	—
BX003	847	49	436	—	—
Colorectal cancer	223	27	175	17	—
Salaries and related benefits	2,603	1,87 2	4,595	2,817	675
Depreciation	205	99	210	95	27
Infrastructure & other unallocated R&D expenses	714	861	1,227	606	4
Less grants from the IIA & Income from collaborations	(394)	(646)	(646)	(660)	(302)
Total research and development expenses	$5,600	$3,643	$9,135	$4,176	$1,149

Research and development activities are central to BiomX’s business. Product candidates in later stages of clinical development generally have higher development costs than those in earlier stages of clinical development, primarily due to the increased size and duration of later-stage clinical trials. As a result, BiomX expects that its research and development expenses will increase substantially over the next several years, particularly as it increases personnel costs, including share-based compensation, contractor costs and facilities costs, as it continues to advance the development of its product candidates. BiomX also expects to incur additional expenses related to milestone and royalty payments payable to third parties with whom it has entered into license agreements to acquire the rights to its product candidates.

General and Administrative Expenses

General and administrative expenses consist primarily of salaries, related benefits, travel and share-based compensation expenses for personnel in executive, finance and administrative functions. General and administrative expenses also include professional fees for legal, consulting, accounting and audit services.

BiomX anticipates that its general and administrative expenses will increase in the future as BiomX increases its headcount to support its continued research activities and development of its product candidates. It also anticipates that it will incur increased accounting, audit, legal, regulatory, compliance, director and officer insurance costs as well as investor and public relations expenses associated with being a public company. BiomX anticipates the additional costs for these services will substantially increase its general and administrative expenses. Additionally, if and when it believes a regulatory approval of a product candidate appears likely, BiomX anticipates an increase in payroll and expenses as a result of BiomX’s preparation for commercial operations, especially as it relates to the sales and marketing of BiomX’s product candidate.

Financial expenses, net

Financial expenses, net consist primarily of income or expenses related to revaluation of foreign currencies and interest income on BiomX’s bank deposits.

Consolidated Results of Operations

Comparison of the six-month periods ended June 30, 2019 and 2018:

The following table summarizes BiomX’s consolidated results of operations for the six months ended June 30, 2019 and 2018:

	Six months ended June 30,
	2019	2018
	In thousands
Research and development expenses, net	$5,600	$3,643
General and administrative expenses	2,190	1,435
Operating Loss	7,790	5,078
Financial expenses (income), net	(787)	300
Loss for the Year	$7,003	$5,378

Research and Development Expenses, net

Research and development expenses, net, were $5.6 million for the six months ended June 30, 2019, compared to $3.6 million for the six months ended June 30, 2018. The increase of $2.0 million, or 53.7%, in the six months ended June 30, 2019, compared to the prior period is primarily due to significant expansion of BiomX’s BX003 and colorectal cancer programs as well as an increase of $0.7 million in salaries and related expenses, as a result of BiomX increasing research and development headcount significantly in 2019.

General and Administrative Expenses

General and administrative expenses were $2.2 million for the six months ended June 30, 2019, compared to $1.4 million for the six months ended June 30, 2018. The increase of $0.8 million, or 52.6%, in the six months ended June 30, 2019, compared to the prior period primarily reflected an increase of $0.2 million in personnel-related costs, due to the hiring of additional personnel in BiomX’s general and administrative and operations functions as well as an increase of $0.2 million in share based payments and $0.3 million of transaction expenses.

Comparison of the Years Ended December 31, 2018 and 2017

The following table summarizes BiomX’s consolidated results of operations for the years ended December 31, 2018 and 2017:

	Year ended December 31,
	2018	2017
	In thousands
Research and development expenses, net	$9,135	$4,176
General and administrative expenses	3,360	2,536
Operating Loss	12,495	6,712
Revaluation of convertible security	—	—
Financial expenses, net	225	(279)
Loss for the Year	$12,720	$6,433

Research and Development Expenses, net

Research and development expenses were $9.1 million for the year ended December 31, 2018, compared to $4.2 million for the year ended December 31, 2017. The increase of $4.9 million, or 119%, in the year ended December 31, 2018, compared to the prior year is primarily due to significant expansion of BiomX’s BX002 and BX001 programs in 2018, and launch of its BX003 and colorectal cancer programs, as well as an increase of $2.1 million in salaries and related expenses, as a result of BiomX increasing research and development headcount significantly in 2018.

General and Administrative Expenses

General and administrative expenses were $3.4 million for the year ended December 31, 2018, compared to $2.5 million for the year ended December 31, 2017. The increase of $0.9 million, or 32.5%, primarily reflected an increase of $0.5 million in personnel-related costs and an increase of $0.1 million in facilities related costs. These increases were mainly due to the hiring of additional personnel in BiomX’s general and administrative, operations and business development functions.

Comparison of the Years Ended December 31, 2017 and 2016

The following table summarizes BiomX’s consolidated results of operations for the years ended December 31, 2017 and 2016:

	Year ended December 31,
	2017	2016
	In thousands
Research and development expenses, net	$4,176	$1,149
General and administrative expenses	2,536	620
Operating Loss	6,712	1,769
Revaluation of convertible security	—	133
Financial expenses, net	(279)	(2)
Loss for the Year	$6,433	$1,900

Research and Development Expenses, net

Research and development expenses were $4.2 million for the year ended December 31, 2017, compared to $1.1 million for the year ended December 31, 2016. The increase of $3.1 million, or 263%, in the year ended December 31, 2017 compared to the prior year, is primarily due to launch of BiomX’s BX002 program in 2017, and advancing and expanding its BX001 program, including manufacturing activities, as well as an increase of $1.4 million in employee — related expenses and an increase of $0.6 million in other unallocated discovery and platform-related expense.

General and Administrative Expenses

General and administrative expenses were $2.5 million for the year ended December 31, 2017, compared to $0.6 million for the year ended December 31, 2016. The increase of $1.9 million, or 309%, primarily reflected increases of $0.6 million in personnel related costs, $0.2 million for non-cash share-based payments, $0.2 million in facilities related costs, $0.2 million for recruitment expenses and $0.3 million in professional fees. These increases were due to the hiring of additional personnel in BiomX’s general and administrative, operation and business development functions, as well as the lease of office and lab space.

Liquidity and Capital Resources

Since inception, BiomX has not generated any revenue and has incurred significant operating losses and negative cash flows from its operations. BiomX has funded its operations to date primarily with proceeds from the sale of its common and preferred shares. Through June 30, 2019, BiomX had received gross cash proceeds of approximately $60.1 million from sales of its common and preferred shares. In addition, BiomX received approximately $108 thousand from its collaboration agreements in 2018, and recorded a reduction from research and development expenses of $95 thousand during the six-month period ended June 30, 2019.

Cash in excess of immediate requirements is invested primarily with a view to liquidity and capital preservation.

Cash Flows

The following table summarizes BiomX’s cash flows for each of the periods presented:

	Six Months Ended June 30,		Year Ended December 31,
	2019	2018	2018	2017	2016
	(in thousands)
Net cash used in operating activities	$(5,928)	$(4,958)	$(11,304)	$(4,100)	$(1,336)
Net cash provided by (used in) investing activities	11,672	(1,505)	(30,038)	(2,116)	(98)
Net cash provided by financing activities	1,800	13,000	43,042	12,953	1,200
Net increase (decrease) in cash and cash equivalents	$7,544	$6,537	$1,700	$6,737	$(234)

Operating Activities

Net cash used in operating activities for the six months ended June 30, 2019 included BiomX’s net loss of $7.0 million, net cash provided by changes in BiomX’s operating assets and liabilities of $0.2 million and non-cash charges of $0.9 million, which included share-based compensation expenses of $0.6 million and depreciation of $0.2 million. Net changes in BiomX’s operating assets and liabilities for the six months ended June 30, 2019 consisted primarily of an increase in other account payables of $0.1 million and an increase of $0.3 million in trade account payables, offset by an increase of $0.1 million in other receivables and a decrease of $0.1 in related party balances.

Net cash used in operating activities for the six months ended June 30, 2018 included BiomX’s net loss of $5.4 million, net cash used by changes in BiomX’s operating assets and liabilities of $0.1 million and non-cash charges of $0.6 million, which included share-based compensation expenses of $0.5 million and depreciation of $0.1 million. Net changes in BiomX’s operating assets and liabilities for the six months ended June 30, 2018 consisted primarily of a decrease in other account payables of $0.1 million and a decrease of $0.1 million in trade account payables, offset by an increase of $0.1 million in other receivables.

Net cash used in operating activities for the year ended December 31, 2018 included BiomX’s net loss of $12.7 million, net cash used by changes in BiomX’s operating assets and liabilities of $0.4 million and non-cash charges of $1.2 million, which included share-based compensation expenses of $1.0 million and depreciation of $0.2 million, offset by non-cash revaluation of contingent liabilities expenses of $0.1 million. Net changes in BiomX’s operating assets and liabilities for the year ended December 31, 2018 consisted primarily of an increase in other account payables of $0.4 million and a decrease of $0.2 million in other receivables, offset by a decrease of $0.2 million in trade account payables.

Net cash used in operating activities for the year ended December 31, 2017 included BiomX’s net loss of $6.4 million, net cash used by changes in BiomX’s operating assets and liabilities of $0.9 million and non-cash charges of $1.4 million, which included share-based compensation expenses of $1.3 million and depreciation of $0.1 million. Net changes in BiomX’s operating assets and liabilities for the year ended December 31, 2017 consisted primarily of an increase in other account payables of $0.8 million, mainly due to increase in payables to employees and related institutions, and an increase in trade account payables of $0.4 million, mainly due to the increase in BiomX’s activity and expenses, offset by an increase of $0.2 million in other receivables.

Net cash used in operating activities for the year ended December 31, 2016 included BiomX’s net loss of $1.9 million, net cash provided by changes in BiomX’s operating assets and liabilities of $0.2 million and net non-cash charges of $0.3 million, which included share-based compensation expenses of $0.2 million and a non-cash revaluation of convertible security income of $0.1 million. Net changes in BiomX’s operating assets and liabilities for the year ended December 31, 2016 consisted primarily of an increase of $0.1 million in other account payables and a decrease of $0.1 million in other receivables.

Investing Activities

During the six months ended June 30, 2019, net cash provided by investing activities was $11.7 million, mainly as a result of a decrease in short-term deposits of $12.4 million offset by purchases of property and equipment of $0.8 million, which consisted primarily of laboratory and office equipment.

During the six months ended June 30, 2018, net cash used by investing activities was $1.5 million, mainly as a result of an investment in short-term deposits of $1.3 million and purchases of property and equipment of $0.2 million, which consisted primarily of laboratory and office equipment.

During the year ended December 31, 2018, net cash used by investing activities was $30.0 million, mainly as a result of investment in short-term deposits of $29.9 million and purchases of property and equipment of $0.1 million, which consisted primarily of laboratory and office equipment.

During the year ended December 31, 2017, net cash used by investing activities was $2.1 million, mainly as a result of investment in short-term deposits of $1.2 million and purchases of property and equipment of $0.9 million, which consisted primarily of laboratory and office equipment and leasehold improvements.

During the year ended December 31, 2016, net cash used by investing activities was $0.1 million for purchases of property and equipment consisting primarily of laboratory equipment.

Financing Activities

During the six months ended June 30, 2019, net cash provided by financing activities was $1.8 million, consisting of net proceeds from the sale of BiomX’s Series B preferred shares in January 2019.

During the six months ended June 30, 2018, net cash provided by financing activities was $13 million, consisting of net proceeds from the sale of BiomX’s Series A preferred shares in February 2018.

During the year ended December 31, 2018, net cash provided by financing activities was $43.0 million, consisting of net proceeds from the sale of BiomX’s Series A preferred shares in February 2018 and the sale of BiomX’s Series B preferred shares in November and December 2018.

During the year ended December 31, 2017, net cash provided by financing activities was $12.9 million, consisting of net proceeds from the sale of BiomX’s Series A preferred shares in February 2017 and December 2017.

During the year ended December 31, 2016, net cash provided by financing activities was $1.2 million, consisting of issuances of convertible securities.

Funding Requirements

BiomX expects its expenses to increase substantially in connection with its ongoing activities, particularly as it advances the preclinical activities and clinical trials of its product candidates. In addition, it expects to incur additional costs associated with operating as the subsidiary of a public company. BiomX’s expenses will also increase as it:

•        continues development of its product candidates, including its lead product candidate, BX001;

•        completes IND-enabling activities and prepares to initiate clinical trials for BiomX’s other product candidates;

•        initiates additional clinical trials and preclinical studies for BiomX’s product candidates in its pipeline;

•        seeks to identify and develop or in-license or acquire additional product candidates and technologies;

•        seeks regulatory approvals for BiomX’s product candidates that successfully complete clinical trials, if any;

•        establishes a sales, marketing and distribution infrastructure to commercialize any product candidates for which it may obtain regulatory approval;

•        hires and retains additional personnel, such as clinical, quality control, commercial and scientific personnel;

•        expands BiomX’s infrastructure and facilities to accommodate its growing employee base, including adding equipment and physical infrastructure to support its research and development; and

•        transitions to operating as a subsidiary of a public company.

BiomX believes that its existing cash and cash equivalents, together with CHAC’s existing resources, will enable it to fund its operating expenses and capital expenditure requirements for at least the next 24 months. It has based these estimates on assumptions that may prove to be wrong, and it could utilize BiomX’s available capital resources sooner than it expects. If it receives regulatory approval for BiomX’s product candidates, it expects to incur significant commercialization expenses related to product manufacturing, sales, marketing and distribution, depending on where it chooses to commercialize.

Until such time, if ever, that BiomX can generate product revenue sufficient to achieve profitability, BiomX expects to finance its cash needs through the sales of its securities, milestone payments and other outside funding sources. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting its ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. If it raises additional funds through government and other third-party funding, collaboration agreements, strategic alliances, licensing arrangements or marketing and distribution arrangements, BiomX may have to relinquish valuable rights to its technologies, future revenue streams, research programs or product candidates or grant licenses on terms that may not be favorable to it. If it is unable to raise additional funds through equity or debt financings when needed, BiomX may be required to delay, limit, reduce or terminate its product development or future commercialization efforts or grant rights to develop and market products or product candidates that it would otherwise prefer to develop and market by itself.

Contractual Obligations and Commitments

The following table summarizes BiomX’s contractual obligations as of June 30, 2019 and the effects that such obligations are expected to have on BiomX’s liquidity and cash flows in future periods:

	Payments Due by Period
	Total	Less than 1 Year	1 to 3 Years	4 to 5 Years	More than 5 Years
	(in thousands)
Operating and related lease commitments	$781	$257	$513	$11	$—
License fee commitments	$3,885	$115	$360	$400	$3,010
Consultancy fee commitments	$232	$192	$40	—	—
Total	$4,898	$564	$913	$411	$3,010

In addition, pursuant to BiomX’s research and license agreements, it is required to make certain milestone and royalty payments to its licensors and collaborators. See “BiomX Ltd.’s Business — Material Agreements — License Agreements” and Financial Statements — Note 8 — Commitments and Contingent Liabilities for additional details regarding its payment obligations to these licensors.

Pursuant to the Share Purchase Agreement of RondinX, dated November 19, 2017 (the “RondinX SPA”), BiomX is required to issue its shares and/or cash, and/or the combination of cash and shares to the former shareholders of RondinX who are party to the RondinX SPA, upon the occurrence of certain milestones.

BiomX received grants from the IIA. According to the terms of such grants, it will pay royalties of 3% to 3.5% of future sales up to the accumulated grant received including annual interest of LIBOR linked to the U.S. Dollar, provided however, that it shall not be obligated to repay such grants if no sales were generated. As of June 30, 2019, no sales were generated. BiomX may be obligated to pay additional royalties upon the occurrence of certain events as determined by the IIA that are within the control of BiomX.

Critical Accounting Policies and Significant Judgments and Estimates

BiomX’s consolidated financial statements are prepared in accordance with GAAP in the United States. The preparation of BiomX’s consolidated financial statements and related disclosures requires it to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue, costs and expenses, and the disclosure of contingent assets and liabilities in BiomX’s financial statements. BiomX bases its estimates on historical experience, known trends and events and various other factors that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. BiomX evaluates its estimates and assumptions on an ongoing basis. BiomX’s actual results may differ from these estimates under different assumptions or conditions.

While BiomX’s significant accounting policies are described in more detail in Note 2 to BiomX’s consolidated financial statements, BiomX believes that the following accounting policies are those most critical to the judgments and estimates used in the preparation of its consolidated financial statements.

Share-Based Compensation

BiomX applies ASC 718-10, “Share-Based Payment,” which requires the measurement and recognition of compensation expenses for all share-based payment awards made to employees and directors, including employee stock options under BiomX’s stock plans based on estimated fair values.

ASC 718-10 requires that BiomX estimate the fair value of equity-based payment awards on the date of grant using an option-pricing model. The fair value of the award is recognized as an expense over the requisite service periods in BiomX’s statements of comprehensive loss. BiomX recognizes share-based award forfeitures as they occur, rather than estimate by applying a forfeiture rate.

In June 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2018-07, “Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting”, which simplifies the accounting for nonemployee share-based payment transactions by aligning the measurement and classification guidance, with certain exceptions, to that for share-based payment awards to employees. The amendments expand the scope of the accounting standard for share-based payment awards to include share-based payment awards granted to non-employees in exchange for goods or services used or consumed in an entity’s own operations and supersedes the guidance related to equity-based payments to non-employees. The Company adopted these amendments on January 1, 2019.

BiomX recognizes compensation expenses for the fair value of non-employee awards over the requisite service period of each award.

BiomX estimates the fair value of stock options granted as equity awards using a Black-Scholes options pricing model. The option-pricing model requires a number of assumptions, of which the most significant are share price, expected volatility and the expected option term (the time from the grant date until the options are exercised or expire). BiomX determines the fair value per share of the underlying stock by taking into consideration its most recent sales of stock as well as additional factors that BiomX deems relevant. BiomX has historically been a private company and lacks company-specific historical and implied volatility information of its stock. Expected volatility is estimated based on volatility of similar companies in the biotechnology sector. BiomX has historically not paid dividends and has no foreseeable plans to issue dividends. The risk-free interest rate is based on the yield from governmental zero-coupon bonds with an equivalent term. The expected option term is calculated for options granted to employees and directors using the “simplified” method. Grants to non-employees are based on the contractual term. Changes in the determination of each of the inputs can affect the fair value of the options granted and the results of operations of BiomX.

The following table sets forth by grant date the number of shares subject to options granted between November 2015 and the date hereof, the per share exercise price of the options, the fair value of stock per share on each grant date, and the per share estimated fair value of the options:

Grant Date	Number of Shares Subject to Options Granted	Per Share Exercise Price of Options	Fair Value of Ordinary Shares on Grant Date	Per Share Estimated Fair Value of Options
November 22, 2015	145,539	0.003	1.337	1.33
November 22, 2015	34,600	1.300	1.337	0.98
August 29, 2016	31,300	0.003	1.337	1.33
August 29, 2016	6,926	4.100	1.337	0.73
November 13, 2016	69,257	1.300	1.337	0.98
December 27, 2016	20,777	1.337	1.300	0.98
March 26, 2017	319,611	4.089	4.089	3.02
March 26, 2017	46,244	0.003	4.089	4.08
May 17, 2017	40,165	4.089	4.089	3.02
June 25, 2017	16,066	4.089	4.089	3.07
September 18, 2017	26,689	4.089	4.089	3.02
January 18, 2018	44,984	4.089	4.089	2.94
May 25, 2018	173,971	4.771	4.771	3.56
June 27, 2018	52,367	4.771	4.771	3.55
September 4, 2018	25,891	4.771	4.771	3.56
December 5, 2018	110,326	4.909	4.909	3.54
March 29, 2019	215,403	4.909	4.909	3.73

Business Combination

BiomX accounted for the acquisition of RondinX Ltd. using the acquisition method of accounting, which required it to estimate the fair values of the assets acquired and liabilities assumed. This included acquired in-process research and development and contingent consideration. Significant changes in assumptions and estimates subsequent to completing the allocation of the purchase price to the assets and liabilities acquired, as well as differences in actual and estimated results, could impact BiomX’s financial results. Adjustments to the fair value of contingent consideration are recorded in earnings.

In-process research and development

In-process research and development acquired in a business combination were recognized at fair value as of the acquisition date and subsequently accounted for as indefinite-lived intangible assets until completion or abandonment of the associated R&D efforts.

BiomX reviews these intangible assets at least annually for impairment, or whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.

Quantitative and Qualitative Disclosures about Market Risks

Interest Rate Risk

As of June 30, 2019, BiomX had cash and cash equivalents, restricted cash and short term bank deposits of $34.9 million, which consisted of cash, restricted cash and short term bank deposits.

Foreign Currency Exchange Risk

BiomX is exposed to foreign exchange rate risk. BiomX’s headquarters are located in Israel, where the majority of its general and administrative expenses and research and development costs are incurred in Israeli new shekels. During each of the years ended December 31, 2018, 2017 and 2016, and each of the six-month periods ended June 30, 2019 and 2018, BiomX recognized foreign currency transaction income (loss) of $(0.3), $0.3, $0.8, $0.4 and $(0.3) million, respectively. BiomX’s functional currency is the U.S. Dollar. These foreign currency transaction gains and losses were recorded in financial expenses, net in its consolidated statements of comprehensive loss. BiomX believes that a 10% change in the exchange rate between the U.S. Dollar and Israeli new shekel would not have a material impact on its financial position or results of operations.

As BiomX continues to grow its business, its results of operations and cash flows will be subject to fluctuations due to changes in foreign currency exchange rates, which could adversely impact BiomX’s results of operations. To date, it has not entered into any foreign currency hedging contracts to mitigate BiomX’s exposure to foreign currency exchange risk.

Emerging Growth Company Status

BiomX is, and the post-combination company will be, an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. BiomX may take advantage of these exemptions until it is no longer an emerging growth company. Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period afforded by the JOBS Act for the implementation of new or revised accounting standards. BiomX has irrevocably elected not to avail itself of this extended transition period and, as a result, it will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies. BiomX may take advantage of these exemptions up until the last day of the fiscal year following the fifth anniversary of BiomX’s first registration statement filed under the United States Securities Act of 1933, as amended, or such earlier time that it is no longer an emerging growth company. BiomX would cease to be an emerging growth company if it has more than $1.07 billion in annual revenue, it has more than $700.0 million in market value of its shares held by non-affiliates (and it has been a public company for at least 12 months and have filed one annual report on Form 10-K) or it issues more than $1.0 billion of non-convertible debt securities over a three-year period.

Off-Balance Sheet Arrangements

BiomX did not have, during the periods presented, and it does not currently have, any off-balance sheet arrangements, as defined in the rules and regulations of the Securities and Exchange Commission.

Recently Issued Accounting Pronouncements

A description of recently issued accounting pronouncements that may potentially impact BiomX’s financial position and results of operations is disclosed in Note 2 to BiomX’s audited consolidated financial statements.

SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Introduction

CHAC is providing the following unaudited pro forma combined financial information to aid you in your analysis of the financial aspects of the Business Combination.

The unaudited pro forma combined balance sheet as of June 30, 2019 gives pro forma effect to the Business Combination as if it had been consummated as of that date. The unaudited pro forma combined statements of operations for the six months ended June 30, 2019 and the twelve months ended December 31, 2018 gives pro forma effect to the Business Combination as if it had occurred as of January 1, 2018. This information should be read together with BiomX’s audited financial statements and related notes and CHAC’s respective unaudited and audited financial statements and related notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations of BiomX Ltd.,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of CHAC” and other financial information included elsewhere in this proxy statement.

The unaudited pro forma combined balance sheet as of June 30, 2019 has been prepared using the following:

•        BiomX’s unaudited historical interim consolidated balance sheet as of June 30, 2019

•        CHAC’s audited historical consolidated balance sheet as of June 30, 2019, incorporated by reference into this proxy statement

The unaudited pro forma combined statement of operations for the six months ended June 30, 2019 has been prepared using the following:

•        BiomX’s unaudited historical interim consolidated statement of operations for the six months ended June 30, 2019

•        CHAC’s audited historical consolidated statement of operations for the year ended June 30, 2019, incorporated by reference into this proxy statement

The unaudited pro forma combined statement of operations for the twelve months ended December 31, 2018 has been prepared using the following:

•        BiomX’s audited historical consolidated statement of comprehensive loss for the year ended December 31, 2018, as included elsewhere in this proxy statement

•        CHAC’s unaudited condensed statements of operations for the six months ended June 30, 2018 and the six months ended December 31, 2018

Description of the Transaction

On July 16, 2019, CHAC, Merger Sub, and BiomX entered into the Merger Agreement pursuant to which, subject to the satisfaction or waiver of certain conditions set forth therein, BiomX will merge with the Merger Sub with BiomX surviving the merger in accordance with the Israeli Companies Law as a wholly owned direct subsidiary of CHAC. For more information about the Business Combination, please see the section entitled “The Business Combination Proposal.” A copy of the Merger Agreement is attached to this proxy statement as Annex A.

Accounting for the Business Combination

The Business Combination will be accounted for as a “reverse merger” in accordance with GAAP. Under this method of accounting, CHAC will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the assumption that BiomX’s shareholders will hold a majority of the voting power of the combined company, BiomX’s operations comprising the ongoing operations of the combined entity, BiomX’s designees comprising a majority of the governing body of the combined company, and BiomX’s senior management comprising the senior management of the combined company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of a capital transaction in which BiomX is issuing stock for the net assets of CHAC. The net assets of CHAC will be stated at historical cost, with no goodwill or other intangible assets recorded. The post-acquisition financial statements of CHAC will show the consolidated balances and transactions of CHAC and BiomX as well as comparative financial information of BiomX (the acquirer for accounting purposes).

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Business Combination, are factually supportable and are expected to have a continuing impact on the results of operations of the combined company. The adjustments presented on the unaudited pro forma combined financial statements have been identified and presented to provide an understanding of the combined company upon consummation of the Business Combination for illustrative purposes.

The unaudited pro forma combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. BiomX and CHAC have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

There is no historical activity with respect to Merger Sub, and accordingly, no adjustments were required with respect to this entity in the pro forma combined financial statements.

The unaudited pro forma combined financial information has been prepared assuming two alternative levels of redemption into cash of CHAC Shares:

•        Scenario 1 — Assuming no redemptions for cash:    This presentation assumes that no CHAC stockholders exercise redemption rights with respect to their common stock upon consummation of the Business Combination; and

•        Scenario 2 — Assuming redemptions of 2,062,157 shares of CHAC common stock for cash:    This presentation assumes that CHAC stockholders exercise their redemption rights with respect to a maximum of 2,062,157 shares of common stock upon consummation of the Business Combination at a redemption price of approximately $10.13 per share. The maximum redemption amount is derived so that there is a minimum remaining in our trust account of $50,000,000, after giving effect to the payments to redeeming stockholders.

Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma combined financial statements are an aggregate of 16,625,000 CHAC shares to be issued to BionmX shareholders, comprised of 15,027,781 CHAC shares to be issued to BiomX shareholders and 1,597,219 vested options and warrants to be issued to BiomX securityholders to purchase CHAC shares. The Company included the vested options and warrants in the presentation of CHAC shares issued as the Company assumed the shareholders would exercise their options and warrants since the exercise price is lower than the fair value and are therefore deemed to be in the money.

After the Business Combination, assuming no redemptions of common stock for cash, CHAC’s current public stockholders will own approximately 20% of the outstanding CHAC Shares, CHAC’s current directors, officers and affiliates will own approximately 7% of the outstanding CHAC Shares, and the former stockholders of BiomX will own approximately 73% of the outstanding CHAC Shares. Assuming redemption by holders of 2,062,157 CHAC’s outstanding common stock, CHAC public stockholders will own approximately 13% of the outstanding CHAC Shares, CHAC’s Sponsor and current directors, officers and affiliates will own approximately 5% of the outstanding CHAC Shares, and the former stockholders of BiomX will own approximately 82% of the outstanding CHAC Shares. The above numbers (i) include the Escrow Shares and (ii) assume that there are no purchase price adjustments or indemnification payments.

PRO FORMA COMBINED BALANCE SHEET
AS OF JUNE 30, 2019
(in thousands)
(UNAUDITED)

			Scenario 1 Assuming No Redemptions into Cash			Scenario 2 Assuming Maximum Redemptions into Cash
	(A) BiomX	(B) Chardan	Pro Forma Adjustments		Pro Forma Balance Sheet	Pro Forma Adjustments		Pro Forma Balance Sheet
Assets
Current assets:
Cash and cash equivalents	$16,145	$697	$70,881	(1)
			(1,300)	(2)
			(500)	(3)	$85,923	(20,881)	(4)	$65,042
Restricted cash	92	—	—		92	—		92
Short-term deposits	18,617	—	—		18,617	—		18,617
Related party receivable	45	—	—		45	—		45
Other receivables	228	—	—		228	—		228
Prepaid expenses and other current assets	—	40	—		40	—		40
Total Current Assets	35,127	737	69,081		104,945	(20,881)		84,064
Marketable securities held in Trust Account	—	70,881	(70,881)	(1)	—	—		—
Operating lease right-of-use asset	594	—	—		594	—		594
Property and equipment, net	1,448	—	—		1,448	—		1,448
In-process research and development	4,556	—	—		4,556	—		4,556
Other assets	5	1	—		6	—		6
Total Assets	$41,730	$71,619	$(1,800)		$111,549	$(20,881)		$90,668

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$2,002	$235	$(222)	(2)	$2,015	$—		$2,015
Short-term leases	202	—	—		202	—		202
Taxes payable	—	136	—		136	—		136
Total Current Liabilities	2,204	371	(222)		2,353	—		2,353
Promissory note – related party	—	500	(500)	(3)	—	—		—
Contingent liabilities	903	—	—		903	—		903
Long-term lease liabilities	392	—	—		392	—		392
Total Liabilities	3,499	871	(722)		3,648	—		3,648

Commitments and Contingencies

Common stock subject to redemption	—	65,748	(65,748)	(4)	—	—		—

Stockholders’ Equity
Ordinary shares	3	—	(3)	(5)	—	—		—
Preferred shares	9	—	(9)	(5)	—	—		—
Common stock	—	—	1	(4)
			2	(5)	3	(1)	(4)	2
Additional paid-in capital	66,831	4,654	65,747	(4)
			356	(5)	137,588	(20,880)	(4)	116,708
Retained earnings (Accumulated deficit)	(28,612)	346	(1,078)	(2)
			(346)	(4)	(29,690)	—		(29,690)
Total Stockholders’ Equity	38,231	5,000	64,670		107,901	(20,881)		87,020
Total Liabilities and Stockholders’ Equity	$41,730	$71,619	$(1,800)		$111,549	$(20,881)		$90,668

Pro Forma Adjustments to the Unaudited Combined Balance Sheet

(A)    Derived from the unaudited interim consolidated balance sheet of BiomX as of June 30, 2019.

(B)    Derived from the audited consolidated balance sheet of CHAC as of June 30, 2019.

(1)    To reflect the release of cash from marketable securities held in the trust account.

(2)    To reflect the payment of estimated legal, financial advisory and other professional fees related to the Business Combination.

(3)    To reflect the repayment in July 2019 of promissory notes to related party.

(4)    In Scenario 1, which assumes no CHAC stockholders exercise their redemption rights, the common stock subject to redemption for cash amounting to $65,747,000 would be transferred to permanent equity. In Scenario 2, which assumes the same facts as described in Items 1, 2 and 3 above, but also assumes the maximum number of shares are redeemed for cash by the CHAC stockholders, $20,880,000 would be paid out in cash. The $20,880,000, or 2,062,157, shares of common stock, represents the maximum redemption amount providing for a minimum of $50,000,000 remaining in the trust account, after giving effect to payments to redeeming stockholders based on a consummation of the Business Combination on June 30, 2019.

(5)    To reflect the recapitalization of BiomX through (a) the contribution of all the share capital in BiomX to CHAC, (b) the issuance of 16,625,000 CHAC Shares and (c) the elimination of the historical accumulated deficit of CHAC, the accounting acquiree.

Under Scenario 2, as a result of having a minimum of $50,000,000 remaining in the trust account, 500,000 shares of CHAC common stock would be forfeited by the Sponsor. No entry is reflected in the above pro forma adjustments due to rounding.

PRO FORMA COMBINED STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2019
(in thousands, except share and per share data)
(UNAUDITED)

			Scenario 1 Assuming No Redemptions into Cash			Scenario 2 Assuming Maximum Redemptions into Cash
	(A) BiomX	(B) CHAC	Pro Forma Adjustments		Pro Forma Income Statement	Pro Forma Adjustments		Pro Forma Income Statement
Research and development	$5,600	$—	$—		$5,600	$—		$5,600
General and administrative expenses	2,190	389	(478)	(1)	2,101	—		2,101
Operating loss	7,790	389	(478)		7,701	—		7,701

Other (income) expense:
Interest income	—	(832)	832	(2)	—	—		—
Unrealized gain on marketable securities	—	(15)	15	(2)	—	—		—
Other income, net	(787)	(6)	—		(793)	—		(793)
Loss (income) before income taxes	7,003	(464)	369		6,908	—		6,908
Provision for income taxes		127	(127)	(3)	—	—	(2)	—
Net loss (income)	$7,003	$(337)	$242		$6,908	$—		$6,908

Weighted average shares outstanding, basic and diluted		1,996,149	23,378,851	(4)	25,375,000	(2,562,157)	(4)	22,812,843
Basic and diluted net loss per share		$0.15			$0.27			$0.30

PRO FORMA COMBINED STATEMENT OF OPERATIONS
TWELVE MONTHS ENDED DECEMBER 31, 2018
(in thousands, except share and per share data)
(UNAUDITED)

			Scenario 1 Assuming No Redemptions into Cash			Scenario 2 Assuming Maximum Redemptions into Cash
	(C) BiomX	(D) CHAC	Pro Forma Adjustments		Pro Forma Income Statement	Pro Forma Adjustments		Pro Forma Income Statement
Research and development	$9,135	$—	$—		$9,135	$—		$9,135
General and administrative expenses	3,360	17	—		3,377	—		3,377
Operating loss	12,495	17	—		12,512	—		12,512

Other (income) expense:
Interest income	—	(55)	55	(1)	—	—		—
Unrealized loss on marketable securities	—	21	(21)	(1)	—	—		—
Other expense, net	225	—	—		225	—		225
Loss (income) before income taxes	12,720	(17)	34		12,737	—		12,737
Provision for income taxes		8	(8)	(2)	—	—	(2)	—
Net loss (income)	$12,720	$(9)	$26		$12,737	$—		$12,737
Weighted average shares outstanding, basic and diluted		1,782,502	23,592,498	(3)	25,375,000	(2,562,157)	(3)	22,812,843
Basic and diluted net loss (income) per share		$0.01			$0.50			$0.56

Pro Forma Adjustments to the Unaudited Combined Statements of Operations

(A)    Derived from the unaudited interim consolidated statement of operations of BiomX for the six months ended June 30, 2019.

(B)    Derived from the audited consolidated statement of operations of CHAC for the six months ended June 30, 2019.

(C)    Derived from the audited consolidated statement of comprehensive loss of BiomX for the year ended December 31, 2018.

(D)    Derived from the unaudited statements of operations of CHAC for the twelve months ended December 31, 2018.

(1)    Represents an adjustment to eliminate direct, incremental costs of the Business Combination which are reflected in the historical consolidated financial statements of BiomX and CHAC in the amount of $319,000 and $159,000, respectively, for the six months ended June 30, 2019. There were no such amounts recorded for the twelve months ended December 31, 2018.

(2)    Represents an adjustment to eliminate interest income and unrealized gains/losses on marketable securities held in the trust account as of the beginning of the period.

(3)    To record normalized blended statutory income tax benefit rate of 23% for pro forma financial presentation purposes resulting in the recognition of an income tax benefit, which however, has been offset by a full valuation allowance as the combined company expects to incur continuing losses.

(4)    The calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that CHAC’s Initial Public Offering occurred as of the earliest period presented. In addition, as the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares have been outstanding for the entire periods presented. This calculation is retroactively adjusted to eliminate the number of shares redeemed for the entire period.

The following presents the calculation of basic and diluted weighted average common shares outstanding. The computation of diluted loss per share excludes the effect of warrants to purchase 6,400,000 shares of common stock because the inclusion of any of these securities would be anti-dilutive.

	Scenario 1 Combined (Assuming No Redemptions Into Cash)	Scenario 2 Combined (Assuming Maximum Redemptions Into Cash)
Weighted average shares calculation, basic and diluted
CHAC public shares	5,000,000	2,937,843
CHAC Sponsor shares	1,750,000	1,250,000
CHAC shares purchased by BiomX shareholders from public shareholders	2,000,000	2,000,000
CHAC shares issued in Business Combination	16,625,000	16,625,000
Weighted average shares outstanding	25,375,000 (1)	22,812,843 (1)
Percent of shares owned by BiomX holders	73.4%	81.6%
Percent of shares owned by other CHAC holders	26.6%	18.4%

____________

(1)      Does not include shares issuable pursuant to (i) the exercise of CHAC Warrants (up to 3,500,000 shares) and Private CHAC Warrants (up to 2,900,000 shares), (ii) agreements with certain stockholders of BiomX (6,000,000 shares), outstanding options under existing BiomX equity incentive plans (up to approximately 3,836,000 shares), and shares issuable under the 2019 Omnibus Long-Term Incentive Plan which is being presented to stockholders for approval at the Special Meeting (up to an estimated 2,981,000 shares)

BIOMX LTD.’S BUSINESS

Overview

BiomX is a preclinical stage microbiome product discovery company developing products using both natural and engineered phage technologies designed to target and destroy bacteria that affect the appearance of skin, as well as harmful bacteria in chronic diseases, such as IBD, liver disease and cancer. Bacteriophage, or phage, are viruses that target bacteria and are considered inert to mammalian cells. By developing proprietary combinations of naturally occurring phage and by creating novel phage using synthetic biology, BiomX develops phage-based therapies intended to address large-market and orphan diseases. BiomX’s approach is driven by the convergence of several factors: rapidly increasing understanding of phage, including the links between phage — behaviors and their genomes; growing evidence that harmful bacteria are present and involved in chronic diseases, such as IBD, that could, in principle, be treated with phage; as well as by a growing number of anecdotal reports from different academic centers of successful compassionate use administration of phages to seriously ill patients who were unresponsive to other therapies. BiomX believes its phage therapeutic product candidates have the ability to treat conditions and diseases by precisely targeting pathogenic bacteria without disrupting other bacteria or the healthy microbiota.

BiomX is developing BX001, its lead product candidate, to modify the appearance of skin in a range of skin types, including in oily and acne-prone skin. Its lead product candidate, BX001, is a topical gel that includes a combination of naturally occurring phage that specifically target Proprionibacterium acnes or P. acnes on the skin. P. acnes is thought to be associated with acne vulgaris (“acne”), and the local inflammation of cells surrounding hair follicles in this condition. In 2019, BiomX will be initiating clinical testing to demonstrate the safety and tolerability of BX001 in 30 healthy adults and in 75 individuals with acne. BiomX will also be examining exploratory endpoints of reduction of P. acnes and effects on the skin microbiome. BiomX expects results from this trial in the first quarter of 2020.

BX002 is BiomX’s therapeutic phage product candidate designed to treat IBD, targeting bacterial strains isolated from IBD patients that were shown to be pro-inflammatory in animal models and may have a role in the onset and aggravation of the disease. BX002 is a therapeutic phage cocktail product candidate targeting strains of Klebsiella pneumoniae, (“K. pneumoniae”), that are associated with the development of IBD. In BiomX’s BMX-IBD-006 study, BX002 led to rapid reductions in levels of these K. pneumoniae strains in a mouse model colonized with high titers (“levels”) of K. pneumoniae. There are up to 1.6 million patients in the United States with IBD. While there are multiple therapies that can relieve symptoms and induce remission in IBD, not all patients respond, and most of those who do respond experience periods of disease flares. BiomX expects to file an IND for BX002 in 2020.

BX003 is BiomX’s therapeutic phage product candidate targeting bacteria associated with primary sclerosing cholangitis (“PSC”), a rare inflammatory liver disease. BX003 is a therapeutic phage cocktail product candidate that targets K. pneumoniae strains associated with the development of PSC, which is characterized by chronic inflammation leading to scarring of the bile ducts both inside and outside the liver and the accumulation of toxic levels of bile acids. PSC is a progressive disease for which there are no approved therapies, and which often eventually leads to liver failure. PSC is an underdiagnosed orphan disease with an estimated prevalence in the United States of approximately 30,000. BiomX expects to file an IND for BX003 in 2021.

BiomX is also developing synthetically engineered phage designed to target strains of bacteria found in colorectal cancer (“CRC”) tumors.

BiomX’s CRC program incorporates its expertise in identifying and validating associations of specific strains of bacteria with human disease with BiomX’s synthetic biology capabilities designed to deliver phage with therapeutic potential to tumors. Only a small percentage of the 141,000 new cases of CRC in the United States each year respond to immunotherapy. This lack of response is believed to be due to the lack of novel tumor antigens and scarcity of immune cells in colorectal tumors. BiomX has observed in vitro and in vivo that it can use phage to target strains of Fusobacterium nucleatum, a bacterial species that is highly enriched in colorectal tumors and is believed to be pathogenic. BiomX plans to use phage to deliver payload genes, such as those encoding immunostimulatory proteins, directly to tumors while also leading to eradication of these bacteria. BiomX plans to optimize the insertion and expression of these genes using synthetic engineering. BiomX then intends to examine the activity of the engineered phage in preclinical models. BiomX believes that this approach of using phage to deliver therapeutic payloads has the potential to deliver therapeutic benefit in additional cancer types as well as in a broad range of other diseases.

All of BiomX’s therapeutic product candidates derive from its proprietary platform, which is first used to discover and validate the association of specific bacterial strains with human disease and is then used to develop rationally designed phage combinations (“cocktails”), that target these pathogenic bacteria. In BiomX’s therapeutic discovery efforts, BiomX uses its proprietary platform both to identify naturally occurring phage and to create synthetically engineered phage that target pathogenic bacteria. BiomX then designs cocktails containing multiple phage with complementary functions and test these product candidates in vitro and in vivo. The use of specific combinations of phage is a critical and proprietary aspect of BiomX’s approach which is designed to maximize efficacy while minimizing the potential emergence of resistant bacterial strains. BiomX has observed that these therapeutic product candidates are able to selectively kill specific strains of bacteria, leading to alterations in the microbiome composition that BiomX believes will confer therapeutic benefit by impacting the patient’s inflammatory response. BiomX believes that with appropriate and stringent phage selection and testing, BiomX can endow its therapeutic product candidates with disease-fighting properties that go well beyond those of any individual phage.

According to published studies, between 10 and 100 trillion symbiotic microorganisms, including bacteria and viruses, collectively referred to as the microbiome, are essential components of the human body. The microbiome contributes to metabolism, protects against pathogens and interacts with the immune system. Imbalance of the microbiome on the skin is associated with effects on the appearance of skin. Imbalance of the microbiome within the body is associated with multiple diseases. BiomX seeks to become a leader in restoring health to the microbiome by deploying phage to remove potentially harmful bacteria.

BiomX combines multiple technologies developed by its scientific founders and described in leading scientific journals. BiomX’s scientific founder Rotem Sorek, a Professor in the Department of Molecular Genetics at the Weizmann Institute of Science, is a world leader in phage genomics and bacterial defense mechanisms. BiomX’s scientific founder Eran Elinav, a Professor in the Department of Immunology at the Weizmann Institute of Science, is an expert in investigating the link between the microbiome and human health and disease. BiomX’s scientific founder Timothy K. Lu is a world leader in synthetic biology approaches to engineering gene circuits and phage, leading the Synthetic Biology Group in the Department of Electrical Engineering and Computer Science and the Department of Biological Engineering at the Massachusetts Institute of Technology. In addition, through the acquisition of the privately held Israel-based company RondinX in 2017, BiomX gained access to high throughput genomic analyses techniques developed by Eran Segal, a leading computational biologist from the Department of Computer Science and Applied Mathematics at the Weizmann Institute of Science. The combination of the technologies and expertise from these leaders in each of their respective fields is critical in enabling BiomX to focus on treating complex human diseases and conditions by precise manipulation of the microbiome.

As of June 30, 2019 BiomX had an accumulated deficit of $28.6 million and expects that for the foreseeable future BiomX will continue to incur significant expenses as BiomX advances its product candidates from discovery through preclinical development and clinical trials and seek regulatory approval of BiomX’s product candidates. BiomX does not have any products approved or available for sale, BiomX’s products are still in the preclinical development stage, and BiomX has not generated any revenue from product sales.

BiomX’s Strategy

BiomX’s goal is to develop multiple products based on the ability of phage to precisely target components of the microbiome and on BiomX’s ability to screen, identify and combine different phage, both naturally occurring and created using synthetic engineering, to develop these treatments. BiomX intends to:

•        Investigate the safety, tolerability and effect of BX001 and advance BX001 through clinical testing conducted with a leading multinational cosmetics company using the available regulatory pathways in the relevant jurisdictions and then commercialize BX001 with a partner.

•        Develop BX002 and BX003 for the treatment of microbiome-related gastrointestinal immune disorders like IBD and PSC.

•        Evaluate the preclinical efficacy of BiomX’s synthetic engineering approach for delivering therapeutic payloads to bacteria that are resident within tumors.

•        Identify new targets for the indications BiomX is pursuing by expanding its internal database of clinical microbiome samples and its bioinformatics capabilities.

•        Develop and partner microbiome-based biomarker tests, based on BiomX’s proprietary XMarker platform, that can be used for disease diagnosis or as companion diagnostics.

Pipeline

The chart below identifies each of product candidates and BiomX’s biomarker test and their current status.

The microbiome and human disease

The microbiome refers to the collection of microorganisms, including phage, that reside on the skin, line the gastrointestinal tract, and reside elsewhere in the body. The vast majority of these microorganisms are not pathogenic and instead exist in a symbiotic state, enabling the body to function normally by protecting against proliferation of pathogenic strains, educating the immune system and assisting in digestion. Imbalances in the composition of the microbiome have been found in multiple diseases. Many therapeutic and non-therapeutic approaches are designed to restore this balance. In some cases, these approaches involve supplementation with beneficial strains of bacteria. In others, treatments are being developed based on substances that are intended to shift the composition of the microbiome by restricting the growth of some microorganisms or promoting the growth of others or both.

Skin conditions including acne, changes such as hormonal changes, increased secretion of oil from sebaceous glands, or changes in the immune system result in imbalances in the skin microbiome. Changes in microbiome composition also have been linked to multiple diseases, including IBD; PSC; CRC; autoimmune diseases such as diabetes; nervous system diseases, such as autism and multiple sclerosis; and cardiovascular disease. While the importance of the microbiome in initiating or exacerbating some of these diseases has not been firmly established, there are a number of diseases in which inducing changes in microbiome composition has been observed to be associated with reductions in disease symptoms.

BiomX’s approach in its therapeutic programs is based on targeting those specific strains of pathogenic bacteria in the microbiome that are strongly associated with disease while leaving the rest of the microbiome untouched. BiomX’s goal is to restore the natural, healthy balance of the microbiome with rationally designed phage cocktails. Using BiomX’s proprietary methods, BiomX can generate and screen large libraries of phage, prioritizing potential candidates based on selectivity and potency as well as a number of other parameters which, BiomX believes, are important for drug development such as safety, stability and manufacturability.

History of uses of phage

Bacteriophage or phage are viruses that infect bacteria. They were discovered in 1915 and used widely to treat infections in the early 1900s, a decade before antibiotics were discovered. Descriptions of the use of phage therapy in thousands of individuals, mostly in the former Soviet Union and Eastern Europe, have been published, but the effectiveness and safety of these therapies have not been definitively determined due, in part, to the lack of rigorously controlled clinical trials.

These early uses of phage were limited by the state of translational and clinical development at that time. Bacterial resistance quickly emerged to early phage therapies because of the limited ability to formulate effective cocktails. In turn, this limitation was due to a lack of know-how, such as the lack of a deep understanding of phage genomic composition. At the time, there were no known methods to control phage that had the propensity to infect bacteria without causing immediate lysis, a process now known as lysogeny. There were also technical hurdles to manufacturing phage of sufficient purity and stability to assure consistent results when put to therapeutic use. A consistent theme from these early trials, more recent, well-controlled trials, and cases of compassionate use is that phage therapy is generally well-tolerated, with a general lack of reports of serious adverse events. Phage have already been approved as both agricultural bacterial pest treatments by the USDA, as well as for use in cleaning food facilities and as a food additive for human consumption by the FDA and EMA. Phage have been approved in the past in food or food contact surface categories, and in these categories have met the criteria to be considered as “generally recognized as safe” (“GRAS”).

With the advent of antibiotics, the high selectivity of phage was seen as a disadvantage, especially for the empiric treatment of acute infections where the causative pathogen has not yet been identified. With the current understanding of the limitations and potential undesired effects of antibiotics, and with the advent of modern molecular biology tools, high throughput genomic sequencing and computational capabilities, BiomX seeks to convert endogenous properties of phage into product candidates that confer potential advantages and use genetic and process engineering to overcome historical hurdles, opening up a new era in the development of phage.

BX001 for the improvement of skin appearance

BX001 is BiomX’s topically administered product candidate intended to improve the appearance of oily and acne-prone skin. It contains a cocktail of phage that helps balance the skin microbiome by targeting Propionibacterium acnes (“P. acnes”), a bacteria associated with acne. BiomX has observed that BX001 is effective on more than 96 percent of clinical bacterial isolates tested in vitro, including variants that are resistant to antibiotics. In 2019, BiomX plans to initiate clinical testing: a safety patch test study enrolling 30 healthy volunteers and a study enrolling 75 individuals with acne. The endpoint of both studies is safety and tolerability of BX001. Exploratory endpoints to evaluate the effect of BX001 on P. acnes, overall skin microflora and on skin appearance will also be assessed. BiomX anticipates data from these trials to be available in the first quarter of 2020.

Background

BiomX believes that potential users of BX001 include individuals with oily skin, or those with skin conditions. One such condition is acne. Acne is one of the most common skin conditions in the world and is a chronic inflammatory condition characterized by the clogging of skin pores and associated local skin lesions. Acne lesions are believed to result from an interaction of multiple pathogenic factors, all of which can be associated with dysregulation of the skin microbiome resulting in the overgrowth of certain bacteria, in particular strains of P. acnes. Excessive proliferation of P. acnes along with excessive production of oily secretions and clogging, leads to inflammation of skin structures known as the pilosebaceous units that consist of a hair shaft, hair follicle, sebaceous gland, and pili muscle as shown below.

Skin
surface
Epidermis
Hair follicle
Dermis
Sebaceous
gland

Figure 1. Structure of the pilosebaceous unit.

P. acnes induces inflammation through a number of mechanisms:

•        Secretion of enzymes that degrade lipids in the hair follicle;

•        Expression of surface proteins and secretion of lipid metabolites that promote inflammation;

•        Expression of heat shock proteins that promote the innate immune system;

•        Production of porphyrins that contribute to tissue damage and inflammation;

•        Induction of T helper cells, stimulating the production of IL-17 and other inflammatory cytokines; and

•        Formation of biofilms which increases bacterial adherence and contribute to antimicrobial resistance.

According to market studies, acne is estimated to affect 9.4 percent of the global population, making it the eighth most prevalent disease worldwide. There are an estimated 50 million people in the United States who suffer from acne each year, 85 percent of whom are between the ages of 12 to 24 years.

Depending on the regulatory framework in its jurisdiction, cosmetic or personal care products may be available to improve the appearance of blemishes and skin. In recent years, new cosmetic and personal care products are being introduced that contain skin microbiome modifying agents, such as probiotics or live organisms, that help promote the balance of the microbiome on, and thus the appearance of, the skin.

BX001 for acne prone skin

BX001 is a topically administered gel, containing natural phage, intended to improve the appearance of skin by helping to control P. acnes overgrowth and thus modulating the skin microbiome. Each of the natural bacteriophage in the formulation is strictly lytic in nature, has been isolated and purified from the environment and thoroughly characterized. BX001 has been shown to be active on antibiotic resistant P. acnes strains and does not target other bacteria on the skin. Furthermore, it has been observed to penetrate biofilms, a matrix secreted by the bacteria which surrounds them and makes them less accessible to substances such as antibiotics. Biofilms exist in the pilosebaceous unit, where undesirable bacteria such as P. acnes are found. These natural bacteriophage have been observed to be well-tolerated using accepted methods in internationally recognized models of human skin.

Development plan

In 2019, BiomX intends to initiate clinical testing of BX001 consisting of a single application patch test study in healthy adults and a multiple application study in individuals with acne. In the patch test study, patches containing each of the two doses of BX001 or a control comprised of the gel formulation alone (without the phage cocktail) will be applied for 48 hours on the backs of study volunteers. Main readouts will be safety and tolerability as assessed by a dermatologist.

The multiple application study is a four-week randomized, double-blind, dose-finding, placebo controlled single center trial in which BiomX expects to enroll 75 individuals with mild to moderate acne. These individuals will be divided into three cohorts: a placebo cohort and two cohorts with BX001, each receiving a different amount of phage. The primary endpoints are safety and tolerability and the exploratory endpoints will examine the reduction in P. acnes levels and changes in the skin microbiome. BiomX anticipates data from these trials to be available in the first quarter of 2020.

If BiomX observes promising results from its initial clinical testing, BiomX intends to conduct an eight-week placebo-controlled clinical test of BX001 in which BiomX expects to enroll 100 patients divided into a placebo cohort and a cohort with BX001. The primary endpoints are safety and efficacy, as measured by parameters related to changes in the skin microbiome. BiomX expects to initiate this clinical test in the second quarter of 2020, with results available by the end of 2020.

Preclinical data

BiomX conducted preclinical studies on in vitro and ex vivo systems. First, BiomX assembled a panel of P. acnes bacterial isolates that BiomX used to screen a library of phage isolates obtained from clinical and environmental sources. Using this method, tens of phages that could inhibit the growth of strains of P. acnes in BiomX’s panel were identified. BiomX made two important observations in these initial screens. First, although all the tested bacterial strains were variants of P. acnes, there was sufficient variation among them to prevent any individual phage from having equal potency against all the bacterial strains. Second, there was sufficient variation among naturally occurring phage such that there was at least one phage with high potency against each strain of bacteria. The table below shows relevant data.

Figure 2. Example of data from screening of a library of phage against a panel of P. acnes strains measuring the level of sensitivity to exposure to phage.

Together these results suggest that a phage product with the potential for broad efficacy would require the use of more than one phage and that a limited number of phage may be sufficient to address the variation in P. acnes sensitivity. BiomX incorporated three different phage into BiomX’s BX001 topical product candidate after extensive qualification of individual phage for factors including potency across different P. acnes strains, ability to penetrate biofilm, manufacturability and stability. In addition, BiomX assessed the ability of these phage to function in combination without interfering with each other. The combination of phage BiomX chose was found to exhibit activity across an independent panel of clinical isolates of P. acnes. In extended in vitro assays, treatment with BX001 was associated with the complete eradication of one P. acnes strain with no appearance of resistant mutant strains. Following exposure of an additional P. acnes strain in vitro, initial eradication was followed by the appearance only of growth compromised resistant strains with very low growth potential.

BX001 eradicates *P. acnes* (no mutants arising)

1.2
1
0.8
0.6
0.4
0.2
0
Optical Density
Non-infected
acne strain
BX001
0
30
60
90
120
150
Hours

Figure 3. BX001 was associated with eradication of P. acnes and no resistant strains emerged on the target strain PA1. The figure shows the growth of P. acnes bacteria, as measured by optical density or OD, in a liquid in vitro culture with and without addition of the BX001 cocktail. Without BX001, the number of bacteria increases with time (higher OD density) while, in the presence of BX001, initial growth is observed followed by immediate killing and then no recovery of growth for the length of the study.

A critical challenge for any microbiome balancing product is the need to penetrate biofilms. BiomX has observed that P. acnes phage are able to penetrate the biofilm secreted by P. acnes. In in vitro experiments, phage reduced the number of viable bacteria within biofilm by 100,000 fold within 24 hours resulting in undetectable levels after 48 hours. Under the same conditions, erythromycin, a common antibiotic, reduced bacterial levels by approximately 100 fold after 48 hours.

Phage cocktails penetrate biofilm

1.00E+07
1.00E+06
1.00E+05
1.00E+04
1.00E+03
1.00E+02
1.00E+01
1.00E+00
Bacterial Counts (CFU/mL)
24h
48h
No phage
Erythromycin (100 µg/mL)
3 phage Cocktail 1
3 phage Cocktail 2
4 phage Cocktail

Figure 4. Phage show potent antibacterial activity even in the presence of biofilms.

BX001 showed microbiome balancing activity when exposed to clinical isolates of P. acnes strains showing that 96 percent of these strains were highly sensitive, including strains that were resistant to antibiotics. BiomX then tested the ability of BX001 to inhibit proliferation of P. acnes in an ex vivo model of artificial human skin infected with the bacteria. In this model, applying BX001 gel topically resulted in significant reduction of bacterial counts following one application and the complete elimination of P. acnes following two applications.

Release of active phage from gel on human skin artificially infected with P. acnes

Effect of phage on P. acnes colonized skin
10000.00
1000.00
100.00
10.00
1.00
cfu/cm²
*
*
Bacterial reduction on human skin after gel application
Single application
Repeat application
Single application
Repeat application
Placebo
Formulated BX-001

*P<0.05

Figure 5. BX001 was effective in reducing the level of P. acnes colonized on human skin.

The safety of BX001 has been evaluated using OECD-recognized models of irritation, currently used in the cosmetics and pharmaceutical industry for topical products. In the EpiDerm™ model of human skin and the EpiOcular™ eye irritation test, no irritation occurred even when BX001 was applied at very high concentration, or approximately 100-fold the maximal planned dose, suggesting that BX001 is not likely to be an irritant to the skin or eyes. The studies were carried out under strict Good Laboratory Practice (“GLP”) procedures. A GLP permeation study using human skin tissue showed a very low amount of phage, 0.0039% of the total amount applied, apparently penetrated the skin. An additional study with a synthetic membrane accepted in the industry as representative of human epidermis, showed no permeation through this layer.

BX002 for the treatment of IBD

BX002 is a therapeutic phage cocktail product candidate BiomX is developing for the treatment of IBD, a disease that is strongly linked to specific alterations in the microbiome. In BiomX’s BMX-IBD-006 study, BX002 led to sustained reductions in levels of pathogenic target bacteria in mouse models. BiomX plans to conduct a pre-IND meeting with the FDA and anticipate filing an IND for BX002 in 2020. Following initiation of a Phase 1 clinical trial of BX002, BiomX expects to receive results in the second half of 2020. If BiomX observes promising results from Phase 1 clinical testing, BiomX plans to initiate a Phase 2 clinical trial of BX002 in the first half of 2021, with interim results from this trial expected in the second half of 2021.

IBD disease background

IBD is a group of chronic autoimmune and inflammatory conditions of the colon and small intestine, which is characterized by abdominal pain, diarrhea, weight loss, fatigue and anemia. Ulcerative colitis (“UC”) and Crohn’s disease (“CD”) are the principal sub-types of IBD. Both UC and CD can have periods of varying intensity ranging from severe inflammation or flares causing patients to be symptomatic, to periods of remission where patients are free of most symptoms. According to a report by the Crohn’s and Colitis Foundation, IBD affects as many as 1.6 million people in the United States, most of whom are diagnosed before the age of 30.

Current treatment of IBD consists mainly of immunosuppressive therapies. Treatment options depend on the patient’s disease severity and responsiveness to therapy. Medications that treat mild to moderate IBD are generally well tolerated. However, as the severity of IBD increases, the potential toxicities of the medications required to manage the disease also increase. For example, treatment of mild-to-moderate patients typically starts with topical agents, such as 5-aminosalicylic acid (“5-ASA”). For those IBD patients who do not respond to 5-ASAs, or those with more severe disease, corticosteroids are generally used to induce clinical remission. However, studies report that sustained remissions are only obtained by approximately 40% of patients receiving corticosteroids. Long-term treatment with corticosteroids is associated with multiple adverse effects. Patients with moderately to severely active IBD who become nonresponsive or intolerant to corticosteroids are treated with either biologics such as anti-TNF antibodies or small molecule immunomodulators such as 6-mercaptopurine or azathioprine. Immunomodulators generally show a delay in onset of action of one to three months, and can result in neutropenia, pancreatitis, nephrotoxicity and hepatotoxicity. The treatment of IBD patients with moderately to severely active inflammation is dominated by anti-TNF biologics given their improved efficacy and side effect profile relative to immunomodulators.

The microbiome’s role in IBD

Conventional medical wisdom defines IBD as purely an inflammatory disease. However, similar to other indications such as gastric ulcers where both a bacterial cause and an anti-bacterial solution were found, scientific attention is turning to infection of the gut or dysfunction in gut bacteria as potential causes for IBD. The hypothesis that IBD was a result of a gastrointestinal infection started in the early 20th century, when IBD patients were sometimes treated with early anti-infective compounds such as potassium permanganate. After the discovery of antibiotics, broad antibacterial therapies were used until further studies identified IBD as an inflammatory disease. The hypothesis that the development of IBD was related to changes in the gut microbiome, however, continued. A recent development in the treatment of IBD and related disorders is the use of therapies directed against the gastrointestinal microbiome, such as fecal transplants, which induce a significant increase in remission in UC. While the effectiveness of fecal transplants may be variable, in one trial published in the Journal of the American Medical Association in 2019, 32 percent of patients receiving pooled fecal transplants from healthy individuals were in steroid-free remission three months post-treatment compared to 9 percent of controls who received autologous fecal transplants. Over 40 percent of the initial pooled transplant responders were still in steroid-free remission after twelve months. BiomX believes these results support the hypothesis that targeting the microbiome can result in therapeutic benefit in patients with IBD while highlighting the opportunity to develop improved microbiome-directed therapies.

Recent studies have identified specific strains as potential pathogenic organisms leading to IBD. Among them, specific strains of Klebsiella bacteria stand out. Elevated levels of Klebsiella are associated with IBD in microbiome samples from patients compared to healthy controls. In an analysis of two cohorts of IBD patient registries, one from Massachusetts General Hospital (“MGH”), Prospective Registry in IBD Study at MGH (“PRISM”) and the other from the University of Pennsylvania (“UPenn”), prospective cohort of pediatric Crohn’s disease patients, the aggregated relative abundance of Klebsiella strains was significantly higher in patients with IBD than healthy controls as shown in the table below.

Figure 6. The relative abundance of strains of Klebsiella were shown to be elevated in the microbiome of patients with either CD or UC compared to patients without IBD.

Since the early 1990s, researchers have been reporting elevated levels of antibodies to Klebsiella in IBD patients. Furthermore, patients with IBD have levels of circulating Immunoglobulin G (“IgG”) antibodies against K. pneumoniae that are significantly higher than those found in healthy controls. Pointing the finger even more strongly at K. pneumoniae as a potential causative factor in IBD, similar analyses have failed to identify significant differences in IgG antibody levels between healthy controls and IBD patients for other bacterial strains commonly found in the gastrointestinal tract, including E. coli, E faecalis and B. fragilis.

Figure 7. Increased titers of high affinity anti-microbiota antibodies that bind to Klebsiella have been detected in patients with IBD.

In a study published in the journal Science in 2017, germ-free mice inoculated with bacteria from a patient with CD had approximately three-fold higher levels of Th1 immune response as measured by an elevated population of CD4 T-cells producing interferon gamma. Imbalances of T cell subsets including Th1 in the intestinal mucosa are hallmarks of IBD. Other experiments reported in this publication identified a particular strain of K. pneumoniae as a key pathogenic bacteria in these patient samples.

Figure 8. Microbiome samples from IBD patients with either a 7 bacteria mix (left) or only the single K. pneumoniae strain causing TH1 cell proliferation in germ free mice.

K. pneumoniae is a species of bacteria that colonizes the mucosal layer of the gastrointestinal system in mammals and may be pathogenic. There are multiple variants of K. pneumoniae with some estimates of up to 82 types that can be distinguished by their surface antigens. Different characteristics of K. pneumoniae may be associated with their pathogenic potential. These include surface antigens and virulence factors, factors that enhance bacterial strains’ ability to survive and thrive, due to their role in allowing the bacteria to escape destruction by the immune system, or the ability to secrete a genotoxic molecule, such as colibactin, upon colonization of the gastrointestinal tract.

BX002, BiomX’s IBD solution

BiomX is developing BX002, a cocktail of phage that target specific strains of K. pneumoniae that were observed to induce a Th1 response in animal models, as a means of directly and specifically altering the gut microbiome in patients with IBD. BiomX believes that reducing the levels of these pathogenic bacteria may lower the levels of inflammatory signals that propagate the disease.

As part of BiomX’s evidence supporting the link between K. pneumoniae and IBD BiomX analyzed microbiome samples from approximately 250 patients with IBD across multiple geographies. BiomX found that the prevalence of the specific pathogenic K. pneumoniae was approximately 30 percent in IBD patients across three different geographies. In a subset of French patients for which clinical metadata was available, higher abundance of the pathogenic K. pneumoniae was found in IBD patients in flare versus remission. BiomX corroborated the results shown in the Science paper from 2017 by assessing the ability of specific K. pneumoniae strains to cause gastrointestinal inflammation by transplanting germ-free mice with strains of K. pneumoniae isolated from IBD patients. Mice receiving these strains of bacteria had statistically significant higher levels of IFN-gamma expressing CD4 expressing Th1 cells than those receiving placebo.

***
15
10
5
0
% INFg of CD4+ T cells
Control
K. pneumoniae

Figure 9. A K. pneumoniae strain displaying induced IFN-gamma producing T cells. ***P<0.001

BiomX screened a broad library of phage sources derived from environmental and clinical samples for phage capable of targeting patient-derived strains of K. pneumoniae that are related to the strain shown to induce a pro-inflammatory response in the germ-free animal model. BiomX examined the potency of each phage that was isolated on all clinical bacterial isolates and also ranked the lead candidate phage from these screens based on stability, manufacturability and lack of potential safety concerns. BiomX then further characterized combinations of these phage for their lack of interference while prioritizing diversity. BiomX observed that when used in animal models, combinations of phage were associated with the rapid reduction of the bacterial load of the pathogenic K. pneumoniae strains, though, in some cases, resistant strains emerge after several days. Combining phage that recognize the bacteria by different mechanisms of action is designed to impair this development of resistance, resulting in sustained reductions in the level of bacteria which fall below the level of detection after three doses of BX002. Bacteria are eliminated both from the fecal material and from the mucosal lining where they usually reside.

Figure 10. Combinations of phage were associated with sustained antibacterial activity in mouse models.

BX003 for the treatment of PSC

BX003 is a phage cocktail that BiomX is developing for the treatment of PSC. A majority of PSC patients also suffer from IBD and it has been found that the development of PSC is associated with a subset of strains of K. pneumoniae. BiomX has identified phage that target these strains and anticipate holding a pre-IND meeting with the FDA in the first half of 2020, with an anticipated IND filing for BX003 in 2021. Following initiation of a Phase 1/2 clinical trial of BX003, BiomX expects to receive interim results in 2021. BiomX anticipates initiating clinical-scale manufacturing for BX003 in the second half of 2020.

PSC background

PSC is a rare progressive liver disorder affecting approximately 30,000 patients in the United States according to published studies. PSC is characterized by inflammation and fibrosis within the bile ducts, which transport bile within the liver and from the liver to the intestines. This fibrosis often results in the obstruction or interruption of bile flow from the liver, a condition known as cholestasis. Symptoms associated with PSC include fatigue and itching, or pruritus, followed by jaundice, characterized by yellowing of the skin, mucous membranes, and whites of the eyes. In some cases, the liver may also become abnormally enlarged. Scarring of the liver, or cirrhosis, eventually develops and many individuals will ultimately require a liver transplant. PSC patients suffer from increased risk of cancer in the bile ducts and colon. Over 70 percent of individuals with PSC also have UC, a form of IBD.

Without a liver transplant, patients with PSC have a median survival after diagnosis of nine to eighteen years. There is currently no FDA-approved treatment. A number of immunosuppressive and anti-inflammatory agents have been studied in patients with PSC, but none has been conclusively proven to alter the natural history of this disorder. Liver transplantation is the treatment of choice for PSC patients with advanced liver disease with forty percent of PSC patients eventually receiving a transplant. Between 1988 and 2015, six percent of all liver transplantations in the United States were due to PSC, a number BiomX believes to be remarkable given the rarity of this disease. However, in up to twenty percent of patients, even a liver transplant is not curative and PSC reoccurs.

Role of the microbiome in PSC

The strong linkage between the microbiome and IBD and the overlap in patients with both PSC and IBD suggest that the microbiome may also influence the development of PSC, especially given that most of the blood leaving the intestine flows immediately to the liver. Compromises in the intestinal barrier caused by alterations in the microbiome may expose the liver to altered levels of toxins, metabolites, and bacteria, which in turn may trigger aberrant bile duct responses.

The gut–liver axis in the pathogensis of PSC

Liver
Multifocal bile duct strictures
Stomach
Gallbladder
Colon
Bile
Small intestine
Portal venous System
Portal vein
Bile duct
Cholangioles
Artery
Inflammatory infiltrate
Gut microorganisms
Intestinal epithelial cells
K. pneumoniae

Figure 11. Schematic representation the gut-liver axis in the pathogensis of PSC. Left, PSC is a chronic inflammatory and progressive liver disease, which primarily affects large- and medium-sized bile ducts with strictures and dilatations (bile ducts shown in green) due to inflammatory cells invading the portal system (top right). Pore-forming K. pneumoniae increase gut permeability (bottom right) and trigger an inflammatory response in the liver.

Additional evidence to support the role of the microbiome comes from experiments done in germ-free mice. These mice were transplanted with three groups of human fecal samples: from healthy controls; from PSC patients who also had UC; and from patients who had UC without having PSC. Mice transplanted with samples from PSC+UC patients had significant increases in the number of IL17 expressing CD4 T cells in the liver. Fecal samples from UC patients or healthy controls failed to induce Th17 response in the liver.

Figure 12. Fecal samples from PSC patients (P), but not healthy controls (H) or UC patients without PSC (U), transplanted into mice increased the number of IL-17-expressing CD4 cells.

Specific strains of K. pneumoniae were identified and cultured from the mesenteric lymph-nodes of the colonized mice, confirming their capability to migrate through the epithelial wall of the gut, resulting in gut barrier disfunction. Further analysis of human PSC fecal samples showed that strains of K. pneumoniae were enriched in samples from PSC patients. These results indicated that K. pneumoniae may be a pathogen in the development of PSC.

Figure 13. K. pneumoniae was found to be enriched in fecal samples from PSC patients.

In the same study, using a human primary intestinal organoid culture system, K. pneumoniae administered on the apical epithelial surface induced the formation of pores through the monolayer culture. These pores were only formed by strains of K. pneumoniae isolated from PSC patients. Similar pores were shown to be responsible for the breakdown of the epithelial barrier in animal models and were linked to activation of Th17 cells.

BX003, BiomX’s PSC solution

BiomX has analyzed over 200 human fecal samples from patients with PSC across multiple geographies, as well as healthy controls and patients with UC from the same regions — in all, over 600 samples. Through this analysis BiomX confirmed the high prevalence of K. pneumoniae in PSC patients and discovered an association of K. pneumoniae with the disease severity and duration. Certain clinical K. pneumoniae isolates BiomX cultured from human PSC fecal samples confirmed that these strains induce Th17 immune responses and are able to induce epithelial permeability in cellular monolayers and in animals. BiomX believes that its findings support the development of a phage therapy for PSC.

BX003 is a cocktail of K. pneumoniae specific phage that BiomX is optimizing for their ability to function together to eliminate specific pathogenic strains in PSC, while limiting the ability of resistance mutants to emerge.

Figure 14. Different phage cocktails tested in the development of BX003. The figure shows the growth of K. pneumoniae strains isolated from PSC patients, as measured by optical density or OD, in a liquid in vitro culture with and without addition of different phage cocktails.

CRC Program

BiomX is developing phage designed to target specific strains of bacteria that are believed to be pathogenic and that are found in the tumors of patients with CRC. BiomX’s goal is not only to use these phage to eliminate these bacteria, but also to have these destroyed bacteria serve as immunostimulators, becoming beacons to help activate a tumor-directed immune response. In contrast to other therapeutic product candidates in BiomX’s pipeline that primarily consist of naturally occurring phage or evolved variants, BiomX’s CRC phage program is highly dependent on its synthetic engineering expertise to engineer phage genomes to both increase the antibacterial potency of naturally occurring bacterial strains as well as to potentially deliver immunostimulatory payloads to tumors.

Turning immunologically cold tumors into hot tumors

Tumors enriched in mutations and immune cells, such as melanoma and non-small cell lung cancer (“NSCLC”), are considered “hot” tumors, while those with few mutations and little immune infiltration, such as pancreatic, prostate cancer, and the majority of CRC are called “cold” tumors. Hot tumors are considered good candidates for immuno-oncology therapies because these tumors are populated with immune cells that have the potential to have anti-tumor activity if it were not for the presence of various immunosuppressive impediments. There are many approaches that have been approved and are under development for addressing these impediments and activating tumor destruction through immunological attack.

Cold tumors have poor responses to most immuno-oncology therapies because these tumors are largely devoid of immune cells. Various methods are being investigated with the intent of turning cold tumors into hot tumors. The underlying premise behind most of these methods is to both induce inflammation in the tumor and expose tumor antigens that can be recognized by the immune system. The most direct ways of accomplishing this is through direct injection of immunostimulatory molecules and oncolytic viruses into tumors. Unfortunately, not all tumors are easily accessible for these direct injection methods.

BiomX believes that it can use phage to convert cold tumors into hot tumors by targeting bacteria that are naturally resident in these tumors and releasing an immunostimulatory payload. BiomX’s hypothesis is that, by attacking these bacteria with phage, it can expose bacterial proteins and other components brought by the phage to the human immune system, triggering an influx of immune cells. Two factors encourage BiomX to believe that this will be successful: First, the presence of specific strains of bacteria in the tumors; and second, the high specificity of phage for their target bacterial strains. Together, these factors suggest to BiomX that phage administered intravenously can target the bacteria resident in tumors throughout the body, including those tumors that are invisible to imaging or otherwise inaccessible for direct injection. The antibacterial activity of the phage has the potential to have a direct impact especially on those tumors in which the bacteria is believed to support tumor proliferation or help it to evade the immune system. The lysis or destruction of these bacteria by the phage can serve as an immunostimulatory event, helping to recruit components of the immune system, thus turning these tumors into immunologically hot tumors. In principle, BiomX believes that these phage also have the potential to serve as gene delivery vectors capable of delivering genes encoding various immunostimulatory molecules.

Figure 15. Design of BiomX’s therapeutic product candidates in CRC and potentially in other cancers. We believe that phage can target bacteria in cold tumors and deliver payloads capable of activating an immune response.

BiomX believes that phage can provide many of the potential immuno-oncology benefits of oncolytic viruses via a more convenient and efficient route of administration. Rather than relying on intratumoral injection, phage may be able to efficiently target tumors via systemic intravenous administration. While some oncoviruses also have the possibility to be administered systemically, their ability to specifically target tumors is limited, leading to sequestration in non-tumor tissues such as the liver and spleen, reducing the effective dose and potentially introducing undesired toxicity.

CRC Overview

CRC is the second leading cause of cancer deaths in the United States. The Centers for Disease Control and Prevention (“CDC”) estimates that there were 141,270 new cases of CRC and 52,286 CRC related deaths in the United States in 2016. Over 30 percent of the patients with a new diagnosis of CRC will die within five years. The risk of CRC increases with age; 90 percent of cases are diagnosed in individuals 50 years of age or older. Despite effective screening, leading to a reduction in the mortality from CRC, the number of cases remains high and is expected to increase worldwide to 2.2 million by the year 2030.

Treatment of CRC typically involves the use of cytotoxic chemotherapy and radiation with or without surgery. Treatment with anti-epidermal growth factor receptor or EGFR antibodies as monotherapy or in combination with chemotherapy has been shown to be effective in a subset of CRC patients, however over 40 percent of patients do not respond to anti-EGFR antibody therapies and of those that do, resistance often develops. To date immuno-oncology therapy has had a limited impact in CRC. The majority of colorectal tumors are not associated with high numbers of mutations and thus have a limited number of immunologically active tumor antigens. Only 15 percent of colorectal tumors have mutations in mismatch repair genes and microsatellite instability (“MSI”), capable of generating neoantigens and attracting immune cells. These tumors have been shown to be responsive to treatment with PD-1 checkpoint inhibitors.

Targeting the tumor microbiome in CRC

Although cancer is generally considered to be a disease caused by genetic mutations or by environmental factors, such as exposure to ionizing radiation, environmental carcinogens and so forth, microorganisms are implicated in approximately twenty percent of cases, with one of the most well-known cases being the direct association of Helicobacter pylori and gastric cancer. In some cases, these microorganisms can become integral parts of the tumor, aiding its propagation. In other cases, they serve an indirect role by causing inflammation that drives proliferation of cells leading to the development of cancer.

Colorectal tumors have been found to be enriched in the levels of a bacteria species known as Fusobacterium nucleatum or F. nucleatum. The levels of this bacterium can be hundreds of times higher in tumors than in adjacent non-tumor tissues.

Figure 16. Levels of F. nucleatum are elevated in tumors compared to normal tissue.

Direct observation of F. nucleatum in CRC tumor samples show that these bacteria appear to be integrally associated with tumor cells and not simply passively attached to the tumor surface. Published studies have shown that F. nucleatum bind to tumors via specific interactions between molecules on tumor cells and bacterial proteins.

Figure 17. F. nucleatum are a bacteria species that reside within colon cancer tumors.

Comparisons of survival rates for CRC patients show that patients with high levels of F. nucleatum have a poor prognosis with less than half surviving more than 20 months. In contrast, more than 60 percent of patients with low F. nucleatum levels survive beyond 60 months.

Figure 18. High levels of F. nucleatum have been associated with a poor prognosis in patients with CRC tumors.

These findings suggest that F. nucleatum is not only associated with colorectal tumors, but that it may also have a pathologic role. Other studies have implicated F. nucleatum in stimulating CRC initiation and proliferation, protection from immune attack by binding checkpoint inhibitors, and promoting resistance to chemotherapy. Combined, these results provide justification for the development of therapies designed to eradicate F. nucleatum in CRC.

BiomX believes that targeting F. nucleatum may provide clinical benefit in CRC through three mechanisms:

•        Reductions in the levels of the pathogenic bacteria, thereby lowering its contribution to the propagation of CRC;

•        Induction of an inflammatory response due to lysis of the bacteria, which may lead to infiltration of the tumor with immune cells; and

•        Ability to deliver gene payloads encoding immunostimulatory genes designed to specifically activate the immune response to the tumor.

Preclinical proof of concept

A panel of phage against F. nucleatum were obtained from clinically isolated samples. BiomX sequenced and characterized these phage, some of which were lytic phage and others which were temperate phage, or phage that are capable of infecting bacteria without causing immediate cell lysis or rupturing.

BiomX tested the ability of the phage BiomX isolated to target F. nucleatum resident in colorectal tumors by first inducing the formation of tumors in mice by implanting them with CT26 tumor cells. After twelve days of tumor formation, F. nucleatum bacteria were added and shown to be present in the tumors. After another twenty-four hours, phage were administered by intravenous infusion. BiomX showed by quantitative PCR that these phage were capable of infecting tumor-associated F. nucleatum.

Figure 19. Intravenous administration of phage able to target bacteria in tumors.

BiomX believes that these results support its therapeutic hypothesis that phage can be used to target bacteria resident in tumors. BiomX is currently using synthetic engineering to add genes encoding immunostimulatory payloads which BiomX believes will enhance the ability of these phage to serve as immuno-oncology stimulatory agents capable of turning cold tumors into hot tumors.

Technology platform

Target and biomarker discovery and validation

BiomX accesses microbiome sample collections from both patients and healthy people collected globally. BiomX uses its proprietary computational platform to identify or corroborate potential bacterial targets associated with disease. Candidate targets undergo a robust process of target validation that includes analysis of patient cohorts as well as in vitro, ex vivo and animal validation models. BiomX then advances valid targets to phage discovery, where BiomX seeks a phage cocktail that can target and destroy these disease-causing bacteria.

The ongoing reduction in sequencing costs is enabling an exponential growth in sequence data that can be generated from the collection of microorganisms in a microbiome, or metagenomic sequences. The microbiome is extremely varied between individuals and even between samples from the same individual taken at multiple sites or at different times. BiomX’s target and biomarker discovery technologies have been designed to specifically handle the vast amount of complex data that arises from analyses of patient microbiomes in order to derive specific information. Analyses of the composition of the microbiome and discovering bacterial targets is a problem of high dimensionality difficult to solve with traditional methods.

BiomX has developed the ability to effectively mine metagenomic data from patient and healthy cohorts that BiomX collects itself, accesses from public sources or licenses from third parties. BiomX is constantly improving its computational methods to address this vast quantity of complex data, thereby increasing the amount of data that BiomX can process. BiomX has developed high-scale bioinformatic analysis tools that can process data at the scale of petabytes at what BiomX believes to be a reasonable cost and in a reasonable amount of time.

Classical approaches to metagenomics analyses are based on using sequence data of bacterial strains that have been isolated and sequenced to determine the abundance of individual strains and species of bacteria in a given sample. This approach has inherent limitations: it requires that there is a reference sequence available for many strains of each bacterial species and does not refer to the contributions of individual genes to the pathology. Sequences for novel or less abundant strains of bacteria are not available in reference databases and thus these strains become invisible to the analysis.

BiomX’s methods are able to perform higher resolution analyses that use all the available sequence data to produce disease-specific sequence signatures. These signatures can then be used to map the importance of individual genes or pathways in the pathology.

BiomX’s target and biomarker discovery platforms focus on two classes of data: microbiome composition and microbiome dynamics. Microbiome composition refers to the characterization of the microbiome to determine the prevalence and relative abundance of strains and genes between groups. Dynamics refers to the changes in microbiome composition, such as bacteria growth rate, and gene expression that are induced upon various potential treatments. BiomX believes that identification of therapeutically relevant targets and signatures requires both an understanding of the microbiome composition and changes that a given therapeutic is likely to induce.

To date BiomX has focused on diseases for which strong associations with specific microbiome changes were available from pioneering work of leading academic laboratories. For each of BiomX’s programs, however, BiomX has made significant investments in acquiring clinical samples from diverse demographics and geographies to validate that the published findings are applicable to a broad set of patients. To this end, BiomX has assembled collections of hundreds of samples from patients with IBD and PSC.

Microbiome based biomarkers — BiomX’s XMarker platform

In addition to using BiomX’s computational platform to discover and validate targets, BiomX has applied its signature identifying technology towards identifying microbiome-derived biomarkers for disease diagnoses and as a means of developing diagnostic tests to identify responders to non-responders to drugs. BiomX has established a collaboration with Janssen Research & Development, LLC (“Janssen”) to use BiomX’s diagnostic platform, which BiomX calls XMarker, to identify a biomarker signature to stratify responders and non-responders to a key Johnson & Johnson IBD therapeutic. BiomX is using BiomX’s computational tools to analyze sequences in the stool microbiome of patients being treated by Janssen with the intent of identifying sequence variations between responders and non-responders. BiomX believes that sequence variations identified through its XMarker platform can be used to develop PCR-based or other molecular tests for screening patients and identifying those most likely to benefit from treatment.

Figure 20. A reference free approach for biomarker discovery versus a classical reference based approach.

Phage discovery and optimization

BiomX has chosen to develop therapies based on phage because of their high specificity for specific bacterial strains; their strong intrinsic safety profile in certain non-therapeutic applications, including in food or food contact surface categories; and the potential to use genetic engineering to bring synthetic biology approaches to the development of novel therapies. Phage are self-replicating which means that broad antibacterial activity can be obtained using low doses. This replication is also self-limiting — once the target bacteria has been eliminated, the phage are unable to replicate and are thought to be eliminated from the body.

Phage hunting

BiomX’s phage discovery process begins with a process BiomX calls phage hunting in which BiomX extracts phage from a broad array of clinical and environmental samples. BiomX isolates both lytic phage and temperate phage, which are capable of both lytic and lysogenic replication, to increase the spectrum of potential phage. Although BiomX’s current topical and therapeutic product candidate cocktails are all lytic phage BiomX has developed synthetic biology engineering tools that allow conversion of temperate phage into a strictly lytic form.

Figure 21. Overview of BiomX’s phage platform.

BiomX then screens phage for the ability to selectively and potently infect the target bacterial strains of interest. Phage that pass BiomX’s initial screens undergo extensive in silico and laboratory characterization. BiomX sequences the genomes of all phage candidates and rank them based on sequence diversity and lack of undesirable features, such as antibiotic resistance genes or toxins. BiomX then analyzes the phage for bacterial strain specificity and their ability to cause bacterial cell lysis rather than entering a lysogenic phase in which the phage become resident within the bacteria. Phage candidates are prioritized for various characteristics that will be important during manufacturing such as ease of production and stability. BiomX carries out whole genome analyses of bacteria that have developed resistance to specific phage in order to identify the bacterial receptors used by each phage to infect their target bacteria.

Phage engineering

BiomX’s phage selection process usually begins with screening for naturally occurring phage, but it is not always possible to find phage that exactly match the desired profile. If needed, BiomX modifies the genomes of its phage to create synthetic phage with properties which are not found in nature, but that BiomX believes will be beneficial to BiomX’s use as therapeutic agents. Examples of the types of genetic changes BiomX has introduced into phage include:

•        Alteration of their target specificity by modifying genes encoding phage tail fibers, which are typically responsible for recognition of bacterial receptor proteins. This allows BiomX to develop phage with expanded bacterial host range.

•        Conversion of temperate phage to lytic phage by disabling genes required for lysogeny.

•        Addition of payload genes that are intended to be delivered by the phage and lead to expression of proteins with therapeutic or diagnostic potential.

Changing the target specificity of phage

BiomX has applied two methods to change the target-recognition specificity of phage. One method is to introduce selective mutations directly into the genes encoding the phage tail fibers, the portions of the phage typically responsible for binding to bacterial cell receptors. The second method involves swapping the genes encoding tail fibers that specifically bind to one target receptor with those of a phage that binds to another receptor. BiomX can also create phage with parts of two different types of tail fibers, thus expanding the strains of bacteria that they can target.

Expanding phage host range against multiple targets

Phage A
Phage B
KP2
KP7
2 different
bacterial targets
Phage synthetic
engineering
Phage C
KP2
KP7

Figure 22. A schematic example of a phage created to have multiple tail fibers.

A published example from one of BiomX’s founders demonstrates the ability of tail fiber gene swapping to alter phage specificity. In this experiment T7 phage that were not able to inhibit the growth of Klebsiella were engineered to contain the genes for the tail fibers of K11 phage, a potent inhibitor of Klebsiella. After swapping the tail fiber genes, the synthetic T7 phage assumed the species specificity of the K11 phage and became potent inhibitors of Klebsiella.

Conversion of temperate to lytic phage

Naturally occurring phage can exist either as lytic phage which replicate, creating many copies of themselves and quickly leading to bacterial lysis, or as temperate phage which have the ability to enter into a lysogenic phase and become resident in the bacterial host by integrating into the bacterial chromosome. BiomX can engineer phage that BiomX discovers to disable their ability to enter the lysogenic state by inactivating key lysogenic genes such as regulatory genes or enzymes required for chromosomal integration. For example, the deletion of a repressor required for lysogeny results in the creation of phage that, in contrast to their naturally occurring precursors, are able to induce complete lysis of their target bacteria and suppress bacterial regrowth.

Figure 23. Deletion of a repressor converted a temperate phage (red) into a lytic phage (green) having similar ability to inhibit bacterial growth as a naturally occurring lytic phage (blue).

Addition of payloads to phage

BiomX has extensive experience modifying phage to carry and express gene payloads for a variety of proteins. BiomX has developed a luciferase-based rapid test for K. pneumoniae in IBD based on phage used to create BX002. BiomX is now evaluating the introduction of various immunostimulatory genes into phage in BiomX’s CRC product candidate. Through this process BiomX has gained proprietary insights enabling BiomX to insert genes in specific areas of the phage genome to maximize expression and limit disruption of phage function.

Cocktail optimization

BiomX’s topical and therapeutic product candidates are cocktails of phage which are chosen based on various characteristics including target host range, ability to avoid resistance, stability, ease of manufacturing and biofilm penetration. BiomX employs various techniques to prioritize and enrich for the selection of phage that target different receptors. BiomX conducts extensive computational and laboratory tests to optimize the selection of phage components of BiomX’s cocktails to maximize their antibacterial activity and the durability of their antibacterial effect.

BiomX’s primary strategy to prevent or minimize the emergence of viable bacteria with mutations that allow them to overcome infection by the candidate therapeutic is to always use a cocktail of multiple phage, including those which infect by different receptors, in BiomX’s topical and therapeutic product candidates. BiomX hypothesizes that the ability of a bacterium to escape infection by all members of the set of distinct phage in BiomX’s cocktail would require simultaneous mutations in multiple genes — a very unlikely event. In practice, this is what BiomX has observed in its preclinical studies. Resistance can emerge when bacteria are treated with single phage or suboptimal cocktails, but it is less likely when a cocktail of diverse phage are used.

Figure 24. Cocktails of diverse phage prevent emergence of resistant bacteria.

Manufacturing

BiomX and a CRO have jointly developed a manufacturing process that utilizes state of the art industrial methods for the manufacture of BiomX’s product candidates. This cGMP compliant process is designed to be scalable to meet BiomX’s clinical study needs, and to fulfill the requirements of regulators for human studies. BiomX currently operates a manufacturing model that combines an in-house process development and manufacturing suite with outsourced third-party manufacturing services for the large scale production of BiomX’s therapeutic phage cocktails for clinical use. As such, for BX001, BiomX has engaged one vendor to provide purified active ingredients (bacteriophages) and another to provide formulation and fill-finish services of BiomX’s product candidates for clinical testing. For BX002, BiomX has also engaged an additional third-party provider to supplement BiomX’s in house process development activities. BiomX has selected these organizations based on their experience, capability, capacity and regulatory status. Projects are managed by a specialist team of BiomX’s internal staff, which is designed to promote compliance with the technical aspects and regulatory requirements of the manufacturing process.

BiomX maintains services agreements with multiple manufacturers. These services agreements generally are short-term in nature and capable of being extended or renewed. The production amounts identified in BiomX’s current services agreements are sufficient to support BiomX’s current clinical study needs.

In the third quarter of 2019, BiomX opened its own 550 square foot manufacturing facility at its headquarters in Ness Ziona, Israel. This facility has been designed with the capacity to produce clinical quantities of BiomX’s product candidates required for future early stage clinical development of BX002.

While BiomX does not have a current need for commercial scale manufacturing capacity, at the appropriate time BiomX intends to evaluate building large scale cGMP internal manufacturing capabilities, which may include expansion of its operations.

Intellectual Property

BiomX strives to protect the proprietary technology that BiomX believes is important to its business, including seeking and maintaining patent protection in the United States and internationally for its product candidates and discovery platform. BiomX also relies on trademarks, trade secrets, know-how, continuing technological innovation and in-licensing opportunities to develop and maintain its proprietary position.

BiomX seeks to obtain U.S. and international patent protection, and endeavors to promptly file patent applications for new commercially valuable inventions. BiomX also relies on trade secrets and know-how to protect aspects of its business that are not amenable to, or that BiomX does not consider appropriate for, patent protection. BiomX plans to continue to expand its intellectual property estate by filing patent applications directed to formulations, related methods of treatment, methods of manufacture or identified from BiomX’s ongoing development of its product candidates, as well as discovery based on BiomX’s proprietary product platform. BiomX’s success will depend on its ability to obtain and maintain patent and other proprietary protection for commercially important technology, inventions and know-how related to its business, defend and enforce any patents that BiomX may obtain, preserve the confidentiality of its trade secrets and know-how and operate without infringing the valid and enforceable patents and proprietary rights of third parties. The patent positions of life sciences companies like BiomX’s are generally uncertain and involve complex legal, scientific and factual questions. In addition, the coverage claimed in a patent may be challenged in courts after issuance. Moreover, many jurisdictions permit third parties to challenge issued patents in administrative proceedings, which may result in further narrowing or even cancellation of patent claims. BiomX cannot guarantee that its pending patent applications, or any patent applications that BiomX may in the future file or license from third parties, will result in the issuance of patents. BiomX cannot predict whether the patent applications it is currently pursuing will issue as patents in any particular jurisdiction or at all, whether the claims of any patent applications, should they issue, will cover its product candidates, or whether the claims of any issued patents will provide sufficient protection from competitors or otherwise provide any competitive advantage. BiomX cannot predict the scope of claims that may be allowed or enforced in its patents. In addition, the coverage claimed in a patent application can be significantly reduced before the patent is issued, and its scope can be reinterpreted after issuance. Consequently, BiomX may not obtain or maintain adequate patent protection for any of its programs and product candidates.

Because patent applications in the United States and certain other jurisdictions are maintained in secrecy for 18 months or potentially even longer, and because publication of discoveries in the scientific or patent literature often lags behind actual discoveries and patent application filings, BiomX cannot be certain of the priority of inventions covered by pending patent applications. Accordingly, BiomX may not have been the first to invent the subject matter disclosed in some of its patent applications or the first to file patent applications covering such subject matter, and BiomX may have to participate in interference proceedings or derivation proceedings declared by the USPTO, to determine priority of invention. For more information regarding the risks related to BiomX’s intellectual property, see “Risk Factors — Risks Related to BiomX’s Licensed and Co-Owned Intellectual Property.”

BiomX’s licensed and co-owned technology is focused on microbiome product discovery to develop phage therapies to target and destroy harmful bacteria involved with chronic diseases. BiomX uses its licensed and proprietary platform technology to develop phage therapies that incorporate both naturally occurring phage and novel engineered phage created using synthetic biology. These phage therapies are directed to acne, IBD, PSC and CRC. BiomX then designs cocktails containing multiple phage (both naturally occurring and synthetic) with complementary functions.

Patent portfolio

BiomX’s patent portfolio consists of owned patent applications, as well as both licensed and co-owned patent applications (that are also licensed). For some of these applications, prosecution has not started and others are in the early stages of prosecution in the United States and in selected jurisdictions outside of the United States. BiomX co-owns one U.S. provisional patent application with Keio University (“Keio”), one U.S. provisional and one PCT application with Yeda Research and Development Co. Ltd. (“Yeda”), and one U.S. provisional application and one PCT application with both Keio and Yeda. BiomX has an exclusive license from Yeda and Keio for these co-owned applications. BiomX has exclusive licenses from Yeda, Keio, or the Massachusetts Institute of Technology (“MIT”) for the rest of the patents and patent applications in its portfolio.

A significant portion of BiomX’s portfolio is directed to its key product candidates, specifically: acne, IBD, PSC and CRC, as well as to BiomX’s bacterial target discovery and bacteriophage discovery technology platforms. Prosecution has yet to commence for most of the pending patent applications covering BiomX’s product candidates. Prosecution is a lengthy process, during which the scope of the claims initially submitted for examination by the USPTO are often significantly narrowed by the time they issue, if they issue at all. BiomX expects this to be the case with respect to its licensed and co-owned patent applications, described briefly below.

Acne

BiomX co-owns with Yeda one U.S. provisional and one PCT application containing claims directed to pharmaceutical compositions and formulations comprising combinations of bacteriophage useful to treat acne, methods of use for these bacteriophage combinations, and methods of identifying patients who will respond to these bacteriophage combinations. Any U.S. patents issuing from the pending application covering BiomX’s lead bacteriophage combination in this program are expected to expire in 2038. Patent term adjustments or patent term extensions could result in later expiration dates.

IBD

BiomX co-owns with Keio and Yeda one U.S. provisional application and one PCT application containing claims directed to pharmaceutical compositions comprising combinations of bacteriophage useful to treat IBD and other diseases of the gastrointestinal tract, methods of use for these bacteriophage combinations, methods of identifying patients who will respond to these bacteriophage combinations, and methods of treating IBD by targeting a bacterial strain discovered to cause or contribute to that disease. BiomX co-owns, solely with Keio, one U.S. provisional application with similar claims.

BiomX also has an exclusive license from Keio for one U.S. provisional application, one PCT application and five foreign patent applications (Australia, Canada, China, Europe and Japan). These applications are directed to methods of use for these bacteriophage combinations, methods of identifying patients who will respond to these bacteriophage combinations, and methods of treating IBD by targeting a bacterial strain discovered to cause or contribute to that disease. Any U.S. patents issuing from the pending applications covering BiomX’s lead bacteriophage combination in this program are expected to expire in 2037 or 2038. Patent term adjustments or patent term extensions could result in later expiration dates.

PSC

BiomX has an exclusive license to one U.S. non-provisional two U.S. provisional applications and two Japanese patent applications with claims directed to pharmaceutical compositions comprising bacterial strains discovered to be beneficial in the treatment of PSC and methods of using the same, and to methods of treating PSC by reducing the level of certain bacterial strains discovered to contribute to PSC. Any U.S. patents issuing from the pending applications in this program are expected to expire in 2038 or 2039. Patent term adjustments or patent term extensions could result in later expiration dates.

CRC

BiomX has filed one U.S. provisional patent application containing claims directed to pharmaceutical compositions and formulations comprising combinations of bacteriophage (both synthetic and naturally occurring) useful to treat cancer. There is no assurance that a patent or claims will issue from this pending application or that, if a patent or claims issue, they will be of sufficient scope or strength to provide meaningful protection for our technology. Any U.S. patents issuing from the pending application covering BiomX’s lead bacteriophage combination in this program are expected to expire in 2038. Patent term adjustments or patent term extensions could result in later expiration dates.

Technology Platform

BiomX is exclusively licensed to one U.S. issued patent, five U.S. non-provisional applications, one PCT application, and seven foreign patent applications (Canada, China, Europe, and Israel). These licensed patent families include one issued U.S. Patent and multiple pending patent applications, with claims directed to methods of analyzing the composition of the microbiome in a subject, polynucleotides that are useful as transcription terminators in bacteria and methods of identifying the same, methods of producing recombinant bacteriophage in yeast cells, recombinant bacteriophage with broader or altered host range than the parent strains from which they are derived, and recombinant methods for increasing the lytic efficiency of a bacteriophage. The patents issuing from the pending applications in the U.S. directed to BiomX’s platform are expected to expire between 2034 and 2038. Patent term adjustments or patent term extensions could result in later expiration dates. For more information regarding the risks related to BiomX’s intellectual property, see “Risk Factors — Risks Related to BiomX’s Licensed and Co-Owned Intellectual Property.”

Patent term

The term of individual patents depends upon the legal term of the patents in the countries in which they are obtained. In most countries in which BiomX files, including the United States, the base term is 20 years from the filing date of the earliest-filed non-provisional patent application from which the patent claims priority. The term of a U.S. patent can be lengthened by patent term adjustment, which compensates the owner of the patent for administrative delays at the USPTO. In some cases, the term of a U.S. patent is shortened by terminal disclaimer that reduces its term to that of an earlier-expiring patent. The term of a U.S. patent may be eligible for patent term extension under the Drug Price Competition and Patent Term Restoration Act of 1984, referred to as the Hatch-Waxman Act, to account for at least some of the time the drug is under development and regulatory review after the patent is granted. With regard to a drug for which FDA approval is the first permitted marketing of the active ingredient, the Hatch-Waxman Act allows for extension of the term of one U.S. patent that includes at least one claim covering the composition of matter of such an FDA-approved drug, an FDA-approved method of treatment using the drug and/or a method of manufacturing the FDA-approved drug. The extended patent term cannot exceed the shorter of five years beyond the non-extended expiration of the patent or fourteen years from the date of the FDA approval of the drug, and a patent cannot be extended more than once or for more than a single product. During the period of extension, if granted, the scope of exclusivity is limited to the approved product for approved uses. Some foreign jurisdictions, including Europe and Japan, have analogous patent term extension provisions, which allow for extension of the term of a patent that covers a drug approved by the applicable foreign regulatory agency.

In the future, if and when BiomX’s product candidates receive FDA approval, BiomX expects to apply, if appropriate, for patent term extension on patents directed to those product candidates, their methods of use and/or methods of manufacture. However, there is no guarantee that the applicable authorities, including the FDA in the United States, will agree with BiomX’s assessment of whether such extensions should be granted, and if granted, the length of such extensions. For more information regarding the risks related to BiomX’s intellectual property, see “Risk Factors — Risks Related to BiomX’s Licensed and Co-Owned Intellectual Property.”

Trade secrets and know-how

In addition to patents, BiomX relies on trade secrets and know-how to develop and maintain its competitive position. BiomX typically relies on trade secrets to protect aspects of its business that are not amenable to, or that BiomX does not consider appropriate for, patent protection. BiomX protects trade secrets and know-how by establishing confidentiality agreements and invention assignment agreements with BiomX’s employees, consultants, scientific advisors, contractors and collaborators. These agreements provide that all confidential information developed or made known during the course of an individual or entities’ relationship with BiomX must be kept confidential during and after the relationship. These agreements also provide that all inventions resulting from work performed for BiomX or relating to BiomX’s business and conceived or completed during the period of employment or assignment, as applicable, shall be BiomX’s exclusive property. In addition, BiomX takes other appropriate precautions, such as physical and technological security measures, to guard against misappropriation of its proprietary information by third parties.

Although BiomX takes steps to protect its proprietary information and trade secrets, including through contractual means with BiomX’s employees and consultants, third parties may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to BiomX’s trade secrets or disclose BiomX’s technology. Thus, BiomX may not be able to meaningfully protect its trade secrets. For more information regarding the risks related to BiomX’s intellectual property, see “Risk Factors — Risks Related to BiomX’s Licensed and Co-Owned Intellectual Property.”

Competition

The biotechnology and pharmaceutical industries are characterized by rapidly advancing technologies, strong competition and an emphasis on proprietary products. While BiomX believes that its technology, knowledge and experience provide BiomX with competitive advantages, BiomX faces substantial competition from many different sources, including larger pharmaceutical companies with more resources. Specialty biotechnology companies, academic research institutions, governmental agencies, as well as public and private institutions are also potential sources of competitive products and technologies. BiomX believes that the key competitive factors affecting the success of any of its product candidates will include efficacy, safety profile, method of administration, cost, level of promotional activity and intellectual property protection.

BiomX is aware of a number biotechnology companies developing bacteriophage products to treat human diseases. To BiomX’s knowledge, several biotechnology companies, as well as academic institutions, have discovery stage or clinical programs utilizing naturally occurring phages or synthetic biology approaches. In addition, BiomX is aware of several investigational and marketed products to treat the indications that BiomX is targeting with its product candidates, including, but not limited to:

•        P. acne:    Adapalene, Epiduo, Zineryt, erythromycin and Acnecide

•        Inflammatory bowel disease:    Humira, Stelara, Entyvio, Inflectra and Cimzia

•        Primary sclerosing cholangitis:    Obeticholic acid (Intercept clinical candidate), GS-9674 (Gilead clinical candidate), BTT1023, (Acorda Therapeutics candidate) and PLN-74809 (Pliant clinical candidate)

Many of BiomX’s competitors, either alone or with their strategic partners, have substantially greater financial, technical and human resources than BiomX does and significantly greater experience in the discovery and development of product candidates, obtaining FDA and other regulatory approvals of products and the commercialization of those products. Accordingly, BiomX’s competitors may be more successful than BiomX may be in discovering product candidates, obtaining approval for such product candidates and achieving widespread market acceptance. BiomX’s competitors’ products may be more effective, or more effectively marketed and sold, than any product BiomX may commercialize and may render BiomX’s product candidates obsolete or non-competitive before BiomX can recover the expenses of developing and commercializing any of BiomX’s product candidates. BiomX anticipates that BiomX will face intense and increasing competition as new drugs enter the market and advanced technologies become available.

These third parties compete with BiomX in recruiting and retaining qualified scientific, clinical, manufacturing sales and marketing and management personnel, establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, BiomX’s program.

In addition, for any cosmetics products that BiomX introduces, BiomX will face intense competition from a broader range of cosmetics companies with more resources than BiomX’s.

Sales and Marketing

BiomX intends to pursue the commercialization of its drug product candidates either by building internal sales and marketing capabilities or through opportunistic collaborations with others if and when BiomX receives the requisite regulatory approvals.

BiomX seeks to distribute BX001 and is working in collaboration with a leading multinational cosmetics company in conducting trials, and does not plan to rely on its own sales and marketing capabilities, subject to negotiation and agreement of mutually acceptable terms (as to which there can be no assurance). BiomX also may select an alternate method for distribution.

Material Agreements

License Agreements

Research and License Agreement with Yeda Research and Development Company Limited

BiomX entered into a Research and License Agreement with Yeda, the technology transfer office of the Weizmann Institute of Science, dated as of June 22, 2015, as amended, pursuant to which BiomX received an exclusive worldwide license to certain know-how and research information related to the development, testing, manufacture, production and sale of microbiome-based therapeutic product candidates, including candidates specified in the agreement, which are used in BiomX’s phage discovery platform, as well as patents, research and other rights to phage product candidates resulting from the work of the consultants identified in the agreement and further research which BiomX funded.

In connection with this license, BiomX is obligated to pay a non-refundable license fee of $10,000 per year. In addition, BiomX contributed an aggregate of approximately $2.0 million to the research budget agreed upon in the license agreement. In addition, BiomX is required to pay tiered royalties in the low single digits on net sales of products and diagnostic kits covered by the license agreement, subject to reductions as described therein. The products and diagnostic kits covered by the license agreement include those directed to inflammatory bowel disease, colorectal cancer, and any other indications that may be treated by phage-based therapies, as well as related technology platforms. If BiomX sublicenses its rights under this agreement BiomX will be obligated to pay Yeda additional sublicense royalties expressed as a percentage of the sublicensing receipts described in the agreement received ranging from the mid-teens to the mid-twenties. BiomX is obligated pay filing and maintenance expenses in respect of patents licensed under this license agreements. In connection with this license agreement, BiomX also issued an aggregate of 80,000 ordinary shares to Yeda. In the event of certain mergers and acquisitions by BiomX, BiomX is obligated to pay Yeda an amount equivalent to 1% of the consideration received under such transaction (the “exit fee”). Upon the closing of the Business Combination, the provisions of the Yeda license agreement related to the exit fee will be amended so that, instead of the exit fee provided for in the prior sentence, in the event of any merger or acquisition involving CHAC after the Business Combination, CHAC is obligated to pay Yeda a one-time payment as described in the amendment which will not exceed 1% of the consideration received under such transaction.

Unless terminated earlier by either party, the license granted will remain in effect in each country and for each product developed based on the license until the later of the expiration of the last licensed patent (which is expected to be in 2039) in such country for such product, and eleven years from the date of first commercial sale of such product in such country for such product. The agreement terminates upon the later of the expiration of the last of the patents covered under the agreement, and the expiry of a continuous 15-year period during which there has not been a first commercial sale of any product in any country. Yeda may also terminate the agreement if BiomX fails to observe certain diligence and development requirements and milestones as described in the agreement. BiomX or Yeda may terminate the agreement for the material uncured breach of the other party after a notice period, or the other party’s winding up, bankruptcy, insolvency, dissolution or other similar discontinuation of business. Upon termination of the agreement, other than due to the passage of time, BiomX is required to grant to Yeda a non-exclusive, irrevocable, perpetual, fully paid-up, sublicensable, worldwide license in respect of BiomX’s rights in know-how and research results as described in this agreement, provided that if Yeda subsequently grants a license to a third party that utilizes BiomX’s rights, BiomX is entitled to share in the net proceeds actually received by Yeda arising out of that license, subject to a cap based on the development expenses that BiomX incurs in connection with this agreement.

BiomX consults with Yeda with respect to patent prosecution and maintenance decisions. Yeda is primarily responsible for prosecution and maintenance with respect to Licensed Information and BiomX is responsible for prosecution and maintenance with respect to Subsequent Results. BiomX and Yeda are both entitled to consultation rights. BiomX is responsible for costs associated with prosecution and maintenance of all patents and applications.

BiomX is entitled to enforce the patent rights under the license upon approval by Yeda. Yeda may elect to join the lawsuit, but BiomX is responsible for all litigation-related expenses. Yeda reserves the right to bring its own actions if BiomX does not notify Yeda of BiomX’s intent to enforce a right or bring an action after BiomX initially notified Yeda of the potential action.

Exclusive Patent License Agreement with the Massachusetts Institute of Technology

On April 25, 2017, BiomX entered into an Exclusive Patent License Agreement with MIT, pursuant to which BiomX received an exclusive, royalty-bearing license to certain patents held by MIT covering methods to synthetically engineer phage in the field of treating, preventing or diagnosing inflammatory bowel disease, cancer in humans, including colorectal cancer, or certain other specified indications, to utilize patents held by MIT. One of the inventors of the patents has an equity ownership in BiomX. Under this agreement, BiomX is required to expend minimum amounts on the research and development of the products that require the licensed patents or are manufactured by a licensed process until the first commercial sale of any product covered by this agreement. These minimum amounts start at $50,000 for the first year of the agreement term and increase up to $2.0 million per year after the fourth year. BiomX is also required to meet certain clinical and development milestones over the course of the agreement.

Under the terms of the agreement, BiomX paid MIT an initial license fee of $25,000 and is obligated to pay certain license maintenance fees of up to $250,000 in each subsequent year and following the commercial sale of licensed products. BiomX is also required to make payments to MIT upon the satisfaction of development and commercialization milestones totaling up to $2.4 million in aggregate. BiomX is also required to pay MIT tiered royalties on a percentage of annual net sales of licensed products in the low single digits. In addition, BiomX is required to pay tiered royalties on a percentage of annual net sales of identified products ranging between approximately one-half percent and in the low single digits. If BiomX sublicenses its rights under this agreement, BiomX will be obligated to pay MIT sublicense royalties expressed as a percentage of sublicense income received as described in the agreement, including milestone payments and other payments, ranging between the low teens and the low twenties. BiomX’s payments to MIT are subject to reductions as set forth in the agreement.

Unless earlier terminated, the agreement will continue until the expiration or abandonment of all issued patents or patent applications with the licensed patent rights, which is expected to be in 2038. BiomX may also terminate the agreement at any time with 90 days prior written notice and payment of all amounts due to MIT through the date of such termination. MIT may also terminate the agreement if BiomX ceases to carry on BiomX’s business or if BiomX fails to pay any amounts due to MIT under the agreement. Either party may terminate the agreement upon material breach by the other party that is uncured.

MIT is responsible for prosecution and maintenance of the patents that fall under the patent rights. BiomX shares the costs of such prosecution and maintenance.

BiomX is entitled to enforce the patent rights under BiomX’s own control and at its own expense, unless MIT is legally required to allow the action to be brought in its name. BiomX must consult with MIT before commencing any such action and cannot enter into settlements, consent judgments, or other dispositions that would adversely affect the patent rights without prior written consent of MIT. MIT reserves the right to bring its own enforcement actions if BiomX fails to do so within a reasonable time.

Exclusive Patent License Agreement with Keio University and JSR Corporation for IBD

BiomX has entered into an Exclusive Patent License Agreement with Keio, and JSR, on December 15, 2017, as amended, pursuant to which BiomX was granted an exclusive, royalty-bearing, worldwide, perpetual sublicense by JSR to certain patent rights related to BiomX’s inflammatory bowel disease program. Specifically, these patent rights relate to bacterial targets that have been observed to be related to inflammatory bowel disease and the phage that were observed to eradicate these bacterial targets.

BiomX paid JSR a license issue fee of $10,000 and has agreed to pay annual fees ranging from $15,000 to $25,000 in each subsequent year. In addition to the license fees, BiomX has agreed to make payments upon the satisfaction of certain clinical and regulatory milestones up to an aggregate of $3.2 million. BiomX is also required to pay tiered royalties expressed as a percentage of annual net sales of products developed under the agreement in the low single digits. If BiomX sublicenses BiomX’s rights under this agreement, BiomX will be obligated to pay sublicense royalties expressed as a percentage of sublicense income received, including any license signing fee, license maintenance fee, distribution or joint marketing fee and milestone payments, ranging in the high single digits to the low teens. BiomX’s payments under this agreement are subject to reductions as set forth therein.

Unless earlier terminated, this agreement will expire on the later of the date on which all issued patents and filed patent applications have expired (which is expected to be in 2039), or been abandoned, withdrawn, rejected, revoked or invalidated, and five years from the date of first commercial sale of a product developed the agreement in any country or, if later, when the product ceases to be covered by a valid claim in the United States, European Union or Japan. The counterparties may terminate this agreement if BiomX fails to pay the amounts due under this agreement, or upon BiomX’s winding up, bankruptcy, insolvency, dissolution or other similar discontinuation of business, or if BiomX breaches the material terms of this agreement and such breach is uncured. BiomX may terminate this agreement at any time upon three months’ advance written notice to JSR.

BiomX and other joint owners are responsible for maintenance and prosecution of patents that fall under Joint Patent Rights. JSR is entitled to the opportunity to advise and approve decisions that would have a material adverse impact on the scope of the claims. JSR is responsible for patents that fall under Patent Rights and BiomX is entitled to advise with respect to patent counsel, scope of claims, and other matters. BiomX is entitled to bring enforcement actions (in BiomX’s name alone and at BiomX’s own expense). BiomX is required to obtain JSR’s prior written consent for each action BiomX brings with respect to the Patent Rights only.

Exclusive Patent License Agreement with Keio University and JSR Corporation for PSC

BiomX has entered into an Exclusive Patent License Agreement with Keio and JSR on April 22, 2019, pursuant to which BiomX was granted an exclusive, royalty-bearing, worldwide, perpetual sublicense by JSR to certain patent rights related to BiomX’s PSC program. Specifically, these patent rights relate to bacterial targets that have been observed to be related to PSC and the phage that were observed to eradicate these bacterial targets.

BiomX paid JSR a license issue fee of $20,000 and has agreed to pay annual fees ranging from $15,000 to $25,000 in each subsequent year. In addition to the license fees, BiomX has agreed to make payments upon the satisfaction of certain clinical and regulatory milestones up to an aggregate of $3.2 million. BiomX is also required to pay tiered royalties expressed as a percentage of annual net sales of products developed under the agreement in the low single digits. If BiomX sublicenses BiomX’s rights under this agreement, BiomX will be obligated to pay sublicense royalties expressed as a percentage of sublicense income received, including any license signing fee, license maintenance fee, distribution or joint marketing fee and milestone payments, ranging in the high single digits to the low teens. BiomX’s payments under this agreement are subject to reductions as set forth therein.

Unless earlier terminated, this agreement will expire on the later of the date on which all issued patents and filed patent applications have expired (which is expected to be in 2039), or been abandoned, withdrawn, rejected, revoked or invalidated, and five years from the date of first commercial sale of a product developed the agreement in any country or, if later, when the product ceases to be covered by a valid claim in the United States, European Union or Japan. The counterparties may terminate this agreement if BiomX fails to pay the amounts due under this agreement, or upon BiomX’s winding up, bankruptcy, insolvency, dissolution or other similar discontinuation of business, or if BiomX breaches the material terms of this agreement and such breach is uncured. BiomX may terminate this agreement at any time upon three months’ advance written notice to JSR.

BiomX and other joint owners are responsible for maintenance and prosecution of patents that fall under Joint Patent Rights. JSR is entitled to the opportunity to advise and approve decisions that would have a material adverse impact on the scope of the claims. JSR is responsible for patents that fall under Patent Rights and BiomX is entitled to advise with respect to patent counsel, scope of claims, and other matters. BiomX is entitled to bring enforcement actions (in BiomX’s name alone and at BiomX’s own expense). BiomX is required to obtain JSR’s prior written consent for each action BiomX brings with respect to the Patent Rights only.

Acquisition Agreement

RondinX Acquisition

In November 2017, BiomX entered into a share purchase agreement to acquire all of the outstanding share capital of RondinX Ltd., a company organized under the laws of Israel (“RondinX”). Under this agreement, BiomX issued to the shareholders of RondinX an aggregate of 250,023 Series A-1 preferred shares upon the closing of the acquisition. In addition, BiomX issued to warrantholders of RondinX warrants to purchase an aggregate of 4,380 Series A-1 preferred shares, which are exercisable for no additional consideration, as well as additional cash consideration.

In addition, BiomX is required to issue up to an additional 234,834 ordinary shares to the former securityholders of RondinX upon the achievement of certain milestones, including clinical, developmental, regulatory, commercial or strategic milestones relating to product candidates for treatment of PSC or entry into qualifying collaboration agreements with certain third parties. Furthermore, upon the achievement of such milestones, BiomX will be required to make payments of contingent consideration of up to $32 million in the aggregate. Such contingent consideration may be made in cash, or in the most senior class of BiomX’s shares authorized or outstanding as of the time the payment is due, or a combination of both. If BiomX issues shares for the payment of such contingent consideration, these shares will be issued based on the lowest price per share paid by any holder of such shares. In the event that any of BiomX’s shares are traded on a public market, then the price per share calculated as part of such payment will be calculated as follows: (i) if the securities are then traded on a national securities exchange or the Nasdaq Stock Market (or similar national quotation system), then the value of the securities shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) trading-day period ending five (5) trading days prior to the distribution; or (ii) if the securities are actively traded over-the-counter, then the value of the securities shall be deemed to be the average of the closing bid prices of the securities over the thirty (30) trading-day period ending five (5) trading days prior to the distribution.

Employees

As of September 1, 2019, BiomX has 66 full-time employees and consultants and 13 part time employees. Twenty-seven of BiomX’s employees have Ph.D. or M.D. degrees and 71 of BiomX’s employees are currently engaged in research and preclinical development activities. None of BiomX’s employees is represented by labor unions or covered by collective bargaining agreements. BiomX considers its relationship with its employees to be very strong.

Facilities

BiomX’s corporate headquarters are located in Ness Ziona, Israel, where BiomX currently leases 10,760 square feet of laboratory and office space. The lease expires in 2022, subject to an option to extend for an additional five years starting on July 14, 2022. In the third quarter of 2019, BiomX opened its own 550 square foot manufacturing facility at its headquarters in Ness Ziona, Israel. This facility has been designed with the capacity to produce clinical quantities of BiomX’s product candidates required for future early stage clinical development of BX002 and BX003.

Legal Proceedings

As of the date of this proxy statement, BiomX is not subject to any material legal proceedings.

GOVERNMENT REGULATION

Government authorities in the United States and other countries regulate, among other things, the research, development, testing, manufacture, quality control, approval, labeling, packaging, storage, record-keeping, promotion, advertising, distribution, post-approval monitoring and reporting, marketing and export and import of drug and biological products. Generally, before a new drug or biologic can be marketed, considerable data demonstrating its quality, safety, efficacy, purity, and/or potency must be obtained, organized into a format specific for each regulatory authority, submitted for review and approved by the regulatory authority where the product is intended to be marketed. In addition, in certain countries, cosmetics are subject to a specific regulatory framework.

U.S. Biological Product Development Process

In the United States, the FDA regulates drugs under the Federal Food, Drug, and Cosmetic Act (the “FDCA”) and its implementing regulations under the FDCA, the Public Health Service Act (the “PHSA”) and their implementing regulations. Both drugs and biologics are also subject to other federal, state and local statutes and regulations. The process of obtaining regulatory approvals and the subsequent compliance with appropriate federal, state and local statutes and regulations requires the expenditure of substantial time and financial resources. Failure to comply with applicable U.S. requirements at any time during the product development, approval, or post-marketing process may subject an applicant to administrative or judicial sanctions. These sanctions could include, among other actions, the FDA’s refusal to approve pending applications, withdrawal of an approval or license revocation, a clinical hold, untitled or warning letters, product recalls or market withdrawals, product seizures, total or partial suspension of production or distribution, injunctions, fines, refusals of government contracts, restitution, disgorgement and civil or criminal penalties. Any agency or judicial enforcement action could have a material adverse effect on us.

Certain of our current product candidates and future product candidates must be approved by the FDA through a Biologics License Application (“BLA”) process before they may be legally marketed in the United States. The process generally involves the following:

•        Completion of extensive preclinical studies in accordance with applicable regulations, including studies conducted in accordance with good laboratory practice (“GLP”) requirements;

•        Submission to the FDA of an Investigational New Drug (“IND”) application, which must become effective before human clinical trials may begin;

•        Approval by an institutional review board (“IRB”) at each clinical trial site before each trial may be initiated;

•        Performance of adequate and well-controlled human clinical trials in accordance with applicable IND regulations, good clinical practice (“GCP”) requirements and other clinical trial-related regulations to establish the safety and efficacy of the investigational product for each proposed indication;

•        Submission to the FDA of a BLA;

•        A determination by the FDA within 60 days of its receipt of a BLA to accept the filing for review;

•        Satisfactory completion of an FDA pre-approval inspection of the manufacturing facility or facilities where the biologic will be produced to assess compliance with current good manufacturing practice (“cGMP”) requirements to assure that the facilities, methods and controls are adequate to preserve the biologic’s identity, strength, quality and purity;

•        Potential FDA audit of the clinical trial sites that generated the data in support of the BLA;

•        Payment of user fees for FDA review of the BLA (unless a fee waiver applies); and

•        FDA review and approval of the BLA, including consideration of the views of any FDA advisory committee, prior to any commercial marketing or sale of the biologic in the United States.

The preclinical and clinical testing and approval process requires substantial time, effort and financial resources, and we cannot be certain that any approvals for our product candidates subject to this process will be granted on a timely basis, or at all.

The strategies, nature, and technologies associated with bacteriophage products are different from those of conventional biological products. From the regulatory requirements established in order to ensure the safety, efficacy and quality of bacteriophage preparations, there are several matters to consider during the development, manufacturing, characterization, preclinical study and clinical trials of bacteriophage, including:

•        Preparation and design of bacteriophage cocktails (phage mixes) with individual phage characterization to ensure that they are strictly lytic and devoid of any antibiotic resistance or virulent sequences; wild-type phage versus genetically engineered phage;

•        Proof of concept in development of bacteriophage products in the treatment of chronic diseases;

•        Ability to deliver an adequate dose of bacteriophage formulation to target bacteria;

•        Relevant animal models in preclinical studies; and

•        Clinical safety and effectiveness on individuals that carry the bacterial strain.

Preclinical Studies and IND

Preclinical studies include laboratory evaluation of product chemistry and formulation, as well as in vitro and animal studies to establish a rationale for therapeutic use and in some cases to assess the potential for adverse events. The conduct of preclinical studies is subject to federal regulations and requirements, including GLP regulations for safety/toxicology studies. An IND sponsor must submit the results of the preclinical tests, together with manufacturing information, analytical data, any available clinical data or literature and plans for clinical trials, among other things, to the FDA as part of an IND. An IND is a request for authorization from the FDA to administer an investigational product to humans, and, must become effective before human clinical trials may begin. Some long-term preclinical testing may continue after the IND is submitted. An IND automatically becomes effective 30 days after receipt by the FDA, unless before that time, the FDA raises concerns or questions related to one or more proposed clinical trials and places the trial on clinical hold. In such a case, the IND sponsor and the FDA must resolve any outstanding concerns before the clinical trial can begin. As a result, submission of an IND may not result in the FDA allowing clinical trials to commence.

Clinical Trials

Clinical trials involve the administration of the biological product candidate to healthy volunteers or disease-affected patients under the supervision of qualified investigators, generally physicians not employed by, or under, the trial sponsor’s control. Clinical trials are conducted under protocols detailing, among other things, the objectives of the clinical trial, dosing procedures, subject selection and exclusion criteria, and the parameters to be used to monitor subject safety and efficacy, including stopping rules that assure a clinical trial will be stopped if certain adverse events should occur. Each protocol and any amendments to the protocol must be submitted to the FDA as part of the IND. Clinical trials must be conducted and monitored in accordance with the FDA’s regulations comprising the GCP requirements, including the requirement that all research subjects provide informed consent. Further, each clinical trial must be reviewed and approved by an IRB at or servicing each institution at which the clinical trial will be conducted. An IRB is charged with protecting the welfare and rights of study participants and considers such items as whether the risks to individuals participating in the clinical trials are minimized and are reasonable in relation to anticipated benefits. The IRB also approves the form and content of the informed consent that must be signed by each clinical trial subject or his or her legal representative and must monitor the clinical trial until completed. There are also requirements governing the reporting of ongoing clinical trials and completed clinical trial results to public registries. Information about certain clinical trials, including clinical trial results, must be submitted within specific timeframes for publication on the www.clinicaltrials.gov website.

Clinical trials generally are conducted in three sequential phases, known as Phase 1, Phase 2 and Phase 3, and may overlap.

•        Phase 1 clinical trials generally involve a small number of healthy volunteers or disease-affected patients who are initially exposed to a single dose and then multiple doses of the product candidate. The primary purpose of these clinical trials is to assess the metabolism, pharmacologic action, side effect tolerability and safety of the product candidate.

•        Phase 2 clinical trials generally involve studies in disease-affected patients to evaluate proof of concept and/or determine the dosing regimen(s) for subsequent investigations. At the same time, safety and sometimes further pharmacokinetic and pharmacodynamic information is collected, possible adverse effects and safety risks are identified and a preliminary evaluation of efficacy is conducted.

•        Phase 3 clinical trials generally involve a large number of patients at multiple sites and are designed to provide the data necessary to demonstrate the effectiveness of the product for its intended use, its safety in use and to establish the overall benefit/risk relationship of the product and provide an adequate basis for labeling for new drugs.

Post-approval trials, sometimes referred to as Phase 4 clinical trials, may be conducted after initial marketing approval. These trials are conducted to gain additional experience from the treatment of patients in the intended therapeutic indication. In certain instances, the FDA may mandate the performance of Phase 4 clinical trials as a condition of approval of a BLA.

Progress reports detailing the results of the clinical trials, among other information, must be submitted at least annually to the FDA and written IND safety reports must be submitted to the FDA and the investigators for serious and unexpected suspected adverse events, findings from other studies or animal or in vitro testing that suggest a significant risk for human subjects and any clinically important increase in the rate of a serious suspected adverse reaction over that listed in the protocol or investigator brochure.

It is possible for Phase 1, Phase 2, Phase 3 and other types of clinical trials not to be completed successfully within a specified period, if at all. The FDA or the sponsor may suspend or terminate a clinical trial at any time on various grounds, including a finding that the patients are being exposed to an unacceptable health risk. Similarly, an IRB can suspend or terminate approval of a clinical trial at its institution if the clinical trial is not being conducted in accordance with the IRB’s requirements or if the biologic has been associated with unexpected serious harm to patients. Additionally, some clinical trials are overseen by an independent group of qualified experts organized by the clinical trial sponsor, known as a data safety monitoring board or committee. This group provides authorization for whether a trial may move forward at designated check points based on access to certain data from the trial.

Concurrent with clinical trials, companies may complete additional animal studies and also must develop additional information about the chemistry and physical characteristics of the biologic as well as finalize a process for manufacturing the product in commercial quantities in accordance with cGMP requirements. The manufacturing process must be capable of consistently producing quality batches of the product and, among other things, companies must develop methods for testing the identity, strength, quality and purity of the final product. Additionally, appropriate packaging must be selected and tested, and stability studies must be conducted to demonstrate that the product candidates do not undergo unacceptable deterioration over their shelf life.

FDA Review Process

Following completion of the clinical trials, data are analyzed to assess whether the investigational product is safe and effective for the proposed indicated use or uses, and also meets the regulatory requirements for potency and purity. The results of preclinical studies and clinical trials are then submitted to the FDA as part of a BLA, along with proposed labeling, chemistry and manufacturing information to ensure product quality and other relevant data. The BLA is a request for approval to market the biologic for one or more specified indications and must contain proof of safety, purity and potency. The application may include both negative and ambiguous results of preclinical studies and clinical trials, as well as positive findings. Data may come from company-sponsored clinical trials intended to test the safety and efficacy of a product’s use or from a number of alternative sources, including studies initiated by investigators. To support marketing approval, the data submitted must be sufficient in quality and quantity to establish the safety and efficacy in the intended indication, purity and potency of the investigational product to the satisfaction of the FDA. FDA approval of a BLA must be obtained before a biologic may be marketed in the United States. Under the Prescription Drug User Fee Act, or PDUFA, as amended, each BLA must be accompanied by a user fee. The FDA adjusts the PDUFA user fees on an annual basis. Fee waivers or reductions are available in certain circumstances, including a waiver of the application fee for the first application filed by a small business. Additionally, no user fees are assessed on BLAs for products designated as orphan drugs, unless the product also includes a non-orphan indication.

The FDA reviews all submitted BLAs before it accepts them for filing and may request additional information rather than accept the BLA for filing. The FDA must make a decision on accepting a BLA for filing within 60 days of receipt, and such a decision could include a refusal to file by the FDA. Once the submission is accepted for filing, the FDA begins an in-depth review of the BLA. Under the goals and policies agreed to by the FDA under PDUFA, the FDA has 10 months, from the filing date, in which to complete its initial review of an original BLA and respond to the applicant, and six months from the filing date of an original BLA designated for priority review. The FDA does not always meet its PDUFA goal dates for standard and priority BLAs, and the review process is often extended by FDA requests for additional information or clarification.

Before approving a BLA, the FDA will conduct a pre-approval inspection of the manufacturing facilities for the new product to determine whether they comply with cGMP requirements. The FDA will not approve the product unless it determines that the manufacturing processes and facilities are in compliance with cGMP requirements and adequate to assure consistent production of the product within required specifications. The FDA also may audit data from clinical trials to ensure compliance with GCP requirements. Additionally, the FDA may refer applications for novel products or products which present difficult questions of safety or efficacy to an advisory committee, typically a panel that includes clinicians and other experts, for review, evaluation and a recommendation as to whether the application should be approved and under what conditions, if any. The FDA is not bound by recommendations of an advisory committee, but it considers such recommendations when making decisions on approval. The FDA likely will reanalyze the clinical trial data, which could result in extensive discussions between the FDA and the applicant during the review process.

After the FDA evaluates a BLA, it will issue an approval letter (“Complete Response Letter”). An approval letter authorizes commercial marketing of the biologic with specific prescribing information for specific indications. A Complete Response Letter indicates that the review cycle of the application is complete and the application will not be approved in its present form. A Complete Response Letter usually describes all the specific deficiencies in the BLA identified by the FDA. The Complete Response Letter may require additional clinical data and/or other significant and time-consuming requirements related to clinical trials, preclinical studies or manufacturing. If a Complete Response Letter is issued, the applicant may either resubmit the BLA, addressing all the deficiencies identified in the letter, or withdraw the application. Even if such data and information are submitted, the FDA may decide that the BLA does not satisfy the criteria for approval. Data obtained from clinical trials are not always conclusive and the FDA may interpret data differently than the sponsor’s interpretation of the same data.

Orphan Drug Designation

Under the Orphan Drug Act, the FDA may grant orphan designation to a drug or biological product intended to treat a rare disease or condition, which is generally a disease or condition that affects fewer than 200,000 individuals in the United States, or more than 200,000 individuals in the United States and for which there is no reasonable expectation that the cost of developing and making the product available in the United States for this type of disease or condition will be recovered from sales of the product. Orphan drug designation for a biologic must be requested before submitting a BLA. After the FDA grants orphan drug designation, the identity of the therapeutic agent and its potential orphan use are disclosed publicly by the FDA. Orphan drug designation does not convey any advantage in or shorten the duration of the regulatory review and approval process.

Orphan drug designation entitles a party to financial incentives such as opportunities for grant funding towards clinical trial costs, tax advantages and user-fee waivers. If a product that has orphan designation subsequently receives the first FDA approval for the disease or condition for which it has such designation, the product is entitled to orphan drug exclusivity, which means that the FDA may not approve any other applications to market the same drug for the same indication for seven years from the date of such approval, except in limited circumstances, such as a showing of clinical superiority to the product with orphan exclusivity by means of greater effectiveness, greater safety or providing a major contribution to patient care, or in instances of drug supply issues. Competitors, however, may receive approval of either a different product for the same indication or the same product for a different indication but that could be used off-label in the orphan indication. Orphan drug exclusivity also could block the approval of one of our products for seven years if a competitor obtains approval before we do for the same product, as defined by the FDA, for the same indication we are seeking approval, or if our product is determined to be contained within the scope of the competitor’s product for the same indication or disease. If one of our products designated as an orphan drug receives marketing approval for an indication broader than that which is designated, it may not be entitled to orphan drug exclusivity. Orphan drug status in the European Union has similar, but not identical, requirements and benefits.

Expedited Development and Review Programs

The FDA has a fast track program that is intended to expedite or facilitate the process for reviewing new drugs and biologics that meet certain criteria. Specifically, new drugs and biologics are eligible for fast track designation if they are intended to treat a serious or life threatening condition and preclinical or clinical data demonstrate the potential to address unmet medical needs for the condition. Fast track designation applies to both the product and the specific indication for which it is being studied. The sponsor of a biologic can request the FDA to designate the product for fast track status any time before receiving BLA approval, but ideally no later than the pre-BLA meeting. Any product submitted to the FDA for marketing, including under a fast track program, may be eligible for other types of FDA programs intended to expedite development and review, such as priority review and accelerated approval. A product is eligible for priority review if it treats a serious or life-threatening condition and, if approved, would provide a significant improvement in safety and effectiveness compared to available therapies. The FDA will attempt to direct additional resources to the evaluation of an application for a new drug or biologic designated for priority review in an effort to facilitate the review.

A product may also be eligible for accelerated approval if it treats a serious or life-threatening condition and generally provides a meaningful advantage over available therapies. In addition, it must demonstrate an effect on a surrogate endpoint that is reasonably likely to predict clinical benefit or on a clinical endpoint that can be measured earlier than irreversible morbidity or mortality (“IMM”) that is reasonably likely to predict an effect on IMM or other clinical benefit. As a condition of approval, the FDA may require that a sponsor of a drug or biologic receiving accelerated approval perform adequate and well-controlled post-marketing clinical trials. If the FDA concludes that a drug or biologic shown to be effective can be safely used only if distribution or use is restricted, it will require such post-marketing restrictions, as it deems necessary to assure safe use of the product. If the FDA determines that the conditions of approval are not being met, the FDA can withdraw its accelerated approval for such drug or biologic.

Additionally, a drug or biologic may be eligible for designation as a breakthrough therapy if the product is intended, alone or in combination with one or more other drugs or biologics, to treat a serious or life-threatening condition and preliminary clinical evidence indicates that the product may demonstrate substantial improvement over currently approved therapies on one or more clinically significant endpoints. The benefits of breakthrough therapy designation include the same benefits as fast track designation, plus intensive guidance from the FDA to ensure an efficient drug development program.

Even if a product qualifies for one or more of these programs, the FDA may later decide that the product no longer meets the conditions for qualification or the time period for FDA review or approval may not be shortened. Furthermore, fast track designation, priority review, accelerated approval and breakthrough therapy designation do not change the standards for approval, but may expedite the development or approval process.

Pediatric Information

Under the Pediatric Research Equity Act (“PREA”), a BLA or supplement to a BLA must contain data to assess the safety and efficacy of the biologic for the claimed indications in all relevant pediatric subpopulations and to support dosing and administration for each pediatric subpopulation for which the product is safe and effective. The FDA may grant deferrals for submission of pediatric data or full or partial waivers. A sponsor who is planning to submit a marketing application for a drug that includes a new active ingredient, new indication, new dosage form, new dosing regimen or new route of administration must submit an initial Pediatric Study Plan (“PSP”) within 60 days of an end-of-Phase 2 meeting or, if there is no such meeting, as early as practicable before the initiation of the Phase 3 or Phase 2/3 study. The initial PSP must include an outline of the pediatric study or studies that the sponsor plans to conduct, including study objectives and design, age groups, relevant endpoints and statistical approach, or a justification for not including such detailed information, and any request for a deferral of pediatric assessments or a full or partial waiver of the requirement to provide data from pediatric studies along with supporting information. The FDA and the sponsor must reach an agreement on the PSP. A sponsor can submit amendments to an agreed-upon initial PSP at any time if changes to the pediatric plan need to be considered based on data collected from preclinical studies, early phase clinical trials and/or other clinical development programs.

Post-marketing Requirements

Following approval of a new product, the manufacturer and the approved product are subject to continuing regulation by the FDA, including, among other things, monitoring and record-keeping activities, reporting of adverse experiences, complying with promotion and advertising requirements, which include restrictions on promoting products for unapproved uses or patient populations (known as “off-label use”) and limitations on industry-sponsored scientific and educational activities. Although physicians may prescribe legally available products for off-label uses, manufacturers may not market or promote such uses. Prescription drug and biologic promotional materials must be submitted to the FDA in conjunction with their first use. Further, if there are any modifications to the biologic, including changes in indications, labeling or manufacturing processes or facilities, the applicant may be required to submit and obtain FDA approval of a new BLA or BLA supplement, which may require the development of additional data or preclinical studies and clinical trials.

The FDA may also place other conditions on approvals including the requirement for a Risk Evaluation and Mitigation Strategy (“REMS”) to assure the safe use of the product. If the FDA concludes a REMS is needed, the sponsor of the BLA must submit a proposed REMS. The FDA will not approve the BLA without an approved REMS, if required. A REMS could include medication guides, physician communication plans or elements to assure safe use, such as restricted distribution methods, patient registries and other risk minimization tools. Any of these limitations on approval or marketing could restrict the commercial promotion, distribution, prescription or dispensing of products. Newly discovered or developed safety or effectiveness data may require changes to a product’s approved labeling, including the addition of new warnings and contraindications, and also may require the implementation of other risk management measures, including a REMS or the conduct of post-marketing studies to assess a newly discovered safety issue. Product approvals may be withdrawn for non-compliance with regulatory standards or if problems occur following initial marketing.

FDA regulations require that products be manufactured in specific approved facilities and in accordance with cGMP regulations. While BiomX opened its own manufacturing facility in the third quarter of 2019, it has historically relied, and expects to continue to rely, on third parties for the production of certain clinical and commercial quantities of its products in accordance with cGMP regulations. BiomX and these manufacturers must comply with cGMP regulations that require, among other things, quality control and quality assurance, the maintenance of records and documentation and the obligation to investigate and correct any deviations from cGMP. Manufacturers and other entities involved in the manufacture and distribution of approved drugs or biologics are required to register their establishments with the FDA and certain state agencies, and are subject to periodic unannounced inspections by the FDA and certain state agencies for compliance with cGMP requirements and other laws. Accordingly, manufacturers must continue to expend time, money and effort in the area of production and quality control to maintain cGMP compliance. The discovery of violative conditions, including failure to conform to cGMP regulations, could result in enforcement actions, and the discovery of problems with a product after approval may result in restrictions on a product, manufacturer or holder of an approved BLA, including recall.

U.S. Patent Term Restoration and Marketing Exclusivity

Depending upon the timing, duration and specifics of FDA approval of our product candidates and any future product candidates, some of our U.S. patents may be eligible for limited patent term extension under the Drug Price Competition and Patent Term Restoration Act of 1984, commonly referred to as the Hatch Waxman Amendments. The Hatch Waxman Amendments permit restoration of the patent term of up to five years as compensation for patent term lost during product development and FDA regulatory review process. Patent term restoration, however, cannot extend the remaining term of a patent beyond a total of 14 years from the product’s approval date. The patent term restoration period is generally one half the time between the effective date of an IND and the submission date of a BLA plus the time between the submission date of a BLA and the approval of that application, except that the review period is reduced by any time during which the applicant failed to exercise due diligence. Only one patent applicable to an approved biologic is eligible for the extension and the application for the extension must be submitted prior to the expiration of the patent.

The USPTO, in consultation with the FDA, reviews and approves the application for any patent term extension or restoration. In the future, we may apply for restoration of patent term for our currently owned or licensed patents to add patent life beyond its current expiration date, depending on the expected length of the clinical trials and other factors involved in the filing of the relevant BLA.

An abbreviated approval pathway for biological products shown to be biosimilar to, or interchangeable with, an FDA licensed reference biological product was created by the Biologics Price Competition and Innovation Act of 2009 (the “BPCI Act”). This amendment to the PHSA, in part, attempts to minimize duplicative testing. Biosimilarity, which requires that the biological product be highly similar to the reference product notwithstanding minor differences in clinically inactive components and that there be no clinically meaningful differences between the product and the reference product in terms of safety, purity and potency, can be shown through analytical studies, animal studies and a clinical trial or trials.

Interchangeability requires that a biological product be biosimilar to the reference product and that the product can be expected to produce the same clinical results as the reference product in any given patient and, for products administered multiple times to an individual, that the product and the reference product may be alternated or switched after one has been previously administered without increasing safety risks or risks of diminished efficacy relative to exclusive use of the reference biological product without such alternation or switch.

A reference biological product is granted 12 years of data exclusivity from the time of first licensure of the product, and the FDA will not accept an application for a biosimilar or interchangeable product based on the reference biological product until four years after the date of first licensure of the reference product. “First licensure” typically means the initial date the particular product at issue was licensed in the United States. Date of first licensure does not include the date of licensure of (and a new period of exclusivity is not available for) a biological product if the licensure is for a supplement for the biological product or for a subsequent application by the same sponsor or manufacturer of the biological product (or licensor, predecessor in interest, or other related entity) for a change (not including a modification to the structure of the biological product) that results in a new indication, route of administration, dosing schedule, dosage form, delivery system, delivery device or strength, or for a modification to the structure of the biological product that does not result in a change in safety, purity, or potency.

Pediatric exclusivity is another type of regulatory market exclusivity in the United States, available under the Best Phamraceuticals for Children Act by way of its application to biologics through the Biologics Price Competition and Innovation Act. Pediatric exclusivity, if granted, adds six months to existing regulatory exclusivity periods, which must be in place in order for pediatric exclusivity to apply. This six month exclusivity may be granted based on the voluntary completion of a pediatric trial in accordance with an FDA issued “Written Request” for such a trial, although FDA may issue such a Written Request at the request of the sponsor.

Companion Diagnostics

BiomX may employ companion diagnostics to help it to more accurately identify patients within a particular bacterial strain, both during its clinical trials and in connection with the commercialization of its product candidates that it is developing or may in the future develop. Companion diagnostics can identify patients who are most likely to benefit from a particular therapeutic product; identify patients likely to be at increased risk for serious side effects as a result of treatment with a particular therapeutic product; or monitor response to treatment with a particular therapeutic product for the purpose of adjusting treatment to achieve improved safety or effectiveness. Companion diagnostics are regulated as medical devices by the FDA and, as such, require either clearance or approval prior to commercialization. The level of risk combined with available controls to mitigate risk determines whether a companion diagnostic device requires Premarket Approval Application (“PMA”) approval or is cleared through the 510(k) premarket notification process. For a novel therapeutic product for which a companion diagnostic device is essential for the safe and effective use of the product, the companion diagnostic device should be developed and approved or 510(k)-cleared contemporaneously with the therapeutic. The use of the companion diagnostic device will be stipulated in the labeling of the therapeutic product.

Government Regulation Outside of the United States

In addition to regulations in the United States, we will be subject to a variety of regulations in other jurisdictions governing, among other things, clinical trials of drug products as well as the approval, manufacture and distribution of our product candidates. Because biologically sourced raw materials are subject to unique contamination risks, their use may be restricted in some countries. Whether or not we obtain FDA approval for a product candidate, we must obtain the requisite approvals from regulatory authorities in foreign countries prior to the commencement of clinical trials or marketing of the product in those countries. If we fail to comply with applicable foreign regulatory requirements, we may be subject to, among other things, fines, suspension or withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions and criminal prosecution.

Clinical Trials

Certain countries outside of the United States have a regulatory process similar to the U.S process that requires the submission of a clinical trial application much like the IND prior to the commencement of human clinical trials. In the European Union, for example, a clinical trial application (“CTA”) must be submitted for each clinical trial to the national health authority and an independent ethics committee in each country in which the trial is to be conducted, much like the FDA and an IRB, respectively. Clinical trial application must be accompanied by an investigational medicinal product dossier with supporting information prescribed by the Clinical Trials Directive (and corresponding national laws of the member states) and further detailed in applicable guidance documents. Once the CTA is approved in accordance with a country’s requirements, the clinical trial may proceed. A similar process to the one described for the European Union is required in Israel for initiation of clinical trials. The requirements and process governing the conduct of clinical trials vary from country to country. In all cases, the clinical trials must be conducted in accordance with GCP and the applicable regulatory requirements and the ethical principles that have their origin in the Declaration of Helsinki.

Approval Process

In order to market our products, we must obtain a marketing approval for each product and comply with numerous and varying regulatory requirements. The approval procedure varies among countries and can involve additional testing in comparison to the testing carried out for the U.S. approval. The time required to obtain approval in foreign countries may differ substantially from that required to obtain FDA approval. Clinical trials conducted in one country may not be accepted by regulatory authorities in other countries. The regulatory approval process outside the United States generally is subject to all of the same risks associated with obtaining FDA approval. In addition, in many countries outside the United States, it is required that the product be approved for reimbursement before the product can be approved for sale in that country.

To obtain marketing approval of a medicinal product under the European Union regulatory system, an applicant must submit a marketing authorization application (“MAA”), under either a centralized or a decentralized procedure. The decentralized procedure is based on a collaboration among the member states selected by the applicant. In essence, the applicant chooses a ‘lead’ member state that will carry out the scientific assessment of the MAA and review the product information. The other member states must recognize the outcome of such assessment and review except in case of a “serious potential risk to public health.” The decentralized procedure results in the grant of a national marketing authorization in each selected country. That procedure is available for all medicinal products unless they fall into the mandatory scope of the centralized procedure. In practice, it is used for OTC, not highly innovative products, generic products and, increasingly, for biosimilars.

The centralized procedure provides for the grant of a single marketing authorization by the European Commission that is valid for all European Union member states. The centralized procedure is compulsory for certain medicinal products, including for medicinal products produced by certain biotechnological processes, products designated as orphan medicinal products, advanced therapy medicinal products (“ATMPs”) and products with a new active substance and indicated for the treatment of certain diseases. For products with a new active substance and indicated for the treatment of other diseases, products that are highly innovative or for which a centralized process is in the interest of patients, the centralized procedure is optional.

Under the centralized procedure, the Committee for Medicinal Products for Human Use (“CHMP”), the main scientific committee established at the European Medicines Agency (“EMA)”, is responsible for conducting the scientific assessment of the future medicinal product. The CHMP is also responsible for several post-authorization and maintenance activities, such as the assessment of modifications or extensions to an existing marketing authorization. The maximum timeframe for the evaluation of an MAA is 210 days, excluding clock stops. The European Commission grants or refuses the marketing authorization, following a procedure that involves representatives of the member states. The European Commission’s decision is in accordance with the CHMP scientific assessment except in very rare cases.

Pursuant to Regulation (EC) 1394/2007, specific rules apply to ATMPs, a category that is comprised of gene therapy medical products, somatic cell therapy medicinal products, and tissue-engineered medicinal products. Those rules have triggered the adoption of guidelines on manufacturing, clinical trials and pharmacovigilance that adapt the general regulatory requirements to the specific characteristics of ATMPs. Regulation (EC) 1394/2007 introduced a “hospital exemption.” which authorizes hospitals to develop ATMP for their internal use without having obtained a marketing authorization and to complying with European Union pharmaceutical law. The hospital exemption, which is in essence a compounded ATMP, has been transposed in all Member States, sometimes in such a way that the ATMPs under the hospital exemption are competitive alternatives to ATMPs with marketing authorization. The broad use of the hospital exemption by national hospitals led the European Commission to discuss with the Member States a more reasonable application of the hospital exemption that would not undermine the common legal regime for ATMP.

Marketing authorization is valid for five years in principle and the marketing authorization may be renewed after five years on the basis of a re-evaluation of the risk-benefit balance by the EMA or the competent authority of the authorizing member state. To this end, the marketing authorization holder must provide the EMA or the competent authority with a consolidated version of the file in respect of quality, safety and efficacy, including all variations introduced since the marketing authorization was granted, at least six months before the marketing authorization ceases to be valid. Once renewed, the marketing authorization is valid for an unlimited period, unless the European Commission or the national competent authority decides, on justified grounds relating to pharmacovigilance, to proceed with one additional renewal. Any authorization which is not followed by the actual placing of the medicinal product on the European Union market (in case of centralized procedure) or on the market of the authorizing member state within three years after authorization ceases to be valid (the so-called sunset clause).

Orphan Designation

Countries other than the United States have adopted a specific legal regime to support the development and marketing of drugs and biologics for rare diseases.

For example, in the European Union, Regulation 141/2000 organizes the grant of orphan drug designations to promote the development of products that are intended for the diagnosis, prevention or treatment of life threatening or chronically debilitating conditions affecting not more than five in 10,000 persons in the European Economic Area (the European Union, plus Iceland, Liechtenstein and Norway) (or where it is unlikely that the development of the medicine would generate sufficient return to justify the investment) and for which no satisfactory method of diagnosis, prevention or treatment has been authorized or, if a method exists, the product would be of significant benefit to those affected. The EMA’s Committee for Orphan Medicinal Products (“COMP”) examines if the orphan criteria are met and gives opinions thereon, and the orphan status is granted by the European Commission. The meeting of the criteria for orphan designation is examined again by the COMP at the time of approval of the medicinal product, which typically occurs several years after the grant of the orphan designation. If the criteria for orphan designation are no longer met at that time, the European Commission withdraws the orphan status.

In the European Union, orphan drug designation entitles the sponsor to financial incentives such as reduction of fees or fee waivers and to ten years of market exclusivity granted following medicinal product approval. Market exclusivity precludes the EMA or a national regulatory authority from validating another MAA, and the European Commission or a national regulatory authority from granting another marketing authorization, for a same or similar medicinal product and a same therapeutic indication, for that time period. This 10-year period may be reduced to six years if the orphan drug designation criteria are no longer met, including where it is shown that the product is sufficiently profitable not to justify maintenance of market exclusivity. The orphan exclusivity may be lost vis-à-vis another medicinal product in cases the manufacturer is unable to assure sufficient quantity of the medicinal product to meet patient needs or if that other product is proved to be clinically superior to the approved orphan product. A drug is clinically superior if it is safer, more effective or makes a major contribution to patient care. Orphan drug designation must be requested before submitting a MAA. Orphan drug designation does not convey any advantage in, or shorten the duration of, the regulatory review and approval process, and it does not afford any regulatory exclusivity until a marketing authorization is granted.

Expedited Development and Approval

Mechanisms are in place in many jurisdictions that allow an earlier approval of the drug so that it reaches patients with unmet medical needs earlier. The European Union, for example, has instituted several expedited approval mechanisms including two mechanisms that are specific to the centralized procedure:

•        the accelerated approval: the EMA may reduce the maximum timeframe for the evaluation of an MAA from 210 days to 150 days when the future medicinal product is of major interest from the point of view of public health, in particular from the viewpoint of therapeutic innovation.

•        the conditional marketing authorization: as part of its marketing authorization process, the European Commission may grant marketing authorizations on the basis of less complete data than is normally required.

A conditional marketing authorization may be granted when the CHMP finds that, although comprehensive clinical data referring to the safety and efficacy of the medicinal product have not been supplied, all the following requirements are met:

•        the risk/benefit balance of the medicinal product is positive;

•        it is likely that the applicant will be in a position to provide the comprehensive clinical data;

•        unmet medical needs will be addressed; and

•        the benefit to public health of the immediate availability on the market of the medicinal product concerned outweighs the risk inherent in the fact that additional data is still required.

The granting of a conditional marketing authorization is typically restricted to situations in which only the clinical part of the application is not yet fully complete. Incomplete preclinical or quality data may however be accepted if duly justified and only in the case of a product intended to be used in emergency situations in response to public health threats.

Conditional marketing authorizations are valid for one year, on a renewable basis. The conditions to which approval is subject will typically require the holder to complete ongoing trials or to conduct new trials with a view to confirming that the benefit-risk balance is positive and to collect pharmacovigilance data. Once the conditions to which the marketing authorization is subject are fulfilled, the conditional marketing authorization is transformed into a regular marketing authorization. If, however, the conditions are not fulfilled with the timeframe set by EMA, the conditional marketing authorization ceases to be renewed.

The EMA has also implemented the so-called “PRIME” (PRIority MEdicines) status in order support the development and accelerate the approval of complex innovative medicinal products addressing an unmet medical need. PRIME status enables early dialogue with the relevant EMA scientific committees and, possibly, some payors and thus reinforces the EMA’s scientific and regulatory support. It also opens accelerated assessment of the MAA as PRIME status, is normally reserved for medicinal products that may benefit from accelerated assessment, i.e., medicines of major interest from a public health perspective, in particular from a therapeutic innovation perspective.

Finally, all medicinal products (i.e. decentralized and centralized procedures) may benefit from an MA “under exceptional circumstances.” This marketing authorization is close to the conditional marketing authorization as it is reserved to medicinal products to be approved for severe diseases or unmet medical needs and the applicant does not hold the complete data set legally required for the grant of a marketing authorization. However, unlike the conditional marketing authorization, the applicant does not have to provide the missing data and will never have to. The risk-benefit of the medicinal product is reviewed annually. As a result, although the MA “under exceptional circumstances” is granted definitively, the risk-benefit balance of the medicinal product is reviewed annually and the marketing authorization is withdrawn in case the risk-benefit ratio is no longer favorable.

Pediatrics

Mandatory testing in the pediatric population is required in more and more jurisdictions. The European Union has enacted a complex and very stringent system that has inspired other jurisdictions, including the United States and Switzerland. Any application for approval of (i) a medicinal product containing a new active substance or (ii) a new therapeutic indication, pharmaceutical form or route of administration of an already authorized medicinal product which contains an active substance still protected by a supplementary protection certificate (“SPC”) or a patent that qualifies for an SPC, must include pediatric data. Otherwise, the application is not validated by the competent regulatory authority. The submission of pediatric data is mandatory in those cases, even if the application concerns an adult use. Submission of pediatric data is not required or fully required if the EMA granted, respectively, a full or partial waiver to pediatric development. Moreover, that submission can be postponed if the EMA grants a deferral in order not to delay the submission of the MAA for the adult population.

The pediatric data are generated through the implementation of a pediatric investigation plan (“PIP”) that is proposed by the company after completion of the PK studies in adults and agreed upon by the EMA, typically after some modifications. The PIP lists all the studies to conduct and measures to take in order to prove the safety and efficacy of the future medicinal product when used in children. The EMA may agree to modify the PIP at the company’s request. The scope of the PIP is the adult therapeutic indication or the condition of which the adult application is part or even the mechanism of action of the active substance, at the EMA’s quasi-discretion. This very broad discretion enables the EMA to require companies to develop children indications that are different from the adult indications.

Completion of a PIP renders the company eligible for a pediatric reward, which can be six-month extension of the term of the SPC or, in the cases of orphan medicinal products, two additional years of market exclusivity. The reward is subject, among other conditions, to the PIP being fully completed, to the pediatric medicinal product being approved in all the member states, and to the results of the pediatric studies being mentioned, in one way or another (for example, the approval of a pediatric indication), in the summary of product characteristics of the product.

Post-Marketing Requirements

Many countries impose post-marketing requirements similar to those imposed in the United States, in particular safety monitoring or pharmacovigilance. In the European Union, pharmacovigilance data are the basis for the competent regulatory authorities imposing the conduct of post-approval safety or efficacy study, including on off-label use. Non-compliance with those requirements can result in significant financial penalties as well as the suspension or withdrawal of the marketing authorization.

Supplementary Protection Certificate and Regulatory Exclusivities

In some countries other than the United States, some of our patents may be eligible for limited patent term extension, depending upon the timing, duration and specifics of the regulatory approval of our product candidates and any future product candidates. Furthermore, authorized drugs and biologics may benefit from regulatory exclusivities (in additional to patent protection resulting from patents).

In the European Union, Regulation (EC) 469/2009 institutes SPCs. An SPC is an extension of the term of a patent that compensates for the patent protection lost because of the legal requirements to conduct safety and efficacy tests and to obtain a marketing authorization before placing a medicinal product on the market. An SPC may be applied for any active substance that is protected by a “basic patent” (a patent chosen by the patent holder, which can be a product, process or application patent) and has not been placed on the market as a medicinal product before having obtained a marketing authorization in accordance with European Union pharmaceutical law. The term of the SPC is maxiumum five years, and the combined patent and SPC protection may not exceed fifteen years from the date of the first marketing authorization in the European Economic Area (“EEA”). SPC rights are restricted by both the basic patent and the marketing authorization, i.e., the SPC grants the same rights as those conferred by the basic patent but limited to the active substance covered by the marketing authorization (and any use as medicinal product approved afterwards).

While SPC are regulated at the European level, they are granted by the national patent offices. The grant of an SPC requires a basic patent granted by the national patent office and a marketing authorization, which is the first marketing authorization for the active substance as a medicinal product in the country. Furthermore, no SPC must have already been granted to the active substance, and the application for the SPC must be filed with the national patent office within six months of the first marketing authorization in the EEA or the grant of the basic patent, whichever is the latest.

In the future, we may apply for an SPC for one or more of our currently owned or licensed European patents to add patent life beyond their current expiration date, depending on the expected length of the clinical trials and other factors involved in the filing of the relevant MAA.

Furthermore, in the European Union, medicinal products may benefit from the following regulatory exclusivities: data exclusivity, market protection, market exclusivity, and pediatric reward.

A medicinal product that contains a new active substance (reference medicinal product) is granted eight years of data exclusivity followed by two years of market protection. Data exclusivity prevents other companies from referring to the non-clinical and clinical data in marketing authorization dossier of the reference medicinal product for submission of generic MAA purposes, and market protection prevents other companies from placing generics on the market. Pursuant to the concept of global marketing authorization, any further development of that medicinal product (e.g., new indication, new form, change to the active substance) by the marketing authorization holder does not trigger any new or additional protection. The authorization of any new development is considered as “falling” into the initial marketing authorization with regard to regulatory protection; hence, the new development only benefits from the regulatory protection that remains when it is authorized. The only exception is a new therapeutic indication that is considered as bringing a significant clinical benefit in comparison to the existing therapies. Such new indication will add one-year of market protection to the global marketing authorization, provided that it is authorized within the first eight years of authorization (i.e., during the data exclusivity period). Moreover, a new therapeutic indication of a “well-established substance” benefits from one-year data exclusivity but limited to the non-clinical and clinical data supporting the new indication. Any active substance approved for at least ten years in the EEA qualifies as well-established substance.

Biosimilars may be approved through an abbreviated approval pathway after the expiration of the eight-year data exclusivity period and may be marketed after the 10 or 11-year market protection period. The approval of biosimilars requires the applicant to demonstrate similarity between the biosimilar and the biologicial medicinal product and to submit the non-clinical and clinical data defined by the EMA. The biosimilar legal regime has been mainly developed through EMA’s scientific guidelines applicable to categories of biological active substances. Unlike in the United States, interchangeability is regulated by each member state.

Market exclusivity is a regulatory protection exclusively afforded to medicinal products with an orphan status. Market exclusivity precludes the EMA or a national regulatory authority from validating another MAA, and the European Commission or a national regulatory authority from granting another marketing authorization, for a same or similar medicinal product and a same therapeutic indication, for a period of ten years from approval (see above).

Pediatric reward is another regulatory exclusivity. Completion of a PIP renders the company eligible for a pediatric reward, which can be six-month extension of the term of the SPC or, in the cases of orphan medicinal products, two additional years of market exclusivity (see above). In case a PIP is completed on a voluntary basis, i.e., for an approved medicinal product that is not or no longer protected by an SPC or a basic patent, the pediatric reward takes the form of a “pediatric use marketing authorization” (“PUMA”). That special authorization does not fall into the global marketing authorization and thus benefits from eight years of data exclusivity followed by two or three years of market protection.

U.S. Cosmetics Regulations

In the United States, cosmetics are regulated by the FDA under the FDCA. The FDCA defines cosmetics as “(1) articles intended to be rubbed, poured, sprinkled, or sprayed on, introduced into, or otherwise applied to the human body or any part thereof for cleansing, beautifying, promoting attractiveness, or altering the appearance, and (2) “articles intended for use as a component of any such articles; except that such term shall not include soap.” The FDA clarifies that cosmetics “are intended to beautify, promote attractiveness, alter appearance or cleanse” and explicitly states that cosmetics are “not … intended to effect structure or function of the body.” Manufacturers must ensure that cosmetics are safe for use as intended prior to marketing. To determine the safety of cosmetics, the FDA considers the ingredient safety, trace chemicals contamination and microbiological safety. Even “good” microbes may only be present at certain levels to meet the FDA’s microbiologic safety standards for cosmetics. Product labeling must be truthful and not misleading and present all required labeling elements (including statement of identity, net weight, ingredients, and any relevant warnings).

In some cases, products that are intended for cosmetic use, but also have a drug application, are classified as both a cosmetic and a drug. Under the FDCA, a “drug” is defined an article “intended for use in the diagnosis, cure, mitigation, treatment, or prevention of disease,” an article “(other than food) intended to affect the structure or any function of the body,” and article intended as a component of any of the previously listed articles. Although product claims inform FDA’s and the consumer’s understanding of a product’s intended use, FDA will also consider ingredients and the mode of action to make a final determination as to the actual intended use of a product. Biological products, more commonly referred to as biologics, are defined by the PHSA. Biologics also meet the definition of drug under the FDCA and FDA and include therapeutic products containing microorganisms. All drug products, regardless if they are also cosmetics, must meet all FDA requirements, including premarket approval. As part of the approval process, manufacturers must demonstrate that drugs are safe and effective for their intended uses and develop labeling, which also must be approved. If a substance has an open drug application with the FDA or it is an already approved drug, it cannot be a cosmetic.

A product claiming to impart activity to the skin may fall under either one or both definitions described above, according to the intended use that the manufacturer establishes for the product. That is, a product that claims only to alter the appearance of the skin would be regulated solely as a cosmetic, while a product that claims to induce a change in the structure or function of the body (skin included) would be regulated as a drug. Under the FDCA, a product that makes both types of claims would be considered both a cosmetic and a drug. This system of classification, however, in the context of the FDCA, does not make the product’s composition irrelevant. Even though the classification of the product primarily depends on the claims associated with the product, the mention of drug substances on the product label (i.e. in the ingredient declaration) can be construed as implied drug claims.

From a practical point of view, and presuming that safety has been substantiated, the manufacturers of skin care products that could potentially affect the structure or function of the skin are confronted with a dilemma: if the product is marketed as a cosmetic, no claims may be made about any “active” ingredients that may alter the skin; if a physiological effect is claimed, on the other hand, the manufacturer would be faced with a lengthy and costly NDA process or a possible enforcement action by the FDA.

Violations of the FDCA are generally fall under at least one of two provisions: Products that contain substances that may be injurious to health or are otherwise impermissible (including the presence of a drug substances without proper labeling) are adulterated, and products that are not properly labeled (including claims) are misbranded. The presence of drug substances in a product that is solely being marketed as a cosmetic (and not also as an approved drug) would likely render the product adulterated in the eyes of FDA.

The FDCA requires that every cosmetic product and its individual ingredients be substantiated for safety and that product labeling be truthful and not misleading. Cosmetic manufacturers are responsible for ensuring that products comply with the law before they are marketed. If FDA determines that a cosmetic product does not meet the requirements established by law or is otherwise adulterated or misbranded under the FDCA, FDA has the authority to:

•        Ban or restrict cosmetic ingredients for safety reasons

•        Refuse importation of cosmetics that may be adulterated or misbranded

•        Mandate warning labels

•        Inspect manufacturing facilities

•        Issue warning letters

•        Seize unsafe or misbranded products

•        Enjoin unlawful activities

•        Prosecute and jail violators

•        Work with cosmetic manufacturers in implementing nationwide product recalls

•        Collect samples for examination and analysis as part of cosmetic plant inspections, import inspections, and follow-up to complaints of adverse reactions

•        Conduct research on cosmetic and personal care products and ingredients to address safety concerns

Cosmetic products must be labeled in accordance with the Fair Packaging and Labeling Act (the “FPLA”) and FDCA, including ingredient labeling. Cosmetic product advertising is also subject to regulation. Any claims made with regards to product efficacy to the extent such claims may affect a consumer’s choice whether to purchase a product or not, are regulated by the Federal Trade Commission under the authority of the Federal Trade Commission Act (“FTCA”).

European Union Cosmetics Regulation

Regulation (EC) No. 1223/2009 (the “Cosmetic Regulation”) is the key European legislation governing finished cosmetics products in the European Union. The European Union’s framework of cosmetics regulations are binding on all member states and is enforced at the national level. Over the years, the European Union cosmetics legal regime has been adopted by many countries around the world.

Under the Cosmetic Regulation, a “cosmetic product” means any substance or mixture intended to be placed in contact with external parts of the human body (epidermis, hair system, nails, lips and external genital organs) or with the teeth and the mucous membranes of the oral cavity with a view exclusively or mainly to cleaning them, perfuming them, changing their appearance, protecting them, keeping them in good condition or correcting body odors. A substance or mixture intended to be ingested, inhaled, injected or implanted into the human body shall not be considered to be a cosmetic product, nor shall a product (i) the composition of which is such that it has a significant action on the body through a pharmacological, immunologicalor metabolic action; or (ii) for which medical claims are made. Legally, such a product is a medicinal product, not a cosmetic.

The company that is ‘responsible’ for placing a cosmetic product on the European Union market is subject to a series of obligations. In particular:

•        Manufacture cosmetic products in compliance with good manufacturing practice.

•        Create for each cosmetic product a product information file (“PIF”) that contains, among other information, “proof of the effect claimed for the cosmetic product, where justified by the nature of the effect or product” and the test results that demonstrate the claimed effects for the cosmetics product.

•        Submit information on every product through the Cosmetic Products Notification Portal (“CPNP”).

•        Comply with Regulation (EU) No. 655/2013 that lists common criteria for claims.

•        Report adverse experiences or keep them available for inspection by the competent authorities. Poison control centers have information available on standard formulations for medical emergency treatment.

The European Union legal regime is a risk-based legislation, with consumer safety as the main goal. As such, proof of the safety of the finished cosmetic product and each of its ingredients is the responsibility of the manufacturer or the importer in the European Union. The safety assessment report is a key part of the PIF.

With the exception of color additives, sunscreen active ingredients and preservatives, no pre-market approval is needed for cosmetics. However, the Cosmetic Regulation includes a list of ingredients that are prohibited and a list of ingredients that are restricted in cosmetic products. Nano-materials are authorized, provided that their presence is disclosed on the label. Moreover, animal testing is prohibited for finished cosmetic products and their ingredients.

Each member state appoints a competent authority to enforce the Cosmetic Regulation in its territory and to cooperate with each other and the European Commission. The European Commission is responsible for driving consistency in the way the Cosmetic Regulation is enforced.

Other U.S. Healthcare Laws and Compliance Requirements

In addition to FDA restrictions on the marketing of pharmaceutical products, we may be subject to various federal and state laws targeting fraud and abuse in the healthcare industry. These laws may impact, among other things, our business or financial arrangements and relationships through which we market, sell and distribute the products, if any, for which we obtain approval. In addition, we may be subject to patient privacy regulation by both the federal government and the states in which we conduct our business. The laws that may affect our ability to operate include:

•        the federal Anti-Kickback Statute, which prohibits, among other things, knowingly and willfully soliciting, receiving, offering or paying any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind, to induce, or in return for, either the referral of an individual, or the purchase, lease, order or recommendation of any good, facility, item or service for which payment may be made, in whole or in part, under a federal healthcare program, such as the Medicare and Medicaid programs; a person or entity does not need to have actual knowledge of the federal Anti-Kickback Statute or specific intent to violate it to have committed a violation. In addition, the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the federal False Claims Act or federal civil money penalties statute;

•        federal civil and criminal false claims laws and civil monetary penalties laws, such as the federal False Claims Act, which impose criminal and civil penalties and authorize civil whistleblower or qui tam actions, against individuals or entities for, among other things: knowingly presenting, or causing to be presented, to the federal government, claims for payment that are false or fraudulent; making, using or causing to be made or used, a false statement or record material to a false or fraudulent claim or obligation to pay or transmit money or property to the federal government; or knowingly concealing or knowingly and improperly avoiding or decreasing an obligation to pay money to the federal government;

•        the anti-inducement law, which prohibits, among other things, the offering or giving of remuneration, which includes, without limitation, any transfer of items or services for free or for less than fair market value (with limited exceptions), to a Medicare or Medicaid beneficiary that the person knows or should know is likely to influence the beneficiary’s selection of a particular supplier of items or services reimbursable by a federal or state governmental program;

•        HIPAA, which created new federal criminal statutes that prohibit knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program or obtain, by means of false or fraudulent pretenses, representations, or promises, any of the money or property owned by, or under the custody or control of, any healthcare benefit program, regardless of the payor (e.g., public or private) and knowingly and willfully falsifying, concealing or covering up by any trick or device a material fact or making any materially false statements in connection with the delivery of, or payment for, healthcare benefits, items or services relating to healthcare matters; similar to the federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation;

•        HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, and their respective implementing regulations, which impose requirements on certain covered healthcare providers, health plans, and healthcare clearinghouses as well as their respective business associates that perform services for them that involve the use, or disclosure of, individually identifiable health information, relating to the privacy, security and transmission of individually identifiable health information;

•        the federal transparency requirements under the Affordable Care Act, including the provision commonly referred to as the Physician Payments Sunshine Act, which requires manufacturers of drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program to report annually to the U.S. Department of Health and Human Services information related to payments or other transfers of value made to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors) and teaching hospitals, as well as ownership and investment interests held by the physicians described above and their immediate family members;

•        federal government price reporting laws, which require us to calculate and report complex pricing metrics in an accurate and timely manner to government programs; and

•        federal consumer protection and unfair competition laws, which broadly regulate marketplace activities and activities that potentially harm consumers.

Additionally, we are subject to state and foreign equivalents of each of the healthcare laws described above, among others, some of which may be broader in scope and may apply regardless of the payor. Many U.S. states have adopted laws similar to the federal Anti-Kickback Statute, some of which apply to the referral of patients for healthcare services reimbursed by any source, not just governmental payors, including private insurers. In addition, some states have passed laws that require pharmaceutical companies to comply with the April 2003 Office of Inspector General Compliance Program Guidance for Pharmaceutical Manufacturers and/or the Pharmaceutical Research and Manufacturers of America’s Code on Interactions with Healthcare Professionals. Several states also impose other marketing restrictions or require pharmaceutical companies to make marketing or price disclosures to the state. There are ambiguities as to what is required to comply with these state requirements and if we fail to comply with an applicable state law requirement we could be subject to penalties. Finally, there are state and foreign laws governing the privacy and security of health information, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts.

Because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available, it is possible that some of our business activities could be subject to challenge under one or more of such laws.

Violations of fraud and abuse laws may be punishable by criminal and/or civil sanctions, including penalties, fines, imprisonment and/or exclusion or suspension from federal and state healthcare programs such as Medicare and Medicaid and debarment from contracting with the U.S. government. In addition, private individuals have the ability to bring actions on behalf of the U.S. government under the federal False Claims Act as well as under the false claims laws of several states.

Law enforcement authorities are increasingly focused on enforcing fraud and abuse laws, and it is possible that some of our practices may be challenged under these laws. Efforts to ensure that our current and future business arrangements with third parties, and our business generally, will comply with applicable healthcare laws and regulations will involve substantial costs. It is possible that governmental authorities will conclude that our business practices, including our arrangements with physicians and other healthcare providers, some of whom receive stock options as compensation for services provided, may not comply with current or future statutes, regulations, agency guidance or case law involving applicable fraud and abuse or other healthcare laws and regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of civil, criminal and administrative penalties, damages, disgorgement, monetary fines, imprisonment, possible exclusion from participation in Medicare, Medicaid and other federal healthcare programs, contractual damages, reputational harm, diminished profits and future earnings, and curtailment of our operations, any of which could adversely affect our ability to operate our business and our results of operations. In addition, the approval and commercialization of any of our product candidates outside the United States will also likely subject us to foreign equivalents of the healthcare laws mentioned above, among other foreign laws.

If any of the physicians or other healthcare providers or entities with whom we expect to do business are found to be not in compliance with applicable laws, they may be subject to criminal, civil or administrative sanctions, including exclusions from government funded healthcare programs, which may also adversely affect our business.

Much like the Anti-Kickback Statute prohibition in the United States, the provision of benefits or advantages to physicians to induce or encourage the prescription, recommendation, endorsement, purchase, supply, order or use of medicinal products is also prohibited in the European Union. The provision of benefits or advantages to physicians is mainly governed by the national anti-bribery laws of the member states, such as the UK Bribery Act 2010, or national anti-kickback provisions (France, Belgium, etc). Infringement of these laws could result in substantial fines and imprisonment. In certain member states, payments made to physicians must be publicly disclosed. Moreover, agreements with physicians often must be the subject of prior notification and approval by the physician’s employer, his or her competent professional organization and/or the regulatory authorities of the individual member states. These requirements are provided in the national laws, industry codes or professional codes of conduct, applicable in the member states. Failure to comply with these requirements could result in reputational risk, public reprimands, administrative penalties, fines or imprisonment.

Additional Regulation

In addition to the foregoing, state and federal laws regarding environmental protection and hazardous substances, including the Occupational Safety and Health Act, the Resource Conservancy and Recovery Act and the Toxic Substances Control Act, affect our business. These and other laws govern our use, handling and disposal of various biological, chemical and radioactive substances used in, and wastes generated by, our operations. If our operations result in contamination of the environment or expose individuals to hazardous substances, we could be liable for damages and governmental fines. We believe that we are in material compliance with applicable environmental laws and that continued compliance therewith will not have a material adverse effect on our business. We cannot predict, however, how changes in these laws may affect our future operations.

U.S. Foreign Corrupt Practices Act

The U.S. Foreign Corrupt Practices Act, to which we are subject, prohibits corporations and individuals from engaging in certain activities to obtain or retain business or to influence a person working in an official capacity. It is illegal to pay, offer to pay or authorize the payment of anything of value to any foreign government official, government staff member, political party or political candidate in an attempt to obtain or retain business or to otherwise influence a person working in an official capacity. Similar rules apply to many other countries worldwide such as France (“Loi Sapin”) or the United Kingdom (UK Bribery Act).

U.S. Healthcare Reform

A primary trend in the U.S. healthcare industry and elsewhere is cost containment. Government authorities and other third-party payors have attempted to control costs by limiting coverage and the amount of reimbursement for particular medical products. For example, in March 2010, the Affordable Care Act was enacted, which, among other things, increased the minimum Medicaid rebates owed by most manufacturers under the Medicaid Drug Rebate Program; introduced a new methodology by which rebates owed by manufacturers under the Medicaid Drug Rebate Program are calculated for drugs that are inhaled, infused, instilled, implanted or injected; extended the Medicaid Drug Rebate Program to utilization of prescriptions of individuals enrolled in Medicaid managed care plans; imposed mandatory discounts for certain Medicare Part D beneficiaries as a condition for manufacturers’ outpatient drugs coverage under Medicare Part D; subjected drug manufacturers to new annual fees based on pharmaceutical companies’ share of sales to federal healthcare programs; imposed a new federal excise tax on the sale of certain medical devices; created a new Patient Centered Outcomes Research Institute to oversee, identify priorities in and conduct comparative clinical effectiveness research, along with funding for such research; and established the Center for Medicare Innovation at the CMS to test innovative payment and service delivery models to lower Medicare and Medicaid spending.

Since its enactment, there have been a number of significant changes to the Affordable Care Act (the “ACA”). On October 13, 2017, President Trump signed an Executive Order terminating the cost-sharing subsidies that reimburse insurers under the Affordable Care Act. Several state Attorneys General filed suit to stop the administration from terminating the subsidies, but their request for a restraining order was denied by a federal judge in California on October 25, 2017. In addition, CMS has recently proposed regulations that would give states greater flexibility in setting benchmarks for insurers in the individual and small group marketplaces, which may have the effect of relaxing the essential health benefits required under the Affordable Care Act for plans sold through such marketplaces. In January 2017, President Trump signed an Executive Order directing federal agencies with authorities and responsibilities under the Affordable Care Act to waive, defer, grant exemptions from, or delay the implementation of any provision of the Affordable Care Act that would impose a fiscal or regulatory burden on states, individuals, healthcare providers, health insurers, or manufacturers of pharmaceuticals or medical devices.

The Tax Cuts and Jobs Act of 2017 (“TCJA”), includes a provision repealing, effective January 1, 2019, the tax-based shared responsibility payment imposed by the ACA on certain individuals who fail to maintain qualifying health coverage for all or part of a year that is commonly referred to as the “individual mandate.” Additionally, on January 22, 2018, President Trump signed a continuing resolution on appropriations for fiscal year 2018 that delayed the implementation of certain ACA-mandated fees, including the so-called “Cadillac” tax on certain high cost employer-sponsored insurance plan, the annual fee imposed on certain health insurance providers based on market share, and the medical device exercise tax on non-exempt medical devices. Further, the Bipartisan Budget Act of 2018, among other things, amends the ACA, effective January 1, 2019, to reduce the coverage gap in most Medicare drug plans, commonly referred to as the “donut hole.” Congress will likely consider other legislation to replace or modify elements of the Affordable Care Act. We continue to evaluate the effect that the Affordable Care Act and its possible repeal, replacement or further modification could have on our business. It is uncertain the extent to which any such changes may impact our business or financial condition.

In addition, the Budget Control Act of 2011 and the Bipartisan Budget Act of 2015 led to aggregate reductions of Medicare payments to providers of up to 2% per fiscal year that will remain in effect through 2027 unless additional Congressional action is taken. Further, on January 2, 2013, the American Taxpayer Relief Act was signed into law, which, among other things, reduced Medicare payments to several types of providers, including hospitals, imaging centers and cancer treatment centers, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. More recently, there has been heightened governmental scrutiny over the manner in which manufacturers set prices for their marketed products, which have resulted in several recent Congressional inquiries and proposed bills designed to, among other things, bring more transparency to product pricing, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for pharmaceutical products. Individual states in the United States have also become increasingly active in passing legislation and implementing regulations designed to control pharmaceutical product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing.

We expect that additional foreign, federal and state healthcare reform measures will be adopted in the future, any of which could limit the amounts that federal and state governments will pay for healthcare products and services, which could result in limited coverage and reimbursement and reduced demand for our products, once approved, or additional pricing pressures.

Coverage and Reimbursement

Significant uncertainty exists as to the coverage and reimbursement status of any products for which we obtain regulatory approval. In the United Sates, cosmetics are not generally eligible for coverage and reimbursement and thus any products that are marketed as cosmetics will not be covered or reimbursed. In the United States and markets in other countries, sales of any products for which we receive regulatory approval for commercial sale will depend, in part, on the availability of coverage and reimbursement from third-party payors. Third-party payors include government authorities, managed care providers, private health insurers and other organizations. The process for determining whether a payor will provide coverage for a product may be separate from the process for setting the reimbursement rate that the payor will pay for the product. Third-party payors may limit coverage to specific products on an approved list, or formulary, which might not include all of the FDA-approved products for a particular indication. A decision by a third-party payor not to cover our products could reduce physician utilization of our products once approved and have a material adverse effect on our sales, results of operations and financial condition. Moreover, a payor’s decision to provide coverage for a product does not imply that an adequate reimbursement rate will be approved. Adequate third-party reimbursement may not be available to enable us to maintain price levels sufficient to realize an appropriate return on our investment in product development.

In addition, coverage and reimbursement for products can differ significantly from payor to payor. One third-party payor’s decision to cover a particular medical product or service does not ensure that other payors will also provide coverage for the medical product or service, or will provide coverage at an adequate reimbursement rate.

As a result, the coverage determination process will require us to provide scientific and clinical support for the use of our products to each payor separately and will be a time-consuming process.

Third-party payors are increasingly challenging the price and examining the medical necessity and cost-effectiveness of medical products and services, in addition to their safety and efficacy. In order to obtain and maintain coverage and reimbursement for any product, we may need to conduct expensive clinical trials in order to demonstrate the medical necessity and cost-effectiveness of such product, in addition to the costs required to obtain regulatory approvals. If third-party payors do not consider a product to be cost-effective compared to other available therapies, they may not cover the product as a benefit under their plans or, if they do, the level of payment may not be sufficient to allow a company to sell its products at a profit.

Outside of the United States, the pricing of pharmaceutical products is subject to governmental control in many countries. For example, in the European Union, pricing and reimbursement schemes vary widely from member state to member state. Some countries provide that products may be marketed only after a reimbursement price has been agreed. Some countries may require the completion of additional studies that compare the cost-effectiveness of a particular therapy to currently available therapies or so-called health technology assessments, in order to obtain reimbursement or pricing approval. Other countries may allow companies to fix their own prices for products, but monitor and control product volumes and issue guidance to physicians to limit prescriptions. Efforts to control prices and utilization of pharmaceutical products and medical devices will likely continue as countries attempt to manage healthcare expenditures.

SELECTED HISTORICAL FINANCIAL INFORMATION OF CHAC

The following tables summarize the relevant financial data for CHAC’s business and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of CHAC” and its audited and unaudited interim financial statements, and the notes and schedules related thereto, which are incorporated by reference in or included elsewhere in this proxy statement.

CHAC’s consolidated balance sheet data as of June 30, 2019 and consolidated statement of operations data for the year ended June 30, 2019 are derived from CHAC’s audited financial statements included elsewhere in this proxy statement. CHAC’s balance sheet data as of June 30, 2018 and statement of operations data for the period from November 1, 2017 (inception) through June 30, 2018 are derived from CHAC’s audited financial statements included elsewhere in this proxy statement.

The historical results presented below are not necessarily indicative of the results to be expected for any future period. You should read the following selected financial information in conjunction with CHAC’s financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operation of CHAC” contained elsewhere herein.

(in thousands, except share and per share data)

	Year Ended June 30, 2019	For the Period from November 1, 2017 (inception) through June 30, 2018
Revenue	$—	$—
Loss from operations	(405)	(1)
Interest income on marketable securities	887	—
Interest income – other	6	—
Unrealized gain on marketable securities	(6)	—
Provision for income taxes	(135)	—
Net income (loss)	347	(1)
Basic and diluted net loss per share	(0.15)	(0.00)
Weighted average shares outstanding – basic and diluted	1,996,149	1,750,000
Balance Sheet Data:	As of June 30, 2019	As of June 30, 2018
Working capital (deficit)	$553	$(41)
Trust account	70,881	—
Total assets	71,619	65
Total liabilities	871	41
Value of common stock subject to redemption	65,748	—
Stockholders’ equity	5,000	24

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS OF CHAC

The following discussion should be read in conjunction with our financial statements and footnotes thereto incorporated by reference into this proxy statement.

Overview

CHAC was incorporated as a blank check company on November 1, 2017, as a Delaware corporation, for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities, which we refer to as a “target business.”

We presently have no revenue, have had losses since inception from incurring formation costs and have no other operations other than the active solicitation of a target business with which to complete a business combination. We have relied upon the sale of our securities and loans from our officers and directors to fund our operations.

Offering Proceeds Held in Trust

On December 18, 2018, CHAC consummated its Initial Public Offering of 7,000,000 Units. The Units sold in the Initial Public Offering were sold at an offering price of $10.00 per Unit, generating total gross proceeds of $70,000,000. We granted the underwriters a 45-day option to purchase up to 1,050,000 additional Units to cover over-allotments at the Initial Public Offering price, less the underwriting discounts and commissions. The overallotment option expired unexercised on February 4, 2019.

Simultaneous with the consummation of the Initial Public Offering, we consummated the private placement of an aggregate of 2,900,000 Private CHAC Warrants, each exercisable to purchase one share of the Company’s common stock for $11.50 per share, to Mountain Wood, LLC, an affiliate of the Sponsor at a price of $0.40 per Private CHAC Warrant, generating total proceeds of $1,160,000. The issuance was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. These Private CHAC Warrants are identical to the warrants underlying the Units sold in the Initial Public Offering, except that these warrants are not transferable, assignable or salable until after the completion of a business combination, subject to certain limited exceptions. Additionally, these warrants are exercisable on a cashless basis and are non-redeemable so long as they are held by the initial purchasers or their permitted transferees.

After deducting the underwriting discounts, offering expenses, and commissions from the Initial Public Offering and the sale of the Private CHAC Warrants, a total of $70,000,000 was deposited into a trust account established for the benefit of CHAC’s public stockholders, and the remaining proceeds became available to be used to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses.

As of June 30, 2019, a total of $70,881,151 was in the trust account established for the benefit of our public stockholders.

Our management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the private placement, although substantially all of the net proceeds are intended to be applied generally towards consummating a business combination successfully.

Results of Operations

Our entire activity from inception up to December 18, 2018 was in preparation for the Initial Public Offering. Since the Initial Public Offering, our activity has been limited to the evaluation of business combination candidates, and we will not be generating any operating revenues until the closing and completion of our initial business combination. We expect to generate small amounts of non-operating income in the form of interest income on cash and cash equivalents. Interest income is not expected to be significant in view of current low interest rates on risk-free investments (treasury securities). We expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after this period.

For the year ended June 30, 2019, we had net income of $347,407, which consisted of interest income on marketable securities held in the trust account of $886,972 and interest income from mutual funds of $5,974, offset by operating costs of $404,521, an unrealized loss on marketable securities held in our trust account of $5,821 and a provision for income taxes of $135,197.

For the period from November 1, 2017 (inception) through June 30, 2018, we had a net loss of $1,025, which consisted of operating costs of $1,025.

Liquidity and Capital Resources

As of June 30, 2019, we had marketable securities held in the trust account of $70,881,151 (including approximately $881,000 of interest income, net of unrealized losses) consisting of U.S. Treasury Bills with a maturity of 180 days or less. Interest income on the balance in the trust account may be used by us to pay taxes. Through June 30, 2019, we had not withdrawn any interest earned on the trust account.

For the year ended June 30, 2019, cash and cash equivalents used in operating activities was $204,579. Net income of $347,407 was affected by interest earned on marketable securities held in the trust account of $886,972, an unrealized loss on marketable securities held in our trust account of $5,821 and a deferred tax benefit of $1,222. Changes in our operating assets and liabilities provided $330,387 of cash and cash equivalents for operating activities.

For the period from November 1, 2017 (inception) through June 30, 2018, cash and cash equivalents used in operating activities was $25. Net loss of $1,025 was offset by changes in our operating assets and liabilities, which provided $1,000 of cash and cash equivalents.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (which interest shall be net of amounts withdrawn to pay our taxes) to complete a business combination. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete a business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business.

As of June 30, 2019, we had cash and cash equivalents of $696,830 held outside the trust account. We intend to use the funds held outside the trust account primarily to identify and evaluate prospective acquisition candidates, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses, review corporate documents and material agreements of prospective target businesses, select the target business to acquire and structure, negotiate and complete a business combination.

Our Sponsor paid a total of $500,000 in underwriting discounts and commissions and received a non-interest bearing promissory note in exchange for the payment of such amount, which was payable at the closing of a Business Combination. The promissory note was repaid in July 2019 from the unused net proceeds that were not deposited into the trust fund.

In August 2019, the Sponsor committed to provide us an aggregate of $500,000 in loans to finance transaction costs in connection with a Business Combination. To the extent advanced, the loans will be evidenced by a promissory note, will be non-interest bearing, unsecured and will only be repaid upon the completion of a Business Combination.

In order to fund working capital deficiencies or finance transaction costs in connection with a business combination, our initial stockholders, officers and directors or their affiliates may, but are not obligated to, loan us funds from time to time or at any time, as may be required. If we complete a business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. In the event that a business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used to repay such loaned amounts. Up to $500,000 of such loans may be convertible into CHAC Warrants at a price of $0.40 per private warrant at the option of the lender.

We do not believe we will need to raise additional funds in order to meet the expenditures required for operating our business. However, if our estimate of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a business combination are less than the actual amounts necessary to do so, we may have insufficient funds available to operate our business prior to our Business Combination. Moreover, we may need to obtain additional financing either to complete our Business Combination or because we become obligated to redeem a significant number of our public shares upon completion of our Business Combination, in which case we may issue additional securities or incur debt in connection with such Business Combination. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our Business Combination. If we are unable to complete our Business Combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In addition, following our Business Combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Off-Balance Sheet Arrangements

We have no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of June 30, 2019. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following critical accounting policies:

Common stock subject to possible redemption

We account for our common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. Our common stock features certain redemption rights that are considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of our condensed balance sheets.

Net loss per common share

We apply the two-class method in calculating earnings per share. Shares of common stock subject to possible redemption which are not currently redeemable and are not redeemable at fair value, have been excluded from the calculation of basic net loss per share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. Our net income is adjusted for the portion of income that is attributable to common stock subject to possible redemption, as these shares only participate in the earnings of the trust account and not our income or losses.

Recent accounting standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on our consolidated financial statements.

CHAC’S BUSINESS

Overview

CHAC was incorporated as a Delaware corporation on November 1, 2017, for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities, which we refer to as a “target business.”

CHAC’s Amended and Restated Certificate of Incorporation provides that its corporate existence will cease and it will liquidate the trust account (described herein) and distribute the funds included therein to the holders of common stock sold in its Initial Public Offering if it does not consummate a business combination by the date that is 24 months from the closing of the Initial Public Offering, or December 18, 2020.

Offering Proceeds Held in Trust

On December 18, 2018, we consummated the Initial Public Offering of 7,000,000 Units. The Units sold in the Initial Public Offering were sold at an offering price of $10.00 per Unit, generating total gross proceeds of $70,000,000. Chardan Capital Markets LLC acted as sole book-running manager of the Initial Public Offering. The securities in the offering were registered under the Securities Act on a registration statement on Form S-1 (No. 333-228533). The SEC declared the registration statement effective on December 13, 2018. We granted the underwriters a 45-day option to purchase up to 1,050,000 additional Units to cover over-allotments at the Initial Public Offering price, less the underwriting discounts and commissions. The over-allotment option expired unexercised on February 4, 2019.

Simultaneous with the consummation of the Initial Public Offering, we consummated the private placement of an aggregate of 2,900,000 Private CHAC Warrants, each exercisable to purchase one share of the Company’s common stock for $11.50 per share, to Mountain Wood, LLC, an affiliate of the Sponsor at a price of $0.40 per Private CHAC Warrant, generating total proceeds of $1,160,000. The issuance was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. These Private CHAC Warrants are identical to the warrants underlying the Units sold in the Initial Public Offering, except that these warrants are not transferable, assignable or salable until after the completion of a business combination, subject to certain limited exceptions. Additionally, these warrants are exercisable on a cashless basis and are non-redeemable so long as they are held by the initial purchasers or their permitted transferees.

Of the gross proceeds received from the Initial Public Offering and the Private CHAC Warrants, $70,000,000 was placed in a trust account. We paid a total of $500,000 in underwriting discounts and commissions and $283,566 for other costs and expenses related to the Initial Public Offering.

Business Combination Activities

On July 16, 2019, CHAC entered into the Merger Agreement, pursuant to which Merger Sub will merge with and into BiomX, resulting in CHAC owning all of the issued and outstanding shares and other equity interests of BiomX and BiomX becoming a wholly-owned subsidiary of CHAC. In the event that the Business Combination is not consummated by December 18, 2020, CHAC’s corporate existence will cease and CHAC will distribute the proceeds held in the trust account to its public stockholders. See “The Merger Agreement” for more information.

Redemption Rights

Pursuant to CHAC’s Amended and Restated Certificate of Incorporation, CHAC stockholders (except the initial stockholders and the officers and directors of CHAC) will be entitled to redeem their CHAC Shares for a pro rata share of the trust account (currently anticipated to be no less than approximately $10.16 per share of common stock for stockholders) net of taxes payable.

CHAC’s Sponsor and other initial stockholders do not have redemption rights with respect to any common stock owned by them, directly or indirectly (nor will they seek appraisal rights with respect to such common stock if appraisal rights would be available to them).

Automatic Dissolution and Subsequent Liquidation of trust account if No Business Combination

If we do not complete a business combination within 24 months from the consummation of the Initial Public Offering, it will trigger our automatic winding up, dissolution and liquidation pursuant to the terms of our Amended and Restated Certificate of Incorporation. As a result, this has the same effect as if we had formally gone through a voluntary liquidation procedure under the Israeli Companies Law. Accordingly, no vote would be required from our stockholders to commence such a voluntary winding up, dissolution and liquidation. If we are unable to consummate our initial Business Combination within such time period, we will, as promptly as possible but not more than ten business days thereafter, redeem 100% of our outstanding public shares for a pro rata portion of the funds held in the trust account, including a pro rata portion of any interest earned on the funds held in the trust account and not necessary to pay our taxes, and then seek to liquidate and dissolve. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public stockholders. In the event of our dissolution and liquidation, the public rights will expire and will be worthless.

If we are forced to liquidate the trust account, we anticipate that we would distribute to our public stockholders the amount in the trust account calculated as of the date that is two days prior to the distribution date (including any accrued interest). Prior to such distribution, we would be required to assess all claims that may be potentially brought against us by our creditors for amounts they are actually owed and make provision for such amounts, as creditors take priority over our public stockholders with respect to amounts that are owed to them. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them as an unlawful payment in the event we enter an insolvent liquidation. Furthermore, while we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would conclude that such agreements are legally enforceable.

Each of our initial stockholders and our Sponsor has agreed to waive its rights to participate in any liquidation of our trust account or other assets with respect to the CHAC Shares and Private CHAC Warrants purchased in private placements and to vote their CHAC Shares in favor of any dissolution and plan of distribution which we submit to a vote of stockholders. There will be no distribution from the trust account with respect to our warrants or rights, which will expire worthless.

If we are unable to complete an initial business combination and expend all of the net proceeds of the Initial Public Offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share distribution from the trust account would be $10.00.

The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would be prior to the claims of our public stockholders. Although we will seek to have all vendors, including lenders for money borrowed, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account, including but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason.

Our Sponsor has agreed that, if we liquidate the trust account prior to the consummation of a business combination, he will be liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of the Initial Public Offering not held in the trust account, but only to the extent necessary to ensure that such debts or obligations do not reduce the amounts in the trust account and only if such parties have not executed a waiver agreement. However, we cannot assure you that he will be able to satisfy those obligations if he is required to do so. Accordingly, the actual per-share distribution could be less than $10.00 due to claims of creditors. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $10.00 per share.

Facilities

We maintain our principal executive offices at 17 State St, 21st Floor, New York, NY 10004. Our Sponsor is providing us this space free of charge. We consider our current office space adequate for our current operations.

Employees

We have three executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time to our affairs) than they would prior to locating a suitable target business. We presently expect our executive officers to devote such amount of time as they reasonably believe is necessary to our business (which could range from only a few hours a week while we are trying to locate a potential target business to a majority of their time as we move into serious negotiations with a target business for a business combination). We do not intend to have any full time employees prior to the consummation of a business combination.

DIRECTORS, EXECUTIVE OFFICERS, EXECUTIVE COMPENSATION AND
CORPORATE GOVERNANCE

Current Directors and Executive Officers

CHAC’s current directors and executive officers are as follows:

Name(1)	Age	Position
Gbola Amusa	45	Executive Chairman of the Board
Jonas Grossman	45	President, Chief Executive Officer and Director
George Kaufman	43	Chief Financial Officer, Head of Strategy, and Director
Michael Rice	53	Director
Richard Giroux	46	Director
Matthew Rossen	41	Director
Eric Kusseluk M.D.	43	Director

____________

(1)      On September 9, 2019, Elliot Gnedy resigned as a member of the Board of Directors because he could no longer be considered independent under NYSE American Stock Exchange’s listing standards. Mr. Gnedy’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Dr. Gbola Amusa, has been our Executive Chairman since March 2018. Dr. Amusa has served as Partner, Director of Research, and Head of Healthcare Equity Research at Chardan Capital Markets LLC since December 2014. At Chardan, he has established the healthcare vision by focusing on disruptive healthcare segments, such as gene therapy/genetic medicines, that have the highest potential for significant investment returns. Dr. Amusa was previously Managing Director, Head of European Pharma Research, and Global Pharma& Biotech Coordinator at UBS (from 2007 to 2013), where he oversaw 25 analysts. Prior to UBS, Dr. Amusa was a Senior Research Analyst and Head of European Pharma research at Sanford Bernstein. He started his career in finance at Goldman Sachs as an Associate in the Healthcare Investment Banking Group, where he worked on large transactions including the Amgen/Immunex merger. Additionally, Dr. Amusa was previously a Healthcare Finance & Strategy Consultant working with governments, companies, leading foundations and think tanks. He holds an M.D. from Washington University Medical School, an M.B.A. with High Honors from the University of Chicago Booth School of Business, and a B.S.E. with Honors from Duke University.

Jonas Grossman, has been our Chief Executive Officer since November 2017. Mr. Grossman has served as Partner and Head of Capital Markets for Chardan Capital Markets LLC, a New York headquartered broker/dealer, since December 2003. Mr. Grossman has served as President of Chardan Capital Markets LLC since September 2015. Since 2003, Mr. Grossman has overseen the firm’s deal origination, syndication, secondary market sales and trading and corporate access initiatives. He has extensive transactional experience having led or managed over 400 transactions during his tenure at Chardan. Since December 2006, Mr. Grossman has served as a founding partner for Cornix Advisors, LLC, a New York based hedge fund. From 2001 until 2003, Mr. Grossman worked at Ramius Capital Group, LLC, a global multi-strategy hedge fund where he served as Vice President and Head Trader. Mr. Grossman has served as a director for China Broadband (NASDAQ: SSC) from January 2008 until November 2010. He holds a B.A. in Economics from Cornell University and an M.B.A. from NYU’s Stern School of Business.

George Kaufman, has been our Chief Financial Officer and Head of Strategy since March 2018. Mr. Kaufman has served as Managing Director and Head of Investment Banking for Chardan Capital Markets LLC since January 2006. Mr. Kaufman established the investment banking, brokerage and marketing protocols and standards at Chardan since joining the firm in 2004. Mr. Kaufman has extensive experience with SPACs, M&A transactions and financings especially in association with emerging growth companies. Mr. Kaufman founded Detroit Coffee Company, LLC, a national roaster, wholesaler and retail distributor of high-end specialty coffees in January 2002 and currently serves as its chief executive officer and has been a director of Prime Acquisition Corp. a European real estate company, since May 2014. Mr. Kaufman received a B.A. degree in Economics from the University of Vermont in 1999.

Michael Rice, has been a director since December 2018. Mr. Rice has experience in portfolio management, corporate management, investment banking and capital markets. Mr. Rice has been the co-founder of LifeSci Advisors and LifeSci Capital since March 2010. From April 2007 to November 2008 Mr. Rice was the co-head of health care investment banking at Canaccord Adams, where he was involved in debt and equity financing. Mr. Rice was also was a Managing Director at Think Equity Partners from April 2005 to April 2007, where he was responsible for managing Healthcare Capital Markets. Prior to that, from August 2003 to March 2005 Mr. Rice served as a Managing Director at Banc of America serving large hedge funds and private equity healthcare funds. Previously, he was a Managing Director at JPMorgan/Hambrecht & Quist. Mr. Rice has been a Director of RDD Pharma Ltd. since January 2016 and Navidea Biopharmaceuticals Inc. since May 2016. Mr. Rice received his B.A. from the University of Maryland.

Richard Giroux, has been a director since December 2018. Mr. Giroux is a Founder and has been the Chief Operating Officer of MeiraGTx (NASDAQ:MGTX) since the company’s formation in 2015. He brings more than 20 years of leadership and capital markets experience in finance and healthcare to his position. Prior to joining MeiraGTx, Rich was a partner at Sarissa Capital Management LP, an activist healthcare hedge fund, from 2014 to 2015. In 2010, Mr. Giroux helped launch and operate Meadowvale Partners, a multi-strategy hedge fund, where he was a founding partner and healthcare portfolio manager from 2009 to 2013. Prior to Meadowvale, he was a partner at Sivik Global Healthcare (formerly Argus Partners) from 2001-2008, a long/short global equity healthcare fund. From 1996 to 2001, he worked in the equity derivative divisions of Goldman Sachs and Salomon Smith Barney where he structured, marketed and traded derivative and cash products for domestic and international hedge funds and asset allocators. Mr. Giroux received his B.A. in Economics from Yale University in 1995.

Matthew Rossen, has been a director since December 2018. Mr. Rossen has 20 years’ experience in the pharmaceutical and biotech arena, working across multiple therapeutic categories including Anti-Infectives, Alzheimer’s, Cardiovascular, Hematology, Pain and Sleep Science. Since January 2018, Mr. Rossen has been a Senior Director of Business Development for Jazz Pharmaceuticals. Prior to working in business development, from 2012 to 2017, Mr. Rossen had been leading the commercial efforts of the Hematology Oncology division at Jazz Pharmaceuticals. Prior thereto, from 2001 to 2010 Mr. Rossen worked at Pfizer Inc., where spent ten years in positions of increasing responsibility across a number of functions including Operations and Manufacturing, US and WW Marketing and Commercial Development. He holds a B.S. in Kinesiology and Applied Human Physiology from the University of Colorado and received his M.B.A. from NYU’s Stern School of Business.

Dr. Eric Kusseluk, has been a director since December 2018. Dr. Kusseluk is a dermatologist who has been in private practice at NYU Langone Medical center since 2007. In addition to seeing patients, he has been associate professor at NYU since 2014, where he teaches the physicians, residents and medical students about practicing medicine and running a private practice. He has also done multiple clinical studies ranging from testing medical products to analyzing data on sentinel node biopsies. Before his medical career, he also worked in finance at Cantor Fitzgerald from 1997 to 1998. Dr. Kusseluk received an M.D. from Jefferson Medical College of Thomas Jefferson University and a B.A. in economics from Cornell University.

Executive Compensation

No executive officer has received any cash compensation for services rendered to us. No compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing stockholders, including our directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. However, such individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our Board of Directors and audit committee, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

Director Independence

The NYSE American Stock Exchange requires that a majority of our Board of Directors must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s Board of Directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Messrs. Rice, Giroux, Rossen and Kusseluk are our independent directors. Our independent directors have have regularly scheduled meetings at which only independent directors are present. Any affiliated transactions will be on terms that our Board of Directors believes are no less favorable to us than could be obtained from independent parties.

Audit Committee

The Audit Committee, which is established in accordance with Section 3(a)(58)(A) of the Exchange Act, engages Company’s independent accountants, reviewing their independence and performance; reviews the Company’s accounting and financial reporting processes and the integrity of its financial statements; the audits of the Company’s financial statements and the appointment, compensation, qualifications, independence and performance of the Company’s independent auditors; the Company’s compliance with legal and regulatory requirements; and the performance of the Company’s internal audit function and internal control over financial reporting. The Audit Committee held 3 meetings during 2019.

The members of the Audit Committee are Messrs. Rossen, Kusseluk, and Rice, each of whom is an independent director under NYSE American Stock Exchange’s listing standards. Mr. Rice is the Chairperson of the audit committee. The Board of Directors has determined that Mr. Rice qualifies as an “audit committee financial expert,” as defined under the rules and regulations of the SEC.

Nominating Committee

The Nominating Committee is responsible for overseeing the selection of persons to be nominated to serve on our Board of Directors. Specifically, the Nominating Committee makes recommendations to the Board of Directors regarding the size and composition of the Board of Directors, establishes procedures for the director nomination process and screens and recommends candidates for election to the Board of Directors. On an annual basis, the Nominating Committee recommends for approval by the Board of Directors certain desired qualifications and characteristics for Board of Directors membership. Additionally, the Nominating Committee establishes and administers a periodic assessment procedure relating to the performance of the Board of Directors as a whole and its individual members. The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the Board of Directors. The Nominating Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific Board of Directors needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of Board of Directors members. The Nominating Committee does not distinguish among nominees recommended by stockholders and other persons. The Nominating Committee did not hold any meetings during 2019.

The members of the Nominating Committee are Messrs. Rossen, Kusseluk, and Rice, each of whom is an independent director under NYSE American Stock Exchange’s listing standards. Mr. Rossen is the Chairperson of the Nominating Committee.

Compensation Committee

The Compensation Committee reviews annually the Company’s corporate goals and objectives relevant to the officers’ compensation, evaluates the officers’ performance in light of such goals and objectives, determines and approves the officers’ compensation level based on this evaluation; makes recommendations to the Board of Directors regarding approval, disapproval, modification, or termination of existing or proposed employee benefit plans, makes recommendations to the Board of Directors with respect to non-CEO and non-CFO compensation and administers the Company’s incentive-compensation plans and equity-based plans. The Compensation Committee has the authority to delegate any of its responsibilities to subcommittees as it may deem appropriate in its sole discretion. The chief executive officer of the Company may not be present during voting or deliberations of the Compensation Committee with respect to his compensation. The Company’s executive officers do not play a role in suggesting their own salaries. Neither the Company nor the Compensation Committee has engaged any compensation consultant who has a role in determining or recommending the amount or form of executive or director compensation. The Compensation Committee held no meetings during 2019.

Notwithstanding the foregoing, as indicated above, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing stockholders, including our directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

The members of the Compensation Committee are Messrs. Rossen, Kusseluk, and Rice, each of whom is an independent director under NYSE American Stock Exchange’s listing standards. Mr. Kusseluk is the Chairperson of the Compensation Committee.

Code of Ethics

We adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Directors and Executive Officers after the Business Combination

If the Business Combination Proposal is adopted by CHAC’s stockholders, the Board of Directors of the combined company will be reconstituted and will initially be comprised of seven members. We believe it is in the best interests of the Company and its stockholders for the Board of Directors to be classified into three classes, each comprising as nearly as possible one-third of the directors to serve three-year terms. If the Classified Board Proposal is adopted by CHAC’s stockholders, each Class I director would serve until the 2020 annual meeting, each Class II director would serve until the 2021 annual meeting, and each Class III director would serve until the 2022 annual meeting, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death.

CHAC’s directors and executive officers after the Business Combination will be as follows:

Name(1)	Age	Position
Jonathan Solomon	42	Chief Executive Officer and Director
Assaf Oron	44	Chief Business Officer
Sailaja Puttagunta	51	Chief Medical Officer
Merav Bassan(2)	54	Chief Development Officer
Inbar Gahali-Sass	46	Vice President of Platform Research & Development
Myriam Golembo	54	Vice President of Development
Gbola Amusa	45	Director
Yaron Breski	41	Director
Erez Chimovitz	55	Director
Jonas Grossman	45	Director
Robbie Woodman	41	Director

____________

(1)      The representative of the shareholders of BiomX has the right to appoint an additional director to the Board who has yet to be identified. For a description of the business experience of Messrs. Amusa and Grossman, see “Directors, Executive Officers, Executive Compensation and Corporate Governance — Current Directors and Executive Officers,” above. Sigal Fattal, Chief Financial Officer of BiomX, has notified BiomX that she will resign from her role as the Chief Financial Officer of BiomX, effective upon the consummation of the Business Combination, and will remain employed by BiomX as a consultant to the Chief Executive Officer. BiomX is currently conducting a search for Ms. Fattal’s successor.

(2)      Effective October 10, 2019, Dr. Merav Bassan will join BiomX as its Chief Development Officer. Dr. Bassan will join BiomX from Teva Pharmaceutical Industries Limited where she has held various development roles since 2009, including Vice President, Head of Translational Sciences, Specialty Clinical Development R&D since 2017, Vice President, Pain and Global Internal Medicine, Project Leadership, Innovative Product Development, Global IR&D from 2015 to 2017, and Project Champion, Senior Director, Innovative Product Development, Global IR&D from 2009 to 2015. Dr. Bassan holds a B.Sc. in Biology, a M.Sc. in Human Genetics and a Ph.D. in Neurobiology from Tel Aviv University, and she completed a Post-Doctoral Fellowship in Neuroscience at Harvard Medical School at Harvard University.

Jonathan Solomon will serve as the Chief Executive Officer and director of CHAC after the Business Combination. Mr. Solomon has served as Chief Executive Officer and director of BiomX since May 2017, and from February 2016 to May 2017, he served as a director of BiomX. From July 2007 to December 2015, Mr. Solomon was a co-founder, President, and Chief Executive Officer of ProClara Biosciences Inc. (formerly NeuroPhage Pharmaceuticals Inc.), a biotechnology company pioneering an approach to treating neurodegenerative diseases. Prior to joining ProClara, he served for ten years in a classified military unit of the Israeli Defense Forces. Mr. Solomon holds a B.Sc. magna cum laude in Physics and Mathematics from the Hebrew University, an M.Sc. summa cum laude in Electrical Engineering from Tel Aviv University, and an M.B.A. with honors from the Harvard Business School.

Assaf Oron will serve as the Chief Business Officer of CHAC after the Business Combination. Mr. Oron has served as Chief Business Officer of BiomX since January 2017. Prior to this position, he served in various roles at Evogene Ltd., an agriculture biotechnology company, which utilizes a proprietary integrated technology infrastructure to enhance seed traits underlying crop productivity, from March 2006 to December 2016, including Executive Vice President of Strategy and Business Development and Executive Vice President of Corporate Development. Prior to joining Evogene, Mr. Oron served as Chief Executive Officer of ChondroSite Ltd., a biotechnology company that develops engineered tissue products in the field of orthopedics and as a senior project manager and strategic consultant at Israeli management consulting company POC Ltd. Mr. Oron holds an M.Sc. in Biology (bioinformatics) and a B.Sc. in Chemistry and Economics, both from Tel Aviv University.

Dr. Sailaja Puttagunta M.D. will serve as the Chief Medical Officer of CHAC after the Business Combination. Dr. Puttagunta has served as the Chief Medical Officer of BiomX since December 2018. Prior to joining BiomX, Dr. Puttagunta served as Vice President, Development at Iterum Therapeutics plc, a clinical stage pharmaceutical company developing antibiotics against multi-drug resistant pathogens, from January 2016 to December 2018. Prior to Iterum, Dr. Puttagunta served as VP, Medical Affairs for Anti-infectives at pharmaceutical company Allergan plc from January 2015 to January 2016 and was the Vice President of Development and Medical Affairs from August 2014 to December 2014 and the Executive Director of Clinical and Medical Affairs from June 2012 through July 2014 at pharmaceutical company Durata Therapeutics, Inc., an innovative pharmaceutical company focused on the development and commercialization of novel therapeutics for patients with infectious diseases and acute illnesses, prior to its acquisition by Actavis plc. Prior to joining Durata, Dr. Puttagunta led teams within clinical development and medical affairs on various antibiotic compounds at pharmaceutical company Pfizer Inc. Dr. Puttagunta graduated from Gandhi Medical College in Hyderabad, India and completed her residency in Internal Medicine and a fellowship in Infectious Diseases at Yale University School of Medicine. She also holds an M.S. in Biochemistry from the New York University School of Medicine.

Dr. Inbar Gahali-Sass will serve as Vice President of Platform Research & Development of CHAC after the Business Combination. Dr. Gahali-Sass has served as Vice President of Platform Research & Development of BiomX since December 2018. Prior to joining BiomX, Dr. Gahali-Sass served as Research & Development Manager at Omrix Biopharmaceuticals, Inc., a biotechnology company focused on developing protein-based biosurgery and passive immunotherapy products and a subsidiary of Ethicon, Inc. and Johnson& Johnson, from May 2012 through November 2018 and as a senior scientist from August 2006 to May 2012. Dr. Gahali-Sass holds a B.Sc. in Biology, an M.Sc. in Microbiology, a Ph.D and a post-Doctoral degree in Microbiology from The Hebrew University, and an M.B.A. from the College of Management Academic Studies.

Dr. Myriam Golembo will serve as the Vice President of Development of CHAC after the Business Combination. Dr. Golembo has served as the Vice President of Development of BiomX since July 2017. Prior to this position, Dr. Golembo served as the Vice President of Regulatory and Clinical Operations at Efranat Ltd., a biotechnology company focused on the development of cancer therapies, from May 2016 to June 2017. From May 2015 to May 2016, Dr. Golembo served as the Vice President of Development for Otic Pharma Ltd., a pharmaceutical company focusing on the development of ear, nose, and throat products (now Novus Therapeutics, Inc.). Before joining Otic Pharma, Dr. Golembo served as Director of Product Development at Protalix BioTherapeutics, Inc., a biopharmaceutical company manufacturing a plant-based enzyme for the treatment of Gaucher disease, from May 2012 to May 2015 and as Associate Director of Products Development from May 2009 to May 2012. Dr. Golembo holds a B.Sc. in Biology and an M.Sc. in Molecular Biology from The Hebrew University and a Ph.D. in Molecular Genetics from Weizmann Institute of Science.

Yaron Breski will serve as a director of CHAC after the Business Combination. Mr. Breski has served on the Board of Directors of BiomX since November 2018. Mr. Breski is a Partner at RMGP Bio-Pharma Investment Fund, L.P., which he co-founded in May 2017, and has served as Managing Director at RM Global Partners LLC since October 2014. Previously, Mr. Breski served as Executive Director of Business Development at biotechnology company Rosetta Genomics. Mr. Breski holds a B.Sc. in Biology, Magna Cum Laude, research track for honors students from the Tel Aviv University; and an M.B.A from The Wharton School, University of Pennsylvania.

Erez Chimovits will serve as a director of CHAC after the Business Combination. Mr. Chimovits has served on the Board of Directors of BiomX since January 2016. Mr. Chimovits has served as Senior Managing Director at healthcare investment firm OrbiMed Advisors LLC since 2010. Prior to joining OrbiMed, Mr. Chimovits was the Chief Executive Officer of pharmaceutical company NasVax Ltd. (now Therapix Biosciences Ltd.) and spent more than seven years with predictive drug discovery and development company Compugen Ltd., serving as President of Compugen USA Inc. and as Executive Vice President of Commercial Operations. Mr. Chimovits earned his M.B.A., M.Sc. in Microbiology, and B.Sc. from Tel Aviv University.

Dr. Robbie Woodman will serve as a director of CHAC after the Business Combination. Dr. Woodman has served on the Board of Directors of BiomX since June 2018. Dr. Woodman joined Takeda Ventures, Inc. (TVI) in March 2018 as Senior Partner. Prior to joining TVI, Dr. Woodman served as Director of Healthcare Investments at venture capital and private equity firm Touchstone Innovations Plc (formerly Imperial Innovations) from December 2012 to January 2017 and as Director of Healthcare Ventures from September 2012 through December 2016. Dr. Woodman previously served as Principal in the life science team at venture capital firm Sofinnova Partners. Dr. Woodman holds an M.Sc. in Biochemistry from the University of Oxford and a Ph.D. in Oncology from the University of Cambridge.

Director Independence

Upon the consummation of the Business Combination, we expect that a majority of the Board of Directors will be independent under NYSE American Stock Exchange’s listing standards.

Committees of the Board of Directors

Audit Committee

Upon consummation of the Business Combination, we expect that the Audit Committee will consist solely of directors who are independent under NYSE American Stock Exchange’s listing standards and meet the independence standards set forth in Rule 10A-3 of the Exchange Act.

Compensation Committee

Upon consummation of the Business Combination, we expect that the Compensation Committee will consist solely of directors who are independent under NYSE American Stock Exchange’s listing standards.

Nominating Committee

Upon consummation of the Business Combination, we expect that the Nominating and Corporate Governance Committee will consist solely of directors who are independent under NYSE American Stock Exchange’s listing standards.

Compensation of Our Directors and Executive Officers

Employment Agreements

CHAC has not entered into any employment agreements with its executive officers, and has not made any agreements to provide benefits upon termination of employment.

Executive Officers and Director Compensation

No executive officer has received any cash compensation for services rendered to us. No compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing stockholders, including our directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. However, such individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our Board of Directors and audit committee, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

Compensation of Directors and Executive Officers of BiomX

Summary Compensation Table

The following table presents information regarding the total compensation awarded to, earned by, and paid to the named executive officers of BiomX for services rendered to BiomX in all capacities for the years indicated.

Name and Principal Position(1)	Year	Salary ($)	Bonus(2) ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Jonathan Solomon	2018	275,744	77,332	175,908	75,569	604,553
Chief Executive Officer	2017	266,022	54,403	174,173	71,519	566,117

Assaf Oron	2018	144,269	38,726	105,964	33,841	322,799
Chief Business Officer	2017	140,044	28,654	79,525	33,820	282,043

Myriam Golembo	2018	131,031	15,502	18,301	31,733	196,568
Vice President of Development	2017	66,805	9,601	13,398	16,637	106,440

____________

(1)      All payments were originally made in Israeli shekels.

(2)      Amounts in this column represent the grant date fair value of the option awards computed in accordance with FASB ASC Topic 718. See “Note 10 — C. Share-based compensation” to the BiomX consolidated financial statements included in this proxy statement for a discussion of the assumptions made by BiomX in the valuation of these option awards.

Employment Agreements

Jonathan Solomon

Pursuant to an employment agreement dated February 1, 2016, by and between BiomX and Mr. Solomon, as the Chief Executive Officer of BiomX, Mr. Solomon is entitled to a base salary of NIS 64,000, or approximately $18,020, per month, and an additional gross payment of NIS 16,000, or approximately $4,500, per month for up to 40 hours per month worked outside of normal business hours and normal business days (together with the base salary, “Mr. Solomon’s Salary”). Mr. Solomon’s Salary was increased 3.00% for the 2019 fiscal year, to a base salary of NIS 65,920, or approximately $18,540, per month, and an overtime payment of NIS 16,480, or approximately $4,635, per month.

The employment agreement provides that Mr. Solomon received an initial award of options to purchase 69,257 ordinary shares of BiomX, the terms and conditions of which are governed by an award agreement between Mr. Solomon and BiomX. In addition, Mr. Solomon was also entitled to receive a second award of options to purchase additional common shares of BiomX equal to 5% of BiomX’s share capital on a fully diluted basis after the closing of a funding of up to $10 million at a pre-money valuation of at least $12 million which award was received on March 26, 2017.

BiomX also makes customary contributions on Mr. Solomon’s behalf to a pension fund or a managers insurance company, at Mr. Solomon’s election, in an amount equal to 8.33% of his Salary, allocated to a fund for severance pay, and an additional amount equal to 5.00% of the Salary in case Mr. Solomon is insured through a managers insurance policy, or 6.50% of Mr. Solomon’s Salary in case Mr. Solomon is insured through a pension fund, which shall be allocated to a provident fund or pension plan. In case Mr. Solomon chooses to allocate his pension payments to a managers insurance policy (and not a pension fund), the Company shall also insure him under a work disability insurance policy at the rate required to insure 100% of Mr. Solomon’s Salary and for this purpose will contribute an amount of up to 2.50% of Mr. Solomon’s Salary insured in such insurance policy for disability insurance in a policy and/or insurance company. These payments are intended to be in lieu of any severance pay that Mr. Solomon would otherwise be entitled to receive from BiomX in accordance with Severance Pay Law 5723-1963 (the “Severance Pay Law”). BiomX also contributes 7.50% of Mr. Solomon’s monthly Salary to a recognized educational fund. The company reimburses Mr. Solomon for automobile maintenance and transportation expenses of NIS 2,000, or $560, per month.

Assaf Oron

Pursuant to an employment agreement dated January 1, 2017, by and between BiomX and Mr. Oron, as the Chief Business Officer of BiomX, Mr. Oron is entitled to a base salary of NIS 31,500, or approximately $8,870, per month, and an additional gross payment of NIS 8,500, or approximately $2,390, per month for up to 40 hours per month worked outside of normal business hours and normal business days (together with the base salary, “Mr. Oron’s Salary”). Mr. Oron’s Salary was increased 3.00% for the 2019 fiscal year, to a base salary of NIS 32,445, or approximately $9,125, per month, and an additional gross payment of NIS 8,755, or approximately $2,460, per month.

BiomX also makes customary contributions on Mr. Oron’s behalf to a pension fund or a managers insurance company, at Mr. Oron’s election, in an amount equal to 8.33% of Mr. Oron’s Salary, allocated to a fund for severance pay, and an additional amount equal to 5.00% of Mr. Oron’s Salary in case Mr. Oron is insured through a managers insurance policy, or 6.50% of Mr. Oron’s Salary in case Mr. Oron is insured through a pension fund, which shall be allocated to a provident fund or pension plan. In case Mr. Oron chooses to allocate his pension payments to a managers insurance policy (and not a pension fund), the company shall also insure him under a work disability insurance policy at the rate required to insure 75% of Mr. Oron’s Salary and for this purpose will contribute an amount of up to 2.50% of the Salary insured in such insurance policy for disability insurance in a policy and/or insurance company. These payments are in lieu of any severance pay that Mr. Oron would otherwise be entitled to receive from BiomX in accordance with the Severance Law. BiomX also contributes 7.50% of Mr. Oron’s monthly Salary (not to exceed NIS 15,712, or approximately $4,419) to a recognized educational fund. The company reimburses Mr. Oron for automobile maintenance and transportation expenses of NIS 2,500, or approximately $700, per month.

Myriam Golembo

Pursuant to an employment agreement dated April 18, 2017, by and between BiomX and Dr. Golembo, as the Vice President of Development of BiomX, Dr. Golembo is entitled to a base salary of NIS 29,000, or approximately $8,165, per month, and an additional gross payment of NIS 7,000, or approximately $1,970, per month for up to 40 hours per month worked outside of normal business hours and normal business days (together with the base salary, “Dr. Golembo’s Salary”). Dr. Golembo’s Salary was increased 3.00% for the 2019 fiscal year, to a base salary of NIS 29,870, or approximately $8,400, per month, and an additional gross payment of NIS 7,210, or approximately $2,025, per month.

BiomX also makes customary contributions on Dr. Golembo’s behalf to a pension fund or a managers insurance company, at Dr. Golembo’s election, in an amount equal to 8.33% of Dr. Golembo’s Salary, allocated to a fund for severance pay, and an additional amount equal to 5.00% of Dr. Golembo’s Salary in case Dr. Golembo is insured through a managers insurance policy, or 6.50% of Dr. Golembo’s Salary in case Dr. Golembo is insured through a pension fund, which shall be allocated to a provident fund or pension plan. In case Dr. Golembo chooses to allocate her pension payments to a managers insurance policy (and not a pension fund), the company shall also insure her under a work disability insurance policy at the rate required to insure 75% of Dr. Golembo’s Salary and for this purpose will contribute an amount of up to 2.50% of Dr. Golembo’s Salary insured in such insurance policy for disability insurance in a policy and/or insurance company. These payments are in lieu of any severance pay that Dr. Golembo would otherwise be entitled to receive from BiomX in accordance with the Severance Law. BiomX also contributes 7.50% of Dr. Golembo’s monthly Salary to a recognized educational fund (not to exceed NIS 15,712, or approximately $4,419). The company reimburses Dr. Golembo for automobile maintenance and transportation expenses of NIS 2,500, or approximately $700, per month.

Outstanding Equity Awards at 2018 Fiscal Year-End

The following table sets forth information concerning outstanding equity awards held by the named executive officers of BiomX as of December 31, 2018.

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)		Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price ($)	Option Expiration Date
Jonathan Solomon	11/13/2016	47,614	(2)	21,643	(2)	1.30	01/07/2027
Chief Executive Officer	03/26/2017	32,959		42,378		4.089	03/26/2027
	05/21/2018	—		83,438		4.771	05/21/2028

Assaf Oron	03/26/2017	28,115		36,149		4.089	03/26/2027
Chief Business Officer	05/21/2018	—		34,194		4.771	05/21/2028

Myriam Golembo	03/26/2017	6,024		10,042		4.089	03/26/2027
Vice President of Development	06/27/2018	—		3,094		4.771	06/27/2028

____________

(1)      Unless otherwise indicated, options vest and become exercisable as follows: 25% of the options on the first anniversary of the “vesting commencement date” (as defined in the applicable notice of option grant) and, thereafter, in 12 equal quarterly installments of 6.25% each.

(2)      13,851 options vested and became exercisable upon Mr. Solomon’s appointment as Chief Executive Officer of BiomX. The remainder of the options vest and become exercisable as follows: 25% of the options on February 1, 2017 and, thereafter, in 12 equal quarterly installments of 6.25% each.

Director Compensation

During fiscal year 2018, BiomX did not pay cash compensation to any non-employee director for service as a director. BiomX reimburses its non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending board of director and committee meetings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PRIOR TO THE BUSINESS COMBINATION

The following table sets forth as of the Record Date the number of common stock beneficially owned by (i) each person who is known by us to be the beneficial owner of more than five percent of our issued and outstanding common stock (ii) each of our officers and directors; and (iii) all of our officers and directors as a group. As of the Record Date, we had 8,750,000 shares of common stock issued and outstanding.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all common stock beneficially owned by them. The following table does not reflect record of beneficial ownership of any common stock issuable upon exercise of the warrants, as the warrants are not exercisable within 60 days of the Record Date.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership of Common Stock		Approximate Percentage of Outstanding Shares of Common Stock
Gbola Amusa	0		0
Jonas Grossman	1,707,500	(2)	19.5%
George Kaufman	0		0
Michael Rice	7,500		*
Richard Giroux	7,500		*
Matthew Rossen	7,500		*
Eric Kusseluk MD	7,500		*
All officers and directors as a group (7 individuals)	1,737,500		19.8%
Chardan Investments, LLC(3)	1,707,500		19.5%
Boothbay Absolute Return Strategies LP(4)	489,000		5.5%
Boothbay Fund Management, LLC(4)	489,000		5.5%
Ari Glass(4)	489,000		5.5%
RTW Investments, LP	600,000		6.8%
RTW Master Fund, Ltd.	500,202		5.7%
Roderick Wong	600,000		6.8%

____________

*        Less than 1%.

(1)      Unless otherwise indicated, the business address of each of the individuals is c/o Chardan Healthcare Acquisition Corp., 17 State Street, 21st Floor, New York, NY 10004.

(2)      Consists of shares of common stock owned by Chardan Investments, LLC, for which Jonas Grossman is the managing member.

(3)      Jonas Grossman is the managing member of Chardan Investments, LLC.

(4)      Based on a Schedule 13G filed by the reporting persons. The address for the reporting persons is 810 7th Avenue, Suite 615, New York, NY 10019. The shares of common stock are held by Boothbay Absolute Return Strategies LP, a Delaware limited partnership (the “Fund”), which is managed by Boothbay Fund Management, LLC, a Delaware limited liability company (the “Adviser”). The Adviser, in its capacity as the investment manager of the Fund, has the power to vote and the power to direct the disposition of all shares of common stock held by the Fund. Ari Glass is the Managing Member of the Adviser.

(5)      Based on a Schedule 13G filed by the reporting persons. The address for the reporting persons is 412 West 15th Street, 16th Floor, New York, NY 10004. The shares of common stock are held by RTW Master Fund, Ltd. and one or more other funds (together the “Funds”), which are managed by RTW Investments, LP (the “Adviser”). The Adviser, in its capacity as the investment manager of Funds, has the power to vote and the power to direct the disposition of all Units held by the Funds. Roderick Wong is the Managing Partner of the Adviser.

SECURITY OWNERSHIP OF THE COMBINED COMPANY AFTER THE BUSINESS COMBINATION

The following table sets forth information regarding the beneficial ownership of CHAC’s common stock and preferred shares immediately after the consummation of the Business Combination by:

•        each person known to CHAC who will be the beneficial owner of more than 5% of any class of its stock immediately after the Business Combination;

•        each of its officers and directors; and

•        all of its officers and directors as a group.

Unless otherwise indicated, CHAC believes that all persons named in the table will have, immediately after the consummation of the Business Combination, sole voting and investment power with respect to all CHAC securities beneficially owned by them.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, CHAC believes, based on the information furnished to it as of the Record Date, that the persons and entities named in the table below will have, immediately after the consummation of the Business Combination, sole voting and investment power with respect to all stock that they beneficially own, subject to applicable community property laws. All CHAC stock subject to options or warrants exercisable within 60 days of the Record Date are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

Subject to the paragraph above, percentage ownership of outstanding shares is based on 23,777,781 shares of common stock of CHAC to be outstanding upon consummation of the Business Combination (which excludes 1,597,219 shares issued subject to options and warrants). The following table does not reflect record of beneficial ownership of any common stock issuable upon exercise of the warrants, as the warrants are not exercisable within 60 days of the Record Data. The following table assumes that no CHAC Shares have been redeemed.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class
Takeda Pharmaceutical Company Limited Takeda Ventures, Inc.(2)	2,426,670	10.2%
OrbiMed Advisors Israel Limited OrbiMed Israel GP Ltd. OrbiMed Israel Partners, Limited Partnership(3)	2,249,458	9.5%
Johnson & Johnson Innovation – JJDC, Inc.(4)	2,095,183	8.8%
Jonathan Solomon(5)	302,447	1.2%
Assaf Oron(6)	122,933	*
Myriam Golembo(7)	24,183	*
Gbola Amusa(8)	251,672	1.1%
Yaron Breski	0	*
Erez Chimovitz	0	*
Jonas Grossman(9)	347,791	1.5%
Robbie Woodman	0	*
All directors and officers as a group (Post-Business Combination) (12 persons)	1,049,026	4.2%

____________

*        Less than 1%.

(1)      Unless otherwise indicated, the business address of each of the individuals is c/o BiomX Ltd., 7 Pinhas Sapir St., Floor 2, Ness Ziona 7414002, Israel.

(2)      The business address of Takeda Ventures, Inc. (“Takeda Ventures”) is 435 Tasso Street, Suite 300, Palo Alto, CA 94301 USA. Takeda Ventures is a wholly-owned direct subsidiary of Takeda Pharmaceuticals U.S.A., Inc. (“Takeda USA”). Takeda Pharmaceuticals International AG and Takeda Pharmaceutical Company Limited together own 100% of Takeda USA. Takeda Pharmaceuticals International AG is a wholly-owned direct subsidiary of Takeda Pharmaceutical Company Limited. As a result, Takeda Pharmaceutical Company Limited may be deemed to have voting and investment power over all of the shares of common stock held by Takeda Ventures, and Takeda Pharmaceutical Company Limited may be deemed to be the indirect beneficial owner of the shares held by Takeda Ventures.

(3)      Represents 1,608,122 shares of common stock held directly by OrbiMed Israel Partners, Limited Partnership (“OIP LP”) and 641,336 shares of common stock held directly by OrbiMed Israel Incubator L.P. (“OII LP”). 89 Medinat Hayehudim St., Building E, Herzliya 4614001 Israel. OrbiMed Israel BioFund GP Limited Partnership (“BioFund GP LP”) is the general partner of each of OIP LP and OII LP, and OrbiMed Israel GP Ltd. (“Israel GP”) is the general partner of BioFund GP LP. OrbiMed Advisors Israel Limited (“Advisors Israel Ltd”) is the majority shareholder of Israel GP. As a result, Advisors Israel Ltd and Israel GP may be deemed to have shared voting and investment power over all of the shares of common stock held by each of OIP LP and OII LP, and both Advisors Israel Ltd and Israel GP may be deemed to directly or indirectly, including by reason of their mutual affiliation, to be the beneficial owners of the shares held by each of OIP LP and OII LP. Advisors Israel Ltd exercises this investment power through an investment committee comprised of Carl L. Gordon, Jonathan T. Silverstein, Nissim Darvish, Anat Naschitz, and Erez Chimovits, each of whom disclaims beneficial ownership of the shares held by OIP LP and OII LP.

(4)      The address for Johnson & Johnson Innovation-JJDC, Inc. (“JJDC”) is 410 George Street, New Brunswick, New Jersey 08901. JJDC has voting and dispositive power over 2,095,183 shares of common stock.

(5)      Amount represents 302,447 options that will be exercisable within 60 days of the Record Date.

(6)      Amount represents 122,933 options that will be exercisable within 60 days of the Record Date.

(7)      Amount represents 24,183 options that will be exercisable within 60 days of the Record Date.

(8)      Mr. Amusa’s business address is c/o Chardan Healthcare Acquisition Corp., 17 State Street, 21st Floor, New York, NY 10004.

(9)      Mr. Grossman’s business address is c/o Chardan Healthcare Acquisition Corp., 17 State Street, 21st Floor, New York, NY 10004. Amount includes shares of common stock owned by Chardan Investments, LLC, for which Mr. Grossman is the managing member.

CERTAIN TRANSACTIONS

Certain Transactions of CHAC

Insider Shares

In March 2018, our Sponsor purchased an aggregate of 1,437,500 shares for an aggregate purchase price of $25,000. On September 14, 2018, we effected a 1.4 for 1 dividend in the nature of a stock split that resulted in there being an aggregate of 2,012,500 shares outstanding (resulting in a purchase price of approximately $0.012).

Mountain Wood, LLC, an affiliate of our Sponsor, purchased from us an aggregate of 2,900,000 warrants, or “Private CHAC Warrants,” at $0.40 per Private CHAC Warrant (for a total purchase price of $1,160,000), with each warrant exercisable for one share of common stock at an exercise price of $11.50 per share simultaneously with the closing of our Initial Public Offering.

The holders of our insider shares issued and outstanding on the date of our Initial Public Offering, as well as the holders of the Private CHAC Warrants (and all underlying securities) and any securities our initial stockholders, officers, directors or their affiliates may be issued in payment of working capital loans made to us, will be entitled to registration rights pursuant to an agreement signed by us in connection with our Initial Public Offering. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the insider shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the CHAC Shares issued to our Sponsor prior to the Initial Public Offering or securities issued in payment of working capital loans made to us can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

As of December 13, 2018, the Sponsor had loaned CHAC a total of $105,500 for costs associated with the Initial Public Offering. CHAC repaid the loans and advances from the proceeds of the Initial Public Offering.

Related Party Policy

Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the Board of Directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Our audit committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our audit committee and a majority of our uninterested “independent” directors, or the members of our Board of Directors who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our audit committee and a majority of our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our initial stockholders unless we obtain an opinion from an independent investment banking firm that the Business Combination is fair to our unaffiliated stockholders from a financial point of view. Furthermore, in no event will any of our existing officers, directors or initial stockholders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

Certain Transactions of BiomX

Janssen Agreement

On October 31, 2018, BiomX entered into a research collaboration agreement (the “Janssen Agreement”) with Janssen, an affiliate of BiomX shareholder Johnson & Johnson Development Corporation, for a collaboration on biomarker discovery for IBD. Under the Janssen Agreement, BiomX is eligible to receive fees totaling $167,000 in installments $50,000 within 60 days of signing of the agreement, $17,000 upon completion of data processing, and two installments of $50,000 each, upon delivery of Signature Phase I of the Final Study Report (both terms as defined within the Janssen Agreement). Unless terminated earlier, the Janssen Agreement will continue in effect until 30 days after the parties complete the research program and BiomX provides Janssen with a final study report.

Indemnification Agreement

BiomX entered into an indemnification agreement with FutuRx Ltd. on December 13, 2017. According to the agreement, the aggregate amount of the indemnification shall not exceed an aggregate of NIS 2,295,000, or approximately $646,340. In addition, the indemnification is limited to liability in connection with BiomX’s compliance with the IIA regulations, and such indemnification undertakings shall be in addition to any other indemnification obligations under which BiomX is bound.

Shareholder Loans

BiomX has committed to enter and entered into loan agreements in an aggregate amount of up to $1.9 million with certain of its shareholders who are subject to taxation in Israel, pursuant to which BiomX will extend to such shareholders loans for the purpose of paying Israeli capital gain taxes payable by them in connection with the issuance to them of CHAC Shares in exchange for their BiomX shares upon consummation of the Business Combination. The loans are for two years, are non-recourse and are secured by CHAC Shares issued to them that have a value (based on $10 per share, the attributed price of the CHAC Shares immediately prior to such issuance) that equals three times the loan amount. If any of such shareholders defaults on such loan, BiomX will have the right to forfeit or sell such number of CHAC Shares as have a value equal to the amount of the loan (plus interest accrued thereon) not timely repaid, based on their market price at the time of such forfeiture or sale.

DESCRIPTION OF CHAC’S SECURITIES

General

Our Amended and Restated Certificate of Incorporation currently authorizes the issuance of 30,000,000 shares of common stock, par value $0.0001, and 1,000,000 shares of preferred stock, par value $0.0001. As of the record date, 2,012,500 shares of common stock are issued and outstanding, held our Sponsor, our directors, and affiliates of our management team. No preferred shares are issued or outstanding.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder thereof to purchase one-half (1/2) of a share of common stock at a price of $11.50 per whole share, subject to adjustment as described herein. Each warrant will become exercisable on the later of December 18, 2019 or the closing of a business combination, and will expire five years after the completion of an initial business combination, or earlier upon redemption. Pursuant to the warrant agreement, a warrantholder may exercise its warrants only for a whole number of shares. This means that only an even number of public warrants may be exercised at any given time by a warrantholder. For example, if a warrant holder holds one public warrant to purchase one-half (½) of one share, such warrant shall not be exercisable. If a warrantholder holds two public warrants, such public warrants will be exercisable for one share.

Common Stock

Our holders of record of our common stock are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with any vote held to approve our initial business combination, our insiders, officers and directors, have agreed to vote their respective shares of common stock owned by them, in favor of the proposed business combination.

Pursuant to our Amended and Restated Certificate of Incorporation, if we do not consummate our initial business combination by December 18, 2020, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board of Directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Our insiders have agreed to waive their rights to share in any distribution with respect to their insider shares.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the shares of common stock, except that public stockholders have the right to sell their shares to us in any tender offer or have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote on the proposed business combination and the business combination is completed. If we hold a stockholder vote to amend any provisions of our Amended and Restated Certificate of Incorporation relating to stockholder’s rights or pre-business combination activity (including the substance or timing within which we have to complete a business combination), we will provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes, divided by the number of then outstanding public shares, in connection with any such vote. In either of such events, converting stockholders would be paid their pro rata portion of the trust account promptly following consummation of the business combination or the approval of the amendment to the Amended and Restated Certificate of Incorporation. If the business combination is not consummated or the amendment is not approved, stockholders will not be paid such amounts.

Preferred Stock

There are no shares of preferred stock outstanding. Our Amended and Restated Certificate of Incorporation filed with the State of Delaware authorizes the issuance of 1,000,000 shares of preferred stock with such designation, rights and preferences as may be determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on our initial business combination. We may issue some or all of the preferred stock to effect our initial business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we reserve the right to do so in the future.

Warrants

Each public CHAC Warrant entitles the registered holder to purchase one-half (1/2) of a CHAC Share at a price of $11.50 per whole share, subject to adjustment as discussed below, at any time commencing on the later of December 18, 2019 and the consummation of an initial business combination. Pursuant to the warrant agreement, a warrantholder may exercise its warrants only for a whole number of shares. This means that only an even number of public CHAC Warrants may be exercised at any given time by a warrantholder. However, no public CHAC warrants will be exercisable for cash unless we have an effective and current registration statement covering the CHAC Shares issuable upon exercise of the public CHAC Warrants and a current prospectus relating to such CHAC Shares. Notwithstanding the foregoing, if a registration statement covering the CHAC Shares issuable upon exercise of the public CHAC Warrants is not effective within 120 days from the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. The warrants will expire five years from the closing of our initial business combination at 5:00 p.m., New York City time.

The Private CHAC Warrants are identical to the public CHAC Warrants underlying the units issued in our Initial Public Offering except that (i) each Private CHAC Warrant is exercisable for one CHAC Share at an exercise price of $11.50 per share, and (ii) such Private CHAC Warrants are exercisable for cash (even if a registration statement covering the CHAC Shares issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the initial purchasers or their affiliates.

We may call the outstanding public CHAC Warrants for redemption (excluding the Private CHAC Warrants), in whole and not in part, at a price of $.01 per warrant:

•        at any time while the warrants are exercisable,

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder,

•        if, and only if, the reported last sale price of the shares of common stock equals or exceeds $16.00 per share, for any 20 trading days within a 30-day trading period ending on the third business day prior to the notice of redemption to warrant holders, and

•        if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

There are no restrictions or requirements in CHAC’s bylaws concerning the ownership or control by CHAC stockholders of a target company post-business combination. In the case of the Business Combination with BiomX, the following table shows the impact of the public CHAC Warrants and Private CHAC Warrants on the total pro forma total stockholdings of the combined company after the Business Combination at the three earnout levels negotiated in the Merger Agreement.

Pro Forma Shares (millions) and Percent Ownership at Various Earnout Levels

Pro forma price per share	$10.00		$16.50		$22.75		$29.00
	Shares	%	Shares	%	Shares	%	Shares	%
BiomX Shareholders	18.625		18.625		18.625		18.625
Earnout Shares, cumulative			2.000		4.000		6.000
BiomX Shareholders, Total	18.625	73%	20.625	70%	22.625	70%	24.625	70%
CHAC Public Stockholders(a)	5.000	20%	6.061	21%	6.731	21%	7.112	20%
CHAC Sponsors(b)	1.750	7%	2.629	9%	3.184	10%	3.500	10%
Pro Forma Shares Outstanding	25.375	100%	29.314	100%	32.540	100%	35.237	100%

____________

(a)      Assumes minimum cash provision is met at closing, no redemptions, and effect of warrant exercise using treasury stock method to calculate net shares issued. Gives effect to purchase by BiomX Shareholders of 2.000 million shares from CHAC Public Stockholders at or prior to closing.

(b)      Giving effect to shares issued underlying Private CHAC Warrants using the treasury stock method to calculate net shares issued.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of our common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our common shares at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Except as described above, no public warrants will be exercisable for cash and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the shares of common stock issuable upon exercise of the warrants is current and the shares of common stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the shares of common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the shares of common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the shares of common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.9% of the shares of common stock outstanding.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of common stock to be issued to the warrant holder.

Contractual Arrangements with respect to the Private CHAC Warrants

We have agreed that so long as the Private CHAC Warrants are still held by the initial purchasers or their affiliates, we will not redeem such warrants and we will allow the holders to exercise such warrants on a cashless basis (even if a registration statement covering the shares of common stock issuable upon exercise of such warrants is not effective). However, once any of the foregoing warrants are transferred from the initial purchasers or their affiliates, these arrangements will no longer apply. Furthermore, because the Private CHAC Warrants will be issued in a private transaction, the holders and their transferees will be allowed to exercise the Private CHAC Warrants for cash even if a registration statement covering the shares of common stock issuable upon exercise of such warrants is not effective and receive unregistered shares of common stock.

Our Transfer Agent and Warrant Agent

The transfer agent for our shares of common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and By-Laws

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•        a stockholder who owns 10% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•        an affiliate of an interested stockholder; or

•        an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•        our Board of Directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•        after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•        on or subsequent to the date of the transaction, the business combination is approved by our Board of Directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Special meeting of stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our Board of Directors, by our chief executive officer or by our chairman.

Advance notice requirements for stockholder proposals and director nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the scheduled date of the annual meeting of stockholders. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but unissued shares

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

EXPERTS

The financial statements of BiomX Ltd., included in this Proxy Statement have been audited by Brightman Almagor Zohar & Co,, an independent registered public accounting firm, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The audited financial statements of CHAC. as of June 30, 2019 and 2018, for year ended June 30, 2019 and for the period from November 1, 2017 (inception) through June 30, 2018 are incorporated by reference in this proxy statement/prospectus, have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report, herein given on the authority of said firm, as experts in auditing and accounting.

STOCKHOLDER PROPOSALS AND OTHER MATTERS

Stockholders who wish to present proposals for inclusion in the Company’s proxy materials for the next annual meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. The next annual meeting date is unknown at this time. Once a tentative date is set by the Company’s Board of Directors, it will be disclosed in a subsequent quarterly report on Form 10-Q or current report on Form 8-K filed by the Company, which will also include the time period within which shareholder proposals must be submitted to the Company in order to be considered for inclusion in the Company’s proxy materials for that meeting. Under SEC rules, you must have continuously held for at least one year prior to the submission of the proposal (and continue to hold through the date of the meeting) at least $2,000 in market value, or 1%, of our outstanding stock in order to submit a proposal which you seek to have included in the Company’s proxy materials. We may, subject to SEC review and guidelines, decline to include any proposal in our proxy materials.

Stockholders who wish to make a proposal at the next annual meeting, other than one that will be included in our proxy materials, must notify us a reasonable time before the Company mails the proxy statement for the next annual meeting, however, if a stockholder fails to notify us of a proposal a reasonable time before the proxy statement is mailed, the proxies that management solicits for the meeting will confer discretionary authority to vote on the stockholder’s proposal if it is properly brought before the meeting.

Management of CHAC knows of no other matters which may be brought before the CHAC special meeting. If any matter other than the Proposals described in this proxy statement should properly come before the special meeting, however, the persons named in the enclosed proxies will vote proxies in accordance with their judgment on those matters.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

CHAC is subject to the informational requirements of the Exchange Act, and is required to file reports, proxy statements and other information with the SEC. You can read CHAC’s SEC filings, including this proxy statement, over the Internet at the SEC’s website at http://www.sec.gov.

The SEC’s rules allow the Company to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement from the date those documents are filed, except for any information superseded by information contained directly in this proxy statement. The Company has filed the documents listed below with the SEC under the Exchange Act, and these documents are incorporated herein by reference:

•        The financial statements of CHAC for the nine months ended March 31, 2019 are incorporated herein by reference to pages 1-11 of CHAC’s Quarterly Report on Form 10-Q filed with the SEC on May 10, 2019.

•        The financial statements of CHAC for the year ended June 30, 2019 are incorporated herein by reference to pages F-1 – F-15 of CHAC’s Annual Report on Form 10-K filed with the SEC on August 21, 2019.

•        The financial statements of CHAC for the period from November 1, 2017 (inception) through June 30, 2018 are incorporated herein by reference to pages F-1 – F-14 of CHAC’s Registration Statement on Form S-1 filed with the SEC on December 7, 2018.

You may request a copy of this proxy statement, the documents attached as annexes to this proxy statement or the documents incorporated by reference into the proxy statement, excluding all exhibits unless specifically incorporated by reference into such documents, by writing to or calling us at the following address and telephone number and we will provide the requested documents to you without charge:

Chardan Healthcare Acquisition Corp.
17 State St., Floor 21
New York, NY 10004
Attn: Jonas Grossman
Telephone: (646) 465-9000

You may also obtain these documents by requesting them in writing or by telephone from the Company’s proxy solicitation agent at the following address and telephone number:

Morrow Sodali
470 West Avenue, 3rd Floor
Stamford, Connecticut 06902
Individuals, please call toll-free: (800) 662-5200
Banks and brokerage, please call: (203) 658-9400
Email: CHAC.info@morrowco.com

If you are a stockholder of CHAC and would like to request documents, please do so by October 21, 2019, in order to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means within one business day of receipt of y request.

All information contained in this proxy statement relating to CHAC has been supplied by CHAC, and all such information relating to BiomX has been supplied by BiomX. Information provided by either CHAC or BiomX does not constitute any representation, estimate or projection of any other party.

This document is a proxy statement of CHAC for the special meeting. Neither CHAC nor BiomX has authorized anyone to give any information or make any representation about the Business Combination, CHAC or BiomX that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement speaks only as of the date of this proxy statement, unless the information specifically indicates that another date applies.

This proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction.

BIOMX LTD.

CONSOLIDATED FINANCIAL STATEMENTS

CONTENTS

Page
REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM	F-2

CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED):

Interim Consolidated Balance Sheets as of June 30, 2019 (unaudited) and December 31, 2018 (audited)	F-3 – F-4
Interim Consolidated Statements of Operations for the Three and Six Months Ended June 30, 2019 and 2018 (unaudited)	F-5
Interim Consolidated Statements of Shareholders’ Equity for the period Ended June 30, 2019 and June 30, 2018 (unaudited)	F-6 – F-7
Interim Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2019 and 2018 (unaudited)	F-8
Notes to Interim Consolidated Financial Statements	F-9 – F-23

CONSOLIDATED FINANCIAL STATEMENTS:

Consolidated Balance Sheets	F-24 – F-25
Consolidated Statements of Comprehensive Loss	F-26
Consolidated Statements of Changes in Shareholders’ Equity	F-27
Consolidated Statements of Cash Flows	F-28 – F-29
Notes to the Consolidated Financial Statements	F-30 – F-50

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of BiomX Ltd.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of BiomX Ltd. (the “Company”) as of December 31, 2018 and 2017, the related consolidated statements of consolidated loss, changes in shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2018, and the related notes (collectively referred to as the “financial statements”).

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

July 17, 2019

We have served as the Company’s auditor since 2015.

BIOMX LTD.

INTERIM CONSOLIDATED BALANCE SHEETS

USD in thousands except share data

		As of
	Note	June 30, 2019	December 31, 2018
		USD In thousands
ASSETS

Current assets
Cash and cash equivalents		16,145	8,604
Restricted cash		92	89
Short-term deposits		18,617	31,055
Other receivables		228	140
Total current assets		35,082	39,888

Property and equipment, net		1,448	887

Lease deposit		5	—
In-process research and development (“R&D”)	5	4,556	4,556
Operating lease right-of-use asset	3	594	—
Total non-current assets		5,155	4,556

		41,685	45,331

The accompanying notes are an integral part of these interim consolidated financial statements.

BIOMX LTD.

INTERIM CONSOLIDATED BALANCE SHEETS (CONTINUED)

USD in thousands except share and per share data

		As of
	Note	June 30, 2019	December 31, 2018
		USD In thousands
LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Short-term lease liabilities	3	202	—
Trade account payables		512	193
Other account payables		1,490	1,396
Related parties		33	50
Total current liabilities		2,237	1,639

Non-current liabilities
Long-term lease liabilities	3	392	—
Contingent liabilities	4	903	889
Total non-current liabilities		1,295	889

Commitments and Contingent Liabilities	6

Shareholders’ equity	7

Ordinary shares, NIS 0.01 par value (“Ordinary Shares”); Authorized 14,044,778 shares as of June 30, 2019 and December 31, 2018. Issued and outstanding 954,622 shares as of June 30, 2019 and December 31, 2018.		3	3

Ordinary A shares, NIS 0.01 par value (“Ordinary A Shares”); Authorized 1,000,000 shares as of June 30, 2019 and December 31, 2018. Issued and outstanding 0 as of June 30, 2019 and December 31, 2018.			—

Preferred A shares, NIS 0.01 par value (“Preferred A Shares”); Authorized 6,796,342 shares as of as of June 30, 2019 and December 31, 2018. Issued and outstanding 3,120,412 shares as of as of June 30, 2019 and December 31, 2018.		6	6

Preferred B shares, NIS 0.01 par value (“Preferred B Shares”); Authorized 2,836,880 shares as of June 30, 2019 and December 31, 2018. Issued and outstanding 2,266,314 shares as of June 30, 2019 and 2,138,654 shares as of December 31, 2018.		3	3

Additional paid in capital		66,831	64,400
Accumulated deficit		(28,690)	(21,609)
Total shareholders’ equity		38,153	42,803

		41,685	45,331

The accompanying notes are an integral part of these interim consolidated financial statements.

BIOMX LTD.

INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS

USD in thousands except share and per share data

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Research and development (“R&D”) expenses, net	2,864	1,655	5,600	3,643
General and administrative expenses	1,203	788	2,190	1,435
Operating Loss	4,067	2,443	7,790	5,078

Financial expenses (income), net	(289)	229	(787)	300

Net Loss	3,778	2,672	7,003	5,378

Basic and diluted loss per Ordinary Shares and Ordinary A Shares	6.00	3.90	11.32	7.72

Weighted average number of Ordinary Shares and Ordinary A Shares outstanding, basic and diluted	829,361	829,361	829,361	827,228

The accompanying notes are an integral part of these interim consolidated financial statements.

BIOMX LTD.

INTERIM CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

USD in thousands except share data

	Ordinary Shares		Preferred A Shares		Preferred B Shares			Additional paid in capital	Accumulated deficit	Total shareholders’ equity
	Shares	Amount	Shares	Amount	Shares	Amount
Balance as of December 31, 2018	954,622	3	3,120,412	6	2,138,654	3		64,400	(21,609)	42,803

Issuance of shares	—	—	—	—	127,660	(*	)	1,800	—	1,800
Share-based payment	—	—	—	—	—	—		304	—	304
Net loss	—	—	—	—	—	—		—	(3,225)	(3,225)
Balance as of March 31, 2019	954,622	3	3,120,412	6	2,266,314	3		66,504	(24,834)	41,682

Share-based payment	—	—	—	—	—	—		327	—	327
Net loss	—	—	—	—	—	—		—	(3,778)	(3,778)
Balance as of June 30, 2019	954,622	3	3,120,412	6	2,266,314	3		66,831	(28,612)	38,231

____________

(*)      Less than $1 thousand.

The accompanying notes are an integral part of these interim consolidated financial statements.

BIOMX LTD.

INTERIM CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (CONTINUED)

USD in thousands except share data

	Ordinary Shares			Ordinary A Shares			Preferred A Shares		Additional paid in capital	Accumulated deficit	Total shareholders’ equity
	Shares	Amount		Shares	Amount		Shares	Amount
Balance as of December 31, 2017	653,613	3		288,212	(*	)	1,867,508	4	20,412	(8,889)	11,530

Issuance of shares	—	—		—	—		1,252,904	2	12,998	—	13,000
Conversion of shares	288,212	(*	)	(288,212)	(*	)	—	—	—	—	—
Exercise of options	12,797	(*	)	—	—		—	—	—	—	—
Share-based payment	—	—		—	—		—	—	212	—	212
Net loss	—	—		—	—		—	—	—	(2,706)	(2,706)
Balance as of March 31, 2018	954,622	3		—	—		3,120,412	6	33,622	(11,595)	22,036

Share-based payment	—	—		—	—		—	—	243	—	243
Net loss	—	—		—	—		—	—	—	(2,672)	(2,672)
Balance as of June 30, 2018	954,622	3		—	—		3,120,412	6	33,865	(14,267)	19,607

____________

(*)      Less than $1 thousand.

The accompanying notes are an integral part of these interim consolidated financial statements.

BIOMX LTD.

INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS

USD in thousands

	For the six months ended June 30,
	2019	2018
CASH FLOWS – OPERATING ACTIVITIES
Net loss	(7,003)	(5,378)

Adjustments required to reconcile cash flows used in operating activities
Depreciation	205	100
Share-based compensation	631	455
Revaluation of contingent liabilities	14	11

Changes in operating assets and liabilities:
Other receivables	(93)	99
Trade account payables	319	(96)
Other account payables	94	(149)
Related parties	(95)	—
Net cash used in operating activities	(5,928)	(4,958)

CASH FLOWS – INVESTING ACTIVITIES
Decrease (Increase) in short-term deposit	12,438	(1,350)

Purchase of property and equipment	(766)	(155)
Net cash provided by (used in) investing activities	11,672	(1,505)

CASH FLOWS – FINANCING ACTIVITIES
Issuance of preferred shares	1,800	13,000

Exercise of stock options	—	(* )
Net cash provided by financing activities	1,800	13,000

Increase in cash and cash equivalents and restricted cash	7,544	6,537

Cash and cash equivalents and restricted cash at the beginning of the year	8,693	6,993

Cash and cash equivalents and restricted cash at the end of the year	16,237	13,530

Supplemental non-cash transactions:
Recognition of right-of-use asset and lease liability upon adoption of ASU 2016-02	645	—

____________

(*)      Less than $1 thousand.

The accompanying notes are an integral part of these interim consolidated financial statements.

BIOMX LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — GENERAL

A.     Description of business:

BiomX Ltd. (formerly known as MBcure Ltd.) (the “Company”) was incorporated in March 2015 and began operations in May 2015. The Company is developing bacteriophage-based therapies for the treatment and prevention of diseases stemming from dysbiosis of the microbiome. On May 11, 2017, the Company changed its name from MBcure Ltd. to BiomX Ltd.

BiomX was formed as an incubator company as part of the FutuRx incubator (the “Incubator” or “FutuRx”). The Company’s R&D program was approved by the Israel Innovation Authority (the “IIA”) at the Israeli Ministry of Economy and until 2017, the majority of BiomX’s funding was from IIA grants and funding by the Incubator, which is supported by the IIA. BiomX continued to apply for and receive IIA grants also after BiomX left the Incubator. The requirements and restrictions for such grants are found in the Israel Encouragement of Research and Development in Industries (the “Research Law”).

On November 27, 2017, the Company acquired 100% control and ownership of RondinX Ltd. (“RondinX,” see note 5).

B.     Risk Factors:

To date, the Company has not generated revenue from its operations. As of June 30, 2019, the Company had unrestricted cash and cash equivalent balance and short-term deposits of approximately $35 million, which management believes is sufficient to fund its operations for more than 12 months from the date of issuance of these financial statements and sufficient to fund its operations necessary to continue development activities of its current proposed products.

Due to continuing R&D activities, the Company expects to continue to incur additional losses for the foreseeable future. The Company plans to continue to fund its current operations, as well as other development activities relating to additional product candidates, through future issuances of either debt and/or equity securities and possibly additional grants from the IIA and other government institutions. The Company’s ability to raise additional capital in the equity and debt markets is dependent on a number of factors including, but not limited to, the market demand for the Company’s stock, which itself is subject to a number of development and business risks and uncertainties, as well as the uncertainty that the Company would be able to raise such additional capital at a price or on terms that are favorable to the Company.

C.     Use of estimates in the preparation of financial statements:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities in the financial statements and the amounts of expenses during the reported periods. Actual results could differ from those estimates.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Unaudited Interim Financial Statements

These unaudited interim consolidated financial statements have been prepared as of June 30, 2019, and for the three- and six-month periods ended June 30, 2019 and 2018. Accordingly, certain information and footnote disclosures normally included in annual financial statements prepared in accordance with U.S. GAAP have been omitted. These unaudited interim consolidated financial statements should be read in conjunction with the audited financial statements and the accompanying notes of the Company as of and for the years ended December 31, 2018 and 2017.

BIOMX LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Operating results for the six-month period ended June 30, 2019, are not necessarily indicative of the results that may be expected for the year ending December 31, 2019

Significant Accounting Policies

The significant accounting policies followed in the preparation of these unaudited interim consolidated financial statements are identical to those applied in the preparation of the latest annual audited financial statements with the exception of the following:

A.     Leases

In February 2016, the Financial Accounting Standards Board issued ASU 2016-02, Leases (Topic 842). The Company adopted this ASU effective January 1, 2019 using the modified retrospective application, applying the ASU to leases in place as of the adoption date. Prior periods have not been adjusted.

Arrangements that are determined to be leases at inception are recognized as long-term right-of-use assets (“ROU”) and lease liabilities in the interim consolidated balance sheet at lease commencement. Operating lease liabilities are recognized based on the present value of the future lease payments over the lease term at commencement date. As the Company’s leases do not provide an implicit rate, the Company applies its incremental borrowing rate based on the economic environment at commencement date in determining the present value of future lease payments. Lease terms may include options to extend the lease when it is reasonably certain that the Company will exercise that option. Lease expense for operating leases or payments are recognized on a straight-line basis over the lease term.

In accordance with ASC 360-10, management reviews operating lease ROU assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable based on estimated future undiscounted cash flows. If so indicated, an impairment loss would be recognized for the difference between the carrying amount of the asset and its fair value.

B.     Stock compensation plans:

In June 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2018-07, “Compensation — Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting”, which simplifies the accounting for nonemployee share-based payment transactions by aligning the measurement and classification guidance, with certain exceptions, to that for share-based payment awards to employees. The amendments expand the scope of the accounting standard for share-based payment awards to include share-based payment awards granted to non-employees in exchange for goods or services used or consumed in an entity’s own operations and supersedes the guidance related to equity-based payments to non-employees. The Company adopted these amendments on January 1, 2019. The adoption of these amendments did not have a material impact on the consolidated financial statements and related disclosures.

C.     Recent Accounting Standards:

In June 2016, the FASB issued ASU 2016-13 “Financial Instruments — Credit Losses” to improve information on credit losses for financial assets and net investment in leases that are not accounted for at fair value through net income. The ASU replaces the current incurred loss impairment methodology with a methodology that reflects expected credit losses. The Company plans to adopt this ASU in the first quarter of 2020. The Company does not expect that the adoption of this ASU will have a material impact on its consolidated financial statements.

BIOMX LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

In August 2018, the FASB issued ASU 2018-13, “Changes to Disclosure Requirements for Fair Value Measurements,” which will improve the effectiveness of disclosure requirements for recurring and nonrecurring fair value measurements. The standard removes, modifies, and adds certain disclosure requirements and is effective for the Company beginning on January 1, 2020. The Company does not expect that this standard will have a material effect on the Company’s consolidated financial statements.

In November 2018, the FASB issued ASU 2018-18 — “Collaborative Arrangements (Topic 808),” which clarifies the interaction between Topic 808 and Topic 606, Revenue from Contracts with Customers. The Company expects to adopt this standard in the first quarter of fiscal year 2020. This standard is not expected to have a material impact on the Company’s consolidated financial statements and related disclosures.

NOTE 3 — SHORT-TERM DEPOSIT

Short-term deposits represent time deposits placed with banks with original maturities of greater than three months but less than one year. Interest earned is recorded as interest income in the interim consolidated statement of operations during the periods for which the Company held short-term deposits.

The Company has deposits denominated in U.S. Dollars (“USD”) held with Bank Hapoalim US and Bank Leumi Israel that bear fixed annual interest of 2.4% to 3.6%.

NOTE 4 — LEASES

On January 1, 2019, the Company adopted ASU 2016-02 using the modified retrospective approach for all lease arrangements at the beginning period of adoption. Leases existing for the reporting period beginning January 1, 2019 are presented under ASU 2016-02. The Company leases office space under operating leases. At June 30, 2019, the Company’s ROU assets and lease liabilities for operating leases totaled $594 thousand each. The impact of adopting ASU 2016-02 was not material to the Company’s consolidated statement of operations for the periods presented.

In May 2017, the Company entered into a lease agreement for office space in Ness Ziona, Israel. The agreement is for five years beginning on June 1, 2017 with an option to extend for an additional five years. Monthly lease payments under the agreement are approximately $16 thousand. As part of the agreement, the Company has obtained a bank guarantee in favor of the property owner in the amount of approximately $92 thousand representing four monthly lease and related payments. Lease expenses recorded in the interim consolidated statements of operations were $48 thousand and $96 thousand for the three and six months ended June 30, 2019, respectively. Lease expenses recorded in the interim consolidated statements of operations were $48 thousand and $96 thousand for the three and six months ended June 30, 2018, respectively.

Supplemental cash flow information related to operating leases was as follows (unaudited):

	Three months ended June 30, 2019	Six months ended June 30, 2019
Cash payments for operating leases	48	96

BIOMX LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — LEASES (cont.)

As of June 30, 2019, the Company’s operating leases had a weighted average remaining lease term of 3 years and a weighted average discount rate of 3%. Future lease payments under operating leases as of June 30, 2019 were as follows:

Operating Leases
Remainder of 2019	$102
2020	$204
2021	$204
2022	$110
Total future lease payments	$620
Less imputed interest	(26)
Total lease liability balance	$594

NOTE 5 — ACQUISITION OF SUBSIDIARY

On November 19, 2017, the Company signed a share purchase agreement with the shareholders of RondinX. In accordance with the share purchase agreement, the Company acquired 100% ownership and control of RondinX for consideration valued at $4.5 million. The consideration included the issuance of 250,023 Preferred A Shares, the issuance of warrants to purchase an aggregate of 4,380 Series A-1 Preferred Shares, and additional contingent consideration. The contingent consideration is based on the attainment of future clinical, developmental, regulatory, commercial and strategic milestones relating to product candidates for treatment of primary sclerosing cholangitis or entry into qualifying collaboration agreements with certain third parties and may require the Company to issue 234,834 ordinary shares upon the attainment of certain milestones, as well as make future cash payments and/or issue additional shares of the most senior class of the Company’s shares authorized or outstanding as of the time the payment is due, or a combination of both of up to $32 million of the Company within ten years from the closing of the agreement and/or the entering of agreements with certain third parties or their affiliates that include a qualifying up-front fee and is entered into within three years from the closing of the agreement. The Company has the discretion of determining whether milestone payments will be made in cash or by issuance of shares.

The Company completed the RondinX acquisition on November 27, 2017.

The contingent consideration is accounted for at fair value (level 3). There were no changes in the fair value hierarchy leveling during the six months ended June 30, 2019 and the year ended December 31, 2018.

The change in the fair value of the contingent consideration as of June 30, 2019 and December 31, 2018 was as follows:

Contingent consideration
As of December 31, 2018	889
Revaluation of contingent consideration	14
As of June 30, 2019	903
Contingent consideration
As of December 31, 2017	1,001
Revaluation of contingent consideration	11
As of June 30, 2018	1,012

BIOMX LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 — IN-PROCESS RESEARCH AND DEVELOPMENT

Intangible assets acquired in the RondinX acquisition (see note 5) were determined to be in-process R&D. In accordance with ASC 350-30-35-17A, R&D assets acquired in a business combination are considered an indefinite-lived intangible asset until completion or abandonment of the associated R&D efforts. Once the R&D efforts are complete, the Company will determine the useful life of the R&D assets and will amortize these assets accordingly in the financial statements. As of June 30, 2019, the in-process R&D efforts had not yet been completed nor abandoned. Based on management’s analysis, there was no impairment for the six months ended June 30, 2019 and 2018.

NOTE 7 — COMMITMENTS AND CONTINGENT LIABILITIES

A.     During 2015, 2016 and 2017, the Company submitted three applications to the IIA for a R&D project for the technological incubators program. The approved budget per year was NIS 2,700,000 (approximately $726 thousand) per application. According to the IIA directives, the IIA transferred to the Company 85% of the approved budget and the rest of the budget was funded by certain shareholders.

During 2018, the Company submitted an additional application to the IIA for the Acne project. The application was approved, at an aggregate budget of s NIS 4,221,370 (approximately $1,206 thousand) from which the IIA’s participation is up to 30% of the budget. As of June, 30 2019, the IIA transferred to the Company the amount of NIS 1,078,981 (approximately $299 thousand), which was recognized in the interim consolidated statement of operations for the period ended June 30, 2019.

According to the agreement with the IIA, the Company will pay royalties of 3% to 3.5% of future sales up to an amount equal to the accumulated grant received including annual interest of LIBOR linked to the USD. The Company may be required to pay additional royalties upon the occurrence of certain events as determined by the IIA, that are within the control of the Company. No such events have occurred or were probable of occurrence as of the balance sheet date with respect to these royalties. Repayment of the grant is contingent upon the successful completion of the Company’s R&D programs and generating sales. The Company has no obligation to repay these grants if the R&D program fails, is unsuccessful or aborted or if no sales are generated. The Company had not yet generated sales as of June 30, 2019; therefore, no liability was recorded in these consolidated financial statements.

Total research and development income recorded in the interim consolidated statement of operations was $299 thousand and $425 for the three months ended June 30, 2019 and 2018, respectively, and $299 thousand and $646 for the six months ended June 30, 2019 and 2018, respectively. As of June 30, 2019, the Company had a contingent obligation to the IIA in the amount of approximately 2.2 million including annual interest of LIBOR linked to the USD.

B.     In June 2015, the Company entered into a Research and License Agreement (the “2015 License Agreement”) as amended with Yeda Research and Development Company Limited (“Yeda”), according to which Yeda undertakes to procure the performance of the research. The research includes proof-of-concept studies testing in-vivo phage eradication against a model bacteria in germ free mice, development of an IBD model in animals under germ-free conditions and establishing an in-vivo method for measuring immune induction capability (Th1) of bacteria, followed by testing several candidate IBD inducing bacterial strains. During the research period, as defined in the 2015 License Agreement and subject to the terms and conditions specified in the 2015 License Agreement. The Company contributed an aggregate of approximately $1.8 million to the research budget agreed upon in the license agreement. In addition, Yeda granted the Company with an exclusive worldwide license for the development, production and sale of the products (the “License”), as defined in the 2015 License Agreement and subject to the terms and conditions specified in the 2015 License Agreement. In return for the License, the Company will pay Yeda

BIOMX LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 — COMMITMENTS AND CONTINGENT LIABILITIES (cont.)

annual license fees of approximately $10 thousand and royalties on revenues as defined in the 2015 License Agreement. In addition, in the event of certain mergers and acquisitions by the Company, Yeda will be entitled to an amount equivalent to 1% of the consideration received under such transaction (the “exit fee”), as adjusted per the terms of the agreement. Upon the closing of the merger with CHAC, the provisions of the Yeda license agreement related to the exit fee will be amended (see note 10). As the Company has not yet generated revenue from operations, no provision was included in the financial statements with respect to the 2015 License Agreement as of June 30, 2019 and December 31, 2018.

C.     In May 2017, the Company entered into a lease agreement for office space in Ness Ziona, Israel. The agreement is for five years beginning on June 1, 2017 with an option to extend for an additional five years. Monthly lease payments under the agreement are approximately $16 thousand As part of the agreement, the Company has obtained a bank guarantee in favor of the property owner in the amount of approximately $92 thousand representing four monthly lease payments. Lease expenses recorded in the interim consolidated statements of operations were $96 thousand and $48 thousand for the three and six months ended June 30, 2019, respectively.

D.     In May 2017, the Company signed an additional agreement with Yeda (the “2017 License Agreement”). According to which, Yeda provided a license to the Company. As consideration for the license, the Company will pay $10,000 for the term of the 2017 License Agreement, unless earlier terminated by either party, and granted Yeda 244,618 warrants to purchase Ordinary Shares of the Company at NIS 0.01 nominal value. Refer to Note 10 below for the terms of the warrants granted. In the event of certain mergers and acquisitions by the Company, Yeda will be entitled to an amount equivalent to 1% of the consideration received under such transaction, as adjusted per the terms of the agreement, in lieu and without duplication of the exit fee contemplated by the 2015 License Agreement. Upon the closing of the merger with CHAC, the provisions of the Yeda license agreement related to the exit fee will be amended (see note 10). As the Company has not yet generated revenue from operations, no provision was included in the financial statements with respect to the 2017 License Agreement as of June 30, 2019.

E.     In April 2017, the Company signed an exclusive patent license agreement with the Massachusetts Institute of Technology (“MIT”) covering methods to synthetically engineer phage. According to the agreement, the Company received an exclusive, royalty-bearing license to certain patents held by MIT. In return, the Company paid an initial license fee of $25,000 during the year ended December 31, 2017 and is required to pay certain license maintenance fees of up to $250,000 in each subsequent year and following the commercial sale of licensed products. The Company is also required to make payments to MIT upon the satisfaction of development and commercialization milestones totaling up to $2.4 million in aggregate as well as royalty payments on future revenues. The consolidated financial statements do not include liabilities with respect to this agreement as the Company has not yet generated revenue and the achievement of certain milestones is not probable.

F.     As successor in interest to RondinX, the Company is a party to a license agreement dated March 20, 2016 with Yeda, pursuant to which the Company has a worldwide exclusive license to Yeda’s know-how, information and patents related to the Company’s meta-genomics target discovery platform. As consideration for the license, the Company will pay license fees of $10,000 subject to the terms and conditions of the agreement. Either party has the option to terminate the agreement at any time by way of notice to the other party as outlined in the agreement. In addition, the Company will pay a royalty in the low single digits on revenue from the sale of products. As the Company has not yet generated revenue from operations, no provision was included in the financial statements as of as of June 30, 2019 with respect to the agreement.

BIOMX LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 — COMMITMENTS AND CONTINGENT LIABILITIES (cont.)

G.     In December 2017, the Company signed a patent license agreement with Keio University and JSR Corporation in Japan. According to the agreement, the Company received an exclusive patent license to certain patent rights related to the Company’s inflammatory bowel disease program. In return, the Company will pay annual license fees of between $15 thousand to $25 thousand subject to the terms and conditions specified in the agreement. Additionally, the Company is obligated to pay contingent consideration based upon the achievement of clinical and regulatory milestones up to an aggregate of $3.2 million and royalty payments based on future revenue.

The consolidated financial statements do not include liabilities with respect to this agreement as the Company has not yet generated revenue and the achievement of certain milestones does not meet the probable threshold.

H.     In April 2019, the Company signed additional patent license agreement with Keio University and JSR Corporation in Japan. According to the agreement, the Company received an exclusive sublicense by JSR to certain patent license to certain patent rights related to the Company’s Primary Sclerosing Cholangitis program. In return, the Company is required (i) to pay a license issue fee of $20,000 and annual license fees ranging from $15,000 to $25,000 and (ii) make additional payments based upon the achievement of clinical and regulatory milestones up to an aggregate of $3.2 million (“milestone payments”) and (iii) make tiered royalty payments, in the low single digits based on future revenue. As the Company has not yet generated any revenue, and the achievement of certain milestones is not probable, no provision was included in the interim consolidated financial statements as of as of June 30, 2019 and in the financial statements December 31, 2018 with respect to the agreement.

NOTE 8 — SHAREHOLDERS’ EQUITY

A.     Share Capital:

Ordinary Shares:

The Ordinary Shares entitle their holders the right to receive notice of, and to participate and vote in, all general meetings, to receive dividends and, subject to the Articles to participate in the distribution of the surplus assets and funds of the Company in a Liquidation Event (as defined in the Articles). The holder of an Ordinary Share has no other right and such holder may waive, in writing, any of the rights set forth above, including the rights to receive notices of, and to participate and vote in, all general meetings; provided, however, that such holder will be entitled to any other mandatory right of a shareholder in a private Company pursuant to the Companies Law which cannot be waived.

Ordinary A Shares:

The Ordinary A Shares are convertible into Ordinary Shares upon the closing of each and every investment round (as defined in the Articles), by providing a notice to this effect to the Company. The holders of the Ordinary A Shares are entitled to the rights, preferences, privileges and restrictions granted to and imposed upon the Ordinary Shares. However, the holders of the Ordinary A Shares do not have voting rights.

Preferred A Shares:

The Preferred A Shares are convertible into 234,147 Ordinary Shares, representing a conversion price of $4.10 per share, and entitle their holders to the rights, preferences, privileges and restrictions granted to and imposed upon the Ordinary Shares and Ordinary A Shares, as well

BIOMX LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 — SHAREHOLDERS’ EQUITY (cont.)

as the right to participate in a distribution of surplus of assets upon liquidation of the Company, merger and acquisition event and distribution of dividend by the Company, at an amount equal to their original issue price plus 8% annual interest accumulated as of the Liquidation Event Date (as defined in the Articles), before any distribution is made to a holder of any Ordinary Shares.

The Preferred A Share conversion price is subject to broad weighted average anti-dilution protection in the event of future funding at an effective share price which is lower than the Preferred A Share conversion price.

Preferred A-1 Shares:

The Preferred A-1 Shares are convertible into 2,500,511 Ordinary Shares, representing a conversion price of $10.22 per share, and entitle their holders to the rights, preferences, privileges and restrictions granted to and imposed upon the Preferred A Shares.

Preferred A-2 Shares:

The Preferred A-2 Shares are convertible into 130,434 Ordinary Shares, representing a conversion price of $9.20 per share, and entitle their holders to the rights, preferences, privileges and restrictions granted to and imposed upon the Preferred A Shares.

Preferred A-4 Shares:

Preferred A-4 Shares are convertible into 255,320 Ordinary Shares, representing a conversion price of $11.75 per share, and entitle their holders to the rights, preferences, privileges and restrictions granted to and imposed upon the Preferred A Shares.

Preferred B Shares:

Preferred B Shares are convertible into 2,266,314 Ordinary Shares, representing a conversion price of $14.1 per share, and entitle their holders to the rights, preferences, privileges and restrictions granted to and imposed upon the Preferred A Shares.

Preferred B Shares entitle their holder to participate in a distribution of surplus of assets upon liquidation of the Company, at an amount equal to their original issue price plus 8% annual interest accumulated as of the Liquidation Event (as defined in the Articles) date, before any distribution is made to holder of any Preferred A Shares (i.e., Preferred A Shares, Preferred A-1 Shares, Preferred A-2 Shares, Preferred A-3 Shares and Preferred A-4 Shares), and any Ordinary Shares.

B.     Issuance of Share Capital:

In June 2015, the Company entered into the Incubator Agreement with the Incubator and other investors (the “June 2015 Investors”). In accordance with the Incubator Agreement, the Company issued 812,000 Ordinary Shares at NIS 0.01 nominal value to the June 2015 Investors and an additional 125,261 Ordinary Shares at NIS 0.01 nominal value to a trustee to be held in trust for the sole purpose of allocation of the Ordinary Shares to employees and consultants of the Company.

In addition, the Company issued 234,147 Preferred A Shares at NIS 0.01 nominal value to the investors in consideration for $960 thousands and granted Yeda warrants to purchase 20,360 Preferred A Shares nominal value NIS 0.01.

On February 2017, the Company entered into a share purchase agreement (the “February 2017 SPA”) with new and existing investors (the “February 2017 Investors”). In accordance with the February 2017 SPA, On February 15, 2017, the Company issued the February 2017 Investors

BIOMX LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 — SHAREHOLDERS’ EQUITY (cont.)

1,663,404 Preferred A-1 Shares at NIS 0.01 nominal value (“Preferred A-1 Shares”), and 130,434 Preferred A-2 Shares at NIS 0.01 nominal value in two tranches as follows:

•        On February 15, 2017, the Company issued 831,702 Preferred A-1 Shares for a total consideration of $8,500 thousands. In addition, the convertible notes in an amount of $1,200 thousands granted in August 2016 were converted into 130,434 Preferred A-2 Shares at NIS 0.01 nominal value.

•        On February 7, 2018, the Company issued 831,702 Preferred A-1 Shares for a total consideration of $8,500 thousands.

On March 26, 2017 the Company entered into share purchase agreement (the “March 2017 SPA”) with new investors (the “March 2017 Investors”). In accordance with the March SPA, the Company issued to the March 2017 Investors 587,084 Preferred A-1 Shares in two tranches as follows:

•        On March 30, 2017, the Company issued 293,542 Preferred A-1 Shares for a total consideration of $3,000 thousands.

•        On February 7, 2018, the Company issued 293,542 Preferred A-1 Shares for a total consideration of $3,000 thousands.

On November 30, 2017, the Company entered into a share purchase agreement (the “November 2017 SPA”) with additional investors (the “November 2017 Investors”). In accordance with the November 2017 SPA, the Company issued the November 2017 Investors 255,320 Preferred A-4 Shares at NIS 0.01 nominal value in two tranches as follows:

•        On December 7, 2017, the Company issued 127,660 Preferred A-4 Shares for total consideration of $1,500 thousand.

•        On February 7, 2018, the Company issued 127,660 Preferred A-4 Shares for a total consideration of $1,500 thousand.

On November 19, 2017, the Company signed an agreement to purchase 100% of RondinX shares (see also Note 6). The consideration transferred included an issuance of 250,023 Preferred A-1 Shares and 4,380 warrants to purchase Preferred A-1 shares for no additional consideration.

In November 2018, the Company entered into a share purchase agreement (the “November 2018 SPA”) with new and existing investors (the “November 2018 Investors”). In accordance with the November 2018 SPA, the Company issued to the November 2018 Investors a total of 2,266,314 Preferred B Shares at NIS 0.01 nominal value (the “Preferred B Shares”) for total consideration of $31,955 thousand as follows:

•        On November 28, 2018 and on December 11, 2018, the Company issued to the November 2018 Investors 2,053,548 and 85,106 Preferred B Shares, respectively, for total consideration of $30,155 thousand in accordance with the November 2018 SPA.

•        On January 8, 2019, the Company issued to the November 2018 Investors an additional 127,660 Preferred B Shares for total consideration of $1,800 thousand in accordance with the November 2018 SPA.

BIOMX LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 — SHAREHOLDERS’ EQUITY (cont.)

C.     Share-based compensation:

The Company has a plan whereby it grants options which represent a right to purchase 1 Ordinary Share of the Company in consideration of the payment of an exercise price. The options granted have been in accordance with the “capital gains route” under section 102 and section 3(i) of the Israeli Income Tax Ordinance and section 409A of the Israeli IRS Code.

In 2015, the Company’s Board of Directors (the “Board”) approved a plan for allocation of options to employees, service providers and officers. As of June 30, 2019, the number of options available for grant under the approved plan was 164,176 options.

On November 2015, the Board approved the grant of 180,139 non- tradable options without consideration to one employee, four consultants and six employees of the Incubator. Based on the considerations in ASC 718-10, the employees of the Incubator were defined as employees based on their relationship with the Company.

The options to two of the consultants were granted at an exercise price of NIS 0.01 per share. 22% of the options vest and become exercisable on the first and second anniversaries of the vesting commencement date of June 2015. Thereafter, the options vest and become exercisable in three equal annual installments of 18.67% each.

The options to the employees of the Incubator and to two consultants were granted at an exercise price of NIS 0.01 per share. 33% of the options vest and become exercisable on the first anniversary of the vesting commencement date of June 2015. Thereafter, the options vest and become exercisable in 8 equal quarterly installments of 8.375% each.

The options to the Company employee were granted at an exercise price of NIS 0.01 per share. 25% of the options vest and become exercisable on the first anniversary of the vesting commencement date. Thereafter, the options vest and become exercisable in 12 equal quarterly installments of 6.25% each.

During 2016, the Board approved the grant of an additional 128,260 non-tradable options without consideration to four employees and five consultants.

The options to three employees were granted at an exercise price of NIS 0.01 per share.

25% of the options vest and become exercisable on the first anniversary of the vesting commencement date. Thereafter, the options vest and become exercisable in 12 equal quarterly installments of 6.25% each.

The options to one additional employee were granted at an exercise price of $1.3 per share. 13,851 options vest and become exercisable upon appointment as chief executive officer of the Company. The remainder of the options shall vest as follows: 25% of the options vest and become exercisable on the first anniversary of the vesting commencement date. Thereafter, the options vest and become exercisable in 12 equal quarterly installments of 6.25% each.

The options to two consultants were granted at an exercise price of NIS 0.01 per share.

22% of the options vest and become exercisable on the first and second anniversaries of the vesting commencement date (June 2015). Thereafter, the options vest and become exercisable in three equal annual installments of 18.67% each.

The options to two additional consultants were granted at an exercise price of $1.3 per share.

25% of the options vest and become exercisable on the first anniversary of the vesting commencement date. Thereafter, the options vest and become exercisable in 12 equal quarterly installments of 6.25% each.

BIOMX LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 — SHAREHOLDERS’ EQUITY (cont.)

The options to one additional consultant were granted at an exercise price of $4.1 per share.

33% of the options vest and become exercisable on the first anniversary of the vesting commencement date. Thereafter, the options vest and become exercisable in 8 equal quarterly installments of 8.375% each.

During 2017, the Board approved the grant of an additional 448,775 non-tradable options without consideration to 29 employees and 5 consultants.

The options to 29 employees and 3 consultants were granted at an exercise price of $4.089 per share. 25% of the options vest and become exercisable on the first anniversary of the vesting commencement date. Thereafter, the options vest and become exercisable in 12 equal quarterly installments of 6.25% each.

The options to 2 additional consultants were granted at an exercise price of NIS 0.01 per share. 22% of the options vest and become exercisable on the first and second anniversaries of the vesting commencement date (June 2015). Thereafter, the options vest and become exercisable in three equal annual installments of 18.67% each.

During October 2017, 4,564 options were exercised to purchase Ordinary Shares at an exercise price of NIS 0.01 per share.

During 2018, the Board approved the grant of an additional 325,026 non-tradable options without consideration to 27 employees and 82,513 non-tradable options without consideration to 2 consultants.

362,555 options were granted at an exercise prices of $4.771-$4.909 per share.

25% of the options vest and become exercisable on the first anniversary of the vesting commencement date. Thereafter, the options vest and become exercisable in 12 equal quarterly installments of 6.25% each.

44,984 options were granted at an exercise price of $4.089 per share and vest on variable vesting dates.

During 2018, 12,797 options were exercised to purchase Ordinary Shares at an exercise price of NIS 0.01 per share.

Certain senior employees are entitled to full acceleration of their unvested options upon the occurrence of cumulative two certain events.

In March 2019, the Board approved the grant of an additional 212,900 non-tradable options without consideration to 21 employees and 2,503 non-tradable options without consideration to one consultant.at an exercise prices of $4.91 per share.

25% of the options vest and become exercisable on the first anniversary of the vesting commencement date. Thereafter, the options vest and become exercisable in 12 equal quarterly installments of 6.25% each.

The fair value of each option was estimated as of the date of grant or reporting period using the Black-Scholes option-pricing model.

BIOMX LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 — SHAREHOLDERS’ EQUITY (cont.)

The fair value of options granted during the period was estimated at the date of grant using the following assumptions:

Six months ended June 30, 2019
Underlying value of ordinary share ($)	4.91
Exercise price ($)	4.91
Expected volatility (%)	93.1
Term of the option (years)	6.25
Risk-free interest rate (%)	2.23

The cost of the benefit embodied in the options granted during the six-month period ended June 30, 2019, based on their fair value as at the grant date, is estimated to be $836 thousand. These amounts will be recognized in statements of operations over the vesting period.

Warrants:

1.     In May 2017, in accordance with the 2017 License Agreement (see also Note 6D), the Company issued to Yeda, for no consideration, 244,618 warrants to purchase Ordinary Shares at NIS 0.01 nominal value. The Company recognized expenses of $ 13 thousand and $49 thousand for the three months ended June 30, 2019 and 2018, respectively and $48   thousand and $89 thousand for the six months ended June 30, 2019 and 2018, respectively, which were included in research and development expenses.

97,847 warrants were fully vested and exercisable on the date of their issuance. The remainder of the warrants will vest and become exercisable subject to achievement of certain milestones specified in the agreement as follows:

a.      73,385 upon the filing of a patent application covering any Discovered Target or a Product,

b.      48,924 upon achievement of the earlier of the following milestone by the Company:

(i)     execution of an agreement with a pharmaceutical company with respect to the commercialization of any of the Company’s licensed technology or the Consulting IP or a Product (both defined in the 2017 License Agreement) or

(ii)    the filing of a patent application covering any Discovered Target (as defined in the 2017 License Agreement) or a Product.

c.      24,462 upon completion of a Phase 1 clinical trial in respect of a Product.

2.      In November 2017, in accordance with the RondinX share purchase agreement (see also Note 5), the Company issued to Yeda and 2 consultants, for no consideration, 4,380 warrants to purchase Preferred A-1 Shares at NIS 0.01 nominal value.

The warrants were fully vested and exercisable on the date of their issuance.

BIOMX LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 — SHAREHOLDERS’ EQUITY (cont.)

(1)     A summary of options granted to purchase the Company’s Ordinary Shares under the Company’s share option plan is as follows:

	For year six months ended June 30, 2019
	Employees			Consultants
	Number of Options	Weighted average exercise price	Aggregate intrinsic value	Number of Options	Weighted average exercise price	Aggregate intrinsic value
Outstanding at the beginning of year	772,985	3.81	849	290,534	1.66	944
Granted	212,900	4.91		2,503	4.91
Forfeited	(49,203)	4.37		—
Exercised	—			—
Outstanding at the end of year	936,682	4.03	824	293,037	1.69	944
Vested at end of period	335,618			175,727
Weighted average remaining contractual life – years as of June 30, 2019	8.94			7.62
	Warrants issued to Yeda
	Number of Options	Weighted average exercise price		Aggregate intrinsic value
Outstanding as at June 30, 2019 and December 31, 2018	244,618	(*	)	1,200
Vested as at June 30, 2019 and December 31, 2018	97,847
Weighted average remaining contractual life – years as of June 30, 2019	5.86
Weighted average remaining contractual life – years as of December 31, 2018	6.36

____________

(*)      Less than $0.01.

(2)     The following table sets forth the total share-based payment expenses resulting from options granted, included in the statements of operation:

	Six months ended June 30,
	2019	2018
R&D	367	174
General and administrative	264	281
	631	455
	Three months ended June 30,
	2019	2018
R&D	173	103
General and administrative	154	109
	327	212

BIOMX LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 — RELATED PARTIES

On October 31, 2018, BiomX entered into a research collaboration agreement with Janssen Research & Development, LLC (“Janssen”) an affiliate of shareholder Johnson & Johnson Development Corporation, for a collaboration on biomarker discovery for inflammatory bowel disease (“IBD”). Under the agreement, BiomX is eligible to receive fees totaling $167 thousand in installments of $50 thousand within 60 days of signing of the agreement, $17 thousand upon completion of data processing, and two installments of $50 thousand each, upon delivery of Signature Phase I of the Final Study Report (both terms defined within the agreement). Unless terminated earlier, this agreement will continue in effect, until 30 days after the parties complete the research program and BiomX provide Janssen with a final study report. The research period started during March 2019 and is expected to continue through September 2019. As of June 30, 2019, the Company received $50 thousand with respect to this agreement. and recorded a reduction from research and development expenses of $95 thousand during the six months ended June 30, 2019.

NOTE 10 — SUBSEQUENT EVENTS

In accordance with FASB ASC 855-10-50-1, the Company has analyzed its operations subsequent to June 30, 2019 and up until August 22, 2019, the date these interim consolidated financial statements were issued, and has determined that it does not have any material subsequent events to disclose except as follows:

A.     On July 16, 2019, the Company entered into a merger agreement (the “Merger Agreement”), with Chardan Healthcare Acquisition Corp. (“CHAC”), CHAC Merger Sub Ltd. (“Merger Sub”), and Shareholder Representative Services LLC (“SRS”), pursuant to which, among other things, the Company will merge with Merger Sub. with the Company being the surviving entity in accordance with the Israeli Companies Law, 5759-1999 (the “Companies Law”), as a wholly owned direct subsidiary of CHAC (the “Merger”). CHAC is a SPAC (Special Purpose Acquisition Company), a corporation that is publicly traded on the New York Stock Exchange. CHAC raised $70,000,000 in its initial public offering in 2018 and has not conducted any business other than seeking a party to a merger transaction (such as the Merger herein) where the cash CHAC raised, or part of it, will be used to finance the operations of the company it would merge with.

The consideration payable in the Merger consists of an aggregate of 16,625,000 shares of CHAC common stock, subject to reduction for indemnification claims (as described below), that will be issued (or reserved for issuance pursuant to currently exercisable options or warrants) in respect of shares of the Company that are issued and outstanding as of immediately prior to the effective time of the Merger (the “Closing”) and options and warrants to purchase shares of the Company, in each case, that are issued, outstanding and vested as of immediately prior to the Closing. Additional shares of CHAC common stock will be reserved for issuance in respect of options and warrants to purchase shares of the Company that are issued, outstanding and unvested as of immediately prior to the closing.

The closing of the Merger is subject to certain closing conditions. As of August 22, 2019, the date these interim consolidated financial statements were issued, the Merger has not closed.

B.     In July 2019, the Company has committed to enter into loan agreements in the aggregate amount of up to $1,900 thousand, with certain of its shareholders who are subject to taxation in Israel, pursuant to which the Company will extend to such shareholders loans for the purpose of paying Israeli capital gain taxes payable by them in connection with the issuance to them of CHAC shares in exchange for their shares in the Company upon consummation of the Merger. Such loans are for a period of up to two years, are non-recourse and are secured by CHAC shares issued to them that have a value (based on $10 per share, the attributed price of the CHAC Shares immediately prior to such issuance that equals three times the loan amount.

BIOMX LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 — SUBSEQUENT EVENTS (cont.)

C.     In July 2019, the Company, Yeda and CHAC amended the 2015 License Agreement and to the 2017 License Agreement with Yeda (the “Amendment”). Pursuant to the Amendment, upon the closing of the Merger, the provisions of the Yeda license agreements related to the exit fee will be amended so that, instead of the exit fee, in the event of any merger or acquisition involving CHAC, CHAC is obliged to pay Yeda a one-time payment as described in the amendment which will not exceed 1% of the consideration received under such transaction.

BIOMX LTD.

CONSOLIDATED BALANCE SHEETS

		As of December 31,
	Note	2018	2017
		USD In thousands
ASSETS

Current assets
Cash and cash equivalents		8,604	6,898
Restricted cash		89	95
Short-term deposits		31,055	1,154
Other receivables	3	140	327
Total current assets		39,888	8,474

Property and equipment, net	4	887	960

In-process research and development (“R&D”)	5	4,556	4,556

		45,331	13,990

The accompanying Notes are an integral part of the consolidated financial statements.

BIOMX LTD.

CONSOLIDATED BALANCE SHEETS (CONTINUED)

		As of December 31,
	Note	2018	2017
		USD In thousands
LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Trade account payables		193	421
Other account payables	6	1,396	1,038
Related parties	7	50	—
Total current liabilities		1,639	1,459

Non-current liabilities
Contingent liabilities	5	889	1,001
Total non-current liabilities		889	1,001

Commitments and Contingent Liabilities	8

Shareholders’ equity

Ordinary shares, NIS 0.01 par value (“Ordinary Shares”); Authorized 14,044,778 shares as of December 31, 2018 and 10,948,215 shares as of December 31, 2017. Issued and outstanding 954,622 shares as of December 31, 2018 and 653,613 shares as of December 31, 2017		3	3

Ordinary A shares, NIS 0.01 par value (“Ordinary A Shares”); Authorized 1,000,000 shares as of December 31, 2018 and December 31, 2017. Issued and outstanding 0 as of December 31, 2018 and 288,212 shares as of December 31, 2017.		—	(* )

Preferred A shares (“Preferred A Shares”); NIS 0.01 par value; Authorized 6,796,342 shares as of December 31, 2018 and December 31, 2017. Issued and outstanding 3,120,412 shares as of December 31, 2018 and 1,867,508 shares as of December 31, 2017.		6	4

Preferred B shares (“Preferred B Shares”); NIS 0.01 par value; Authorized 2,836,880 shares as of December 31, 2018 and 0 shares as of December 31, 2017. Issued and outstanding 2,138,654 shares as of December 31, 2018 and 0 shares as of December 31, 2017.		3	—

Additional paid in capital		64,400	20,412
Accumulated deficit		(21,609)	(8,889)
Total shareholders’ equity		42,803	11,530

		45,331	13,990

____________

(*)      Less than $1,000.

The accompanying Notes are an integral part of the consolidated financial statements.

BIOMX LTD.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

		Year ended December 31,
	Note	2018	2017	2016
		USD In thousands
Research and development (“R&D”) expenses, net	11	9,135	4,176	1,149
General and administrative expenses	12	3,360	2,536	620

Operating Loss		12,495	6,712	1,769

Revaluation of convertible note	9	—	—	133
Financial expenses, net		225	(279)	(2)

Net Loss		12,720	6,433	1,900

Basic and diluted loss per Ordinary Shares and Ordinary A Shares	14	18.41	9.08	2.43

Weighted average number of Ordinary Shares and Ordinary A Shares outstanding, basic and diluted		828,295	813,902	812,000

The accompanying Notes are an integral part of the consolidated financial statements.

BIOMX LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

USD in thousands except share data

	Ordinary Shares			Ordinary A Shares			Preferred A Shares			Preferred B Shares		Additional paid in capital	Accumulated deficit	Total shareholders’ equity (deficit)
	Shares	Amount		Shares	Amount		Shares	Amount		Shares	Amount
Balance as of January 1, 2016	937,261	3		—	—		234,147	(*	)	—	—	1,195	(556)	642

Share-based payment	—	—		—	—		—	—		—	—	247	—	247
Net loss	—	—		—	—		—	—		—	—	—	(1,900)	(1,900)
Balance as of December 31, 2016	937,261	3		—	—		234,147	(*	)	—	—	1,442	(2,456)	(1,011)

Issuance of shares (**)	—	—		—	—		1,252,904	2		—	—	13,000	—	13,002
Conversion of Ordinary to Ordinary A Shares	(288,212)			288,212	(*	)	—	—		—	—	—	—	—
Shares issued in connection with convertible note conversion	—	—		—	—		130,434	(*	)	—	—	1,333	—	1,333
Shares issued in connection with acquisition of subsidiary	—	—		—	—		250,023	2		—	—	3,327	—	3,329
Share-based payment	—	—		—	—		—	—		—	—	1,310	—	1,310
Exercise of options	4,564	(*	)	—	—		—	—		—	—	—	—	—
Net loss	—	—		—	—		—	—		—	—	—	(6,433)	(6,433)
Balance as of December 31, 2017	653,613	3		288,212	(*	)	1,867,508	4		—	—	20,412	(8,889)	11,530

Issuance of shares (***)	—	—		—	—		1,252,904	2		2,138,654	3	43,037	—	43,042
Conversion of shares	288,212	(*	)	(288,212)	(*	)	—	—		—	—	—	—	—
Share-based payment	—	—		—	—		—	—		—	—	951	—	951
Exercise of options	12,797	(*	)	—	—		—	—		—	—	—	—	—
Net loss	—	—		—	—		—	—		—	—	—	(12,720)	(12,720)
Balance as of December 31, 2018	954,622	3		—	—		3,120,412	6		2,138,654	3	64,400	(21,609)	42,803

____________

(*)      Less than $1,000.

(**)    Net of issuance expenses in amount of $73,000.

(***)  Net of issuance expenses in amount of $114,000.

The accompanying Notes are an integral part of the consolidated financial statements.

BIOMX LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For year ended December 31,
	2018	2017	2016
	USD In thousands
CASH FLOWS – OPERATING ACTIVITIES
Net loss	(12,720)	(6,433)	(1,900)

Adjustments required to reconcile cash flows used in operating activities
Depreciation	210	95	23
Share-based compensation	951	1,310	247
Accrued interest	—	—	2
Revaluation of convertible notes and contingent liabilities	(112)	—	133

Changes in operating assets and liabilities:
Other receivables	187	(225)	63
Trade account payables	(228)	407	(15)
Other account payables	358	783	92
Related parties	50	(37)	19
Net cash used in operating activities	(11,304)	(4,100)	(1,336)

CASH FLOWS – INVESTING ACTIVITIES
Increase in short-term deposit	(29,901)	(1,154)	—
Acquisition of a subsidiary, net of cash acquired	—	(112)	—
Purchase of property and equipment	(137)	(850)	(98)
Net cash used in investing activities	(30,038)	(2,116)	(98)

CASH FLOWS – FINANCING ACTIVITIES
Issuance of preferred shares, net of issuance costs	43,042	12,953	—
Proceeds from issuance of convertible notes	—	—	1,200
Exercise of stock options	(* )	(* )	—
Net cash provided by financing activities	43,042	12,953	1,200

Increase in cash and cash equivalents and restricted cash	1,700	6,737	(234)

Cash and cash equivalents and restricted cash at the beginning of the year	6,993	256	490

Cash and cash equivalents and restricted cash at the end of the year	8,693	6,993	256

____________

(*)      Less than $1,000.

The accompanying Notes are an integral part of the consolidated financial statements.

BIOMX LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

	For the year ended December 31,
	2018	2017	2016
	USD In thousands
SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING AND INVESTING ACTIVITIES:

Conversion of convertible notes into Preferred A Shares	—	1,333	—

Appendix A: Acquisitions of subsidiary consolidated for the first time

Working capital (excluding cash and cash equivalents)	—	(78)	—
Property and equipment, net	—	14	—
In-process R&D	—	4,556	—

Acquisition of a subsidiary, net of cash acquired	—	4,492	—

The accompanying Notes are an integral part of the consolidated financial statements.

BIOMX LTD.

(FORMERLY KNOWN AS: MBcure LTD)

NOTES TO CONSOLIDATED THE FINANCIAL STATEMENTS

NOTE 1 — GENERAL

A.     General information:

BiomX Ltd. (formerly known as MBcure Ltd.) (the “Company”) was incorporated in March 2015 and began operations in May 2015. The Company is developing bacteriophage-based therapies for the treatment and prevention of diseases stemming from dysbiosis of the microbiome. On May 11, 2017, the Company changed its name from MBcure Ltd. to BiomX Ltd.

BiomX was formed as an incubator company as part of the FutuRx incubator (the “Incubator” or “FutuRx”), The Company’s R&D program was approved by the Israel Innovation Authority (the “IIA”) at the Israeli Ministry of Economy and until 2017, the majority of BiomX’s funding was from IIA grants and funding by the Incubator, which is supported by the IIA. BiomX continued to apply for and receive IIA grants also after BiomX left the Incubator. The requirements and restrictions for such grants are found in the Israel Encouragement of Research and Development in Industries (the “Research Law”).

On November 27, 2017, the Company acquired 100% control and ownership of RondinX Ltd. (“RondinX,” see note 5).

B.      Risk factors:

To date, the Company has not generated revenue from its operations. As of July 17, 2019, the Company had unrestricted cash and cash equivalent balance and short-term deposits of approximately $34 million, which management believes is sufficient to fund its operations for more than 12 months from the date of issuance of these financial statements and sufficient to fund its operations necessary to continue development activities of its current proposed products.

Due to continuing R&D activities, the Company expects to continue to incur additional losses for the foreseeable future. The Company plans to continue to fund its current operations, as well as other development activities relating to additional product candidates, through future issuances of either debt and/or equity securities and possibly additional grants from the IIA and other government institutions. The Company’s ability to raise additional capital in the equity and debt markets is dependent on a number of factors including, but not limited to, the market demand for the Company’s stock, which itself is subject to a number of development and business risks and uncertainties, as well as the uncertainty that the Company would be able to raise such additional capital at a price or on terms that are favorable to the Company.

C.     Use of estimates in the preparation of financial statements:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities in the financial statements and the amounts of expenses during the reported years. Actual results could differ from those estimates.

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies applied in the preparation of the financial statements on a consistent basis, are as follows:

A.     Basis of presentation and principles of consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and include the accounts

BIOMX LTD.

(FORMERLY KNOWN AS: MBcure LTD)

NOTES TO CONSOLIDATED THE FINANCIAL STATEMENTS

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

of the Company and its wholly owned subsidiary, RondinX since its acquisition in November 2017. All intercompany accounts and transactions have been eliminated in consolidation.

B.      Functional currency and foreign currency translation:

The functional currency of the Company is the U.S dollar (“dollar”) since the dollar is the currency of the primary economic environment in which the Company has operated and expects to continue to operate in the foreseeable future.

Transactions and balances denominated in dollars are presented at their original amounts.

Transactions and balances denominated in foreign currencies have been re-measured to dollars in accordance with the provisions of ASC 830-10, “Foreign Currency Translation.”

All transaction gains and losses from remeasurement of monetary balance sheet items denominated in non-dollar currencies are reflected in the statements of comprehensive loss as financial income or expenses, as appropriate.

C.     Cash and cash equivalents:

The Company considers all highly liquid investments, including unrestricted short-term bank deposits purchased with original maturities of three months or less, to be cash equivalents.

D.     Short-term deposits:

Short-term deposits represent time deposits placed with banks with original maturities of greater than three months but less than one year. Interest earned is recorded as interest income in the consolidated statement of comprehensive loss during the years for which the Company held short-term deposits.

The Company has deposits denominated in USD held with Bank Hapoalim US and Bank Leumi Israel that bear fixed annual interest of 2.9% to 3.6%.

E.      Property and equipment:

Property and equipment are presented at cost less accumulated depreciation. Depreciation and amortization are calculated based on the straight-line method over the estimated useful lives of the related assets or terms of the related leases, as follows:

%
Laboratory equipment	15
Computers and software	33
Equipment and furniture	15
Leasehold improvements	Shorter of lease term or useful life

In accordance with ASC 360-10, management reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable based on estimated future undiscounted cash flows. If so indicated, an impairment loss would be recognized for the difference between the carrying amount of the asset and its fair value. For the years ended December 31, 2018, 2017, and 2016, no impairment expenses were recorded.

BIOMX LTD.

(FORMERLY KNOWN AS: MBcure LTD)

NOTES TO CONSOLIDATED THE FINANCIAL STATEMENTS

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

F.      Intangible assets:

Intangible R&D assets acquired in a business combination (IPR&D) are recognized at fair value as of the acquisition date and subsequently accounted for as indefinite-lived intangible assets until completion or abandonment of the associated R&D efforts.

Indefinite-lived intangible assets are reviewed for impairment at least annually or whenever there is an indication that the asset may be impaired.

G.     Income taxes:

The Company provides for income taxes using the asset and liability approach. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. As of December 31, 2018 and 2017, the Company had a full valuation allowance against deferred tax assets.

The Company is subject to the provisions of ASC 740-10-25, Income Taxes (ASC 740). ASC 740 prescribes a more likely-than-not threshold for the financial statement recognition of uncertain tax positions. ASC 740 clarifies the accounting for income taxes by prescribing a minimum recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. On a yearly basis, the Company undergoes a process to evaluate whether income tax accruals are in accordance with ASC 740 guidance on uncertain tax positions. The Company has not recorded any liability for uncertain tax positions for the years ended December 31, 2018, 2017, or 2016.

H.     Fair value of financial instruments

The Company accounts for financial instruments in accordance with ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”). ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under ASC 820 are described below:

Level 1 — Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 — Quoted prices in non-active markets or in active markets for similar assets or liabilities, observable inputs other than quoted prices, and inputs that are not directly observable but are corroborated by observable market data.

Level 3 — Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

There were no changes in the fair value hierarchy leveling during the years ended December 31, 2018, 2017, and 2016.

BIOMX LTD.

(FORMERLY KNOWN AS: MBcure LTD)

NOTES TO CONSOLIDATED THE FINANCIAL STATEMENTS

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

The following table summarizes the fair value of our financial assets and liabilities that were accounted for at fair value on a recurring basis, by level within the fair value hierarchy, as of December 31, 2018 and 2017:

	December 31, 2018
	Level 1	Level 2	Level 3	Fair Value
Liabilities
Contingent consideration	—	1,333	889	889
	December 31, 2017
	Level 1	Level 2	Level 3	Fair Value
Liabilities
Contingent consideration	—	—	1,001	1,001

Financial instruments with carrying values approximating fair value include cash and cash equivalents, restricted cash, short-term deposits, other current assets, trade accounts payable and other current liabilities, due to their short-term nature.

I.       R&D costs:

R&D costs are charged to statements of comprehensive loss as incurred.

J.      Basic and diluted loss per share:

Basic loss per share is computed by dividing net loss by the weighted average number of Ordinary and Ordinary A Shares outstanding during the year. Diluted loss per share is computed by dividing net loss by the weighted average number of Ordinary Shares and Ordinary A Shares outstanding during the year, plus the number of Ordinary Shares and Ordinary A Shares that would have been outstanding if all potentially dilutive Ordinary Shares and Ordinary A Shares had been issued, using the treasury stock method, in accordance with ASC 260-10 “Earnings per Share.” Potentially dilutive Ordinary Shares and Ordinary A Shares were excluded from the calculation of diluted loss per share for all periods presented due to their anti-dilutive effect due to losses in each period.

K.     Defined contribution plans:

Under Israeli employment laws, employees of the Company are included under Article 14 of the Severance Compensation Act, 1963 (“Article 14”) for a portion of their salaries. According to Article 14, these employees are entitled to monthly deposits made by the Company on their behalf with insurance companies.

Payments in accordance with Article 14 release the Company from any future severance payments (under the Israeli Severance Compensation Act, 1963) with respect of those employees. The aforementioned deposits are not recorded as an asset on the Company’s balance sheet, and there is no liability recorded as the Company does not have a future obligation to make any additional payments. The Company’s contributions to the defined contribution plans are charged to the consolidated statement of comprehensive loss as and when the services are received from the Company’s employees. Total expenses with respect to these contributions were $283 thousand, $145 thousand, and $42 thousand for the years ended December 31, 2018, 2017, and 2016, respectively.

BIOMX LTD.

(FORMERLY KNOWN AS: MBcure LTD)

NOTES TO CONSOLIDATED THE FINANCIAL STATEMENTS

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

L.      Stock compensation plans:

The Company applies ASC 718-10, “Share-Based Payment,” (“ASC 718-10”) which requires the measurement and recognition of compensation expenses for all share-based payment awards made to employees and directors including employee stock options under the Company’s stock plans based on estimated fair values.

ASC 718-10 requires companies to estimate the fair value of share-based payment awards on the date of grant using an option-pricing model. The fair value of the award is recognized as an expense over the requisite service periods in the Company’s statements of comprehensive loss. The Company recognizes share-based award forfeitures as they occur rather than estimate by applying a forfeiture rate.

The Company accounts for share-based compensation awards to non-employees in accordance with FASB ASC 505-50, “Equity-Based Payments to Non-Employees” (“FASB ASC 505-50”). Under FASB ASC 505-50, the Company determines the fair value of the warrants or share-based compensation awards granted as either the fair value of the consideration received, or the fair value of the equity instruments issued, whichever is more reliably measurable.

All issuances of stock options or other equity instruments to non-employees as consideration for goods or services received by the Company are accounted for based on the fair value of the equity instruments issued. Non-employee share-based payments are recorded as an expense over the service period, as if the Company had paid cash for the services. At the end of each financial reporting period, prior to vesting or prior to the completion of the services, the fair value of the share-based payments will be remeasured and the non-cash expense recognized during the period will be adjusted accordingly. Since the fair value of share- based payments granted to non-employees is subject to change in the future, the amount of the future expense will include fair value remeasurements until the share-based payments are fully vested or the service completed.

The Company recognizes compensation expense for the fair value of non-employee awards over the requisite service period of each award.

The Company estimates the fair value of stock options granted as equity awards using a Black-Scholes options pricing model. The option-pricing model requires a number of assumptions, of which the most significant are share price, expected volatility and the expected option term (the time from the grant date until the options are exercised or expire). Expected volatility is estimated based on volatility of similar companies in the technology sector. The Company has historically not paid dividends and has no foreseeable plans to issue dividends. The risk-free interest rate is based on the yield from governmental zero-coupon bonds with an equivalent term. The expected option term is calculated for options granted to employees and directors using the “simplified” method. Grants to non-employees are based on the contractual term. Changes in the determination of each of the inputs can affect the fair value of the options granted and the results of operations of the Company.

M.    Recent Accounting Standards:

In February 2016, the FASB issued ASU 2016-02 “Leases” to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. For operating leases, the ASU requires a lessee to recognize a right-of-use asset and a lease liability, initially measured at the present value of the lease payments, on its balance sheet. The ASU retains the current accounting for lessors and does not make significant changes to the recognition, measurement, and presentation of expenses and cash flows by a lessee.

BIOMX LTD.

(FORMERLY KNOWN AS: MBcure LTD)

NOTES TO CONSOLIDATED THE FINANCIAL STATEMENTS

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

In July 2018, the FASB issued ASU No. 2018-11, “Targeted Improvements — Leases (Topic 842).” This update provides an optional transition method that allows entities to elect to apply the standard prospectively at its effective date versus recasting the prior periods presented. If elected, an entity would recognize a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The Company plans to adopt this ASU in the first quarter of 2019.

While the Company continues to assess all of the effects of adoption, it currently believes the most significant effects from implementing this standard relate to the recognition of new right-of-use (“ROU”) assets and lease liabilities on its balance sheet for office space operating lease. Upon adoption, the Company currently expects to recognize additional ROU assets and lease liabilities of approximately $377K, based on the present value of the remaining minimum rental payments under current leasing standards for its existing operating lease.

In June 2016, the FASB issued ASU 2016-13 “Financial Instruments — Credit Losses” to improve information on credit losses for financial assets and net investment in leases that are not accounted for at fair value through net income. The ASU replaces the current incurred loss impairment methodology with a methodology that reflects expected credit losses. The Company plans to adopt this ASU in the first quarter of 2020. The Company does not expect the adoption of this ASU will have a material impact on its consolidated financial statements.

In June 2018, the FASB issued ASU No. 2018-07 “Compensation — Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting.” These amendments expand the scope of Topic 718, Compensation — Stock Compensation (which currently only includes share-based payments to employees) to include share-based payments issued to nonemployees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned. The ASU supersedes Subtopic 505-50, Equity — Equity-Based Payments to Non-Employees. The Company plans to adopt this standard in the first quarter of 2019. ASU 2018-07 is not expected to have a material impact on Company’s consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, “Changes to Disclosure Requirements for Fair Value Measurements,” which will improve the effectiveness of disclosure requirements for recurring and nonrecurring fair value measurements. The standard removes, modifies, and adds certain disclosure requirements and is effective for the Company beginning on January 1, 2020. The Company does not expect that this standard will have a material effect on the Company’s consolidated financial statements.

In November 2018, the FASB issued ASU 2018-18 — “Collaborative Arrangements (Topic 808),” which clarifies the interaction between Topic 808 and Topic 606, Revenue from Contracts with Customers. The Company expects to adopt this standard in the first quarter of fiscal year 2020. This standard is not expected to have a material impact on the Company’s consolidated financial statements and related disclosures.

BIOMX LTD.

(FORMERLY KNOWN AS: MBcure LTD)

NOTES TO CONSOLIDATED THE FINANCIAL STATEMENTS

NOTE 3 — OTHER RECEIVABLES

	As of December 31,
	2018	2017
	USD In thousands
Government institutions	129	199
Grant income receivable	—	128
Prepaid expenses and others	11	—
	140	327

NOTE 4 — PROPERTY AND EQUIPMENT, NET

	As of December 31,
	2018	2017
	USD In thousands
Cost:
Computers and software	272	236
Laboratory equipment	608	558
Equipment and furniture	132	120
Leasehold improvements	214	175
	1,226	1,089
Depreciation:
Computers and software	125	60
Laboratory equipment	165	59
Equipment and furniture	4	3
Leasehold improvements	45	7
	339	129
	887	960

NOTE 5 — ACQUISITION OF SUBSIDIARY

On November 19, 2017, the Company signed a share purchase agreement with the shareholders of RondinX Ltd. In accordance with the share purchase agreement, the Company acquired 100% control and ownership of RondinX for consideration valued at $ 4.5 million. The consideration included the issuance of 250,023 Preferred A Shares, the issuance of warrants to purchase an aggregate of 4,380 Series A-1 Preferred Shares, and additional contingent consideration. The contingent consideration is based on the attainment of future clinical, developmental, regulatory, commercial and strategic milestones relating to product candidates for treatment of primary sclerosing cholangitis or entry into qualifying collaboration agreements with certain third parties and may require the Company to issue 234,834 ordinary shares upon the attainment of certain milestones, as well as make future cash payments and/or issue additional shares of the most senior class of the Company’s shares authorized or outstanding as of the time the payment is due, or a combination of both of up to $32 million of the Company within ten years from the closing of the agreement and/or the entering of agreements with certain third parties or their affiliates that include a qualifying up-front fee and is entered into within three years from the closing of the agreement. The Company has the discretion of determining whether milestone payments will be made in cash or by issuance of shares.

The Company completed the RondinX acquisition on November 27, 2017.

BIOMX LTD.

(FORMERLY KNOWN AS: MBcure LTD)

NOTES TO CONSOLIDATED THE FINANCIAL STATEMENTS

NOTE 5 — ACQUISITION OF SUBSIDIARY (cont.)

The fair value of the consideration transferred for the business combination was as follows as of November 27, 2017:

USD In thousands
Cash	124
Preferred shares	2,938
Warrants	51
Contingent consideration	1,391
4,504

Net cash flow of the acquisition:

USD In thousands
Consideration paid in cash	124
Net of cash and cash equivalents purchased	(12)
112

The fair value of assets acquired and liabilities assumed as of November 27, 2017:

USD In thousands
Cash	12
Other receivables	26
Property and equipment, net	14
In-process R&D	4,556
Other account payables	(96)
Trade account payables	(8)
4,504

Intangible assets acquired in the acquisition were determined to be in-process R&D. In accordance with ASC 350-30-35-17A, R&D assets acquired in a business combination are considered an indefinite-lived intangible asset until completion or abandonment of the associated R&D efforts. Once the R&D efforts are complete, the Company will determine the useful life of the R&D assets and will amortize these assets accordingly in the financial statements. As of December 31, 2018, the in-process R&D efforts had not yet been completed nor abandoned. Based on management’s analysis, there were no impairment indicators present as of December 31, 2018 and 2017.

NOTE 6 — OTHER ACCOUNT PAYABLES

	As of December 31,
	2018	2017
	USD In thousands
Employees and related institutions	807	621
Accrued expenses	411	260
Government institutions	120	126
Deferred income	58	—
Other account payables	—	31
	1,396	1,038

BIOMX LTD.

(FORMERLY KNOWN AS: MBcure LTD)

NOTES TO CONSOLIDATED THE FINANCIAL STATEMENTS

NOTE 7 — BALANCES AND TRANSACTION WITH RELATED PARTIES

A.     Balances with related parties

	As of December 31,
	2018	2017
	USD In thousands
Janssen (See 1 below)	50	—
	50	—

B.      Transactions with related parties

	Year ended December 31,
	2018	2017	2016
	USD In thousands
R&D expenses (See Note 8D)	—	—	163
General and administration expenses (See 2 below)	28	251	134

1.       On October 31, 2018, BiomX entered into a research collaboration agreement with Janssen Research & Development, LLC (“Janssen”) an affiliate of shareholder Johnson & Johnson Development Corporation, for a collaboration on biomarker discovery for inflammatory bowel disease (“IBD”). Under the agreement, BiomX is eligible to receive fees totaling $167,000 in installments of $50,000 within 60 days of signing of the agreement, $17,000 upon completion of data processing, and two installments of $50,000 each, upon delivery of Signature Phase I of the Final Study Report (both terms defined within the agreement). Unless terminated earlier, this agreement will continue in effect, until 30 days after the parties complete the research program and BiomX provide Janssen with a final study report. The Company received the first $50,000 installment during 2018. This amount was deferred as of December 31, 2018, as the Company has not yet completed its performance obligation with respect to the agreement.

2.       In June 2015, an incubator company formation and financing agreement (the “Incubator Agreement”) was signed between the Company and other investors. According to the agreement, role of the Incubator (as defined within the agreement) is to provide the Company offices, labs, administrative, finance, legal and other services. In return for these services, the Incubator was entitled to receive fees at amount equal to 20% of the Company’s payroll expenses. Starting from July 2018, the Company no longer received these services from the Incubator. The Company recorded total expenses of $28 thousand, $251 thousand, and $134 thousand for the years ended December 31, 2018, 2017, and 2016, respectively, with respect to this agreement.

3.       The Company entered into a credit line agreement with the Incubator in May 2015 (the “Credit Line Agreement”), according to which, during the Incubator Period (as defined within the Credit Line Agreement) of the Company, the Incubator may provide loans to the Company, upon the Company’s request and subject to the Incubator’s discretion. The loans bear annual interest equivalent to the minimal interest amount recognized and attributed by the Israel Tax Authority, and shall be repaid on a date that is the earlier of (i) the occurrence of an acceleration event, liquidation of the Company, initial public offering or realization event, (ii) within 14 days from a written notice sent by the Company, or (iii) within seven months. The Credit Line Agreement ended on May 31, 2018.

The Company received a loan in the amount of $209 thousand during 2015 that was repaid as of December 31, 2015. The Company received an additional loan during 2016 in the amount of $107 thousand that was repaid in full by December 31, 2016. The loans bore interest of 2.56% and 3.05% during 2016 and 2015, respectively. Total interest expenses recorded during for the year ended December 31, 2016 was approximately $1 thousand.

BIOMX LTD.

(FORMERLY KNOWN AS: MBcure LTD)

NOTES TO CONSOLIDATED THE FINANCIAL STATEMENTS

NOTE 7 — BALANCES AND TRANSACTION WITH RELATED PARTIES (cont.)

4.       The Company entered into indemnification agreement with the Incubator on December 13, 2017. According to the agreement, the aggregate amount of the indemnification shall not exceed an aggregate of NIS 2,295,000. In addition, the indemnification is limited only to matters in connection with the Company’s compliance with the IIA regulations and that such indemnification undertakings will not derogate from any other indemnification undertakings to which the Company is bound.

NOTE 8 — COMMITMENTS AND CONTINGENT LIABILITIES

A.      During 2015, 2016 and 2017, the Company submitted three requests to the IIA for a R&D project for the technological incubators program. The approved budget per year was NIS 2,700,000 (approximately $726 thousand) per request. According to the IIA directives, the IIA transferred to the Company 85% of the approved budget and the rest of the budget was funded by certain shareholders.

According to the agreement with the IIA, the Company will pay royalties of 3% to 3.5% of future sales up to an amount equal to the accumulated grant received including annual interest of LIBOR linked to the Dollar. The Company may be required to pay additional royalties upon the occurrence of certain events as determined by the IIA, that are within the control of the Company. No such events have occurred or were probable of occurrence as of the balance sheet date. with respect to these royalties. Repayment of the grant is contingent upon the successful completion of the Company’s R&D programs and generating sales. The Company has no obligation to repay these grants if the R&D program fails, is unsuccessful or aborted or if no sales are generated. The Company had not yet generated sales as of December 31, 2018; therefore, no liability was recorded in these consolidated financial statements.

Total research and development income recorded in the consolidated statement of comprehensive loss was $646 thousand, $660 thousand, and $302 thousand for the years ended December 31, 2018, 2017, and 2016, respectively. As of December 31, 2018, the Company had a contingent obligation to the IIA in the amount of approximately $1.9 million including annual interest of LIBOR linked to the Dollar.

B.      In June 2015, the Company entered into a Research and License Agreement (the “2015 License Agreement”) as amended with Yeda Research and Development Company Limited (“Yeda”), according to which Yeda undertakes to procure the performance of the research. The research includes proof-of-concept studies testing in-vivo phage eradication against a model bacteria in germ free mice, development of an IBD model in animals under germ-free conditions and establishing in-vivo method for measuring immune induction capability (Th1) of bacteria, followed by testing several candidate IBD inducing bacterial strains. During the research period, as defined in the 2015 License Agreement and subject to the terms and conditions specified in the 2015 License Agreement. The Company contributed an aggregate of approximately $1.8 million to the research budget agreed upon in the license agreement. In addition, Yeda granted the Company with an exclusive worldwide license for the development, production and sale of the products (the “License”), as defined in the 2015 License Agreement and subject to the terms and conditions specified in the 2015 License Agreement. In return for the License, the Company will pay Yeda annual license fees of approximately $10 thousand and royalties on revenues as defined in the 2015 License Agreement. As the Company has not yet generated revenue from operations, no provision was included in the financial statements with respect to the 2015 License Agreement as of December 31, 2018, 2017 and 2016.

BIOMX LTD.

(FORMERLY KNOWN AS: MBcure LTD)

NOTES TO CONSOLIDATED THE FINANCIAL STATEMENTS

NOTE 8 — COMMITMENTS AND CONTINGENT LIABILITIES (cont.)

C.      In May 2017, the Company entered into a lease agreement for office space in Ness Ziona, Israel. The agreement is for five years beginning on June 1, 2017 with an option to extend for an additional five years. Monthly lease payments under the agreement are approximately $16,000. As part of the agreement, the Company has obtained a bank guarantee in favor of the property owner in the amount of approximately $91 thousand representing four monthly lease payments. Lease expenses recorded in the consolidated statements of comprehensive loss were $198 thousand and $192 thousand for the years ended December 31, 2018, and 2017, respectively.

D.      In May 2017, the Company signed an additional agreement with Yeda (the “2017 License Agreement”). According to which, Yeda provided a license to the Company. As consideration for the license, the Company will pay $10,000 for the term of the 2017 License Agreement, unless earlier terminated by either party, and granted Yeda 244,618 warrants to purchase Ordinary Shares of the Company at NIS 0.01 nominal value. Refer to Note 10 below for the terms of the warrants granted. In the event of certain mergers and acquisitions by the Company, Yeda will be entitled to an amount equivalent to 1% of the consideration received under such transaction, as adjusted per the terms of the agreement. In addition, the 2017 License Agreement includes additional consideration contingent upon future sales or sublicensing revenue. As the Company has not yet generated revenue from operations, no provision was included in the financial statements with respect to the 2017 License Agreement as of December 31, 2018, 2017 and 2016.

E.       In April 2017, the Company signed an exclusive patent license agreement with the Massachusetts Institute of Technology (“MIT”) covering methods to synthetically engineer phage. According to the agreement, the Company received an exclusive, royalty-bearing license to certain patents held by MIT. In return, the Company paid an initial license fee of $25,000 during the year ended December 31, 2017 and is required to pay certain license maintenance fees of up to $250,000 in each subsequent year and following the commercial sale of licensed products. The Company is also required to make payments to MIT upon the satisfaction of development and commercialization milestones totaling up to $2.4 million in aggregate as well as royalty payments on future revenues. The consolidated financial statements do not include liabilities with respect to this agreement as the Company has not yet generated revenue and the achievement of certain milestones is not probable.

F.      As successor in interest to RondinX, the Company is a party to a license agreement dated March 20, 2016 with Yeda, pursuant to which the Company has a worldwide exclusive license to Yeda’s know-how, information and patents related to the Company’s meta-genomics target discovery platform. As consideration for the license, the Company will pay license fees of $10,000 subject to the terms and conditions of the agreement. Either party has the option to terminate the agreement at any time by way of notice to the other party as outlined in the agreement. In addition, the Company will pay a royalty in the low single digits on revenue of products. As the Company has not yet generated revenue from operations, no provision was included in the financial statements as of December 31, 2018 with respect to the agreement.

G.     In December 2017, the Company signed a patent license agreement with Keio University and JSR Corporation in Japan. According to the agreement, the Company received an exclusive patent license to certain patent rights related to the Company’s inflammatory bowel disease program. In return, the Company will pay annual license fees of between $15 thousand to $25 thousand subject to the terms and conditions specified in the agreement. Additionally, the Company is obligated to pay contingent consideration based upon the achievement of clinical and regulatory milestones up to an aggregate of $3.2 million and royalty payments based on future revenue.

BIOMX LTD.

(FORMERLY KNOWN AS: MBcure LTD)

NOTES TO CONSOLIDATED THE FINANCIAL STATEMENTS

NOTE 8 — COMMITMENTS AND CONTINGENT LIABILITIES (cont.)

The consolidated financial statements do not include liabilities with respect to this agreement as the Company has not yet generated revenue and the achievement of certain milestones does not meet the probable threshold.

NOTE 9 — CONVERTIBLE NOTES

On August 9, 2016, the Company and several of its shareholders entered into a Bridge Financing Agreement (the “BFA”). According to the BFA, the Company issued convertible notes and received an aggregate principal amount of $1,200 thousands. The convertible notes did not bear interest and were convertible into Preferred A-2 Shares of the Company, according to the conditions set in the BFA. The fair value of the convertible notes was calculated according to the discount on the Company’s Preferred A Shares as described in the BFA. The difference between the fair value of the convertible note and principal amount received was recorded as a finance expense in the consolidated statement of comprehensive loss in the amount of $133 thousand upon issuance of the note. There was no change in the fair value of the note as of December 31, 2016. During 2017, the convertible notes were converted into 130,434 Preferred A-2 Shares. Refer to Note 10.

The Company concluded that the value of the convertible notes were predominantly based on a fixed monetary amount represented by the 10% discount on the Company’s Preferred A Shares. Accordingly, the convertible notes were classified as debt and was measured at its fair value, pursuant to the provisions of ASC 480-10, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity.” The fair value of the convertible note was measured based on observable inputs as the fixed monetary value of the variable number of Preferred A-2 Shares to be issued upon conversion (Level 2 measurement).

NOTE 10 — SHAREHOLDERS’ EQUITY

A.     Share Capital:

Ordinary Shares:

The Ordinary Shares entitle their holders the right to receive notice of, and to participate and vote in, all general meetings, to receive dividends and, subject to the Articles to participate in the distribution of the surplus assets and funds of the Company in a Liquidation Event (as defined in the Articles). The holder of an Ordinary Share has no other right and such holder may waive, in writing, any of the rights set forth above, including the rights to receive notices of, and to participate and vote in, all general meetings; provided, however, that such holder will be entitled to any other mandatory right of a shareholder in a private Company pursuant to the Companies Law which cannot be waived.

Ordinary A Shares:

The Ordinary A Shares are convertible into Ordinary Shares upon the closing of each and every investment round (as defined in the Articles), by providing a notice to this effect to the Company. The holders of the Ordinary A Shares are entitled to the rights, preferences, privileges and restrictions granted to and imposed upon the Ordinary Shares. However, the holders of the Ordinary A Shares do not have voting rights.

Preferred A Shares:

The Preferred A Shares are convertible into 234,147 Ordinary Shares, representing a conversion price of $4.10 per share, and entitle their holders to the rights, preferences, privileges and restrictions granted to and imposed upon the Ordinary Shares and Ordinary A Shares, as well

BIOMX LTD.

(FORMERLY KNOWN AS: MBcure LTD)

NOTES TO CONSOLIDATED THE FINANCIAL STATEMENTS

NOTE 10 — SHAREHOLDERS’ EQUITY (cont.)

as the right to participate in a distribution of surplus of assets upon liquidation of the Company, merger and acquisition event and distribution of dividend by the Company, at an amount equal to their original issue price plus 8% annual interest accumulated as of the Liquidation Event Date (as defined in the Articles), before any distribution is made to a holder of any Ordinary Shares.

The Preferred A Share conversion price is subject to broad weighted average anti-dilution protection in the event of future funding at an effective share price which is lower than the Preferred A Share conversion price.

Preferred A-1 Shares:

The Preferred A-1 Shares are convertible into 2,500,511 Ordinary Shares, representing a conversion price of $10.22 per share, and entitle their holders to the rights, preferences, privileges and restrictions granted to and imposed upon the Preferred A Shares.

Preferred A-2 Shares:

The Preferred A-2 Shares are convertible into 130,434 Ordinary Shares, representing a conversion price of $9.20 per share, and entitle their holders to the rights, preferences, privileges and restrictions granted to and imposed upon the Preferred A Shares.

Preferred A-3 Shares:

The Preferred A-3 Shares are convertible into Preferred A-1 Shares upon the closing of each and every investment round (as defined in the Articles), by providing a notice to this effect to the Company. The Preferred A-3 Shares entitle their holders to the rights, preferences, privileges and restrictions granted to and imposed upon the Preferred A Shares. However, the Preferred A-3 Shares holders are not entitled to voting rights.

Preferred A-4 Shares:

Preferred A-4 Shares are convertible into 255,320 Ordinary Shares, representing a conversion price of $11.75 per share, and entitle their holders to the rights, preferences, privileges and restrictions granted to and imposed upon the Preferred A Shares.

Preferred B Shares:

Preferred B Shares are convertible into 2,266,314 Ordinary Shares, representing a conversion price of $14.1 per share, and entitle their holders to the rights, preferences, privileges and restrictions granted to and imposed upon the Preferred A Shares.

Preferred B Shares entitle their holder to participate in a distribution of surplus of assets upon liquidation of the Company, at an amount equal to their original issue price plus 8% annual interest accumulated as of the Liquidation Event (as defined in the Articles) date, before any distribution is made to holder of any Preferred A Shares (i.e., Preferred A Shares, Preferred A-1 Shares, Preferred A-2 Shares, Preferred A-3 Shares and Preferred A-4 Shares), and any Ordinary Shares.

B.      Issuance of Share Capital:

In June 2015, the Company entered into the Incubator Agreement with the Incubator and other investors (the “June 2015 Investors”). In accordance with the Incubator Agreement, the Company issued 812,000 Ordinary Shares at NIS 0.01 nominal value to the June 2015 Investors and an additional 125,261 Ordinary Shares at NIS 0.01 nominal value to a trustee to be held in trust for the sole purpose of allocation of the Ordinary Shares to employees and consultants of the Company.

BIOMX LTD.

(FORMERLY KNOWN AS: MBcure LTD)

NOTES TO CONSOLIDATED THE FINANCIAL STATEMENTS

NOTE 10 — SHAREHOLDERS’ EQUITY (cont.)

In addition, the Company issued 234,147 Preferred A Shares at NIS 0.01 nominal value to the investors in consideration for $960 thousands and granted Yeda warrants to purchase 20,360 Preferred A Shares nominal value NIS 0.01.

In 2016, the Company issued convertible notes, bearing an annual interest at a rate of 0%, for an aggregate consideration of $1,200 thousands. The notes were converted during 2017 to 130,434 Preferred A-2 Shares at NIS 0.01 nominal value.

On February 2017, the Company entered into a share purchase agreement (the “February 2017 SPA”) with new and existing investors (the “February 2017 Investors”). In accordance with the February 2017 SPA, On February 15, 2017, the Company issued the February 2017 Investors 1,663,404 Preferred A-1 Shares at NIS 0.01 nominal value (“Preferred A-1 Shares”), and 130,434 Preferred A-2 Shares at NIS 0.01 nominal value in two tranches as follows:

•        On February 15, 2017, the Company issued 831,702 Preferred A-1 Shares for a total consideration of $8,500 thousands. In addition, the convertible notes in an amount of $1,200 thousands granted in August 2016 were converted into 130,434 Preferred A-2 Shares at NIS 0.01 nominal value.

•        On February 7, 2018, the Company issued 831,702 Preferred A-1 Shares for a total consideration of $8,500 thousands.

On March 26, 2017 the Company entered into share purchase agreement (the “March 2017 SPA”) with new investors (the “March 2017 Investors”). In accordance with the March SPA, the Company issued to the March 2017 Investors 587,084 Preferred A-1 Shares in two tranches as follows:

•        On March 30, 2017, the Company issued 293,542 Preferred A-1 Shares for a total consideration of $3,000 thousands.

•        On February 7, 2018, the Company issued 293,542 Preferred A-1 Shares for a total consideration of $3,000 thousands.

On November 30, 2017, the Company entered into a share purchase agreement (the “November 2017 SPA”) with additional investors (the “November 2017 Investors”). In accordance with the November 2017 SPA, the Company issued the November 2017 Investors 255,320 Preferred A-4 Shares at NIS 0.01 nominal value in two tranches as follows:

On December 7, 2017, the Company issued 127,660 Preferred A-4 Shares for a total consideration of $1,500 thousands.

On February 7, 2018, the Company issued 127,660 Preferred A-4 Shares for a total consideration of $1,500 thousands.

On November 19, 2017, the Company signed an agreement to purchase 100% of RondinX shares (see also Note 5). The initial consideration included an issuance of 250,023 Preferred A-1 Shares and 4,380 warrants to purchase Preferred A-1 shares for no additional consideration.

In November 2018, the Company entered into a share purchase agreement (the “November 2018 SPA”) with new and existing investors (the “November 2018 Investors”). In accordance with the November 2018 SPA, the Company has committed to issue to the November 2018 Investors a total of 2,266,314 Preferred B Shares at NIS 0.01 nominal value (the “Preferred B Shares”) for a total consideration of $31,955 thousands.

BIOMX LTD.

(FORMERLY KNOWN AS: MBcure LTD)

NOTES TO CONSOLIDATED THE FINANCIAL STATEMENTS

NOTE 10 — SHAREHOLDERS’ EQUITY (cont.)

On November 28, 2018 and on December 11, 2018, the Company issued to the November 2018 Investors 2,053,548 and 85,106 Preferred B Shares, respectively, for a total consideration of $30,155 thousands in accordance with the November 2018 SPA.

On January 8, 2019, the Company issued to the November 2018 Investors an additional 127,660 Preferred B Shares for a total consideration of $1,800 thousands in accordance with the November 2018 SPA.

C.     Share-based compensation:

The Company has a plan where it grants option which represents a right to purchase 1 Ordinary Share of the Company in consideration of the payment of an exercise price. Also, the options were granted in accordance with the “capital gains route” under section 102 and section 3(i) of the Israeli Income Tax Ordinance and section 409A of the Israeli IRS Code.

In 2015, the Company’s Board of Directors (the “Board”) approved a plan for allocation of options to employees, service providers and officers. As at December 31, 2018, the number of options available for grant under the approved plan was 294,605.

On November 2015, the Board approved the grant of 180,139 non- tradable options without consideration to one employee, four consultants and six employees of the Incubator. Based on the considerations in ASC 718-10, the employees of the Incubator were defined as employees based on their relationship with the Company.

The options to two of the consultants were granted at an exercise price of NIS 0.01 per share. 22% of the options vest and become exercisable on the first and second anniversaries of the vesting commencement date of June 2015. Thereafter, the options vest and become exercisable in three equal annual installments of 18.67% each.

The options to the employees of the Incubator and to two consultants were granted at an exercise price of NIS 0.01 per share. 33% of the options vest and become exercisable on the first anniversary of the vesting commencement date of June 2015. Thereafter, the options vest and become exercisable in 8 equal quarterly installments of 8.375% each.

The options to the Company employee were granted at an exercise price of NIS 0.01 per share. 25% of the options vest and become exercisable on the first anniversary of the vesting commencement date. Thereafter, the options vest and become exercisable in 12 equal quarterly installments of 6.25% each.

During 2016, the Board approved the grant of an additional 128,260 non-tradable options without consideration to four employees and five consultants.

The options to three employees were granted at an exercise price of NIS 0.01 per share.

25% of the options vest and become exercisable on the first anniversary of the vesting commencement date. Thereafter, the options vest and become exercisable in 12 equal quarterly installments of 6.25% each.

The options to one additional employee were granted at an exercise price of $1.3 per share. 13,851 options vest and become exercisable upon appointment as chief executive officer of the Company. The remainder of the options shall vest as follows: 25% of the options vest and become exercisable on the first anniversary of the vesting commencement date. Thereafter, the options vest and become exercisable in 12 equal quarterly installments of 6.25% each.

BIOMX LTD.

(FORMERLY KNOWN AS: MBcure LTD)

NOTES TO CONSOLIDATED THE FINANCIAL STATEMENTS

NOTE 10 — SHAREHOLDERS’ EQUITY (cont.)

The options to two consultants were granted at an exercise price of NIS 0.01 per share.

22% of the options vest and become exercisable on the first and second anniversaries of the vesting commencement date (June 2015). Thereafter, the options vest and become exercisable in three equal annual installments of 18.67% each.

The options to two additional consultants were granted at an exercise price of $1.3 per share.

25% of the options vest and become exercisable on the first anniversary of the vesting commencement date. Thereafter, the options vest and become exercisable in 12 equal quarterly installments of 6.25% each.

The options to one additional consultant were granted at an exercise price of $4.1 per share.

33% of the options vest and become exercisable on the first anniversary of the vesting commencement date. Thereafter, the options vest and become exercisable in 8 equal quarterly installments of 8.375% each.

During 2017, the Board approved the grant of an additional 448,775 non-tradable options without consideration to 29 employees and 5 consultants.

The options to 29 employees and 3 consultants were granted at an exercise price of $4.089 per share. 25% of the options vest and become exercisable on the first anniversary of the vesting commencement date. Thereafter, the options vest and become exercisable in 12 equal quarterly installments of 6.25% each.

The options to 2 additional consultants were granted at an exercise price of NIS 0.01 per share. 22% of the options vest and become exercisable on the first and second anniversaries of the vesting commencement date (June 2015). Thereafter, the options vest and become exercisable in three equal annual installments of 18.67% each.

During October 2017, 4,564 options were exercised to purchase Ordinary Shares at an exercise price of NIS 0.01 per share.

During 2018, the Board approved the grant of an additional 325,026 non-tradable options without consideration to 27 employees and 82,513 non-tradable options without consideration to 2 consultants.

362,555 options were granted at an exercise prices of $4.771-$4.909 per share.

25% of the options vest and become exercisable on the first anniversary of the vesting commencement date. Thereafter, the options vest and become exercisable in 12 equal quarterly installments of 6.25% each.

44,984 options were granted at an exercise price of $4.089 per share and vest on variable vesting dates.

During 2018, 12,797 options were exercised to purchase Ordinary Shares at an exercise price of NIS 0.01 per share.

Certain senior employees are entitled to full acceleration of their unvested options upon the occurrence of cumulative two certain events.

The fair value of each option was estimated as of the date of grant or reporting period using the Black-Scholes option-pricing model.

BIOMX LTD.

(FORMERLY KNOWN AS: MBcure LTD)

NOTES TO CONSOLIDATED THE FINANCIAL STATEMENTS

NOTE 10 — SHAREHOLDERS’ EQUITY (cont.)

The fair value of options was estimated at the date of grant using the following assumptions:

	2018	2017	2016
Underlying value of ordinary share ($)	4.1 – 4.9	1.3 – 4.1	1.3
Exercise price ($)	4.1 – 4.9	1.3-4.1	0.003 – 4.1
Expected volatility (%)	93.1	93.1	93.1
Term of the option (years)	6.25	6.25	6.9
Risk-free interest rate (%)	2.25 – 3.05	1.35 – 2.25	1.35 – 2.25

The cost of the benefit embodied in the options granted in 2018, 2017, and 2016 based on their fair value as at the grant date, is estimated to be $1,451 thousand, $2,503 thousand, and $215 thousand, respectively. These amounts will be recognized in statements of comprehensive loss over the vesting period.

Warrants:

1.       In May 2017, in accordance with the 2017 License Agreement (see also Note 8D), the Company issued to Yeda, for no consideration, 244,618 warrants to purchase Ordinary Shares at NIS 0.01 nominal value. The expense recognized for the years ended December 31, 2017 and 2018 were $584 thousand and $704 thousand, respectively which were included in research and development expenses.

97,847 warrants were fully vested and exercisable on the date of their issuance. The remainder of the warrants will vest and become exercisable subject to achievement of certain milestones specified in the agreement as follows:

a.       73,385 upon the filing of a patent application covering any Discovered Target or a Product,

b.       48,924 upon achievement of the earlier of the following milestone by the Company:

(i)      execution of an agreement with a pharmaceutical company with respect to the commercialization of any of the Company’s licensed technology or the Consulting IP or a Product (both defined in the 2017 License Agreement ) or

(ii)     the filing of a patent application covering any Discovered Target (as defined in the 2017 License Agreement) or a Product.

c.      24,462 upon completion of a Phase 1 clinical trial in respect of a Product.

The fair value of the unvested portion of the warrants granted was remeasured each reporting period as the performance commitment date had not yet been achieved.

2.       In November 2017, in accordance with the RondinX share purchase agreement (see also Note 5), the Company issued to Yeda and 2 consultants, for no consideration, 4,380 warrants to purchase Preferred A-1 Shares at NIS 0.01 nominal value.

The warrants were fully vested and exercisable on the date of their issuance.

BIOMX LTD.

(FORMERLY KNOWN AS: MBcure LTD)

NOTES TO CONSOLIDATED THE FINANCIAL STATEMENTS

NOTE 10 — SHAREHOLDERS’ EQUITY (cont.)

(1)     A summary of options granted to purchase the Company’s Ordinary Shares under the Company’s share option plan is as follows:

	For year ended December 31,
	2018
	Employees				Consultants
	Number of Options	Weighted average exercise price		Aggregate intrinsic value	Number of Options	Weighted average exercise price	Aggregate intrinsic value
Outstanding at the beginning of year	529,001	3.13		840	214,447	0.51	915
Granted	325,026	4.785			82,513	4.909
Forfeited	(74,671)	3.95			—
Exercised	(12,797)	(*	)		—
Outstanding at the end of year	766,559	3.81		849	296,960	1.659	944
Vested at year end	262,743				133,651
Weighted average remaining contractual life – years as of December 31, 2018	8.65				8.1
	For year ended December 31,
	2017
	Employees				Consultants
	Number of Options	Weighted average exercise price		Aggregate intrinsic value	Number of Options	Weighted average exercise price	Aggregate intrinsic value
Outstanding at the beginning of year	146,233	0.62		105	155,303	0.36	152
Granted	389,631	4.09			59,144	0.89
Forfeited	(2,299)	(*	)		—
Exercised	(4,564)	(*	)		—
Outstanding at the end of year	529,001	3.13		840	214,447	0.51	915
Vested at year end	104,628				88,106
Weighted average remaining contractual life – years as of December 31, 2018	9.08				8.45

BIOMX LTD.

(FORMERLY KNOWN AS: MBcure LTD)

NOTES TO CONSOLIDATED THE FINANCIAL STATEMENTS

NOTE 10 — SHAREHOLDERS’ EQUITY (cont.)

	For year ended December 31,
	2016
	Employees				Consultants
	Number of Options	Weighted average exercise price		Aggregate intrinsic value	Number of Options	Weighted average exercise price		Aggregate intrinsic value
Outstanding at the beginning of period	64,339	(*	)	86	115,800	(*	)	150
Granted	88,757	1.14			39,503	1.14
Forfeited	(6,863)	(*	)		—
Exercised	—				—
Outstanding at the end of year	146,233	0.62		105	155,303	0.36		152
Vested at year end	29,257				43,474
Weighted average remaining contractual life – years as of December 31, 2016	9.43				9.132
	Warrants issued to Yeda
	Number of Options	Weighted average exercise price	Aggregate intrinsic value
Outstanding at January 1, 2017	—	—
Granted	244,618	0.003
Outstanding at the December 31, 2017 and December 31, 2018	244,618	0.003	1,200
Vested at the December 31, 2017 and December 31, 2018	97,847
Weighted average remaining contractual life – years as of December 31, 2017	7.36
Weighted average remaining contractual life – years as of December 31, 2018	6.36

____________

(*)      Less than $0.01.

(2)     The following table sets forth the total share-based payment expenses resulting from options granted, included in the statements of operation:

	Year ended December 31,
	2018	2017	2016
	USD In thousands
R&D	623	952	195
General and administrative	328	358	52
	951	1,310	247

The Company recognized share-based compensation expenses in connection with options granted to directors and executive officers of the Company in the amount of $405 thousand, $333 thousand, and $107 thousand for the years ended December 31, 2018, 2017, and 2016, respectively.

The total unrecognized compensation expense was $3,026 and $1,446 thousand as of December 31, 2018 and 2017, respectively. These expenses will be recognized over a period of approximately 4 years.

BIOMX LTD.

(FORMERLY KNOWN AS: MBcure LTD)

NOTES TO CONSOLIDATED THE FINANCIAL STATEMENTS

NOTE 11 — R&D EXPENSES, NET

	Year ended December 31,
	2018	2017	2016
	USD In thousands
Professional service and subcontractors	4,365	1,415	676
Salaries and related expenses	3,972	1,865	480
Share based payments	623	952	195
Depreciation	210	95	23
Materials and supplies	611	509	77
	9,781	4,836	1,451
Less – Grants from the IIA	(646)	(660)	(302)
	9,135	4,176	1,149

NOTE 12 — GENERAL AND ADMINISTRATIVE EXPENSES

	Year ended December 31,
	2018	2017	2016
	USD In thousands
Salaries and related expenses	1,369	847	223
Incubator overhead	28	251	134
Share based payments	328	358	52
Professional services	284	341	53
Travel expenses	258	186	96
Office expenses	189	117	16
Recruitment expenses	209	47	—
Rent and rent related expenses	333	194	—
Other	362	195	46
	3,360	2,536	620

NOTE 13 — INCOME TAXES

A.     On December 29, 2016, the Economic Efficiency Law (the “EEL”)- 2016 was enacted, which states that the Corporate Tax Rate (as defined in the EEL) in 2017 will be reduced from 25% to 24% on income earned from January 1, 2017, and will continue to be reduced to 23% in 2018 and thereafter on income earned from January 1, 2018.

B.      As of December 31, 2018 and 2017 the Company had total net operating losses in Israel of approximately $10,556 and $5,689, respectively which may be carried forward and offset against taxable income in the future for an indefinite period.

C.     The Company is still in its development stage and has not yet generated revenue, therefore, it is more likely than not that sufficient taxable income will not be available for the tax losses to be utilized in the future. Therefore, a valuation allowance was recorded to reduce the deferred tax assets to its recoverable amounts.

	As of December 31,
	2018	2017
	USD In thousands
Net operating loss carry-forward	10,556	5,689

Total deferred tax assets	2,430	1, 308
Valuation allowance	(2,430)	(1,308)
Net deferred tax assets	$—	$—

BIOMX LTD.

(FORMERLY KNOWN AS: MBcure LTD)

NOTES TO CONSOLIDATED THE FINANCIAL STATEMENTS

NOTE 13 — INCOME TAXES (cont.)

D.     Reconciliation of Income Taxes:

The following is a reconciliation of the taxes on income assuming that all income is taxed at the ordinary statutory corporate tax rate in Israel and the effective income tax rate:

	Years ended December 31,
	2018	2017	2016
	(in thousands)
Net loss as reported in the statements of comprehensive loss	12,720	6,433	1,900
Statutory tax rate	23%	24%	25%
Income tax under statutory tax rate	2,926	1,544	475
Change in valuation allowance	(2,926)	(1,544)	(475)
Actual income tax	$—	$—	$—

NOTE 14 — BASIC AND DILUTED NET LOSS PER SHARE

The basic and diluted net loss per share and weighted average number of Ordinary Shares and Ordinary A Shares used in the calculation of basic and diluted net loss per share are as follows (in thousands, except share and per share data):

	Years ended December 31,
	2018	2017	2016
Net loss for the year	12,720	6,433	1,900

Net loss attributable to holders of Preferred Shares	2,533	961	77

Net loss used in the calculation of basic net loss per share	15,253	7,394	1,977

Net loss per share	18.41	9.08	2.43

Weighted average number of Ordinary Shares and Ordinary A Shares	828,295	813,902	812,000

As the inclusion of Ordinary Share or Ordinary A Share equivalents in the calculation would be anti-dilutive for all periods presented, diluted net loss per share is the same as basic net loss per share.

NOTE 15 — SUBSEQUENT EVENTS

In accordance with FASB ASC 855-10-50-1, the Company has analyzed its operations subsequent to December 31, 2018 and up until July 17, 2019, the date these consolidated financial statements were issued, and has determined that it does not have any material subsequent events to disclose except as follows:

On January 8, 2019, the Company issued 127,660 Preferred B Shares for a total consideration of $1,800 thousands in accordance with the November 2018 SPA.

In April 2019, the Company signed additional patent license agreement with Keio University and JSR Corporation in Japan. According to the agreement, the Company received an exclusive patent license to certain patent rights related to the Company’s Primary Sclerosing Cholangitis program. In return, the Company is required to pay annual license fees as well as a contingent consideration based upon the achievement of clinical and regulatory milestones up to an aggregate of $3.2 million and royalty payments based on future revenue. To date, the Company has not yet generated revenue from product sale.

Annex A

Execution Copy

MERGER AGREEMENT

dated

July 16, 2019

by and among

BiomX Ltd., an Israeli company (the “Company”),

Shareholder Representative Services LLC, as the Shareholders’ Representative
(the “Shareholders’ Representative”),

Chardan Healthcare Acquisition Corp., a Delaware corporation (the “Purchaser”),

and

CHAC Merger Sub Ltd., an Israeli company (“Merger Sub”)

A-i

A-ii

A-iii

MERGER AGREEMENT

This MERGER AGREEMENT (the “Agreement”), dated as of July 16, 2019 (the “Signing Date”), by and among BiomX Ltd., an Israeli company (the “Company”), Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative, agent and attorney-in-fact of the Company Securityholders (the “Shareholders’ Representative”), Chardan Healthcare Acquisition Corp., a Delaware corporation (the “Purchaser”) and CHAC Merger Sub Ltd., an Israeli company (“Merger Sub”).

W I T N E S E T H:

A.     The Company and/or its Subsidiaries (the “Company Group”) are in the business of developing customized phage therapies that target harmful bacteria in chronic diseases (which, together with all other businesses and activities conducted by the Company Group, is hereinafter referred to as the “Business”);

B.      The Purchaser is a blank check company formed for the sole purpose of entering into a share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities and Merger Sub is a wholly-owned subsidiary of the Purchaser;

C.     The Company Securityholders are listed on Schedule 1.14 hereto and own 100% of the issued and outstanding Company Securities; and

D.     WHEREAS, contemporaneously with the execution of, and as a condition and an inducement to Purchaser and the Company to enter into, this Agreement, each holder of Company Securities set forth on Schedule 1 are entering into and delivering Support Agreements, substantially in the form attached hereto as Exhibit A (each, a “Support Agreement”).

E.      WHEREAS, contemporaneously with the execution of, and as a condition and an inducement to Purchaser and the Company to enter into, this Agreement, Chardan Investments LLC, Purchaser and the Company have executed and delivered a Backstop Agreement, substantially in the form attached hereto as Exhibit B (the “Backstop Agreement”).

F.      Merger Sub will merge with and into the Company (the “Merger”), after which the Company will be the surviving company (the “Surviving Corporation”) and a wholly-owned subsidiary of the Purchaser.

The parties accordingly agree as follows:

ARTICLE I
DEFINITIONS

The following terms, as used herein, have the following meanings:

1.1 “102 Company Options” means Equity Awards granted and subject to Taxes pursuant to Section 102(b)(2) of the Ordinance.

1.2 “102 Company Securities” means 102 Company Options and 102 Company Shares, collectively.

1.3 “102 Company Shares” means Ordinary Shares issued upon vesting of or exercise of or otherwise in connection to 102 Company Options.

1.4 “102 Trustee” means Altshuler Shaham Trusts Ltd. which serves as the trustee of the Equity Incentive Plan and the awards granted thereunder pursuant to Section 102(b)(2) of the Ordinance.

1.5 “3(i) Company Option” means Equity Awards granted and subject to tax pursuant to Section 3(i) of the Ordinance.

1.6 “Action” means any legal action, suit, claim, hearing or proceeding, including any audit, claim or assessment for Taxes or otherwise, by or before any Authority.

1.7 “Additional Agreements” mean the Voting Agreement substantially in the form attached hereto as Exhibit C (the “Voting Agreement”), the Registration Rights Agreement, Escrow Agreement, the Support Agreements, the Backstop Agreement, and the engagement letter entered into by the Shareholders’ Representative, the Company, and certain of the Company Securityholders.

1.8 “Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

1.9 “Aggregate Investment Amount” means the aggregate amount of immediately available funds contained in the Trust Account (net of any Purchaser Redemption Amount) immediately prior to the Closing (but prior to the payment of any expenses of Purchaser), plus the immediately available funds contained in the New Investment Escrow Account available for release to Purchaser immediately following the Closing, if any.

1.10 “Authority” means any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any arbitrator, or any public, private or industry regulatory authority, whether international, national, foreign, Federal, state, or local.

1.11 “Books and Records” means all books and records, ledgers, employee records, customer lists, files, correspondence, and other records of every kind (whether written, electronic, or otherwise embodied) owned or controlled by a Person in which a Person’s assets, the business or its transactions are otherwise reflected, other than stock books and minute books.

1.12 “Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York are authorized to close for business.

1.13 “Closing” has the meaning set forth in Section 2.6.

1.14 “Closing Consideration Conversion Ratio” shall mean a number of shares of Purchaser Common Stock equal to the quotient obtained by dividing (a) the Closing Payment Shares; by (b) the Fully Diluted Vested Shares, in each case, as listed on Schedule 1.14.

1.15 “Closing Payment Shares” means an aggregate of 16,625,000 shares of Purchaser Common Stock, which includes the Escrow Shares.

1.16 “COBRA” means collectively, the requirements of Sections 601 through 606 of ERISA and Section 4980B of the Code.

1.17 “Code” means the Internal Revenue Code of 1986, as amended.

1.18 “Company Capital Stock” has the meaning set forth in Section 5.5.

1.19 “Company Securities” means the Ordinary Shares, Ordinary A Shares, Preferred A Shares, Preferred A-1 Shares, Preferred A-2 Shares, Preferred A-3 Shares, Preferred A-4 Shares, Preferred B Shares, Equity Awards, Ordinary Warrants and Preferred A-1 Warrants.

1.20 “Company Securityholder” means each Person who holds Company Securities immediately prior to the Effective Time and listed on Schedule 1.14 hereto.

1.21 “Company Securityholder Purchase Agreements” means those certain BiomX Stakeholder Stock Purchase Agreements, substantially in the form attached hereto as Exhibit D, to be entered into among Purchaser, the Company and Persons who hold Company Securities as of the date hereof together with their Affiliates, pursuant to which such Person’ (or their Affiliates) shall purchase shares of Purchaser Common Stock from Persons who hold shares of Purchaser Common Stock as of the date of this Agreement.

1.22 “Contracts” means the Leases and all other contracts, agreements, leases (including equipment leases, car leases and capital leases), licenses, Permits, commitments, client contracts, statements of work (SOWs), sales and purchase orders and similar instruments, oral or written, to which any member of the Company Group is a party or by which any of its respective assets are bound.

1.23 “Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing, a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (the “10% Owner”) (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast 10% or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive 10% or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a 10% Owner) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

1.24 “Environmental Laws” shall mean all Laws that prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity, including, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act and the Clean Water Act.

1.25 “Equity Award” means the options (“Company Options”) and restricted stock units outstanding under the Equity Incentive Plan.

1.26 “Equity Incentive Plan” means the Company’s 2015 Employee Stock Option Plan.

1.27 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

1.28 “Escrow Agent” means Continental Stock Transfer & Trust Company.

1.29 “Escrow Agreement” means an agreement in substantially the form attached hereto as Exhibit E, between the Shareholders’ Representative, the Escrow Agent and the Purchaser with respect to the Escrow Shares to reflect the terms set forth in Section 11.3.

1.30 “Escrow Participant” means each Person who holds Ordinary Shares, Ordinary A Shares, Preferred A Shares, Preferred A-1 Shares, Preferred A-2 Shares, Preferred A-3 Shares, Preferred A-4 Shares, Preferred B Shares, Equity Awards, Ordinary Warrants or Preferred A-1 Warrants, in each case, that are vested as of immediately prior to the Effective Time.

1.31 “Escrow Participant Company Securities” means the sum, without duplication, of: (a) the sum of the aggregate number of Ordinary Shares plus the aggregate number of Ordinary A Shares, in each case, that are issued and outstanding immediately prior to the Effective Time; plus (b) the aggregate number of Ordinary Shares and

Ordinary A Shares issuable upon conversion of all Preferred A Shares, Preferred A-1 Shares, Preferred A-2 Shares, Preferred A-3 Shares, Preferred A-4 Shares and Preferred B Shares, in each case, that are issued and outstanding immediately prior to the Effective Time; plus (iii) the aggregate number of Ordinary Shares and Ordinary A Shares issuable upon exercise or conversion of all Ordinary Warrants and Preferred A-1 Warrants, in each case, that are vested as of immediately prior to the Effective Time.

1.32 “Escrow Pro Rata Portion” shall mean, with respect to each Escrow Participant, an amount equal to the quotient (expressed as a percentage) obtained by dividing: (a) the number of shares of vested Company Capital Stock held by such Escrow Participant as of immediately prior to the Effective Time (on an as converted to Ordinary Share or Ordinary A Share basis assuming the exercise or conversion of all Escrow Participant Company Securities held by such Escrow Participant); by (b) the total number of vested shares of Company Capital Stock held by all Escrow Participants as of immediately prior to the Effective Time (on an as converted to Ordinary Share or Ordinary A Share basis assuming the exercise or conversion of all Escrow Participant Company Securities held by such Escrow Participant).

1.33 “Escrow Shares” means a number of shares of Purchaser Common Stock equal to: (a) ten percent (10%); multiplied by (b) the number shares of Purchaser Common Stock otherwise issuable to Company Securityholders pursuant Section 4.1(a) plus the number of shares of Purchaser Common Stock issuable upon conversion of each Ordinary Warrant and Preferred A-1 Warrant held by an Escrow Participant and assumed by Purchaser as of the Effective Time in accordance with Section 4.1(c) and that are vested as of immediately prior to the Effective Time.

1.34 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.35 “Fully Diluted Vested Shares” means the sum as set forth on Schedule 1.14, without duplication, of: (a) the sum of the aggregate number of Ordinary Shares plus the aggregate number of Ordinary A Shares, in each case, that are issued and outstanding immediately prior to the Effective Time; plus (b) the aggregate number of Ordinary Shares and Ordinary A Shares issuable upon conversion of all Preferred A Shares, Preferred A-1 Shares, Preferred A-2 Shares, Preferred A-3 Shares, Preferred A-4 Shares and Preferred B Shares, in each case, that are issued and outstanding immediately prior to the Effective Time; plus (iii) the aggregate number of Ordinary Shares and Ordinary A Shares issuable upon exercise or conversion of all Equity Awards, Ordinary Warrants and Preferred A-1 Warrants, in each case, that are vested as of immediately prior to the Effective Time.

1.36 “Hazardous Material” shall mean any material, emission, chemical, substance or waste that has been designated by any Authority to be radioactive, toxic, hazardous, a pollutant or a contaminant.

1.37 “Hazardous Material Activity” shall mean the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, labeling, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material, or product manufactured with ozone depleting substances, including, any required labeling, payment of waste fees or charges (including so-called e-waste fees) and compliance with any recycling, product take-back or product content requirements.

1.38 “IPO” means the initial public offering of Purchaser pursuant to a prospectus dated December 18, 2018.

1.39 “Indebtedness” means with respect to any Person, (a) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind (including amounts by reason of overdrafts and amounts owed by reason of letter of credit reimbursement agreements), including with respect thereto, all interests, fees and costs, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to creditors for goods and services incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all obligations of such Person under leases required to be accounted for as capital leases under U.S. GAAP, (g) all guarantees by such Person, (h) all liability of such Person with respect to any hedging obligations, including interest rate or currency exchange swaps, collars, caps or similar hedging obligations, and (i) any agreement to incur any of the same. For informational purposes, Indebtedness shall include any grants or loans that are not carried as tangible liabilities on the Financial Statements on a stand-alone basis (whether or not such liabilities are included in the footnotes to the Financial Statements), including the Company’s obligations under the Contracts set forth on Schedule 5.11(c).

1.40 “Intellectual Property Right” means any trademark, service mark, registration thereof or application for registration therefor, trade name, license, invention, patent, patent application, trade secret, trade dress, know-how, copyright, copyrightable materials, copyright registration, application for copyright registration, software programs, data bases, u.r.l.s., and any other type of proprietary intellectual property right, and all embodiments and fixations thereof and related documentation and registrations and all additions, improvements and accessions thereto, and with respect to each of the forgoing items in this definition, which is owned or licensed or filed by any member of the Company Group, or used or held for use in the Business, whether registered or unregistered or domestic or foreign.

1.41 “Inventory” is defined in the UCC.

1.42 “ITA” means the Israel Tax Authority.

1.43 “Law” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, rule, or regulation.

1.44 “Leases” means the leases set forth on Schedule 1.44 attached hereto, together with all fixtures and improvements erected on the premises leased thereby.

1.45 “Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property or asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

1.46 “Material Adverse Effect” or “Material Adverse Change” means a material adverse change or a material adverse effect upon the assets, liabilities, financial condition, net worth, management, earnings, cash flows, business, operations or properties of the Company Group and the Business, taken as a whole, provided, however, that “Material Adverse Effect” or “Material Adverse Change” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Company operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of Purchaser; (vi) any changes in applicable Laws or accounting rules (including U.S. GAAP) or the enforcement, implementation or interpretation thereof; (vii) the announcement, pendency or completion of the transactions contemplated by this Agreement (provided, that the exception in this subclause (vii) shall not apply to any representation or warranty contained in Sections 5.3, 5.4 or 5.10 or to the determination of whether any inaccuracy in such representations or warranties would reasonably be expected to have a Material Adverse Effect for purposes of Sections 10.2(b)); (viii) any natural or man-made disaster or acts of God; or (ix) any failure by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded); except, in the case of subclauses (i), (ii), (iv), (vi) and (viii), to the extent such change, event, circumstance or effect has a disproportionate adverse effect on such entity as compared to other Persons engaged in the same industry.

1.47 “New Investment Escrow Account” means the Escrow Account (as defined in Section 1.03 of the Company Securityholder Purchase Agreements and the Third Party Purchase Agreements).

1.48 “Order” means any decree, order, judgment, writ, award, injunction, rule or consent of or by an Authority.

1.49 “Ordinance” shall mean the Israeli Income Tax Ordinance (New Version), 1961, as amended, and all rules and regulations promulgated thereunder, as may be amended from time to time.

1.50 “Ordinary Shares” means the Company’s ordinary shares, par value NIS 0.01 each.

1.51 “Ordinary A Shares” means the Company’s Ordinary A Shares, par value NIS 0.01 each.

1.52 “Ordinary Warrant” means a warrant to purchase Ordinary Shares.

1.53 “Permitted Liens” means (i) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance which have been made available to Purchaser; (ii) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business for amounts (A) that are not delinquent, (B) that are not material to the business, operations and financial condition of the Company so encumbered, either individually or in the aggregate, and (C) not resulting from a breach, default or violation by the Company Group of any Contract or Law; (iii) liens for Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings (and for which adequate accruals or reserves have been established on the Financial Statements), and (iv) the Liens set forth on Schedule 1.53.

1.54 “Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

1.55 “Preferred A Shares” means the Company’s Preferred A Shares par value NIS 0.01 each.

1.56 “Preferred A-1 Shares” means the Company’s Preferred A-1 Shares, par value NIS 0.01 each.

1.57 “Preferred A-1 Warrant” means a warrant to purchase Preferred A-1 Shares.

1.58 “Preferred A-2 Shares” means the Company’s Preferred A-2 Shares, par value NIS 0.01 each.

1.59” Preferred A-3 Shares” means the Company’s Preferred A-3 Shares, par value NIS 0.01 each.

1.60 “Preferred A-4 Shares” means the Company’s Preferred A-4 Shares, par value NIS 0.01 each.

1.61 “Preferred B Shares” means the Company’s Preferred B Shares, par value NIS 0.01 each,

1.62 “Purchaser Common Stock” means the common stock of Purchaser.

1.63 “Purchaser Private Warrant” means each warrant issued in private placements at the time of consummation of the IPO, entitling the holder thereof to purchase one share of Purchaser Common Stock at an exercise price of $11.50 per share.

1.64 “Purchaser Public Warrants” means one whole warrant that was included in as part of each Purchaser Unit, entitling the holder thereof to purchase one share of Purchaser Common Stock at an exercise price of $11.50 per share.

1.65 “Purchaser Warrant” shall mean each Purchaser Private Warrant and Purchaser Public Warrant.

1.66 “Purchaser Unit” means a unit of the Purchaser comprised of (a) one share of Purchaser Common Stock and (b) one-half of one warrant to purchase one share of Purchaser Common Stock at an exercise price of $11.50 per share.

1.67 “Real Property” means, collectively, all real properties and interests therein (including the right to use), together with all buildings, fixtures, trade fixtures, plant and other improvements located thereon or attached thereto; all rights arising out of use thereof (including air, water, oil and mineral rights); and all subleases, franchises, licenses, permits, easements and rights-of-way which are appurtenant thereto.

1.68 “Registration Rights Agreement” means the agreement, in substantially the form attached hereto as Exhibit F, governing the resale of (a) all shares of Purchaser Common Stock issuable pursuant to this Agreement, (b) any shares of Purchaser Common Stock acquired by the Company Securityholder pursuant to the Company Securityholder Purchase Agreements or otherwise in connection with the Merger and (c) all other securities of the Purchaser (including derivatives thereof, such as options and warrants) held at any time by the Purchaser’s officers, directors, nominees, and direct and indirect parents, control persons, affiliates and associates.

1.69 “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

1.70 “SEC” means the Securities and Exchange Commission.

1.71 “Securities Act” means the Securities Act of 1933, as amended.

1.72 “Shareholder” means each Person who holds shares of Company Capital Stock immediately prior to the Effective Time.

1.73 “Subsidiary” means each entity of which at least fifty percent (50%) of the capital stock or other equity or voting securities are Controlled or owned, directly or indirectly, by the Company, which for the avoidance of doubt shall include any variable interest entity through which all or a portion of the Business is conducted.

1.74 “Tangible Personal Property” means all tangible personal property and interests therein, including machinery, computers and accessories, furniture, office equipment, communications equipment, automobiles, laboratory equipment and other equipment owned or leased by the Company Group and other tangible property, including the items listed on Schedule 5.14(a).

1.75 “Tax(es)” means any federal, state, local or foreign tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, environmental), together with any interest, penalty, additions to tax or additional amount imposed with respect thereto.

1.76 “Taxing Authority” means the Internal Revenue Service and any other Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

1.77 “Tax Return” means any return, information return, declaration, claim for refund or credit, report or any similar statement, and any amendment thereto, including any attached schedule and supporting information, whether on a separate, consolidated, combined, unitary or other basis, that is filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or payment of a Tax or the administration of any Law relating to any Tax.

1.78 “Third Party Purchase Agreements” means those certain Stock Purchase Agreements, substantially in the form attached hereto as Exhibit G-1 and Exhibit G-2, to be entered into among Purchaser, the Company and third parties, pursuant to which such third parties shall purchase shares of Purchaser Common Stock from Persons who hold shares of Purchaser Common Stock as of the date of this Agreement.

1.79 “UCC” means the Uniform Commercial Code of the State of New York, or any corresponding or succeeding provisions of Laws of the State of New York, or any corresponding or succeeding provisions of Laws, in each case as the same may have been and hereafter may be adopted, supplemented, modified, amended, restated or replaced from time to time.

1.80 “U.S. GAAP” means U.S. generally accepted accounting principles, consistently applied.

1.81 “Valid Tax Certificate” means a valid certificate, ruling or any other written instructions regarding Tax withholding (including with respect to the transfer at the Closing of the applicable Purchaser securities to a paying agent or a trustee), issued by the ITA in customary form and substance reasonably satisfactory to Purchaser (which, for the avoidance of doubt, includes Purchaser’s reasonable opportunity to review and comment on any application to the ITA submitted by a holder of convertible securities or by a Company founder who is an individual holding shares, if applicable), that is applicable to the payments to be made pursuant to this Agreement stating that no withholding of Israeli Tax is required with respect to such payment or providing any other instructions regarding Tax withholding (including the Israeli Tax Ruling).

ARTICLE II
MERGER

2.1 “Merger. At the Effective Time (as defined in Section 2.2), and subject to and upon the terms and conditions of this Agreement, and in accordance with Sections 314 through 327 of the Israeli Companies Law - 5759-1999 (the “Companies Law”), Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub (as the target company, or Chevrat Ha’Ya’ad) shall cease and the Company (as the absorbing company, or HaChevra Ha’Koletet) shall continue as the Surviving Corporation. As a result of the Merger, the Company shall (a) become a wholly owned subsidiary of Purchaser, (b) continue to be governed by the Laws of the State of Israel, (c) have a registered office in the State of Israel, and (d) succeed to and assume all of the rights, properties and obligations of Merger Sub in accordance with the Companies Law, and the existing shareholders of the Company shall be entitled to the consideration in accordance with the provisions of ARTICLE IV.

2.2 “Merger Effective Date. The parties hereto shall, in coordination with each other, inform the Registrar of Companies of the State of Israel (the “Registrar of Companies”) that all conditions to the Merger under the Companies Law and this Agreement have been met (together with any other documentation required to be submitted to the Registrar of Companies, whether under this Agreement or the Merger Proposal (the “Articles of Merger”), by the Registrar of Companies or otherwise) and setting forth the proposed date for the date of effectiveness of the Merger on which the Registrar of Companies is requested to issue a certificate evidencing the Merger in accordance with Section 323(5) of the Companies Law (the “Certificate of Merger“). The Merger shall become effective upon the date set forth in the Certificate of Merger in accordance with Section 323(5) of the Companies Law (the time at which the Merger becomes effective is referred to herein as the “Effective Time”). For the avoidance of doubt, the parties intend that the Merger shall be declared effective and that the issuance by the Registrar of Companies of the Certificate of Merger in accordance with Section 323(5) of the Companies Law shall both occur on, or as soon as practically possible before, the Closing Date (as defined below).

2.3 “Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Articles of Merger and the applicable provisions of the Companies Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Company and Merger Sub shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Surviving Corporation, which shall include the assumption by the Surviving Corporation of any and all agreements, covenants, duties and obligations of the Company and the Merger Sub set forth in this Agreement to be performed after the Closing. Merger Sub will be merged with and into the Company, and the separate corporate existence of Merger Sub will cease, and the Surviving Corporation will become wholly owned directly by the Purchaser, all as provided under the Companies Law and the provisions of this Agreement. For the avoidance of doubt, the Purchaser Warrants shall survive the Merger and remain in effect without any change to their existing terms.

2.4 “U.S. Tax Treatment. For U.S. federal income tax purposes, the Merger is intended to constitute a “reorganization” within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a “plan of reorganization” within the meaning of Section 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

2.5 “Articles of Association. At the Effective Time, the articles of association of Merger Sub, as in effect immediately prior to the Effective Time, shall cease to have effect and the articles of association of the Company (as amended, the “Charter Documents”), as in effect immediately prior to the Effective Time, shall be the Charter Documents of the Surviving Corporation, except that reference to the name of Merger Sub shall be replaced by reference to the name of the Surviving Corporation.

2.6 “Closing; Effective Time. Unless this Agreement is earlier terminated in accordance with Article XIII, the closing of the Merger (the “Closing”) shall take place at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, New York, at 10:00 a.m. local time, on the second (2nd) Business Day after the satisfaction or waiver (to the extent permitted by applicable law) of the conditions set forth in Article X or at such other time, date and location as the Purchaser and Company agree in writing. The parties may participate in the Closing via electronic means. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date”.

2.7 “Board of Directors of Purchaser. Immediately after the Closing, the Purchaser’s board of directors will consist of seven (7) directors. Chardan Investments, LLC shall have the right to designate two (2) directors to serve for two (2) years from the Closing and the Company shall designate five (5) directors (the “Shareholder Designees”).

2.8 “Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and interest in, to and under, and/or possession of, all assets, property, rights, privileges, powers and franchises of the Company and the Merger Sub, the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of the Company and the Merger Sub, to take all lawful action necessary or desirable to accomplish such purpose or acts, so long as such action is not inconsistent with this Agreement.

2.9 “No Further Ownership Rights in Company Capital Stock. At the Effective Time, the register of members of the Company shall be closed and thereafter there shall be no further registration of transfers of Ordinary Shares of the Company or other securities of the Company on the records of the Company. From and after the Effective Time, the holders of certificates evidencing ownership of Ordinary Shares of the Company outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Ordinary Shares of the Company, except as otherwise provided for herein or by Law.

ARTICLE III
[INTENTIONALLY OMITTED]

ARTICLE IV
CONSIDERATION

4.1 Conversion of Company Securities.

(a) Conversion of Company Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Purchaser, Merger Sub, the Company or the Shareholders and subject to the receipt of a Valid Tax Certificate covering the entire consideration payable and issuable under this Agreement, each share of Company Capital Stock issued and outstanding immediately prior to the Effective Time shall be canceled and automatically converted into the right to receive, without interest a number of shares of Purchaser Common Stock equal to the Closing Consideration Conversion Ratio as set forth on Schedule 1.14, in each case, subject to Section 4.1(j) and Section 11.3.

(b) Treatment of Equity Awards. Prior to the Effective Time, the board of directors of the Company and Purchaser, (or if appropriate, any duly authorized committee thereof) shall, as applicable, take all corporate actions necessary, including adopting appropriate resolutions and obtaining consents of option-holders if required, to provide that, as of the Effective Time and subject to the receipt of a Valid Tax Certificate covering the entire consideration payable and issuable under this Agreement , each outstanding Equity Award, whether vested or unvested, shall be assumed by Purchaser, and shall continue in full force and effect, containing the same terms, conditions, vesting and other provisions, except that each Company Option under an Equity Award shall be exercisable for such number of Purchaser Common Stock that equals the Closing Consideration Conversion Ratio as set forth on Schedule 1.14 and at such exercise price that shall equal to the exercise price of such option immediately prior to the Closing divided by the Closing Consideration Conversion Ratio as set forth on Schedule 1.14, further provided that with respect to any Equity Award, any fractional shares will be rounded up to the nearest whole number of shares of Purchaser Common Stock. Purchaser undertakes to assume the Equity Incentive Plan as amended pursuant to Section 9.11, in accordance with the requirements of the capital gains route under Section 102 to the Israeli Tax Ordinance, as needed in order to allow for the assumption of the outstanding Equity Awards as provided for above.

(c) Treatment of Ordinary Warrants and Preferred A-1 Warrants. Prior to the Effective Time, the Company and the Purchaser (or if appropriate, any duly authorized committee thereof) shall, as applicable, take all corporate actions necessary, including adopting appropriate resolutions and obtaining consents of warrant-holders if required, to provide that, as of the Effective Time and subject to the receipt of a Valid Tax Certificate covering the entire consideration payable and issuable under this Agreement , each outstanding Ordinary Warrant and Preferred A-1 Warrant (collectively, “Company Warrants”) shall be assumed by Purchaser, and shall continue in full force and effect, containing the same terms, conditions, vesting and other provisions, except that with respect to each share of the Company (whether Ordinary Share or Preferred A-1 Share) that is subject to a Company Warrant prior to the Closing, shall be exercisable for such number of shares of Purchaser Common Stock that equals the Closing Consideration Conversion Ratio as set forth on Schedule 1.14, in each case, subject to Section 4.1(j) and Section 11.3, and at such exercise price that shall equal to the exercise price of such warrant share immediately prior to the Closing divided by the Closing Consideration Conversion Ratio as set forth on Schedule 1.14, further provided that with respect to any Company Warrant, any fractional share will be rounded up to the nearest whole number of shares of Purchaser Common Stock.

(d) Treatment of 102 Company Securities. Notwithstanding anything to the contrary in this Agreement, any consideration payable for 102 Company Securities shall be deposited with the 102 Trustee to be held and released in accordance with the provisions of Section 102 of the Ordinance, the Israeli Tax Ruling or any other approval that may be issued by the ITA.

(e) Conversion of Shares of Merger Sub. Each share of Merger Sub that is issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without further action on the part of the sole shareholder of Merger Sub, be converted into and become one share of the Surviving Corporation (and the shares of Surviving Corporation into which the shares of Merger Sub are so converted shall be the only shares of the Surviving Corporation that are issued and outstanding immediately after the Effective Time). Each certificate evidencing ownership of shares of Merger Sub will, as of the Effective Time, be deemed to evidence ownership of such shares of the Surviving Corporation.

(f) Treatment of Ordinary Shares Owned by the Company. At the Effective Time, all Ordinary Shares of the Company that are owned by the Company as treasury shares immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

(g) No Liability. Notwithstanding anything to the contrary in this Section 4.1, no party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

(h) Surrender of Certificates. All Closing Payment Shares issued upon the surrender of Ordinary Shares in accordance with the terms hereof, shall be deemed to have been issued in full satisfaction of all rights pertaining to such securities, other than the additional obligations of Purchaser and the rights of the Shareholders pursuant to Section 11.3.

(i) Lost or Destroyed Certificates. In the event any certificates representing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Purchaser shall issue in exchange for such lost, stolen or destroyed certificates or securities, as the case may be, upon the making of an affidavit of that fact by the holder thereof (without the requirement to post a bond), such securities, as may be required pursuant to this Section 4.1 and Section 11.3.

(j) Escrow Shares. Notwithstanding anything to the contrary in the other provisions of this Section 4.1, Purchaser shall withhold from the shares of Purchaser Common Stock otherwise issuable to an Escrow Participant pursuant to Section 4.1(a) and from the number of shares of Purchaser Common Stock issuable upon conversion of each Ordinary Warrant and Preferred A-1 Warrant held by an Escrow Participant and assumed by Purchaser as of the Effective Time in accordance with Section 4.1(c) and that are vested as of immediately prior to the Effective Time, a number of shares of Purchaser Common Stock equal to: (i) the Escrow Shares; multiplied by (b) such Escrow Participant’s Escrow Pro Rata Portion, in each case, as set forth on Schedule 1.14.

(k) Schedule 1.14. No later than two (2) days prior to the Closing Date, the Company shall deliver to Purchaser a final Schedule 1.14, which shall set forth, as of the immediately prior to the Effective Time, the following information: (i) the name of each Company Securityholder, (ii) the number and kind of each Company Security held by each Company Securityholder, including, if applicable, the number of Ordinary Shares and Ordinary A Shares issuable upon exercise or conversion of such Company Security and the exercise price per share for such Company Security, (iii) the vesting arrangements with respect to each Company Security held by such Company Securityholder (including the vesting schedule, vesting commencement date, date fully vested and the extent to which such Company Security is vested as of the Closing), (iv) the total number of shares of Purchaser Common Stock issuable pursuant to Section 4.1(a) in respect of each Company Security held by such Company Securityholder; (v) the total number of shares of Purchaser Common Stock issuable upon exercise or conversion of each Company Security held by such Company Securityholder following the assumption by Purchaser of such Company Security pursuant to Section 4.1(b) and Section 4.1(c) and the respective exercise price per share applicable to such Company Security following such assumption; (vi) the number of Escrow Shares deposited into the Escrow Account on behalf of such Company Securityholder pursuant to Section 4.1(j); and (vii) such Company Securityholder’s Escrow Pro Rata Portion.

4.2 Closing Payment Shares.

(a) No certificates or scrip representing fractional shares of Purchaser Common Stock will be issued pursuant to the Merger, including with respect to any release of the Escrow Shares pursuant to Section 4.1(j) and the Escrow Agreement and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of the Purchaser.

(b) Legend. Each certificate representing shares of Purchaser Common Stock issued pursuant to this Agreement shall bear the legend set forth below, or legend substantially equivalent thereto, together with any other legends that may be required by any securities Laws at the time of the issuance of the Purchaser Common Stock:

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL (I) SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION

HAS BEEN REGISTERED UNDER THE ACT AND THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION COVERING SUCH SECURITIES OR (II) THE ISSUER OF THE SHARES OF COMMON STOCK HAS RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT AND SUCH OTHER APPLICABLE LAWS.

4.3 Reserved.

4.4 Withholding Rights and Tax Rulings.

(a) The Company, Purchaser or any Person acting on their behalf (each, a “Payor”), shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement such amounts as are required to be deducted and withheld therefrom under any applicable provision of federal, local or foreign Tax law or under any applicable legal requirements (including, for the avoidance of doubt, the regulation of withholding from assets and services). To the extent such amounts are so deducted and withheld and remitted to the applicable Tax authority, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid (each, a “Payee”), and the Payor shall promptly provide the applicable Payee with a document evidencing the amount so withheld and remitted to the Tax authority with respect to the payment made to such Payee. If any Person presents to Purchaser or anyone on its behalf a Valid Tax Certificate covering the entire consideration payable and issuable under this Agreement to such Person and exempting Purchaser from any Israeli withholding obligation, then the deduction and withholding of any Israeli Taxes (if any) shall be made only in accordance with the provisions of such Valid Tax Certificate (subject to withholding on account of non-Israeli Taxes, if applicable). Notwithstanding anything to the contrary in this Agreement, until a Person presents to Purchaser or anyone on its behalf a Valid Tax Certificate no consideration under this Agreement shall be issued by the Purchaser by such Person.

(b) As soon as practicable after the date of this Agreement, the Company shall instruct its Israeli counsel, advisors and/or accountants to prepare and file with the ITA, in full coordination with Purchaser’s advisors, an application for a ruling (which shall be confirmed by Purchaser’s advisors prior to its submission and such confirmation shall not be unreasonably withheld, conditioned or delayed) confirming, among other things, that (1) in relation to the consideration to be paid to the holders of 102 Company Securities, that the payment of consideration in respect of 102 Company Securities with respect to which the minimum trust period required by Section 102 of the Ordinance has not passed, will not constitute a violation of the requirements of Section 102 of the Ordinance as long as such consideration is deposited with the 102 Trustee, and that payments of consideration made to the 102 Trustee under this Agreement shall not be subject to withholding of Israeli Tax, and (2) that the assumption of the Company Options will not trigger a taxable event and that tax continuity will apply to such assumed options such that they shall continue to be subject to the same tax arrangement as applied to the Company Options (the “Israeli Tax Ruling”).

(c) Each of Purchaser and Company shall cause their respective Israeli counsel, advisors and accountants to coordinate all activities, and to cooperate with each other, with respect to the preparation and filing of any written or oral submissions or applications that may be necessary, proper or advisable to obtain the Israeli Tax Ruling. The final text of the Israeli Tax Ruling shall in all circumstances be subject to the prior written confirmation of Purchaser or its counsel which confirmation shall not be unreasonably withheld, conditioned or delayed. Each of Purchaser and Company shall use reasonable best efforts to promptly take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable law to obtain the Israeli Tax Ruling, as promptly as practicable.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedules delivered by the Company to the Purchaser prior to the execution of this Agreement, the Company hereby represents and warrants to Purchaser that each of the following representations and warranties are true, correct and complete as of the date of this Agreement and as of the Closing Date.

5.1 Corporate Existence and Power. The Company is a company duly incorporated, validly existing under the Laws of the State of Israel. The Company has all power and authority, corporate and otherwise, and all governmental licenses, franchises, Permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on the Business as presently conducted and as proposed to be conducted. The Company is not a “defaulting company” as defined under the Companies Law. The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its Business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the its properties and owned or leased by it or the operation of its Business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect. The Company has offices located only at the addresses set forth on Schedule 5.1.

5.2 Authorization. The execution, delivery and performance by the Company of this Agreement and the Additional Agreements and the consummation by the Company of the transactions contemplated hereby and thereby are within the corporate powers of the Company and have been duly authorized by all necessary action on the part of the Company. This Agreement constitutes, and, upon their execution and delivery, each of the Additional Agreements will constitute, a valid and legally binding agreement of the Company enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity. The Company Board of Directors, by resolutions duly adopted (and not thereafter modified or rescinded) by the unanimous vote of the Company Board of Directors, has (i) approved this Agreement and the other Transactions and determined that this Agreement and the Transactions, upon the terms and subject to the conditions set forth herein, advisable, fair to and in the best interests of the Company and the Company Shareholders, (ii) approved this Agreement in accordance with the provisions of Israeli Law and the Charter Documents and (iii) directed that the adoption of this Agreement be submitted to the Company Shareholders for consideration and unanimously recommended that all of the Company Shareholders adopt this Agreement. The affirmative vote of more than fifty percent (50%) (on an as-converted basis) of the voting power of the Shareholders who are present in person or by proxy at such meeting and voting thereon shall be required by the Company to approve the transactions contemplated by this Agreement by the Shareholders (the “Company Shareholder Approval”).

5.3 Governmental Authorization. Except for the approvals listed on Schedule 5.3, neither the execution, delivery nor performance by the Company of this Agreement or any Additional Agreements requires any consent, approval, license, order or other action by or in respect of, or registration, declaration or filing with, any Authority as a result of the execution, delivery and performance of this Agreement or any of the Additional Agreements or the consummation of the transactions contemplated hereby or thereby (each of the foregoing, a “Governmental Approval”).

5.4 Non-Contravention. None of the execution, delivery or performance by the Company of this Agreement or any Additional Agreements does or will (a) contravene or conflict with the organizational or constitutive documents of any member of the Company Group, (b) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to the Company Group, (c) except for the Contracts listed on Schedule 5.16(a) requiring Company Consents (but only as to the need to obtain such Company Consents), constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of the Company Group or require any payment or reimbursement or to a loss of any material benefit relating to the Business to which the Company Group are entitled under any provision of any Permit, Contract or other instrument or obligations binding upon the Company Group or by which any of the Company Capital Stock or any of the Company Group’s assets is or may be bound or any Permit, (d) result in the creation or imposition of any Lien on any of the Company Capital Stock, (e) cause a loss of any material benefit relating to the Business to which the Company Group are entitled under any provision of any Permit or Contract binding upon the Company Group, (f) result in the creation or imposition of any Lien (except for Permitted Liens) on any of the Company Group’s assets, or (g) require any consent, approval or waiver from any Person pursuant to any provision of the Charter Documents, except for such consent, approval or waiver which shall be obtained prior to the Closing.

5.5 Capitalization. The Company’s authorized share capital is NIS 236,780, divided into:

(a) 13,044,778 ordinary shares, par value NIS 0.01 each, of which 954,622 are issued and outstanding;

(b) 2,836,880 Preferred B Shares, par value NIS 0.01 each, of which 2,266,314 are issued and outstanding;

(c) 1,556,185 Preferred A Shares par value NIS 0.01 each, of which 234,147 are issued and outstanding;

(d) 2,554,403 Preferred A-1 Shares, par value NIS 0.01 each, of which 2,500,511 are issued and outstanding;

(e) 130,434 Preferred A-2 Shares, par value NIS 0.01 each, of which 130,434 are issued;

(f) 1,000,000 Ordinary A Shares, par value NIS 0.01 each, none of which are issued and outstanding;

(g) 2,300,000 Preferred A-3 Shares, par value NIS 0.01 each, none of which are issued and outstanding; and

(h) and 255,320 Preferred A-4 Shares, par value NIS 0.01 each, of which 255,320 are issued and outstanding.

(the shares listed in (a) – (h) above shall be referred to collectively as the “Company Capital Stock”).

(i) No Company Capital Stock is held in its treasury. All of the issued and outstanding Company Capital Stock has been duly authorized and validly issued, is fully paid and non-assessable and has not been issued in violation of any preemptive or similar rights of any Person. All of the issued and outstanding Company Capital Stock is owned of record and, to the Company’s knowledge, beneficially by the Shareholders as set forth on Schedule 5.5, free and clear of all Liens. No outstanding Company Capital Stock is subject to any right of first refusal, right of first offer, preemptive right or similar restriction. The only shares of Company Capital Stock that will be outstanding Closing will be the Company Capital Stock owned by the Purchaser following the consummation of the Merger. No other class of shares of the Company is authorized or outstanding. Except as set forth in Schedule 5.5, there are no: (a) outstanding subscriptions, options, warrants, rights (including “phantom share rights”), calls, commitments, understandings, conversion rights, rights of exchange, plans or other agreements of any kind providing for the purchase, issuance or sale of any shares of the Company, or (b) agreements with respect to any of the Company Capital Stock, including any voting trust, other voting agreement or proxy with respect thereto.

(j) The terms of the Equity Incentive Plan permit the treatment of Company Options as provided in this Agreement without the consent or approval of, the holders of such securities or otherwise and without any acceleration of the exercise schedule or vesting provisions in effect for such Company Options. No outstanding Company Options, whether under the Equity Incentive Plan or otherwise, will be accelerated in connection with the Agreement.

(k) All Company Options granted by the Company to its officers and employees in Israel that are currently outstanding were granted under an equity incentive plan approved, or not rejected within thirty (30) days from filing, by the ITA under the capital gains route of Section 102 of the Ordinance.

(l) The terms of the Company Warrants permit the treatment of Company Warrants as provided herein the consent or approval of, the holders of Company Warrant, the Company Shareholders.

(m) No employee of the Company or other Person has received an offer letter or other Contract which is still outstanding that contemplates a grant of, or right to purchase or receive: (i) Equity Awards or (ii) any other securities of the Company, that in each case, have not been issued or granted as of the date of this Agreement.

5.6 Charter Documents. Copies of the Charter Documents have heretofore been made available to Purchaser, and such copies are each true and complete copies of such instruments as amended and in effect on the date hereof. The Company has not taken any action in violation or derogation of its Charter Documents.

5.7 Corporate Records. All proceedings occurring since January 1, 2016 of the board of directors of the Company, including all committees thereof, and of the Company Shareholders, and all consents to actions taken thereby, are accurately reflected in the minutes and records contained in the corporate minute books of the Company and made available to the Purchaser. The register of members of the Company is complete and accurate.

5.8 Assumed Names. Schedule 5.8 is a complete and correct list of all assumed or “doing business as” names currently or, within five (5) years of the date of this Agreement used by the Company Group, including names on any websites. Since January 1, 2016 none of the members of the Company Group has used any name other than the names listed on Schedule 5.8 to conduct the Business. The Company Group has filed appropriate “doing business as” certificates in all applicable jurisdictions with respect to itself.

5.9 Subsidiaries. RondinX Ltd. (“RondinX”, or the “Subsidiary”), a company duly organized and validly existing under the Laws of the State of Israel, is a wholly-owned subsidiary of the Company. The Company is not a participant in any joint venture, partnership, or similar arrangement. The share capital of RondinX is fully paid-up.

Except for RondinX, the Company does not own or Control, directly or indirectly, any ownership, equity, profits or voting interest in any Person or has any agreement or commitment to purchase any such interest, and has not agreed and is not obligated to make, nor is bound by any Contract under which it may become obligated to make, any future investment (in the form of a loan, capital contribution or otherwise) in any other Person.

(a) RondinX has all power and authority, corporate and otherwise, and all governmental licenses, Permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on the Business as presently conducted and as proposed to be conducted. RondinX is not a “defaulting company” as defined under the Companies Law. RondinX is not qualified to do business as a foreign entity in any jurisdiction, and there is no other jurisdiction in which the character of the property owned or leased by RondinX or the nature of its activities make qualification of RondinX in any such jurisdiction necessary. RondinX has offices located only at the addresses set forth by its name on Schedule 5.9.

(b) No outstanding capital stock or other securities of RondinX are subject to any right of first refusal, right of first offer, preemptive right or similar restriction. Except as set forth on Schedule 5.9(b), there are no: (i) outstanding subscriptions, options, warrants, rights (including “phantom stock rights”), calls, commitments, understandings, conversion rights, rights of exchange, plans or other agreements of any kind providing for the purchase, issuance or sale of any shares of the capital stock or other securities of RondinX, or (ii) agreements with respect to any of the capital stock or other securities of RondinX, including any voting trust, other voting agreement or proxy with respect thereto.

5.10 Consents. The Contracts listed on Schedule 5.10 are the only Contracts binding upon the Company Group or by which any of the Company Capital Stock or any of the Company Group’s assets are bound, requiring a consent, approval, authorization, order or other action of or filing with any Person as a result of the execution, delivery and performance of this Agreement or any of the Additional Agreements or the consummation of the transactions contemplated hereby or thereby (each of the foregoing, a “Company Consent”).

5.11 Financial Statements.

(a) Schedule 5.11 includes the audited consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2018, 2017 and 2016 consisting of the audited consolidated balance sheet as of such date, the audited consolidated income statement for the twelve (12) month period ended on such date, and the audited consolidated cash flow statement for the twelve (12) month period ended on such date, (collectively, the “Financial Statements” and the audited consolidated balance sheet as of December 31, 2018 (the “Balance Sheet Date”) included therein, the “Balance Sheet”).

(b) The Financial Statements fairly present, in conformity with U.S. GAAP applied on a consistent basis, the financial position of the Company Group as of the dates thereof and the results of operations of the Company Group for the periods reflected therein. The Financial Statements (i) were prepared from the Books and Records of the Company Group; and (ii) were prepared on an accrual basis in accordance with U.S. GAAP consistently applied.

(c) Except as: (i) specifically disclosed, reflected or fully reserved against on the Balance Sheet; (ii) liabilities and obligations incurred in the ordinary course of business since the date of the Balance Sheet; (iii) liabilities that are executory obligations arising under Contracts to which any member of the Company Group is a party (none of which results from, arises out of, or relates to any breach or violation of, or default under, a Material Contract or applicable Law); (iv) expenses incurred in connection with the negotiation, execution and performance of this Agreement, any Additional Agreement or any of the transactions contemplated hereby or thereby; (v) liabilities that would not have a Material Adverse Effect; and (vi) liabilities set forth on Schedule 5.11(c), the Company Group does not have any material liabilities, debts or obligations of any nature (whether accrued, fixed or contingent, liquidated or unliquidated, asserted or unasserted or otherwise)of the type required to be reflected on a balance sheet in accordance with GAAP.

(d) Except as set forth on Schedule 5.11(d), the Company Group does not have any Indebtedness.

5.12 Books and Records. All Contracts, documents, and other papers or copies thereof delivered to Purchaser by or on behalf of the Company Group are accurate, complete, and authentic.

(a) The Books and Records accurately and fairly, in reasonable detail, reflect the transactions and dispositions of assets of and the providing of services by the Company Group. The Company maintains procedures of internal controls sufficient to provide reasonable assurance that:

(i) transactions are executed only in accordance with the respective management’s authorization;

(ii) all income and expense items are promptly and properly recorded for the relevant periods in accordance with the revenue recognition and expense policies maintained by the Company, as permitted by U.S. GAAP; and

(iii) access to assets is permitted only in accordance with the respective management’s authorization.

(b) All accounts, books and ledgers of the Company Group have been properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein. Except as disclosed on Schedule 5.12(b), the Company Group does not have any records, systems controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any mechanical, electronic or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership (excluding licensed software programs) and direct control of the Company Group and which is not located at the relevant office.

5.13 Absence of Certain Changes. Since the Balance Sheet Date, the Company Group has conducted the Business in the ordinary course consistent with past practices. Without limiting the generality of the foregoing, except as set forth on Schedule 5.13, since the Balance Sheet Date, there has not been:

(a) any Material Adverse Effect or any material diminishment in the value to Purchaser of the transactions contemplated hereby;

(b) any transaction, Contract or other instrument entered into, or commitment made, by the Company Group, or any of the Company Group’s assets (including the acquisition or disposition of any assets) or any relinquishment by the Company Group of any Contract or other right, in either case other than transactions and commitments in the ordinary course of business consistent in all respects, including kind and amount, with past practices and those contemplated by this Agreement;

(c) (i) any redemption of, declaration, setting aside or payment of any dividend or other distribution with respect to any capital stock or other equity interests in the Company Group; (ii) any issuance by the Company Group of shares of capital stock or other equity interests in the Company Group, or (iii) any repurchase, redemption or other acquisition, or any amendment of any term, by the Company Group of any outstanding shares of capital stock or other equity interests;

(d) any material change in any compensation or benefits arrangement or agreement with any employee, officer, director or shareholder of the Company or the Subsidiary, except for changes or amendments that are expressly provided for in this Agreement;

(e) (i) any creation or other incurrence of any Lien (other than Permitted Liens) on the Company Capital Stock or any other capital stock or securities of the Company Group or on any of the Company Group’s assets, and (ii) any making of any loan, advance or capital contributions to or investment in any Person by the Company Group;

(f) any material personal property damage, destruction or casualty loss or personal injury loss (whether or not covered by insurance) affecting the business or assets of the Company Group;

(g) any material labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company Group, which employees were not subject to a collective bargaining agreement at the Balance Sheet Date, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of the Company Group;

(h) any sale, transfer, lease to others or otherwise disposition of any of its assets by the Company Group except for inventory sold in the ordinary course of business consistent with past practices or immaterial amounts of other Tangible Personal Property not required by its business;

(i) any capital expenditure by the Company Group in excess in any fiscal month of an aggregate of $400,000 or entering into any lease of capital equipment or property under which the annual lease charges exceed $400,000 in the aggregate by the Company Group;

(j) any institution of litigation, settlement or agreement to settle any litigation, action, proceeding or investigation before any court or governmental body relating to the Company Group or its property or suffering of any actual or threatened litigation, action, proceeding or investigation before any court or governmental body relating to the Company Group or its property;

(k) any waiver by the Company or the Subsidiary of a material right or of a material debt owed to it;

(l) the incurrence of any Indebtedness, or any loan of any monies to any Person or guarantee of any obligations of any Person by the Company Group;

(m) except as required by U.S. GAAP, any change in the accounting methods or practices (including, any change in depreciation or amortization policies or rates) of the Company Group or any revaluation of any of the assets of the Company Group;

(n) any amendment to the Company Group’s organizational documents, or any engagement by the Company Group in any merger, consolidation, reorganization, reclassification, liquidation, dissolution or similar transaction;

(o) any acquisition of assets (other than acquisitions of inventory in the ordinary course of business consistent with past practice) or business of any Person;

(p) any material Tax election made by the Company Group outside of the ordinary course of business consistent with past practice, or any material Tax election changed or revoked by the Company Group; any material claim, notice, audit report or assessment in respect of Taxes settled or compromised by the Company Group; any annual Tax accounting period changed by the Company Group; any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement relating to any Tax entered into by the Company Group; or any right to claim a material Tax refund surrendered by the Company Group; or

(q) any commitment or agreement to do any of the foregoing.

5.14 Properties; Title to the Company’s Assets.

(a) Except as set forth on Schedule 5.14(a), the items of Tangible Personal Property have no defects, are in good operating condition and repair and function in accordance with their intended uses (ordinary wear and tear excepted) and have been properly maintained, and are suitable for their present uses and meet all specifications and warranty requirements with respect thereto.

(b) All of the Tangible Personal Property is located at the office of the Company.

(c) The Company has good, valid and marketable title in and to, or in the case of the Leases and the assets which are leased or licensed pursuant to Contracts, a valid leasehold interest or license in or a right to use, all of their assets reflected on the Balance Sheet. Except as set forth on Schedule 5.14(c), no such asset is subject to any Liens other than Permitted Liens. The Company Group’s assets constitute all of the assets of any kind or description whatsoever, including goodwill, for the Company Group to operate the Business immediately after the Closing in the same manner as the Business is currently being conducted.

5.15 Litigation. Except as set forth on Schedule 5.15, there is no Action (or any basis therefore) pending against, or to the best knowledge of the Company threatened against or affecting, the Company Group, any of its officers or directors, the Business, or any Company Capital Stock or any of the Company’s Group assets or any Contract before any court, Authority or official or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or by the Additional Agreements. There are no outstanding judgments against the Company Group. The Company Group is not, and has not been in the past five (5) years, subject to any proceeding with any Authority.

5.16 Contracts.

(a) Schedule 5.16(a) lists all Contracts, oral or written (collectively, “Material Contracts”) to which, as of the date of this Agreement, the Company Group is a party and which are currently in effect and constitute the following:

(i) all Contracts that require annual payments or expenses incurred by, or annual payments or income to, the Company Group of $400,000 or more (other than standard purchase and sale orders entered into in the ordinary course of business consistent with past practice);

(ii) all sales, advertising, agency, lobbying, broker, sales promotion, market research, marketing or similar contracts and agreements, in each case requiring the payment of any commissions by the Company Group in excess of $400,000 annually;

(iii) all employment Contracts, employee leasing Contracts, and consultant and sales representatives Contracts with any current officer, director, employee or consultant of the Company Group, under which the Company Group (A) has continuing obligations for payment of annual compensation of at least $400,000 (other than arrangements for at-will employment), (B) has severance or post termination obligations to such Person (other than COBRA obligations or statutory severance under applicable Israeli law), or (C) has an obligation to make a payment upon consummation of the transactions contemplated hereby or as a result of a change of control of the Company;

(iv) all Contracts creating a joint venture, strategic alliance, limited liability company and partnership agreements to which the Company Group is a party;

(v) all Contracts relating to any acquisitions or dispositions of material assets by the Company Group (other than acquisitions or dispositions of inventory in the ordinary course of business consistent with past practice);

(vi) all Contracts for material licensing agreements, including material Contracts licensing Intellectual Property Rights, other than (a) “shrink wrap” or other licenses for generally commercially available software (including open source software) or hosted services, (b) customer or channel partner Contracts substantially on Company’s standard forms, (c) Contracts with Company’s own employees or contractors substantially on Company’s standard forms, and (d) standard non-disclosure agreements (collectively, and excluding all material transfer and other sample agreements services agreements and scientific advisory board agreements, “Standard Contracts”);

(vii) all Contracts limiting the freedom of the Company Group to compete in any line of business or with any Person or in any geographic area;

(viii) all Contracts relating to patents, trademarks, service marks, trade names, brands, copyrights, trade secrets and other Intellectual Property Rights of the Company Group other than Standard Contracts, material transfer and other sample agreements services agreements and scientific advisory board agreements;

(ix) all Contracts providing for guarantees, indemnification arrangements and other hold harmless arrangements made or provided by the Company Group, including all ongoing agreements for repair, warranty, maintenance, service, indemnification or similar obligations other than Standard Contracts;

(x) all Contracts with or pertaining to the Company Group to which any Affiliate of the Company Group is a party, other than any Contracts relating to such Affiliate’s status as a Company Securityholder;

(xi) all Contracts relating to property or assets (whether real or personal, tangible or intangible) in which the Company Group holds a leasehold interest (including the Leases) and which involve payments to the lessor thereunder in excess of $400,000 per year;

(xii) all Contracts relating to outstanding Indebtedness;

(xiii) any Contract relating to the voting or control of the equity interests of the Company Group or the election of directors of the Company Group (other than the organizational documents of the Company Group);

(xiv) any Contract not cancellable by the Company Group with no more than 60 days’ notice if the effect of such cancellation would result in monetary penalty to the Company Group in excess of $400,000 per the terms of such contract;

(xv) any Contract that can be terminated, or the provisions of which are altered, as a result of the consummation of the transactions contemplated by this Agreement or any of the Additional Agreements to which the Company Group is a party;

(xvi) any Contract containing covenants restricting the Company from competing with any Person in any line of business, industry or geographical area; and

(xvii) any Contract for which any of the benefits, compensation or payments (or the vesting thereof) will be increased or accelerated by the consummation of the transactions contemplated hereby or the amount or value thereof will be calculated on the basis of any of the transactions contemplated by this Agreement.

(b) Except as set for the on Schedule 5.16(b), each Material Contract is a valid and binding agreement, and is in full force and effect (subject to (i) Laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies), and neither the Company Group nor, to the Company’s best knowledge, any other party thereto, is in material breach or default (whether with or without the passage of time or the giving of notice or both) under the terms of any such Material Contract. Except as set for the on Schedule 5.16(b), the Company Group has not assigned, delegated, or otherwise transferred any of its rights or obligations with respect to any Material Contracts, or granted any power of attorney with respect thereto.

(c) Except as set forth on Schedule 5.16(c), none of the execution, delivery or performance by the Company of this Agreement or Additional Agreements to which the Company is a party or the consummation by the Company of the transactions contemplated hereby or thereby constitutes a default under or gives rise to any right of termination, cancellation or acceleration of any obligation of the Company Group or to a loss of any material benefit to which the Company Group is entitled under any provision of any Material Contract.

(d) Except as set for the on Schedule 5.16(d), the Company Group is in compliance with all covenants, including all financial covenants, in all notes, indentures, bonds and other instruments or agreements evidencing any Indebtedness.

5.17 Licenses and Permits. Schedule 5.17 correctly lists each license, franchise, permit, order or approval or other similar authorization required under applicable law to carry out or otherwise affecting, or relating in any way to, the Business, together with the name of the Authority issuing the same (the “Permits”). Except as indicated on Schedule 5.17, such Permits are valid and in full force and effect, and none of the Permits will, assuming the related Company Consent has been obtained or waived prior to the Closing Date, be terminated or impaired or become terminable as a result of the transactions contemplated hereby. The Company Group has all Permits necessary to operate the Business.

5.18 Compliance with Laws. Except as set forth on Schedule 5.18, the Company Group is not in material violation of, has not since January 1, 2017, violated in any material respect, and to the Company’s best knowledge, has not since January 1, 2017 been threatened in writing to be charged with or given written notice of any violation of, any Law, or judgment, order or decree entered by any Authority, domestic or foreign.

(a) Without limiting the foregoing paragraph, the Company Group is not in violation of, has not violated, and to the Company’s best knowledge is not under investigation with respect to nor has been threatened or charged with or given notice of any violation of any provisions of:

(i) any Law applicable due to the specific nature of the Business, including Laws applicable to data privacy, data security and/or personal information (“Data Protection Laws”) and Laws applicable to lending activities;

(ii) the Foreign Corrupt Practices Act of 1977 (§§ 78dd-1 et seq.), as amended (the “Foreign Corrupt Practices Act”) or any comparable or similar Law of any jurisdiction applicable to the Company; or

(iii) any Law regulating or covering conduct in, or the nature of, the workplace, including regarding sexual harassment or, on any impermissible basis, a hostile work environment.

(b) Without limiting the foregoing paragraph, neither the Company Group nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(c) Except as set forth on Schedule 5.18, no permit, license or registration is required by the Company Group in the conduct of the Business under any of the Laws described in this Section 5.18.

5.19 Intellectual Property.

(a) Schedule 5.19 sets forth a true, correct and complete list of all registered Intellectual Property Rights and applications for registration of Intellectual Property Rights owned or filed by any member of the Company Group, specifying as to each, as applicable: (i) the nature of such Intellectual Property Right; (ii) the owner of such Intellectual Property Right; (iii) the jurisdictions by or in which such Intellectual Property Right has been issued or registered or in which an application for such issuance or registration has been filed; and (iv) other than Standard Contracts, all licenses, sublicenses and other agreements pursuant to which any Person is authorized to use such Intellectual Property Right.

(b) Within the past five (5) years (or prior thereto if the same is still pending or subject to appeal or reinstatement) the Company Group has not been sued or charged in writing with or been a defendant in any Action that involves a claim of infringement of any Intellectual Property Rights, and the Company has no knowledge of any other claim of infringement by the Company Group, and no knowledge of any material continuing infringement by any other Person of any Intellectual Property Rights of the Company Group.

(c) To the knowledge of the Company Group, as of the date of this Agreement there are no material disputes or litigation with respect to any material Intellectual Property Rights and the Company is not a party to any dispute or litigation relating to any Intellectual Property. Any Intellectual Property Rights used by the Company Group in the performance of any services under any Contract is, and upon the performance of such Contract remains, owned or in-licensed by the Company Group and no client, customer or other third-party has any claim of ownership on the Intellectual Property Rights used by Company Group in the performance of any such Contract.

(d) All current and former Israeli Company Employees have executed an instrument that includes a due waiver of the right to receive compensation in connection with “Service Inventions” under Section 134 of the Israeli Patent Law-1967, and none of such persons has the right to receive any such compensation.

(e) Except as disclosed on Schedule 5.19(d), all employees, agents, consultants or contractors who have contributed to or participated in the creation or development of any copyrightable, patentable or trade secret material on behalf of the Company Group or any predecessor in interest thereto either: (i) is a party to a “work-for-hire” agreement under which the Company Group is deemed to be the original owner/author of all property rights therein; or (ii) has executed an assignment or an agreement to assign in favor of the Company Group (or such predecessor in interest, as applicable) all right, title and interest in such material or (iii) has licensed to the Company Group rights to use such Intellectual Property Rights.

(f) None of the execution, delivery or performance by the Company of this Agreement or any of the Additional Agreements to which the Company is a party or the consummation by the Company of the transactions contemplated hereby or thereby will cause any material item of Intellectual Property Rights owned, licensed, used or held for use by the Company Group immediately prior to the Closing to not be owned, licensed or available for use by the Company Group on substantially the same terms and conditions immediately following the Closing.

(g) The Company has taken reasonable measures to safeguard and maintain the confidentiality and value of all trade secrets and other items of Intellectual Property Rights that are confidential and all other confidential information, data and materials licensed by the Company Group or otherwise used in the operation of the Business. The transactions contemplated by this Agreement will not result in the violation of any Data Protection Laws or the privacy policies of the Company Group.

5.20 Suppliers.

(a) Schedule 5.20(a) sets forth a list of the Company Group’s ten (10) largest suppliers as measured by the dollar amount of purchases therefrom or thereby, for the Company Group’s December 31, 2017 fiscal year, showing the approximate total purchases by the Company Group from each such supplier, during each such period.

(b) Except as indicated on Schedule 5.20(b), to the actual knowledge of the Company, no supplier listed on Schedule 5.20(a) has (i) terminated its relationship with the Company Group, (ii) materially reduced its business with the Company Group or materially and adversely modified its relationship with the Company Group, (iii) notified the Company Group in writing of its intention to take any such action, or (iv) to the knowledge of the Company, become insolvent or subject to bankruptcy proceedings.

5.21 Accounts Receivable and Payable; Loans.

(a) All accounts receivable and notes of the Company Group reflected on the Financial Statements, and all accounts receivable and notes arising subsequent to the date thereof, represent valid obligations arising from services actually performed or goods actually sold by the Company Group in the ordinary course of business consistent with past practice. The accounts payable of the Company reflected on the Financial Statements, and all accounts payable arising subsequent to the date thereof, arose from bona fide transactions in the ordinary course consistent with past practice.

(b) To the best of the Company’s knowledge, there is no contest, claim, or right of setoff in any agreement with any maker of an account receivable or note relating to the amount or validity of such account, receivables or note involving an amount in excess of $400,000. Except as set forth on Schedule 5.21(b), to the best knowledge of the Company, all accounts, receivables or notes are good and collectible in the ordinary course of business.

(c) The information set forth on Schedule 5.21(c) separately identifies any and all accounts, receivables or notes of the Company Group which are owed by any Affiliate of the Company Group. Except as set forth on Schedule 5.21(c), the Company Group is not indebted to any of its Affiliates and no Affiliates are indebted to the Company Group.

5.22 Pre-payments. Except as set forth on Schedule 5.22, the Company Group has not received any payments with respect to any services to be rendered or goods to be provided after the Closing except in the ordinary course of business.

5.23 Employees.

(a) Schedule 5.23(a) sets forth a true, correct and complete list of each of the 5 highest compensated employees of the Company Group as of June 1, 2019, setting forth the name, title, current salary or compensation rate for each such person and total compensation (including bonuses and commissions) paid to each such person for the fiscal year ended December 31, 2018.

(b) Except as set forth on Schedule 5.23(b), the Company Group is not a party to or subject to any collective bargaining agreement, or any similar agreement, and there has been no activity or proceeding by a labor union or representative thereof to organize any employees of the Company Group.

(c) There are no pending or, to the knowledge of the Company, threatened claims or proceedings against the Company Group under any worker’s compensation policy or long-term disability policy.

5.24 Employment Matters.

(a) Schedule 5.24(a) sets forth a true and complete list of every employment agreement, commission agreement, employee group or executive medical, life, or disability insurance plan, and each incentive, bonus, profit sharing, retirement, deferred compensation, equity, phantom stock, stock option, stock purchase, stock appreciation right or severance plan of the Company Group now in effect or under which the Company Group has or might have any obligation, or any understanding between the Company Group and any employee concerning the terms of such employee’s employment that does not apply to the Company Group’s employees generally (collectively, “Labor Agreements”). The Company Group has previously delivered to Purchaser true and complete copies of each such Labor Agreement, any employee handbook or policy statement of the Company Group, and complete and correct information concerning the Company Group’s employees.

(b) Except as disclosed on Schedule 5.24(b):

(i) to the best knowledge of the Company Group, no employee of the Company Group, in the ordinary course of his or her duties, has breached or will breach any obligation to a former employer in respect of any covenant against competition or soliciting clients or employees or servicing clients or confidentiality or any proprietary right of such former employer; and

(ii) the Company Group is not a party to any collective bargaining agreement, does not have any material labor relations problems, and there is no pending representation question or union organizing activity respecting employees of the Company Group.

5.25 Withholding. Except as disclosed on Schedule 5.25, all obligations of the Company Group applicable to its employees, whether arising by operation of Law, by contract, by past custom or otherwise, or attributable to payments by the Company Group to trusts or other funds or to any governmental agency, with respect to unemployment compensation benefits, social security benefits or any other benefits for its employees with respect to the employment of said employees through the date hereof have been paid or adequate accruals therefor have been made on the Financial Statements. Except as disclosed on Schedule 5.25, all reasonably anticipated obligations of the Company Group with respect to such employees (except for those related to wages during the pay period immediately prior to the Closing Date and arising in the ordinary course of business), whether arising by operation of Law, by contract, by past custom, or otherwise, for salaries and holiday pay, bonuses and other forms of compensation payable to such employees in respect of the services rendered by any of them prior to the date hereof have been or will be paid by the Company Group prior to the Closing Date.

5.26 Employee Benefits and Compensation. Schedule 5.26 sets forth each “employee benefit plan” (as defined in Section 3(3) of ERISA), bonus, deferred compensation, equity-based or non-equity-based incentive, severance or other plan or written agreement relating to employee or director benefits or employee or director compensation or fringe benefits, maintained or contributed to by the Company Group at any time during the 5-calendar year period immediately preceding the date hereof and/or with respect to which the Company Group could incur or could have incurred any direct or indirect, fixed or contingent liability (each a “Plan” and collectively, the “Plans”). Each Plan is in compliance with applicable law in all material respects.

5.27 Real Property.

(a) Except as set forth on Schedule 5.27, the Company Group does not own, or otherwise have an interest in, any Real Property, including under any Real Property lease, sublease, space sharing, license or other occupancy agreement. The Company Group has good, valid and subsisting title to its respective leasehold estates in the offices described on Schedule 5.27, free and clear of all Liens. The Company Group has not breached or violated any local zoning ordinance, and no notice from any Person has been received by the Company Group or served upon the Company Group claiming any violation of any local zoning ordinance.

(b) With respect to the Lease: (i) it is valid, binding and in full force and effect; (ii) all rents and additional rents and other sums, expenses and charges due thereunder have been paid; (iii) the lessee has been in peaceable possession since the commencement of the original term thereof; (iv) no waiver, indulgence or postponement of the lessee’s obligations thereunder has been granted by the lessor; (v) there exist no default or event of default thereunder by the Company Group or, to the Company’s knowledge, by any other party thereto; (vi) there exists no occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default or event of default by the Company Group thereunder; and (vii) there are no outstanding claims of breach or indemnification or notice of default or termination thereunder. The Company Group holds the leasehold estate on the Lease free and clear of all Liens, except for Liens of mortgagees of the Real Property in which such leasehold estate is located. The Real Property leased by the Company Group is in a state of maintenance and repair in all material respects adequate and suitable for the purposes for which it is presently being used, and there are no material repair or restoration works likely to be required in connection with any of the leased Real Properties. The Company Group is in physical possession and actual and exclusive occupation of the whole of the leased property, none of which is subleased or assigned to another Person. The Lease leases all useable square footage of the premise located at the leased Real Property. The Company Group does not owe any brokerage commission with respect to any Real Property.

5.28 Accounts. Schedule 5.28 sets forth a true, complete and correct list of the checking accounts, deposit accounts, safe deposit boxes, and brokerage, commodity and similar accounts of the Company Group, including the account number and name, the name of each depositary or financial institution and the address where such account is located and the authorized signatories thereto.

5.29 Tax Matters. Except as set forth on Schedule 5.29:

(a) (i) The Company Group has duly and timely filed all material Tax Returns which are required to be filed by or with respect to it, and has paid all Taxes which have become due; (ii) all such Tax Returns are true, correct and complete and accurate in all material respects; (iii) there is no Action, pending or proposed in writing, with respect to Taxes of the Company Group; (iv) no statute of limitations in respect of the assessment or collection of any Taxes of the Company Group for which a Lien may be imposed on any of the Company Group’s assets has been waived or extended, which waiver or extension is in effect; (v) the Company Group has complied in all respects with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes and has duly and timely withheld or collected, paid over to the applicable Taxing Authority and reported all Taxes (including income, social, security and other payroll Taxes) required to be withheld or collected by the Company Group; (vi) no stock transfer Tax, sales Tax, use Tax, real estate transfer Tax or other similar Tax will be imposed on the transfer of the Ordinary Shares of the Company by the Shareholders to the Purchaser pursuant to this Agreement; (vii) there is no Lien (other than Permitted Liens) for Taxes upon any of the assets of the Company Group; (vii) other than the ruling application in connection with the agreement, there is no outstanding request for a ruling from any Taxing Authority, request for a consent by a Taxing Authority for a change in a method of accounting, subpoena or request for information by any Taxing Authority, or agreement with any Taxing Authority, with respect to the Company Group; (ix) no claim has ever been made by a Taxing Authority in a jurisdiction where the Company Group has not paid any Tax or filed Tax Returns, asserting that the Company Group is or may be subject to Tax in such jurisdiction, the Company Group is not nor has it ever been subject to Tax in any country other than the respective countries of incorporation or formation of the Company Group members by virtue of having a permanent establishment or other place of business in that country, and the members of the Company Group are and have always been tax residents solely in their respective countries of incorporation or formation; (x) the Company Group has provided to Purchaser true, complete and correct copies of all Tax Returns relating to, and all audit reports and correspondence relating to each proposed adjustment, if any, made by any Taxing Authority with respect to, any taxable period ending after December 31, 2014; (xi) is not, and has ever been, a party to any Tax sharing or Tax allocation Contract; (xii) the Company Group is and has never been included in any consolidated, combined or unitary Tax Return; (xiii) to the knowledge of the Company, no issue has been raised by a Taxing Authority in any prior Action relating to the Company Group with respect to any Tax for any period which, by application of the same or similar principles, could reasonably be expected to result in a proposed Tax deficiency of the Company Group for any other period; and (xiv) the Company Group has not requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed.

(b) The Company Group will not be required to include any item of income or exclude any item of deduction for any taxable period ending after the Closing Date as a result of the use of a method of accounting with respect to any transaction that occurred on or before the Closing Date.

(c) The unpaid Taxes of the Company Group (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Unaudited Financial Statements and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Return.

(d) The Company Group has been in compliance in all respects with all applicable transfer pricing laws and legal requirements. The prices for any property or services (or for the use of any property), including interest and other prices for financial services, provided by or to the Company Group are arm’s-length prices for purposes of the relevant transfer pricing laws, including Section 85A of the Ordinance (or any comparable provisions of state, local or foreign Legal Requirements).

(e) The Company Group has never made any election to be treated nor has it claimed any benefits as a “Benefited Enterprise” (Mifaal Mutav) nor taken any position of being a “Preferred Enterprise” (Mifaal Muadaf) or a “Technology Enterprise” (Mifaal Technology) under the Law for Encouragement of Capital Investments, 1959.

(f) The Company is duly registered for the purposes of Israeli value added Taxes (“VAT”) and has complied in all respects with all requirements concerning VAT. The Company (i) has not made any exempt transactions (as defined in the Israel Value Added Tax Law of 1975) and there are no circumstances by reason of which there might not be an entitlement to full credit of all VAT chargeable or paid on inputs, supplies, and other transactions and imports made by it, (ii) has collected and timely remitted to the relevant Tax authority all output VAT which it is required to collect and remit under any Legal Requirements, and (iii) has not received a refund for input VAT for which it is not entitled under any Legal Requirements. The Company Group (other than the Company) is not required to register in Israel for Israeli VAT purposes.

(g) The Company Group does not participate and has never participated or engaged in any transaction listed in Section 131(g) of the Ordinance and the Income Tax Regulations (Reportable Tax Planning), 5767-2006 promulgated thereunder, or any similar provision under any other local or foreign Tax Legal Requirement. The Company Group is not subject to any reporting obligations under Sections 131D and 131E of the Ordinance or any similar provision under any other local or foreign Tax Legal Requirement, and including with respect to VAT.

(h) The Company Group is not nor has it ever been a real estate corporation (Igud Mekarke’in) within the meaning of this term under Section 1 of the Israeli Land Taxation Law (Appreciation and Acquisition), 5723-1963.

(i) The Equity Incentive Plan is deemed approved by, or deemed approved by passage of time without objection by, the ITA. All 102 Company Securities which were issued under the Plan have been granted and issued, as applicable, in compliance with the applicable requirements of Section 102 of the Ordinance and the written requirements and guidance of the ITA, including the filing of the necessary documents with the ITA, the appointment of an authorized trustee to hold the Company Securities, and the due deposit of such Company Securities with the 102 trustee pursuant to the terms of Section 102 of the Ordinance and the guidance published by the ITA on July 24, 2012 and clarification dated November 6, 2012. All Tax rulings, and filings with the ITA relating to the Equity Incentive Plan and any award thereunder have been provided to Purchaser.

5.30 Environmental Laws.

(a) Except as set forth in Schedule 5.30, the Company Group has not (i) received any written notice of any alleged claim, violation of or Liability under any Environmental Law which has not heretofore been cured or for which there is any remaining liability; (ii) disposed of, emitted, discharged, handled, stored, transported, used or released any Hazardous Materials, arranged for the disposal, discharge, storage or release of any Hazardous Materials, or exposed any employee or other individual to any Hazardous Materials so as to give rise to any Liability or corrective or remedial obligation under any Environmental Laws; or (iii) entered into any agreement that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other Person with respect to liabilities arising out of Environmental Laws or the Hazardous Materials Activities of the Company Group.

(b) The Company Group has delivered to Purchaser copies of all material Permits in its possession concerning the Hazardous Materials Activities of the Company Group.

(c) Except as set forth on Schedule 5.30(c), there are no Hazardous Materials in, on, or under any properties owned, leased or used at any time by the Company Group such as could give rise to any material liability or corrective or remedial obligation of the Company Group under any Environmental Laws.

5.31 Finders’ Fees. Except as set forth on Schedule 5.31, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company Group or any of Affiliates who might be entitled to any fee or commission from the Company, Merger Sub, Purchaser or any of their Affiliates upon consummation of the transactions contemplated by this Agreement.

5.32 Powers of Attorney and Suretyships. Except as set forth on Schedule 5.32, the Company Group does not have any general or special powers of attorney outstanding (whether as grantor or grantee thereof) or any obligation or liability (whether actual, accrued, accruing, contingent, or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person.

5.33 Directors and Officers. Schedule 5.33 sets forth a true, correct and complete list of all directors and officers of the Company Group.

5.34 Anti-Money Laundering Laws. The operations of the Company Group are and have been conducted at all times in compliance with anti-money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental authority (collectively, the “Money Laundering Laws”), and no Action involving the Company Group with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

5.35 Insurance. All forms of insurance owned or held by and insuring the Company Group are set forth on Schedule 5.36, and such policies are in full force and effect. All premiums with respect to such policies covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy which was not replaced on substantially similar terms prior to the date of such cancellation or termination. There is no existing default or event which, with or without the passage of time or the giving of notice or both, would constitute as noncompliance with any such policy or constitute a default under any such policy or entitle any insurer to terminate or cancel any such policy. Such policies will not in any way be affected by or terminate or lapse by reason of the transactions contemplated by this Agreement or the Additional Agreements. The insurance policies to which the Company Group is a party are sufficient for compliance with all requirements of all Contracts to which the Company Group is a party or by which the Company Group is bound. In the three (3) years preceding the date of this Agreement, the Company Group has not been refused any insurance with respect to its assets or operations or had its coverage limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance. The Company Group does not have any self-insurance arrangements.

5.36 Related Party Transactions. Except as set forth in Schedule 5.36, as contemplated by this Agreement or as provided in the Financial Statements, no Affiliate of the Company Group (a) is a party to any Contract, or has otherwise entered into any transaction, understanding or arrangement, with the Company Group or (b) owns any property or right, tangible or intangible, which is used by the Company Group. None of the contracts listed in Schedule 5.36 was entered into on a basis other than on arm’s length.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF PURCHASER AND MERGER SUB

Except as disclosed in the Purchaser SEC Documents filed with or furnished to the SEC prior to the date of this Agreement (other than any risk factor disclosures or other similar cautionary or predictive statements therein), Purchaser and Merger Sub (the “Purchaser Parties”) hereby represent and warrant to the Company that each of the following representations and warranties are true, correct and complete as of the date of this Agreement and as of the Closing Date:

6.1 Corporate Existence and Power. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the Delaware. Merger Sub is a company duly organized and validly existing under the laws of the State of Israel and is not a “defaulting company” as defined in the Companies Law. Merger Sub does not hold and has not held any material assets or incurred any material liabilities, and has not carried on any business activities other than in connection with the Merger.

6.2 Corporate Authorization. The execution, delivery and performance by the Purchaser Parties of this Agreement and the Additional Agreements and the consummation by the Purchaser Parties of the transactions contemplated hereby and thereby are within the corporate powers of the Purchaser Parties and have been duly authorized by all necessary corporate action on the part of the Purchaser Parties. This Agreement has been duly executed and delivered by the Purchaser Parties and it constitutes, and upon its execution and delivery, the Additional Agreements will constitute, a valid and legally binding agreement of the Purchaser Parties, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity. This Agreement and the other Additional Agreements and the transactions contemplated thereunder have been duly approved by the Purchaser, in its capacity as sole shareholder of Merger Sub. The affirmative vote of holders of a majority of the outstanding shares of Purchaser Common Stock entitled to vote at the Purchaser Stockholder Meeting, assuming a quorum is present, to approve the adoption of the Merger and this Agreement is the only vote of any of Purchaser’s capital stock necessary in connection with the entry into this Agreement or any Additional Agreement by Purchaser and the consummation of the transactions contemplated hereby and thereby, including the Closing (the “Purchaser Stockholder Approval”).

6.3 Governmental Authorization. Assuming the accuracy of the representations and warranties set forth in Section 5.3, neither the execution, delivery nor performance of this Agreement requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Authority.

6.4 Non-Contravention. The execution, delivery and performance by the Purchaser Parties of this Agreement does not and will not (i) contravene or conflict with the organizational or constitutive documents of the Purchaser Parties, or (ii) contravene or conflict with or constitute a violation of any provision of any Law, judgment, injunction, order, writ, or decree binding upon the Purchaser Parties.

6.5 Finders’ Fees. Except for any liabilities for fees or commissions described on Schedule 5.31 (which are the responsibility of the Company), there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Purchaser Parties or their Affiliates who might be entitled to any fee or commission from the Company or any of its Affiliates upon consummation of the transactions contemplated by this Agreement or any of the Additional Agreements.

6.6 Issuance of Shares. The Closing Payment Shares, when issued in accordance with this Agreement, will be duly authorized and validly issued, and will be fully paid and nonassessable.

6.7 Capitalization.

(a) The authorized capital stock of Purchaser consists of 30,000,000 shares of Purchaser Common Stock, and 1,000,000 shares of preferred stock, par value $0.0001 per share (“Purchaser Preferred Stock”) of which 10,062,500 shares of Purchaser Common Stock (inclusive of Purchaser Common Stock included in any outstanding Purchaser Units), and no shares of Purchaser Preferred Stock are issued and outstanding. In addition, 10,950,000 Purchaser Warrants (inclusive of Purchaser Public Warrants included in any outstanding Purchaser Units) are issued and outstanding. No other shares of capital stock or other voting securities of Purchaser are issued, reserved for issuance or outstanding. All issued and outstanding shares of Purchaser Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Delaware General Corporation Law, the Purchaser’s organizational documents or any contract to which Purchaser is a party or by which Purchaser is bound. Except as set forth in the Purchaser’s organizational documents, there are no outstanding contractual obligations of Purchaser to repurchase, redeem or otherwise acquire any shares of Purchaser Common Stock or any capital equity of Purchaser. There are no outstanding contractual obligations of Purchaser to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

(b) The Merger Sub is authorized to issue 10,000,000 shares with no par value (“Merger Sub Common Stock”) of which 100,000 shares of Merger Sub Common Stock are issued and outstanding as of the date hereof. No other shares or other voting securities of Merger Sub are issued, reserved for issuance or outstanding. All issued and outstanding shares of Merger Sub Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Israeli law, the Merger Sub’s organizational documents or any contract to which Merger Sub is a party or by which Merger Sub is bound. Except as set forth in the Merger Sub’s organizational documents, there are no outstanding contractual obligations of Merger Sub to repurchase, redeem or otherwise acquire any shares of Merger Sub Common Stock or any capital equity of Merger Sub. There are no outstanding contractual obligations of Merger Sub to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

6.8 Information Supplied. None of the information supplied or to be supplied by the Purchaser Parties expressly for inclusion or incorporation by reference in the filings with the SEC and mailings to Purchaser’s stockholders with respect to the solicitation of proxies to approve the transactions contemplated by this Agreement and the Additional Agreements, if applicable, including the SEC Statement or any Other Filings, or in any other Additional Purchaser SEC Documents, will, at the date of filing and/ or mailing, at the time of the Purchaser Stockholder Meeting or at the Effective Time, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by Purchaser or that is included in the Purchaser SEC Documents, the Additional Purchaser SEC Documents, the SEC Statement or any Other Filing).

6.9 Trust Fund. As of the date of this Agreement, Purchaser has at least $70,881,150.89 as of June 30, 2019 in the trust fund established by Purchaser for the benefit of its public stockholders (the “Trust Fund”) in a trust account maintained by Continental Stock Transfer & Trust Company (the “Trustee”) at Morgan Stanley (the “Trust Account”), and such monies are invested in “government securities” (as such term is defined in the Investment Company Act of 1940, as amended) and held in trust by the Trustee pursuant to the Investment Management Trust Agreement, dated as of December 18, 2018, between Purchaser and the Trustee (the “Trust Agreement”). The Trust Agreement is valid and in full force and effect and enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, and has not been amended or modified. There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the Purchaser SEC Documents to be inaccurate in any material respect and/or that would entitle any Person (other than stockholders of Purchaser holding shares of Purchaser Common Stock sold in Purchaser’s IPO who shall have elected to redeem their shares of Purchaser Common Stock pursuant to the Certificate of Incorporation) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except in accordance with the Trust Agreement and the Purchaser’s organizational documents. Purchaser has performed all material obligations required to be performed by it to date under, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and, to the knowledge of Purchaser, no event has occurred which, with due notice or lapse of time or both, would constitute such a material default thereunder. There are no claims or proceedings pending with respect to the Trust Account.

6.10 Listing. The Purchaser Units, Purchaser Common Stock and Purchaser Warrants are listed on the NYSE American, with trading tickets CHACU, CHAC, CHACW

6.11 Board Approval. The Purchaser’s board of directors (including any required committee or subgroup of such board) has, as of the date of this Agreement, unanimously (i) declared the advisability of the transactions contemplated by this Agreement, (ii) determined that the transactions contemplated hereby are in the best interests of the stockholders of Purchaser and (iii) determined that the transactions contemplated hereby constitutes a “Business Combination” as such term is defined in Purchaser’s amended and restated certificate of incorporation and bylaws.

6.12 Purchaser SEC Documents and Financial Statements. Purchaser has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by Purchaser with the SEC since Purchaser’s formation under the Exchange Act or the Securities Act, together with any amendments, restatements or supplements thereto, and will use commercially reasonable efforts to file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement (the “Additional Purchaser SEC Documents”). Purchaser has made available to the Company copies in the form filed with the SEC of all of the following, except to the extent available in full without redaction on the SEC’s website through EDGAR for at least two (2) days prior to the date of this Agreement: (i) Purchaser’s Annual Reports on Form 10-K for each fiscal year of Purchaser beginning with the first year Purchaser was required to file such a form, (ii) all proxy statements relating to Purchaser’s meetings of stockholders (whether annual or special) held, and all information statements relating to stockholder consents, since the beginning of the first fiscal year referred to in clause (i) above, (iii) its Form 8-Ks filed since the beginning of the first fiscal year referred to in clause (i) above, and (iv) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to the Company pursuant to this Section 6.12) filed by Purchaser with the SEC since Purchaser’s formation (the forms, reports, registration statements and other documents referred to in clauses (i), (ii), (iii), and (iv) above, whether or not available through EDGAR, are, collectively, the (“Purchaser SEC Documents”). The Purchaser SEC Documents were, and the Additional Purchaser SEC Documents will be, prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder. The Purchaser SEC Documents did not, and the Additional Purchaser SEC Documents will not, at the time they were or are filed, as the case may be, with the SEC (except to the extent that information contained in any Purchaser SEC Document or Additional Purchaser SEC Document has been or is revised or superseded by a later filed Purchaser SEC Document or Additional Purchaser SEC Document, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to statements in or omissions in any information supplied or to be supplied by the

Company Group expressly for inclusion or incorporation by reference in any SEC Statement or Other Filing. As used in this Section 6.12, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

6.13 Certain Business Practices. Neither the Purchaser, nor any director, officer, agent or employee of the Purchaser (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977 or (iii) made any other unlawful payment. Neither the Purchaser, nor any director, officer, agent or employee of the Purchaser (nor any Person acting on behalf of any of the foregoing, but solely in his or her capacity as a director, officer, employee or agent of the Purchaser) has, since the IPO, directly or indirectly, given or agreed to give any gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Purchaser or assist the Purchaser in connection with any actual or proposed transaction, which, if not given or continued in the future, would reasonably be expected to adversely affect the business or prospects of the Purchaser and would reasonably be expected to subject the Purchaser to suit or penalty in any private or governmental litigation or proceeding.

6.14 Anti-Money Laundering Laws. The operations of the Purchaser are and have been conducted at all times in compliance with the Money Laundering Laws, and no Action involving the Purchaser with respect to the Money Laundering Laws is pending or, to the knowledge of the Purchaser, threatened.

6.15 Affiliate Transactions. Except as described in the Purchaser SEC Documents, there are no transactions, agreements, arrangements or understandings between any of Purchaser or any of its subsidiaries, on the one hand, and any director, officer, employee, stockholder, warrant holder or Affiliate of Purchaser or any of its subsidiaries.

6.16 Litigation. There is no (i) suit, action, charge, complaint, arbitration or similar proceeding pending, or, to the knowledge of Purchaser, threatened against Purchaser or any of its subsidiaries and no such suit, action, charge, complaint, arbitration or similar proceeding has been filed against Purchaser or any of its subsidiaries, or any of its or their assets or properties, or (ii) judgment, decree, injunction, rule or order of any Authority outstanding against Purchaser or any of its subsidiaries or any of its or their assets or properties. Neither Purchaser nor any of its subsidiaries is party to a settlement or similar agreement regarding any of the matters set forth in the preceding sentence that contains any ongoing obligations, restrictions or liabilities (of any nature) that are material to Purchaser and its subsidiaries.

6.17 Expenses, Indebtedness and Other Liabilities. Except as set forth in Schedule 6.17 Purchaser does not have any Indebtedness or other liabilities.

6.18 Tax Matters.

(a) (i) The Purchaser has duly and timely filed all material Tax Returns which are required to be filed by or with respect to it, and has paid all Taxes which have become due; (ii) all such Tax Returns are true, correct and complete and accurate in all material respects; (iii) there is no Action, pending or proposed in writing, with respect to Taxes of the Purchaser; (iv) no statute of limitations in respect of the assessment or collection of any Taxes of the Purchaser for which a Lien may be imposed on any of the Purchaser’s assets has been waived or extended, which waiver or extension is in effect; (v) the Purchaser has complied in all respects with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes and has duly and timely withheld or collected, paid over to the applicable Taxing Authority and reported all Taxes (including income, social, security and other payroll Taxes) required to be withheld or collected by the Purchaser; (vi) no stock transfer Tax, sales Tax, use Tax, real estate transfer Tax or other similar Tax will be imposed on the transfer of the Ordinary Shares of the Purchaser by the Shareholders to the Purchaser pursuant to this Agreement; (vii) there is no Lien (other than Permitted Liens) for Taxes upon any of the assets of the Purchaser; (viii) other than the Israeli Tax Ruling, there is no outstanding request for a ruling from any Taxing Authority, request for a consent by a Taxing Authority for a change in a method of accounting, subpoena or request for information by any Taxing Authority, or agreement with any Taxing Authority, with respect to the Purchaser; (ix) no claim has ever been made by a Taxing Authority in a jurisdiction where the Purchaser has not paid any Tax or filed Tax Returns, asserting that the Purchaser is or may be subject to Tax in such jurisdiction, the Purchaser is not nor has it ever been subject to Tax in any country other than the respective countries of incorporation or formation of the Purchaser members by virtue of having a permanent establishment or other place of business in that country, and the members of the Purchaser are and have always been tax residents solely in their respective countries of incorporation or formation; (x) the Purchaser has provided to Purchaser true, complete and correct copies of all Tax Returns relating to, and all audit reports and correspondence relating to each proposed adjustment, if any, made by any Taxing Authority with respect to, any taxable period ending after December 31, 2014; (xi) there is no outstanding power of attorney from the Purchaser authorizing anyone to act on behalf of the Purchaser in connection with any Tax, Tax Return or Action relating to any Tax or Tax Return of the Purchaser; (xii) the Purchaser is not, and has ever been, a party to any Tax sharing or Tax allocation Contract; (xiii) the Purchaser is and has never been included in any consolidated, combined or unitary Tax Return; (xiv) to the knowledge of the Purchaser, no issue has been raised by a Taxing Authority in any prior Action relating to the Purchaser with respect to any Tax for any period which, by application of the same or similar principles, could reasonably be expected to result in a proposed Tax deficiency of the Purchaser for any other period; and (xiv) the Purchaser has not requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed.

(b) The Purchaser will not be required to include any item of income or exclude any item of deduction for any taxable period ending after the Closing Date as a result of the use of a method of accounting with respect to any transaction that occurred on or before the Closing Date.

(c) The unpaid Taxes of the Purchaser (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Unaudited Financial Statements and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Purchaser in filing its Tax Return.

(d) The Purchaser has been in compliance in all respects with all applicable transfer pricing laws and legal requirements. The prices for any property or services (or for the use of any property), including interest and other prices for financial services, provided by or to the Purchaser are arm’s-length prices for purposes of the relevant transfer pricing laws.

(e) The Purchaser is not aware of any fact or circumstance that would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

ARTICLE VII
COVENANTS OF THE PARTIES PENDING CLOSING

7.1 Conduct of the Business. Each of the Company and the Purchaser covenants and agrees that:

(a) from the date hereof through the Closing Date, each party shall conduct business only in the ordinary course, (including the payment of accounts payable and the collection of accounts receivable), consistent with past practices, and shall not enter into any material transactions outside the ordinary course of business without the prior written consent of the other party, and shall use its reasonable best efforts to preserve intact its business relationships with employees, clients, suppliers and other third parties. Without limiting the generality of the foregoing, from the date hereof until and including the Closing Date, without the other party’s prior written consent (which shall not be unreasonably withheld), neither party shall, and the Company shall cause its Subsidiaries not to:

(i) amend, modify or supplement its certificate of incorporation and bylaws or other organizational or governing documents;

(ii) amend, waive any provision of, terminate prior to its scheduled expiration date, or otherwise compromise in any way, any material Contract or any other right or asset of the Company or Purchaser;

(iii) modify, amend or enter into any contract, agreement, lease, license or commitment, which (A) is with respect to Real Property, (B) extends for a term of one year or more or (C) obligates the payment of more than $500,000 (individually or in the aggregate);

(iv) make any capital expenditures in excess of $500,000 (individually or in the aggregate);

(v) sell, lease, license or otherwise dispose of any of the Company Group’s or Purchaser’s assets or assets covered by any Contract except pursuant to existing contracts or commitments disclosed herein;

(vi) accept returns of products sold from Inventory except in the ordinary course, consistent with past practice;

(vii) pay, declare or promise to pay any dividends or other distributions with respect to its capital stock or other equity securities, or pay, declare or promise to pay any other payments to any stockholder or shareholder or other equityholder (other than payment of salary, benefits, leases, commissions and other regular and necessary similar payments in the ordinary course);

(viii) obtain or incur any loan or other Indebtedness, including drawings under the Company Group’s or the Purchaser’s existing lines of credit, or repay or satisfy any Indebtedness other than repayment of Indebtedness in accordance with the terms thereof;

(ix) suffer or incur any Lien, except for Permitted Liens, on the Company Group’s assets;

(x) suffer any damage, destruction or loss of property related to any of the Company Group’s or the Purchaser’s assets, whether or not covered by insurance;

(xi) delay, accelerate or cancel any receivables or Indebtedness owed to the Company Group or the Purchaser or write off or make further reserves against the same;

(xii) merge or consolidate with or acquire any other Person or be acquired by any other Person;

(xiii) permit any insurance policy protecting any of the Company Group’s or the Purchaser’s assets to lapse, unless simultaneously with such lapse, a replacement policy underwritten by an insurance company of nationally recognized standing having comparable deductions and providing coverage equal to or greater than the coverage under the lapsed policy for substantially similar premiums or less is in full force and effect;

(xiv) adopt any severance, retention or other employee plans, amend any of its employee plans or fail to continue to make timely contributions thereto in accordance with the terms thereof;

(xv) institute, settle or agree to settle any litigation, action, proceeding or investigation before any court or governmental body in each case in excess of $500,000 (exclusive of any amounts covered by insurance) or that imposes injunctive or other non-monetary relief on such party;

(xvi) make any change in its accounting principles or methods or write down the value of any Inventory or assets;

(xvii) change the place of business or jurisdiction of organization;

(xviii) issue, redeem or repurchase any capital stock, membership interests or other securities, or issue any securities exchangeable for or convertible into any shares of its capital stock or other securities (other than any redemption by the Purchaser of its stockholder pursuant to Section 7.6, or as otherwise contemplated herein);

(xix) make or change any material Tax election or change any annual Tax accounting periods;

(xx) enter into any transaction with or distribute or advance any assets or property to any of its Affiliates other than the payment of salary and benefits in the ordinary course; or

(xxi) agree to do any of the foregoing.

(b) Neither party shall knowingly and intentionally (i) take or agree to take any action that might make any representation or warranty of such party inaccurate or misleading in any respect at, or as of any time prior to, the Closing Date or (ii) omit to take, or agree to omit to take, any action necessary to prevent any such representation or warranty from being inaccurate or misleading in any respect at any such time.

(c) From the date hereof through the Closing Date, neither the Company Group, on the one hand, nor the Purchaser, on the other hand, shall, and such Persons shall use reasonable best efforts to cause each of their respective officers, directors, Affiliates, managers, consultant, employees, representatives and agents not to, directly or indirectly, (i) encourage, solicit, initiate, engage or participate in negotiations with any Person concerning any Alternative Transaction, (ii) take any other action intended or designed to facilitate the efforts of any Person relating to a possible Alternative Transaction or (iii) approve, recommend or enter into any Alternative Transaction or any Contract related to any Alternative Transaction. For purposes of this Agreement, the term “Alternative Transaction” shall mean any of the following transactions involving the Company Group or the Purchaser (other than the transactions contemplated by this Agreement): (i) any merger, consolidation, share exchange, business combination or other similar transaction, or (ii) any sale, lease, exchange, transfer or other disposition of a material portion of the assets of such Person (other than sales of inventory in the ordinary course of business) or any class or series of the capital stock or other equity interests of the Company Group or the Purchaser in a single transaction or series of transactions. In the event that there is an unsolicited proposal for, or an indication of a serious interest in entering into, an Alternative Transaction, communicated in writing to the Company Group or the Purchaser or any of their respective representatives or agents (each, an “Alternative Proposal”), such party shall as promptly as practicable (and in any event within one (1) Business Day after receipt) advise the other parties to this Agreement orally and in writing of any Alternative Proposal and the material terms and conditions of any such Alternative Proposal (including any changes thereto) and the identity of the person making any such Alternative Proposal. The Company and the Purchaser shall keep the other parties informed on a reasonably current basis of material developments with respect to any such Alternative Proposal.

7.2 Access to Information. From the date hereof until and including the Closing Date, the Company and the Purchaser shall each, to the best of its ability, (a) continue to give the other party, its legal counsel and other representatives full access to the offices, properties and, Books and Records, (b) furnish to the other party, its legal counsel and other representatives such information relating to the business of the Company Group and the Purchaser as such Persons may request and (c) cause the employees, legal counsel, accountants and representatives to cooperate with the other party in its investigation of the Business; provided that no investigation pursuant to this Section (or any investigation prior to the date hereof) shall affect any representation or warranty given by the Company or the Purchaser and, provided further, that any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the Business of the Company. Notwithstanding anything to the contrary in this Agreement, neither party shall be required to provide the access described above or disclose any information if doing so is reasonably likely to (i) result in a waiver of attorney-client privilege, work product doctrine or similar privilege or (ii) violate any contract to which it is a party or to which it is subject or applicable Law.

7.3 Notices of Certain Events. Each of the Purchaser and the Company shall promptly notify the other party of:

(a) any notice or other communication from any Person alleging or raising the possibility that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or that the transactions contemplated by this Agreement might give rise to any Action or other rights by or on behalf of such Person or result in the loss of any rights or privileges of the Company (or the Purchaser, post-Closing) to any such Person or create any Lien on any Company Capital Stock or capital stock of the Purchaser or any of the Company Group’s or the Purchaser’s assets;

(b) any notice or other communication from any Authority in connection with the transactions contemplated by this Agreement or the Additional Agreements;

(c) any Actions commenced or threatened against, relating to or involving or otherwise affecting either party or any of their stockholders or their equity, assets or business or that relate to the consummation of the transactions contemplated by this Agreement or the Additional Agreements;

(d) the occurrence of any fact or circumstance which constitutes or results, or would reasonably be expected to constitute or result in a Material Adverse Change; and

(e) any inaccuracy of any representation or warranty of such party contained in this Agreement at any time during the term hereof, or any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, that would reasonably be expected to cause any of the conditions set forth in Article X not to be satisfied.

7.4 Annual and Interim Financial Statements. From the date hereof through the Closing Date, within sixty (60) calendar days following the end of each three-month quarterly period, the Company shall deliver to Purchaser an unaudited consolidated summary of the Company Group’s earnings and an unaudited consolidated balance sheet for the period from the Balance Sheet Date through the end of such quarterly period and the applicable comparative period in the preceding fiscal year. The Company shall also promptly deliver to Purchaser copies of any audited consolidated financial statements of the Company Group that the Company’s certified public accountants may issue.

7.5 SEC Filings.

(a) The Company acknowledges that:

(i) the Purchaser’s stockholders must approve the transactions contemplated by this Agreement prior to the transactions contemplated hereby being consummated and that, in connection with such approval, the Purchaser must call a special meeting of its stockholders (the “Purchaser Stockholder Meeting”) requiring Purchaser to prepare and file with the SEC a proxy statement and proxy card (the “Proxy Statement”);

(ii) the Purchaser will be required to file Quarterly and Annual reports that may be required to contain information about the transactions contemplated by this Agreement; and

(iii) the Purchaser will be required to file Current Reports on Form 8-K to announce the transactions contemplated hereby and other significant events that may occur in connection with such transactions.

(b) Purchaser shall call and hold the Purchaser Stockholder Meeting as promptly as practicable after the date of this Agreement for the purpose of seeking the Purchaser Stockholder Approval, and Purchaser shall use reasonable best efforts to hold the Purchaser Stockholder Meeting as soon as practicable after the date of this Agreement and Purchaser shall consult in good faith with the Company with respect to the date on which such meeting is to be held. Purchaser shall use reasonable best efforts to solicit from its stockholders proxies in favor of the approval and adoption of the Merger and this Agreement and shall take all other action reasonably necessary or advisable to secure the Purchaser Stockholder Approval. The Company acknowledges that a substantial portion of the Proxy Statement shall include disclosure regarding the Company and its management, operations and financial condition. Accordingly, the Company agrees to as promptly as reasonably practical provide Purchaser with such information as shall be reasonably requested by Purchaser for inclusion in or attachment to the Proxy Statement, and that such information is accurate in all material respects and complies as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. The Company understands that such information shall be included in the Proxy Statement and/or responses to comments from the SEC or its staff in connection therewith and mailings. The Company shall make, and cause each Subsidiary to make, their managers, directors, officers and employees available to Purchaser and its counsel in connection with the drafting of such filings and mailings and responding in a timely manner to comments from the SEC.

7.6 Trust Account. The Purchaser covenants that it shall make appropriate arrangements to cause the funds in the Trust Account to be disbursed in accordance with the Trust Agreement and for the payment of (i) all amounts payable to stockholders of Purchaser holding Purchaser Units or Purchaser Common Stock who shall have validly redeemed their Purchaser Units or Purchaser Common Stock upon acceptance by the Purchaser of such Purchaser Units or Purchaser Common Stock (the “Purchaser Redemption Amount”), (ii) the expenses to the third parties to which they are owed, and (iii) the remaining monies in the Trust Account to Purchaser.

7.7 Merger Proposal. As promptly as practicable after the execution and delivery of this Agreement: (i) Company and Merger Sub shall cause the merger proposal (in the Hebrew language) in substantially the form annexed hereto as Exhibit H (the “Merger Proposal”) to be executed in accordance with Section 316 of the Companies Law; and (ii) each of the Company and Merger Sub shall deliver the Merger Proposal to the Registrar of Companies within three days from the calling of the Company’s shareholders’ meeting in accordance with Section 317(a) of the Companies Law. The Company and Merger Sub shall cause a copy of the Merger Proposal to be delivered to each of their respective secured creditors, if any, no later than three days after the date on which the Merger Proposal is delivered to the Registrar of Companies, and each of their respective material creditors, if any, no later than three days after the date on which the Merger Proposal is delivered to the Registrar of Companies, and shall promptly inform their respective non-secured creditors of the Merger Proposal and its contents in accordance with Section 318 of the Companies Law and the regulations promulgated thereunder. Promptly after the Company and Merger Sub shall have complied with the immediately preceding sentence and with paragraphs 7.9(a) through 7.9 (d) of this Section 7.7, but in any event no more than three days following the date on which such notice was sent to the creditors, the Company and Merger Sub shall inform the Registrar of Companies, in accordance with

Section 317(b) of the Companies Law, that notice was given to their respective creditors under Section 318 of the Companies Law and the regulations promulgated thereunder. In addition to the foregoing, the Company and, if applicable, Merger Sub, shall:

(a) publish a notice to its creditors, stating that a Merger Proposal was submitted to the Registrar of Companies and that the creditors may review the Merger Proposal at the office of the Registrar of Companies, the Company’s registered offices or Merger Sub’s registered offices, as applicable, and at such other locations as the Company or Merger Sub, as applicable, may determine, in (i) two daily Hebrew newspapers and a newspaper in such other locations as required by the Companies Regulations (Merger), 5760-2000, on the day that the Merger Proposal is submitted to the Registrar of Companies, and (ii) if required, in such other manner as may be required by any applicable law and regulations;

(b) within four business days from the date of submitting the Merger Proposal to the Registrar of Companies, send a notice by registered mail to all of the “Substantial Creditors” (as such term is defined in the regulations promulgated under the Companies Law) that the Company or Merger Sub, as applicable, is aware of, in which it shall state that a Merger Proposal was submitted to the Registrar of Companies and that the creditors may review the Merger Proposal at such additional locations, if such locations were determined in the notice referred to in paragraph (a) of this Section 7.7;

(c) display in a prominent place at the Company’s premises a copy of the notice published in a daily Hebrew newspaper, no later than three business days following the day on which the Merger Proposal was submitted to the Registrar of Companies; and

(d) in accordance with customary practice, of the Registrar of Companies, after Purchaser and the Company determine the intended date for the Closing, Merger Sub and the Company shall request that the Registrar of Companies shall declare the Merger effective and issue the Certificate of Merger upon such date as Purchaser and the Company shall have determined.

For the purposes of this Section 7.7 only, the term “business day” shall have the meaning set forth in the Israeli Companies Regulations (Merger) 5760-2000 promulgated under the Companies Law.

7.8 Company’s Shareholders Meeting.

(a) The Company shall take all action necessary under applicable Laws to call, give notice of and hold the Company’s shareholders’ meeting for purposes of seeking the Company’s shareholders’ approval for the Agreement, the transactions contemplated thereunder and other related matters, such as approving the purchase of a run off insurance pending Closing. The Company shall use reasonable best efforts to solicit from its shareholders proxies for voting on the matters to be voted on at the Company’s shareholders’ meeting as contemplated under this Agreement. The Company shall call, notice, convene, hold, conduct and solicit all proxies in connection with the Company’s shareholders’ meeting in compliance with all applicable Laws, including the Companies Law and the Charter Documents.

(b) The Company’s board of Directors shall recommend without reservation that Company’s shareholders vote in favor of granting their approval; and neither the Company’s board of directors, nor any committee thereof, shall withhold, withdraw, amend, modify, change or propose or resolve to withhold, withdraw, amend, modify or change, in each case in a manner materially adverse to Purchaser, the recommendation of the Company’s board of Directors that the Company’s shareholders vote in favor of granting their approval.

(c) No later than three days after the approval of the Merger by the Company’s shareholders at the Company’s shareholders’ meeting, the Company shall (in accordance with Section 317(b) of the Companies Law) inform the Registrar of Companies regarding the Company’s shareholders’ approval having been obtained.

7.9 Merger Sub Shareholders Meeting. No later than three Business Days after the execution of this Agreement, Merger Sub shall (in accordance with Section 317(b) of the Companies Law and the regulations thereunder) inform the Registrar of Companies of such decision of Merger Sub’s shareholder with respect to the Merger.

7.10 Obligations of Merger Sub. Purchaser shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the transactions contemplated under this Agreement, upon the terms and subject to the conditions set forth in this Agreement.

7.11 IIA Notice. Promptly following the execution of this Agreement, but not later than the Closing, in each case in accordance with the Israeli Encouragement of Research, Development and Technological Innovation in the Industry Law, 5744-1984, the Company shall submit a written notice (the “IIA Notice”) to the IIA regarding the change in ownership of the Company effected as a result of the Merger and the transactions contemplated herein.

ARTICLE VIII
COVENANTS OF THE COMPANY

The Company agrees that:

8.1 Reporting and Compliance with Laws. From the date hereof through the Closing Date, the Company shall on behalf of the Company Group duly and timely file all Tax Returns required to be filed with the applicable Taxing Authorities, pay any and all Taxes required by any Taxing Authority and duly observe and conform in all material respects, to all applicable Laws and Orders.

8.2 Commercially Reasonable Efforts to Obtain Consents. The Company shall use its commercially reasonable efforts to obtain each Company Consent set forth on Schedule 8.2 and Governmental Approval as promptly as practicable hereafter.

8.3 Termination of Investor Rights Agreement. Effective as of the Closing Date, the Company shall cause the termination of the Amended and Restated Investors’ Rights Agreement, dated as of February 7, 2017, by and among the Company and the other parties thereto.

8.4 Company Shareholder Approval. The Company will not solicit its shareholders for the Company Shareholder Approval until August 11, 2019, and the Company Shareholder Approval shall have been obtained by no later than August 19, 2019.

ARTICLE IX
COVENANTS OF ALL PARTIES HERETO

The parties hereto covenant and agree that:

9.1 Commercially Reasonable Efforts; Further Assurances; Governmental Consents.

(a) Subject to the terms and conditions of this Agreement, each party (other than the Shareholders’ Representative) shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Laws, or as reasonably requested by the other parties, to consummate and implement expeditiously each of the transactions contemplated by this Agreement, including using reasonable best efforts to (i) obtain all necessary actions, nonactions, waivers, consents, approvals and other authorizations from all applicable Authorities prior to the Effective Time, and (ii) avoid an Action or proceeding by any Authority, and (iii) execute and deliver any additional instruments necessary to consummate the transactions contemplated by this Agreement. The parties hereto (other than the Shareholders’ Representative) shall execute and deliver such other documents, certificates, agreements and other writings and take such other actions as may be necessary or desirable in order to consummate or implement expeditiously each of the transactions contemplated by this Agreement.

(b) Without limiting the generality of Section 9.1(a), each party hereto (other than the Shareholders’ Representative) agrees to, and shall cause its respective Affiliates to, make as promptly as practicable any filings or notifications required to be made by it under any other applicable antitrust, competition, or trade regulation Law and to supply as promptly as practicable to the appropriate Authority any additional information and documentary material that may be requested by such Authority pursuant to the applicable antitrust, competition, or trade regulation Law.

(c) Subject to applicable Law, each of the Company and Purchaser agrees to (i) cooperate and consult with the other regarding obtaining and making all notifications and filings with Authorities, (ii) furnish to the other such information and assistance as the other may reasonably request in connection with its preparation of any notifications or filings, (iii) keep the other apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement, including promptly furnishing the other with copies of notices or other communications received by such party from, or given by such party to, any third party or any Authority with respect to such transactions, (iv) permit the other party to review and incorporate the other party’s reasonable comments in any communication to be given by it to any Authority with respect to any filings required to be made with, or action or nonactions, waivers, expirations or terminations of waiting periods, clearances, consents or orders required to be obtained from, such Authority in connection with execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and (v) to the extent reasonably practicable, consult with the other in advance of and not participate in any meeting or discussion relating to the transactions contemplated by this Agreement, either in person or by telephone, with any Authority in connection with the proposed transactions unless it gives the other party the opportunity to attend and observe; provided, however, in each of clauses (iii) and (iv) above, that materials may be redacted (A) to remove references concerning the valuation of such party and its Affiliates, (B) as necessary to comply with contractual arrangements or applicable Laws, and (C) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns.

9.2 Compliance with SPAC Agreements. The Company and Purchaser shall comply with each of the agreements set forth on Schedule 9.2.

9.3 Cooperation with SEC Statements.

(a) Notwithstanding anything in this Agreement to the contrary, it is understood and agreed that as soon as reasonably practicable, but in no event later than five (5) Business Days after receiving all necessary information relating to the Company from the Company for inclusion in the Proxy Statement, the Purchaser shall prepare and file with the SEC the Proxy Statement, or such other form, statement, or report as may be required under the United States federal securities laws (such Proxy Statement, or such other report or form, whether in preliminary or definitive form, and any amendments or supplements thereto, the “SEC Statement”) for the purpose of seeking the Purchaser Stockholder Approval. Each party (other than the Shareholders’ Representative) shall use its reasonable best efforts to resolve all SEC comments on the SEC Statement as promptly as practicable after such filing, and Purchaser and the Company shall take all action reasonably required (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process) to be taken under any applicable state securities Laws in connection with the issuance of Purchaser Common Stock pursuant to the terms of this Agreement. Each of Purchaser and the Company shall furnish all information as may be reasonably requested by the other parties in connection with any such action and the preparation, filing and distribution of the SEC Statement and any Other Filing. As promptly as practicable after all SEC comments on the SEC Statement shall have been resolved, Purchaser shall use its reasonable best efforts to cause the SEC Statement to be mailed to its stockholders as of the record date for the Purchaser Stockholder Meeting.

(b) The Company shall provide Purchaser with all reasonable information concerning the business of the Company Group and the management, operations and financial condition of the Company Group as is required by the SEC for inclusion in the SEC Statements (“Company Information”), including, all financial statements required by relevant securities laws and regulations (the “Required Company Financial Statements”), which shall be prepared under such accounting principles and for such periods as required by the forms, rules and regulations of the SEC or as requested by the SEC in connection with its review of the SEC Statement or any Other Filing. Subject to the Company’s review and approval of any SEC Statement including Company Information and the consent of the Company’s auditor to the inclusion of the Required Company Financial Statements in any SEC Statement (in each case, such approval or consent not to be unreasonably withheld, conditioned or delayed), the Company acknowledges and agrees that Company Information (including the Required Company Financial Statements), or summaries thereof or extracts therefrom, may be included in the SEC Statement and any other filings required under the Exchange Act, Securities Act or any other United States federal, foreign or blue sky laws (“Other Filings”). In connection therewith, each of Purchaser and the Company shall instruct their respective employees, counsel, financial advisors, auditors and other authorized representatives to reasonably cooperate with the other parties and their respective employees, counsel, financial advisors, auditors and other authorized representatives as relevant if required to achieve the foregoing. No filing of, or amendment or supplement to, the SEC Statement or any Other Filing will be made (in each case including documents incorporated by reference therein) by either Purchaser or the Company without providing the other with a reasonable opportunity to review and comment thereon. Notwithstanding the foregoing, neither the Company nor the Purchaser will file any SEC Statement or Other Filings without the other party’s approval (such approval not to be unreasonably withheld, conditioned or delayed).

Purchaser and the Company will advise the other parties hereto promptly after it receives any oral or written request by the SEC for amendment of the SEC Statement or Other Filings, as applicable, or comments thereon and responses thereto or requests by the SEC for additional information and each party will promptly provide the other with copies of any written communication between it or any of its representatives, on the one hand, and the SEC, any state securities commission or their respective staffs, on the other hand, with respect to the SEC Statement or the Merger. Purchaser and the Company shall use their respective reasonable best efforts, after consultation with each other, to resolve all such requests or comments with respect to the SEC Statement or Other Filings as promptly as reasonably practicable after receipt thereof. Without limiting the generality of the foregoing, each of Purchaser and the Company shall cooperate with each other in the preparation of each of SEC Statement and Other Filing and each of Purchaser and the Company shall furnish the other with all information concerning it and its Affiliates as the requesting party (after consulting with counsel) may deem reasonably necessary or advisable in connection with the preparation of the SEC Statement or Other Filings, as applicable. Purchaser and the Company shall notify each other promptly of the time when the SEC Statement shall be declared definitive, of the issuance of any stop order or suspension of the qualification of the Purchaser Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the SEC Statement, Other Filings or for additional information.

(c) As of the date of the filing of any SEC Statement with the SEC or Other Filing, none of the Company Information, Required Company Financial Statements or other financial information supplied by the Company in connection with the SEC Statement or Other Filing shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made, not misleading.

(d) If at any time prior to the Effective Time any information relating to Purchaser or the Company or any of their respective Affiliates, directors, officers or stockholders, should be discovered by Purchaser or the Company which should be set forth in an amendment or supplement to either the SEC Statement or Other Filings, so that any such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to Purchaser’s stockholders.

9.4 Confidentiality. Except as necessary to complete the Proxy Statement or any other SEC Statements or Other Filings, the Company, on the one hand, and Purchaser and Merger Sub, on the other hand, shall hold and shall cause their respective representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of Law, all documents and information concerning the other party furnished to it by such other party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (a) previously known by the party to which it was furnished, (b) in the public domain through no fault of such party or (c) later lawfully acquired from other sources, which source is not the agent of the other party, by the party to which it was furnished), and each party shall not release or disclose such information to any other person, except its representatives in connection with this Agreement. In the event that any party believes that it is required to disclose any such confidential information pursuant to applicable Laws, to the extent legally permissible, such party shall give timely written notice to the other party so that such party may have an opportunity to obtain a protective order or other appropriate relief. Each party shall be deemed to have satisfied its obligations to hold confidential information concerning or supplied by the other party if it exercises the same care as it takes to preserve confidentiality for its own similar information. The parties acknowledge that some previously confidential information will be required to be disclosed in the Proxy Statement and any other SEC Statements and Other Filings. Notwithstanding anything in this Agreement to the contrary, following the Closing, the Shareholders’ Representative shall be permitted to disclose information as required by Law or to employees, advisors, agents or consultants of the Shareholders’ Representative and to the Company Securityholders, in each case who have a need to know such information, provided that such persons are subject to confidentiality obligations with respect thereto.

9.5 Directors’ and Officers’ Indemnification and Liability Insurance.

(a) All rights to indemnification for acts or omissions occurring through the Closing Date now existing in favor of the current directors and officers of the Company and the Purchaser as provided in their respective organizational documents or in any indemnification agreements shall survive the applicable Merger and shall continue in full force and effect in accordance with their terms.

(b) Prior to the Closing Date, Purchaser shall purchase a directors and officers tail liability insurance policy, with respect to claims arising from facts and events that occurred prior to the Closing Date.

(c) The provisions of this Section 9.5 are intended to be for the benefit of, and shall be enforceable by, each Person who will have been a director or officer of the Company or the Purchaser for all periods ending on or before the Closing Date and may not be changed with respect to any officer or director without his or her written consent.

(d) Prior to the Effective Time, the Company shall be permitted to obtain and fully pay the premium for a seven year prepaid “tail” policy for the extension of the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ liability insurance policies, for claims reporting or discovery period of seven years from and after the Effective Time, on terms and conditions providing coverage retentions, limits and other material terms substantially equivalent to the current policies of directors’ and officers’ liability insurance maintained by the Company with respect to matters arising on or before the Effective Time, covering without limitation the transactions contemplated hereby. After the Effective Time, Purchaser shall cause such “tail” policy to be maintained in full force and effect, for its full term, and shall honor all of its obligations thereunder, and no party shall have any other obligation to purchase or pay for any insurance hereunder.

9.6 Execution of Offer Letters with Senior Management. The Company will identify members of the senior management team and will execute an offer letter or other employment related agreement with each such senior management member, in such form and terms as agreed upon by the Company.

9.7 Repayment of Purchaser Indebtedness and other Liabilities. Prior to or concurrent with the Closing, Purchaser shall repay and extinguish all expenses, Indebtedness and other liabilities without any further Liability to the Company or Purchaser, and shall deliver, at least five (5) Business Days prior to the Closing Date, executed waivers, payoff letters or final invoices, as applicable, from each vendor, lender, creditor, noteholder or other counterparty to which such expenses, Indebtedness or other liabilities, including those liabilities required to be set forth on Schedule 6.17.

9.8 Equity Financing.

(a) Purchaser and the Company shall use their commercially reasonable efforts to cause the immediately available funds contained in the Trust Account (net of any Purchaser Redemption Amount) available for release to Purchaser immediately following the Closing, plus the immediately available funds contained in the New Investment Escrow Account available for release to Purchaser immediately following the Closing, if any, that have been deposited into the New Investment Escrow Account pursuant to the Third Party Purchase Agreements to equal or exceed Thirty Million Dollars ($30,000,000).

(b) Purchaser and the Company shall use their commercially reasonable efforts to cause the immediately available funds contained in the New Investment Escrow Account available for release to Purchaser immediately following the Closing that have been deposited into the New Investment Escrow Account pursuant to the Company Securityholder Purchase Agreements to equal or exceed Twenty Million Dollars ($20,000,000).

9.9 Certain Tax Matters. Purchaser and the Company shall use its reasonable best efforts to cause the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Neither Purchaser nor the Company shall take any action, or fail to take any action, that could reasonably be expected to cause the Merger to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Purchaser and the Company intend to report and, except to the extent otherwise required by a change in Law, shall report, for U.S. federal income tax purposes, the Merger as a “reorganization” within the meaning of Section 368(a) of the Code, unless otherwise required by applicable Law.

9.10 Founder Share Cancellation. If the Aggregate Investment Amount is less than Seventy Million Dollars ($70,000,000), Chardan Investments LLC agrees to forfeit a number of whole shares of Purchaser Common Stock equal to: (a) Five Hundred Thousand (500,000) shares of Purchaser Common Stock; multiplied by (b) the quotient of: (i) the absolute value of the difference between Seventy Million Dollars ($70,000,000) minus the Aggregate Investment Amount; divided by (ii) Twenty Million Dollars ($20,000,000), rounded to the nearest whole share;

provided, however, that in no event will Chardan Investments LLC be required to forfeit more than Five Hundred Thousand (500,000) shares of Purchaser Common Stock pursuant to this Section 9.10.

9.11 Equity Incentive Plan. Prior to the Closing, the Company shall amend the Equity Incentive Plan (or adopt a new equity incentive plan having the same effect that will be assumed by Purchaser as of the Effective Time), to include: (a) an “evergreen” provision that will provide for an automatic increase on an annual basis in the number of shares available for issuance under the Equity Incentive Plan (or such new equity incentive plan) equal to an amount as determined by the compensation committee of the Company, not to exceed on an annual basis four percent (4%) of the total number of shares of Purchaser Common Stock then-issued and outstanding; and (b) such other terms are customary for a company whose securities are traded on the NYSE American or any similar exchange in the United States of America.

ARTICLE X
CONDITIONS TO CLOSING

10.1 Condition to the Obligations of the Parties. The obligations of all of the parties to consummate the Closing are subject to the satisfaction of all the following conditions:

(a) No provisions of any applicable Law, and no Order shall restrain or prohibit or impose any condition on Closing;

(b) At least fifty (50) days shall have elapsed after the filing of the Merger Proposal with the Registrar of Companies and at least thirty (30) days shall have elapsed after the approval of the Merger by the shareholders of each of the Company and Merger Sub, and the Certificate of Merger shall have been received from the Registrar of Companies;

(c) Any Governmental Approvals shall have been obtained;

(d) There shall not be any Action brought by any governmental Authority to enjoin or otherwise restrict the consummation of the Closing;

(e) The Purchaser’s initial listing application with the NYSE American in connection with the transactions contemplated hereby shall have been approved, immediately following the Closing Purchaser shall satisfy any applicable initial and continuing listing requirements of the NYSE American and Purchaser shall not have received any notice of non-compliance therewith, and the Purchaser Common Stock shall have been approved for listing on the NYSE American, subject to completion of the Merger; and

(f) Each of the Purchaser Stockholder Approval and the Company Shareholder Approval shall have been obtained.

10.2 Conditions to Obligations of Purchaser and Merger Sub. The obligation of Purchaser and Merger Sub to consummate the Closing is subject to the satisfaction, or the waiver at Purchaser’s sole and absolute discretion, of all the following further conditions:

(a) The Company shall have duly performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date.

(b) All of the representations and warranties of the Company contained in this Agreement and in any certificate delivered by the Company pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall: (i) be true and correct at and as of the date of this Agreement, or, (ii) if otherwise specified, when made or when deemed to have been made, and (iii) be true and correct as of the Closing Date, except in the case of (i), (ii) and (iii) for any inaccuracies in such representations and warranties which would not in the aggregate reasonably be expected to have a Material Adverse Effect.

(c) There shall have been no continuing event, change or occurrence which individually or together with any other event, change or occurrence, would reasonably be expected to have a Material Adverse Effect.

(d) Purchaser shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of the Company to the effect set forth in clauses (a) through (c) of this Section 10.2 (the “Company Certificate”).

(e) Purchaser shall have received the Financial Statements.

(f) Purchaser shall have received (i) a copy of the Charter Documents certified as of a recent date by the Secretary of State or similar official of its jurisdictions of organization, (ii) copies of resolutions duly adopted by the board of directors of the Company and by vote or consent of the Shareholders authorizing this Agreement, the Additional Agreements and the transactions contemplated hereby and thereby, and (iii) a certificate of the Secretary of the Company certifying as to signatures of the officer(s) executing this Agreement and any certificate or document to be delivered pursuant hereto, together with evidence of the incumbency of such Secretary.

(g) Each of the Voting Agreement, Registration Rights Agreement and Escrow Agreement shall have been duly executed and delivered by each party thereto other than Purchaser.

(h) The immediately available funds contained in the New Investment Escrow Account available for release to Purchaser immediately following the Closing that have been deposited into the New Investment Escrow Account pursuant to the Company Securityholder Purchase Agreements shall equal or exceed Twenty Million Dollars ($20,000,000).

10.3 Conditions to Obligations of the Company. The obligations of the Company to consummate the Closing is subject to the satisfaction, or the waiver at the Company’s discretion, of all of the following further conditions:

(a) (i) The Purchaser and Merger Sub shall each have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, (ii) the representations and warranties of Purchaser and Merger Sub contained in this Agreement, and in any certificate or other writing delivered by the Purchaser pursuant hereto, disregarding all qualifications and expectations contained therein relating to materiality shall be true and correct in all respects at and as of the Closing Date, as if made at and as of such date, except for any inaccuracies in such representations and warranties which would not in the aggregate reasonably be expected to have a material adverse effect on the Purchaser or on Purchaser’s ability to consummate the transactions contemplated by this Agreement and the Additional Agreements, and (iii) the Company shall have received a certificate signed by an authorized officer of the Purchaser to the foregoing effect.

(b) Purchaser shall have executed and delivered to the Company a copy of each Additional Agreement to which it is a party.

(c) The Shareholder Designees shall have been appointed to the board of directors of the Purchaser, effective as of the Closing.

(d) The Aggregate Investment Amount shall equal or exceed Fifty Million Dollars ($50,000,000) in the aggregate.

(e) Purchaser shall have delivered to the Company executed payoff letters for all Indebtedness, expenses and other liabilities of Purchaser that remain unpaid as of immediately prior to the Closing.

(f) The aggregate amount of Indebtedness, expenses and other liabilities of Purchaser that remain unpaid as of immediately prior to the Closing is less than $1,000,000.

(g) The daily volume weighted average price of a share of Purchaser Common Stock for the 10 trading days immediately preceding the Closing Date shall equal at least Nine Dollars and Fifty Cents ($9.50).

(h) The immediately available funds contained in the New Investment Escrow Account available for release to Purchaser immediately following the Closing that have been deposited into the New Investment Escrow Account pursuant to the Company Securityholder Purchase Agreements shall equal or exceed Twenty Million Dollars ($20,000,000).

ARTICLE XI
INDEMNIFICATION

11.1 Indemnification of Purchaser. From and after the Closing, the Escrow Participants hereby agree to indemnify and hold harmless Purchaser against and in respect of any actual and direct out-of-pocket loss, cost, payment, demand, penalty, forfeiture, expense, liability, judgment, deficiency or damage (including actual costs of investigation and attorneys’ fees and other costs and expenses) (all of the foregoing collectively, “Losses”) incurred or sustained by Purchaser as a result of: (a) any breach or inaccuracy of any of the representations, warranties set forth in Article V (as modified by the Schedules) or in the Company Certificate, in each case as of the Closing Date, and (b) any breach or nonfulfillment of any covenants of the Company contained in this Agreement to be performed prior to the Closing Date. Notwithstanding anything in this Agreement to the contrary, the maximum liability of the Escrow Participants under this Agreement, including this Article XI, or otherwise in connection with the transactions contemplated by this Agreement shall in no event exceed an amount equal to: (i) the Escrow Share Value, multiplied by (ii) the Escrow Shares (the “Indemnifiable Loss Limit”). The Purchaser shall not be entitled to indemnification pursuant to this Section 11.1 unless and until the aggregate amount of Losses to Purchaser equals at least $1,246,875 (the “Basket”), at which time, subject to the Indemnifiable Loss Limit, the Purchaser shall be entitled to indemnification for any Losses above the Basket, less $124,687.50 per Loss. The Escrow Participants shall have no liability or obligation to indemnify any Purchaser or any other Indemnified Party under this Agreement with respect to the breach or inaccuracy of any representation, warranty, covenant or agreement based on any matter, fact or circumstance known to Purchaser or any of its representatives or disclosed in the information set out in any Schedule to this Agreement.

11.2 Procedure. The following shall apply with respect to all claims by the Purchaser (an “Indemnified Party”) for indemnification pursuant to this Article XI:

(a) An Indemnified Party shall give the Shareholders’ Representative prompt notice (an “Indemnification Notice”) of any third-party action with respect to which such Indemnified Party seeks indemnification pursuant to Section 11.1 or 11.2 (a “Third-Party Claim”), which shall describe in reasonable detail the Loss that has been or may be suffered by the Indemnified Party. The failure to give the Indemnification Notice shall not impair any of the rights or benefits of such Indemnified Party under Sections 11.1 or 11.2, except to the extent such failure prejudices the ability of the Escrow Participants (any of such parties, “Indemnifying Parties”) to defend such claim or increases the amount of such liability.

(b) In the case of any Third-Party Claims as to which indemnification is sought by any Indemnified Party, such Indemnified Party shall be entitled, at the sole expense and liability of the Escrow Participants, to exercise full control of the defense, compromise or settlement of any Third-Party Claim unless the Shareholders’ Representative, within a reasonable time after the giving of an Indemnification Notice by the Indemnified Party (but in any event within twenty (20) Business Days thereafter), shall notify such Indemnified Party in writing of the intention of the Shareholders’ Representative to assume the defense thereof.

(c) If the Indemnifying Parties assume the defense of any such Third-Party Claim pursuant to Section 11.3(b), then the Indemnified Party shall cooperate with the Indemnifying Parties in any manner reasonably requested in connection with the defense, and the Indemnified Party shall have the right to be kept fully informed by the Indemnifying Parties and their legal counsel with respect to the status of any legal proceedings, to the extent not inconsistent with the preservation of attorney-client or work product privilege. If the Indemnifying Parties so assume the defense of any such Third-Party Claim the Indemnified Party shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of such Indemnified Party unless (i) the Indemnifying Parties have agreed to pay such fees and expenses, or (ii) the named parties to any such Third-Party Claim (including any impleaded parties) include an Indemnified Party and an Indemnifying Party and such Indemnified Party shall have been advised by its counsel that there may be a conflict of interest between such Indemnified Party and the Indemnifying Parties in the conduct of the defense thereof, and in any such case the reasonable documented out-of-pocket fees and expenses of one separate counsel of the Indemnified Party shall be borne by the Indemnifying Parties subject to the limitations set forth in this Article XI.

(d) If the Indemnifying Parties elect to assume the defense of any Third-Party Claim pursuant to Section 11.3(b), the Indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless the Indemnifying Parties withdraw from the defense of such Third-Party Claim, or unless a judgment is entered against the Indemnified Party for such liability by an Authority of competent jurisdiction. If the Indemnifying Parties do not elect to defend, or if, after commencing or undertaking any such defense, the Indemnifying Parties withdraw such defense, the Indemnified Party shall have the right to undertake the defense or settlement thereof, at the Indemnifying Parties’ expense subject to the limitations set forth in this Article XI. In the event the Indemnified Party retains control of the Third-Party Claim, the Indemnified Party will not settle the subject claim without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld or delayed.

(e) If the Indemnified Party undertakes the defense of any such Third-Party Claim pursuant to Section 11.1 or 11.2 and proposes to settle the same prior to a final judgment thereon or to forgo appeal with respect thereto, then the Indemnified Party shall give the Indemnifying Parties prompt written notice thereof and the Indemnifying Parties shall have the right to participate in the settlement, assume or reassume the defense thereof or prosecute such appeal, in each case at the Indemnifying Parties’ expense. The Indemnifying Parties shall not, without the prior written consent of such Indemnified Party settle or compromise or consent to entry of any judgment with respect to any such Third-Party Claim (i) in which any relief other than the payment of money damages is or may be sought against such Indemnified Party, (ii) in which such Third-Party Claim could be reasonably expected to impose or create a monetary liability on the part of the Indemnified Party (such as an increase in the Indemnified Party’s income Tax) other than the monetary claim of the third party in such Third-Party Claim being paid pursuant to such settlement or judgment, or (iii) which does not include as an unconditional term thereof the giving by the claimant, person conducting such investigation or initiating such hearing, plaintiff or petitioner to such Indemnified Party of a release from all liability with respect to such Third-Party Claim and all other actions (known or unknown) arising or which might arise out of the same facts.

(f) Following the Closing, the disinterested members of the board of directors of the Purchaser shall have the authority to institute and prosecute any claims for indemnification hereunder in good faith on behalf of the Purchaser to enforce the terms of this Agreement.

11.3 Escrow of Escrow Shares by Escrow Participants. The Company hereby authorizes the Purchaser to deliver the Escrow Shares into escrow (the “Escrow Fund”) pursuant to the Escrow Agreement. For purposes of this Article XI, the Escrow Shares are valued at the greater of: (i) $10.00 per share; or (ii) the Purchaser Redemption Amount (the “Escrow Share Value”).

(a) Escrow Shares. Payment of Dividends; Voting. Any dividends, interest payments, or other distributions of any kind made in respect of the Escrow Shares will be delivered promptly to the Escrow Agent to be held in escrow (the “Escrow Income”). Each Escrow Participant shall be entitled to vote such Escrow Participant’s Escrow Pro Rata Portion of the Escrow Shares on any matters to come before the shareholders of the Purchaser. It is intended that for U.S. federal income tax purposes that while the Escrow Shares are held by the Escrow Agent, the Escrow Participants shall be treated owners of the Escrow Shares, and to the extent required by Applicable Law, the Escrow Agent shall report in a manner consistent with such treatment.

(b) Distribution of Escrow Shares. At the times provided for in Section 11.3(d), the Escrow Shares shall be distributed to each Escrow Participant in accordance with such Escrow Participant’s Escrow Pro Rata Portion. The Purchaser will take such action as may be necessary to cause such certificates to be issued in the names of the appropriate persons. Certificates representing Escrow Shares so issued that are subject to resale restrictions under applicable securities laws will bear a legend to that effect. No fractional shares shall be released and delivered from the Escrow Fund and all fractional shares shall be rounded to the nearest whole share.

(c) Assignability. No Escrow Shares or any beneficial interest therein may be pledged, sold, assigned or transferred, including by operation of law, by the Escrow Participants or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of the Escrow Participants, prior to the delivery to such Escrow Participants of the Escrow Fund by the Escrow Agent as provided herein.

(d) Release from Escrow Fund. As soon as practicable, but in no event later than five (5) Business Days, following expiration of the Survival Period (the “Release Date”), the Escrow Shares will be released from escrow to the Escrow Participants (in accordance with such Escrow Participant’s Escrow Pro Rata Portion) less the number of Escrow Shares (at an assumed value equal to the Escrow Share Value per Escrow Share) reasonably necessary to serve as security for Losses set forth in any Indemnification Notice delivered by the Purchaser prior to the expiration of the Survival Period that remain pending and unresolved. Prior to the Release Date, the

Shareholders’ Representative and the Purchaser shall jointly issue to the Escrow Agent a certificate executed by each of them instructing the Escrow Agent to release such number of Escrow Shares (in accordance with such Escrow Participant’s Escrow Pro Rata Portion) determined in accordance with this Section 11.4(d). Promptly, but in no event later than five (5) Business Days, following the resolution in accordance with the provisions of this Article XI of any claim(s) for indemnification that remain unresolved as of the Release Date the Shareholders’ Representative and the Purchaser shall jointly issue to the Escrow Agent a certificate executed by each of them instructing the Escrow Agent to release to each Escrow Participant (in accordance with such Escrow Participant’s Escrow Pro Rata Portion) the number of Escrow Shares retained in escrow following the resolution of such claim(s) and not released to Purchaser.

11.4 Payment of Indemnification. In the event that Purchaser is entitled to any indemnification for any Losses pursuant to this Agreement or otherwise in connection with the transactions contemplated by this Agreement, the Purchaser’s sole and exclusive remedy for such Losses shall be the recovery of a number of shares of Purchaser Common Stock from the Escrow Shares having a value equal to the Losses that have been finally determined to be owing to the Purchaser in accordance with this Article XI (at an assumed value equal to the Escrow Share Value per Escrow Share), in each case, subject to the limitations set forth in this Article XI. Any payments to Purchaser from the Escrow Shares will be treated as a reduction in the number of shares of Purchaser Common Stock issued to the Escrow Participants for U.S. federal income tax purposes.

11.5 Insurance. In calculating amounts of Losses payable to an Indemnified Party hereunder, the amount of any indemnified Losses shall be determined net of amounts actually recovered under any insurance policy or other third party reimbursement actually received.

11.6 Survival of Indemnification Rights. The representations and warranties of the Company shall survive until six (6) months (the “Survival Period”) following the Closing. The covenants of the Company contained in this Agreement to be performed prior to Closing shall expire and be of no further force or effect as of the Closing, provided, that claims for breach or nonfulfillment thereof shall survive until the expiration of the Survival Period. The indemnification to which any Indemnified Party is entitled from the Indemnifying Parties pursuant to Section 11.1 for Losses shall be effective so long as it is asserted prior to the expiration of the Survival Period; provided, that in the event that any Indemnification Notice shall have been given in accordance with the provisions of this Agreement prior to the expiration of the Survival Period and such claim has not been finally resolved by the expiration of the Survival Period, the representations, warranties, covenants, agreements or obligations that are the subject of such Indemnifications Notice shall survive solely for purposes of resolving such claim until such matters are finally resolved. The parties acknowledge that the time periods set forth in this Section 11.6 for the assertion of claims under this Agreement are the result of arms’-length negotiation among the parties and that they intend for the time periods to be enforced as agreed by the parties without regard to the applicable statute of limitations with respect to such matters and that the 20 year statute of limitations contemplated by Title 10 of Section 8106(c) of the Delaware Code shall not apply to this Agreement.

11.7 Sole and Exclusive Remedy. The remedies provided in this Article XI and the rights to enforce the Additional Agreements in accordance with their terms shall be deemed the sole and exclusive remedies of the Indemnified Parties, from and after the Closing Date, with respect to any and all claims arising out of or related to this Agreement or in connection with the transactions contemplated hereby, except nothing in this Agreement (i) will limit the parties’ rights to seek injunctive relief or other equitable remedies, (ii) would prevent Purchaser from bringing an action for fraud (with scienter) against the Person who committed such Fraud (with scienter) or (iv) limit the right of any Person to pursue remedies under any Additional Agreement against the parties thereto.

ARTICLE XII
DISPUTE RESOLUTION

12.1 Arbitration.

(a) The parties shall promptly submit any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance, or enforcement of this Agreement) or any alleged breach thereof (including any action in tort, contract, equity, or otherwise), to binding arbitration before one arbitrator (the “Arbitrator”). Binding arbitration shall be the sole means of resolving any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance or enforcement of this Agreement) or any alleged breach thereof (including any claim in tort, contract, equity, or otherwise).

(b) If the parties cannot agree upon the Arbitrator, the Arbitrator shall be selected by the New York, New York chapter head of the American Arbitration Association upon the written request of any Party. The Arbitrator shall be selected within thirty (30) days of the written request of any party.

(c) Except with respect to matters set forth in Article II that relate to the effectuation of the Merger, which are exclusively governed by the Law of the State of Israel, the laws of the State of Delaware shall apply to any arbitration hereunder. In any arbitration hereunder, this Agreement shall be governed by the laws of the State of Delaware applicable to a contract negotiated, signed, and wholly to be performed in the State of Delaware, which laws the Arbitrator shall apply in rendering his decision. The Arbitrator shall issue a written decision, setting forth findings of fact and conclusions of law, within sixty (60) days after he shall have been selected. The Arbitrator shall have no authority to award punitive or other exemplary damages.

(d) The arbitration shall be held in New York, New York in accordance with and under the then-current provisions of the rules of the American Arbitration Association, except as otherwise provided herein.

(e) On application to the Arbitrator, any party shall have rights to discovery to the same extent as would be provided under the Federal Rules of Civil Procedure, and the Federal Rules of Evidence shall apply to any arbitration under this Agreement; provided, however, that the Arbitrator shall limit any discovery or evidence such that his decision shall be rendered within the period referred to in Section 12.1(c).

(f) The Arbitrator may, at his discretion and at the expense of the party who will bear the cost of the arbitration, employ experts to assist him in his determinations.

(g) The costs of the arbitration proceeding and any proceeding in court to confirm any arbitration award or to obtain relief as provided in Section 12.1(h), as applicable (including actual attorneys’ fees and costs), shall be borne by the unsuccessful party (if the Shareholders’ Representative, then solely on behalf of the Company Securityholders) and shall be awarded as part of the Arbitrator’s decision, unless the Arbitrator shall otherwise allocate such costs in such decision. The determination of the Arbitrator shall be final and binding upon the parties and not subject to appeal.

(h) Any judgment upon any award rendered by the Arbitrator may be entered in and enforced by any court of competent jurisdiction. The parties expressly consent to the non-exclusive jurisdiction of the courts (Federal and state) in Delaware, to enforce any award of the Arbitrator or to render any provisional, temporary, or injunctive relief in connection with or in aid of the Arbitration. The parties expressly consent to the personal and subject matter jurisdiction of the Arbitrator to arbitrate any and all matters to be submitted to arbitration hereunder. None of the parties hereto shall challenge any arbitration hereunder on the grounds that any party necessary to such arbitration (including the parties hereto) shall have been absent from such arbitration for any reason, including that such party shall have been the subject of any bankruptcy, reorganization, or insolvency proceeding.

(i) The parties (in the case of the Shareholders’ Representative, solely on behalf of the Company Securityholders) shall indemnify the Arbitrator and any experts employed by the Arbitrator and hold them harmless from and against any claim or demand arising out of any arbitration under this Agreement or any agreement contemplated hereby, unless resulting from the gross negligence or willful misconduct of the person indemnified.

(j) Notwithstanding anything herein to the contrary, the parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. The parties expressly consent to the non-exclusive jurisdiction of the courts (Federal and state) in Delaware to render such relief and to enforce specifically the terms and provisions of this Agreement.

12.2 Waiver of Jury Trial; Exemplary Damages.

(a) THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY ACTION OF ANY KIND OR NATURE, IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT. NO PARTY SHALL BE AWARDED PUNITIVE OR OTHER EXEMPLARY DAMAGES RESPECTING ANY DISPUTE ARISING UNDER THIS AGREEMENT.

(b) Each of the parties to this Agreement acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective party and that such party has discussed the legal consequences and import of this waiver with legal counsel. Each of the parties to this Agreement further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

ARTICLE XIII
TERMINATION

13.1 Termination Without Default.

(a) In the event that the Closing of the transactions contemplated hereunder has not occurred by October 31, 2019 (the “Outside Closing Date”); provided, that if the SEC has not declared the Proxy Statement effective on or prior to September 30, 2019, the Outside Closing Date shall be automatically extended to November 30, 2019, and no material breach of this Agreement by the party (i.e., the Purchaser or the Merger Sub, on one hand, or the Company, on the other hand) seeking to terminate this Agreement shall have occurred or have been made (as provided in Section 13.2 hereof), Purchaser or the Company shall have the right, at its sole option, to terminate this Agreement without liability to the other party. Such right may be exercised by Purchaser or the Company, as the case may be, giving written notice to the other at any time after the Outside Closing Date.

(b) In the event an Authority shall have issued an Order, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which Order is final and non-appealable, Purchaser or the Company shall have the right, at its sole option, to terminate this Agreement without liability to the other party.

13.2 Termination Upon Default.

(a) The Purchaser may terminate this Agreement by giving notice to the Company on or prior to the Closing Date, without prejudice to any rights or obligations Purchaser may have, if: (i) the Company shall have breached any representation, warranty, agreement or covenant contained herein to be performed on or prior to the Closing Date, which has rendered the satisfaction of any of the conditions set forth in Section 10.2 impossible; and (ii) such breach shall not be cured by the earlier of the Outside Closing Date and thirty (30) days following receipt by the Company of a written notice from Purchaser describing in reasonable detail the nature of such breach.

(b) The Company may terminate this Agreement by giving notice to Purchaser, without prejudice to any rights or obligations the Company may have, if: (i) Purchaser shall have breached any of its covenants, agreements, representations, and warranties contained herein to be performed on or prior to the Closing Date, which has rendered the satisfaction of any of the conditions set forth in Section 10.3 impossible; and (ii) such breach shall not be cured by the earlier of the Outside Closing Date and thirty (30) days following receipt by Purchaser of a written notice from the Company describing in reasonable detail the nature of such breach.

13.3 Effect of Termination. If this Agreement is terminated pursuant to this Article XIII, this Agreement shall become void and of no effect without liability of any party (or any shareholder, director, officer, employee, Affiliate, agent, consultant or representative of such party) to the other party hereto; provided that, if such termination shall result from the willful breach by a party of its covenants and agreements hereunder or fraud, such party shall be fully liable for any and all liabilities and damages incurred or suffered by the other party as a result of such failure. The provisions of Section 9.4, Article XII, this Section 13.3 and Article XIV shall survive any termination hereof pursuant to this Article XIII.

ARTICLE XIV
MISCELLANEOUS

14.1 Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00PM on a business day, addressee’s day and time, on the date of delivery, and otherwise on the first business day after such delivery; (b) if by fax, on the date that transmission is confirmed electronically, if by 4:00PM on a business day, addressee’s day and time, and otherwise on the first business day after the date of such confirmation; (c) if email, on the date of transmission; or (d) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

if to the Company (or, following the Closing, the Surviving Corporation), to:

BiomX Ltd.

7 Sapir St.

Ness Ziona,

Israel, 7414002

Attn: Jonathan Solomon

Fax: TBD

e-mail: jonathans@biomx.com

with a copy to (which shall not constitute notice):

Mayer Brown LLP

1221 Avenue of the Americas

New York, NY 10020

United States of America

Attn.:    Anna T. Pinedo

Phyllis G. Korff

Email:    APinedo@mayerbrown.com

PKorff@mayerbrown.com

and a copy to (which shall not constitute notice):

Shy S. Baranov, Adv.

Zysman, Aharoni, Gayer & Co.

41-45 Rothschild Blvd., Beit Zion

Tel Aviv, 6578401, Israel

Email: sbaranov@zag-sw.com

if to the Shareholders’ Representative, or to the Company Securityholders after Closing, to:

Shareholder Representative Services LLC

950 17th Street, Suite 1400

Denver, CO 80202

Attn: Managing Director

Fax: (303) 623-0294

Email: deals@srsacquiom.com

if to the Purchaser or Merger Sub:

Chardan Healthcare Acquisition Corp.

17 State Street, 21st Floor

New York, NY 10004

Attn: Jonas Grossman

Fax:

e-mail:grossmanj@chardanspac.com

to (which shall not constitute notice):

Loeb & Loeb LLP
345 Park Ave
New York, NY 10154

Attention: Giovanni Caruso

Fax: (212) 937-3943

e-mail: gcaruso@loeb.com

to (which shall not constitute notice):

Meitar Liquornik Geva Leshem Tal

16 Abba Hillel Road

Ramat Gan, Israel

Attention: Mike Rimon, Adv.

Email: mrimon@meitar.com

14.2 Amendments; No Waivers; Remedies.

(a) This Agreement cannot be amended, except by a writing signed by each party, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

(b) Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a party waives or otherwise affects any obligation of that party or impairs any right of the party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(c) Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.

(d) Notwithstanding anything else contained herein, neither shall any party seek, nor shall any party be liable for, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

14.3 Arm’s length bargaining; no presumption against drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the parties, and no such relationship otherwise exists. No presumption in favor of or against any party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

14.4 Publicity. Except as required by law or applicable stock exchange rules and except with respect to the Additional Purchaser SEC Documents, the parties agree that neither they nor their agents shall issue any press release or make any other public disclosure concerning the transactions contemplated hereunder without the prior approval of the other party hereto. If a party is required to make such a disclosure as required by law or applicable stock exchange rules, the party making such determination will, if practicable in the circumstances, use reasonable commercial efforts to allow the other party reasonable time to comment on such disclosure in advance of its issuance. Notwithstanding anything in this Agreement to the contrary, following the Closing Date and the public announcement of the Merger, the Shareholders’ Representative shall be permitted to include in its marketing materials that it has been engaged to serve as the Shareholders’ Representative in connection with the Merger as long as such materials do not disclose any of the other terms of the Merger or the other transactions contemplated herein.

14.5 Expenses. The costs and expenses in connection with this Agreement and the transactions contemplated hereby shall be paid by the Purchaser after the Closing. If the Closing does not take place, each party (in the case of the Shareholders’ Representative, solely on behalf of the Company Securityholders) shall be responsible for its own expenses.

14.6 No Assignment or Delegation. No party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the written consent of the other party. Any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement.

14.7 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof, except that matters referred to in Article II that relate to the effectuation of the Merger are exclusively governed by the Law of the State of Israel.

14.8 Counterparts; facsimile signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

14.9 Entire Agreement. This Agreement together with the Additional Agreements, sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. No provision of this Agreement or any Additional Agreement may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein or any Additional Agreement, there is no condition precedent to the effectiveness of any provision hereof or thereof.

14.10 Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

14.11 Construction of certain terms and references; captions. In this Agreement:

(a) References to particular sections and subsections, schedules, and exhibits not otherwise specified are cross-references to sections and subsections, schedules, and exhibits of this Agreement.

(b) The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement, and, unless the context requires otherwise, “party” means a party signatory hereto.

(c) Any use of the singular or plural, or the masculine, feminine, or neuter gender, includes the others, unless the context otherwise requires; “including” means “including without limitation;” “or” means “and/or;” “any” means “any one, more than one, or all;” and, unless otherwise specified, any financial or accounting term has the meaning of the term under United States generally accepted accounting principles as consistently applied heretofore by the Company.

(d) Unless otherwise specified, any reference to any agreement (including this Agreement), instrument, or other document includes all schedules, exhibits, or other attachments referred to therein, and any reference to a statute or other law includes any rule, regulation, ordinance, or the like promulgated thereunder, in each case, as amended, restated, supplemented, or otherwise modified from time to time. Any reference to a numbered schedule means the same-numbered section of the disclosure schedule. Any reference in a schedule contained in the disclosure schedules delivered by a party hereunder shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) the applicable representations and warranties (or applicable covenants) that are contained in the section or subsection of this Agreement that corresponds to such schedule and any other representations and warranties of such party that are contained in this Agreement to which the relevance of such item thereto is reasonably apparent on its face. The mere inclusion of an item in a schedule as an exception to (or, as applicable, a disclosure for purposes of) a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item would have a Material Adverse Effect or establish any standard of materiality to define further the meaning of such terms for purposes of this Agreement.

(e) If any action is required to be taken or notice is required to be given within a specified number of days following a specific date or event, the day of such date or event is not counted in determining the last day for such action or notice. If any action is required to be taken or notice is required to be given on or before a particular day which is not a Business Day, such action or notice shall be considered timely if it is taken or given on or before the next Business Day.

(f) Captions are not a part of this Agreement, but are included for convenience, only.

(g) For the avoidance of any doubt, all references in this Agreement to “the knowledge or best knowledge of the Company” or similar terms shall be deemed to include the actual knowledge of Sigal Fattal, Assaf Oron and Jonathan Solomon.

14.12 Further Assurances. Each party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

14.13 Third Party Beneficiaries. Except as provided in Section 9.5 and Section 14.16, neither this Agreement nor any provision hereof confers any benefit or right upon or may be enforced by any Person not a signatory hereto.

14.14 Waiver. Reference is made to the final prospectus of the Purchaser, dated December 18, 2018 (the “Prospectus”). The Company has read the Prospectus and understands that the Purchaser has established the Trust Account for the benefit of the public shareholders of the Purchaser and the underwriters of the IPO pursuant to the Trust Agreement and that, except for a portion of the interest earned on the amounts held in the Trust Account, the Purchaser may disburse monies from the Trust Account only for the purposes set forth in the Trust Agreement. For and in consideration of the Purchaser agreeing to enter into this Agreement, each of the Company and the Shareholders’ Representative, for itself and on behalf of the Shareholders, hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account and hereby agrees that it will not seek recourse against the Trust Account for any claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Purchaser.

14.15 Shareholders’ Representative. By virtue of the adoption of this Agreement and the transactions contemplated hereby, the approval of the principal terms of the Merger, and the consummation of the Merger or participating in the Merger and receiving the benefits thereof, including the right to receive the consideration payable in connection with the Merger, each Company Securityholder shall be deemed to have appointed the designation of, and hereby designates, Shareholder Representative Services LLC as the Shareholders’ Representative for all purposes in connection with this Agreement and the agreements ancillary hereto, including, but not limited to, (i) to give and receive notices and communications to Purchaser for any purpose under this Agreement and the Additional Agreements, (ii) to agree to, negotiate, enter into settlements and compromises of and demand arbitration and comply with orders of courts and awards of arbitrators with respect to any indemnification claims (including Third-Party Claims) under Section 11.1 or, following the Closing, other disputes arising under or related to this Agreement, (iii) to enter into and deliver the Escrow Agreement on behalf of each of the Company Securityholders, (iv) to authorize or object to delivery to Purchaser of the Escrow Fund, or any portion thereof, in satisfaction of indemnification claims by the Purchaser in accordance with the provisions of the Escrow Agreement, (v) to act on behalf of Company Securityholders in accordance with the provisions of the Agreement, the securities described herein and any other document or instrument executed in connection with the Agreement and the Merger and (vi) to take all actions necessary or appropriate in the judgment of the Shareholders’ Representative for the accomplishment of the foregoing. The Shareholders’ Representative may resign at any time. Such agency may be changed by the Company Securityholders from time to time upon no less than twenty (20) days prior written notice to the Purchaser, provided, however, that the Shareholders’ Representative may not be removed unless holders of a majority of the shares of Company Capital Stock (on an as converted to Ordinary Shares and Ordinary A Shares basis) outstanding immediately prior to the Effective Time agree to such removal. Any vacancy in the position of Shareholders’ Representative may be filled by approval of the holders of a majority of the shares of Company Capital Stock (on an as converted to Ordinary Shares and Ordinary A Shares basis) outstanding immediately prior to the Effective Time. No bond shall be required of the Shareholders’ Representative. The Shareholders’ Representative will incur no liability of any kind with respect to any action or omission by the Shareholders’ Representative in connection with the Shareholders’ Representative’s services pursuant to this Agreement and any agreements ancillary hereto, except in the event of liability directly resulting from the Shareholders’ Representative’s gross negligence or willful misconduct. The Shareholders’ Representative shall not be liable for any action or omission pursuant to the advice of counsel. The Company Securityholders will indemnify, defend and hold harmless the Shareholders’ Representative from and against any and all losses, liabilities, damages, claims, penalties, fines, forfeitures, actions, fees, costs and expenses (including the fees and expenses of counsel and experts and their staffs and all expense of document location, duplication and shipment) (collectively, “Representative Losses”) arising out of or in connection with the Shareholders’ Representative’s execution and performance of this Agreement and any agreements ancillary hereto, in each case as such Representative Loss is suffered or incurred; provided, that Representative Losses shall not include costs (other than third party expenses) incurred by the Shareholders’ Representative in the ordinary course of business of the Shareholders’ Representative under the engagement letter entered into by the Shareholders’ Representative, the Company, and certain of the Company Securityholders; provided, further, that in the event that any such Representative Loss is finally adjudicated to have been directly caused by the gross negligence or willful misconduct of the Shareholders’ Representative, the Shareholders’ Representative will reimburse the Company Securityholders the amount of such indemnified Representative Loss to the extent attributable to such gross negligence or willful misconduct. If not paid directly to the Shareholders’ Representative by the Company Securityholders, any such Representative Losses may be recovered by the Shareholders’ Representative from (x) the funds in the Expense Fund, and (y) the amounts in the Escrow Fund at such time as remaining amounts would otherwise be distributable to the Company Securityholders; provided, that while this section allows the Shareholders’ Representative to be paid from the aforementioned sources of funds, this does not relieve the Company Securityholders from their obligation to promptly pay such Representative Losses as they are suffered or incurred, nor does it prevent the Shareholders’ Representative from seeking any remedies available to it at law or otherwise. In no event will the Shareholders’ Representative be required to advance its own funds on behalf of the Company Securityholders or otherwise. Notwithstanding anything in this Agreement to the contrary, any restrictions or limitations on liability or indemnification obligations of, or provisions limiting the recourse against non-parties otherwise applicable to, the Company Securityholders set forth elsewhere in this Agreement are not intended to be applicable to the indemnities provided to the Shareholders’ Representative under this section. The foregoing indemnities will survive the Closing, the resignation or removal of the Shareholders’ Representative or the termination of this Agreement. Upon the Closing, the Company will wire US$30,000 (the “Expense Fund”) to the Shareholders’ Representative, which will be used for the purposes of paying directly, or reimbursing the Shareholders’ Representative for, any third party expenses pursuant to this Agreement and the agreements ancillary hereto. The Company Securityholders will not receive any interest or earnings on the Expense Fund and irrevocably transfer and assign to the Shareholders’ Representative any ownership right that they may otherwise have had in any such interest or earnings. The Shareholders’ Representative will not be liable for any loss of principal of the Expense Fund other than as a result of its gross negligence or willful misconduct. The Shareholders’ Representative will hold these funds separate from its corporate funds, will not use these funds for its operating expenses or any other corporate purposes and will not voluntarily make these funds available to its creditors in the event of bankruptcy. As soon as practicable following the completion of the Shareholders’ Representative’s responsibilities, the Shareholders’ Representative will deliver any remaining balance of the Expense Fund to the Company. For tax purposes, the Expense Fund will be treated as having been received and voluntarily set aside by the Company at the time of Closing.

14.16 Non-Recourse. This Agreement may be enforced only against, and any dispute, claim or controversy based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought only against, the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth in this Agreement with respect to such party. No past, present or future director, officer, employee, incorporator, member, partner, shareholder, agent, attorney, advisor, lender or representative or Affiliate of any named party to this Agreement (which Persons are intended third party beneficiaries of this Section 14.16) shall have any liability (whether in contract or tort, at law or in equity or otherwise, or based upon any theory that seeks to impose liability of an entity party against its owners or Affiliates) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of such named party or for any dispute, claim or controversy based on, arising out of, or related to this Agreement or the transactions contemplated hereby, provided, that this Section 14.16 shall not apply to Section 14.15, which shall be enforceable by the Shareholders’ Representative in its entirety against the Company Securityholders.

14.17 Waiver of Conflict; Privilege.

(a) Each of the parties hereto acknowledge and agree that Goodwin Procter LLP (“Goodwin”) and Zysman, Aharoni, Gayer & Co (“ZAG”, and together with Goodwin, “Company Counsel”) have each acted as counsel to the Company in connection with the negotiation of this Agreement and consummation of the transactions contemplated hereby.

(b) Purchaser hereby consents and agrees to, and agrees to cause the Company to consent and agree to, Company Counsel representing the Shareholders’ Representative and/or any of the Company Securityholders (collectively, the “Seller Parties”) after the Closing, including with respect to disputes in which the interests of the Seller Parties may be directly adverse to Purchaser and its Affiliates (including the Company).

(c) In connection with the foregoing, Purchaser hereby irrevocably waives and agrees not to assert, and agrees to cause the Company to irrevocably waive and not to assert, any conflict of interest arising from or in connection with (i) either Company Counsel’s prior representation of the Company or (ii) either Company Counsel’s representation of the Seller Parties after the Closing.

(d) Purchaser further agrees, on behalf of itself and, after the Closing, on behalf of the Company, that all communications in any form or format whatsoever between or among any of either Company Counsel, the Company, any of the Seller Parties, or any of their respective directors, officers employees or other representatives that directly relate to the negotiation, documentation and consummation of the transactions contemplated by this Agreement or any dispute arising under this Agreement (collectively, the “Deal Communications”) shall be deemed to be retained and owned collectively by the Company Securityholders, shall be controlled by the Shareholders’ Representative on behalf of the Company Securityholders and shall not pass to or be claimed by Purchaser or the Company. All Deal Communications that are attorney-client privileged (the “Privileged Deal Communications”) shall remain privileged after the Closing and the privilege and the expectation of client confidence relating thereto shall belong solely to the Shareholders’ Representative and the Company Securityholders, shall be controlled by the Shareholders’ Representative on behalf of the Company Securityholders and shall not pass to or be claimed by Purchaser or the Company.

(e) Notwithstanding the foregoing, in the event that a dispute arises between any Indemnified Party, on the one hand, and a third party other than the Shareholders’ Representative or any Company Securityholder, on the other hand, Purchaser or the Company may assert the attorney-client privilege to prevent the disclosure of the Privileged Deal Communications to such third party; provided, however, that neither Purchaser nor the Company may waive such privilege without the prior written consent of the Shareholders’ Representative. In the event that Purchaser or the Company is legally required by an Order or otherwise to access or obtain a copy of all or a portion of the Deal Communications, Purchaser (x) shall, to the extent legally permissible, reasonably promptly notify the Shareholders’ Representative in writing (including by making specific reference to this Section), (y) agrees that the Shareholders’ Representative can seek a protective order and (z) agrees to use, at the Securityholders’ sole cost and expense, commercially reasonable efforts to assist therewith.

(f) To the extent that files or other materials maintained by either Company Counsel constitute property of its clients, only the Shareholders’ Representative and the Company Securityholders shall hold such property rights and neither Company Counsel shall have no duty to reveal or disclose any such files or other materials or any Deal Communications by reason of any attorney-client relationship between a Company Counsel, on the one hand, and the Company, on the other hand.

14.18 No Other Representations; No Reliance. NONE OF THE COMPANY, ANY COMPANY SECURITYHOLDER NOR ANY OF THEIR RESPECTIVE REPRESENTATIVES HAS MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER RELATING TO THE COMPANY OR THE BUSINESS OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT, OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE V, IN EACH CASE, AS MODIFIED BY THE SCHEDULES TO THIS AGREEMENT. Without limiting the generality of the foregoing, neither the Company, any Company Securityholder nor any of their respective representatives has made, and shall not be deemed to have made, any representations or warranties in the materials relating to the Company made available to Purchaser and its representatives, including due diligence materials, or in any presentation of the business of the Company by management of the Company or others in connection with the transactions contemplated hereby, and no statement contained in any of such materials or made in any such presentation shall be deemed a representation or warranty hereunder or otherwise or deemed to be relied upon by Purchaser or Merger Sub in executing, delivering and performing this Agreement, the Additional Agreements or the transactions contemplated hereby or thereby, in each case except for the representations and warranties set forth in Article V as modified by the Schedules to this Agreement. It is understood that any cost estimates, projections or other predictions, any data, any financial information or any memoranda or offering materials or presentations, including but not limited to, any offering memorandum or similar materials made available by the Company, any Company Securityholder or their respective representatives are not and shall not be deemed to be or to include representations or warranties of the Company or any Company Securityholder, and are not and shall not be deemed to be relied upon by Purchaser or Merger Sub in executing, delivering and performing this Agreement, the Additional Agreement and the transactions contemplated hereby or thereby, in each case except for the representations and warranties set forth in Article V, in each case, as modified by the Schedules to this Agreement. Except for the specific representations and warranties expressly made by the Company in Article V, in each case as modified by the Schedules: (i) Purchaser acknowledges and agrees that: (A) neither the Company, the Company Securityholders nor any of their respective representatives is making or has made any representation or warranty, express or implied, at law or in equity, in respect of the Company, the business, assets, liabilities, operations, prospects or condition (financial or otherwise) of the Company, the nature or extent of any liabilities of the Company, the effectiveness or the success of any operations of the Company or the accuracy or completeness of any confidential information memoranda, projections, forecasts or estimates of earnings, or other information (financial or otherwise) regarding the Company furnished to the Purchaser, Merger Sub or their respective representatives or made available to Purchaser and its representatives in any “data rooms,” “virtual data rooms,” management presentations or any other form in expectation of, or in connection with, the transactions contemplated hereby, or in respect of any other matter or thing whatsoever; and (B) no representative of any Company Securityholder or the Company has any authority, express or implied, to make any representations, warranties or agreements not specifically set forth in Article V of this Agreement and subject to the limited remedies herein provided; (ii) Purchaser specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any Person, and acknowledges and agrees that the Company Securityholders and the Company have specifically disclaimed and do hereby specifically disclaim any such other representation or warranty made by any Person; and (iii) none of the Company, the Company Securityholders nor any other Person shall have any liability to Purchaser or any other Person with respect to any such other representations or warranties, including without limitation projections, forecasts, estimates, plans or budgets of future revenue, expenses or expenditures, future results of operations, future cash flows or the future financial condition of the Company or the future business, operations or affairs of the Company.

[The remainder of this page intentionally left blank; signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Purchaser:
CHARDAN HEALTHCARE ACQUISITION CORP.
By:	/s/ Jonas Grossman
Name: Jonas Grossman
Title: Chief Executive Officer
Merger Sub:
CHAC MERGER SUB LTD.
By:	/s/ Jonas Grossman
Name: Jonas Grossman
Title: Director
Company:
BIOMX LTD.
By:	/s/ Jonathan Solomon
Name: Jonathan Solomon
Title: Chief Executive Officer
Shareholders’ Representative:
SHAREHOLDER REPRESENTATIVE SERVICES LLC, solely in its capacity as the Shareholders’ Representative
By:	/s/ Sam Riffe
Name: Sam Riffe
Title: Managing Director
Solely for the purposes of Section 9.10
CHARDAN INVESTMENTS LLC
By:	/s/ Jonas Grossman
Name: Jonas Grossman
Title: Managing Director

Annex B

CHARDAN HEALTHCARE ACQUISITION CORP.

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made as of July 16, 2019 by and among Chardan Healthcare Acquisition Corp., a Delaware corporation (the “Company”), BiomX Ltd., an Israeli company (“BiomX”), Chardan Investments, LLC (“Chardan”) and each of the individuals and entities set forth on the signature page hereto (each a “Voting Party” and collectively, the “Voting Parties”). For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, the Company, BiomX, CHAC Merger Sub Ltd., an Israeli company (“Merger Sub”), and Shareholder Representative Services LLC, as the representative of the shareholders of the Company (the “Shareholders’ Representative”) entered into a Merger Agreement, dated July 16, 2019 (the “Merger Agreement”); and

WHEREAS, each of the Voting Parties, currently owns, or on closing of the transactions contemplated by the Merger Agreement, will own, shares of the Company’s capital stock, and wishes to provide for orderly elections of the Company’s board of directors as described herein.

NOW THEREFORE, in consideration of the foregoing and of the promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Agreement to Vote. During the term of this Agreement, each Voting Party agrees to vote all securities of the Company that may vote in the election of the Company’s directors that such Voting Party owns from time to time (hereinafter referred to as the “Voting Shares”) in accordance with the provisions of this Agreement, whether at a regular or special meeting of stockholders or any class or series of stockholders or by written consent.

2. Election of Boards of Directors.

2.1 Voting. During the term of this Agreement, each Voting Party agrees to vote all Voting Shares in such manner as may be necessary to elect (and maintain in office) as members of the Company’s Board of Directors the following persons:

(a) Two (2) person(s) (each a “Chardan Designee”) designated by Chardan to serve for two (2) years from the Closing Date (as defined in the Merger Agreement); and

(b) Five (five) person(s) (each a “Stockholder Designee,” and collectively, the “Stockholder Designees”) designated below, which may be subsequently (following Closing) changed by the Shareholders’ Representative; and

2.2 Initial Designees. The initial Chardan Designees are Jonas Grossman and Gbola Amusa. The initial Stockholder Designees are Jonathan Solomon, Yaron Breski, Erez Chimovitz, Robbie Woodman and one vacancy.

2.3 Size of the Board. The parties hereto agree that they shall, and that they shall cause their respective designees to, maintain the size of the Company’s Board of Directors at seven (7) persons for two (2) years from the Closing Date.

2.4 Obligations; Removal of Directors; Vacancies. The obligations of the Voting Parties pursuant to this Section 2 shall include any stockholder vote to amend the Company’s Amended and Restated Certificate of Incorporation as required to effect the intent of this Agreement. Each of the Voting Parties and the Company agree not to take any actions that would contravene or materially and adversely affect the provisions of this Agreement and the intention of the parties with respect to the composition of the Company’s Board of Directors as herein stated. The parties acknowledge that the fiduciary duties of each member of the Company’s Board of Directors are to the Company’s stockholders as a whole. In the event any director elected pursuant to the terms hereof ceases to serve as a member of the Company’s Board of Directors, the Company and the Voting Parties agree to take all such action as is reasonable and necessary, including the voting of shares of capital stock of the Company by the Voting Parties as to which they have beneficial ownership, to cause the election or appointment of such other person designated by the Company or the Shareholders’ Representative (after Closing) , as the case may be, to the Board of Directors as may be designated on the terms provided herein.

3. Approval of Amendment to the BiomX 2015 Equity Incentive Plan. During the term of this Agreement each Voting Party agrees to vote all Voting Shares in such manner as may be necessary to approve an amended BiomX 2015 Employee Stock Option Plan (the “Equity Incentive Plan”), (or the adoption of a new equity incentive plan having the same effect) that will be assumed by Company as of the Effective Time), subject to and in accordance with Section 9.11 of the Merger Agreement.

4. Successors in Interest of the Voting Parties and the Company. The provisions of this Agreement shall be binding upon the successors in interest of any Voting Party with respect to any of such Voting Party’s Voting Shares or any voting rights therein, unless such shares are sold into the public markets. Each Voting Party shall not, and the Company shall not, permit the transfer of any Voting Party’s Voting Shares (except for sales of Voting Shares into the public markets), unless and until the person to whom such securities are to be transferred shall have executed a written agreement pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person was a Voting Party hereunder.

5. Covenants. The Company and each Voting Party agrees to take all actions required to ensure that the rights given to each Voting Party hereunder are effective and that each Voting Party enjoys the benefits thereof. Such actions include, without limitation, the use of best efforts to cause the nomination of the designees, as provided herein, for election as directors of the Company. Neither the Company nor any Voting Party will, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company or any such Voting Party, as applicable, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of each Voting Party hereunder against impairment.

6. Grant of Proxy. The parties agree that this Agreement does not constitute the granting of a proxy to any party or any other person; provided, however, that should the provisions of this Agreement be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement.

7. Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party hereto, that this Agreement shall be specifically enforceable, and that any breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach and agrees that a party’s rights would be materially and adversely affected if the obligations of the other parties under this Agreement were not carried out in accordance with the terms and conditions hereof.

8. Manner of Voting. The voting of shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

9. Termination. This Agreement shall terminate upon the first to occur of the following:

9.1 The date that is two (2) years from the Closing Date; or

9.2 immediately prior to a transaction pursuant to which a person or group other than current shareholders of the Company or the Voting Parties, or their respective affiliates, will control greater than 50% of the Company’s voting power with respect to the election of directors of the Company.

10. Amendments and Waivers. Except as otherwise provided herein, any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (a) the Company, and (b) the holders of a majority of Voting Shares then held by the Voting Parties and the Shareholders’ Representative, voting separately as a class; provided, however, that the right of the Company to nominate the Company Designee shall not be amended without the written consent of a majority in interest of the stockholders of the Company; and provided further, that the right of the Shareholders’ Representative to nominate the Stockholder Designees shall not be amended without the written consent of the Shareholders’ Representative.

11. Stock Splits, Stock Dividends, etc. In the event of any stock split, stock dividend, recapitalization, reorganization or the like, any securities issued with respect to Voting Shares held by Voting Parties shall become Voting Shares for purposes of this Agreement.

12. Severability. In the event that any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

13. Governing Law. This Agreement and the legal relations between the parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of New York without reference to its conflicts of laws provisions, except that all matters relating to the fiduciary duties of the Company’s Board of Directors shall be subject to the laws of Delaware.

14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

15. Successors and Assigns. Except as otherwise expressly provided in this Agreement, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

16. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties, and supersedes any prior agreement or understanding among the parties, with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

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This Voting Agreement is hereby executed effective as of the date first set forth above.

“COMPANY”
CHARDAN HEALTHCARE ACQUISITION CORP.,
a Delaware corporation
By:	/s/ Jonas Grossman
Name:	Jonas Grossman
Title:	President
“CHARDAN”
CHARDAN INVESTMENTS, LLC
a Delaware limited liability company
By:	/s/ Jonas Grossman
Name:	Jonas Grossman
Title:	Managing Member
“BiomX”
BIOMX LTD.,
an Israeli company
By:	/s/ Jonathan Solomon
Name:	Jonathan Solomon
Title:	Chief Executive Officer
[SHAREHOLDERS]

Annex C

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of the [•] day of [•], 2019, by and among Chardan Healthcare Acquisition Corp., a Delaware corporation (the “Company”) and the undersigned parties listed under Stockholder on the signature page hereto (each, an “Stockholder” and collectively, the “Stockholders”).

WHEREAS, pursuant to a Merger Agreement dated as of July 16, 2019 (“Merger Agreement”) by and among the Company, the Stockholders and certain other persons and entities, the Stockholders agreed to accept the Merger Shares (i.e., Common Stock of the Company) in exchange for their shares of Capital Stock of BiomX Ltd., an Israeli company (“BiomX”);

WHEREAS, pursuant to the terms of the Merger Agreement, the Company agreed to register the Merger Shares (as defined below) held by the Stockholders for resale under the Securities Act (as defined below and the Stockholders and the Company desire to enter into this Agreement to provide the Stockholders with certain rights relating to the registration of the securities held by them as of the date hereof;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS. The following capitalized terms used herein have the following meanings:

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“BiomX Securityholder Purchase Agreements” means those certain BiomX Stakeholder Stock Purchase Agreements, substantially in the form attached as an exhibit to the Merger Agreement, to be entered into among the Company, certain BiomX shareholders and persons who hold Company Securities.

“Business Combination” means the acquisition of direct or indirect ownership through a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar type of transaction, of one or more businesses or entities.

“Commission” means the Securities and Exchange Commission, or any other Federal agency then administering the Securities Act or the Exchange Act.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“Company” is defined in the preamble to this Agreement.

“Demand Registration” is defined in Section 2.1.1.

“Demanding Holder” is defined in Section 2.1.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Form S-3” is defined in Section 2.3.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Stockholder Indemnified Party” is defined in Section 4.1.

“Maximum Number of Shares” means the number of shares of Common Stock of the Company in an underwritten offering, if the managing Underwriter or Underwriters advises the Company in writing that the dollar amount or number of shares of Registrable Securities which the Stockholders desire to sell, taken together with all other shares of Common stock or other securities which the Company desires to sell and the shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual registration rights held by other stockholders of the Company who desire to sell, which exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering such maximum dollar amount or maximum number of shares.

“Merger Shares” means the shares of Common Stock of the Company issued or issuable to the Stockholders pursuant to the terms of the Merger Agreement and shares of Common Stock of the Company issued or issuable pursuant to warrants to purchase Common Stock of the Company under Section 4.1(c) of the Merger Agreement.

“Notices” is defined in Section 6.2.

“Piggy-Back Registration” is defined in Section 2.2.1.

“Prior Agreement” is defined in Section 2.2.2.

“Pro Rata” is defined in Section 2.1.4.

“Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” means (i) the Merger Shares, (ii) any shares of Common Stock acquired by the Stockholders pursuant to the BiomX Securityholder Purchase Agreements or otherwise in connection with the Business Combination and (iii) any warrants, shares of capital stock or other securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of such Merger Shares. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding, or (d) the Registrable Securities are freely saleable under Rule 144 without volume limitations.

“Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Stockholder” is defined in the preamble to this Agreement.

“Underwriter” means a securities broker-dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such broker-dealer’s market-making activities.

2. REGISTRATION RIGHTS.

2.1 Demand Registration.

2.1.1 Request for Registration. At any time and from time to time on or after the six month anniversary of the closing of the transactions contemplated by the Merger Agreement, the holders of twenty-five percent (25%) of such Registrable Securities, may make a written demand for registration under the Securities Act of all or part of their Registrable Securities (a “Demand Registration”). Any demand for a Demand Registration shall specify the number of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. The Company will within ten (10) days of the Company’s receipt of the Demand Registration notify all holders of Registrable Securities of the demand, and each holder of Registrable Securities who wishes to include all or a portion of such holder’s Registrable Securities in the Demand Registration (each such holder including shares of Registrable

Securities in such registration, a “Demanding Holder”) shall so notify the Company within fifteen (15) days after the receipt by the holder of the notice from the Company. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2.1.4 and the provisos set forth in Section 3.1.1. The Company shall not be obligated to effect more than an aggregate of two (2) Demand Registrations under this Section 2.1.1 in respect of all Registrable Securities.

2.1.2 Effective Registration. A registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders thereafter elect to continue the offering; provided, further, that the Company shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

2.1.3 Underwritten Offering. If a majority-in-interest of the Demanding Holders so elect and such holders so advise the Company as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. In such event, the right of any holder to include its Registrable Securities in such registration shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting to the extent provided herein. All Demanding Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by a majority-in-interest of the holders initiating the Demand Registration.

2.1.4 Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering advises the Company and the Demanding Holders in writing that the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other shares of Common Stock or other securities which the Company desires to sell and the shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other stockholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the Company shall include in such registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (pro rata in accordance with the number of shares that each such Demanding Holder has requested be included in such registration, regardless of the number of shares held by each such Demanding Holder (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Shares.

2.1.5 Withdrawal. If a majority-in-interest of the Demanding Holders disapprove of the terms of any underwriting or are not entitled to include all of their Registrable Securities in any offering, such majority-in-interest of the Demanding Holders may elect to withdraw from such offering by giving written notice to the Company and the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration. If the majority-in-interest of the Demanding Holders withdraws from a proposed offering relating to a Demand Registration, then such registration shall not count as a Demand Registration provided for in Section 2.1.2.2 Piggy-Back Registration.

2.2.1 Piggy-Back Rights. If at any time on or after the date of this Agreement the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for stockholders of the Company for their account (or by the Company and by stockholders of the Company), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such holders may request in writing within five (5) days following receipt of such notice (a “Piggy-Back Registration”). The Company shall cause such Registrable Securities to be included in such registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

2.2.2 Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration under this Agreement or a demand registration on behalf of other holders of the Company’s securities under that certain Registration Rights Agreement dated as of December 13, 2018 (“Prior Agreement”) that is to be an underwritten offering advises the Company and the holders of Registrable Securities hereunder in writing that the dollar amount or number of shares of Common Stock which the Company desires to sell, taken together with the shares of Common Stock, if any, as to which registration has been demanded pursuant to the Prior Agreement, the Registrable Securities as to which registration shall otherwise be required under this Section 2.2, and the shares of Common Stock, if any, as to which registration has been requested pursuant to the this Agreement and the Prior Agreement, exceeds the Maximum Number of Shares in an underwritten offering, then the Company shall include in any such registration:

a) If the registration is undertaken for the Company’s account and the Company has previously complied with a demand registration made pursuant to the Prior Agreement or the date of the initial filing of the registration statement for such offering is more than 12 months after the date of this Agreement: (A) first, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities, if any, comprised of Registrable Securities, as to which registration has been requested pursuant to the applicable piggy-back registration rights of security holders party to this Agreement, and the holders of securities under the Prior Agreement, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; and (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Shares;

(b) If the registration is undertaken for the Company’s account and the Company has not complied with a demand registration made pursuant to the Prior Agreement or the date of the initial filing of the registration statement for such offering is within 12 months of the date of this Agreement: (A) first, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), to the holders of securities party to the Prior Agreement,

(C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other securities, if any, comprised of Registrable Securities, as to which registration has been requested pursuant to the applicable piggy-back registration rights of security holders party to this Agreement, and the holders of securities under the Prior Agreement, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Shares;

c) If the registration is a “demand” registration undertaken at the demand of persons, (A) first, the shares of Common Stock or other securities for the account of the demanding persons under the Prior Agreement that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), collectively the shares of Common Stock or other securities comprised of Registrable Securities, Pro Rata, as to which registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Number of Shares; and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares.

2.2.3 Withdrawal. Any holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 3.3.

2.2.4 Unlimited Piggy-Back Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.2 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.1 hereof.

2.3 Registrations on Form S-3. The holders of Registrable Securities may at any time and from time to time, request in writing that the Company register the resale of any or all of such Registrable Securities on Form S-3 or any similar short-form registration which may be available to the Company under the Securities Act and he rules and regulations of the SEC at such time (“Form S-3”); provided, however, that the Company shall not be obligated to effect such request through an underwritten offering. Upon receipt of such written request, the Company will promptly give written notice of the proposed registration to all other holders of Registrable Securities, and, as soon as practicable thereafter, effect the registration of all or such portion of such holder’s or holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities or other securities of the Company, if any, of any other holder or holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 2.3: (i) if Form S-3 is not available for such offering; or (ii) if the holders of the Registrable Securities, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at any aggregate price to the public of less than $500,000. Registrations effected pursuant to this Section 2.3 shall not be counted as Demand Registrations effected pursuant to Section 2.1.

3. REGISTRATION PROCEDURES.

3.1 Filings; Information. Whenever the Company is required to effect the registration of any Registrable Securities pursuant to Section 2, the Company shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

3.1.1 Filing Registration Statement. The Company shall use its best efforts to, as expeditiously as possible and in any event within thirty (30) days after receipt of a request for a Demand Registration pursuant to Section 2.1, prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be Registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its best efforts to cause such Registration Statement to become effective and use its best efforts to keep it effective for the period required by Section 3.1.3; provided, however, that the Company shall have the right to defer any Demand Registration for up to thirty (30) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any Demand Registration to which such Piggy-Back Registration relates, in each case if the Company shall furnish to the holders a certificate signed by the President or Chairman of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders for such Registration Statement to be effected at such time; provided further, however, that the Company shall not have the right to exercise the right set forth in the immediately preceding proviso more than once in any 365-day period in respect of a Demand Registration hereunder.

3.1.2 Copies. The Company shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may request in order to facilitate the disposition of the Registrable Securities owned by such holders.

3.1.3 Amendments and Supplements. The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn.

3.1.4 Notification. After the filing of a Registration Statement, the Company shall promptly, and in no event more than two (2) business days after such filing, notify the holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within two (2) business days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any Registration Statement or prospectus or amendment or supplement thereto, including documents incorporated by reference, to which such holders or their legal counsel shall object.

3.1.5 State Securities Laws Compliance. The Company shall use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction.

3.1.6 Agreements for Disposition. The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the holders of Registrable Securities included in such registration statement. No holder of Registrable Securities included in such registration statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such holder’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such holder’s material agreements and organizational documents, and with respect to written information relating to such holder that such holder has furnished in writing expressly for inclusion in such Registration Statement or as otherwise provided herein.

3.1.7 Cooperation. The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential stockholders.

3.1.8 Records. The Company shall make available for inspection by the holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any of them in connection with such Registration Statement.

3.1.9 Opinions and Comfort Letters. Upon request, the Company shall furnish to each holder of Registrable Securities included in any Registration Statement a signed counterpart, addressed to such holder, of (i) any opinion of counsel to the Company delivered to any Underwriter and (ii) any comfort letter from the Company’s independent public accountants delivered to any Underwriter. In the event no legal opinion is delivered to any Underwriter, the Company shall furnish to each holder of Registrable Securities included in such Registration Statement, at any time that such holder elects to use a prospectus, an opinion of counsel to the Company to the effect that the Registration Statement containing such prospectus has been declared effective and that no stop order is in effect.

3.1.10 Earnings Statement. The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its stockholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

3.1.11 Listing. The Company shall use its best efforts to cause all Registrable Securities included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the holders of a majority of the Registrable Securities included in such registration.

3.1.12 Road Show. If the registration involves the registration of Registrable Securities involving gross proceeds in excess of $5,000,000, the Company shall use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any underwritten offering.

3.2 Obligation to Suspend Distribution. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1.4(iv), or, in the case of a resale registration on Form S-3 pursuant to Section 2.3 hereof, upon any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Company’s Board of Directors, of the ability of all “insiders” covered by such program to transact in the Company’s securities because of the existence of material non-public information, which period shall not exceed more than thirty (30) days, each holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives the supplemented or amended prospectus contemplated by Section 3.1.4(iv) or the restriction on the ability of “insiders” to transact in the Company’s securities is removed, as applicable, and, if so directed by the Company, each such holder will deliver to the Company all copies, other than permanent file copies then in such holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

3.3 Registration Expenses. The Company shall bear all costs and expenses incurred in connection with any Demand Registration pursuant to Section 2.1, Piggy-Back Registration pursuant to Section 2.2, and any registration on Form S-3 effected pursuant to Section 2.3, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.12; (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1.9); (viii) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration and (ix) the reasonable fees and expenses of one legal counsel selected by the holders of a majority-in-interest of the Registrable Securities included in such registration. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders. Additionally, in an underwritten offering, all selling stockholders and the Company shall bear the expenses of the Underwriter pro rata in proportion to the respective amount of shares each is selling in such offering.

3.4 Information. The holders of Registrable Securities shall provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the Company’s obligation to comply with Federal and applicable state securities laws. In addition, the holders of Registrable Securities shall comply with all prospectus delivery requirements under the Securities Act and applicable SEC regulations.

4. INDEMNIFICATION AND CONTRIBUTION.

4.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Stockholder and each other holder of Registrable Securities, and each of their respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls an Stockholder and each other holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an “Stockholder Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly reimburse the Stockholder Indemnified Party for any legal and any other expenses reasonably incurred by such Stockholder Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such selling holder expressly for use therein. The Company also shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each person who controls such Underwriter on substantially the same basis as that of the indemnification provided above in this Section 4.1.

4.2 Indemnification by Holders of Registrable Securities. Each selling holder of Registrable Securities will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling holder, indemnify and hold harmless the Company, each of its directors and officers and each Underwriter (if any), and each other selling holder and each other person, if any, who controls another selling holder or such Underwriter within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling holder expressly for use therein, and shall reimburse the Company, its directors and officers, and each other selling holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder.

4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

4.4 Contribution.

4.4.1 If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.4.2 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1.

4.4.3 The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5. RULE 144.

5.1 Rule 144. The Company covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

6. MISCELLANEOUS.

6.1 Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of the holders of Registrable Securities hereunder may be freely assigned or delegated by such holder of Registrable Securities in conjunction with and to the extent of any transfer of Registrable Securities by any such holder. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties, to the permitted assigns of the Stockholders or holder of Registrable Securities or of any assignee of the Stockholders or holder of Registrable Securities. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Article 4 and this Section 6.1.

6.2 Notices. All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile; provided, that if such service or transmission is not on a business day or is after normal business hours, then such notice shall be deemed given on the next business day. Notice otherwise sent as provided herein shall be deemed given on the next business day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery.

To the Company:

Chardan Healthcare Acquisition Corp.

17 State Street, Floor 21

New York, NY 10004

Attn: Jonas Grossman, President

with a copy to (which shall not constitute notice):

Loeb& Loeb LLP

345 Park Avenue

New York, NY 10154

Attention: Giovanni Caruso

To a Stockholder, to the address set forth below such Stockholder’s name on Exhibit A hereto.

6.3 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

6.4 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

6.5 Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

6.6 Modifications and Amendments. No amendment, modification or termination of this Agreement shall be binding upon the Company unless executed in writing by the Company. No amendment, modification or termination of this Agreement shall be binding upon the holders of the Registrable Securities unless executed in writing by the holders of a majority of the Registrable Securities.

6.7 Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

6.8 Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

6.9 Remedies Cumulative. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the Stockholder or any other holder of Registrable Securities may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

6.10 Governing Law. This Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed within the State of New York, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.

6.11 Waiver of Trial by Jury. Each party hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of the Stockholder in the negotiation, administration, performance or enforcement hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

COMPANY:
CHARDAN HEALTHCARE ACQUISITION CORP.
By:
Name:	Jonas Grossman
Title:	President
STOCKHOLDERS:

Annex D

CHARDAN HEALTHCARE ACQUISITION CORP.

2019 OMNIBUS LONG-TERM INCENTIVE PLAN

D-i

Chardan Healthcare Acquisition Corp.
2019 OMNIBUS LONG-TERM INCENTIVE PLAN

SECTION 1
GENERAL

1.1. Purpose. The Chardan Healthcare Acquisition Corp. 2019 Omnibus Long-Term Incentive Plan (the “Plan”) has been established by Chardan Healthcare Acquisition Corp., a Delaware corporation, (the “Company”) to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further align the interests of Participants with those of the Company’s other stockholders through compensation that is based on the Company’s shares; and thereby promote the long-term financial interest of the Company and the Related Companies including the growth in value of the Company’s shares and enhancement of long-term stockholder return. Capitalized terms in the Plan are defined in Section 2.

1.2. Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals, those persons who will be granted one or more Awards under the Plan, and thereby become “Participants” in the Plan.

1.3. Foreign Participants. In order to assure the viability of Awards granted to Participants who are subject to taxation in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such appendixes, supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Section 3.1 of the Plan.

1.4. Operation and Administration. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 7 (relating to operation and administration).

1.5. History. The Plan was adopted by the Company on September 17, subject to approval by stockholders. To the extent not prohibited by Applicable Laws, Awards which are to use shares of Stock reserved under the Plan that are contingent on the approval by the Company’s stockholders may be granted prior to that meeting contingent on such approval. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the date on which the stockholders approved the Plan.

SECTION 2
Definitions

2.1. “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 7.

2.2. “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

2.3. “Award Agreement” means the written agreement, including an electronic agreement, setting forth the terms and conditions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

2.4. “Award” means any award or benefit granted under the Plan, including, without limitation, the grant of Options and Full Value Awards.

2.5. “Board” means the Board of Directors of the Company.

2.6. “Change in Control” means the first to occur of any of the following:

(a)     the consummation of a purchase or other acquisition by any person, entity or group of persons (within the meaning of Section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions, other than an acquisition by a trustee or other fiduciary holding securities under an employee benefit plan or similar plan of the Company or a Related Company), of “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the outstanding shares of Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally;

(b)    the consummation of a reorganization, merger, consolidation, acquisition, share exchange or other corporate transaction of the Company, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding securities;

(c)     the consummation of any plan of liquidation or dissolution of the Company providing for the sale or distribution of substantially all of the assets of the Company and its Subsidiaries or the consummation of a sale of substantially all of the assets of the Company and its Subsidiaries; or

(d)    at any time during any period of two consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company’s stockholders, of each new director was approved by a vote of at least two-thirds of the directors still in office at the time of such election or nomination who were directors at the beginning of such period).

2.7. “Code” means the United States Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

2.8. “Committee” has the meaning set forth in Section 7.1.

2.9. “Common Stock” or “Stock” means the common stock of the Company.

2.10. “Company” has the meaning set forth in Section 1.1.

2.11. “Consultant” means any natural person engaged as a consultant or advisor by the Company or a Parent or Subsidiary or other Related Company (as determined by the Committee) to render bona fide services to such entity and such services are not in connection with the sale of shares of Stock in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities.

2.12. “Director” means a member of the Board.

2.13. “Eligible Individual” means any Employee, Consultant or Director; provided, however, that to the extent required by the Code, an ISO may only be granted to an Employee of the Company or a Parent or Subsidiary. An Award may be granted to an Employee, Consultant or Director, in connection with hiring, retention or otherwise, prior to the date the Employee, Consultant or Director first performs services for the Company or the Subsidiaries, provided that such Awards shall not become vested prior to the date the Employee, Consultant or Director first performs such services.

2.14. “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company or a Related Company (as determined by the Committee). Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

2.15. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.16. “Exercise Price” of each Option granted under this Plan shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted.

2.17. “Expiration Date” has the meaning set forth in Section 4.6.

2.18. “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(a)     If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the last previous trading day prior to such date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)    If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Stock will be the mean between the high bid and low asked prices for the Common Stock on the last previous trading day prior to such date of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)     In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

2.19. A “Full Value Award” is a grant of one or more shares of Stock or a right to receive one or more shares of Stock in the future, with such grant subject to one or more conditions, as determined by the Committee.

2.20. An “Incentive Stock Option” or an “ISO” is an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Section 422(b) of the Code.

2.21. A “Non-Qualified Option or an “NQO” is an Option that is not intended to be an “incentive stock option” as that term is described in Section 422(b) of the Code.

2.22. An “Option” entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Any Option granted under this Plan may be either an ISO or an NQO as determined in the discretion of the Committee.

2.23. “Outside Director” means a Director of the Company who is not an officer or employee of the Company or the Related Companies.

2.24. “Parent” means a parent corporation within the meaning of Section 424(e) of the Code.

2.25. “Participant” means the holder of an outstanding Award.

2.26. “Performance Measures” means performance goals based on any one or more of the following Company, Subsidiary, operating unit or division performance measures: (i) earnings, including, but not limited to, operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per share of Stock (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation; (x) cash flow(s); (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) cumulative earnings per share growth; (xiv) operating margin or profit margin; (xv) common stock price or total stockholder return; (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) regulatory achievements; and implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels; (xviii) the filing of a new drug application (“NDA”) or the approval of the NDA by the Food and Drug Administration, the achievement of a launch of a new drug, and research and development milestones; (xix) entry into a collaboration, development, joint venture or licensing agreement relating to product candidates or to commercialization of products; and (xx) any combination of any of the foregoing. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders equity and/or shares outstanding, investments or to assets or net assets, and may (but need not) provide for adjustments for restructurings, extraordinary, and any other unusual, non-recurring, or similar changes.

2.27. “Period of Restriction” means the period during which the transfer of shares of Stock are subject to restrictions and therefore, the shares of Stock are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

2.28. “Plan” has the meaning set forth in Section 1.1.

2.29. “Related Company” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which a controlling interest in such entity is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has, directly or indirectly, a significant interest (whether through the ownership of securities or otherwise), as determined in the discretion of the Committee.

2.30. “Securities Act” means the Securities Act of 1933, as amended.

2.31. “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

2.32. “Termination Date” means the date on which a Participant both ceases to be an employee of the Company and the Related Companies and ceases to perform material services for the Company and the Related Companies (whether as a director or otherwise), regardless of the reason for the cessation; provided that a “Termination Date” shall not be considered to have occurred during the period in which the reason for the cessation of services is a leave of absence approved by the Company or the Related Company which was the recipient of the Participant’s services; and provided, further that, with respect to an Outside Director, “Termination Date” means the date on which the Outside Director’s service as an Outside Director terminates for any reason. If, as a result of a sale or other transaction, the entity for which the Participant performs services ceases to be a Related Company (and such entity is or becomes an entity separate from the Company), the occurrence of such transaction shall be the Participant’s Termination Date. With respect to Awards that constitute deferred compensation subject to Section 409A of the Code, references to the Participant’s termination of employment (including references to the Participant’s employment termination, and to the Participant terminating employment, a Participant’s separation from service, and other similar reference) and references to a Participant’s termination as a Director (including separation from service and other similar references) shall mean the date that the Participant incurs a “separation from service” within the meaning of Section 409A of the Code.

SECTION 3
shares of Stock and plan limits

3.1. Shares of Stock and Other Amounts Subject to Plan. The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

(a)     Subject to the following provisions of this Section 3.1, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be 1,000 shares of Stock (which number includes all shares available for delivery under this Section 3.1(a) since the establishment of the Plan, determined in accordance with the terms of the Plan). Shares of Stock issued by the Company in connection with awards that are assumed or substituted in connection with a reorganization, merger, consolidation, acquisition, share exchange or other corporate transaction shall not be counted against the number of shares of Stock that may be issued with respect to Awards under the Plan.

(b)    The aggregate number of shares of Stock that may be delivered pursuant to the Plan as specified in Section 3.1(a) will automatically increase on January 1 of each year, for a period of not more than ten (10) years, commencing on January 1 of the year following the year in which the Effective Date occurs and ending on (and including) January 1, 2029, in an amount equal to four percent (4%) of the total number of shares of Stock outstanding on December 31 of the preceding calendar year. Notwithstanding the foregoing, the Committee may act prior to January 1 of a given year to provide that there will be no January 1 increase for such year or that the increase for such year will be a lesser number of Shares than provided herein.

(c)     Only shares of Stock, if any, actually delivered to the Participant or beneficiary on an unrestricted basis with respect to an Award shall be treated as delivered for purposes of the determination under Section 3.1(a) above, regardless of whether the Award is denominated in shares of Stock or cash. Consistent with the foregoing:

(i)     To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or cancelled, or the shares of Stock are not delivered on an unrestricted basis (including, without limitation, by reason of the Award being settled in cash), such shares of Stock shall not be deemed to have been delivered for purposes of the determination under Section 3.1(a) above.

(ii)    Subject to the provisions of paragraph (i) above, the total number of shares of Stock covered by an Award will be treated as delivered for purposes of this paragraph (b) to the extent payments or benefits are delivered to the Participant with respect to such shares. Accordingly (A) if shares covered by an Award are used to satisfy the applicable tax withholding obligation or Exercise Price, the number of shares held back by the Company to satisfy such withholding obligation or Exercise Price shall be considered to have been delivered; (B) if the Exercise Price of any Option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation, including shares of Stock that would otherwise be distributable upon the exercise of the Option), the number of shares tendered to satisfy such Exercise Price shall be considered to have been delivered; and (C) if shares of Stock are repurchased by the Company with proceeds received from the exercise of an option issued under this Plan, the total number of such shares repurchased shall be deemed delivered.

(d)    The shares of Stock with respect to which Awards may be made under the Plan shall be: (i) shares currently authorized but unissued; (ii) to the extent permitted by Applicable Law, shares currently held or acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions; or (iii) shares purchased in the open market by a direct or indirect wholly-owned subsidiary of the Company (as determined by the Chief Executive Officer or the Chief Financial Officer of the Company). The Company may contribute to the subsidiary or trust an amount sufficient to accomplish the purchase in the open market of the shares of Stock to be so acquired (as determined by the Chief Executive Officer or the Chief Financial Officer of the Company).

3.2. Adjustments. In the event of a corporate transaction involving the Company (including, without limitation, any share dividend, share split, extraordinary cash dividend, recapitalization, reorganization, merger, amalgamation, consolidation, share exchange split-up, spin-off, sale of assets or subsidiaries, combination or exchange of shares), the Committee shall, in the manner it determines equitable in its sole discretion, adjust Awards to reflect the transactions. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding

Awards; (iii) adjustment of the Exercise Price of outstanding Options; and (iv) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (A) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on shares of a company resulting from the transaction, and (B) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that in the case of an Option, the amount of such payment will be the excess of value of the shares of Stock subject to the Option at the time of the transaction over the Exercise Price). However, in no event shall this Section 3.2 be construed to permit a modification (including a replacement) of an Option if such modification either: (i) would result in accelerated recognition of income or imposition of additional tax under Section 409A of the Code; or (ii) would cause the Option subject to the modification (or cause a replacement Option) to be subject to Section 409A of the Code, provided that the restriction of this clause (ii) shall not apply to any Option that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Section 409A of the Code.

3.3. Plan Limitations. Subject to Section 3.2, the following additional maximums are imposed under the Plan:

(a)     The maximum number of shares of Stock that may be delivered to Participants and their beneficiaries with respect to ISOs granted under the Plan shall be 1,000 shares of Stock (which number includes all shares of Stock available for delivery under this Section 3.3(a) since the establishment of the Plan, determined in accordance with the terms of the Plan); provided, however, that to the extent that shares of Stock not delivered must be counted against this limit as a condition of satisfying the rules applicable to ISOs, such rules shall apply to the limit on ISOs granted under the Plan; [provided, further, that such limit will automatically increase on January 1 of each year, for a period of not more than ten (10) years, commencing on January 1 of the year following the year in which the Effective Date occurs and ending on (and including) January 1, 2029, in an amount equal to four percent (4%) of the total number of shares of Stock outstanding on the date that this Plan is adopted].

(b)    The maximum total annual compensation, including the value of any Awards made pursuant to this Plan (determined as of the date of grant), that may be paid or granted to any one Participant who is a member of the Board but who is not an employee of the Company or a Related Company during any one-year period for service on the Board shall be $500,000 dollars; provided, that, such limit shall be $750,000 during the first year of service for a member of the Board who is not an employee.

(c)     Notwithstanding the provisions of Sections 4.5 and 5.4 of the Plan, the Committee may grant Awards that are not subject to the minimum vesting limitations of Sections 4.5 (with respect to Options) and of Section 5.4 (with respect to Full Value Awards) in certain circumstances as determined by the Committee in its sole discretion.

SECTION 4
OPTIONS

4.1. Grant of Options. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Options to an Eligible Individual in such amounts as the Administrator, in its sole discretion, will determine. Each Option will be designated in the Award Agreement as either an ISO or an NQO. Notwithstanding a designation for a grant of Options as ISOs, however, to the extent that the aggregate Fair Market Value of the shares of Stock with respect to which ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as NQOs. For purposes of this Section 4.1, ISOs will be taken into account in the order in which they were granted, the Fair Market Value of the shares of Stock will be determined as of the time the Option with respect to such shares of Stock is granted, and calculation will be performed in accordance with Section 422 of the Code and Treasury Regulations promulgated thereunder.

4.2. Option Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the date of grant of the Option, the Exercise Price, the term of the Option, the number of shares of Stock subject to the Option, the exercise restrictions, if any, applicable to the Option, including the dates upon which the Option is first exercisable in whole and/or part, and such other terms and conditions as the Administrator, in its sole discretion, may determine.

4.3. Term of Option. The term of each Option will be stated in the Award Agreement; provided, however, that the term will be no more than 10 years from the date of grant thereof. In the case of an ISO granted to a Participant who, at the time the ISO is granted, owns capital stock representing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Parent or Subsidiary, the term of the ISO will be five years from the date of grant or such shorter term as may be provided in the Award Agreement.

4.4. Exercise Price. The Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value, if any, of a share of Stock). In addition, in the case of an ISO granted to an Employee who owns capital stock representing more than 10% of the voting power of all classes of capital stock of the Company or any Parent or Subsidiary, the per share Exercise Price will be no less than 110% of the Fair Market Value per share of Stock on the date of grant. Notwithstanding the foregoing provisions of this Section 4.4, Options may be granted with a per share Exercise Price of less than 100% of the Fair Market Value per share of Stock on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

4.5. Minimum Vesting. Notwithstanding the foregoing, and subject to Section 3.3(e), in no event shall an Option granted to any Participant become exercisable or vested prior to the first anniversary of the date on which it is granted (subject to acceleration of exercisability and vesting, to the extent permitted by the Committee, in the event of the Participant’s death, disability, Change in Control or involuntary termination).

4.6. Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 4 shall be subject to the following:

(a)     Subject to the following provisions of this Section 4.8, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in Section 4.8(c), payment may be made as soon as practicable after the exercise).

(b)    Subject to Applicable Law, the full Exercise Price shall be payable in cash, by promissory note, or by tendering, by either actual delivery of shares or by attestation, shares of Stock acceptable to the Committee (including shares otherwise distributable pursuant to the exercise of the Option), and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.

(c)     Subject to Applicable Law, if shares are publicly traded, the Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares of Stock) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

4.7. No Repricing. Except for either adjustments pursuant to Section 3.2 (relating to the adjustment of shares of Stock), or reductions of the Exercise Price approved by the Company’s stockholders, the Exercise Price for any outstanding Option may not be decreased after the date of grant nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration for the grant of a replacement Option with a lower Exercise Price. Except as approved by Company’s stockholders, in no event shall any Option granted under the Plan be surrendered to Company in consideration for a cash payment or the grant of any other Award if, at the time of such surrender, the Exercise Price of the Option is greater than the then current Fair Market Value of a share of Stock. In addition, no repricing of an Option shall be permitted without the approval of Company’s stockholders if such approval is required under the rules of any stock exchange on which Stock is listed.

SECTION 5
FULL VALUE AWARDS

5.1. Grant of Full Value Award. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Full Value Awards to Eligible Individuals in such amounts as the Administrator, in its sole discretion, will determine.

5.2. Full Value Award Agreement. Each Full Value Award will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of shares of Stock granted, and such other terms and conditions as the Administrator, in its sole discretion, may determine.

5.3. Conditions. A Full Value Award may be subject to one or more of the following, as determined by the Committee:

(a)     The grant shall be in consideration of a Participant’s previously performed services, or surrender of other compensation that may be due.

(b)    The grant shall be contingent on the achievement of performance or other objectives during a specified period.

(c)     The grant shall be subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives.

The grant of Full Value Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee.

5.4. Minimum Vesting.

(a)     Notwithstanding the foregoing, and subject to Section 3.3(e), if a Participant’s right to become vested in a Full Value Award is conditioned on the completion of a specified period of service with the Company or the Related Companies, without achievement of performance targets or other performance objectives (whether or not related to performance measures) being required as a condition of vesting, and without it being granted in lieu of other compensation, then the required period of service for vesting shall be not less than one year (subject, to the extent provided by the Committee, to acceleration of vesting in the event of the Participant’s death, disability, Change in Control or involuntary termination). The foregoing requirements shall not apply to grants that are a form of payment of earned performance awards or other incentive compensation.

(b)    Notwithstanding the foregoing, and subject to Section 3.3(e), if a Participant’s right to become vested in a Full Value Award is conditioned on the achievement of performance targets or other performance objectives (whether or not related to performance measures and whether or not such Full Value Award is designated as “Performance-Based Compensation”), then the required performance period for determining the achievement of such performance targets or other performance objectives for vesting shall be not less than one year (subject, to the extent provided by the Committee, to acceleration of vesting in the event of the Participant’s death, disability, Change in Control or involuntary termination).

SECTION 6
CHANGE IN CONTROL

6.1. Change in Control. Subject to the provisions of Section 3.2 and the authority of the Committee to take the actions permitted pursuant to Section 6.2, the occurrence of a Change in Control shall have the effect, if any, with respect to any Award as set forth in the Award Agreement or, to the extent not prohibited by the Plan or the Award Agreement, as provided by the Committee.

6.2. Committee Actions On A Change in Control. On a Change in Control, if the Plan is terminated by the Company or its successor without provision for the continuation of outstanding Awards hereunder, the Committee may cancel any outstanding Awards in return for cash payment of the current value of the Award, determined with the Award fully vested at the time of payment, provided that in the case of an Option, the amount of such payment will be the excess of value of the shares of Stock subject to the Option at the time of the transaction over the Exercise Price; provided, further, that in the case of an Option, such Option will be cancelled with no payment if, as of the Change in Control, the value of the shares of Stock subject to the Option at the time of the transaction are equal to or less than the Exercise Price. However, in no event shall this Section 6.2 be construed to permit a payment if such payment would result in accelerated recognition of income or imposition of additional tax under Section 409A of the Code.

SECTION 7
COMMITTEE

7.1. Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the “Committee”) in accordance with this Section 7. The Committee shall be selected by the Board, and shall consist of two or more members of the Board. Unless otherwise provided by the Board, the Compensation Committee of the Board shall serve as the Committee. As a committee of the Board, the Committee is subject to the overview of the Board. If the Committee does not exist, or for any other reason determined by the Board, and to the extent not prohibited by Applicable Law, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

7.2. Selection of Committee. So long as the Company is subject to Section 16 of the Exchange Act, the Committee shall be selected by the Board and shall consist of not fewer than two members of the Board or such greater number as may be required for compliance with Rule 16b-3 issued under the Exchange Act and shall be comprised of persons who are independent for purposes of applicable stock exchange listing requirements and who would meet the requirements of a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934.

7.3. Powers of Committee. The Committee’s administration of the Plan shall be subject to the following:

(a)     Subject to the provisions of the Plan, the Committee will have the authority and discretion to select individuals who shall be Eligible Individuals and who, therefore, are eligible to receive Awards under the Plan. The Committee shall have the authority to determine the time or times of receipt of Awards, to determine the types of Awards and the number of shares of Stock covered by the Awards, to establish the terms, conditions, performance targets, restrictions, and other provisions of such Awards, to cancel or suspend Awards, and to accelerate the exercisability or vesting of any Award under circumstances designated by it. In making such Award determinations, the Committee may take into account the nature of services rendered by the respective employee, the individual’s present and potential contribution to the Company’s or a Related Company’s success and such other factors as the Committee deems relevant.

(b)    To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(c)     The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and conditions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d)    Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e)     In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to applicable corporate law.

(f)     Notwithstanding any other provision of the Plan, no benefit shall be distributed under the Plan to any person unless the Committee, in its sole discretion, determines that such person is entitled to benefits under the Plan.

7.4. Delegation by Committee. Except to the extent prohibited by Applicable Law, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

7.5. Information to be Furnished to Committee. The Company, Subsidiaries and any applicable Related Company shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company, Subsidiaries and any applicable Related Company as to an employee’s or Participant’s employment (or other provision of services), termination of employment (or cessation of the provision of services), leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

7.6. Liability and Indemnification of Committee. No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall the Company or any Related Company be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Company or Related Company. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the Company against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

SECTION 8
AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the Plan, and the Board or the Committee may amend any Award Agreement, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board (or the Committee if applicable); and further provided that adjustments pursuant to Section 3.2 shall not be subject to the foregoing limitations of this Section 8; and further provided that the provisions of Section 4.7 (relating to Option repricing) cannot be amended unless the amendment is approved by the Company’s stockholders. Approval by the Company’s stockholders will be required for any material revision to the terms of the Plan, with the Committee’s determination of “material revision” to take into account the exemptions under applicable stock exchange rules. No amendment or termination shall be adopted or effective if it would result in accelerated recognition of income or imposition of additional tax under Section 409A of the Code or, except as otherwise provided in the amendment, would cause amounts that were not otherwise subject to Section 409A of the Code to become subject to Section 409A of the Code.

SECTION 9
general provisions

9.1. General Restrictions. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)     Notwithstanding any other provision of the Plan, the Company shall have no obligation to recognize an exercise of an Option or deliver any shares of Stock or make any other distribution of benefits under the Plan unless such exercise, delivery or distribution complies with all Applicable Laws (including, without limitation, the requirements of the United States Securities Act of 1933 and the securities laws of any other applicable jurisdiction), and the applicable requirements of any securities exchange or similar entity or other regulatory authority with respect to the issue of shares and securities by the Company.

(b)    To the extent that the Plan provides for issuance of share certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by Applicable Law, the By-laws of the Company.

(c)     To the extent provided by the Committee, any Award may be settled in cash rather than shares of Stock.

9.2. Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares of Stock or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee and subject to Applicable Law, such withholding obligations may be satisfied (i) through cash payment by the Participant; (ii) through the surrender of shares of Stock which the Participant already owns; or (iii) through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan (including shares otherwise distributable pursuant to the Award); provided, however, that such shares of Stock under this clause (iii) may be used to satisfy not more than the maximum individual tax rate for the Participant in applicable jurisdiction for such Participant (based on the applicable rates of the relevant tax authorities (for example, federal, state, and local), including the Participant’s share of payroll or similar taxes, as provided in tax law, regulations, or the authority’s administrative practices, not to exceed the highest statutory rate in that jurisdiction, even if that rate exceeds the highest rate that may be applicable to the specific Participant).

9.3. Grant and Use of Awards. In the discretion of the Committee, an Eligible Individual may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to an Eligible Individual. Subject to Section 4.7 (relating to repricing), Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary or a Related Company (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary or a Related Company). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary or a Related Company, including the plans and arrangements of the Company or a Subsidiary or a Related Company assumed in business combinations. Notwithstanding the provisions of Section 4.4, Options granted under the Plan in replacement for awards under plans and arrangements of the Company or a Subsidiary or a Related Company assumed in business combinations may provide for Exercise Prices that are less than the Fair Market Value of the shares of Stock at the time of the replacement grants, if the Committee determines that such Exercise Price is appropriate to preserve the economic benefit of the award. The provisions of this Section shall be subject to the provisions of Section 9.13.

9.4. Dividends and Dividend Equivalents. An Award (other than an Option) may provide the Participant with the right to receive dividend or dividend equivalent payments with respect to shares of Stock subject to the Award; provided, however, that no dividend or dividend equivalents granted in relation to Full Value Awards that are subject to vesting shall be settled prior to the date that such Full Value Award (or applicable portion thereof) becomes vested and is settled. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, will be subject to the Company’s By-laws as well as Applicable Law and further may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in share of Stock equivalents. The provisions of this Section shall be subject to the provisions of Section 9.13.

9.5. Settlement of Awards. The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. Satisfaction of any such obligations under an Award, which is sometimes referred to as “settlement” of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment or distribution, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred share of Stock equivalents. Except for Options designated at the time of grant or otherwise as intended to be subject to Section 409A of the Code, this Section 9.5 shall not be construed to permit the deferred settlement of Options, if such settlement would result in deferral of compensation under Treas. Reg. §1.409A-1(b)(5)(i)(A)(3) (except as permitted in Sections (i) and (ii) of that section). Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee. The provisions of this Section shall be subject to the provisions of Section 9.13.

9.6. Transferability. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

9.7. Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

9.8. Agreement With Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written (including electronic) document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to in the Plan as an “Award Agreement” regardless of whether any Participant signature is required.

9.9. Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary or Related Company shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by Applicable Law or applicable rules of any stock exchange) by a duly authorized officer of such company.

9.10. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

9.11. Limitation of Implied Rights.

(a)     Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary or Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary or Related Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the shares of Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary or Related Company, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary or Related Company shall be sufficient to pay any benefits to any person.

(b)    The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee or other individual the right to be retained in the employ of the Company or any Subsidiary or Related Company or the right to continue to provide services to the Company or any Subsidiary or Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights and is registered in the Company’s Register of share of stockholders.

(c)     All Stock and shares issued under any Award or otherwise are to be held subject to the provisions of the Company’s By-laws and each Participant is deemed to agree to be bound by the terms of the Company’s By-laws as they stand at the time of issue of any shares of Stock under the Plan.

9.12. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

9.13. Limitations under Section 409A. The provisions of the Plan shall be subject to the following:

(a)     Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Section 409A of the Code and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A of the Code the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A of the Code, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A of the Code.

(b)    Neither Section 9.3 nor any other provision of the Plan shall be construed to permit the grant of an Option if such action would cause the Option being granted or the option or stock appreciation right being replaced to be subject to Section 409A of the Code, provided that this Section (b) shall not apply to any Option (or option or stock appreciation right granted under another plan) being replaced that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Section 409A of the Code.

(c)     Except with respect to an Option that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Section 409A of the Code, no Option shall condition the receipt of dividends with respect to an Option on the exercise of such Award, or otherwise provide for payment of such dividends in a manner that would cause the payment to be treated as an offset to or reduction of the Exercise Price of the Option pursuant Treas. Reg. §1.409A-1(b)(5)(i)(E).

(d)    The Plan shall not be construed to permit a modification of an Award, or to permit the payment of a dividend or dividend equivalent, if such actions would result in accelerated recognition of taxable income or imposition of additional tax under Section 409A of the Code.

CHARDAN HEALTHCARE ACQUISITION CORP.
2019 OMNIBUS LONG-TERM INCENTIVE PLAN

ISRAELI APPENDIX

This Israeli Appendix (the “Appendix”) to the 2019 Omnibus Long-Term Incentive Plan (as amended from time to time, the “Plan”) of CHARDAN HEALTHCARE ACQUISITION CORP. (the “Company”) shall apply only to Participants (as defined in the Plan) who are, or are deemed to be, residents of the State of Israel for Israeli tax purposes. This Appendix is made pursuant to Section 1.3 of the Plan.

1.     GENERAL

1.1. The Committee, in its discretion, may grant Awards to eligible Participants and shall determine whether such Awards intended to be 102 Awards or 3(9) Awards. Each Award shall be evidenced by an Award Agreement, which shall expressly identify the Award type, and be in such form and contain such provisions, as the Committee shall from time to time deem appropriate.

1.2. The Plan shall apply to any Awards granted pursuant to this Appendix, provided, that the provisions of this Appendix shall supersede and govern in the case of any inconsistency or conflict, either explicit or implied, arising between the provisions of this Appendix and the Plan.

1.3. Unless otherwise defined in this Appendix, capitalized terms contained herein shall have the same meanings given to them in the Plan.

2.     DEFINITIONS.

2.1. “3(9) Award” means any Award representing a right to purchase shares of Common Stock granted by the Company to any Participant who is not an Employee pursuant to Section 3(9) of the Ordinance.

2.2. “102 Award” means any Award intended to qualify (as set forth in the Award Agreement) and which qualifies under Section 102, provided it is settled only in shares of Common Stock.

2.3. “102 Capital Gain Track Award” means any Award granted by the Company to an Employee pursuant to Section 102(b)(2) or (3) (as applicable) of the Ordinance under the capital gain track.

2.4. “102 Non-Trustee Award” means any Award granted by the Company to an Employee pursuant to Section 102(c) of the Ordinance without a Trustee.

2.5. “102 Ordinary Income Track Award” means any Award granted by the Company to an Employee pursuant to Section 102(b)(1) of the Ordinance under the ordinary income track.

2.6. “102 Trustee Awards” means, collectively, 102 Capital Gain Track Awards and 102 Ordinary Income Track Awards.

2.7. “Affiliate” means, for purpose of 102 Trustee Award, an “employing company” within the meaning and subject to the conditions of Section 102(a) of the Ordinance.

2.8. “Applicable Law” shall mean any applicable law, rule, regulation, statute, pronouncement, policy, interpretation, judgment, order or decree of any federal, provincial, state or local governmental, regulatory or adjudicative authority or agency, of any jurisdiction, and the rules and regulations of any stock exchange, over-the-counter market or trading system on which the common stock of the Company are then traded or listed.

2.9. “Controlling Stockholder” means as to such term is defined in Section 32(9) of the Ordinance.

2.10. “Election” as defined in Section 3.2 below.

2.11. “Employee” means an “employee” within the meaning of Section 102(a) of the Ordinance (which as of the date of the adoption of this Appendix means (i) an individual employed by an Israeli company being an Affiliate, and (ii) an individual who is serving and is engaged personally (and not through an entity) as an “office holder” by an Affiliate, excluding, in any event, Controlling Stockholders).

2.12. “ITA” means the Israel Tax Authority.

2.13. “Ordinance” means the Israeli Income Tax Ordinance (New Version), 1961, including the Rules and any other regulations, rules, orders or procedures promulgated thereunder, as may be amended or replaced from time to time.

2.14. “Required Holding Period” as defined in Section 3.5.1 below.

2.15. “Rules” means the Income Tax Rules (Tax Reliefs in Stock Issuance to Employees) 5763-2003.

2.16. “Section 102” means Section 102 of the Ordinance.

2.17. “Trust Agreement” means the agreement to be signed between the Company, an Affiliate and the Trustee for the purposes of Section 102.

2.18. “Trustee” means the trustee appointed by the Company’s Board of Directors and/or by the Committee to hold the Awards and approved by the ITA.

2.19. “Withholding Obligations” as defined in Section 5.5 below.

3.     102 AWARDS

3.1. Tracks. Awards granted pursuant to this Section 3 are intended to be granted as either 102 Capital Gain Track Awards or 102 Ordinary Income Track Awards. 102 Trustee Awards shall be granted subject to the special terms and conditions contained in this Section 3 and the general terms and conditions of the Plan, except for any provisions of the Plan applying to Awards under different tax laws or regulations.

3.2. Election of Track. Subject to Applicable Law, the Company may grant only one type of 102 Trustee Award at any given time to all Participants who are to be granted 102 Trustee Awards pursuant to this Appendix, and shall file an election with the ITA regarding the type of 102 Trustee Award it elects to grant before the date of grant of any 102 Trustee Award (the “Election”). Such Election shall also apply to any other securities received by any Participant as a result of holding the 102 Trustee Awards. The Company may change the type of 102 Trustee Award that it elects to grant only after the expiration of at least 12 months from the end of the year in which the first grant was made in accordance with the previous Election, or as otherwise provided by Applicable Law. Any Election shall not prevent the Company from granting 102 Non-Trustee Awards.

3.3. Eligibility for Awards. Subject to Applicable Law, 102 Awards may only be granted to Employees. Such 102 Awards may either be granted to a Trustee or granted under Section 102 without a Trustee.

3.4. 102 Award Grant Date.

(a) Each 102 Award will be deemed granted on the date determined by the Committee, subject to the provisions of the Plan, provided that (i) the Participant has signed all documents required by the Company or pursuant to Applicable Law, and (ii) with respect to any 102 Trustee Award, the Company has provided all applicable documents to the Trustee in accordance with the guidelines published by the ITA.

(b) Unless otherwise permitted by the Ordinance, any grants of 102 Trustee Awards that are made on or after the date of the adoption of the Plan and this Appendix or an amendment to the Plan or this Appendix, as the case may be, that may become effective only at the expiration of thirty (30) days after the filing of the Plan and this Appendix or any amendment thereof (as the case may be) with the ITA in accordance with the Ordinance shall be conditional upon the expiration of such 30-day period, and such condition shall be read and is incorporated by reference into any corporate resolutions approving such grants and into any Award Agreement evidencing such grants (whether or not explicitly referring to such condition), and the date of grant shall be at the expiration of such 30-day period, whether or not the date of grant indicated therein corresponds with this Section. In the case of any contradiction, this provision and the date of grant determined pursuant hereto shall supersede and be deemed to amend any date of grant indicated in any corporate resolution or Award Agreement. Nevertheless, this 30-day period may be waived subject to a special tax ruling to be obtained from the ITA and pursuant to its terms, or may not apply to any exchange of equity pursuant to a special tax ruling and its terms.

3.5. 102 Trustee Awards.

(a) Each 102 Trustee Award, each share of Common Stock issued pursuant to the grant, exercise or vesting of any 102 Trustee Award and any rights granted thereunder, shall be allocated or issued to and registered in the name of the Trustee and shall be held in trust or controlled by the Trustee (pursuant to an approval from the ITA) for the benefit of the Participant for the requisite period prescribed by the Ordinance or such longer period as set by the Committee (the “Required Holding Period”). In the event that the requirements under Section 102 to qualify an Award as a 102 Trustee Award are not met, then the Award may be treated as a 102 Non-Trustee Award or 3(9) Award (as determined by the Company), all in accordance with the provisions of the Ordinance. After the expiration of the Required Holding Period, the Trustee may release such 102 Trustee Awards and any such shares of Common Stock, provided that (i) the Trustee has received an acknowledgment from the ITA that the Participant has paid any applicable taxes due pursuant to the Ordinance, or (ii) the Trustee and/or the Company and/or the Affiliate withhold(s) all applicable taxes and compulsory payments due pursuant to the Ordinance arising from the 102 Trustee Awards and/or any shares of Common Stock issued upon exercise or (if applicable) vesting of such 102 Trustee Awards. The Trustee shall not release any 102 Trustee Awards or shares of Common Stock issued upon exercise or (if applicable) vesting thereof, or any rights received with respect to such Awards, prior to the payment in full of the Participant’s tax and compulsory payments arising from such 102 Trustee Awards and/or shares of Common Stock or the withholding referred to in (ii) above.

(b) Each 102 Trustee Award shall be subject to the relevant terms of the Ordinance, the Rules and any determinations, rulings or approvals issued by the ITA, which shall be deemed an integral part of the 102 Trustee Awards and shall prevail over any term contained in the Plan, this Appendix or the Award Agreement that is not consistent therewith. Any provision of the Ordinance, the Rules and any determinations, rulings or approvals by the ITA not expressly specified in the Plan, this Appendix or Award Agreement that are necessary to receive or maintain any tax benefit pursuant to Section 102 shall be binding on the Participant. The Participant granted a 102 Trustee Award shall comply with the Ordinance and the terms and conditions of the Trust Agreement entered into between the Company and the Trustee. The Participant shall execute any and all documents that the Company and/or the Affiliate and/or the Trustee determine from time to time to be necessary in order to comply with the Ordinance and the Rules.

(c) During the Required Holding Period, the Participant shall not release from trust or sell, assign, transfer or give as collateral, the shares of Common Stock issuable upon the exercise or (if applicable) vesting of a 102 Trustee Award and/or any securities issued or distributed with respect thereto, until the expiration of the Required Holding Period. Notwithstanding the above, if any such sale, release or other action occurs during the Required Holding Period it may result in adverse tax consequences to the Participant under Section 102 and the Rules, which shall apply to and shall be borne solely by such Participant. Subject to the foregoing, the Trustee may, pursuant to a written request from the Participant, but subject to the terms of the Plan and this Appendix, release and transfer such shares of Common Stock to a designated third party, provided that both of the following conditions have been fulfilled prior to such release or transfer: (i) payment has been made to the ITA of all taxes and compulsory payments required to be paid upon the release and transfer of the shares of Common Stock, and confirmation of such payment has been received by the Trustee and the Company, and (ii) the Trustee has received written confirmation from the Company that all requirements for such release and transfer have been fulfilled according to the terms of the Company’s corporate documents, any agreement governing the shares of Common Stock, the Plan, this Appendix, the Award Agreement and any Applicable Law.

(d) If a 102 Trustee Award is exercised or (if applicable) vested, the shares of Common Stock issued upon such exercise or (if applicable) vesting shall be issued in the name of the Trustee for the benefit of the Participant, or shall be deposited with the Trustee, or be subject to the Trustee’s control, if approved by the ITA.

(e) Upon or after receipt of a 102 Trustee Award, if required, the Participant may be required to sign an undertaking to release the Trustee from any liability with respect to any action or decision duly taken and executed in good faith by the Trustee in relation to the Plan, this Appendix, or any 102 Trustee Awards granted to such Participant hereunder.

3.6. 102 Non-Trustee Awards. The foregoing provisions of this Section 3 relating to 102 Trustee Awards shall not apply with respect to 102 Non-Trustee Awards, which shall, however, be subject to the relevant provisions of Section 102 and the applicable Rules. The Committee may determine that 102 Non-Trustee Awards, the shares of Common Stock issuable upon the exercise or (if applicable) vesting of a 102 Non-Trustee Award and/or any securities issued or distributed with respect thereto, shall be allocated or issued to the Trustee, who shall hold such 102 Non-Trustee Award and all accrued rights thereon (if any) in trust for the benefit of the Participant and/or the Company, as the case may be, until the full payment of tax arising from the 102 Non-Trustee Awards, the shares of Common Stock issuable upon the exercise or (if applicable) vesting of a 102 Non-Trustee Award and/or any securities issued or distributed with respect thereto. The Company may choose, alternatively, to require the Participant to provide the Company with a guarantee or other security, to the satisfaction of each of the Trustee and the Company, until the full payment of the applicable taxes.

3.7. Written Participant Undertaking. With respect to any 102 Trustee Award, as required by Section 102 and the Rules, by virtue of the receipt of such Award, the Participant is deemed to have undertaken and confirmed in writing the following (and such undertaking is deemed incorporated into any documents signed by the Participant in connection with the employment or service of the Participant and/or the grant of such Award). The following written undertaking shall be deemed to apply and relate to all 102 Trustee Awards granted to the Participant, whether under the Plan and this Appendix or other plans maintained by the Company, and whether prior to or after the date hereof:

(a) The Participant shall comply with all terms and conditions set forth in Section 102 with regard to the “Capital Gain Track” or the “Ordinary Income Track”, as applicable, and the applicable rules and regulations promulgated thereunder, as amended from time to time;

(b) The Participant is familiar with, and understands the provisions of, Section 102 in general, and the tax arrangement under the “Capital Gain Track” or the “Ordinary Income Track” in particular, and its tax consequences; the Participant agrees that the 102 Trustee Awards and shares of Common Stock that may be issued upon exercise or (if applicable) vesting of the 102 Trustee Awards (or otherwise in relation to the Awards), will be held by a trustee appointed pursuant to Section 102 for at least the duration of the “Holding Period” (as such term is defined in Section 102) under the “Capital Gain Track” or the “Ordinary Income Track”, as applicable. The Participant understands that any release of such 102 Trustee Awards or shares of Common Stock from trust, or any sale of the shares of Common Stock prior to the termination of the Holding Period, as defined above, will result in taxation at the marginal tax rate, in addition to deductions of appropriate social security, health tax contributions or other compulsory payments; and

(c) The Participant agrees to the trust deed signed between the Company, his employing company and the trustee appointed pursuant to Section 102.

4.     3(9) AWARDS

4.1. Awards granted pursuant to this Section 4 are intended to constitute 3(9) Awards and shall be granted subject to the general terms and conditions of the Plan, except for any provisions of the Plan applying to Awards under different tax laws or regulations. In the event of any inconsistency or contradictions between the provisions of this Section 4 and the other terms of the Plan, this Section 4 shall prevail.

4.2. To the extent required by the Ordinance or the ITA or otherwise deemed by the Committee to be advisable, the 3(9) Awards and/or any shares of Common Stock or other securities issued or distributed with respect thereto granted pursuant to the Plan and this Appendix shall be issued to a trustee nominated by the Committee in accordance with the provisions of the Ordinance. In such event, the trustee shall hold such Awards and/or any shares of Common Stock or other securities issued or distributed with respect thereto in trust, until exercised by the Participant or (if applicable) vested, and the full payment of tax arising therefrom, pursuant to the Company’s instructions from time to time as set forth in a trust agreement, which will have been entered into between the Company and the trustee. If determined by the Committee, and subject to such trust agreement, the Trustee shall be responsible for withholding any taxes to which a Participant may become liable upon issuance of shares of Common Stock, whether due to the exercise or (if applicable) vesting of Awards.

4.3. Shares of Common Stock pursuant to a 3(9) Award shall not be issued, unless the Participant delivers to the Company payment in cash or by bank check or such other form acceptable to the Committee of all withholding taxes due, if any, on account of the Participant acquiring shares of Common Stock under the Award or the Participant provides other assurance satisfactory to the Committee of the payment of those withholding taxes.

5.     AGREEMENT REGARDING TAXES; DISCLAIMER

5.1. If the Committee shall so require, as a condition of exercise of an Award or the release of shares of Common Stock by the Trustee, a Participant shall agree that, no later than the date of such occurrence, the Participant will pay to the Company (or the Trustee, as applicable) or make arrangements satisfactory to the Committee and the Trustee (if applicable) regarding payment of any applicable taxes and compulsory payments of any kind required by Applicable Law to be withheld or paid.

5.2. TAX LIABILITY. ALL TAX CONSEQUENCES UNDER ANY APPLICABLE LAW WHICH MAY ARISE FROM THE GRANT OF ANY AWARDS OR THE EXERCISE THEREOF, THE SALE OR DISPOSITION OF ANY SHARES OF COMMON STOCK GRANTED HEREUNDER OR ISSUED UPON EXERCISE OR (IF APPLICABLE) VESTING OF ANY AWARD, THE ASSUMPTION, SUBSTITUTION, CANCELLATION OR PAYMENT IN LIEU OF AWARDS OR FROM ANY OTHER ACTION IN CONNECTION WITH THE FOREGOING (INCLUDING WITHOUT LIMITATION ANY TAXES AND COMPULSORY PAYMENTS, SUCH AS SOCIAL SECURITY OR HEALTH TAX PAYABLE BY THE PARTICIPANT OR THE COMPANY IN CONNECTION THEREWITH) SHALL BE BORNE AND PAID SOLELY BY THE PARTICIPANT, AND THE PARTICIPANT SHALL INDEMNIFY THE COMPANY, THE AFFILIATE AND THE TRUSTEE, AND SHALL HOLD THEM HARMLESS AGAINST AND FROM ANY LIABILITY FOR ANY SUCH TAX OR PAYMENT OR ANY PENALTY, INTEREST OR INDEXATION THEREON. EACH PARTICIPANT AGREES TO, AND UNDERTAKES TO COMPLY WITH, ANY RULING, SETTLEMENT, CLOSING AGREEMENT OR OTHER SIMILAR AGREEMENT OR ARRANGEMENT WITH ANY TAX AUTHORITY IN CONNECTION WITH THE FOREGOING WHICH IS APPROVED BY THE COMPANY.

5.3. NO TAX ADVICE. THE PARTICIPANT IS ADVISED TO CONSULT WITH A TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING, EXERCISING OR DISPOSING OF AWARDS HEREUNDER. THE COMPANY DOES NOT ASSUME ANY RESPONSIBILITY TO ADVISE THE PARTICIPANT ON SUCH MATTERS, WHICH SHALL REMAIN SOLELY THE RESPONSIBILITY OF THE PARTICIPANT.

5.4. TAX TREATMENT. THE COMPANY DOES NOT UNDERTAKE OR ASSUME ANY LIABILITY OR RESPONSIBILITY TO THE EFFECT THAT ANY AWARD SHALL QUALIFY WITH ANY PARTICULAR TAX REGIME OR RULES APPLYING TO PARTICULAR TAX TREATMENT, OR BENEFIT FROM ANY PARTICULAR TAX TREATMENT OR TAX ADVANTAGE OF ANY TYPE AND THE COMPANY SHALL BEAR NO LIABILITY IN CONNECTION WITH THE MANNER IN WHICH ANY AWARD IS EVENTUALLY TREATED FOR TAX PURPOSES, REGARDLESS OF WHETHER THE AWARD WAS GRANTED OR WAS INTENDED TO QUALIFY UNDER ANY PARTICULAR TAX REGIME OR TREATMENT. THIS PROVISION SHALL SUPERSEDE ANY DESIGNATION OF AWARDS OR TAX QUALIFICATION INDICATED IN ANY CORPORATE RESOLUTION OR AWARD AGREEMENT, WHICH SHALL AT ALL TIMES BE SUBJECT TO THE REQUIREMENTS OF APPLICABLE LAW. THE COMPANY DOES NOT UNDERTAKE AND SHALL NOT BE REQUIRED TO TAKE ANY ACTION IN ORDER TO QUALIFY ANY AWARD WITH THE REQUIREMENTS OF ANY PARTICULAR TAX TREATMENT AND NO INDICATION IN ANY DOCUMENT TO THE EFFECT THAT ANY AWARD IS INTENDED TO QUALIFY FOR ANY TAX TREATMENT SHALL IMPLY SUCH AN UNDERTAKING. NO ASSURANCE IS MADE BY THE COMPANY OR THE AFFILIATE THAT ANY PARTICULAR TAX TREATMENT ON THE DATE OF GRANT WILL CONTINUE TO EXIST OR THAT THE AWARD WILL QUALIFY AT THE TIME OF EXERCISE OR DISPOSITION THEREOF WITH ANY PARTICULAR TAX TREATMENT. THE COMPANY AND THE AFFILIATE SHALL NOT HAVE ANY LIABILITY OR OBLIGATION OF ANY NATURE IN THE EVENT THAT AN AWARD DOES NOT QUALIFY FOR ANY PARTICULAR TAX TREATMENT, REGARDLESS WHETHER THE COMPANY COULD HAVE TAKEN ANY ACTION TO CAUSE SUCH QUALIFICATION TO BE MET AND SUCH QUALIFICATION REMAINS AT ALL TIMES AND UNDER ALL CIRCUMSTANCES AT THE RISK OF THE PARTICIPANT. THE COMPANY DOES NOT UNDERTAKE OR ASSUME ANY LIABILITY TO CONTEST A DETERMINATION OR INTERPRETATION (WHETHER WRITTEN OR UNWRITTEN) OF ANY TAX AUTHORITY, INCLUDING IN RESPECT OF THE QUALIFICATION UNDER ANY PARTICULAR TAX REGIME OR RULES APPLYING TO PARTICULAR TAX TREATMENT. IF THE AWARDS DO NOT QUALIFY UNDER ANY PARTICULAR TAX TREATMENT IT COULD RESULT IN ADVERSE TAX CONSEQUENCES TO THE PARTICIPANT.

5.5. The Company or the Affiliate may take such action as it may deem necessary or appropriate, in its discretion, for the purpose of or in connection with withholding of any taxes and compulsory payments which the Trustee, the Company or the Affiliate is required by any Applicable Law to withhold in connection with any Awards (collectively, “Withholding Obligations”). Such actions may include (i) requiring Participants to remit to the Company in cash an amount sufficient to satisfy such Withholding Obligations and any other taxes and compulsory payments, payable by the Company in connection with the Award or the exercise or (if applicable) vesting thereof; (ii) subject to Applicable Law, allowing the Participants to provide shares of Common Stock, in an amount that at such time, reflects a value that the Committee determines to be sufficient to satisfy such Withholding Obligations; (iii) withholding shares of Common Stock otherwise issuable upon the exercise of an Award at a value which is determined by the Committee to be sufficient to satisfy such Withholding Obligations; or (iv) any combination of the foregoing. The Company shall not be obligated to allow the exercise of any Award by or on behalf of a Participant until all tax consequences arising from the exercise of such Award are resolved in a manner acceptable to the Company.

5.6. Each Participant shall notify the Company in writing promptly and in any event within ten (10) days after the date on which such Participant first obtains knowledge of any tax bureau inquiry, audit, assertion, determination, investigation, or question relating in any manner to the Awards granted or received hereunder or shares of Common Stock issued thereunder and shall continuously inform the Company of any developments, proceedings, discussions and negotiations relating to such matter, and shall allow the Company and its representatives to participate in any proceedings and discussions concerning such matters. Upon request, a Participant shall provide to the Company any information or document relating to any matter described in the preceding sentence, which the Company, in its discretion, requires.

5.7. With respect to 102 Non-Trustee Awards, if the Participant ceases to be employed by the Company or any Affiliate, the Participant shall extend to the Company and/or the Affiliate with whom the Participant is employed a security or guarantee for the payment of taxes due at the time of sale of shares of Common Stock, all in accordance with the provisions of Section 102 and the Rules.

6.     RIGHTS AND OBLIGATIONS AS A STOCKHOLDER

6.1. A Participant shall have no rights as a stockholder of the Company with respect to any shares of Common Stock covered by an Award until the Participant exercises the Award, pays the exercise price therefor and becomes the record holder of the subject shares of Common Stock. In the case of 102 Awards or 3(9) Awards (if such Awards are being held by a Trustee), the Trustee shall have no rights as a stockholder of the Company with respect to the shares of Common Stock covered by such Award until the Trustee becomes the record holder for such Common Stock for the Participant’s benefit, and the Participant shall not be deemed to be a stockholder and shall have no rights as a stockholder of the Company with respect to the shares of Common Stock covered by the Award until the date of the release of such shares of Common Stock from the Trustee to the Participant and the transfer of record ownership of such shares of Common Stock to the Participant (provided however that the Participant shall be entitled to receive from the Trustee any cash dividend or distribution made on account of the shares of Common Stock held by the Trustee for such Participant’s benefit, subject to any tax withholding and compulsory payment). No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date on which the Participant or Trustee (as applicable) becomes the record holder of the shares of Common Stock covered by an Award, except as provided in the Plan.

6.2. With respect to shares of Common Stock issued upon the exercise or (if applicable) vesting of Awards hereunder, any and all voting rights attached to such Common Stock shall be subject to the provisions of the Plan, and the Participant shall be entitled to receive dividends distributed with respect to such shares of Common Stock, subject to the provisions of the Company’s Certificate of Incorporation and By-laws, as amended from time to time, and subject to any Applicable Law (after deduction of all applicable tax payments).

7.     GOVERNING LAW

7.1. This Appendix shall be governed by, construed and enforced in accordance with the laws of the State of Delaware, without reference to conflicts of law principles, except that applicable Israeli laws, rules and regulations (as amended) shall apply to any mandatory tax matters arising hereunder.

****

Annex E

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
CHARDAN HEALTHCARE ACQUISITION CORP.

Chardan Healthcare Acquisition Corp., a Delaware corporation (the “Corporation”), does hereby certify that:

First: That the Board of Directors and stockholders of the Corporation by unanimous written consent dated as of September 17, 2019, adopted resolutions setting forth an amendment to the Certificate of Incorporation of the Corporation. The resolutions setting forth the amendment are as follows:

RESOLVED, that the Corporation’s Certificate of Incorporation be amended as follows:

1) ARTICLE FIFTH is amended and restated in its entirety to read as follows:

“The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 61,000,000, of which 60,000,000 shares shall be common stock, par value $.0001 per share (“Common Stock”) and 1,000,000 shares shall be preferred stock, par value $.0001 per share (“Preferred Stock”).

a.      Preferred Stock. The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the GCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

b.      Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.”

2) ARTICLE SEVENTH is amended and restated in its entirety to read as follows:

“The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

a.      Election of directors need not be by ballot unless the by-laws of the Corporation so provide.

b.      Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the by-laws of the Corporation as provided in the by-laws of the Corporation.

c.      The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interests, or for any other reason.

d.      In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Amended and Restated Certificate of Incorporation, and to any bylaws from time to time made by the stockholders; provided, however, that no bylaw so made shall invalidate any prior act of the directors which would have been valid if such bylaws had not been made.

e.      The Board of Directors shall be divided into three classes: Class I, Class II and Class III. The number of directors in each class shall be fixed exclusively by the Board of Directors and shall be as nearly equal as possible. Following the filing of the amendment to the certificate of incorporation including this provision, the entire Board of Directors will be elected at the first Annual Meeting of Stockholders. At such first Annual Meeting of Stockholders, the directors in Class I shall be elected for a term expiring at the second Annual Meeting of Stockholders, the directors in Class II shall be elected for a term expiring at the third Annual Meeting of Stockholders and the directors in Class III shall be elected for a term expiring at the fourth Annual Meeting of Stockholders. Commencing at the second Annual Meeting of Stockholders following the filing of the amendment to the certificate of incorporation including this provision, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Except as the GCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled only by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation’s bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

Second: That, pursuant to §228 of the General Corporation Law of the State of Delaware, a written consent approving the amendment set forth above was signed by the holders of outstanding voting stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting on such date at which all shares entitled to vote thereon were present and voted.

Third: That said amendment was duly adopted in accordance with the provisions of §242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this ____ day of September 2019.

By:
Name:	Jonas Grossman
Title:	Chief Executive Officer

PRELIMINARY COPY – NOT FOR USE

PROXY
FOR THE SPECIAL MEETING OF STOCKHOLDERS
OF
CHARDAN HEALTHCARE ACQUISITION CORP.

TO BE HELD ON October 23, 2019

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder of Chardan Healthcare Acquisition Corp., a Delaware corporation (“CHAC”), hereby appoints Jonas Grossman and George Kaufman (the “Proxies”), or either of them, with the full power and authority to act as proxy of the undersigned and with full power of substitution, to vote all common stock of CHAC (the “Common Stock”) which the undersigned may be entitled to vote at the special meeting of stockholders of CHAC to be held on October 23, 2019 at 10:00 a.m., Eastern time, at the offices of Loeb & Loeb LLP, 345 Park Ave, New York, New York, 10154, and at any adjournments or postponements thereof. Such shares of Common Stock shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement/prospectus and revokes all prior proxies for said meeting.

THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” EACH PROPOSAL. PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

PRELIMINARY COPY – NOT FOR USE

PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY
IN THE ENCLOSED ENVELOPE

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☑
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4, 5 AND 6.

☐ To elect redemption rights, please check this box or see the proxy for alternative methods of electing to exercise your redemption rights. You do not need to vote on any of the proposals set out below to elect redemption rights. However, regardless of whether you elect redemption, your vote is important and we encourage you to vote on the below proposals.

PROPOSAL 1:

To approve the Merger Agreement, dated as of July 16, 2019 by and among CHAC, BiomX Ltd. and CHAC Merger Sub Ltd., an Israeli company and wholly-owned subsidiary of CHAC, and the transactions contemplated thereby. This proposal is referred to as the “Business Combination Proposal” or “Proposal No. 1.”

	☐ FOR	☐ AGAINST	☐ ABSTAIN
PROPOSAL 2:

To approve the amendment of the Amended and Restated Certificate of Incorporation of CHAC to increase the number of authorized shares of Common Stock from 30,000,000 to 60,000,000. This proposal is referred to as the “Share Increase Proposal” or “Proposal No. 2.”

	☐ FOR	☐ AGAINST	☐ ABSTAIN
PROPOSAL 3:

To approve the amendment of the Amended and Restated Certificate of Incorporation of CHAC to classify the Board of Directors into three classes. This proposal is referred to as the “Classified Board Proposal” or “Proposal No. 3,” and together with the Share Increase Proposal, they are referred to as the “Amendment Proposals.”

	☐ FOR	☐ AGAINST	☐ ABSTAIN
PROPOSAL 4:	To approve the Chardan Healthcare Acquisition Corp. 2019 Omnibus Long-Term Incentive Plan. This proposal is referred to as the “Equity Plan Adoption Proposal” or “Proposal No. 4.”
	☐ FOR	☐ AGAINST	☐ ABSTAIN
PROPOSAL 5:

To approve the issuance of more than 20% of the issued and outstanding Common Stock of CHAC pursuant to the terms of the Merger Agreement, as required by NYSE American Listed Company Guide Sections 712 and 713. This proposal is referred to as the “NYSE Proposal” or “Proposal No. 5.”

	☐ FOR	☐ AGAINST	☐ ABSTAIN
PROPOSAL 6:

To approve the adjournment of the special meeting, if necessary or advisable, in the event CHAC does not receive the requisite stockholder vote to approve the Business Combination. This proposal is called the “Business Combination Adjournment Proposal” or “Proposal No. 6.”

	☐ FOR	☐ AGAINST	☐ ABSTAIN

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF SHAREHOLDERS AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF.

This proxy is revocable and the undersigned may revoke it at any time prior to the Special Meeting of Shareholders by giving written notice of such revocation to CHAC prior to the Special Meeting of Stockholders or by filing with CHAC prior to the Special Meeting of Stockholders a later-dated proxy. Should the undersigned be present and want to vote in person at the Special Meeting of Stockholders, or at any postponement or adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to CHAC.

To change the address on your account, please check the box and indicate your new address in the address space provided below ☐

STOCKHOLDER’S SIGNATURE

Signature of Stockholder	Date
Address

Signature of Stockholder	Date
Address

Note: Please sign exactly as your name or names appear on this proxy. When Common Stock is held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

IMPORTANT: PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

PRELIMINARY COPY – NOT FOR USE